Attached to this message is a Free Writing Prospectus, dated February 21, 2006, that supersedes the information presented in each of the Free Writing
Prospectus, dated February 13, 2005 (the "Preliminary Prospectus") and the Free
Writing Prospectus, dated February 12, 2006 and any other free writing prospectuses delivered or made available prior to the date hereof. The attached
Free Writing Prospectus contains updated information with respect to the mortgage pool and the offered certificate structure.

Where information in the Preliminary Prospectus was changed, the updated information will be shown in the attached Free Writing Prospectus as underlined text (other than with respect to certain tables where the updated information will be marked by a vertical bar in the margin only). In the event that text was deleted, a single "carrot mark" will be inserted at the location of the deleted text. Throughout the attached Free Writing Prospectus, the location of updated information will be highlighted in the margin on the side of each applicable page with a vertical line.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Nomura Securities International, Inc., Banc of America Securities,
LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan
Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC
(SEC File No. 333-127668) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov (www.sec.gov) . Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury
Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement N.: 333-127668

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED PRIOR TO SALE, DATED FEBRUARY 21, 2006

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated February     , 2006)

$3,859,746,000 (Approximate)
(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2006-C23
(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.
(Depositor)

Wachovia Bank, National Association
Nomura Credit & Capital, Inc.
Artesia Mortgage Capital Corporation
(Sponsors)

You should carefully consider the risk factors beginning on page S-49 of this prospectus supplement and on page 14 of the accompanying prospectus.
Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.
The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the Sponsors, the Depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.
This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated February , 2006.

The trust fund:

•	As of March 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $4,229,859,030.

•	The trust fund will consist of a pool of 305 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation.

The certificates:

•	The trust fund will issue 29 classes of certificates.

•	Only the 13 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	Distributions on the certificates will occur on a monthly basis, commencing in April 2006.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description	Assumed Final Distribution Date(2)	CUSIP No.	Expected S&P/Moody’s Rating(3)
Class A-1	$ 105,862,000	2.503%	Fixed	October 15, 2010		AAA/Aaa
Class A-2	$ 137,307,000	3.246%	Fixed	February 15, 2011		AAA/Aaa
Class A-3	$ 62,700,000	1.482%	Fixed	January 15, 2013		AAA/Aaa
Class A-PB	$ 252,071,000	5.959%	Fixed	August 15, 2015		AAA/Aaa
Class A-4	$1,780,716,000	42.099%	Fixed(4)	January 15, 2016		AAA/Aaa
Class A-1A	$ 622,245,000	14.711%	Fixed(4)	January 15, 2016		AAA/Aaa
Class A-M	$ 422,986,000	10.000%	Fixed(4)	January 15, 2016		AAA/Aaa
Class A-J	$ 274,941,000	6.500%	Fixed(4)	February 15, 2016		AAA/Aaa
Class B	$ 37,011,000	0.875%	WAC(5)	February 15, 2016		AA+/Aa1
Class C	$ 52,873,000	1.250%	WAC(5)	February 15, 2016		AA/Aa2
Class D	$ 37,011,000	0.875%	WAC(5)	February 15, 2016		AA−/Aa3
Class E	$ 31,724,000	0.750%	WAC(6)	February 15, 2016		A+/A1
Class F	$ 42,299,000	1.000%	WAC(6)	February 15, 2016		A/A2

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-127668) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to 53.4% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates. Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately    % of the initial certificate balance of the offered certificates, plus accrued interest from March 1, 2006 before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about March 7, 2006.

WACHOVIA SECURITIES	NOMURA

Banc of America Securities LLC	Deutsche Bank Securities

Goldman, Sachs & Co.	JPMorgan

February  , 2006

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

         Commercial Mortgage Pass-Through Certificates, Series 2006-C23
                    Geographic Overview of Mortgage Pool(1)

                         [MAP OF UNITED STATES OMITTED]

    MONTANA                    NEBRASKA                   SOUTH DAKOTA
    1 property                 1 property                 1 property
    $9,645,224                 $5,175,321                 $1,993,518
    0.2% of total              0.1% of total              0.0% of total

    NORTH DAKOTA               MISSOURI                   MINNESOTA
    2 properties               4 properties               5 properties
    $6,669,249                 $108,802,606               $38,853,641
    0.2% of total              2.6% of total              0.9% of total

    IOWA                       ILLINOIS                   INDIANA
    2 properties               9 properties               9 properties
    $15,046,610                $297,191,290               $164,046,701
    0.4% of total              7.0% of total              3.9% of total

    WISCONSIN                  MICHIGAN                   PENNSYLVANIA
    8 properties               10 properties              13 properties
    $76,266,630                $72,174,988                $179,025,661
    1.8% of total              1.7% of total              4.2% of total

    OHIO                       NEW YORK                   MASSACHUSETTS
    16 properties              10 properties              3 properties
    $155,497,105               $594,545,967               $42,812,790
    3.7% of total              14.1% of total             1.0% of total

    RHODE ISLAND               NEW JERSEY                 DELAWARE
    1 property                 3 properties               1 property
    $2,475,000                 $65,723,570                $26,700,000
    0.1% of total              1.6% of total              0.6% of total

    MARYLAND                   VIRGINIA                   DISTRICT OF COLUMBIA
    6 properties               9 properties               2 properties
    $80,489,716                $46,165,377                $9,559,076
    1.9% of total              1.1% of total              0.2% of total

    WEST VIRGINIA              SOUTH CAROLINA             NORTH CAROLINA
    2 properties               4 properties               19 properties
    $4,593,000                 $29,475,008                $134,461,159
    0.1% of total              0.7% of total              3.2% of total

    GEORGIA                    FLORIDA                    ALABAMA
    9 properties               35 properties              11 properties
    $87,989,720                $281,113,497               $67,342,221
    2.1% of total              6.6% of total              1.6% of total

    KENTUCKY                   TENNESSEE                  MISSISSIPPI
    5 properties               15 properties              5 properties
    $17,991,044                $57,259,592                $20,540,940
    0.4% of total              1.4% of total              0.5% of total

    LOUISIANA                  TEXAS                      ARKANSAS
    7 properties               29 properties              1 property
    $23,411,786                $367,981,081               $3,368,139
    0.6% of total              8.7% of total              0.1% of total

    OKLAHOMA                   KANSAS                     NEW MEXICO
    5 properties               6 properties               1 property
    $41,648,139                $77,377,474                $2,496,496
    1.0% of total              1.8% of total              0.1% of total

    COLORADO                   ARIZONA                    SOUTHERN CALIFORNIA(2)
    15 properties              12 properties              22 properties
    $246,531,691               $158,368,706               $234,805,124
    5.8% of total              3.7% of total              5.6% of total

    CALIFORNIA                 NORTHERN CALIFORNIA(2)     NEVADA
    30 properties              8 properties               1 property
    $445,182,495               $210,377,371               $45,850,000
    10.5% of total             5.0% of total              1.1% of total

    UTAH                       OREGON                     WASHINGTON
    3 properties               1 property                 12 properties
    $30,538,670                $5,345,000                 $82,133,132
    0.7% of total              0.1% of total              1.9% of total

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts
    (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a mortgaged property is located in
    Northern or Southern California, Mortgaged Properties north of San Luis
    Obispo County. Kern County and San Bernardino County were included in
    Northern California and Mortgaged Properties located in or south of such counties were included in Southern California.

    [ ]  > 10.0% of Cut-Off Date Pool Balance

    [ ]  > 5.0 - 10.0% of Cut-Off Date Pool Balance

    [ ]  > 1.0 - 5.0% of Cut-Off Date Pool Balance

    [ ]  <= 1.0% of Cut-Off Date Pool Balance

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                          [PIE CHART GRAPHIC OMITTED]

                      Retail                        33.2%
                      Office                        29.5%
                      Multifamily                   17.0%
                      Hospitality                   12.4%
                      Mixed Use                      4.0%
                      Mobile Home Park               1.8%
                      Industrial                     1.1%
                      Self Storage                   0.6%
                      Land                           0.2%
                      Healthcare                     0.1%

                [2 PHOTOS OF PRIME OUTLETS POOL, VARIOUS OMITTED]

                 [PHOTO OF 1775 BROADWAY, NEW YORK, NY OMITTED]

                  [PHOTO OF HYATT CENTER, CHICAGO, IL OMITTED]

           [PHOTO OF 620 AVENUE OF THE AMERICAS, NEW YORK, NY OMITTED]

                    [PHOTO OF BELMAR, LAKEWOOD, CO OMITTED]

                  [PHOTO OF CLAY TERRACE, CARMEL, IN OMITTED]

           [PHOTO OF INTERCONTINENTAL HOTEL, KANSAS CITY, MO OMITTED]

         [PHOTO OF BRITANNIA BUSINESS CENTER I, PLEASANTON, CA OMITTED]

                [PHOTO OF MARRIOTT - IRVING, IRVING, TX OMITTED]

                [PHOTO OF DOUBLETREE HOTEL, CHICAGO, IL OMITTED]
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This prospectus supplement is being provided to you for informative purposes only in response to your specific request. The underwriters described in this prospectus supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this prospectus supplement.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-49 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-228 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in January 2045. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-4, Class A-1A, Class A-M and Class A-J certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

(5)	The pass-through rate applicable to each of the Class B, Class C and Class D certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement), minus %, respectively, for the related date.

(6)	The pass-through rate applicable to each of the Class E and Class F certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT	S-6
OVERVIEW OF THE CERTIFICATES	S-7
THE PARTIES	S-9
IMPORTANT DATES AND PERIODS	S-13
THE CERTIFICATES	S-14
THE MORTGAGE LOANS	S-34
RISK FACTORS	S-49
DESCRIPTION OF THE MORTGAGE POOL	S-95
General	S-95
Mortgage Loan Selection Process	S-96
Mortgage Loan History	S-97
Certain Terms and Conditions of the Mortgage Loans	S-97
Certain State Specific Considerations	S-103
Assessments of Property Condition	S-104
Co-Lender Loans	S-105
Mezzanine Loans	S-116
Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans	S-117
Additional Mortgage Loan Information	S-117
Twenty Largest Mortgage Loans	S-123
The Sponsors	S-124
The Depositor	S-140
The Mortgage Loan Sellers	S-140
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-141
Representations and Warranties; Repurchases and Substitutions	S-144
Repurchase or Substitution of Cross-Collateralized Mortgage Loans	S-147
Changes in Mortgage Pool Characteristics	S-148
SERVICING OF THE MORTGAGE LOANS	S-149
General	S-149
The Master Servicer	S-150
The Special Servicer	S-152
Certain Special Servicing Provisions	S-154
Servicing of the Hyatt Center Loan	S-157
Compensation and Payment of Expenses	S-158
Modifications, Waivers and Amendments	S-164
The Controlling Class Representative	S-166
Defaulted Mortgage Loans; REO Properties; Purchase Option	S-171
Inspections; Collection of Operating Information	S-173
DESCRIPTION OF THE CERTIFICATES	S-175
General	S-175
The Issuing Entity	S-175
Registration and Denominations	S-176
Certificate Balances and Notional Amounts	S-176
Pass-Through Rates	S-179
Distributions	S-182
Subordination; Allocation of Losses and Certain Expenses	S-194
P&I Advances	S-197
Appraisal Reductions	S-200
Reports to Certificateholders; Available Information	S-202

Assumed Final Distribution Date; Rated Final Distribution Date	S-207
Voting Rights	S-208
Termination	S-208
The Trustee	S-209
YIELD AND MATURITY CONSIDERATIONS	S-211
Yield Considerations	S-211
Weighted Average Life	S-214
Effect of Loan Groups	S-220
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-221
General	S-221
Taxation of the Offered Certificates	S-221
Reporting and Other Administrative Matters	S-222
ERISA CONSIDERATIONS	S-222
LEGAL INVESTMENT	S-225
CERTAIN RELATIONSHIPS AMONG PARTIES	S-225
LEGAL MATTERS	S-226
RATINGS	S-226
INDEX OF DEFINED TERMS	S-228

 SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is March 11, 2006, with respect to 289 mortgage loans, March 1, 2006, with respect to 5 mortgage loans, March 5, 2006 with respect to 1 mortgage loan and March 6, 2006 with respect to 10 mortgage loans), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Two (2) mortgage loans, the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan, are part of a split loan structure where the related companion loan that are part of the split loan structure are pari passu in right of entitlement to payment with the related mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

 OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life (years)(2)		Cash Flow or Principal Window (Mon./Yr.)(2)		Expected S&P/ Moody’s Rating(3)
Class A-1	$105,862,000	2.503%	30.000%	Fixed	%	2.69		04/06 - 10/10		AAA/Aaa
Class A-2	$137,307,000	3.246%	30.000%	Fixed	%	4.82		10/10 - 02/11		AAA/Aaa
Class A-3	$62,700,000	1.482%	30.000%	Fixed	%	6.82		11/12 - 01/13		AAA/Aaa
Class A-PB	$252,071,000	5.959%	30.000%	Fixed	%	7.55		02/11 - 08/15		AAA/Aaa
Class A-4	$1,780,716,000	42.099%	30.000%	Fixed(4)%		9.76		08/15 - 01/16		AAA/Aaa
Class A-1A	$622,245,000	14.711%	30.000%	Fixed(4)%		9.31		04/06 - 01/16		AAA/Aaa
Class A-M	$422,986,000	10.000%	20.000%	Fixed(4)%		9.86		01/16 - 01/16		AAA/Aaa
Class A-J	$274,941,000	6.500%	13.500%	Fixed(4)%		9.88		01/16 - 02/16		AAA/Aaa
Class B	$37,011,000	0.875%	12.625%	WAC(5)%		9.94		02/16 - 02/16		AA+/Aa1
Class C	$52,873,000	1.250%	11.375%	WAC(5)%		9.94		02/16 - 02/16		AA/Aa2
Class D	$37,011,000	0.875%	10.500%	WAC(5)%		9.94		02/16 - 02/16		AA−/Aa3
Class E	$31,724,000	0.750%	9.750%	WAC(6)%		9.94		02/16 - 02/16		A+/A1
Class F	$42,299,000	1.000%	8.750%	WAC(6)%		9.94		02/16 - 02/16		A/A2
Class G	$52,873,000	1.250%	7.500%	WAC(6)%			(7)		(7)	A−/A3
Class H	$52,873,000	1.250%	6.250%	WAC(6)%			(7)		(7)	BBB+/Baa1
Class J	$58,161,000	1.375%	4.875%	WAC(6)%			(7)		(7)	BBB/Baa2
Class K	$52,873,000	1.250%	3.625%	WAC(6)%			(7)		(7)	BBB−/Baa3
Class L	$10,575,000	0.250%	3.375%	Fixed(4)%			(7)		(7)	BB+/Ba1
Class M	$21,149,000	0.500%	2.875%	Fixed(4)%			(7)		(7)	BB/Ba2
Class N	$15,862,000	0.375%	2.500%	Fixed(4)%			(7)		(7)	BB−/Ba3
Class O	$10,575,000	0.250%	2.250%	Fixed(4)%			(7)		(7)	B+/B1
Class P	$15,862,000	0.375%	1.875%	Fixed(4)%			(7)		(7)	B/B2
Class Q	$15,862,000	0.375%	1.500%	Fixed(4)%			(7)		(7)	B−/B3
Class S	$63,448,029	1.500%	0.000%	Fixed(4)%			(7)		(7)	NR/NR
Class X-P	$4,069,646,000	N/A	N/A	WAC-IO(8)%			(8)		(8)	AAA/Aaa
Class X-C	$4,229,859,029	N/A	N/A	WAC-IO(8)%			(8)		(8)	AAA/Aaa

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-4, Class A-1A, Class A-M, Class A-J, Class L, Class M, Class N, Class O, Class P, Class Q and Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The pass-through rate applicable to each of the Class B, Class C and Class D certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus %, respectively, for the related date.

(6)	The pass-through rate applicable to each of the Class E, Class F, Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

 THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of March 1, 2006, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C22, under which the Hyatt Center whole loan is serviced, and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation are sponsors in this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is an affiliate of the depositor, is the master servicer and a sponsor and is an affiliate of one of the underwriters. Nomura Credit & Capital, Inc. is a sponsor and an affiliate of one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	139	$2,903,975,599	68.7%	69.2%	65.4%
Nomura Credit & Capital, Inc.	87	897,454,002	21.2	19.5	30.9
Artesia Mortgage Capital Corporation	79	428,429,428	10.1	11.2	3.7
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is our affiliate, one of the mortgage loan sellers, a sponsor and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the Hyatt Center whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. The master servicer under the 2005-C22 pooling and servicing agreement is Wachovia Bank, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Hyatt Center whole loan is specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. The special servicer under the 2005-C22 pooling and servicing agreement is CWCapital Asset Management LLC. In addition, an affiliate of the 2005-C22 special servicer will act as the controlling class representative under the 2005-C22 pooling and servicing agreement.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan other than the Hyatt Center mortgage loan, the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to each of the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan may appoint or remove the special servicer with respect to the 620 Avenue of the Americas mortgage loan and the Hohokam Towers mortgage loan, subject to certain conditions. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

The Underwriters	Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer, a sponsor, one of the mortgage loan sellers and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22, under which the Hyatt Center whole loan is serviced. Nomura Securities International, Inc. is an affiliate of Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as co-managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to 53.4% of the Class A-4 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is the master servicer and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation originated or acquired the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. In addition, an affiliate of Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower with respect to 3 mortgage loans in the event it exercises its right to convert mezzanine debt it holds on the parent of the related borrower. Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor, is an affiliate of Nomura Securities International, Inc., an underwriter for the offering of the certificates. In addition, CWCapital Asset Management LLC is the special servicer for the Hyatt Center mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 and is an affiliate of the controlling class representative under the 2005-C22 pooling and servicing agreement. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2006, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Hyatt Center whole loan (which will be serviced pursuant to the 2005-C22 pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

 IMPORTANT DATES AND PERIODS

Closing Date	On or about March 7, 2006.

Cut-Off Date	For 289 mortgage loans, representing 95.7% of the mortgage pool (226 mortgage loans in loan group 1 or 96.2% and 63 mortgage loans in loan group 2 or 92.9%), March 11, 2006, for 5 mortgage loans representing 3.0% of the mortgage pool (3.6% of loan group 1), March 1, 2006, for 1 mortgage loan, representing 0.1% of the mortgage pool (0.1% of loan group 1), March 5, 2006 and for 10 mortgage loans, representing 1.2% of the mortgage pool (2 mortgage loans in loan group 1 or 0.2% and 8 mortgage loans in loan group 2 or 7.1%), March 6, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in April 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 THE CERTIFICATES

Offered Certificates	We are offering to you the following 13 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C23 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties, (ii) 9 mortgage loans that are secured by multifamily properties and (iii) 4 mortgage loans that are secured by mobile home park properties; and

•	Loan group 2 will consist of (i) 68 mortgage loans that are secured by multifamily properties and (ii) 3 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee and the 2005-C22 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-4 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex D to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

•	for each class of these certificates, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates immediately prior to that distribution date;

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’s share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Each of the Class X-C and Class X-P certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-14 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C and Class X-P certificates:

•	first, pro rata, to the Class X-C, Class X-P, Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rate applicable to the Class X-C certificates and Class X-P certificates is described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex D to this prospectus supplement;

•	principal is distributed to each class of certificates entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates have all been reduced to zero.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, no class of Class A certificates will be subordinate to any other class of Class A certificates. The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$105,862,000	2.503%	9
Class A-2	$137,307,000	3.246%	9
Class A-3	$62,700,000	1.482%	9
Class A-PB	$252,071,000	5.959%	9
Class A-4	$1,780,716,000	42.099%	9
Class A-1A	$622,245,000	14.711%	9
Class A-M	$422,986,000	10.000%	8
Class A-J	$274,941,000	6.500%	7
Class B	$37,011,000	0.875%	6
Class C	$52,873,000	1.250%	5
Class D	$37,011,000	0.875%	4
Class E	$31,724,000	0.750%	3
Class F	$42,299,000	1.000%	2
Non-offered certificates (excluding the Class R-I, Class R-II, Class X-C, Class X-P and Class Z certificates)	$370,113,029	8.750%	1

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and therefore to the certificates, other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan. The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C23 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0236% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0005% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in March 2013, 11% to the holders of the Class X-P certificates and 89% to the holders of the Class X-C certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P	Allocation Percentage for Class X-C
6% − 5% 8% − 5%	= 33 1/3%	(100% − 33 1/3%) x 11% = 7 1/3%	(100% − 33 1/3%) x 89% = 59 1/3%

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the Hyatt Center mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2005-C22 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2005-C22 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the Hyatt Center mortgage loan, the master servicer will be required to make that advance unless the master servicer determines that this advance would not be recoverable. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Hyatt Center mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), have the option to purchase from the trust such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Options Loans’’ in this prospectus supplement.

Reimbursement Entitlement of Servicer from the 2005-C22 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to the Hyatt Center mortgage loan. In the event principal and interest payments related to the Hyatt Center mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC

I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class [ ] certificates will be treated as having been issued at a [premium], and that the Class [ ] certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Class	Expected Rating from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad, loan-to-value ratios and debt service coverage ratios) with respect to the 4 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of mortgage loans with pari passu companion loans, the calculations of loan balance per square foot/room, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	305	234	71
Number of Crossed Loan Pools(1)	15	12	4
Number of Mortgaged Properties	344	267	77
Aggregate Balance of all Mortgage Loans	$4,229,859,030	$3,607,613,085	$622,245,945
Number of Mortgage Loans with Balloon Payments(2)	255	187	68
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$3,447,644,933	$2,879,443,987	$568,200,945
Number of Mortgage Loans with Anticipated Repayment Date(3)	20	20	0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$109,129,314	$109,129,314	$0
Number of Fully Amortizing Mortgage Loans	2	2	0
Aggregate Balance of Fully Amortizing Mortgage Loans	$7,229,749	$7,229,749	$0
Number of Interest Only Mortgage Loans(4)	28	25	3

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate Balance of Interest Only Mortgage Loans(4)	$665,855,034	$611,810,034	$54,045,000
Average Mortgage Loan Balance	$13,868,390	$15,417,150	$8,764,027
Minimum Mortgage Loan Balance	$577,464	$577,464	$699,028
Maximum Mortgage Loan Balance	$315,340,000	$315,340,000	$46,480,000
Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted Mortgage Loans	$39,327,000(5)	$27,534,239(6)	$39,327,000(5)
Weighted Average LTV Ratio(7)	71.6%	71.4%	73.0%
Minimum LTV Ratio	37.3%	37.3%	44.9%
Maximum LTV Ratio	85.7%	85.7%	80.0%
Weighted Average LTV at Maturity or Anticipated Repayment Date(7)	64.4%	64.1%	66.0%
Weighted Average DSCR(8)	1.38x	1.40x	1.30x
Minimum DSCR	1.13x	1.13x	1.19x
Maximum DSCR	3.21x	3.21x	1.90x
Weighted Average Mortgage Loan Interest Rate	5.579%	5.584%	5.548%
Minimum Mortgage Loan Interest Rate	4.440%	4.440%	5.230%
Maximum Mortgage Loan Interest Rate	6.530%	6.530%	6.100%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	115	115	116
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	55	55	56
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	272	272	178
Weighted Average Occupancy Rate(9)	93.0%	92.9%	93.5%

(1)	Contains one group of crossed loans with individual mortgage loans in both loan groups.

(2)	Does not include mortgage loans with anticipated repayment dates or that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 5 individual mortgage loans (loan numbers 73, 111, 121, 158 and 231).

(6)	Consists of a group of 2 individual mortgage loans (loan numbers 53 and 108).

(7)	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 35 and 46), representing 1.0% of the mortgage pool (1.2% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit. In addition, with respect to certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in this prospectus supplement.

(8)	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 3, 35, 46, 67, 76, 95, 97, 207, 242, 244, 254, 268 and 283), representing 7.4% of the mortgage pool (12 mortgage loans in loan group 1 or 8.6% and 1 mortgage loan in loan group 2 or 0.4%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(9)	Does not include 29 mortgage loans secured by hospitality properties, representing 12.4% of the mortgage pool (14.5% of loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	137	$1,406,273,506	33.2%	39.0%	0.0%
Retail - Anchored	79	823,214,736	19.5	22.8	0.0
Retail - Outlet	13	369,214,970	8.7	10.2	0.0
Retail - Shadow Anchored(2)	19	114,364,003	2.7	3.2	0.0
Retail - Unanchored	26	99,479,797	2.4	2.8	0.0
Office	58	1,247,508,708	29.5	34.6	0.0
Multifamily	83	717,550,947	17.0	3.0	98.2
Hospitality	29	524,096,939	12.4	14.5	0.0
Mixed Use	5	170,976,289	4.0	4.7	0.0
Mobile Home Park	7	76,899,729	1.8	1.8	1.8
Industrial	13	47,057,878	1.1	1.3	0.0
Self Storage	9	26,928,350	0.6	0.7	0.0
Land	2	7,566,683	0.2	0.2	0.0
Healthcare	1	5,000,000	0.1	0.1	0.0
Total	344	$4,229,859,030	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Geographic Concentrations	The mortgaged properties are located throughout 42 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	10	$594,545,967	14.1%
CA	30	445,182,495	10.5
Southern(2)	22	234,805,124	5.6
Northern(2)	8	210,377,371	5.0
TX	29	367,981,081	8.7
IL	9	297,191,290	7.0
FL	35	281,113,497	6.6
CO	15	246,531,691	5.8
Other	216	1,997,313,008	47.2
Total	344	$4,229,859,030	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	9	$587,561,474	16.3%
CA	20	393,484,232	10.9
Northern(2)	7	200,400,000	5.6
Southern(2)	13	193,084,232	5.4
TX	20	285,182,349	7.9
IL	8	276,941,290	7.7
FL	30	255,813,497	7.1
CO	13	228,368,691	6.3
Other	167	1,580,261,551	43.8
Total	267	$3,607,613,085	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
TX	9	$82,798,732	13.3%
OH	8	56,420,000	9.1
KS	4	56,280,000	9.0
AZ	3	55,691,034	9.0
CA	10	51,698,263	8.3
Southern(2)	9	41,720,892	6.7
Northern(2)	1	9,977,371	1.6
NC	5	48,104,192	7.7
GA	4	47,023,083	7.6
Other	34	224,230,641	36.0
Total	77	$622,245,945	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 5 mortgage loans, representing 3.0% of the mortgage pool (3.6% of loan group 1), are due on the 1st day of the month, 1 mortgage loan, representing 0.1% of the mortgage pool (0.1% of loan group 1), is due on the 5th day of the month, and 10 mortgage loans, representing 1.2% of the mortgage pool (2 mortgage loans in loan group 1 or 0.2% and 8 mortgage loans in loan group 2 or 7.1%), are due on the 6th day of the month. No mortgage loan has a grace period that extends payment beyond the 13th day of any calendar month other than 1 mortgage loan.

•	As of the cut-off date, 293 of the mortgage loans, representing 97.2% of the mortgage pool (222 mortgage loans in loan group 1 or 96.7% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 12 mortgage loans, representing 2.8% of the mortgage pool (3.3% of loan group 1), accrue interest on a 30/360 basis. One hundred twenty-one (121) of the mortgage loans, representing 55.6% of the mortgage pool (81 mortgage loans in loan group 1 or 53.8% and 40 mortgage loans in loan group 2 or 66.4%), have periods during which only interest is due and periods in which principal and interest are due. Twenty-eight (28) of the mortgage loans, representing 15.7% of the mortgage pool (25 mortgage loans in loan group 1 or 17.0% and 3 mortgage loans in loan group 2 or 8.7%), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 2,000,000	31	$48,613,762	1.1%	1.0%	1.8%
2,000,001 – 3,000,000	37	94,760,444	2.2	2.4	1.3
3,000,001 – 4,000,000	27	94,464,772	2.2	2.2	2.3
4,000,001 – 5,000,000	28	124,459,998	2.9	3.0	2.8
5,000,001 – 6,000,000	34	185,137,548	4.4	3.3	10.3
6,000,001 – 7,000,000	12	77,548,311	1.8	1.1	6.3
7,000,001 – 8,000,000	12	90,451,122	2.1	1.7	4.8
8,000,001 – 9,000,000	13	109,007,505	2.6	2.1	5.3
9,000,001 – 10,000,000	10	97,042,443	2.3	1.1	9.3
10,000,001 – 15,000,000	37	439,252,809	10.4	8.5	21.1
15,000,001 – 20,000,000	18	319,301,443	7.5	7.1	10.4
20,000,001 – 25,000,000	16	352,581,741	8.3	8.6	6.5
25,000,001 – 30,000,000	3	80,239,935	1.9	1.5	4.3
30,000,001 – 35,000,000	6	195,758,769	4.6	5.4	0.0
35,000,001 – 40,000,000	3	117,009,484	2.8	2.2	6.0
40,000,001 – 45,000,000	3	132,500,000	3.1	3.7	0.0
45,000,001 – 50,000,000	3	139,330,000	3.3	2.6	7.5
50,000,001 – 55,000,000	3	158,874,970	3.8	4.4	0.0
55,000,001 – 60,000,000	2	119,864,449	2.8	3.3	0.0
70,000,001 – 75,000,000	1	73,500,000	1.7	2.0	0.0
80,000,001 – 315,340,000	6	1,180,159,524	27.9	32.7	0.0
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
4.440 – 5.249	38	$464,353,318	11.0%	10.1%	16.2%
5.250 – 5.499	56	781,895,259	18.5	16.6	29.4
5.500 – 5.749	138	1,981,059,764	46.8	48.4	37.9
5.750 – 5.999	59	878,680,858	20.8	22.5	10.5
6.000 – 6.249	13	122,363,733	2.9	2.3	6.0
6.500 – 6.749	1	1,506,098	0.0	0.0	0.0
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1.10 – 1.14	2	$29,530,000	0.7%	0.8%	0.0%
1.15 – 1.19	5	253,021,626	6.0	6.7	1.8
1.20 – 1.24	79	1,127,734,681	26.7	23.8	43.0
1.25 – 1.29	52	425,792,746	10.1	5.6	36.0
1.30 – 1.34	35	761,614,324	18.0	20.7	2.1
1.35 – 1.39	30	301,524,061	7.1	7.9	2.7
1.40 – 1.44	22	261,742,751	6.2	7.0	1.7
1.45 – 1.49	16	231,559,053	5.5	6.3	0.6
1.50 – 1.54	16	305,529,466	7.2	7.4	6.1
1.55 – 1.59	5	90,687,579	2.1	2.5	0.0
1.60 – 1.64	4	29,213,468	0.7	0.8	0.0
1.65 – 1.69	4	147,740,271	3.5	4.1	0.0
1.70 – 1.74	5	32,469,911	0.8	0.6	1.7
1.75 – 1.79	3	16,736,653	0.4	0.5	0.0
1.80 – 1.84	4	27,124,588	0.6	0.8	0.0
1.85 – 1.89	3	7,224,659	0.2	0.2	0.0
1.90 – 1.94	3	34,611,000	0.8	0.2	4.3
1.95 – 1.99	1	10,690,800	0.3	0.3	0.0
2.00 – 2.04	1	1,793,000	0.0	0.0	0.0
2.05 – 2.09	1	5,150,000	0.1	0.1	0.0
2.10 – 2.14	1	1,991,049	0.0	0.1	0.0
2.25 – 2.29	1	17,889,015	0.4	0.5	0.0
2.30 – 3.79	12	108,488,329	2.6	3.0	0.0
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 3, 35, 46, 67, 76, 95, 97, 207, 242, 244, 254, 268 and 283), representing 7.4% of the mortgage pool (12 mortgage loans in loan group 1 or 8.6% and 1 mortgage loan in loan group 2 or 0.4%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
35.01 – 40.00	3	$33,090,110	0.8%	0.9%	0.0%
40.01 – 50.00	8	56,602,025	1.3	0.4	7.1
50.01 – 55.00	11	85,110,663	2.0	2.2	1.0
55.01 – 60.00	18	119,737,935	2.8	2.5	4.6
60.01 – 65.00	40	445,889,660	10.5	11.3	6.0
65.01 – 70.00	45	524,992,597	12.4	13.6	5.5
70.01 – 75.00	66	1,554,062,097	36.7	40.7	14.0
75.01 – 80.00	111	1,371,683,807	32.4	27.4	61.9
80.01 – 85.72	3	38,690,136	0.9	1.1	0.0
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 35 and 46), representing 1.0% of the mortgage pool (1.2% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit. In addition, with respect to certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in this prospectus supplement.

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 – 60	14	$138,165,168	3.3%	3.5%	2.0%
61 – 84	10	75,109,908	1.8	1.8	1.7
85 – 108	2	38,637,950	0.9	1.1	0.0
109 – 120	274	3,950,027,339	93.4	93.1	95.2
169 – 180	4	23,449,885	0.6	0.5	1.1
265 – 276	1	4,468,779	0.1	0.1	0.0
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Interest-only, Amortizing Balloon*	116	$2,305,002,000	54.5%	52.4%	66.4%
Amortizing Balloon	139	1,142,642,933	27.0	27.4	25.0
Interest-only	18	597,775,175	14.1	15.4	6.7
Interest-only, ARD	10	68,079,859	1.6	1.5	2.0
Amortizing ARD	15	61,208,614	1.4	1.7	0.0
Interest-only, Amortizing ARD*	5	47,920,700	1.1	1.3	0.0
Fully Amortizing	2	7,229,749	0.2	0.2	0.0
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 6 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 6 to 84 months with respect to loan group 1 and a period of 12 to 72 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Amortizing - No Partial Interest Only Period	156	$1,211,081,296	28.6%	29.3%	25.0%
Partial Interest Only - Amortizing	121	2,352,922,700	55.6	53.8	66.4
1 – 12.	15	78,368,000	1.9	1.5	4.0
13 – 24.	26	578,830,000	13.7	15.4	4.0
25 – 36.	25	334,975,000	7.9	7.1	12.9
37 – 48.	10	430,575,700	10.2	9.9	11.8
49 – 60.	36	695,561,000	16.4	13.6	32.8
61 – 72.	3	31,163,000	0.7	0.7	0.9
72 – 84.	6	203,450,000	4.8	5.6	0.0
Non-Amortizing	28	665,855,034	15.7	17.0	8.7
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Restriction Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term(1)(2)	269	$3,744,349,587	88.5%	87.2%	96.3%
Impose a yield maintenance charge for most or all of the remaining term(1)	3	254,574,000	6.0	7.1	0.0
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term(1)(2)	33	230,935,443	5.5	5.8	3.7
Total	305	$4,229,859,030	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See "RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows" for additional prepayment information with respect to loan numbers 18 and 134.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	Two hundred sixty-nine (269) of the mortgage loans included in the trust fund as of the cut-off date, representing 88.5% of the mortgage pool (201 mortgage loans in loan group 1 or 87.2% and 68 mortgage loans in loan group 2 or 96.3%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance or combined debt service, as the case may be, of the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan, as the case may be, and its related pari passu companion loan. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room/ Pad(1)	Weighted Average DSCR(1)(2)	Cut-Off Date LTV Ratio(1)(3)	LTV Ratio at Maturity or ARD(1)(3)	Weighted Average Mortgage Rate
Prime Outlets Pool	Wachovia	1/10	1	$315,340,000	7.5%	8.7%	Retail – Outlet	$181	1.21x	80.0%	70.1%	5.510%
1775 Broadway	Wachovia	1/1	1	250,000,000	5.9	6.9%	Office – CBD	$404	1.32x	71.4%	65.4%	5.680%
620 Avenue of the Americas	Wachovia	1/1	1	205,000,000	4.8	5.7%	Office – CBD	$306	1.16x	73.2%	73.2%	5.811%
Hyatt Center	Wachovia	1/1	1	162,500,000	3.8	4.5%	Office – CBD	$221	1.51x	65.0%	60.3%	5.440%
Belmar	Nomura	1/1	1	132,319,524	3.1	3.7%	Mixed Use – Retail/Office/ Multifamily	$163	1.32x	72.3%	60.9%	5.760%
Clay Terrace	Nomura	1/1	1	115,000,000	2.7	3.2%	Retail – Anchored	$230	1.69x	71.4%	71.4%	5.080%
The InterContinental Hotel – Kansas City, MO	Wachovia	1/1	1	73,500,000	1.7	2.0%	Hospitality – Full Service	$200,820	1.30x	73.5%	66.4%	5.920%
Britannia Business Center I	Wachovia	1/1	1	60,000,000	1.4	1.7%	Office – Suburban	$202	1.22x	73.6%	68.2%	5.320%
Marriott – Irving, TX	Wachovia	1/1	1	59,864,449	1.4	1.7%	Hospitality – Full Service	$164,463	1.47x	72.4%	61.0%	5.730%
Doubletree Hotel – Chicago, IL	Wachovia	1/1	1	54,000,000	1.3	1.5%	Hospitality – Full Service	$156,522	1.44x	67.2%	63.3%	5.510%
		10/19		$1,427,523,973	33.7%				1.33x	73.0%	67.0%	5.586%

Horizon Pool	Wachovia	1/3	1	$53,874,970	1.3%	1.5%	Retail – Outlet	$80	1.45x	79.8%	67.0%	5.580%
Huntington Oaks Shopping Center	Wachovia	1/1	1	51,000,000	1.2	1.4%	Retail – Anchored	$202	1.37x	74.3%	74.3%	5.770%
3500 Maple	Wachovia	1/1	1	47,000,000	1.1	1.3%	Office – CBD	$125	1.21x	70.1%	65.4%	5.770%
The Highland and Lodge Pool	Wachovia	1/2	2	46,480,000	1.1	7.5%	Multifamily – Conventional	$50,632	1.26x	79.9%	72.8%	5.480%
Sunmark Plaza	Wachovia	1/1	1	45,850,000	1.1	1.3%	Retail – Anchored	$165	1.21x	76.4%	73.4%	5.560%
TownMall of Westminster	Artesia	1/1	1	45,000,000	1.1	1.2%	Retail – Anchored	$101	1.32x	79.5%	71.2%	5.570%
Parkway Corporate Plaza	Wachovia	1/1	1	44,500,000	1.1	1.2%	Office – Suburban	$155	1.31x	66.0%	59.3%	5.690%
Ranchero Village	Nomura	1/1	1	43,000,000	1.0	1.2%	Mobile Home Park	$45,455	1.21x	71.7%	63.1%	5.710%
Marriott Renaissance – Philadelphia, PA	Wachovia	1/1	1	39,909,484	0.9	1.1%	Hospitality – Full Service	$114,354	1.52x	65.4%	55.1%	5.720%
Mountain Bay Plaza	Wachovia	1/1	1	39,500,000	0.9	1.1%	Office – Suburban	$239	1.37x	60.3%	57.8%	5.390%
		10/13		$456,114,454	10.8%				1.32x	72.8%	66.4%	5.626%

		20/32		$1,883,638,427	44.5%				1.33x	73.0%	66.8%	5.596%

(1)	Each of the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan is part of a split loan structure that includes one pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan.

(2)	With respect to 4 mortgage loans (loan numbers 2, 3, 4 and 5), the DSC ratios were calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a ‘‘stabilized’’ basis.

(3)	The appraised value for the mortgaged properties with respect to 2 mortgage loans (loan numbers 7 and 10) are based on an ‘‘as-stabilized’’ basis.

Co-Lender Loans	Six (6) mortgage loans to be included in the trust fund that were originated or acquired by Wachovia Bank, National Association, representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20.4% of loan group 1), are, in each case, evidenced by one of two notes which are secured by one or more mortgaged real properties. In each case, the related companion loan will not be part of the trust fund.

Two (2) mortgage loans, the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan (loan numbers 1 and 4), are each part of a split loan structure where one companion loan is part of this split loan structure and is pari passu in right of entitlement to payment with the related mortgage loan. The remaining co-lender loans (loan numbers 3, 22, 87 and 168) are part of split loan structures in which the related companion loan is subordinate to the related mortgage loan. In each case, the related companion loan will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreements for each of the Prime Outlets Pool mortgage loan and the Hyatt Center mortgage loan generally allocate collections in respect of those whole loans to the related mortgage loan and the respective pari passu companion loan, on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the Hyatt Center mortgage loan and its related companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund. The Hyatt Center mortgage loan and its related companion loan are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. The master servicer under the 2005-C22 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2005-C22 pooling and servicing agreement is CWCapital Asset Management LLC. The terms of the 2005-C22 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Hyatt Center Loan’’ in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

 RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You	Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield	Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex D to this prospectus supplement.

Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

With respect to 1 mortgage loan (loan number 18), representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower is permitted, each year on February 11, to prepay, without penalty, up to 10% of the original principal balance of the mortgage loan to the extent that there are sufficient proceeds in a certain escrow account and, if cumulative prepayments exceed 10% of the original principal balance, will be subject to a yield maintenance charge on the amount that exceeds 10% of the original principal balance. The escrow account will be funded with the proceeds of the sales of shares in the cooperative association which is the borrowing entity.

With respect to 1 mortgage loan (loan number 134), representing 0.2% of the mortgage pool (0.2% of loan group 1), the related borrower is required to pay down the principal in the amount of $1,320,000, all accrued interest to date and any other sums due under the related mortgage loan documents, including any prepayment consideration, if, and on the date which, the anchor tenant terminates its lease with respect to the unimproved portion of the mortgaged property, which may occur notwithstanding that the mortgage loan might remain subject to prepayment lockout. Upon the event such payment is made, the monthly debt service payment for the mortgage loan will be recalculated and, subject to the satisfaction of certain additional conditions, the related borrower will have the right to the release of the unimproved parcel from the lien of the related mortgage.

Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations. Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex A-7 to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield	The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Subordination of Subordinate Offered Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks	You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Six (6) of the mortgage loans (loan numbers 1, 3, 4, 22, 87 and 168), representing 17.4% of the mortgage pool (20.4% of loan group 1), are each evidenced by multiple promissory notes. With respect to 2 of these mortgage loans (loan numbers 1 and 4), representing 11.3% of the mortgage pool (13.2% of loan group 1), the related mortgage loan is evidenced by one promissory note that is pari passu in right of payment, and the holders of the related pari passu companion note have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. The trust fund is comprised of only one of the pari passu notes. In the case of one of those mortgage loans, the Hyatt Center mortgage loan, the related pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage

Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C22 transaction. With respect to the other 4 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one promissory note is subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note. In addition, such holders of the pari passu companion notes or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund's Ownership of the Mortgage Loans	In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited	There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest	The master servicer is one of the mortgage loan sellers, a sponsor and is an affiliate of the depositor and an affiliate of one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C22 transaction under which the Hyatt Center whole loan is being serviced. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 1 mortgage loan, the Prime Outlets Pool mortgage loan, representing 7.5% of the mortgage pool (8.7% of loan group 1). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of each of the companion loans with respect to the DEA/ATF Building mortgage loan and the SSA-Austin, TX mortgage loan. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

With respect to 1 mortgage loan (loan number 13), representing 1.1% of the mortgage pool (1.3% of loan group 1), Wachovia Bank, National Association is the mortgagee under a second mortgage secured by the related mortgaged property, which is subject to the terms of a subordination and standstill agreement. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

In addition, with respect to 3 mortgage loans (loan numbers 10, 47 and 56), representing 2.2% of the mortgage pool (2.5% of loan group 1), an affiliate of Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower in the event it exercises its right to convert mezzanine debt it holds on the parent of the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loans as well as the owner of the equity interests in each related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

CWCapital Asset Management LLC is the special servicer with respect to the Hyatt Center mortgage loan, which is serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22. CWCapital Asset Management LLC is an affiliate of the initial controlling class representative in that securitization and may have interests that conflict with the interests of that affiliate.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

For example, the mortgaged properties securing 22 mortgage loans (loan numbers 151, 152, 157, 167, 190, 194, 197, 200, 202, 204, 205, 206, 212, 215, 216, 219, 233, 243, 246, 256, 270 and 271), representing 2.1% of the mortgage pool (2.4% of loan group 1), are leased entirely to Walgreens. In addition, the mortgaged properties securing 11 mortgage loans (loan numbers 147, 182, 225, 227, 230, 232, 245, 250, 255, 258 and 282), representing 0.9% of the mortgage pool (1.0% of loan group 1), are leased entirely to CVS.

In addition, with respect to 1 mortgage loan (loan number 8), representing 1.4% of the mortgage pool (1.7% of loan group 1), certain of the major tenants at the related mortgaged property have rights of first refusal or early termination rights with respect to their respective leases. For example, Robert Half International Inc., the second largest tenant at the mortgaged property occupying 56,505 net rentable square feet has a right of first refusal to lease certain property not subject to the lien of the related mortgage loan. If the tenant relocates, it can terminate its current lease at the mortgaged property without penalty with at least 6 months prior written notice. In addition, Individual Software Inc. has an early termination right with respect to its lease at the mortgaged property, which provides that the related tenant may terminate its lease effective December 31, 2006, which must be exercised by March 31, 2006, and must be accompanied by a payment by Individual Software Inc. to the mortgagee of $140,000 plus 40% of the original balance of amortized tenant improvement costs.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. With respect to 5 mortgage loans, (loan numbers 25, 87, 168, 264 and 267), representing 1.3% of the mortgage pool (1.5% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by U.S. government agencies. Although such U.S. government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Risks Relating to Certain Property Types	Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Shopping Centers and Other Retail Properties	Retail properties, including shopping centers, secure, in whole or in part, 123 of the mortgage loans included in the trust fund as of the cut-off date, representing 33.2% of the mortgage pool (39.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 5 mortgage loans secured by a retail mortgaged property (loan numbers 5, 28, 31, 48 and 53), representing 5.3% of the mortgage pool (6.2% of loan group 1), have a movie theater as a tenant. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not be easily converted to other uses.

Special Risks Associated with Office Properties	Office properties secure, in whole or in part, 42 of the mortgage loans included in the trust fund as of the cut-off date, representing 29.5% of the mortgage pool (34.6% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 7 mortgage loans, which are secured by 8 medical office properties, representing approximately 0.8% of the mortgage pool (1.0% of loan group 1). The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Multifamily Properties	Multifamily properties secure 77 of the mortgage loans included in the trust fund as of the cut-off date, representing 17.0% of the mortgage pool (9 mortgage loans in loan group 1 or 3.0% and 68 of the mortgage loans in loan group 2 or 98.2%). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties	Hospitality properties secure 29 of the mortgage loans included in the trust fund as of the cut-off date, representing 12.4% of the mortgage pool (14.5% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

With respect to 2 of these mortgage loans (loan numbers 192 and 244), representing 0.2% of the mortgage pool (0.2% of loan group 1), the related mortgaged properties are not affiliated with a nationally recognized hotel franchise.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities	Industrial properties secure 11 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.1% of the mortgage pool (1.3% of loan group 1).

Mixed-use properties secure 5 of the mortgage loans included in the trust fund as of the cut-off date, representing 4.0% of the mortgage pool (4.7% of loan group 1). See ‘‘RISK

FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) office and industrial components or (iii) retail and multifamily components, and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Shopping Centers and Other Retail Properties’’ and ‘‘—Special Risks Associated with Multifamily Properties’’ above and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties", "—Special Risks of Mortgage Loans Secured by Retail Properties" and "—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

For example, with respect to 1 mortgage loan (loan number 7), representing 1.7% of the mortgage pool (2.0% of loan group 1), the environmental site assessment performed on the related mortgaged property identified an underground storage tank that needed to be removed from such mortgaged property. A reserve was taken in the amount of $4,750,000 in connection with, among other things, the environmental remediation at the related mortgaged property. With respect to 1 mortgage loan (loan number 25), representing approximately 0.8% of the mortgage pool (0.9% of loan group 1), the Phase I environmental consultant identified several environmental concerns that warranted further investigation and evaluation in connection with the related mortgaged property located in Memphis, Tennessee. The environmental concerns included: the historical use of the site as an automotive operation and a dry cleaning operation, the presence of a gasoline underground storage tank near the location of the former dry cleaner, and the presence of four monitoring wells. Due to the lack of information available at the time of the Phase I investigation, the environmental consultant recommended further evaluation regarding the mortgaged property's past use, the presence of the monitoring wells, and whether the underground storage tank had been removed or had impacted the mortgaged property. The related borrower is obligated under the mortgage loan documents to undertake efforts to provide sufficient information to resolve the environmental consultant's concerns, or in the alternative, effectuate a Phase II investigation of the mortgaged property. The borrower has deposited with lender in escrow $20,000, to cover the cost of a Phase II investigation if required.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

In addition, some of the related borrowers have provided an environmental indemnification in favor of the mortgagee.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans	Three hundred three (303) of the mortgage loans, representing in the aggregate 99.8% of the mortgage pool (232 mortgage loans in loan group 1 or 99.8% and all of the mortgage loans in loan group 2) provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Thirty (30) of these mortgage loans representing 4.2% of the mortgage pool (29 mortgage loans in loan group 1 or 4.6% and 1 mortgage loan in loan group 2 or 2.0%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent;

subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers	Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 7 mortgage loans (loan numbers 9, 19, 23, 26, 30, 50 and 51), representing in the aggregate 5.4% of the mortgage pool (6.4% of loan group 1) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated. In addition, 6 mortgage loans (loan numbers 8, 13, 17, 32, 58 and 107), representing in the aggregate 4.8% of the mortgage pool (4 mortgage loans in loan group 1 or 4.9% and 2 mortgage loans in loan group 2 or 4.3%) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated. In addition, 10 mortgage loans (loan numbers 73, 109, 111, 116, 121, 131, 143, 158, 231 and 249), representing 1.8% of the mortgage pool (11.9% of loan group 2), 2 groups of which are cross-collateralized or cross-defaulted, have sponsors that are affiliated. In addition, 11 mortgage loans (loan numbers 53, 74, 78, 89, 94, 108, 115, 129, 134, 187 and 201), representing 2.5% of the mortgage pool (3.0% of loan group 1), are generally not cross-collateralized, other than loan numbers 53 and 108, but the sponsors of each such mortgage loan are affiliated. In addition, 8 mortgage loans (loan numbers 151, 152, 157, 200, 202, 205, 216 and 227), representing in the aggregate 0.9% of the mortgage pool (1.0% of loan group 1), are generally not cross-collateralized or cross-defaulted, other than 2 separate groups, but the sponsors of each such mortgage loan are affiliated. In addition, 2 mortgage loans (loan number 1 and 11), representing 8.7% of the mortgage pool (10.2% of loan group 1) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 8.7% of the mortgage pool (10.2% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions	Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	10	$594,545,967	14.1%
CA	30	445,182,495	10.5
Southern(2)	22	234,805,124	5.6
Northern(2)	8	210,377,371	5.0
TX	29	367,981,081	8.7
IL	9	297,191,290	7.0
FL	35	281,113,497	6.6
CO	15	246,531,691	5.8
Other	216	1,997,313,008	47.2
Total	344	$4,229,859,030	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	9	$587,561,474	16.3%
CA	20	393,484,232	10.9
Northern(2)	7	200,400,000	5.6
Southern(2)	13	193,084,232	5.4
TX	20	285,182,349	7.9
IL	8	276,941,290	7.7
FL	30	255,813,497	7.1
CO	13	228,368,691	6.3
Other	167	1,580,261,551	43.8
Total	267	$3,607,613,085	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
TX	9	$82,798,732	13.3%
OH	8	56,420,000	9.1
KS	4	56,280,000	9.0
AZ	3	55,691,034	9.0
CA	10	51,698,263	8.3
Southern(2)	9	41,720,892	6.7
Northern(2)	1	9,977,371	1.6
NC	5	48,104,192	7.7
GA	4	47,023,083	7.6
Other	34	224,230,641	36.0
Total	77	$622,245,945	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 3 of the mortgage loans (loan numbers 2, 3 and 38), representing 11.3% of the mortgage pool (13.2% of loan group 1), are secured by mortgaged properties that are located in the state of New York, and more specifically in midtown Manhattan in the City of New York. The strength of the New York City economy and the office leasing market in particular is dependant upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the related mortgaged properties’ operation and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operation of the mortgaged properties could adversely affect the amount and timing of payments on the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans	Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 7.5% of the mortgage pool (8.7% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 0.9% of the mortgage pool (6.3% of loan group 2).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 25.2% of the mortgage pool (29.5% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 33.7% of the mortgage pool (39.6% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 33.2% of the mortgage pool (39.0% of loan group 1);

•	mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 29.5% of the mortgage pool (34.6% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 17.0% of the mortgage pool (9 mortgage loans in loan group 1 or 3.0% and 68 of the mortgage loans in loan group 2 or 98.2%);

•	mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 12.4% of the mortgage pool (14.5% of loan group 1); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent as of the cut-off date 5.2% of the mortgage pool (6.0% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 5 mortgage loans (loan numbers 182, 209, 225, 239 and 250) representing 0.4% of the mortgage pool (0.5% of loan group 1), the related lender has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks	In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge its interest in that borrower as security for mezzanine debt.

With respect to 2 mortgage loans (loan numbers 65 and 142), representing 0.5% of the mortgage pool (0.6% of loan group 1), the related mortgage loan documents provide that under certain circumstances (a) the related borrower may encumber the related mortgaged property with subordinate debt in the future and (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 1 mortgage loan (loan number 13), representing 1.1% of the mortgage pool (1.3% of loan group 1), the related mortgage loan documents provide that under certain circumstances (a) the related borrower may encumber the related mortgaged property with subordinate debt in the future or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 mortgage loans (loan numbers 75, 133 and 159), representing 0.6% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 2 mortgage loans in loan group 2 or 2.9%), the mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future.

With respect to 7 mortgage loans (loan numbers 3, 4, 10, 21, 47, 57 and 84), representing 12.0% of the mortgage pool (6 mortgage loans in loan group 1 or 13.0% and 1 mortgage loan in loan group 2 or 6.0%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. With respect to 3 mortgage loans (loan numbers 10, 47 and 56), representing 2.2% of the mortgage pool (2.5% of loan group 1), Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower in the event it exercises its right to convert the existing mezzanine debt it holds on the parent of the related borrower.

With respect to 1 mortgage loan (loan number 13), representing 1.1% of the mortgage pool (1.3% of loan group 1), the related borrower has encumbered the related mortgaged property with subordinate debt in the amount of $11,320,000.

With respect to 4 mortgage loans (loan numbers 114, 257, 264 and 279), representing 0.4% of the mortgage pool (0.4% of loan group 1), the related borrower has incurred additional unsecured debt other than in the ordinary course of business.

With respect to 1 mortgage loan (loan number 37), representing 0.5% of the mortgage pool (0.6% of loan group 1), (a) the related borrower has incurred additional unsecured debt and (b) the entities owning an interest in the related borrower have pledged their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 3 mortgage loans (loan numbers 86, 161 and 198), representing 0.5% of the mortgage pool (3.4% of loan group 2), the related mortgage loan documents provide that, under certain circumstances (a) the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 10 mortgage loans (loan numbers 6, 7, 10, 27, 47, 56, 71, 104, 222 and 300), representing 8.0% of the mortgage pool (9.4% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt.

With respect to 32 mortgage loans (loan numbers 1, 5, 11, 12, 16, 21, 22, 25, 35, 40, 42, 43, 55, 57, 72, 83, 84, 90, 95, 112, 120, 124, 135, 138, 144, 165, 181, 188, 199, 259, 267 and 283), representing approximately 22.5% of the mortgage pool (24 mortgage loans in loan group 1 or 23.5% and 8 mortgage loans in loan group 2 or 16.7%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ above.

In the case of 2 mortgage loans (loan numbers 135 and 181), representing approximately 0.3% of the mortgage pool (2.0% of the loan group 2), in the event of a sale of the related mortgaged property and the assumption of the related mortgage loan by the buyer of the mortgaged property pursuant to the satisfaction of pre-approved conditions, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including, but not limited to: (i) such sale occurring at least 2 years after the origination of the mortgage loan, (ii) satisfaction of combined debt service coverage and loan to value tests, and (iii) execution by the borrower of an intercreditor, subordination and standstill agreement in favor of the mortgagee.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Four (4) of the mortgage loans (loan numbers 3, 22, 87, and 168), representing 6.1% of the mortgage pool (7.1% of loan group 1) have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

The Prime Outlets Pool mortgage loan, representing 7.5% of the mortgage pool (8.7% of loan group 1), has one companion loan that is pari passu in right of entitlement with the Prime Outlets Pool mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Prime Outlets Pool mortgage loan in Annex A-8 to this prospectus supplement.

The Hyatt Center mortgage loan, representing 3.8% of the mortgage pool (4.5% of loan group 1), has a companion loan that is pari passu in right of entitlement with the Hyatt Center mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Hyatt Center mortgage loan in Annex A-8 to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks	Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related loan documents. For example, the sponsor of 1 mortgage loan (loan number 12), representing 1.2% of the mortgage pool (1.4% of loan group 1), entered into bankruptcy in 1999 due to an inability of the related borrower to refinance a then-performing mortgage loan at its maturity date; however, the bankruptcy reorganization plan was confirmed in 2000, and all the unsecured creditors of the sponsor were paid in full. The related mortgage loan was extended in bankruptcy and was performing thereafter. See the description of the Huntington Oaks Shopping Center mortgage Loan in Annex A-8 to this prospectus supplement and ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 30 mortgage loans (loan numbers 3, 8, 13, 14, 17, 31, 32, 33, 37, 39, 41, 46, 54, 58, 62, 70, 75, 77, 93, 97, 105, 107, 159, 169, 177, 184, 186, 275, 300 and 303), representing 17.0% of the mortgage pool (23 mortgage loans in loan group 1 or 16.9% and 7 mortgage loans in loan group 2 or 17.5%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements and Cooperatively-Owned Properties Entail Certain Risks	Eight (8) mortgage loan (loan numbers 2, 5, 16, 65, 123, 136, 147 and 278), representing 11.0% of the mortgage pool (7 mortgage loans in loan group 1 or 12.7% and 1 mortgage loan in loan group 2 or 1.3%), is subject to the terms of one or more condominium agreements. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium. In the case of 1 mortgage loan (loan number 18) representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower is a cooperative association. A number of factors may adversely affect the value and successful operation of a cooperative property, such as the primary dependence of a borrower upon maintenance payments and any rental income from commercial areas to meet debt service obligations and the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation", which may reduce the cash flow available to make payments on the related mortgage loan.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property	In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 8 mortgaged properties (loan numbers 7, 10, 47, 53, 72, 79, 122 and 240), representing approximately 4.8% of the mortgage pool (7 mortgaged properties in loan group 1 or 5.2% and 1 mortgaged property in loan group 2 or 2.1%), the appraised value represented is the "as-stabilized" value. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws	The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Certain Mortgaged Properties May be Redeveloped or Renovated	Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building (for example, 1 mortgage loan (loan number 5), representing 3.1% of the mortgage pool (3.7% of loan group 1)). Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties	Fifteen (15) groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. With respect to 1 group of mortgage loans (loan numbers 239 and 251), representing 0.1% of the mortgage pool (0.2% of loan group 1), the mortgage loans in such group are cross-defaulted with each of the other mortgage loans in the group but are not cross-collateralized; provided, however, the mortgaged property relating to loan number 251 serves as additional collateral for loan number 239. The mortgaged property for loan number 239 does not serve as additional collateral for loan number 251.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks	Eight (8) mortgage loans (loan numbers 53, 85, 94, 108, 167, 246, 256 and 286) representing 1.5% of the mortgage pool (1.7% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See Annex A-8 to this prospectus supplement for additional information.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk	Eighty (80) of the mortgaged properties securing mortgage loans included in the trust fund, representing 7.8% of the mortgage pool (9.2% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or franchisors, with respect to hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

With respect to the GSA Offices Pool mortgage loan, the GM&O Building mortgage loan, the U.S. Social Security Administration mortgage loan, the DEA/ATF Building mortgage loan and the SSA-Austin, TX mortgage loan (loan numbers 25, 87, 168, 264 and 267), representing 1.3% of the mortgage pool (1.5% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by U.S. government agencies. Although such U.S. government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Eighty (80) of the mortgaged properties securing mortgage loans included in the trust fund, representing 7.8% of the mortgage pool (9.2% of loan group 1) by allocated loan amount, are leased wholly to a single tenant or are wholly owner occupied. For example, 1 of the mortgaged properties securing the 1100 Technology Park Drive mortgage loan (loan number 24), with an aggregate allocated loan amount representing approximately 0.8% of the mortgage pool (0.9% of loan group 1), is leased entirely to GE Panametrics. The mortgaged properties securing the GSA Offices Pool mortgage loan (loan number 25), representing approximately 0.8% of the mortgage pool (0.9% of loan group 1), is leased entirely to the United States government. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’. The mortgaged property securing the 620 Avenue of the Americas mortgage loan (loan number 3), representing 4.8% of the mortgage pool (5.7% of loan group 1), has twelve leases totaling 450,727 square feet or 67.3% of total square feet expiring in 2010. In addition, the mortgaged property securing the Britannia Business Center I mortgage loan (loan number 8), representing 1.4% of the mortgage pool (1.7% of loan group 1), has two of the leases totaling 69.4% of total square feet expiring in 2015.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 22 mortgage loans (loan numbers 151, 152, 157, 167, 190, 194, 197, 200, 202, 204, 205, 206, 212, 215, 216, 219, 233, 243, 246, 256, 270 and 271), representing 2.1% of the mortgage pool (2.4% of loan group 1), the single tenant is Walgreens. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties	The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

For example, with respect to 1 mortgage loan (loan number 12), representing 1.2% of the mortgage pool (1.4% of loan group 1), the largest tenant at the mortgaged property, Toys ‘R’ Us, Inc., has filed for bankruptcy. The tenant has not expressly rejected the lease, but there can be no assurance that the tenant will assume the lease or continue to make payments under the lease.

In addition, with respect to 1 mortgage loan (loan number 1), representing 7.5% of the mortgage pool (8.7% of loan group 1), certain of the tenants at the Mortgaged Property (including Petite Sophisticate and Casual Corner) are subject to bankruptcy proceedings.

Litigation May Have Adverse Effect on Borrowers	From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 1 mortgage loan (loan number 147), representing 0.1% of the mortgage pool (0.2% of loan group 1), the sponsor of the mortgage loan is Douglas Development Corporation, the principal of which is Douglas Jemal. In connection with the prosecution and guilty plea of the former director of the Washington, D.C. office of property management on bribery conspiracy charges involving leasing contracts, Douglas Development Corporation and Douglas Jemal are being investigated by federal authorities. On September 27, 2005, charges were filed against Douglas Jemal on counts of conspiracy, bribery, mail fraud, mortgage fraud, wire fraud and three counts of tax evasion. There can be no assurance that the charges filed and the related efforts necessary to defend himself against the charges will not have a negative effect on the mortgaged property or the mortgage loan.

In addition, with respect to 1 mortgage loan (loan number 3), representing 4.8% of the mortgage pool (5.7% of loan group 1), Joseph Chetrit, one of the guarantors under the mortgage loan, plead guilty in 1990 to the felony of entry of goods by false statements (under Title 18 of the United States Code, Sections 542 and 2) in connection with the import of fabric into the United States.

With respect to 10 mortgage loans (loan numbers 73, 109, 111, 116, 121, 131, 143, 158, 231 and 249) representing 1.8% of the mortgage pool (11.9% of loan group 2), the sponsor of the related borrower is being sued following the foreclosure of a mortgage loan made to an entity controlled by that sponsor, which mortgage loan was an asset in a prior commercial mortgage loan securitization transaction. The action is being brought for the actual economic damages of the mortgagee in connection with incomplete renovations to the property and termination of the leases in the mortgaged property.

With respect to 6 mortgage loans (loan numbers 8, 13, 17, 32, 58 and 107), representing approximately 4.8% of the mortgage pool (4 mortgage loans in loan group 1 or 4.9% and 2 mortgage loans in loan group 2 or 4.3%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrower and an affiliate is the property manager. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC's program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding	Eleven (11) mortgaged properties, representing 8.7% of the mortgage pool (10.2% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Representations and Warranties; Repurchases’’ in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 305 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $4,229,859,030. The ‘‘Cut-Off Date’’ for (i) 289 of the Mortgage Loans is March 11, 2006, (ii) 5 of the Mortgage Loans is March 1, 2006, (iii) 1 Mortgage Loan is March 5, 2006, and (iv) 10 Mortgage Loans is March 6, 2006. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily or mobile home park properties, (ii) 9 Mortgage Loans that are secured by multifamily properties and (iii) 4 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 234 Mortgage Loans, with an aggregate Cut-Off Date Balance of $3,607,613,085 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 71 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $622,245,945 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $577,464 to $315,340,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $13,868,390. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $577,464 to $315,340,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $15,417,150. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $699,028 to $46,480,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $8,764,027. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, loan balances per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any; provided that, with respect to the Prime Outlets Pool Loan and the Hyatt Center Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loans, as well as the Mortgage Loans themselves.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 11 Mortgaged Properties, representing 8.7% of the Cut-Off Date Pool Balance (10.2% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	137	$1,406,273,506	33.2%	39.0%	0.0%
Retail - Anchored	79	823,214,736	19.5	22.8	0.0
Retail - Outlet	13	369,214,970	8.7	10.2	0.0
Retail - Shadow Anchored(2)	19	114,364,003	2.7	3.2	0.0
Retail - Unanchored	26	99,479,797	2.4	2.8	0.0
Office	58	1,247,508,708	29.5	34.6	0.0
Multifamily	83	717,550,947	17.0	3.0	98.2
Hospitality	29	524,096,939	12.4	14.5	0.0
Mixed Use	5	170,976,289	4.0	4.7	0.0
Mobile Home Park	7	76,899,729	1.8	1.8	1.8
Industrial	13	47,057,878	1.1	1.3	0.0
Self Storage	9	26,928,350	0.6	0.7	0.0
Land	2	7,566,683	0.2	0.2	0.0
Healthcare	1	5,000,000	0.1	0.1	0.0
Total	344	$4,229,859,030	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the issuing entity and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated or acquired 139 of the Mortgage Loans to be included in the Trust Fund, representing 68.7% of the Cut-Off Date Pool Balance (107 Mortgage Loans in Loan Group 1 or 69.2% of the Cut-Off Date Group 1 Balance and 32 Mortgage Loans in Loan Group 2 or 65.4% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital, Inc. (‘‘Nomura’’) originated or acquired 87 of the Mortgage Loans to be included in the Trust Fund, representing 21.2% of the Cut-Off Date Pool Balance (54 Mortgage Loans in Loan Group 1 or 19.5% of the Cut-Off Date Group 1 Balance and 33 Mortgage Loans in Loan Group 2 or 30.9% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated or acquired 79 of the Mortgage Loans to be included in the Trust Fund, representing 10.1% of the Cut-Off Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 11.2% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 3.7% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. Two hundred ninety-three (293) of the Mortgage Loans, representing 97.2% of the Cut-Off Date Pool Balance (222 Mortgage Loans in Loan Group 1 or 96.7% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). Twelve (12) of the Mortgage Loans, representing 2.8% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). These Mortgage Loans are sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. One hundred twenty-one (121) of the Mortgage Loans, representing 55.6% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 53.8% of the Cut-Off Date Group 1 Balance and 40 Mortgage Loans in Loan Group 2 or 66.4% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Twenty-eight (28) of the Mortgage Loans, representing 15.7% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 17.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 5 Mortgage Loans, the 1st day of the month, 1 Mortgage Loan, the 5th of the month, and 10 Mortgage Loans, the 6th of the month). No Mortgage Loan has a grace period that extends payment beyond the 13th day of any calendar month other than 1 mortgage loan, representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance).

Amortization. Three hundred three (303) of the Mortgage Loans representing 99.8% of the Cut-Off Date Pool Balance (232 of the Mortgage Loans in Loan Group 1 or 99.8% of the Cut-Off Date Group 1

Balance and 71 Mortgage Loans in Loan Group 2 or 100.0% of the Loan Group 2 Balance) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Twenty-eight (28) of these Mortgage Loans, representing 15.7% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 17.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Thirty (30) of the Balloon Loans (the ‘‘ARD Loans’’), representing 4.2% of the Cut-Off Date Pool Balance (29 Mortgage Loans in Loan Group 1 or 4.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.0% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Ten (10) of these ARD Loans, representing 1.6% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 1.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.0% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

One hundred twenty-one (121) of the Balloon Loans and ARD Loans, representing 55.6% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 53.8% of the Cut-Off Date Group 1 Balance and 40 Mortgage Loans in Loan Group 2 or 66.4% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 6 to 84 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 12 to 72 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Twenty-eight (28) of the Balloon Loans and ARD Loans, representing 15.7% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 17.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Twenty (20) of the ARD Loans, representing 2.6% of the Cut-Off Date Pool Balance (3.0% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (269 Mortgage Loans, or 88.5% of the Cut-Off Date Pool Balance (201 Mortgage Loans in Loan Group 1 or 87.2% of the Cut-Off Date Group 1 Balance and 68 Mortgage Loans in Loan Group 2 or 96.3% of the Cut-Off Date Group 2 Balance)); (ii) impose a yield maintenance charge for most or all of the remaining term (3 Mortgage Loans, or 6.0% of the Cut-Off Date Pool Balance (7.1% of the Cut-Off Date Group 1 Balance); (iii) prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term (33 Mortgage Loans, or 5.5% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or

5.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 3.7% of the Cut-Off Date Group 2 Balance)); provided that, for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged; provided, however, with respect to 3 Mortgage Loans (loan numbers 210, 269 and 291), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the monthly debt service payment of the related Mortgage Loans may be adjusted based upon the reduced principal balance in the event of such partial prepayment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Two hundred sixty-nine (269) of the Mortgage Loans, representing 88.5% of the Cut-Off Date Pool Balance (201 Mortgage Loans in Loan Group 1 or 87.2% of the Cut-Off Date Group 1 Balance and 68 Mortgage Loans in Loan Group 2 or 96.3% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. A Mortgage Loan is still subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

With respect to 1 Mortgage Loan (loan number 18) representing 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), the related borrower is permitted, each year on February 11, to prepay, without penalty, up to 10% of the original principal balance of the loan to the extent that there are sufficient proceeds therefore in a certain escrow account and if cumulative prepayments exceed 10% of the original principal balance, will be subject to a yield maintenance charge on the amount that exceeds 10% of the original principal balance. The escrow account will be funded with the proceeds of the sales of shares in the cooperative association, which is the borrowing entity.

With respect to 1 Mortgage Loan (loan number 134), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the related borrower is required to pay down the principal in the amount of $1,320,000, all accrued interest to date and any other sums due under the related Mortgage Loan documents, including any prepayment consideration, if, and on the date which, the anchor tenant terminates its lease with respect to the unimproved portion of the Mortgaged Property. If such payment is made, the monthly debt service payment for the Mortgage Loan will be recalculated and, subject to the satisfaction of certain additional conditions, the related borrower will have the right to the release of the unimproved parcel from the lien of the related Mortgage.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments" in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 2 Mortgage Loans (loan numbers 65 and 142), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 1 Mortgage Loan (loan number 13), representing 1.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 Mortgage Loans (loan number 75, 133 and 159), representing 0.6% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.2% of the Cut-Off Date Group 1 Balance and

2 Mortgage Loans in Loan Group 2 or 2.9% of the Cut-Off Date Group 2 Balance), the Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 3 Mortgage Loans (loan numbers 86, 161 and 198), representing 0.5% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrowers as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 7 Mortgage Loans (loan numbers 3, 4, 10, 21, 47, 57 and 84), representing 12.0% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 13.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 6.0% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. With respect to 3 Mortgage Loans (loan numbers 10, 47 and 56), representing 2.2% of the Cut-Off Date Pool Balance (2.5% of the Cut-Off Date Group 1 Balance), Wachovia Bank, National Association may at some point in the future own a preferred equity interest in each related borrower in the event it exercises its right to convert the existing mezzanine debt it holds on the parent of the related borrower.

With respect to 10 Mortgage Loans (loan numbers 6, 7, 10, 27, 47, 56, 71, 104, 222 and 300), representing 8.0% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt.

With respect to 1 Mortgage Loan (loan number 13), representing 1.1% of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt in the amount of $11,320,000.

With respect to 4 Mortgage Loans (loan numbers 114, 257, 264 and 279), representing 0.4% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business.

With respect to 1 Mortgage Loan (loan number 37), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), (a) the related borrower has incurred additional unsecured debt and (b) the entities owning an interest in the related borrowers have pledged their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 32 Mortgage Loans (loan numbers 1, 5, 11, 12, 16, 21, 22, 25, 35, 40, 42, 43, 55, 57, 72, 83, 84, 90, 95, 112, 120, 124, 135, 138, 144, 165, 181, 188, 199, 259, 267 and 283), representing 22.5% of the Cut-Off Date Pool Balance (24 Mortgage Loans in Loan Group 1 or 23.5% of the Cut-Off Date Group 1 Balance and 8 Mortgage Loans in Loan Group 2 or 16.7% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See "RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

In the case of 2 Mortgage Loans (loan numbers 135 and 181), representing approximately 0.3% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date Group 2 Balance), in the event of a sale of the related Mortgaged Property and the assumption of the related Mortgage Loan by the buyer of the Mortgaged Property pursuant to the satisfaction of pre-approved conditions, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including, but not limited to: (i) such sale occurring at least 2 years after the origination of the Mortgage Loan, (ii) satisfaction of combined debt service coverage and loan to value tests, and (iii) execution by the borrower of an intercreditor, subordination and standstill agreement in favor of the mortgagee.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘—Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 30 Mortgage Loans (loan numbers 3, 8, 13, 14, 17, 31, 32, 33, 37, 39, 41, 46, 54, 58, 62, 70, 75, 77, 93, 97, 105, 107, 159, 169, 177, 184, 186, 275, 300 and 303), representing 17.0% of the Cut-Off Date Pool Balance (23 Mortgage Loans in Loan Group 1 or 16.9% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 17.5% of the Cut-Off Date Balance of Loan Group 2), permit the borrowers to transfer tenant-in-common interests to investors that qualify as ‘‘accredited investors’’ under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Fifteen (15) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. With respect to 1 group of Mortgage Loans (loan numbers 251 and 239), representing 0.1% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the Mortgage Loans in such group are cross-defaulted with each of the other Mortgage Loans in the group but are not cross-collateralized; provided, however, the Mortgaged Property relating to loan number 251 serves as additional collateral for loan number 239. The Mortgaged Property for loan number 239 does not serve as additional collateral for loan number 251. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See "RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties." The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these

Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Loan Bifurcation. With respect to 1 Mortgage Loan (loan number 36), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), which is secured by a factory outlet mall, the borrower has the right, prior to February 27, 2006, to bifurcate the Mortgage Loan into two loans and separate the collateral for the loan into two parcels. One loan would be in the amount of $1,100,000 and would be secured by two retail spaces (a Starbuck's store and a Sharkey's store) and the other loan would be in the amount of $22,000,000 and would be secured by the remaining portion of the factory outlet mall. The conditions for bifurcation include creating separate tax lots for each parcel, delivery to the mortgagee of an easement agreement as required for each property to continue operating and each separated loan having a minimum DSCR of 1.20x.

Certain State Specific Considerations

Ten (10) of the Mortgaged Properties, representing 14.1% of the Cut-Off Date Pool Balance (9 Mortgaged Properties in Loan Group 1 or 16.3% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the mortgagee secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The mortgagee then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the mortgagee has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Thirty (30) of the Mortgaged Properties, representing 10.5% of the Cut-Off Date Pool Balance (20 Mortgaged Properties in Loan Group 1 or 10.9% of the Cut-Off Date Group 1 Balance and 10 Mortgaged Properties in Loan Group 2 or 8.3% of the Cut-Off Date Group 2 Balance) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee’s right to have a receiver appointed under certain circumstances.

Three (3) of the Mortgage Loans, representing 11.3% of the Cut-Off Date Pool Balance (13.2% of the Cut-Off Date Group 1 Balance) are secured by Mortgaged Properties that are located in the state of New York, and more specifically in midtown Manhattan in the City of New York. The strength of the New York City economy and the office leasing market in particular is dependant upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the related mortgaged properties’ operation and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operation of the Mortgaged Properties could adversely affect the amount and timing of payments on the Mortgage Loans and consequently the amount and timing of distributions on the certificates.

Assessments of Property Condition

Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 8 Mortgaged Properties (loan numbers 7, 10, 47, 53, 72, 79, 122 and 240), representing by allocated loan amount approximately 4.8% of the Cut-Off Date Pool Balance (7 Mortgaged Properties in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Environmental Assessments. A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments. In connection with the origination of all of the Mortgage Loans, other than loan number 209, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 of the Mortgaged Properties representing, by allocated loan amount, 0.5% of the Cut-off Date Pool Balance (0.6% of Loan Group 1), are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

Co-Lender Loans

General.

Six (6) Mortgage Loans (loan number 1, the ‘‘Prime Outlets Pool Loan’’, loan number 4, the ‘‘Hyatt Center Loan’’, loan number 3, the ‘‘620 Avenue of the Americas Loan’’, loan number 22, the ‘‘Hohokam Towers Loan’’, loan number 87, the ‘‘DEA/ATF Building Loan’’ and loan number 168, the ‘‘SSA-Austin, TX Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), originated by Wachovia Bank, National Association, are each evidenced by one of two notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Prime Outlets Pool Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Prime Outlets Pool Pari Passu Companion Loan’’) that is pari passu in right of entitlement to payment with the Prime Outlets Pool Loan. The Prime Outlets Pool Pari Passu Companion Loan and the Prime Outlets Pool Loan are referred to collectively herein as the ‘‘Prime Outlets Pool Whole Loan’’. The Prime Outlets Pool Loan has a Cut-Off Date Balance of $315,340,000, representing 7.5% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance). The Prime Outlets Pool Pari Passu Companion Loan will not be included in the Trust Fund. See "Prime Outlets Pool" in Annex A-8 to this prospectus supplement.

The Hyatt Center Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Hyatt Center Pari Passu Companion Loan’’) that is pari passu in right of entitlement to payment with the Hyatt Center Loan. The Hyatt Center Pari Passu Companion Loan and the Hyatt Center Loan are referred to collectively herein as the ‘‘Hyatt Center Whole Loan’’. The Hyatt Center Loan has a Cut-Off Date Balance of $162,500,000 representing 3.8% of the Cut-Off Date Pool Balance (4.5% of the Cut-Off Date Group 1 Balance). The Hyatt Center Pari Passu Companion Loan will not be included in the Trust Fund. See "Hyatt Center" in Annex A-8 to this prospectus supplement.

Two (2) Mortgage Loans (loan numbers 87 and 168) (the ‘‘Caplease Loans’’), are each part of a split loan structure, each of which has 1 companion loan (each, a ‘‘Caplease Companion Loan’’) that is subordinate in its right of entitlement to payment to the related Caplease Loan. Notwithstanding the immediately preceding sentence, the holders of the related Caplease Companion Loans have agreed to subordinate their interests in certain respects to the related Caplease Loan, subject to their prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). See ‘‘—Caplease Loans’’ below. Capital Lease, LP (‘‘Caplease’’), is the holder of the Caplease Companion Loans, but may elect to sell the Caplease Companion Loans at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Companion Loans.

One (1) Mortgage Loan (loan number 22), which has 1 companion loan (the ‘‘Hohokam Towers Companion Loan’’) is part of a split loan structure in which the Hohokam Towers Companion Loan is subordinate in its right of payment to the Hohokam Towers Loan.

One (1) Mortgage Loan (loan number 3), which has 1 companion loan (the ‘‘620 Avenue of the Americas Companion Loan’’) is part of a split loan structure in which the 620 Avenue of the Americas Companion Loan is subordinate in its right of payment to the 620 Avenue of the Americas Loan.

The Prime Outlets Pool Pari Passu Companion Loan, the Hyatt Center Pari Passu Companion Loan, the Hohokam Towers Companion Loan, the 620 Avenue of the Americas Companion Loan and the Caplease Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund. The Prime Outlets Pool Pari Passu Companion Loan and the Hyatt Center Pari Passu Companion Loan are collectively referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Prime Outlets Pool Loan and the Hyatt Center Loan are collectively referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, except for the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. Each Caplease Loan, together with its respective Caplease Companion Loan, is referred to herein as a ‘‘Caplease Whole Loan’’. The 620 Avenue of the Americas Loan, together with the 620 Avenue of the Americas Companion Loan, are referred to herein as the ‘‘620 Avenue of the Americas Whole Loan’’. The Hohokam Towers Loan, together with the Hohokam Towers Companion Loan, are referred to herein as the ‘‘Hohokam Towers Whole Loan.’’ The Hohokam Towers Whole Loan, the 620 Avenue of the Americas Whole Loan, the Caplease Whole Loans, the Hyatt Center Whole Loan and the Prime Outlets Pool Whole Loan are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and collectively as the ‘‘Whole Loans’’.

The trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C22 transaction (the ‘‘2005-C22 Transaction’’ and the related trust fund, the ‘‘2005-C22 Trust Fund’’) is the holder of the Hyatt Center Pari Passu Companion Loan. Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Prime Outlets Pool Pari Passu Companion Loan. Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the Hohokam Towers Companion Loan and the 620 Avenue of the Americas Companion Loan.

With respect to the Prime Outlets Pool Loan, the terms of the related intercreditor agreement (the ‘‘Prime Outlets Pool Intercreditor Agreement’’), provide that the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan are of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Hyatt Center Loan, the terms of the related intercreditor agreement (the ‘‘Hyatt Center Intercreditor Agreement’’), provide that the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

With respect to the 620 Avenue of the Americas Loan, the terms of the related intercreditor agreement (the ‘‘620 Avenue of the Americas Intercreditor Agreement’’) provide that the 620 Avenue of the Americas Companion Loan is subordinate in certain respects to the 620 Avenue of the Americas Loan.

With respect to the Hohokam Towers Loan, the terms of the related intercreditor agreement (the ‘‘Hohokam Towers Intercreditor Agreement’’) provide that the Hohokam Towers Companion Loan is subordinate in certain respects to the Hohokam Towers Loan.

With respect to each Caplease Loan, the terms of the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’) provide that the related Caplease Companion Loan is subordinate in certain respects to the related Caplease Loan.

The Prime Outlets Pool Intercreditor Agreement, the Hyatt Center Loan Intercreditor Agreement, the Caplease Intercreditor Agreements, the Hohokam Towers Intercreditor Agreement and the 620 Avenue of the Americas Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and collectively as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Mortgage Loan	Cut-Off Date Principal Balance of Senior Component	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut- Off Date LTV
Prime Outlets Pool	$315,340,000	$630,680,000	$630,680,000	1.21x	80.0%
Hyatt Center	$162,500,000	$325,000,000	$325,000,000	1.51x	65.0%
620 Avenue of the Americas	$205,000,000	$205,000,000	$235,000,000	1.01x	83.9%
Hohokam Towers.	$35,000,000	$35,000,000	$40,000,000	1.10x	79.7%
DEA/ATF Building	$11,280,000	$11,280,000	$12,580,302	1.04x	89.2%
SSA-Austin, TX	$5,390,700	$5,390,700	$6,158,345	0.96x	89.3%

Prime Outlets Pool Loan

Servicing Provisions of the Prime Outlets Pool Intercreditor Agreement. With respect to the Prime Outlets Pool Loan, the Master Servicer and the Special Servicer will administer the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan pursuant to the Pooling and Servicing Agreement and the Prime Outlets Pool Intercreditor Agreement for so long as the Prime Outlets Pool Loan is part of the Trust Fund. The holders of the Prime Outlets Pool Pari Passu Companion Loan or an advisor on their behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Prime Outlets Pool Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments. Pursuant to the Prime Outlets Pool Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Prime Outlets Pool Loan and/or the Pari Passu Companion Loan (subject, in each case, to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Prime Outlets Pool Loan and the Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

Hyatt Center Loan

Servicing Provisions of the Hyatt Center Intercreditor Agreement. With respect to the Hyatt Center Loan, the 2005-C22 Master Servicer and the 2005-C22 Special Servicer will administer the Hyatt Center Loan and its related Pari Passu Companion Loan pursuant to the 2005-C22 Pooling and Servicing Agreement and the Hyatt Center Intercreditor Agreement for so long as such Pari Passu Companion Loan is part of the 2005-C22 Trust Fund. The holder of the Hyatt Center Pari Passu Companion Loan or an advisor on its behalf will generally share all of the rights that the 2005-C22 Controlling Class Representative has with respect to directing the 2005-C22 Master Servicer and/or the 2005-C22 Special Servicer with respect to the servicing of the Hyatt Center Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments. Pursuant to the Hyatt Center Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Hyatt Center Loan and/or the related Pari Passu Companion Loan (subject, in each case, to the rights of the 2005-C22 Master Servicer, the 2005-C22 Special Servicer, the 2005-C22 Trustee, the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement and the 2005-C22

Pooling and Servicing Agreement, as applicable) will be applied to the Hyatt Center Loan and the related Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

620 Avenue of the Americas Loan

Servicing Provisions of the 620 Avenue of the Americas Intercreditor Agreement. Pursuant to the terms of the 620 Avenue of the Americas Intercreditor Agreement, the 620 Avenue of the Americas Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 620 Avenue of the Americas Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 620 Avenue of the Americas Whole Loan will be allocated first, to the holder of the 620 Avenue of the Americas Companion Loan and thereafter to the 620 Avenue of the Americas Loan.

With respect to the 620 Avenue of the Americas Loan, the Master Servicer and Special Servicer will service and administer the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan pursuant to the Pooling and Servicing Agreement and the 620 Avenue of the Americas Intercreditor Agreement for so long as the 620 Avenue of the Americas Loan is part of the Trust Fund. The holder of the 620 Avenue of the Americas Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 620 Avenue of the Americas Whole Loan at such times as the 620 Avenue of the Americas Companion Loan is not the subject of a 620 Avenue of the Americas Control Appraisal Period (as defined below).

A ‘‘620 Avenue of the Americas Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) principal balance of the 620 Avenue of the Americas Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the 620 Avenue of the Americas Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the 620 Avenue of the Americas Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 620 Avenue of the Americas Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 620 Avenue of the Americas Intercreditor Agreement (net of any liens senior to the lien of the 620 Avenue of the Americas Loan), is less than or equal to (b) twenty-five (25%) of the principal balance of the 620 Avenue of the Americas Companion Loan.

No advice or direction of the holder of the 620 Avenue of the Americas Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the 620 Avenue of the Americas Whole Loan, the holder of the 620 Avenue of the Americas Companion Loan will be entitled to (i) cure such monetary default within the later of (A) five (5) business days of the giving of the cure notice and (B) the expiration of the mortgagor’s cure period, if any; (ii) cure such non-monetary default within twenty-five (25) days after the later of (Y) the giving by the holder of the 620 Avenue of the Americas Loan of the cure notice and (Z) the expiration of the mortgagor’s cure period, if any; provided, however, if such non-monetary default is susceptible of cure but cannot be reasonably cured within such period above and if curative action was promptly commenced and is being continuously and diligently pursued by the holder of the 620 Avenue of the Americas Companion Loan, such holder of the 620 Avenue of the Americas Companion Loan may be given an additional period of time as is reasonably necessary to cure such non-monetary default, subject to the conditions contained in the 620 Avenue of the Americas Intercreditor Agreement; and/or (iii) purchase the 620 Avenue of the Americas Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the 620 Avenue of the Americas Intercreditor Agreement; provided, further, however, the holder of the 620 Avenue of the Americas Companion Loan may only cure such defaults six (6) times during the life of the 620 Avenue of the Americas Loan and no such cure may exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the 620 Avenue of the Americas Loan together with all unpaid interest thereon at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 620 Avenue of the Americas Loan is responsible and any other Additional Trust Fund Expenses in respect of the 620 Avenue of the Americas Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the Trust Fund during such period, and any and all costs and expenses incurred by the Trust Fund in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 620 Avenue of the Americas Whole Loan.

Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the 620 Avenue of the Americas Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘620 Avenue of the Americas Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the 620 Avenue of the Americas Companion Loan under the 620 Avenue of the Americas Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 620 Avenue of the Americas Whole Loan will be paid in the following manner:

First, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 620 Avenue of the Americas Whole Loan, in an amount equal to the holder of the 620 Avenue of the Americas's pro rata portion (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan;

Third, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Loan;

Fourth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding;

Fifth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 620 Avenue of the Americas Whole Loan, in an amount equal to the holder of the 620 Avenue of the Americas Companion Loan's pro rata portion (based upon the outstanding principal balances of the

620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) of the principal balance of the 620 Avenue of the Americas Whole Loan;

Seventh, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Companion Loan;

Eighth, to the holder of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 620 Avenue of the Americas Whole Loan;

Ninth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Tenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Eleventh, to the holder of the 620 Avenue of the Americas Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments in accordance with the terms of the 620 Avenue of the Americas Intercreditor Agreement shall be paid to the holder of the 620 Avenue of the Americas Companion Loan;

Twelfth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan; provided, however, that all late charges which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments shall be instead paid to the holder of the 620 Avenue of the Americas Companion Loan;

Fourteenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan;

Fifteenth, to the holders of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Sixteenth, any excess, pro rata, to the holders of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan (based upon the principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, respectively or if such principal balances are zero, based on the initial principal balance of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, respectively).

Following the occurrence and during the continuance of a 620 Avenue of the Americas Special Event of Default (subject to the cure and purchase rights of holder of the 620 Avenue of the Americas Companion Loan under the 620 Avenue of the Americas Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 620 Avenue of the Americas Whole Loan will be paid in the following manner:

First, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the principal balance of the 620 Avenue of the Americas Loan until paid in full;

Third, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Loan;

Fourth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by the holder of the 620 Avenue of the Americas Companion Loan;

Fifth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the principal balance of the 620 Avenue of the Americas Companion Loan until paid in full;

Seventh, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 620 Avenue of the Americas Companion Loan;

Eighth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 620 Avenue of the Americas Loan;

Ninth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata portion (based upon the initial principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Tenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata portion (based upon the initial principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan) portion of all assumption fees, to the extent actually paid;

Eleventh, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the 620 Avenue of the Americas Companion Loan;

Twelfth, to the holder of the 620 Avenue of the Americas Loan in an amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments shall be instead paid to the holder of the 620 Avenue of the Americas Companion Loan;

Thirteenth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the 620 Avenue of the Americas Loan, in an amount equal to its pro rata (based upon the initial principal balances of the 620 Avenue of the Americas Companion Loan and the 620 Avenue of the Americas Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan, provided, however, that all late charges which accrued during any and all periods for which the holder of the 620 Avenue of the Americas Companion Loan made cure payments shall be paid instead to the holder of the 620 Avenue of the Americas Companion Loan;

Fifteenth, to the holder of the 620 Avenue of the Americas Companion Loan, in an amount equal to its pro rata (based upon the ratio between the initial principal balances of the 620 Avenue of the Americas Companion Loan and the 620 Avenue of the Americas Loan) portion of the late charges accruing under the 620 Avenue of the Americas Whole Loan;

Sixteenth, to the holder of the 620 Avenue of the Americas Loan and the holder of the 620 Avenue of the Americas Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated thereto calculated at the applicable interest rate from the date such realized loss was allocated to the 620 Avenue of the Americas Loan or the 620 Avenue of the Americas Companion Loan, as applicable, through the date such realized loss was reimbursed; and

Seventeenth, any excess, pro rata, to the holders of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan (based upon the initial principal balances of the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan, respectively).

Hohokam Towers Loan

Servicing Provisions of the Hohokam Towers Intercreditor Agreement. Pursuant to the terms of the Hohokam Towers Intercreditor Agreement, the Hohokam Towers Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Hohokam Towers Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Hohokam Towers Whole Loan will be allocated first, to the holder of the Hohokam Towers Companion Loan and thereafter to the Hohokam Towers Loan.

With respect to the Hohokam Towers Loan, the Master Servicer and Special Servicer will service and administer the Hohokam Towers Loan and the Hohokam Towers Companion Loan pursuant to the Pooling and Servicing Agreement and the Hohokam Towers Intercreditor Agreement for so long as the Hohokam Towers Loan is part of the Trust Fund. The holder of the Hohokam Towers Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Hohokam Towers Loan at such times as the Hohokam Towers Companion Loan is not the subject of a Hohokam Towers Control Appraisal Period (as defined below).

A ‘‘Hohokam Towers Control Appraisal Period’’ occurs at such times when the principal balance of the Hohokam Towers Companion Loan minus the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Hohokam Towers Companion Loan, (y) any Hohokam Towers Control Appraisal Amount and (z) any realized losses on the Hohokam Towers Whole Loan (without duplication of amounts) is less than or equal to twenty-five percent (25%) of (i) the principal balance of the Hohokam Towers Companion Loan minus any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Hohokam Towers Companion Loan. A ‘‘Hohokam Towers Control Appraisal Amount’’ is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Hohokam Towers Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer, the Special Servicer or the Trustee, all accrued and unpaid interest on the Hohokam Towers Whole Loan at a per annum rate equal to its interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Hohokam Towers Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Hohokam Towers Intercreditor Agreement (net of any liens senior to the liens of the Hohokam Towers Whole Loan).

No advice or direction of the holder of the Hohokam Towers Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Hohokam Towers Whole Loan, the holder of the Hohokam Towers Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non-monetary defaults and/or (ii) purchase the Hohokam Towers Loan from the Trust Fund after the expiration of the cure period subject to the conditions contained in the Hohokam Towers Intercreditor Agreement; provided, however, the holder of the Hohokam Towers Companion Loan may only cure such defaults five (5) times during the life of the Hohokam Towers Whole Loan and no such cure may exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the Hohokam Towers Loan together with all unpaid interest thereon at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Hohokam Towers Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance and shall exclude any Prepayment Premium and default interest and shall exclude any Liquidation Fee or Workout Fee payable to the Special Servicer so long as the repurchase occurs within sixty (60) days after delivery of the purchase option notice. No prepayment consideration will be payable in connection with such a purchase of the Hohokam Towers Whole Loan.

Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Hohokam Towers Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Hohokam Towers Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Hohokam Towers Companion Loan under the Hohokam Towers Intercreditor Agreement), after payment or reimbursement of any advances (exclusive of advances made by the holder of the Hohokam Towers Companion Loan to pay interest or principal payments under the Hohokam Towers Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Hohokam Towers Whole Loan will be paid in the following manner:

First, to the holder of the Hohokam Towers Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Second, to the holder of the Hohokam Towers Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of the principal payments received, if any, with respect to the Hohokam Towers Whole Loan;

Third, to the holder of the Hohokam Towers Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Fourth, to the holder of the Hohokam Towers Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of the principal payments received, if any, with respect to the Hohokam Towers Whole Loan;

Fifth, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding costs and expenses otherwise already paid pursuant to the previsions above, but including, without limitation, all unreimbursed advances made by the holder of the Hohokam Towers Companion Loan;

Sixth, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Seventh, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holders of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Eighth, (A) to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the Prepayment Premium in an amount necessary to maintain the respective yields on the

Hohokam Towers Loan and the Hohokam Towers Companion Loan), to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and (B) to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the Prepayment Premium in an amount necessary to maintain the respective yields on the Hohokam Towers Loan and the Hohokam Towers Companion Loan), to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Ninth, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, pro rata, based upon the default interest respectively accrued under the Hohokam Towers Whole Loan, to the extent actually paid, allocable to the Hohokam Towers Whole Loan; and

Tenth, any excess, pro rata, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively); provided that if such balances are each equal to zero, then based upon the initial principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan.

Following the occurrence and during the continuance of a Hohokam Towers Special Event of Default (subject to the cure and purchase rights of the holder of the Hohokam Towers Companion Loan under the Hohokam Towers Intercreditor Agreement), after payment or reimbursement of any advances (exclusive of advances made by the holder of the Hohokam Towers Companion Loan to pay interest or principal payments under the Hohokam Towers Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Hohokam Towers Whole Loan will be paid in the following manner:

First, to the holder of the Hohokam Towers Loan, in an amount equal to the accrued and unpaid interest (other than any default interest) due thereon;

Second, to the holder of the Hohokam Towers Loan, in an amount equal to the principal balance of the Hohokam Towers Loan until paid in full;

Third, to the holder of the Hohokam Towers Companion Loan, in an amount equal to accrued and unpaid interest on the principal balance of the Hohokam Towers Companion Loan through the end of the related interest accrual period, plus all unreimbursed advances made by the holder of the Hohokam Towers Companion Loan to pay interest on the Hohokam Towers Loan and/or the Hohokam Towers Companion Loan;

Fourth, to the holder of the Hohokam Towers Companion Loan, in an amount equal to all unreimbursed advances made by the holder of the Hohokam Towers Companion Loan to pay principal under the Hohokam Towers Loan and/or the Hohokam Towers Companion Loan and the principal balance of the Hohokam Towers Companion Loan, until all such advances made by the holder of the Hohokam Towers Companion Loan and the principal balance of the Hohokam Towers Companion Loan are paid in full;

Fifth, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses (excluding costs and expenses otherwise already paid pursuant to the provisions above, but including, without limitation, all unreimbursed advance made by the holder of the Hohokam Towers Companion Loan;

Sixth, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loans) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any extension fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Seventh, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers

Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan; and to the holder of the Hohokam Towers Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan) of any exit fees, to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Eighth, to the holder of the Hohokam Towers Loan, in an amount equal to its pro rata portion (based upon the Prepayment Premium in an amount necessary to maintain the respective yields on the Hohokam Towers Loan and the Hohokam Towers Companion Loan), to the extent actually paid, with respect to the Hohokam Towers Whole Loan;

Ninth, to the holder of the Hohokam Towers Companion Loan, in an amount equal to any Prepayment Premium, allocated pro rata to the amount necessary to maintain the yield on the Hohokam Towers Companion Loan, to the extent actually paid, allocable to the Hohokam Towers Companion Loan;

Tenth, to the holder of the Hohokam Towers Loan, in an amount equal to any unpaid default interest accrued on the Hohokam Towers Loan;

Eleventh, to the holder of the Hohokam Towers Companion Loan, in an amount equal to any unpaid default interest accrued on the Hohokam Towers Companion Loan; and

Twelfth, any excess, pro rata, to the holders of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, (based upon the outstanding principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan, respectively); provided that if the principal balance of the Hohokam Towers Companion Loan is equal to zero, then based upon the initial principal balance of the Hohokam Towers Loan and the Hohokam Towers Companion Loan.

Caplease Loans

Servicing Provisions of the Caplease Intercreditor Agreements. With respect to the Caplease Loans, the Master Servicer and Special Servicer will service and administer each Caplease Loan and the related Caplease Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Caplease Loan is part of the Trust Fund. Each Caplease Loan and the related Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. The holder of such Caplease Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the Caplease Loan and the related Caplease Companion Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of a Caplease Loan and the related Caplease Companion Loan after an event of default under the related loan documents occurs, the principal balance of the Mortgage Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the related Caplease Companion Loan will be entitled to purchase such Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of such Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed Advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the loan documents.

Applications of Payments. Pursuant to the related Caplease Intercreditor Agreement, to the extent described below, the right of the holder of the related Caplease Companion Loan to receive payments with respect to the Caplease Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the related Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the related Caplease Loan, in an amount equal to interest due with respect to the related Caplease Loan at the pre-default interest rate thereon;

Second, to the holder of the related Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the related Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, to fund any applicable reserves under the terms of the Mortgage Loan documents for the related Caplease Whole Loan;

Fourth, to the holder of the related Caplease Companion Loan, in an amount equal to amounts then due with respect to the related Caplease Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the related Caplease Companion Loan, interest due with respect to the related Caplease Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related Caplease Companion Loan);

Fifth, to reimburse the Master Servicer, Special Servicer or the holder of the related Caplease Companion Loan for any outstanding advances made by either such party on the related Caplease Loan or the related Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Sixth, sequentially to the related Caplease Loan and then the related Caplease Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

Seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid); and

Eighth, to any default interest, first to the default interest accrued on the related Caplease Loan and then default interest accrued on the related Caplease Companion Loan.

Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the related Caplease Companion Loan, and thereafter will be payable to the holder of the related Caplease Loan.

Application of Amounts Paid to Trust Fund. On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan; and in the case of the Hyatt Center Loan, such amounts will be applied and distributed in accordance with the 2005-C22 Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreements, the holders of the subordinate loans (the ‘‘Subordinate Loans’’) with respect to 1 Mortgage Loan (loan number 13) generally has the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related intercreditor agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan, however, in a work-out context the forgoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios, LTV Ratios and Loan per Sq. Ft., Unit, Pad or Room with respect to the Prime Outlets Pool Loan and the Hyatt Center Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan, the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan, respectively. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8:

(i) References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 121 Mortgage Loans, representing 55.6% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 53.8% of the Cut-Off Date Group 1 Balance and 40 Mortgage Loans in Loan Group 2 or 66.4%) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 13 Mortgage Loans (loan numbers 3, 35, 46, 67, 76, 95, 97, 207, 242, 244, 254, 268 and 283), representing 7.4% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 8.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.4%), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves; (iii) with respect to 8 Mortgage Loans (loan numbers 5, 36, 79, 92, 123, 178, 203 and 222), representing 4.7% of the Cut-Off Date Pool Balance (5 of the Mortgage Loans in Loan Group 1 or 5.0% of the Cut-Off Date Group 1 Balance and 3 of the Mortgage Loans in Loan Group 2 or 2.8% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under certain holdbacks; (iv) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis; and (v) with respect to 1 Mortgage Loan (loan number 25), representing 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the monthly debt service starting on January 11, 2011, following 5 years of additional scheduled principal payments, as described in Annex A-6 to this prospectus supplement; provided, further, that, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, ‘‘net cash flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) ex-penses were assumed to include annual replacement reserves. See ‘‘—Wachovia's Underwriting Standards —Escrow Requirements—Replacement Reserves’’, "—Nomura's Underwriting Standards—Escrow Requirements" and "—Artesia's Underwriting Standards—Escrow Requirements" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii) References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan or, in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) to the appraised value of the related Mortgaged

Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 8 Mortgaged Properties (loan numbers 7, 10, 47, 53, 72, 79, 122 and 240), representing approximately 4.8% of the Cut-Off Date Pool Balance (7 Mortgaged Properties in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. Additionally, for purposes of determining the Cut-Off Date LTV Ratio for 2 Mortgage Loans (loan numbers 35 and 46), representing 1.0% of the Cut-Off Date Pool Balance (1.2% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves.

(iii) References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan, or in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 8 Mortgaged Properties (loan numbers by property 7, 10, 47, 53, 72, 79, 122 and 240), representing by allocated loan amount approximately 4.8% of the Cut-Off Date Pool Balance (7 Mortgaged Properties in Loan Group 1 or 5.2% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. Additionally, for purposes of determining the Maturity Date LTV Ratio for 2 Mortgage Loans (loan numbers 35 and 46), representing 1.0% of the Cut-Off Date Pool Balance (1.2% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves.

(iv) References to ‘‘Loan per Sq. Ft., Unit, Pad or Room’’ are, for each Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan or, in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) divided by the number of dwelling units, pads or guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan or, in the case of the Hyatt Center Loan, of the Hyatt Center Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v) References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi) References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii) References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii) References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.0005%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix) References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x) References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi) References to ‘‘L ( )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii) References to ‘‘D ( )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii) References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv) References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv) References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi) References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii) References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii) References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix) References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex A-7 to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia's Underwriting Standards’’, "—Nomura's Underwriting Standards", "—Artesia's Underwriting Standards" and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room/ Pad(1)	Weighted Average DSCR(1)(2)	Cut-Off Date LTV Ratio(1)(3)	LTV Ratio at Maturity or ARD(1)(3)	Weighted Average Mortgage Rate
Prime Outlets Pool	Wachovia	1/10	1	$315,340,000	7.5%	8.7%	Retail – Outlet	$181	1.21x	80.0%	70.1%	5.510%
1775 Broadway	Wachovia	1/1	1	250,000,000	5.9	6.9%	Office – CBD	$404	1.32x	71.4%	65.4%	5.680%
620 Avenue of the Americas	Wachovia	1/1	1	205,000,000	4.8	5.7%	Office – CBD	$306	1.16x	73.2%	73.2%	5.811%
Hyatt Center	Wachovia	1/1	1	162,500,000	3.8	4.5%	Office – CBD	$221	1.51x	65.0%	60.3%	5.440%
Belmar	Nomura	1/1	1	132,319,524	3.1	3.7%	Mixed Use – Retail/Office/ Multifamily	$163	1.32x	72.3%	60.9%	5.760%
Clay Terrace	Nomura	1/1	1	115,000,000	2.7	3.2%	Retail – Anchored	$230	1.69x	71.4%	71.4%	5.080%
The InterContinental Hotel – Kansas City, MO	Wachovia	1/1	1	73,500,000	1.7	2.0%	Hospitality – Full Service	$200,820	1.30x	73.5%	66.4%	5.920%
Britannia Business Center I	Wachovia	1/1	1	60,000,000	1.4	1.7%	Office – Suburban	$202	1.22x	73.6%	68.2%	5.320%
Marriott – Irving, TX	Wachovia	1/1	1	59,864,449	1.4	1.7%	Hospitality – Full Service	$164,463	1.47x	72.4%	61.0%	5.730%
Doubletree Hotel – Chicago, IL	Wachovia	1/1	1	54,000,000	1.3	1.5%	Hospitality – Full Service	$156,522	1.44x	67.2%	63.3%	5.510%
		10/19		$1,427,523,973	33.7%				1.33x	73.0%	67.0%	5.586%

Horizon Pool	Wachovia	1/3	1	$53,874,970	1.3%	1.5%	Retail – Outlet	$80	1.45x	79.8%	67.0%	5.580%
Huntington Oaks Shopping Center	Wachovia	1/1	1	51,000,000	1.2	1.4%	Retail – Anchored	$202	1.37x	74.3%	74.3%	5.770%
3500 Maple	Wachovia	1/1	1	47,000,000	1.1	1.3%	Office – CBD	$125	1.21x	70.1%	65.4%	5.770%
The Highland and Lodge Pool	Wachovia	1/2	2	46,480,000	1.1	7.5%	Multifamily – Conventional	$50,632	1.26x	79.9%	72.8%	5.480%
Sunmark Plaza	Wachovia	1/1	1	45,850,000	1.1	1.3%	Retail – Anchored	$165	1.21x	76.4%	73.4%	5.560%
TownMall of Westminster	Artesia	1/1	1	45,000,000	1.1	1.2%	Retail – Anchored	$101	1.32x	79.5%	71.2%	5.570%
Parkway Corporate Plaza	Wachovia	1/1	1	44,500,000	1.1	1.2%	Office – Suburban	$155	1.31x	66.0%	59.3%	5.690%
Ranchero Village	Nomura	1/1	1	43,000,000	1.0	1.2%	Mobile Home Park	$45,455	1.21x	71.7%	63.1%	5.710%
Marriott Renaissance – Philadelphia, PA	Wachovia	1/1	1	39,909,484	0.9	1.1%	Hospitality – Full Service	$114,354	1.52x	65.4%	55.1%	5.720%
Mountain Bay Plaza	Wachovia	1/1	1	39,500,000	0.9	1.1%	Office – Suburban	$239	1.37x	60.3%	57.8%	5.390%
		10/13		$456,114,454	10.8%				1.32x	72.8%	66.4%	5.626%

		20/32		$1,883,638,427	44.5%				1.33x	73.0%	66.8%	5.596%

(1)	Each of the Prime Outlets Pool Loan and the Hyatt Center Loan is part of a split loan structure that includes the Prime Outlets Pool Pari Passu Companion Loan and the Hyatt Center Pari Passu Companion Loan, respectively, which are not included in the Trust Fund. With respect to the Prime Outlets Pool Loan and the Hyatt Center Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot are based on the aggregate indebtedness of, or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu Companion Loan.

(2)	With respect to 4 Mortgage Loans (loan numbers 2, 3, 4 and 5), the DSC ratios were calculated by taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a ‘‘stabilized’’ basis.

(3)	The appraised value for the Mortgaged Properties with respect to 2 Mortgage Loans (loan numbers 7 and 10) are based on an ‘‘as-stabilized’’ basis.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this Prospectus Supplement as Annex A-8. Prospective investors are encouraged to carefully review the entire Prospectus Supplement, including each attached Annex, which are considered part of this Prospectus Supplement.

The Sponsors

Wachovia Bank, National Association

General. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, and originated and underwrote 139 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and 3,131 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program. One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $42.7 billion. Approximately $39.4 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia's commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with ratingagencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia's primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of January 1, 2006, Wachovia securitized approximately $39.4 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia's Underwriting Standards

General. Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "—Underwriting Standards for Wachovia" section.

Loan Analysis. Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, sesimic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (loan number 45), representing 0.5% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 2 Balance), sold to the Depositor by Wachovia, was originated by GKK Trading Corp. In each case, Wachovia re-underwrote such Mortgage Loan to Wachovia’s underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval. Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the "revenue" component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers' financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the "expense" component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia's judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia's judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The Debt Service Coverage Ratios and LTV Ratios described above under "—DSC Ratios and LTV Ratios" may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment. In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia's judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information".

Escrow Requirements. Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia's evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit and Capital’s Business. Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program. Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the fiscal years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura's Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura's Underwriting Standards’’ section.

Loan Analysis. Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information".

Loan-to-Value Ratio. Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and

Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura's Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

    Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business. Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 389 billion Euros ($527 billion) and a stock market capitalization of approximately 19 billion Euros ($26 billion) as of December 2004.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program. Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards—and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia's Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia , may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia's Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia's Underwriting Standards’’ section.

Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information".

Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia's Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred thirty-nine (139) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 68.7% of the Cut-Off Date Pool Balance (107 Mortgage Loans in Loan Group 1 or 69.2% of the Cut-Off Date Group 1 Balance and 32 Mortgage Loans in Loan Group 2 or 65.4% of the Cut-Off Date Group 2 Balance) were originated or acquired by Wachovia Bank, National Association (‘‘Wachovia’’).

Eighty-seven (87) of the Mortgage Loans (the ‘‘Nomura Mortgage Loans’’), representing 21.2% of the Cut-Off Date Pool Balance (54 Mortgage Loans in Loan Group 1 or 19.5% of the Cut-Off Date Group 1 Balance and 33 Mortgage Loans in Loan Group 2 or 30.9% of the Cut-Off Date Group 2 Balance) were originated by Nomura Credit & Capital, Inc. (‘‘Nomura’’).

Seventy-nine (79) of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 10.1% of the Cut-Off Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 11.2% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 3.7% of the Cut-Off Date Group 2 Balance) were originated by Artesia Mortgage Capital Corporation (‘‘Artesia’’).

Wachovia has no obligation to repurchase or substitute any of the Nomura Mortgage Loans or the Artesia Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Nomura Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the Hyatt Center Loan, the 2005-C22 Trustee will hold the original documents related to the Hyatt Center Loan for the benefit of the 2005-C22 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

The Trustee is required to maintain custody of the Mortgage File for each Mortgage Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. The Trustee is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, the Trustee is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Trustee has been engaged in the mortgage document custody business for more than 25 years. The Trustee maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. The Trustee maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. The Trustee maintains each Mortgage File as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Mortgage Files are segregated by transaction or investor.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x) as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the

Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

 SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Hyatt Center Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Hyatt Center Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Prime Outlets Pool Loan, to the extent set forth in the Prime Outlets Pool Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the Hyatt Center Loan. See ‘‘—Servicing of the Hyatt Center Loan’’ below for a description of the servicing of the Hyatt Center Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the Hyatt Center Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the Hyatt Center Loan and its respective Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the

Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the "Master Servicer") under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,531	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage backed securities.

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are "A-1+" by S&P, "P-1" by Moody’s and "F1+" by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will ordinarily be performed by the Trustee as described under "DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the Mortgage Loans (other than the Hyatt Center Loan) under the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing

Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases, subordinate financing and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially services a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers, and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners’ as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. Once each of these items are evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in the Trust Fund. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties in the Pooling and Servicing Agreement. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under the Pooling and Servicing Agreement do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO Loans in accordance with the terms of the Pooling and Servicing Agreement and consistent with the Servicing Standard. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction performed by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsors, the Trust Fund, the Master Servicer, the Trustee or any originator of any of the Mortgage Loans identified in this prospectus supplement.

Except for LNR Partners acting as special servicer for the Mortgage Loans (other than the Hyatt Center Loan), there are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates. Additionally, an affiliate of LNR Partners is acquiring an interest in one or more Classes of Certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners, Inc.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Hyatt Center Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the 2005-C22 Controlling Class Representative. See "—Servicing of the Hyatt Center Loan" below. With respect to the Prime Outlets Pool Loan, if either of the Prime Outlets Pool Pari Passu Companion Loan is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to each of the 620 Avenue of the Americas Loan and the Hohokam Tower Loan, the right to replace the Special Servicer solely with respect to the 620 Avenue of the Americas Loan or the Hohokam Towers Loan, as applicable. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Hyatt Center Loan) or Companion Loan (other than the Hyatt Center Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Hyatt Center Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Hyatt Center Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Hyatt Center Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Hyatt Center Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Hyatt Center Loan) or Companion Loan (other than the Hyatt Center Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b) with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith,

reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer) will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account" and "—Collection and Other Servicing Procedures" in the attached prospectus.

Servicing of the Hyatt Center Loan

The Hyatt Center Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2005-C22 Transaction (the ‘‘2005-C22 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the 2005-C22 Pooling and Servicing Agreement (the ‘‘2005-C22 Master Servicer’’) will generally make advances and remit collections on the Hyatt Center Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the Hyatt Center Loan, and to enforce the terms of the Hyatt Center Intercreditor Agreement and make certain advances with respect to the Hyatt Center Loan, subject to its non-recoverability determination to the extent the 2005-C22 Master Servicer fails to make any advance it would otherwise be required to under the 2005-C22 Pooling and Servicing Agreement. The servicing arrangements under the 2005-C22 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2005-C22 Master Servicer under the 2005-C22 Pooling and Servicing Agreement, and the special servicer under the 2005-C22 Pooling and Servicing Agreement (the ‘‘2005-C22 Special Servicer’’) with respect to each of the mortgage loans serviced under the 2005-C22 Pooling and Servicing Agreement is CWCapital Asset Management LLC.

•	The trustee under the 2005-C22 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the ‘‘2005-C22 Trustee’’), who will be the mortgagee of record for the Hyatt Center Loan.

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2005-C22 Master Servicer, the 2005-C22 Special Servicer or the 2005-C22 Trustee or (b) except as described below, make servicing advances with respect to the Hyatt Center Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Hyatt Center Loan is dependent on its receipt of the corresponding information and collection from the 2005-C22 Master Servicer or the 2005-C22 Special Servicer.

•	Pursuant to the 2005-C22 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Hyatt Center Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Hyatt Center Loan that the 2005-C22 Master Servicer is required but fails to make, unless the 2005-C22 Master Servicer or the Master Servicer, after receiving the necessary information from the 2005-C22 Master Servicer, has determined that such advance would not be recoverable from collections on the Hyatt Center Loan.

•	If the 2005-C22 Master Servicer determines that a servicing advance it made with respect to the Hyatt Center Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2005-C22 Master Servicer is responsible for any request made by the borrower under the Hyatt Center Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an "SNDA"), it being agreed pursuant to the terms of the 2005-C22 Pooling and Servicing Agreement, that the 2005-C22 Master Servicer shall not grant, but shall forward to the 2005-C22 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2005-C22 Master Servicer. Wachovia Bank, National Association, in its capacity as master servicer under the 2005-C22 Pooling and Servicing Agreement, is the 2005-C22 Master Servicer under the 2005-C22 Pooling and Servicing Agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The 2005-C22 Special Servicer. CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company, with its primary special servicing office at 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, is the special servicer under the 2005-C22 Pooling and Servicing Agreement and is responsible for providing special servicing for the Hyatt Center Pari Passu Companion Loan. CWCAM or its affiliates are involved in real estate investment, finance and management. CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. As of November 30, 2005, CWCAM acted as special servicer for approximately $29 billion of commercial real estate assets representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. No securitization transaction involving commercial mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction of CWCAM as special servicer, including as a result of CWCAM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

The 2005-C22 Trustee. Wells Fargo Bank, N.A., in its capacity as trustee under the 2005-C22 Pooling and Servicing Agreement, is the 2005-C22 Trustee under the 2005-C22 Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The 2005-C22 Master Servicer and 2005-C22 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Hyatt Center Loan pursuant to the 2005-C22 Pooling and Servicing Agreement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1100% per annum, as described in this "—Compensation and Payment of Expenses’’ section.

(5)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.0005% per annum, as described in this Prospectus Supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0200% to 0.1100%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0236% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Hyatt Center Loan will be serviced by the 2005-C22 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, is computed on the basis of the same principal amount respecting which any related interest payment due on such

Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.0100% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than the Hyatt Center Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Hyatt Center Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any

Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Hyatt Center Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or the Hyatt Center Loan and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Hyatt Center Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—

Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii) any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi) any determination to allow a borrower not to maintain terrorism insurance; and

(xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. American Capital Strategies, Ltd., or an affiliate, will be the initial Controlling Class Representative.

Pursuant to the Prime Outlets Pool Intercreditor Agreement, the Controlling Class Representative will generally share with the holders of the Prime Outlets Pool Pari Passu Companion Loan the rights given to the Controlling Class Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan. In general, in the event the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Prime Outlets Pool Loan, the Controlling Class Representative will generally be required to confer with the holders of the Prime Outlets Pool Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holders of the Prime Outlets Pool Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Prime Outlets Pool Intercreditor Agreement provides that the Controlling Class Representative and the holders of the Prime Outlets Pool Pari Passu Companion Loan will contract with a third party designated under the Prime Outlets Pool Intercreditor Agreement to resolve such disagreement and the decision of such third-party will be binding upon the Controlling Class Representative and the holders of the Prime Outlets Pool Pari Passu Companion Loan in accordance with the Prime Outlets Pool Intercreditor Agreement.

Pursuant to the 2005-C22 Pooling and Servicing Agreement and the Hyatt Center Intercreditor Agreement, with respect to the Hyatt Center Loan, the Controlling Class Representative will generally share with the controlling class representative under the 2005-C22 Pooling and Servicing Agreement (the ‘‘2005-C22 Controlling Class Representative’’) the rights given to the 2005-C22 Controlling Class Representative under the 2005-C22 Pooling and Servicing Agreement to direct the 2005-C22 Master

Servicer and/or 2005-C22 Special Servicer with respect to the servicing of the Hyatt Center Loan and the related Pari Passu Companion Loan. Cadim TACH inc. is the 2005-C22 Controlling Class Representative and is an affiliate of the 2005-C22 Special Servicer. In general, in the event that the 2005-C22 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Hyatt Center Loan, the 2005-C22 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2005-C22 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Hyatt Center Intercreditor Agreement and the 2005-C22 Pooling and Servicing Agreement provide that the 2005-C22 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the Hyatt Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2005-C22 Controlling Class Representative and the Controlling Class Representative in accordance with the Hyatt Center Intercreditor Agreement.

In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Caplease Loans—Servicing Provisions of the Caplease Intercreditor Agreements’’ in this prospectus supplement.

Further, notwithstanding the foregoing, provided no Hohokam Towers Control Appraisal Period is in effect under the related Intercreditor Agreement, the holder of the Hohokam Towers Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Hohokam Towers Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Hohokam Towers Companion Loan will be entitled to such rights. The holder of the Hohokam Towers Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Hohokam Towers Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and must not have objected in writing to, the following additional actions, in accordance with the Hohokam Towers Intercreditor Agreement: (A) any modification or waiver of a monetary term of the Hohokam Towers Whole Loan and any modification of, or waiver with respect to, the Hohokam Towers Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Hohokam Towers Whole Loan or a modification or waiver of any other monetary term of the Hohokam Towers Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Hohokam Towers Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in the borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents; (B) any modification of, or waiver with respect to, the Hohokam Towers Whole Loan that would result in a discounted pay-off of the Hohokam Towers Whole Loan; (C) termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Hohokam Towers Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Hohokam Towers Whole Loan (other than pursuant to a purchase option contained in the Hohokam Towers Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Hohokam Towers Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Hohokam Towers Whole Loan; (G) any release of the borrower or any guarantor from liability with respect to the Hohokam Towers Whole Loan; (H) any determination (x) not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the Hohokam Towers Whole Loan; (I) any material changes to or waivers of any of the insurance requirements contained in the Mortgage; (J) any determination to apply insurance proceeds on the Mortgaged Property, or recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property, to the payment of the Hohokam Towers Whole Loan and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the mortgagee may give or withhold pursuant to the Mortgage; (K) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower; (L) approval of annual property budgets, if the holder of the Hohokam Towers Loan’s approval is required under the related Mortgage Loan documents; (M) approval of property manager, if the holder of the Hohokam Towers Loan’s approval is required under the Mortgage Loan document; and (N) any approval of a material lease, if the holder of the Hohokam Towers Loan’s approval is required under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, provided no 620 Avenue of the Americas Control Appraisal Period is in effect under the related Intercreditor Agreement, the holder of the 620 Avenue of the Americas Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 620 Avenue of the Americas Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the 620 Avenue of the Americas Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 620 Avenue of the Americas Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the 620 Avenue of the Americas Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the 620 Avenue of the Americas Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 620 Avenue of the Americas Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the 620 Avenue of the Americas Intercreditor Agreement: (A) any modification or waiver of a monetary term of the 620 Avenue of the Americas Whole Loan and any modification of, or waiver with respect to, the 620 Avenue of the Americas Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the 620 Avenue of the Americas Whole Loan or a modification or waiver of any other monetary term of the 620 Avenue of the Americas Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other sums other than de minimis sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the 620 Avenue of the Americas Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in the borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents; (B) any modification of, or waiver with respect to, the 620 Avenue of the Americas Whole Loan that would result in a discounted pay-off of the 620 Avenue of the Americas Whole Loan; (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the 620 Avenue of the Americas Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the 620 Avenue of the Americas Whole Loan (other than pursuant to a purchase option contained in the 620 Avenue of the Americas Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 620 Avenue of the Americas Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 620 Avenue of the Americas Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the 620 Avenue of the Americas Whole Loan; (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the terms of the 620 Avenue of the Americas Intercreditor Agreement and (y) to provide to the holder of the 620 Avenue of the Americas Companion Loan copies of the weekly reconciliation required to be prepared thereunder; (I) any determination (x) not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the 620 Avenue of the Americas Whole Loan; (J) any material changes to or waivers of any of the insurance requirements; (K) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the mortgagee may give or withhold pursuant to the Mortgage; (L) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents; (M) any determination to approve or disapprove the condominium documents or the offering plan or any modification of the condominium documents as to which the mortgagee’s consent is required or to abandon the condo conversion or materially modify the condominium plan approved by the lender in connection with the condo conversion; (N) any determination to approve (x) any easement or use agreement to be entered into pursuant to the Sherwood contract which is in a form different from that set forth in the Sherwood contract or (y) any matter as to which the mortgagee’s consent is required under the Mortgage; and (O) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Hyatt Center Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Hyatt Center Loan will be serviced under the 2005-C22 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See "—Servicing of the Hyatt Center Loan" above. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see "DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans") (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the

Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also he subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Hyatt Center Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Hyatt Center Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Hyatt Center Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; with respect to inspections prepared by the Special Servicer, the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Hyatt Center Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Hyatt Center Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-C and Class X-P Certificates (together, the ‘‘Class X Certificates’’ and, together with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (collectively, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class X-C and Class X-P Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates—The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$105,862,000	2.503%
Class A-2 Certificates	$137,307,000	3.246%
Class A-3 Certificates	$62,700,000	1.482%
Class A-PB Certificates	$252,071,000	5.959%
Class A-4 Certificates	$1,780,716,000	42.099%
Class A-1A Certificates	$622,245,000	14.711%
Class A-M Certificates	$422,986,000	10.000%
Class A-J Certificates	$274,941,000	6.500%
Class B Certificates	$37,011,000	0.875%
Class C Certificates	$52,873,000	1.250%
Class D Certificates	$37,011,000	0.875%
Class E Certificates	$31,724,000	0.750%
Class F Certificates	$42,299,000	1.000%
Non-Offered Certificates (other than the Class X Certificates)	$370,113,029	8.750%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a ‘‘Notional Amount’’) of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $4,229,859,029 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(i) until the Distribution Date in September 2006, the sum of (a) the lesser of $99,765,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $621,462,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(ii) after the Distribution Date in September 2006, through and including the Distribution Date in March 2007, the sum of (a) the lesser of $88,127,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $620,469,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(iii) after the Distribution Date in March 2007, through and including the Distribution Date in September 2007, the sum of (a) the lesser of $20,514,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $609,026,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(iv) after the Distribution Date in September 2007, through and including the Distribution Date in March 2008, the sum of (a) the lesser of $80,371,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $595,953,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(v) after the Distribution Date in March 2008, through and including the Distribution Date in September 2008, the sum of (a) the lesser of $2,407,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $583,116,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-3, Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(vi) after the Distribution Date in September 2008, through and including the Distribution Date in March 2009, the sum of (a) the lesser of $227,502,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $570,648,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, and (d) the lesser of $41,343,000 and the Certificate Balance of the Class K Certificates;

(vii) after the Distribution Date in March 2009, through and including the Distribution Date in September 2009, the sum of (a) the lesser of $152,712,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $558,080,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, and (d) the lesser of $1,716,000 and the Certificate Balance of the Class K Certificates;

(viii) after the Distribution Date in September 2009, through and including the Distribution Date in March 2010, the sum of (a) the lesser of $80,482,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $545,902,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, and (d) the lesser of $21,582,000 and the Certificate Balance of the Class J Certificates;

(ix) after the Distribution Date in March 2010, through and including the Distribution Date in September 2010, the sum of (a) the lesser of $1,778,955,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $533,688,000 and the Certificate Balance of the Class A-1A Certificates,

(c)  the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, and (d) the lesser of $37,615,000 and the Certificate Balance of the Class H Certificates;

(x) after the Distribution Date in September 2010, through and including the Distribution Date in March 2011, the sum of (a) the lesser of $1,627,944,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $512,368,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, and (d) the lesser of $2,298,000 and the Certificate Balance of the Class H Certificates;

(xi) after the Distribution Date in March 2011, through and including the Distribution Date in September 2011, the sum of (a) the lesser of $1,559,745,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $500,084,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates, and (d) the lesser of $21,821,000 and the Certificate Balance of the Class G Certificates;

(xii) after the Distribution Date in September 2011, through and including the Distribution Date in March 2012, the sum of (a) the lesser of $1,494,452,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $485,972,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates, and (d) the lesser of $31,978,000 and the Certificate Balance of the Class F Certificates;

(xiii) after the Distribution Date in March 2012, through and including the Distribution Date in September 2012, the sum of (a) the lesser of $1,425,317,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $474,499,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates, and (d) the lesser of $1,081,000 and the Certificate Balance of the Class F Certificates;

(xiv) after the Distribution Date in September 2012, through and including the Distribution Date in March 2013, the sum of (a) the lesser of $1,324,933,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $458,925,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C and Class D Certificates, and (d) the lesser of $3,159,000 and the Certificate Balance of the Class E Certificates;

(xv) after the Distribution Date in March 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $4,069,646,000.

The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately   % per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P, Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(2)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(3)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the

Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

(4)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

For each Distribution Date after the Distribution Date in March 2013, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately   % per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in March 2013, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 12 Mortgage Loans (loan numbers 53, 74, 78, 81, 89, 94, 108, 115, 129, 134, 187 and 201), representing 2.8% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Distributions

General. Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in April 2006.

The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class R-I, Class R-II and Class Z Certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii) any Prepayment Premiums and Yield Maintenance Charges;

(iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv) any amounts deposited in the Certificate Account in error;

(v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

(b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu Companion Loan) and all P&I Advances made by the 2005-C22 Master Servicer with respect to such Distribution Date and the Hyatt Center Loan;

(c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account. The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account. The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account. The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates.

Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account. The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates have been made on such Distribution Date;

(9)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(10)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(12)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(13)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of payment;

(15)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(16)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(18)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(19)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(21)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(22)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(24)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(25)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(27)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(28)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(30)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(31)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(33)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(34)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(36)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(37)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(39)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(40)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(42)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(43)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(45)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(46)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(48)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(49)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(51)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(52)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(54)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(55)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(57)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(58)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(59)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(60)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(61)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(62)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(63)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(64)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (63) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest. The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The ‘‘Accrued Certificate Interest’’ in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Prime Outlets Pool Whole Loan, which shall be allocated, pro rata, among the Prime Outlets Pool Pari Passu Companion Loan and the Prime Outlets Pool Loan, with any Prepayment Interest Shortfall allocated to the Prime Outlets Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. Further, a Prepayment Interest Shortfall with respect to the Hyatt Center Whole Loan, which shall be allocated, pro rata, between the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan with any Prepayment Interest Shortfall allocated to the Hyatt Center Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount. So long as the Class A-4 and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of the Class A-4 Certificates or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee or the 2005-C22 Master Servicer, as applicable:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the 2005-C22 Master Servicer, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c) with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance. The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties. Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Hyatt Center Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the

Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in March 2013, 11% to the holders of the Class X-P Certificates and 89% to the holders of the Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class X-C Certificates and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates), (b) to the holders of the Class E Certificates by means of the subordination of the Class F Certificates and the Non-Offered

Certificates (other than the Class X Certificates), (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (f) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (g) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates) and (h) to the holders of the Class A Certificates and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1, Class A-2, Class A-3 and Class A-PB Certificates have been reduced to zero, the Class A-PB Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates, in the

aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Prime Outlets Pool Whole Loan will be allocated in accordance with the Prime Outlets Pool Intercreditor Agreement pro rata to the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan. Any losses and expenses with respect to the Hyatt Center Whole Loan will be allocated in accordance with the Hyatt Center Intercreditor Agreement pro rata to the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than the Hyatt Center Loan, as provided below, but including the Prime Outlets Pool Pari Passu Companion Loan that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to a Prime Outlets Pool Pari Passu Companion Loan, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan (except, with respect to the Master Servicer, the Prime Outlets Pool Pari Passu Companion Loan when they are included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, except any P&I Advance with respect to a Prime Outlets Pool Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer. In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Hyatt Center Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2005-C22 Master Servicer in accordance with the 2005-C22 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Hyatt Center Loan may be reduced by an appraisal reduction amount as calculated under the 2005-C22 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2005-C22 Master Servicer fails to make a required principal and interest advance on the Hyatt Center Loan pursuant to the 2005-C22 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Hyatt Center Loan), the Master Servicer will be required to make the P&I Advance on the Hyatt Center Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2005-C22 Master Servicer. If any principal and interest advances are made with respect to the Hyatt Center Loan under the 2005-C22 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-C22 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2005-C22 Master Servicer has made a principal and interest advance on the Hyatt Center Loan that it or the 2005-C22 Special Servicer subsequently determines is not recoverable from expected collections on the Hyatt Center Loan, from general collections on all Mortgage Loans in the Trust.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

With respect to any recovery of any P&I Advance made by the Master Servicer on a Prime Outlets Pool Pari Passu Companion Loan, the Master Servicer may recover such amounts and any interest thereon from the holder of such Prime Outlets Pool Pari Passu Companion Loan and at no time from the Trust Fund. In addition, with respect to any nonrecoverable servicing advances made on any Pari Passu Loan and related Pari Passu Companion Loans, the Master Servicer and the Trustee may recover such amounts pro rata from the trust and the related holders of the Pari Passu Companion Loans; provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer or the Trustee from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or Trustee, the advancing party may collect the full amount thereof from the related holders of the Pari Passu Companion Loans.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Hyatt Center Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon

Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loan) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Prime Outlets Pool Pari Passu Companion Loan) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Special Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Special Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the Hyatt Center Pari Passu Companion Loan), similar fees and expenses to the extent the Special Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. With respect to the Hyatt Center Loan, the appraisal reduction amount will be calculated under the 2005-C22 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘SERVICING OF THE MORTGAGE LOANS —Servicing of the Hyatt Center Loan’’ in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities and the Class A-4 Certificates to which such Appraisal Reduction Amounts will be allocated pro rata).

Reports to Certificateholders; Available Information

Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a) A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest, the applicable Interest Distribution Amount;

(iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v) the Available Distribution Amount;

(vi) (a) the aggregate amount of P&I Advances (including any such advances made on the Hyatt Center Loan as required by the 2005-C22 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x) the number of mortgage loans, the percent of the aggregate Stated Principal Balance and the aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee) of Mortgage Loans in each Mortgaged Property type (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

(xi) as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

(xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

(xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

(xvii) the Principal Distribution Amount;

(xviii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) and the Notional Amount of the Class X-C Certificates and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii) the aggregate amount of interest on P&I Advances (including any such advances made on the Hyatt Center Loan under the 2005-C22 Pooling and Servicing Agreement) paid to the Master Servicer or the Trustee (or the 2005-C22 Master Servicer, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii) the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii) the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix) the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx) the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool during the related Collection Period;

(xxxii) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

(b) A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c) A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d) A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a) CMSA Delinquent Loan Status Report;

(b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c) CMSA Historical Liquidation Report;

(d) CMSA REO Status Report;

(e) CMSA Servicer Watch List/Portfolio Review Guidelines;

(f) CMSA Operating Statement Analysis Report;

(g) CMSA NOI Adjustment Worksheet;

(h) CMSA Comparative Financial Status Report;

(i) CMSA Loan Level Reserve/LOC Report; and

(j) CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 301-815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 15, 2010
Class A-2	February 15, 2011
Class A-3	January 15, 2013
Class A-PB	August 15, 2015
Class A-4	January 15, 2016
Class A-1A	January 15, 2016
Class A-M	January 15, 2016
Class A-J	February 15, 2016
Class B	February 15, 2016
Class C	February 15, 2016
Class D	February 15, 2016
Class E	February 15, 2016
Class F	February 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in January 2045 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Hyatt Center Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the 2005-C22 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. ("Wells Fargo Bank") is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2005, Wells Fargo Bank was acting as trustee on more than 325 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $200 billion.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, and then the Non-Offered Certificates (other than the Class X Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2005-C22 Master Servicer or the 2005-C22 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

Pass-Through Rate. The yield on the Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D, Class E Certificates and Class F Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the

Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 2006, (xiv) the Closing Date for the sale of the Offered Certificates is March 7, 2006, (xv) with respect to 1 Mortgage Loan (loan number 18), representing 1.0% of the Cut-Off Date Pool Balance, the analysis assumes sums freely prepayable ($4,300,000) or subject to yield maintenance ($7,871,250) beginning February 11, 2007, are used to reduce the outstanding principal balance, and (xvi) with respect to 1 Mortgage Loan (loan number 134), representing 0.2% of the Cut-Off Date Pool Balance, funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	85	85	85	85	81
03/15/08	68	67	66	65	64
03/15/09	44	42	39	37	24
03/15/10	16	9	4	0	0
03/15/11	0	0	0	0	0
Weighted Average Life (in years)	2.69	2.59	2.52	2.46	2.35

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	99	97
03/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.82	4.79	4.75	4.71	4.57

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	94	90	87	75
03/15/12	100	89	83	78	75
03/15/13	0	0	0	0	0
Weighted Average Life (in years)	6.82	6.62	6.49	6.39	6.12

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	98	98	98	98	98
03/15/12	82	82	82	82	82
03/15/13	63	60	58	57	57
03/15/14	43	39	38	37	37
03/15/15	7	0	0	0	0
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.55	7.44	7.41	7.39	7.35

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	99	98	94
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.76	9.74	9.72	9.69	9.51

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	99	99	99	99	99
03/15/09	99	99	99	99	99
03/15/10	98	98	98	98	98
03/15/11	95	95	95	95	95
03/15/12	93	93	93	93	93
03/15/13	91	91	91	91	91
03/15/14	90	90	90	90	90
03/15/15	88	88	88	88	88
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.31	9.30	9.29	9.28	9.13

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.86	9.86	9.86	9.69

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.87	9.86	9.86	9.69

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.91	9.86	9.72

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.86	9.77

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.93	9.77

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.77

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.77

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2005-C22 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class [  ] Certificates will be treated as having been issued at a [premium], and that the Class [  ] Certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 17.0% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

 ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. (‘‘Nomura Securities’’), PTE 93-31 to Banc of America Securities LLC ("Banc of America Securities"), Final Authorization Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. (‘‘Deutsche Securities’’), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman Sachs’’) and PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. (‘‘JPMorgan Securities’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Nomura Securities, (c) Banc of America Securities, (d) Deutsche Securities, (e) Goldman Sachs, (f) JPMorgan Securities, (g) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Nomura Securities, Banc of America Securities, Deutsche Securities, Goldman Sachs or JPMorgan Securities and (h) any member of the underwriting syndicate or selling group of which Wachovia Securities, Nomura Securities, Banc of America Securities, Deutsche Securities, Goldman Sachs and JPMorgan Securities or a person described in (g) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in certain borrowers with respect to certain of the Mortgage Loans. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemptions) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Offered Certificates. Each investor in the Offered Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

 CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., which is one of the Mortgage Loan Sellers and a Sponsor.

 LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

 RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody’s (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-4	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

2005-C22 Controlling Class Representative	S-167
2005-C22 Master Servicer	S-157
2005-C22 Pooling and Servicing Agreement	S-157
2005-C22 Special Servicer	S-157
2005-C22 Transaction	S-106
2005-C22 Trust Fund	S-106
2005-C22 Trustee	S-157
30/360 basis	S-43, S-97
30/360 Mortgage Loans	S-97
620 Avenue of the Americas Companion Loan	S-106
620 Avenue of the Americas Control Appraisal Period	S-108
620 Avenue of the Americas Intercreditor Agreement	S-106
620 Avenue of the Americas Loan	S-105
620 Avenue of the Americas Special Event of Default	S-109
620 Avenue of the Americas Whole Loan	S-106
Accrued Certificate Interest	S-190
actual/360 basis	S-43
Actual/360 basis	S-97
Additional Interest Account	S-183
Additional Interest	S-98
Additional Trust Fund Expenses	S-197
Administrative Cost Rate	S-120
Advance	S-199
Anticipated Repayment Date	S-98
Appraisal Reduction Amount	S-201
ARD Loans	S-98
Artesia Mortgage Loans	S-140
Artesia	S-97, S-135, S-140
Assumed Final Distribution Date	S-207
Assumed Scheduled Payment	S-192
Available Distribution Amount	S-182
Balloon Loans	S-98
Balloon Payment	S-98
Banc of America Securities	S-223
Breach	S-147
Capital Imp. Reserve	S-121
Caplease Companion Loan	S-105
Caplease Intercreditor Agreement	S-107
Caplease Loans	S-105
Caplease Whole Loan	S-106
Caplease	S-106
Certificate Account	S-183
Certificate Balance	S-176
Certificate Deferred Interest	S-178
Certificateholders	S-182
Certificates	S-175
Class A Certificates	S-175
Class A-PB Planned Principal Balance	S-192
Class X Certificates	S-175
Class X-C Components	S-179
Class X-C Strip Rate	S-179
Class X-P Components	S-180
Class X-P Strip Rate	S-180
Class	S-175
CMBS	S-152
CMSA Bond File	S-204
CMSA Collateral Summary File	S-204
CMSA Loan Periodic Update File	S-204
CMSA Property File	S-204
CMSA Reconciliation of Funds Report	S-204
CMSA	S-205
Co-Lender Loans	S-105
Code	S-142
Collection Period	S-181
Companion Loans	S-106
Compensating Interest Payment	S-163
Controlling Class Representative	S-154
Controlling Class	S-155
Core Material Documents	S-142
Corrected Mortgage Loan	S-156
Crossed Group	S-147
Crossed Loan	S-147
Custodian	S-141
Cut-Off Date Balance	S-95
Cut-Off Date Group 1 Balance	S-95
Cut-Off Date Group 2 Balance	S-95
Cut-Off Date Group Balances	S-95
Cut-Off Date LTV Ratio	S-119
Cut-Off Date LTV	S-119
Cut-Off Date Pool Balance	S-95
Cut-Off Date	S-95
CWCAM	S-158
DEA/ATF Building Loan	S-105

Defaulted Lease Claim	S-106
Defaulted Mortgage Loan	S-171
Defeasance Collateral	S-99
Defeasance	S-121
Defect	S-147
Depositor	S-124
Determination Date	S-182
Determination Party	S-147
Deutsche Securities	S-223
Discount Rate	S-194
Distributable Certificate Interest	S-190
Distribution Account	S-183
Distribution Date Statement	S-202
Distribution Date	S-182
DSC Ratio	S-118
DSCR	S-118
DTC	S-176
Due Date	S-97
ERISA	S-222
Excess Cash Flow	S-98
Excluded Plan	S-224
Exemption	S-223
Exemptions	S-223
Final Recovery Determination	S-203
Fitch	S-223
Form 8-K	S-148
FSMA	S-3
Gain-on-Sale Reserve Account	S-183
Goldman Sachs	S-223
Hohokam Towers Companion Loan	S-106
Hohokam Towers Control Appraisal Amount	S-112
Hohokam Towers Control Appraisal Period	S-112
Hohokam Towers Intercreditor Agreement	S-106
Hohokam Towers Loan	S-105
Hohokam Towers Special Event of Default	S-113
Hohokam Towers Whole Loan	S-106
Hyatt Center Intercreditor Agreement	S-106
Hyatt Center Loan	S-105
Hyatt Center Pari Passu Companion Loan	S-105
Hyatt Center Whole Loan	S-105
Intercreditor Agreement	S-107
Intercreditor Agreements	S-107
Interest Accrual Period	S-180
Interest Reserve Account	S-183
Interest Reserve Amount	S-183
Interest Reserve Loans	S-183
IRS	S-222
JPMorgan Securities	S-223
Liquidation Fee	S-163
LNR Partners	S-152
LNR	S-152
Loan Group 1 Principal Distribution Amount	S-191
Loan Group 1	S-95
Loan Group 2 Principal Distribution Amount	S-191
Loan Group 2	S-95
Loan Groups	S-95
Loan Pair	S-149
Loan per Sq. Ft., Unit, Pad or Room	S-120
Lockout Period	S-121
Lockout	S-121
LTV at ARD or Maturity	S-120
Majority Subordinate Certificateholder	S-208
Master Servicer	S-150
Master Servicing Fee Rate	S-162
Master Servicing Fee	S-162
Maturity Date LTV Ratio	S-120
Moody’s	S-223
Mortgage Deferred Interest	S-178
Mortgage File	S-141
Mortgage Loan Purchase Agreement	S-140
Mortgage Loan Purchase Agreements	S-140
Mortgage Loans	S-95
Mortgage Note	S-95
Mortgage Pool	S-95
Mortgage Rate	S-97
Mortgage	S-95
Mortgaged Property	S-95
NA	S-121
NAV	S-121
Net Aggregate Prepayment Interest Shortfall	S-190
Net Cash Flow	S-118
Net Mortgage Rate	S-181
Nomura Mortgage Loans	S-140
Nomura Securities	S-223
Nomura	S-97, S-129, S-140
Non-Offered Certificates	S-175
Nonrecoverable P&I Advance	S-198

Notional Amount	S-176
NRSRO	S-223
Occupancy Percentage	S-121
Offered Certificates	S-175
OID Regulations	S-222
Open Period	S-121
Option Price	S-171
Original Term to Maturity	S-121
P&I Advance	S-197
Pari Passu Companion Loans	S-106
Pari Passu Loans	S-106
Periodic Payments	S-97
Plan	S-223
Pooling and Servicing Agreement	S-175
Prepayment Interest Excess	S-163
Prepayment Interest Shortfall	S-163
Prepayment Premiums	S-193
Primary Collateral	S-148
Prime Outlets Pool Intercreditor Agreement	S-106
Prime Outlets Pool Loan	S-105
Prime Outlets Pool Pari Passu Companion Loan	S-105
Prime Outlets Pool Whole Loan	S-105
Principal Distribution Amount	S-191
Privileged Person	S-206
Prospectus Directive	S-2
PTE	S-223
Purchase Option	S-171
Purchase Price	S-142
Qualified Appraiser	S-201
Qualified Substitute Mortgage Loan	S-143
Rated Final Distribution Date	S-207
Rating Agencies	S-226
Realized Losses	S-196
Reimbursement Rate	S-199
REIT	S-222
Related Proceeds	S-198
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-120
Remaining Term to Maturity	S-120
REMIC Administrator	S-209
REMIC I	S-31, S-221
REMIC II	S-32, S-221
REMIC Regular Certificates	S-175
REMIC Regulations	S-221
REMIC Residual Certificates	S-175
REMIC	S-32
Rental Property	S-118
REO Extension	S-172
REO Loan	S-193
REO Property	S-156
Replacement Reserve	S-121
Required Appraisal Date	S-200
Required Appraisal Loan	S-201
S&P	S-223
Scenario	S-215
Scheduled Payment	S-192
SEC	cover, S-204
Securities Act	S-175
Sequential Pay Certificates	S-175
Servicing Fees	S-162
Servicing Standard	S-149
Servicing Transfer Event	S-156
Similar Law	S-223
SMMEA	S-33
SNDA	S-158
Special Servicer	S-152
Special Servicing Fee Rate	S-162
Special Servicing Fee	S-162
Specially Serviced Mortgage Loans	S-156
SSA-Austin, TX Loan	S-105
Stated Principal Balance	S-181
Subordinate Certificates	S-175
Subordinate Companion Loans	S-106
Subordinate Loans	S-117
Substitution Shortfall Amount	S-142
Table Assumptions	S-207, S-215
TI/LC Reserve	S-121
Transfer Affidavit and Agreement	S-175
Trust Fund	S-175
Trustee Fee	S-162, S-209
Trustee	S-209
Underwriter	S-223
Underwritten Replacement Reserves	S-120
Voting Rights	S-208
WA	S-120
Wachovia Mortgage Loans	S-140
Wachovia Securities	S-223
Wachovia	S-97, S-124, S-140
Weighted Average Net Mortgage Rate	S-181
Wells Fargo Bank	S-209
Whole Loan	S-106

Whole Loans	S-106
Workout Fee	S-163
Workout-Delayed Reimbursement Amount	S-199
Year Built	S-120
Yield Maintenance Charges	S-193

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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

     ANNEX A-1
     ---------

  MORTGAGE     LOAN
    LOAN      GROUP
   NUMBER     NUMBER                    PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     1          1     Prime Outlets Pool(1)                             Various
    1.01              Prime Outlets at San Marcos                       3939 Interstate Highway 35 South
    1.02              Prime Outlets at Grove City                       1911 Leesburg-Grove City Road
    1.03              Prime Outlets at Ellenton                         5461 Factory Shops Boulevard
    1.04              Prime Outlets at Jeffersonville                   8000 Factory Shops Boulevard
    1.05              Prime Outlets at Pleasant Prairie                 11211 120th Avenue
    1.06              Prime Outlets at Huntley                          11800 Factory Shops Boulevard
    1.07              Prime Outlets at Gulfport                         10000 Factory Shops Boulevard
    1.08              Prime Outlets at Naples                           6060 Collier Boulevard
    1.09              Prime Outlets at Lebanon                          One Outlet Village Boulevard
    1.10              Prime Outlets at Florida City                     250 East Palm Drive
     2          1     1775 Broadway                                     1775 Broadway
     3          1     620 Avenue of the Americas(2)                     620 Avenue of the Americas
     4          1     Hyatt Center(1)                                   71 South Wacker Drive
     5          1     Belmar(3)                                         408 S Teller Street
     6          1     Clay Terrace                                      14311 Clay Terrace Boulevard
     7          1     The InterContinental Hotel - Kansas City, MO      401 Ward Parkway
     8          1     Britannia Business Center I                       4385, 4255, 4125 & 4155 Hopyard Road
     9          1     Marriott - Irving, TX                             223 West Las Colinas Boulevard
     10         1     Doubletree Hotel - Chicago, IL                    198 East Delaware Place Court
     11         1     Horizon Pool                                      Various
   11.01              Prime Outlets at Burlington                       448 Fashion Way
   11.02              Prime Outlets at Oshkosh                          3001 South Washburn Street
   11.03              Prime Outlets at Fremont                          6245 North Old 27
     12         1     Huntington Oaks Shopping Center                   1321 South Mayflower Avenue
     13         1     3500 Maple                                        3500 Maple Avenue
     14         2     The Highland and Lodge Pool                       Various
   14.01              The Lodge Apartments                              7575 West 106th Street
   14.02              Highland Ridge Apartments                         11846 Perry Street
     15         1     Sunmark Plaza                                     611-711 Marks Street
     16         1     TownMall of Westminster                           400 North Center Street
     17         1     Parkway Corporate Plaza                           1620-1680 East Roseville Parkway
     18         1     Ranchero Village(4)                               7100 Ulmerton Road
     19         1     Marriott Renaissance - Philadelphia, PA           500 Stevens Drive
     20         1     Mountain Bay Plaza                                444 Castro Street
     21         2     Monteverde Apartments                             3601 East McDowell Road
     22         1     Hohokam Towers                                    4605,4615,4635 East Elwood Street
     23         1     Marriott - Saddle Brook, NJ                       138 Pehle Avenue
     24         1     1100 Technology Park Drive                        1100 Technology Park Drive
     25         1     GSA Offices Pool                                  Various
   25.01              GSA Offices - Mobile, AL                          550 Government Street
   25.02              GSA Offices - Little Rock, AR                     1520 Riverfront Drive
   25.03              GSA Offices - Raleigh, NC                         4701 Old Wake Forest Road
   25.04              GSA Offices - Memphis Midtown, TN                 1330 Monroe Avenue
   25.05              GSA Offices - Trussville, AL                      1972 Gadsden Highway
   25.06              GSA Offices - Memphis North, TN                   3602 Austin Peay Highway
   25.07              GSA Offices - Frankfort, KY                       140 Flynn Avenue
   25.08              GSA Offices - Columbus, MS                        3577 Bluecutt Road
   25.09              GSA Offices - Elizabethtown, KY                   591 Westport Road
   25.10              GSA Offices - Greenville, NC                      2805 South Charles Boulevard
   25.11              GSA Offices - Memphis East, TN                    3220 Players Club Parkway
   25.12              GSA Offices - Henderson, NC                       858 South Beckford Drive
   25.13              GSA Offices - Fairhope, AL                        101 Courthouse Drive
   25.14              GSA Offices - Moss Point, MS                      6000 Highway 63
   25.15              GSA Offices - Richmond, KY                        1060 Gibson Bay Drive
   25.16              GSA Offices - Lawrenceburg, TN                    109 East Taylor Street
     26         1     Marriott - Glen Allen, VA                         4240 Dominion Boulevard
     27         1     100 Motor Parkway                                 100 Motor Parkway
     28         1     Cal Oaks Plaza Shopping Center                    40930-41090 California Oaks Road
     29         2     Cavalier Country Club Apartments                  25 Golfview Drive
     30         1     Crowne Plaza - Bridgeton, MO                      11228 Lone Eagle Drive
     31         1     Downtown Centre                                   899 Higura Street
     32         1     Mission Square Office Building                    3750 University Avenue
     33         1     215 South Monroe Building                         215 South Monroe Street
     34         1     594 Broadway                                      594 Broadway
     35         1     Homewood Suites - Plainview, NY(2),(5)            1585 Round Swamp Road
     36         1     Shoppes at Zion                                   250 North Red Cliffs Drive
     37         1     1200 Wall Street West                             1200 Wall Street West
     38         1     353 Lexington Avenue                              353 Lexington Avenue
     39         1     Broadway Medical Plaza                            3300 Webster Street
     40         1     The Shoppes at Heron Lakes                        5601-5691 Coral Ridge Drive
     41         1     Willow Creek Shopping Center                      8100, 8150, 8200, 8210, 8220 & 8260 South Quebec Street
     42         2     Summit Green Apartments                           230 Barton Creek Drive
     43         1     Dublin Retirement Village                         6470 Post Road
     44         1     Waterford Place Apartments                        101 Shore Lake Drive
     45         2     Green Mount Crossing                              1200 Greenfield Place
     46         1     Town Plaza(2),(5)                                 5403 & 5411 East Mill Plain Boulevard
     47         1     Doubletree Hotel - Atlanta, GA                    6120 Peachtree Dunwoody Road
     48         1     University Place                                  1300 East Main Street
     49         1     Vineyard Shopping Center                          1201 North Loop 1604
     50         1     Crowne Plaza - Romulus, MI                        8000 Merriman
     51         1     Marriott - Evansville, IN                         7101 U.S. Highway 41 North
     52         1     AMC - Highlands Ranch                             103 Centennial Boulevard
     53         1     Rave Theater                                      15900 Yorktown Crossing
     54         1     Villa Medici Apartments                           9550 Ash Street
     55         1     West Park Place                                   3501 Executive Parkway
     56         1     Doubletree Hotel - Tulsa, OK                      6110 South Yale Avenue
     57         1     2700 Ygnacio Valley Road                          2700 Ygnacio Valley Road
     58         2     Colonial Village at Caledon Wood                  100 Caledon Court
     59         1     Marina Pointe                                     4311 Lincoln Boulevard
     60         1     Procacci Pool                                     Various
   60.01              Lake Wales Plaza                                  600-730 State Road 60 West
   60.02              Lake City Professional Plaza                      1389-1491 West U.S. Highway 90
   60.03              Orlando Professional Plaza                        2100-2140 West Washington Street & 31-41 Coburn Avenue
     61         2     Grande Club Apartments                            3740 Club Drive
     62         1     Brookwood Commerce Centre                         4425 West Olive Avenue
     63         2     Townpark Crossing                                 3725 George Busbee Parkway NW
     64         2     Sierra at Fall Creek                              14951 Bellows Falls Lane
     65         1     The Shoppes at Cornerstone                        7860 Vaughn Road
     66         1     Mountain Valley Center                            426-726 Southwest Mount Si Boulevard
     67         1     Grand Parkway Times Square(2)                     402 West Grand Parkway
     68         1     U.S. Bank Building                                155 First Avenue SW
     69         2     Balboa Court                                      16901-15 Napa Street
     70         1     Lansing Towne Centre                              5415-5503 West Saginaw Highway
     71         1     Courtyard Carolina Beach                          100 Charlotte Avenue
     72         2     Ravinia Apartments                                2400 Spring Rain Drive
     73         2     Montana Valley Apartments                         2678 Montana Avenue
     74         1     The Orchard                                       8621 Clinton Street
     75         2     Arvada Village                                    5839 Pierce Street
     76         1     Sunshine Park Mall(2)                             2400 South Ridgewood Avenue
     77         2     Alexan Town East Apartments                       645 North Town East Boulevard
     78         1     Giant Eagle (Columbus, OH)                        4747 Sawmill Road
     79         1     Haven Village Center                              6331 Haven Avenue
     80         1     Sorrento Tech                                     10140-10180 Barnes Canyon Road
     81         1     Chatham Crossing                                  11312 US Highway 15 - 501 North
     82         2     Adrian on Riverside                               5243 Riverside Drive
     83         2     Greens @ Forest Park                              4515 Fairview Avenue
     84         1     Comfort Inn - New York, NY                        31 West 71st Street
     85         1     Kohl's - Lakewood, CO                             3150 South Wadsworth Boulevard
     86         2     Dakota Ranch Apartments                           1818 Ranch Road 12
     87         1     DEA/ATF Building                                  1003 17th Street North
     88         2     Waterford Landing Apartments                      5901 Old Hickory Boulevard
     89         1     Broadway Commons                                  30-90 25th Street Southeast
     90         1     Shops at Hammock Cove                             4370 Thomasson Drive
     91         1     TownePlace Suites Hotel                           1000 Twin Dolphin Drive
     92         1     Buckeye Marketplace                               SWC of Watson Rd & Yuma Road
     93         1     Bullhead Square                                   2250 South Highway 95
     94         1     Northwood Crossings                               2300 McFarland Boulevard
     95         1     Mississippi Plaza Building(2)                     201 North Harrison Street
     96         1     990 Spring Garden Street                          990 Spring Garden Street
     97         1     Arapahoe & Revere Business Center(2)              12450, 12500, 12600, & 12650 East Arapahoe Road
     98         2     Franklin Regency Apts.                            7202 Franklin Avenue
     99         1     Prospect Plaza                                    385 Prospect Avenue
    100         2     Carlton Park Apartments                           2800-2900 Midvale Avenue
    101         1     Holiday Inn - Lake City, FL                       213 SW Commerce Boulevard
    102         2     Black Stone Acres Apartments                      1919 East Sussex Way
    103         2     Legacy at Prescott Lakes Apartments               1998 Prescott Lakes Parkway
    104         1     Holiday Inn - Phoenix, AZ                         1500 North 51st Avenue
    105         1     Northwest Village                                 1701-1753 NW Loop 281
    106         1     Hereford Estates and Mountain Scene MHP           3613 Seisholtzville Road
    107         2     The Landing                                       18 Weather Hill Circle
    108         1     Mountain View Shopping Center                     2375-2435 North Highway 93
    109         2     Lake of the Woods Apartments                      7235 Hamilton Avenue
    110         2     Bierman Place Apartments                          1401 6th Street SE
    111         2     Blue Grass Manor                                  3904 Lori Drive
    112         1     Woodland Terrace                                  9524 East 71st Street
    113         1     Northwest Plaza                                   1828-2038 North Saginaw Road
    114         1     Gables at Wolf Creek Apartments                   5228 Forsyth Road
    115         1     Royal Oaks Village II                             11687-11693 Westheimer Road
    116         2     Biltmore                                          6251 Melody Lane
    117         2     Duval Manor Apartments                            6350 Greene Street and 6347-51 Greene Street
    118         1     Berne Square Shopping Center                      2600-2690 Martin Luther King Boulevard
    119         1     Arbutus Business Center                           1581-1589 Sulphur Spring Road
    120         1     Holiday Inn Express - Phoenix, AZ                 3401 East University Drive
    121         2     Lindsay Lane Apartments                           4300 Duck Creek Road
    122         1     Shorewood Crossings Shopping Center, Phase II     Route 59 & Black Road
    123         2     Canyon Springs Apts.                              14020 North Black Canyon Highway
    124         1     Hilton Garden Inn - Phoenix, AZ                   3422 East Elwood Street
    125         2     Hunter's Run - Dallas                             4748 St. Francis Avenue
    126         1     Baymeadows Commons Shopping Center                9550 Baymeadows Road
    127         1     Mountain Village Estates MHP                      498 Mountain Village Road
    128         1     WOW Logistics - 1941 Engel Road                   1941 Engel Road
    129         1     Wild Oats Market                                  500 East Ogden Avenue
    130         1     Camino Altos Office Building                      4300 El Camino Real
    131         2     Parklane Apartments                               4201 Victory Parkway
    132         2     Greene Manor and King Phillip Apartments          239-259 West Johnson Street; 6439-6445 Greene Street
    133         1     Peakway Market Square                             812 West Williams Street
    134         1     Beekman Stop & Shop(6)                            727 Beekman Road
    135         2     Spanish Creek Apartments                          3109 Chapel Creek
    136         1     Cedar Bluff Shopping Center                       9161 Middlebrook Pike
    137         2     Lexington Club at Galleria                        1964 South Road
    138         1     Burgandy Place                                    8887 South Lewis Avenue
    139         2     Sea Pines Apartments                              4191 Hearthside Drive
    140         1     Loveland Marketplace - North                      3121-3157 North Garfield Avenue
    141         2     Douglas Cove                                      2660 Southwest 37th Avenue
    142         1     Taylor Junction                                   SEQ of Taylor Road and Atlanta Highway
    143         2     Compton Lake Village                              7777 Compton Lake Drive
    144         2     Buena Vista I Apartments                          12100 Park Boulevard
    145         2     Tuffy Apartments Pool                             Various
   145.01             110 North Boulevard                               110 North Boulevard
   145.02             3224 Stuart Boulevard                             3224 Stuart Boulevard
   145.03             3228 Stuart Boulevard                             3228 Stuart Boulevard
   145.04             3408 Park Avenue                                  3408 Park Avenue
   145.05             705 North Boulevard                               705 North Boulevard
   145.06             2903 Monument Avenue                              2903 Monument Avenue
    146         1     Sullivan Square Shopping Center                   15312, 15402, 15412, 15416 & 15426 East Sprague Avenue
    147         1     CVS - Washington, DC                              400 Massachusetts Avenue NW
    148         1     WOW Logistics - Concord Ave.                      3606 Concord Avenue
    149         1     Wall Street Plaza-La Jolla                        7863 Girard Avenue
    150         1     Marketplace at Ken Caryl(7)                       10143 West Chatfield Avenue
    151         1     Walgreens - Feasterville, PA                      2 East Street Road
    152         1     Walgreens - Southfield, MI                        28901 Greenfield Road
    153         1     Roswell Fiesta                                    11235 Alpharetta Highway
    154         1     Arnold Pool                                       Various
   154.01             Arnold Building II                                1050 Corporate Avenue
   154.02             Arnold Building I                                 1001 Corporate Avenue
   154.03             Atlantic Teleconnect Building                     2929 Commerce Parkway
    155         2     Pepperstone Apartments                            2021 Pepperstone Place
    156         1     10 Campus Boulevard                               10 Campus Boulevard
    157         1     Walgreens - Taylor, MI                            20030 Ecorse Road
    158         2     Colonial Ridge Apartments                         2928 Colonial Ridge Court
    159         2     Arvada Green                                      7569 West 72nd Street
    160         2     Meridian Village Apartments                       2620 Northcase Parkway SE
    161         2     West Hills Apartments                             1000-12 Emery Road
    162         2     Piney Ridge Apartments                            946-A Marimich Court
    163         1     Sulphur Spring Business Park                      1622-1772 Sulphur Spring Road
    164         1     Fairfield Inn & Suites - Boone                    2060 Blowing Rock Road
    165         1     Zang Building                                     1549-1553 Platte Street
    166         1     Kent Plaza                                        2717-2779 South 6th Street
    167         1     Walgreens - Metairie, LA                          4545 West Esplanade Avenue
    168         1     SSA -Austin, TX                                   1029 Camino La Costa
    169         2     Hidden Village Apartments                         4001 Robin Place
    170         1     Copelands Sport                                   1144 Chorro Street
    171         1     Anchor Self Storage - Mashpee, MA                 600 Main Street
    172         2     Weatherbee Townhomes                              699 West Weatherbee Road
    173         2     Jessica Apts.                                     1611 N. Formosa Avenue
    174         1     Lincoln Square Office Building                    121-131 South 13th Street
    175         1     Best Buy - Oxnard, CA                             2300 North Rose Avenue
    176         2     Brushwood Apartments                              3424 New Hartford Road
    177         1     American Way Plaza                                4619-4685 American Way
    178         2     Orchid Lake                                       8225 Arevee Drive
    179         1     Springfield Gardens                               6715 Backlick Road
    180         1     Meadows Shopping Center(7)                        9719-9779 West Coal Mine Avenue
    181         2     Spanish Oaks Apartments                           3025 East Park Row
    182         1     CVS - Somerville, MA                              532 Medford Street
    183         1     Grand Oasis MHP                                   400 N 500 W
    184         1     Habersham House                                   5200 Habersham Street
    185         1     Atlantic Plaza                                    15200 Jog Road
    186         1     Cordova Dexter Pool                               Various
   186.01             The Shops of Cordova Station                      1010-1034 North Germantown Parkway
   186.02             The Commons of Dexter Lakes                       1645 North Germantown Parkway
    187         1     Travelers Office Bldg                             1001 Corridor Park Boulevard
    188         1     Marlton Plaza                                     9500 SE Crain Highway & 9550 Fairhaven Avenue
    189         1     Bailey Cove Shopping  Center                      7900 Bailey Cove Road
    190         1     Walgreens - Claremore, OK                         601 West Will Rogers Boulevard
    191         1     White Horse Commons                               6134 White Horse Road
    192         1     Wingate Inn                                       1209 N. IH 35 North
    193         1     Ferguson Square                                   49 N. Florissant Road
    194         1     Walgreens - York, PA                              2101 South Queen Street
    195         2     Clayton Apartments                                1407 NW 65th Terrace
    196         2     Woodcrest Apartments, IA                          1400 Blairs Ferry Road
    197         1     Walgreens - Charlotte, NC                         9800 Monroe Road
    198         2     Berkeley Flats                                    1101-27 Indiana Street & 1100-24 Mississippi
    199         1     Supermall Strip Center 1 & 2                      1118 & 1202 Supermall Way SW
    200         1     Walgreens - Saginaw, MI                           409 West Genesee Avenue
    201         1     Stoney Creek                                      17200 Mercantile Boulevard
    202         1     Walgreens - Flushing, MI                          1570 E. Pierson Road
    203         2     Alondra & Peter Pan Mobile Home Parks             1100 & 1140 West Alondra Boulevard
    204         1     Walgreens - Pittsburgh, PA                        10707 Frankstown Road
    205         1     Walgreens - Stevensville, MI                      2485 West Glenford Road
    206         1     Walgreens - Reynoldsburg, OH                      2300 Baltimore Reynoldsburg Road
    207         1     South Creek Center(2)                             2511 & 2553 Kristen Lane South
    208         1     Quality Inn & Suites - Mt. Pleasant               196 Patriots Point Road
    209         1     Horizon Corporate Center II                       3413, 3611 & 3617 Horizon Boulevard
    210         1     Nephrology, Inc. - Mishawaka, IN                  710 Park Place
    211         1     Mammoth Park Towers Apts                          4365 Mammoth Avenue
    212         1     Walgreens - Maineville, OH                        68 West US Route 22 & State Route 3
    213         1     WOW Logistics - Marshfield                        1700 Laemle Avenue
    214         1     Grove Park Shopping Center                        1324-1360 Grove Park NE & 1370 Chestnut Street
    215         1     Walgreens - Greendale, IN                         432 Craig Avenue
    216         1     Walgreens - Elk City, OK                          115 West 3rd Street
    217         2     Merridy Place Apts                                17830 Merridy Street
    218         1     WOW Logistics - Chippewa Falls                    2701 Olson Drive
    219         1     Walgreens - Rainbow City, AL                      NEC of Rainbow Drive & Grand Avenue
    220         1     Deland Plaza                                      328-348 East New York Avenue
    221         2     The Grand Reserve Phase III Apartments            1708 Fountain Court
    222         1     Cedar Breaks Village                              105 Wildwood Drive
    223         2     Truman Building                                   1435 N Street NW
    224         1     Storaway - Nashville, TN                          7141 Charlotte Pike
    225         1     CVS - Schaumburg, IL                              1855 West Irving Park Road
    226         1     Columbine Plaza - Shopping Center(7)              6671-6745 West Ken Caryl Avenue
    227         1     CVS - Baton Rouge, LA                             5360 Highland Road
    228         1     Hampton Inn - Abingdon, VA                        340 Commerce Drive
    229         1     Trailwood Shops                                   5205-5285 West 95th Street
    230         1     CVS Pharmacy_Algonac, MI                          1027 St. Clair River Drive
    231         2     Romaine Court Apartments                          4210 Romaine Court
    232         1     CVS - New Iberia, LA                              185 North Lewis Street
    233         1     Walgreens - Covington, LA                         73626 Highway 25
    234         1     Plateau Self Storage - Sammamish, WA              621 228th Avenue NE
    235         1     Comfort Suites - Boone                            1184 Highway 105
    236         1     Sleep Inn & Suites - Concord                      7821 Gateway Lane
    237         1     Storaway - Palm Bay, FL                           6120 Minton Road
    238         1     Plaza Airline Shopping Center                     5514 Airline Drive
    239         1     Perkins Restaurant & Bakery Pool                  Various
   239.01             Perkins Restaurant & Bakery -Tampa, FL            5602 West Waters Avenue
   239.02             Perkins Restaurant & Bakery - Winter Haven, FL    6005 Cypress Gardens Boulevard
    240         1     GW Bush Shopping Center                           2107 El Dorado Parkway
    241         1     Alhambra Office / Warehouse                       4805, 4811 & 4815 NW 79th Avenue
    242         1     Storaway - Deltona, FL II(2)                      2969 Howland Boulevard
    243         1     Walgreens - Dyersburg, TN                         2615 Lake Road
    244         1     Red Lion - Yakima, WA(2)                          9 North 9th Street
    245         1     CVS - Shreveport, LA                              2755 Hollywood Avenue
    246         1     Walgreens - Brainerd, MN                          340 West Washington Street
    247         1     1201 Hospital Drive                               1201 Hospital Drive
    248         1     Microtel Inn - Manistee, MI                       226 East Parkdale Avenue
    249         2     College Woods Apartments                          1165 Hillcrest Road
    250         1     CVS - Jacksonville Beach, FL                      1504 South 3rd Street
    251         1     Mutual of Omaha                                   2700 X-Ray Drive
    252         1     Morgantown Plaza                                  436 Highway 61 North
    253         1     Marina Pointe Shopping Center(7)                  7444 West Chatfield Avenue
    254         2     Old Orchard Apartments(2)                         4425 31st Avenue South
    255         1     CVS - Lafayette, LA                               3754 Moss Street
    256         1     Walgreens- Natchitoches, LA                       300 Keyser Avenue
    257         1     Big Lots - Albuquerque, NM                        465 Coors Boulevard NW
    258         1     CVS - Channelview, TX                             814 Sheldon Road
    259         2     Briza Apartments                                  14727 Bothell Way NE
    260         1     Anchor Self Storage - Narragansett, RI            11 Sextant Lane
    261         1     Victoria's Secret                                 894 Higuera Street
    262         1     South Towne Retail                                10365 - 10373 South State Street
    263         1     A-1 Self Storage                                  4825 East Platte Avenue
    264         1     GM&O Building                                     110 Beauregard Street
    265         1     Center Towers Retail                              1360 North Louisiana Street
    266         1     Storaway - Deltona, FL I                          1381 Howland Boulevard
    267         1     U.S. Social Security Administration               253 West Superstition Boulevard
    268         1     Loveland Marketplace - South(2)                   2979-2985 North Garfield Avenue
    269         1     Nephrology, Inc. Pool                             Various
   269.01             Nephrology, Inc. - Elkhart, IN                    700 Waterbury Park Drive
   269.02             Nephrology, Inc. - LaPorte, IN                    2910 Monroe
    270         1     Walgreens - Houston, TX                           8808 Antoine
    271         1     Walgreens - St. Petersburg, FL                    901 22nd Avenue South
    272         1     Natick Park South Apts                            4632 Natick Avenue
    273         1     Willow Crossroads                                 3182 & 3196 Willow Creek Road
    274         1     Comfort Inn - Lenoir                              970 Blowing Rock Boulevard
    275         1     Hattiesburg Retail Center                         5891 U.S. Highway 49
    276         2     Tan Tara MHP                                      2028 Stewart Road
    277         1     Arrowhead Ridge                                   5416-5434 East Arrowhead Parkway
    278         1     Whitehorse Medical Office Building                875 Wesley Street
    279         1     Holiday Inn - Morristown, TN                      5435 South Davy Crockett Parkway
    280         1     Riverton Medical Center                           13030 Military Road South
    281         1     Tractor Supply - El Campo, TX                     3506 West Loop Street
    282         1     CVS - Houston, TX                                 6504 West Little York Road
    283         1     Supermall Strip Center 3(2)                       1102 Supermall Way SW
    284         1     U-Secure Self Storage Facility                    3541 Murfreesboro Pike
    285         2     Oak Tree East                                     1650 Lingleville Road
    286         1     Tractor Supply - Parkersburg, WV                  US Route 14
    287         1     Brice Road Strip Center                           2560-2580 Brice Road
    288         1     North Towne Center                                7813-7833 Gall Boulevard
    289         2     Birchwood Apartments                              1475 & 1485 12th Avenue North
    290         1     Vista Commerce Center                             4420 S. US Highway 27
    291         1     Nephrology, Inc. - South Bend, IN                 6201 Nimtz Parkway
    292         2     Willis Park South Apts                            4553 Willis Avenue
    293         1     2110 East Oklahoma Avenue                         2110 East Oklahoma Avenue
    294         1     Block Buster Plaza                                3651 Massillion Road
    295         1     Doral Commercial Center                           8650-8686 NW 58th Street & 8651-8675 NW 56th Street
    296         1     Cruse Village                                     2779 Cruse Road
    297         2     Summit Terrace Apartments                         2002 Summit Parkway
    298         1     Hancock Fabrics - Sugar Land, TX                  4325 & 4327 State Highway 6
    299         1     WOW Logistics - IP Building                       2810 Industrial Street
    300         1     Louetta Village                                   8610 Louetta Road
    301         2     Blackhawk Place Apartments                        16925 Blackhawk Street
    302         2     Hazeltine Court Apartments                        4565 Hazeltine Avenue
    303         1     The Verizon Wireless Building                     8706 North Navarro Street
    304         2     Coldwater Park                                    4423 Coldwater Canyon Avenue
    305         1     Lake Wales No. 60                                 550 State Road 60 West

  MORTGAGE
    LOAN                                                                          CROSS COLLATERALIZED AND
   NUMBER            CITY             STATE        ZIP CODE                       CROSS DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------

     1              Various          Various        Various
    1.01          San Marcos           TX            78666
    1.02          Grove City           PA            16127
    1.03           Ellenton            FL            34222
    1.04        Jeffersonville         OH            43128
    1.05       Pleasant Prairie        WI            53158
    1.06            Huntley            IL            60142
    1.07           Gulfport            MS            39503
    1.08            Naples             FL            34114
    1.09            Lebanon            TN            37090
    1.10           Homestead           FL            33034
     2             New York            NY            10019
     3             New York            NY            10011
     4              Chicago            IL            60606
     5             Lakewood            CO            80226
     6              Carmel             IN            46032
     7            Kansas City          MO            64112
     8            Pleasanton           CA            94588
     9              Irving             TX            75039
     10             Chicago            IL            60611
     11             Various          Various        Various
   11.01          Burlington           WA            98233
   11.02            Oshkosh            WI            54904
   11.03            Fremont            IN            46737
     12            Monrovia            CA            91016
     13             Dallas             TX            75219
     14          Overland Park         KS           Various
   14.01         Overland Park         KS            66212
   14.02         Overland Park         KS            66210
     15            Henderson           NV            89014
     16           Westminster          MD            21157
     17            Roseville           CA            95661
     18              Largo             FL            33771
     19          Philadelphia          PA            19113
     20          Mountain View         CA            94041
     21             Phoenix            AZ            85008
     22             Phoenix            AZ            85040
     23          Saddle Brook          NJ            07663
     24            Billerica           MA            01821
     25             Various          Various        Various
   25.01            Mobile             AL            36602
   25.02          Little Rock          AR            72202
   25.03            Raleigh            NC            27609
   25.04            Memphis            TN            38104
   25.05          Trussville           AL            35235
   25.06            Memphis            TN            38128
   25.07           Frankfort           KY            40601
   25.08           Columbus            MS            39705
   25.09         Elizabethtown         KY            42701
   25.10          Greenville           NC            27858
   25.11            Memphis            TN            38125
   25.12           Henderson           NC            27536
   25.13           Fairhope            AL            36532
   25.14          Moss Point           MS            39563
   25.15           Richmond            KY            40475
   25.16         Lawrenceburg          TN            38464
     26           Glen Allen           VA            23060
     27            Hauppauge           NY            11788
     28            Murrieta            CA            92562
     29             Newark             DE            19702
     30            Bridgeton           MO            63044
     31         San Luis Obispo        CA            93401
     32            Riverside           CA            92501
     33           Tallahassee          FL            32301
     34            New York            NY            10012
     35            Plainview           NY            11803
     36           St. George           UT            84790
     37            Lyndhurst           NJ            07071
     38            New York            NY            10016
     39             Oakland            CA            94609
     40          Coral Springs         FL            33076
     41           Centennial           CO            80112
     42            Charlotte           NC            28262
     43             Dublin             OH            43016
     44           Greensboro           NC            27455
     45            O' Fallon           IL            62269
     46            Vancouver           WA            98661
     47             Atlanta            GA            30328
     48           Carbondale           IL            62901
     49           San Antonio          TX            78258
     50             Romulus            MI            48174
     51           Evansville           IN            47725
     52         Highlands Ranch        CO            80129
     53             Houston            TX            77084                           Retail Portfolio B
     54          Overland Park         KS            66207
     55             Toledo             OH            43606
     56              Tulsa             OK            74136
     57          Walnut Creek          CA            94598
     58           Greenville           SC            29615
     59           Los Angeles          CA            90292
     60             Various            FL           Various                          Procacci Portfolio
   60.01          Lake Wales           FL            33853
   60.02           Lake City           FL            32055
   60.03            Orlando            FL            32805
     61             Duluth             GA            30096
     62            Glendale            AZ            85302
     63            Kennesaw            GA            30144
     64             Humble             TX            77396
     65           Montgomery           AL            36117
     66           North Bend           WA            98045
     67              Katy              TX            77494
     68            Rochester           MN            55902
     69           Northridge           CA            91343
     70             Lansing            MI            48917
     71         Carolina Beach         NC            28428
     72             Houston            TX            77379
     73           Cincinnati           OH            45238                         Multifamily Portfolio A
     74      New Hartford (Utica)      NY            13413
     75             Arvada             CO            80003                            Arvada Portfolio
     76          South Daytona         FL            32119
     77            Mesquite            TX            75150
     78            Columbus            OH            43220
     79        Rancho Cucamonga        CA            91737
     80            San Diego           CA            92121
     81           Chapel Hill          NC            27517
     82              Macon             GA            31210
     83            Baltimore           MD            21216
     84            New York            NY            10023
     85            Lakewood            CO            80227
     86           San Marcos           TX            78666
     87           Birmingham           AL            35203                              GSA Portfolio
     88            Hermitage           TN            37076
     89            Rochester           MN            55902
     90             Naples             FL            34112
     91          Redwood City          CA            94065
     92             Buckeye            AZ            85326
     93          Bullhead City         AZ            86442
     94            Northport           AL            35404
     95            Davenport           IA            52801
     96          Philadelphia          PA            19123
     97           Centennial           CO            80112
     98            Hollywood           CA            90046
     99           Hackensack           NJ            07601
    100          Philadelphia          PA            19129
    101            Lake City           FL            32025
    102             Fresno             CA            93720
    103            Prescott            AZ            86301
    104             Phoenix            AZ            85043
    105            Longview            TX            75604
    106            Hereford            PA            18056
    107             Durham             NC            27705
    108            Kalispell           MT            59901                           Retail Portfolio B
    109          Mount Healthy         OH            45231                         Multifamily Portfolio B
    110           Minneapolis          MN            55414
    111            Erlanger            KY            41018                         Multifamily Portfolio A
    112              Tulsa             OK            74133
    113             Midland            MI            48640
    114              Macon             GA            31210
    115             Houston            TX            77077
    116             Dallas             TX            75231                         Multifamily Portfolio B
    117          Philadelphia          PA            19144
    118            New Bern            NC            28562
    119             Arbutus            MD            21227
    120             Phoenix            AZ            85034
    121           Cincinnati           OH            45227                         Multifamily Portfolio A
    122            Shorewood           IL            60431
    123             Phoenix            AZ            85053
    124             Phoenix            AZ            85040
    125             Dallas             TX            75227
    126          Jacksonville          FL            32256
    127            Macungie            PA            18062
    128        Wisconsin Rapids        WI            54495                              WOW portfolio
    129            Hinsdale            IL            60521
    130            Los Altos           CA            94022
    131           Cincinnati           OH            45229                         Multifamily Portfolio B
    132          Philadelphia          PA        19144; 19119
    133              Apex              NC            27502
    134             Beekman            NY            12533
    135             Dallas             TX            75220
    136            Knoxville           TN            37923
    137          Poughkeepsie          NY            12601
    138              Tulsa             OK            74137
    139           Wilmington           NC            28412
    140            Loveland            CO            80538
    141              Miami             FL            33133
    142           Montgomery           AL            36117
    143          Mount Healthy         OH            45231                         Multifamily Portfolio B
    144            Seminole            FL            33772
    145            Richmond            VA            23220
   145.01          Richmond            VA            23220
   145.02          Richmond            VA            23220
   145.03          Richmond            VA            23220
   145.04          Richmond            VA            23220
   145.05          Richmond            VA            23220
   145.06          Richmond            VA            23220
    146         Spokane Valley         WA            99037
    147           Washington           DC            20001
    148            Schofield           WI            54476                              WOW portfolio
    149            La Jolla            CA            92037
    150            Littleton           CO            80127                           Retail Portfolio A
    151          Feasterville          PA            19053
    152           Southfield           MI            48076                             3 MI Portfolio
    153             Roswell            GA            30076
    154           North Port           FL            34289
   154.01         North Port           FL            34289
   154.02         North Port           FL            34289
   154.03         North Port           FL            34289
    155           Greensboro           NC            27406
    156         Newtown Square         PA            19073
    157             Taylor             MI            48180                             2 MI Portfolio
    158           Cincinnati           OH            45212                         Multifamily Portfolio A
    159             Arvada             CO            80003                            Arvada Portfolio
    160           Wilmington           NC            28405
    161            Lawrence            KS            66044
    162           Eldersburg           MD            21784
    163             Arbutus            MD            21227
    164              Boone             NC            28607
    165             Denver             CO            80202
    166           Springfield          IL            62703
    167            Metairie            LA            70006
    168             Austin             TX            78752                              GSA Portfolio
    169            West Linn           OR            97068
    170         San Luis Obispo        CA            93401
    171             Mashpee            MA            02649                      Anchor Self Storage Portfolio
    172           Fort Pierce          FL            34982
    173            Hollywood           CA            90046
    174             Lincoln            NE            68508
    175             Oxnard             CA            93030
    176            Owensboro           KY            42303
    177             Memphis            TN            38118
    178         New Port Richey        FL            34653
    179           Springfield          VA            22150
    180            Littleton           CO            80123                           Retail Portfolio A
    181            Arlington           TX            76010
    182           Somerville           MA            02145
    183              Moab              UT            84532
    184            Savannah            GA            31405
    185          Del Ray Beach         FL            33466
    186             Memphis            TN            38016
   186.01           Memphis            TN            38016
   186.02           Memphis            TN            38016
    187            Knoxville           TN            37919
    188         Upper Marlboro         MD            20772
    189           Huntsville           AL            35802
    190            Claremore           OK            74017                        Mini Walgreens Portfolio
    191           Greenville           SC            29611
    192           Round Rock           TX            78664
    193            Ferguson            MO            63135
    194              York              PA            17403
    195           Kansas City          MO            64118
    196            Hiawatha            IA            52233
    197            Charlotte           NC            28270
    198            Lawrence            KS            66044
    199             Auburn             WA            98001
    200             Saginaw            MI            48602                             2 MI Portfolio
    201           Noblesville          IN            46060
    202            Flushing            MI            48433                             3 MI Portfolio
    203             Compton            CA            90220
    204           Pittsburgh           PA            15235
    205          Stevensville          MI            49127                             3 MI Portfolio
    206          Reynoldsburg          OH            43068
    207              Fargo             ND            58104
    208          Mt. Pleasant          SC            29464
    209             Trevose            PA            19053
    210            Mishawaka           IN            46545                          Nephrology Portfolio
    211          Sherman Oaks          CA            91423                         Multifamily Portfolio C
    212           Maineville           OH            45039
    213           Marshfield           WI            54449                              WOW portfolio
    214           Orangeburg           SC            29115
    215            Greendale           IN            47025
    216            Elk City            OK            73644
    217           Northridge           CA            91325                         Multifamily Portfolio C
    218         Chippewa Falls         WI            54729                              WOW portfolio
    219          Rainbow City          AL            35906                        Mini Walgreens Portfolio
    220             Deland             FL            32724                           Procacci Portfolio
    221            Columbus            GA            31904
    222           Georgetown           TX            78628
    223           Washington           DC            20005
    224            Nashville           TN            37209
    225           Schaumburg           IL            60193
    226            Littleton           CO            80128                           Retail Portfolio A
    227           Baton Rouge          LA            70808
    228            Abingdon            VA            24211
    229          Overland Park         KS            66207
    230             Algonac            MI            48001
    231           Cincinnati           OH            45209                         Multifamily Portfolio A
    232           New Iberia           LA            70563
    233            Covington           LA            70435
    234            Sammamish           WA            98074
    235              Boone             NC            28607
    236             Concord            NC            28027
    237            Palm Bay            FL            32907
    238             Houston            TX            77076
    239             Various            FL           Various       Mutual of Omaha and Perkins Restaurants & Bakery Cross(8)
   239.01            Tampa             FL            33634
   239.02        Winter Haven          FL            33884
    240            McKinney            TX            75070
    241              Doral             FL            33166
    242             Deltona            FL            32725
    243            Dyersburg           TN            38024
    244             Yakima             WA            98901
    245           Shreveport           LA            71108
    246            Brainerd            MN            56401
    247            Hurricane           WV            25526
    248            Manistee            MI            49660
    249           Cincinnati           OH            45224                         Multifamily Portfolio B
    250       Jacksonville Beach       FL            32250
    251            Gastonia            NC            28054        Mutual of Omaha and Perkins Restaurants & Bakery Cross(8)
    252             Natchez            MS            39120
    253            Littleton           CO            80123                           Retail Portfolio A
    254              Fargo             ND            58104
    255            Lafayette           LA            70501
    256          Natchitoches          LA            71457
    257           Albuquerque          NM            87121
    258           Channelview          TX            77530
    259            Shoreline           WA            98155
    260          Narragansett          RI            02882                      Anchor Self Storage Portfolio
    261         San Luis Obispo        CA            93401
    262              Sandy             UT            84070
    263        Colorado Springs        CO            80918
    264             Mobile             AL            36602
    265            Kennewick           WA            99336
    266             Deltona            FL            32738
    267         Apache Junction        AZ            85220
    268            Loveland            CO            80538
    269             Various            IN           Various                         Nephrology Portfolio
   269.01           Elkhart            IN            46517
   269.02           LaPorte            IN            46350
    270             Houston            TX            77088
    271         St. Petersburg         FL            33705
    272          Sherman Oaks          CA            91403                         Multifamily Portfolio C
    273            Prescott            AZ            86301
    274             Lenoir             NC            28645
    275           Hattiesburg          MS            39402
    276            Melbourne           FL            32935
    277           Sioux Falls          SD            57110
    278            Arlington           WA            98223
    279           Morristown           TN            37813
    280             Tukwila            WA            98168
    281            El Campo            TX            77437
    282             Houston            TX            77040
    283             Auburn             WA            98001
    284            Nashville           TN            30157
    285          Stephenville          TX            76401
    286           Parkersburg          WV            26101
    287          Reynoldsburg          OH            43068
    288           Zephyrhills          FL            33541
    289            St. Cloud           MN            56303
    290            Clermont            FL            34711
    291           South Bend           IN            46628                          Nephrology Portfolio
    292          Sherman Oaks          CA            91403                         Multifamily Portfolio C
    293            Milwaukee           WI            53207
    294              Green             OH            44232
    295              Doral             FL            33166
    296          Lawrenceville         GA            30044
    297           Prattville           AL            36066
    298           Sugar Land           TX            77478
    299        Wisconsin Rapids        WI            54495                              WOW portfolio
    300             Spring             TX            77379
    301          Granada Hills         CA            91344                         Multifamily Portfolio C
    302          Sherman Oaks          CA            91423                         Multifamily Portfolio C
    303            Victoria            TX            77904
    304           Studio City          CA            91604                         Multifamily Portfolio C
    305           Lake Wales           FL            33853                           Procacci Portfolio

  MORTGAGE
    LOAN                             MORTGAGE               GENERAL                 SPECIFIC                     ORIGINAL LOAN
   NUMBER        LOAN PURPOSE       LOAN SELLER          PROPERTY TYPE            PROPERTY TYPE                   BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

     1             Refinance         Wachovia               Retail                   Outlet                     315,340,000.00
    1.01                                                    Retail                   Outlet                      76,750,000.00
    1.02                                                    Retail                   Outlet                      60,620,000.00
    1.03                                                    Retail                   Outlet                      56,050,000.00
    1.04                                                    Retail                   Outlet                      37,550,000.00
    1.05                                                    Retail                   Outlet                      32,250,000.00
    1.06                                                    Retail                   Outlet                      16,000,000.00
    1.07                                                    Retail                   Outlet                      13,500,000.00
    1.08                                                    Retail                   Outlet                      8,600,000.00
    1.09                                                    Retail                   Outlet                      8,300,000.00
    1.10                                                    Retail                   Outlet                      5,720,000.00
     2             Refinance         Wachovia               Office                     CBD                      250,000,000.00
     3            Acquisition        Wachovia               Office                     CBD                      205,000,000.00
     4             Refinance         Wachovia               Office                     CBD                      162,500,000.00
     5             Refinance          Nomura               Mixed Use        Retail/Office/Multifamily           132,500,000.00
     6             Refinance          Nomura                Retail                  Anchored                    115,000,000.00
     7            Acquisition        Wachovia             Hospitality             Full Service                   73,500,000.00
     8            Acquisition        Wachovia               Office                  Suburban                     60,000,000.00
     9            Acquisition        Wachovia             Hospitality             Full Service                   60,000,000.00
     10           Acquisition        Wachovia             Hospitality             Full Service                   54,000,000.00
     11            Refinance         Wachovia               Retail                   Outlet                      54,000,000.00
   11.01                                                    Retail                   Outlet                      20,400,000.00
   11.02                                                    Retail                   Outlet                      20,000,000.00
   11.03                                                    Retail                   Outlet                      13,600,000.00
     12            Refinance         Wachovia               Retail                  Anchored                     51,000,000.00
     13           Acquisition        Wachovia               Office                     CBD                       47,000,000.00
     14           Acquisition        Wachovia             Multifamily             Conventional                   46,480,000.00
   14.01                                                  Multifamily             Conventional
   14.02                                                  Multifamily             Conventional
     15            Refinance         Wachovia               Retail                  Anchored                     45,850,000.00
     16            Refinance          Artesia               Retail                  Anchored                     45,000,000.00
     17            Refinance         Wachovia               Office                  Suburban                     44,500,000.00
     18           Acquisition         Nomura           Mobile Home Park         Mobile Home Park                 43,000,000.00
     19            Refinance         Wachovia             Hospitality             Full Service                   40,000,000.00
     20           Acquisition        Wachovia               Office                  Suburban                     39,500,000.00
     21           Acquisition        Wachovia             Multifamily             Conventional                   37,600,000.00
     22           Acquisition        Wachovia               Office                  Suburban                     35,000,000.00
     23            Refinance         Wachovia             Hospitality             Full Service                   33,500,000.00
     24           Acquisition        Wachovia               Office                  Suburban                     32,574,000.00
     25            Refinance          Artesia               Office                   Various                     32,487,500.00
   25.01                                                    Office                     CBD                       9,322,800.00
   25.02                                                    Office                  Suburban                     3,400,000.00
   25.03                                                    Office                  Suburban                     2,210,900.00
   25.04                                                    Office                  Suburban                     2,158,800.00
   25.05                                                    Office                  Suburban                     2,126,300.00
   25.06                                                    Office                  Suburban                     1,716,300.00
   25.07                                                    Office                  Suburban                     1,529,800.00
   25.08                                                    Office                  Suburban                     1,500,000.00
   25.09                                                    Office                  Suburban                     1,500,000.00
   25.10                                                    Office                  Suburban                     1,425,000.00
   25.11                                                    Office                  Suburban                     1,104,900.00
   25.12                                                    Office                  Suburban                     1,098,200.00
   25.13                                                    Office                  Suburban                     1,050,000.00
   25.14                                                    Office                  Suburban                      975,000.00
   25.15                                                    Office                  Suburban                      732,500.00
   25.16                                                    Office                  Suburban                      637,000.00
     26            Refinance         Wachovia             Hospitality             Full Service                   31,500,000.00
     27           Acquisition        Wachovia               Office                  Suburban                     31,150,000.00
     28            Refinance         Wachovia               Retail                  Anchored                     27,100,000.00
     29            Refinance         Wachovia             Multifamily             Conventional                   26,700,000.00
     30            Refinance         Wachovia             Hospitality             Full Service                   26,500,000.00
     31            Refinance          Nomura                Retail                  Anchored                     25,000,000.00
     32           Acquisition        Wachovia               Office                  Suburban                     24,225,000.00
     33           Acquisition        Wachovia               Office                  Suburban                     24,000,000.00
     34           Acquisition        Wachovia               Office                     CBD                       24,000,000.00
     35            Refinance          Artesia             Hospitality             Extended Stay                  23,700,000.00
     36            Refinance          Nomura                Retail               Shadow Anchored                 23,100,000.00
     37           Acquisition        Wachovia               Office                  Suburban                     22,000,000.00
     38           Acquisition        Wachovia               Office                     CBD                       22,000,000.00
     39           Acquisition         Nomura                Office                   Medical                     21,000,000.00
     40            Refinance         Wachovia               Retail                  Anchored                     21,000,000.00
     41           Acquisition         Artesia               Retail                  Anchored                     21,000,000.00
     42           Acquisition        Wachovia             Multifamily             Conventional                   20,500,000.00
     43           Acquisition        Wachovia             Multifamily          Independent Living                20,358,000.00
     44            Refinance         Wachovia             Multifamily             Conventional                   20,293,000.00
     45           Acquisition        Wachovia             Multifamily             Conventional                   20,250,000.00
     46            Refinance          Artesia              Mixed Use              Office/Retail                  20,300,000.00
     47           Acquisition        Wachovia             Hospitality             Full Service                   20,000,000.00
     48            Refinance         Wachovia               Retail                  Anchored                     19,925,000.00
     49            Refinance          Nomura                Retail               Shadow Anchored                 19,950,000.00
     50            Refinance         Wachovia             Hospitality             Full Service                   19,500,000.00
     51            Refinance         Wachovia             Hospitality             Full Service                   19,500,000.00
     52            Refinance         Wachovia               Retail                  Anchored                     19,250,000.00
     53           Acquisition         Nomura                Retail                  Anchored                     17,889,015.00
     54           Acquisition         Nomura              Multifamily             Conventional                   17,730,000.00
     55           Acquisition        Wachovia             Multifamily          Independent Living                17,628,000.00
     56            Refinance         Wachovia             Hospitality             Full Service                   17,400,000.00
     57           Acquisition        Wachovia               Office                  Suburban                     17,000,000.00
     58           Acquisition        Wachovia             Multifamily             Conventional                   17,000,000.00
     59            Refinance         Wachovia               Retail                  Anchored                     17,000,000.00
     60            Refinance         Wachovia               Various                  Various                     16,870,000.00
   60.01                                                    Retail                  Anchored                     6,880,000.00
   60.02                                                    Retail                 Unanchored                    6,690,000.00
   60.03                                                    Office                  Suburban                     3,300,000.00
     61            Refinance         Wachovia             Multifamily             Conventional                   16,500,000.00
     62           Acquisition         Nomura                Office                  Suburban                     15,500,000.00
     63            Refinance         Wachovia             Multifamily             Conventional                   15,500,000.00
     64           Acquisition        Wachovia             Multifamily             Conventional                   15,500,000.00
     65            Refinance         Wachovia               Retail                  Anchored                     14,360,000.00
     66            Refinance          Nomura                Retail                  Anchored                     14,350,000.00
     67            Refinance          Artesia               Retail                 Unanchored                    14,250,000.00
     68            Refinance          Nomura                Office                     CBD                       14,000,000.00
     69            Refinance          Nomura              Multifamily             Conventional                   13,860,000.00
     70           Acquisition        Wachovia               Retail                  Anchored                     13,500,000.00
     71            Refinance         Wachovia             Hospitality             Full Service                   13,400,000.00
     72           Acquisition        Wachovia             Multifamily             Conventional                   13,150,000.00
     73            Refinance          Nomura              Multifamily             Conventional                   13,040,000.00
     74           Acquisition         Nomura                Retail                  Anchored                     12,987,015.00
     75           Acquisition        Wachovia             Multifamily             Conventional                   12,613,000.00
     76            Refinance          Artesia               Retail                  Anchored                     12,500,000.00
     77           Acquisition        Wachovia             Multifamily             Conventional                   12,285,000.00
     78           Acquisition         Nomura                Retail                  Anchored                     12,154,118.00
     79            Refinance          Nomura                Retail               Shadow Anchored                 11,900,000.00
     80           Acquisition         Nomura                Office                  Suburban                     11,800,000.00
     81           Acquisition        Wachovia               Retail                  Anchored                     11,700,000.00
     82            Refinance         Wachovia             Multifamily             Conventional                   11,500,000.00
     83            Refinance          Nomura              Multifamily             Conventional                   11,500,000.00
     84           Acquisition        Wachovia             Hospitality            Limited Service                 11,500,000.00
     85           Acquisition        Wachovia               Retail                  Anchored                     11,440,000.00
     86           Acquisition        Wachovia             Multifamily             Conventional                   11,300,000.00
     87           Acquisition        Wachovia               Office                     CBD                       11,280,000.00
     88            Refinance         Wachovia             Multifamily             Conventional                   11,100,000.00
     89            Refinance          Nomura                Retail                  Anchored                     11,000,000.00
     90           Acquisition        Wachovia               Retail                  Anchored                     11,000,000.00
     91            Refinance         Wachovia             Hospitality            Limited Service                 11,000,000.00
     92            Refinance          Nomura                Retail               Shadow Anchored                 10,800,000.00
     93           Acquisition         Nomura                Retail                  Anchored                     10,750,000.00
     94           Acquisition         Nomura                Retail                  Anchored                     10,690,800.00
     95            Refinance          Artesia               Office                     CBD                       10,700,000.00
     96           Acquisition        Wachovia               Office                     CBD                       10,560,000.00
     97           Acquisition         Artesia               Office                  Suburban                     10,500,000.00
     98            Refinance          Nomura              Multifamily             Conventional                   10,500,000.00
     99            Refinance          Nomura                Office                  Suburban                     10,300,000.00
    100            Refinance         Wachovia             Multifamily             Conventional                   10,300,000.00
    101            Refinance         Wachovia             Hospitality            Limited Service                 10,200,000.00
    102           Acquisition        Wachovia             Multifamily             Conventional                   10,000,000.00
    103           Acquisition        Wachovia             Multifamily             Conventional                   10,000,000.00
    104            Refinance         Wachovia             Hospitality             Full Service                   10,000,000.00
    105           Acquisition         Nomura                Retail                  Anchored                     9,900,000.00
    106            Refinance         Wachovia          Mobile Home Park         Mobile Home Park                 9,760,000.00
    107           Acquisition        Wachovia             Multifamily             Conventional                   9,700,000.00
    108           Acquisition         Nomura                Retail                  Anchored                     9,645,224.00
    109            Refinance          Nomura              Multifamily             Conventional                   9,642,000.00
    110            Refinance          Artesia             Multifamily            Student Housing                 9,350,000.00
    111            Refinance          Nomura              Multifamily             Conventional                   9,144,000.00
    112           Acquisition        Wachovia             Multifamily          Independent Living                8,970,000.00
    113           Acquisition        Wachovia               Retail                  Anchored                     8,820,000.00
    114            Refinance         Wachovia             Multifamily             Conventional                   8,600,000.00
    115           Acquisition         Nomura                Retail               Shadow Anchored                 8,550,000.00
    116            Refinance          Nomura              Multifamily             Conventional                   8,509,000.00
    117            Refinance         Wachovia             Multifamily             Conventional                   8,400,000.00
    118            Refinance          Artesia               Retail                  Anchored                     8,320,000.00
    119            Refinance         Wachovia             Industrial                  Flex                       8,250,000.00
    120           Acquisition        Wachovia             Hospitality            Limited Service                 8,200,000.00
    121            Refinance          Nomura              Multifamily             Conventional                   8,183,000.00
    122            Refinance         Wachovia               Retail               Shadow Anchored                 8,175,000.00
    123           Acquisition         Nomura              Multifamily             Conventional                   8,150,000.00
    124           Acquisition        Wachovia             Hospitality             Full Service                   8,050,000.00
    125            Refinance          Nomura              Multifamily             Conventional                   8,000,000.00
    126            Refinance          Artesia               Retail                 Unanchored                    8,000,000.00
    127            Refinance         Wachovia          Mobile Home Park         Mobile Home Park                 7,920,000.00
    128            Refinance         Wachovia             Industrial                Warehouse                    7,934,000.00
    129           Acquisition         Nomura                Retail                  Anchored                     7,469,000.00
    130            Refinance          Artesia               Office                  Suburban                     7,400,000.00
    131            Refinance          Nomura              Multifamily             Conventional                   7,380,000.00
    132            Refinance         Wachovia             Multifamily             Conventional                   7,390,000.00
    133           Acquisition        Wachovia              Mixed Use              Retail/Office                  7,350,000.00
    134           Acquisition         Nomura                Retail                  Anchored                     7,348,880.00
    135            Refinance          Nomura              Multifamily             Conventional                   7,225,000.00
    136            Refinance         Wachovia               Retail                  Anchored                     7,160,000.00
    137            Refinance          Nomura              Multifamily             Conventional                   7,000,000.00
    138           Acquisition        Wachovia             Multifamily          Independent Living                6,864,000.00
    139            Refinance         Wachovia             Multifamily             Conventional                   6,655,000.00
    140            Refinance          Artesia               Retail                  Anchored                     6,625,000.00
    141            Refinance         Wachovia             Multifamily             Conventional                   6,600,000.00
    142            Refinance         Wachovia               Retail                  Anchored                     6,500,000.00
    143            Refinance          Nomura              Multifamily             Conventional                   6,480,000.00
    144           Acquisition        Wachovia             Multifamily             Conventional                   6,400,000.00
    145            Refinance         Wachovia             Multifamily             Conventional                   6,300,000.00
   145.01                                                 Multifamily             Conventional
   145.02                                                 Multifamily             Conventional
   145.03                                                 Multifamily             Conventional
   145.04                                                 Multifamily             Conventional
   145.05                                                 Multifamily             Conventional
   145.06                                                 Multifamily             Conventional
    146            Refinance          Artesia               Retail                 Unanchored                    6,150,000.00
    147           Acquisition        Wachovia               Retail                  Anchored                     6,200,000.00
    148            Refinance         Wachovia             Industrial         Warehouse/Distribution              6,042,000.00
    149            Refinance          Nomura               Mixed Use              Retail/Office                  6,000,000.00
    150            Refinance          Nomura                Retail                 Unanchored                    5,992,000.00
    151           Acquisition        Wachovia               Retail                  Anchored                     5,992,000.00
    152           Acquisition        Wachovia               Retail                  Anchored                     5,989,000.00
    153            Refinance          Artesia               Retail                 Unanchored                    5,880,000.00
    154            Refinance         Wachovia             Industrial                  Flex                       5,830,000.00
   154.01                                                 Industrial                  Flex
   154.02                                                 Industrial                  Flex
   154.03                                                 Industrial                  Flex
    155            Refinance         Wachovia             Multifamily             Conventional                   5,720,000.00
    156            Refinance         Wachovia               Office                  Suburban                     5,700,000.00
    157           Acquisition        Wachovia               Retail                  Anchored                     5,707,000.00
    158            Refinance          Nomura              Multifamily             Conventional                   5,600,000.00
    159           Acquisition        Wachovia             Multifamily             Conventional                   5,550,000.00
    160            Refinance         Wachovia             Multifamily             Conventional                   5,550,000.00
    161            Refinance         Wachovia             Multifamily            Student Housing                 5,500,000.00
    162            Refinance         Wachovia             Multifamily             Conventional                   5,500,000.00
    163            Refinance         Wachovia             Industrial                  Flex                       5,500,000.00
    164            Refinance          Nomura              Hospitality            Limited Service                 5,475,000.00
    165            Refinance          Artesia               Office                     CBD                       5,475,000.00
    166           Acquisition         Nomura                Retail                  Anchored                     5,400,000.00
    167           Acquisition        Wachovia               Retail                  Anchored                     5,400,000.00
    168           Acquisition        Wachovia               Office                  Suburban                     5,390,700.00
    169            Refinance          Nomura              Multifamily             Conventional                   5,345,000.00
    170            Refinance          Nomura                Retail                  Anchored                     5,325,000.00
    171            Refinance          Artesia            Self Storage             Self Storage                   5,225,000.00
    172            Refinance         Wachovia             Multifamily               Townhome                     5,200,000.00
    173            Refinance          Nomura              Multifamily             Conventional                   5,200,000.00
    174           Acquisition         Artesia               Office                     CBD                       5,200,000.00
    175            Refinance         Wachovia               Retail                  Anchored                     5,150,000.00
    176            Refinance          Nomura              Multifamily             Conventional                   5,120,000.00
    177           Acquisition         Nomura                Retail                  Anchored                     5,100,000.00
    178           Acquisition         Nomura           Mobile Home Park         Mobile Home Park                 5,100,000.00
    179           Acquisition        Wachovia              Mixed Use              Retail/Office                  5,100,000.00
    180            Refinance          Nomura                Retail                 Unanchored                    5,048,000.00
    181            Refinance          Nomura              Multifamily             Conventional                   5,050,000.00
    182           Acquisition         Artesia               Retail                  Anchored                     5,030,000.00
    183            Refinance          Nomura           Mobile Home Park         Mobile Home Park                 5,000,000.00
    184           Acquisition        Wachovia             Healthcare             Assisted Living                 5,000,000.00
    185            Refinance          Artesia               Retail                 Unanchored                    5,000,000.00
    186           Acquisition        Wachovia               Retail                 Unanchored                    4,920,000.00
   186.01                                                   Retail                 Unanchored
   186.02                                                   Retail                 Unanchored
    187           Acquisition         Nomura                Office                     CBD                       4,864,861.00
    188            Refinance          Artesia               Retail                  Anchored                     4,820,000.00
    189            Refinance          Artesia               Retail                 Unanchored                    4,800,000.00
    190            Refinance         Wachovia               Retail                  Anchored                     4,719,000.00
    191            Refinance         Wachovia               Retail               Shadow Anchored                 4,600,000.00
    192            Refinance          Nomura              Hospitality            Limited Service                 4,600,000.00
    193            Refinance          Artesia               Retail                  Anchored                     4,500,000.00
    194           Acquisition        Wachovia               Retail                  Anchored                     4,420,000.00
    195           Acquisition         Nomura              Multifamily             Conventional                   4,400,000.00
    196           Acquisition         Nomura              Multifamily             Conventional                   4,400,000.00
    197            Refinance         Wachovia               Retail                  Anchored                     4,350,000.00
    198            Refinance         Wachovia             Multifamily            Student Housing                 4,300,000.00
    199            Refinance          Artesia               Retail               Shadow Anchored                 4,300,000.00
    200           Acquisition        Wachovia               Retail                  Anchored                     4,291,000.00
    201           Acquisition         Nomura                Retail                  Anchored                     4,279,121.00
    202           Acquisition        Wachovia               Retail                  Anchored                     4,244,000.00
    203           Acquisition         Nomura           Mobile Home Park         Mobile Home Park                 4,160,000.00
    204            Refinance         Wachovia               Retail                  Anchored                     4,150,000.00
    205           Acquisition        Wachovia               Retail                  Anchored                     4,114,000.00
    206           Acquisition        Wachovia               Retail                  Anchored                     4,110,000.00
    207            Refinance          Artesia               Retail                 Unanchored                    4,100,000.00
    208            Refinance          Nomura              Hospitality            Limited Service                 4,100,000.00
    209            Refinance          Artesia                Land                    Retail                      4,100,000.00
    210           Acquisition         Artesia               Office                   Medical                     4,045,000.00
    211            Refinance          Nomura              Multifamily             Conventional                   4,000,000.00
    212            Refinance          Artesia               Retail                  Anchored                     4,000,000.00
    213            Refinance         Wachovia             Industrial         Warehouse/Distribution              3,952,000.00
    214           Acquisition         Artesia               Retail                  Anchored                     3,788,000.00
    215            Refinance          Artesia               Retail                  Anchored                     3,800,000.00
    216           Acquisition        Wachovia               Retail                  Anchored                     3,714,000.00
    217            Refinance          Nomura              Multifamily             Conventional                   3,700,000.00
    218            Refinance         Wachovia             Industrial         Warehouse/Distribution              3,572,000.00
    219            Refinance         Wachovia               Retail                  Anchored                     3,544,000.00
    220            Refinance         Wachovia               Retail                  Anchored                     3,550,000.00
    221            Refinance          Artesia             Multifamily             Conventional                   3,535,000.00
    222            Refinance          Nomura                Retail               Shadow Anchored                 3,510,000.00
    223            Refinance          Artesia             Multifamily             Conventional                   3,500,000.00
    224            Refinance          Artesia            Self Storage             Self Storage                   3,485,000.00
    225           Acquisition         Artesia                Land                    Retail                      3,500,000.00
    226            Refinance          Nomura                Retail                 Unanchored                    3,480,000.00
    227           Acquisition        Wachovia               Retail                  Anchored                     3,479,000.00
    228            Refinance          Artesia             Hospitality            Limited Service                 3,400,000.00
    229           Acquisition         Artesia               Retail                 Unanchored                    3,375,000.00
    230            Refinance          Nomura                Retail                  Anchored                     3,375,000.00
    231            Refinance          Nomura              Multifamily             Conventional                   3,360,000.00
    232            Refinance         Wachovia               Retail                  Anchored                     3,347,000.00
    233            Refinance         Wachovia               Retail                  Anchored                     3,275,000.00
    234            Refinance          Artesia            Self Storage             Self Storage                   3,200,000.00
    235            Refinance          Nomura              Hospitality            Limited Service                 3,100,000.00
    236            Refinance          Nomura              Hospitality            Limited Service                 3,100,000.00
    237            Refinance          Artesia            Self Storage             Self Storage                   3,065,000.00
    238            Refinance          Artesia               Retail                 Unanchored                    3,000,000.00
    239           Acquisition         Artesia               Retail                   Various                     3,000,000.00
   239.01                                                   Retail                 Unanchored              No Allocated Loan Amount
   239.02                                                   Retail               Shadow Anchored           No Allocated Loan Amount
    240            Refinance          Artesia               Retail               Shadow Anchored                 3,000,000.00
    241            Refinance          Artesia             Industrial                  Flex                       2,960,000.00
    242            Refinance          Artesia            Self Storage             Self Storage                   2,950,000.00
    243           Acquisition        Wachovia               Retail                  Anchored                     2,935,000.00
    244           Acquisition         Artesia             Hospitality             Full Service                   2,925,000.00
    245            Refinance          Artesia               Retail                  Anchored                     2,900,000.00
    246           Acquisition        Wachovia               Retail                  Anchored                     2,814,000.00
    247            Refinance          Artesia               Office                   Medical                     2,800,000.00
    248            Refinance          Artesia             Hospitality            Limited Service                 2,800,000.00
    249            Refinance          Nomura              Multifamily             Conventional                   2,735,000.00
    250            Refinance          Artesia               Retail                  Anchored                     2,700,000.00
    251            Refinance          Artesia               Office                  Suburban                     2,650,000.00
    252           Acquisition         Artesia               Retail                  Anchored                     2,600,000.00
    253            Refinance          Nomura                Retail                 Unanchored                    2,580,000.00
    254           Acquisition         Artesia             Multifamily             Conventional                   2,575,000.00
    255            Refinance          Artesia               Retail                  Anchored                     2,550,000.00
    256           Acquisition        Wachovia               Retail                  Anchored                     2,511,000.00
    257            Refinance          Artesia               Retail                  Anchored                     2,500,000.00
    258            Refinance          Artesia               Retail                  Anchored                     2,500,000.00
    259            Refinance          Artesia             Multifamily             Conventional                   2,490,000.00
    260            Refinance          Artesia            Self Storage             Self Storage                   2,475,000.00
    261            Refinance          Nomura                Retail                  Anchored                     2,450,000.00
    262            Refinance          Artesia               Retail               Shadow Anchored                 2,450,000.00
    263           Acquisition         Nomura             Self Storage             Self Storage                   2,400,000.00
    264            Refinance          Artesia               Office                     CBD                       2,400,000.00
    265            Refinance          Artesia               Retail                 Unanchored                    2,380,000.00
    266            Refinance          Artesia            Self Storage             Self Storage                   2,300,000.00
    267            Refinance          Artesia               Office                  Suburban                     2,300,000.00
    268            Refinance          Artesia               Retail               Shadow Anchored                 2,300,000.00
    269           Acquisition         Artesia               Office                   Medical                     2,290,000.00
   269.01                                                   Office                   Medical               No Allocated Loan Amount
   269.02                                                   Office                   Medical               No Allocated Loan Amount
    270            Refinance         Wachovia               Retail                  Anchored                     2,252,000.00
    271           Acquisition         Artesia               Retail                  Anchored                     2,240,000.00
    272            Refinance          Nomura              Multifamily             Conventional                   2,150,000.00
    273            Refinance          Artesia               Retail               Shadow Anchored                 2,120,000.00
    274            Refinance          Nomura              Hospitality            Limited Service                 2,050,000.00
    275           Acquisition         Nomura                Retail               Shadow Anchored                 2,000,000.00
    276            Refinance          Nomura           Mobile Home Park         Mobile Home Park                 2,000,000.00
    277            Refinance          Artesia               Retail                 Unanchored                    2,000,000.00
    278            Refinance          Artesia               Office                   Medical                     2,000,000.00
    279            Refinance          Artesia             Hospitality             Full Service                   2,000,000.00
    280           Acquisition         Artesia               Office                   Medical                     1,987,500.00
    281            Refinance          Artesia               Retail                 Unanchored                    1,950,000.00
    282           Acquisition        Wachovia               Retail                  Anchored                     1,936,185.00
    283            Refinance          Artesia               Retail               Shadow Anchored                 1,900,000.00
    284            Refinance          Nomura             Self Storage             Self Storage                   1,850,000.00
    285           Acquisition         Nomura              Multifamily             Conventional                   1,850,000.00
    286           Acquisition        Wachovia               Retail                  Anchored                     1,793,000.00
    287           Acquisition        Wachovia               Retail                 Unanchored                    1,750,000.00
    288            Refinance         Wachovia               Retail               Shadow Anchored                 1,750,000.00
    289           Acquisition         Artesia             Multifamily             Conventional                   1,725,000.00
    290           Acquisition         Artesia               Retail               Shadow Anchored                 1,700,000.00
    291           Acquisition         Artesia               Office                   Medical                     1,665,000.00
    292            Refinance          Nomura              Multifamily             Conventional                   1,650,000.00
    293           Acquisition         Artesia               Retail                 Unanchored                    1,590,000.00
    294            Refinance          Nomura                Retail                 Unanchored                    1,560,000.00
    295            Refinance          Artesia             Industrial                  Flex                       1,530,000.00
    296           Acquisition         Nomura                Retail                 Unanchored                    1,508,000.00
    297            Refinance          Nomura              Multifamily             Conventional                   1,450,000.00
    298           Acquisition         Artesia               Retail                 Unanchored                    1,150,000.00
    299            Refinance         Wachovia             Industrial                Warehouse                    1,100,000.00
    300           Acquisition         Nomura                Retail                 Unanchored                    1,055,000.00
    301            Refinance          Nomura              Multifamily             Conventional                   1,000,000.00
    302            Refinance          Nomura              Multifamily             Conventional                   1,000,000.00
    303           Acquisition         Artesia               Retail               Shadow Anchored                 1,000,000.00
    304            Refinance          Nomura              Multifamily             Conventional                    700,000.00
    305            Refinance         Wachovia             Industrial                Warehouse                     580,000.00

  MORTGAGE        CUT-OFF            % OF AGGREGATE        % OF AGGREGATE      % OF AGGREGATE
    LOAN         DATE LOAN            CUT-OFF DATE          CUT-OFF DATE        CUT-OFF DATE      ORIGINATION      FIRST PAY
   NUMBER       BALANCE ($)             BALANCE            GROUP 1 BALANCE     GROUP 2 BALANCE        DATE           DATE
--------------------------------------------------------------------------------------------------------------------------------

     1         315,340,000.00            7.46%                  8.74%                               01/09/06       02/11/06
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
     2         250,000,000.00            5.91%                  6.93%                               01/09/06       02/11/06
     3         205,000,000.00            4.85%                  5.68%                               01/13/06       03/11/06
     4         162,500,000.00            3.84%                  4.50%                               11/04/05       12/11/05
     5         132,319,524.04            3.13%                  3.67%                               02/10/06       03/11/06
     6         115,000,000.00            2.72%                  3.19%                               10/03/05       11/01/05
     7         73,500,000.00             1.74%                  2.04%                               01/12/06       03/11/06
     8         60,000,000.00             1.42%                  1.66%                               10/14/05       12/11/05
     9         59,864,448.78             1.42%                  1.66%                               12/27/05       02/11/06
     10        54,000,000.00             1.28%                  1.50%                               10/05/05       11/11/05
     11        53,874,969.71             1.27%                  1.49%                               12/22/05       02/11/06
   11.01
   11.02
   11.03
     12        51,000,000.00             1.21%                  1.41%                               02/07/06       03/11/06
     13        47,000,000.00             1.11%                  1.30%                               12/27/05       02/11/06
     14        46,480,000.00             1.10%                                      7.47%           11/30/05       01/11/06
   14.01
   14.02
     15        45,850,000.00             1.08%                  1.27%                               12/28/05       02/11/06
     16        45,000,000.00             1.06%                  1.25%                               12/05/05       01/11/06
     17        44,500,000.00             1.05%                  1.23%                               12/27/05       02/11/06
     18        43,000,000.00             1.02%                  1.19%                               01/17/06       03/11/06
     19        39,909,484.42             0.94%                  1.11%                               12/27/05       02/11/06
     20        39,500,000.00             0.93%                  1.09%                               11/30/05       01/11/06
     21        37,600,000.00             0.89%                                      6.04%           12/14/05       02/11/06
     22        35,000,000.00             0.83%                  0.97%                               12/22/05       02/11/06
     23        33,423,569.94             0.79%                  0.93%                               12/27/05       02/11/06
     24        32,574,000.00             0.77%                  0.90%                               02/02/05       03/11/05
     25        32,183,065.74             0.76%                  0.89%                               11/14/05       01/11/06
   25.01
   25.02
   25.03
   25.04
   25.05
   25.06
   25.07
   25.08
   25.09
   25.10
   25.11
   25.12
   25.13
   25.14
   25.15
   25.16
     26        31,428,132.93             0.74%                  0.87%                               12/27/05       02/11/06
     27        31,150,000.00             0.74%                  0.86%                               12/19/05       02/11/06
     28        27,100,000.00             0.64%                  0.75%                               12/15/05       02/11/06
     29        26,700,000.00             0.63%                                      4.29%           12/27/05       02/11/06
     30        26,439,935.15             0.63%                  0.73%                               12/27/05       02/11/06
     31        25,000,000.00             0.59%                  0.69%                               12/27/05       02/11/06
     32        24,225,000.00             0.57%                  0.67%                               01/10/06       02/11/06
     33        24,000,000.00             0.57%                  0.67%                               01/10/06       02/11/06
     34        24,000,000.00             0.57%                  0.67%                               01/18/06       03/11/06
     35        23,626,115.19             0.56%                  0.65%                               12/13/05       02/11/06
     36        23,100,000.00             0.55%                  0.64%                               12/29/05       02/11/06
     37        22,000,000.00             0.52%                  0.61%                               01/09/06       02/11/06
     38        22,000,000.00             0.52%                  0.61%                               12/15/05       02/11/06
     39        21,000,000.00             0.50%                  0.58%                               12/22/05       02/11/06
     40        21,000,000.00             0.50%                  0.58%                               12/20/05       02/11/06
     41        21,000,000.00             0.50%                  0.58%                               11/26/05       01/11/06
     42        20,500,000.00             0.48%                                      3.29%           12/14/05       02/11/06
     43        20,358,000.00             0.48%                  0.56%                               10/31/05       12/11/05
     44        20,293,000.00             0.48%                  0.56%                               12/28/05       02/11/06
     45        20,250,000.00             0.48%                                      3.25%           07/13/05       09/06/05
     46        20,229,625.94             0.48%                  0.56%                               11/10/05       01/11/06
     47        20,000,000.00             0.47%                  0.55%                               10/05/05       11/11/05
     48        19,925,000.00             0.47%                  0.55%                               09/26/05       11/11/05
     49        19,807,821.72             0.47%                  0.55%                               11/16/05       01/11/06
     50        19,455,873.66             0.46%                  0.54%                               12/27/05       02/11/06
     51        19,455,510.86             0.46%                  0.54%                               12/27/05       02/11/06
     52        19,250,000.00             0.46%                  0.53%                               12/20/05       02/11/06
     53        17,889,015.00             0.42%                  0.50%                               12/30/05       02/11/06
     54        17,730,000.00             0.42%                  0.49%                               01/30/06       03/11/06
     55        17,628,000.00             0.42%                  0.49%                               10/31/05       12/11/05
     56        17,400,000.00             0.41%                  0.48%                               11/08/05       12/11/05
     57        17,000,000.00             0.40%                  0.47%                               12/20/05       02/11/06
     58        17,000,000.00             0.40%                                      2.73%           12/30/05       02/11/06
     59        17,000,000.00             0.40%                  0.47%                               12/15/05       02/11/06
     60        16,796,227.49             0.40%                  0.47%                               10/28/05       12/11/05
   60.01
   60.02
   60.03
     61        16,500,000.00             0.39%                                      2.65%           12/21/05       02/11/06
     62        15,500,000.00             0.37%                  0.43%                               12/05/05       01/11/06
     63        15,500,000.00             0.37%                                      2.49%           12/21/05       02/11/06
     64        15,463,993.90             0.37%                                      2.49%           12/14/05       02/11/06
     65        14,327,344.88             0.34%                  0.40%                               01/05/06       02/11/06
     66        14,303,492.85             0.34%                  0.40%                               11/16/05       01/11/06
     67        14,137,654.88             0.33%                  0.39%                               09/13/05       11/11/05
     68        13,968,474.79             0.33%                  0.39%                               01/06/06       02/11/06
     69        13,860,000.00             0.33%                                      2.23%           02/08/06       03/11/06
     70        13,500,000.00             0.32%                  0.37%                               12/30/05       01/11/06
     71        13,357,768.27             0.32%                  0.37%                               12/14/05       02/11/06
     72        13,150,000.00             0.31%                                      2.11%           11/30/05       01/11/06
     73        13,040,000.00             0.31%                                      2.10%           11/09/05       12/11/05
     74        12,987,015.00             0.31%                  0.36%                               11/18/05       01/11/06
     75        12,613,000.00             0.30%                                      2.03%           01/03/06       02/11/06
     76        12,461,285.34             0.29%                  0.35%                               12/06/05       01/11/06
     77        12,285,000.00             0.29%                                      1.97%           12/20/05       02/11/06
     78        12,154,118.00             0.29%                  0.34%                               11/23/05       01/11/06
     79        11,900,000.00             0.28%                  0.33%                               12/06/05       01/11/06
     80        11,800,000.00             0.28%                  0.33%                               12/15/05       02/11/06
     81        11,700,000.00             0.28%                  0.32%                               12/22/05       02/11/06
     82        11,500,000.00             0.27%                                      1.85%           12/20/05       02/11/06
     83        11,500,000.00             0.27%                                      1.85%           12/01/05       01/11/06
     84        11,449,463.82             0.27%                  0.32%                               11/14/05       01/11/06
     85        11,440,000.00             0.27%                  0.32%                               10/27/05       12/11/05
     86        11,300,000.00             0.27%                                      1.82%           01/06/06       02/11/06
     87        11,280,000.00             0.27%                  0.31%                               08/16/05       10/11/05
     88        11,100,000.00             0.26%                                      1.78%           12/14/05       02/11/06
     89        11,000,000.00             0.26%                  0.30%                               01/20/06       03/11/06
     90        11,000,000.00             0.26%                  0.30%                               12/20/05       02/11/06
     91        11,000,000.00             0.26%                  0.30%                               12/28/05       02/11/06
     92        10,800,000.00             0.26%                  0.30%                               12/15/05       02/11/06
     93        10,750,000.00             0.25%                  0.30%                               12/28/05       02/11/06
     94        10,690,800.00             0.25%                  0.30%                               02/10/06       03/11/06
     95        10,665,387.43             0.25%                  0.30%                               12/01/05       01/11/06
     96        10,535,105.04             0.25%                  0.29%                               01/10/06       02/11/06
     97        10,500,000.00             0.25%                  0.29%                               10/18/05       12/11/05
     98        10,474,630.63             0.25%                                      1.68%           12/29/05       02/06/06
     99        10,300,000.00             0.24%                  0.29%                               11/30/05       01/11/06
    100        10,266,681.35             0.24%                                      1.65%           11/30/05       01/11/06
    101        10,155,586.64             0.24%                  0.28%                               12/07/05       01/11/06
    102         9,977,371.11             0.24%                                      1.60%           01/10/06       02/11/06
    103         9,976,540.80             0.24%                                      1.60%           12/30/05       02/11/06
    104         9,969,538.19             0.24%                  0.28%                               12/22/05       02/11/06
    105         9,900,000.00             0.23%                  0.27%                               11/15/05       01/11/06
    106         9,737,769.05             0.23%                  0.27%                               12/21/05       02/11/06
    107         9,700,000.00             0.23%                                      1.56%           12/30/05       02/11/06
    108         9,645,224.00             0.23%                  0.27%                               01/18/06       03/11/06
    109         9,642,000.00             0.23%                                      1.55%           11/09/05       12/11/05
    110         9,350,000.00             0.22%                                      1.50%           12/05/05       01/11/06
    111         9,144,000.00             0.22%                                      1.47%           11/09/05       12/11/05
    112         8,970,000.00             0.21%                  0.25%                               10/31/05       12/11/05
    113         8,800,997.41             0.21%                  0.24%                               12/14/05       02/11/06
    114         8,580,539.15             0.20%                  0.24%                               12/22/05       02/11/06
    115         8,550,000.00             0.20%                  0.24%                               01/04/06       02/11/06
    116         8,509,000.00             0.20%                                      1.37%           11/09/05       12/11/05
    117         8,380,326.53             0.20%                                      1.35%           12/21/05       02/11/06
    118         8,282,929.51             0.20%                  0.23%                               10/18/05       12/11/05
    119         8,222,652.84             0.19%                  0.23%                               11/21/05       01/11/06
    120         8,200,000.00             0.19%                  0.23%                               01/05/06       02/11/06
    121         8,183,000.00             0.19%                                      1.32%           11/09/05       12/11/05
    122         8,163,566.36             0.19%                  0.23%                               01/19/06       03/11/06
    123         8,114,493.44             0.19%                                      1.30%           10/12/05       12/11/05
    124         8,050,000.00             0.19%                  0.22%                               01/05/06       02/11/06
    125         8,000,000.00             0.19%                                      1.29%           01/31/06       03/11/06
    126         7,975,128.42             0.19%                  0.22%                               11/07/05       01/11/06
    127         7,901,960.13             0.19%                  0.22%                               12/21/05       02/11/06
    128         7,891,852.44             0.19%                  0.22%                               09/30/05       11/11/05
    129         7,469,000.00             0.18%                  0.21%                               12/16/05       02/11/06
    130         7,400,000.00             0.17%                  0.21%                               11/16/05       01/11/06
    131         7,380,000.00             0.17%                                      1.19%           11/09/05       12/11/05
    132         7,366,139.66             0.17%                                      1.18%           11/30/05       01/11/06
    133         7,350,000.00             0.17%                  0.20%                               12/16/05       02/11/06
    134         7,348,880.00             0.17%                  0.20%                               11/07/05       12/11/05
    135         7,208,161.43             0.17%                                      1.16%           12/22/05       02/11/06
    136         7,160,000.00             0.17%                  0.20%                               12/02/05       01/11/06
    137         6,984,493.32             0.17%                                      1.12%           12/29/05       02/11/06
    138         6,864,000.00             0.16%                  0.19%                               10/31/05       12/11/05
    139         6,634,191.95             0.16%                                      1.07%           11/30/05       01/11/06
    140         6,609,710.81             0.16%                  0.18%                               12/15/05       02/11/06
    141         6,600,000.00             0.16%                                      1.06%           11/30/05       01/11/06
    142         6,484,900.67             0.15%                  0.18%                               12/21/05       02/11/06
    143         6,480,000.00             0.15%                                      1.04%           11/09/05       12/11/05
    144         6,400,000.00             0.15%                                      1.03%           12/29/05       02/11/06
    145         6,285,743.80             0.15%                                      1.01%           01/04/06       02/11/06
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146         6,131,417.64             0.14%                  0.17%                               11/15/05       01/11/06
    147         6,063,949.96             0.14%                  0.17%                               01/07/05       02/11/05
    148         6,009,903.26             0.14%                  0.17%                               09/30/05       11/11/05
    149         6,000,000.00             0.14%                  0.17%                               01/23/06       03/11/06
    150         5,992,000.00             0.14%                  0.17%                               09/30/05       11/11/05
    151         5,978,462.95             0.14%                  0.17%                               01/09/06       02/11/06
    152         5,975,469.73             0.14%                  0.17%                               01/11/06       02/11/06
    153         5,880,000.00             0.14%                  0.16%                               11/14/05       01/11/06
    154         5,821,889.61             0.14%                  0.16%                               01/13/06       03/11/06
   154.01
   154.02
   154.03
    155         5,720,000.00             0.14%                                      0.92%           12/28/05       02/11/06
    156         5,700,000.00             0.13%                  0.16%                               01/12/06       03/11/06
    157         5,694,106.82             0.13%                  0.16%                               01/11/06       02/11/06
    158         5,600,000.00             0.13%                                      0.90%           11/09/05       12/11/05
    159         5,550,000.00             0.13%                                      0.89%           01/03/06       02/11/06
    160         5,550,000.00             0.13%                                      0.89%           01/06/06       02/11/06
    161         5,500,000.00             0.13%                                      0.88%           01/19/06       03/11/06
    162         5,482,474.88             0.13%                                      0.88%           12/02/05       01/11/06
    163         5,481,768.56             0.13%                  0.15%                               11/21/05       01/11/06
    164         5,464,946.09             0.13%                  0.15%                               01/18/06       03/01/06
    165         5,458,042.99             0.13%                  0.15%                               11/15/05       01/11/06
    166         5,400,000.00             0.13%                  0.15%                               01/12/06       03/11/06
    167         5,400,000.00             0.13%                  0.15%                               07/21/05       09/11/05
    168         5,390,700.00             0.13%                  0.15%                               08/16/05       10/11/05
    169         5,345,000.00             0.13%                                      0.86%           12/23/05       02/11/06
    170         5,317,769.55             0.13%                  0.15%                               02/03/06       03/11/06
    171         5,225,000.00             0.12%                  0.14%                               11/28/05       01/11/06
    172         5,200,000.00             0.12%                                      0.84%           12/29/05       02/11/06
    173         5,187,436.12             0.12%                                      0.83%           12/29/05       02/06/06
    174         5,175,321.30             0.12%                  0.14%                               10/28/05       12/11/05
    175         5,150,000.00             0.12%                  0.14%                               12/20/05       02/11/06
    176         5,120,000.00             0.12%                                      0.82%           12/06/05       01/11/06
    177         5,100,000.00             0.12%                  0.14%                               11/30/05       01/11/06
    178         5,100,000.00             0.12%                                      0.82%           01/10/06       02/11/06
    179         5,077,138.89             0.12%                  0.14%                               12/01/05       01/11/06
    180         5,048,000.00             0.12%                  0.14%                               09/30/05       11/11/05
    181         5,038,230.48             0.12%                                      0.81%           12/22/05       02/11/06
    182         5,013,790.05             0.12%                  0.14%                               11/16/05       01/11/06
    183         5,000,000.00             0.12%                  0.14%                               12/14/05       02/11/06
    184         5,000,000.00             0.12%                  0.14%                               09/20/05       11/11/05
    185         4,984,217.90             0.12%                  0.14%                               11/30/05       01/11/06
    186         4,920,000.00             0.12%                  0.14%                               01/13/06       03/11/06
   186.01
   186.02
    187         4,864,861.00             0.12%                  0.13%                               01/19/06       03/11/06
    188         4,802,819.27             0.11%                  0.13%                               11/28/05       01/11/06
    189         4,800,000.00             0.11%                  0.13%                               12/21/05       02/11/06
    190         4,708,529.16             0.11%                  0.13%                               12/22/05       02/11/06
    191         4,600,000.00             0.11%                  0.13%                               12/21/05       02/11/06
    192         4,591,704.62             0.11%                  0.13%                               01/19/06       03/11/06
    193         4,468,779.18             0.11%                  0.12%                               10/27/05       12/11/05
    194         4,410,095.80             0.10%                  0.12%                               01/03/06       02/11/06
    195         4,393,891.99             0.10%                                      0.71%           01/11/06       03/11/06
    196         4,381,222.95             0.10%                                      0.70%           10/12/05       12/11/05
    197         4,344,031.31             0.10%                  0.12%                               02/03/06       03/11/06
    198         4,300,000.00             0.10%                                      0.69%           01/20/06       03/11/06
    199         4,300,000.00             0.10%                  0.12%                               10/03/05       12/11/05
    200         4,281,305.83             0.10%                  0.12%                               01/11/06       02/11/06
    201         4,279,121.00             0.10%                  0.12%                               11/18/05       01/11/06
    202         4,234,412.01             0.10%                  0.12%                               01/11/06       02/11/06
    203         4,160,000.00             0.10%                                      0.67%           10/27/05       12/11/05
    204         4,136,676.31             0.10%                  0.11%                               11/17/05       01/11/06
    205         4,104,705.70             0.10%                  0.11%                               01/11/06       02/11/06
    206         4,100,790.44             0.10%                  0.11%                               12/22/05       02/11/06
    207         4,100,000.00             0.10%                  0.11%                               01/19/06       03/11/06
    208         4,087,007.86             0.10%                  0.11%                               01/09/06       02/11/06
    209         4,082,959.38             0.10%                  0.11%                               10/21/05       12/11/05
    210         4,022,866.67             0.10%                  0.11%                               09/20/05       11/11/05
    211         3,994,447.26             0.09%                  0.11%                               01/30/06       03/06/06
    212         3,978,284.42             0.09%                  0.11%                               10/05/05       11/11/05
    213         3,931,005.90             0.09%                  0.11%                               09/30/05       11/11/05
    214         3,788,000.00             0.09%                  0.11%                               08/25/05       10/11/05
    215         3,787,332.72             0.09%                  0.10%                               11/30/05       01/11/06
    216         3,705,609.38             0.09%                  0.10%                               12/30/05       02/11/06
    217         3,694,863.72             0.09%                                      0.59%           01/30/06       03/06/06
    218         3,553,024.57             0.08%                  0.10%                               09/30/05       11/11/05
    219         3,536,136.33             0.08%                  0.10%                               12/22/05       02/11/06
    220         3,534,475.85             0.08%                  0.10%                               10/28/05       12/11/05
    221         3,523,083.10             0.08%                                      0.57%           11/28/05       01/11/06
    222         3,510,000.00             0.08%                  0.10%                               10/07/05       11/11/05
    223         3,495,125.78             0.08%                                      0.56%           01/10/06       03/11/06
    224         3,485,000.00             0.08%                  0.10%                               12/20/05       02/11/06
    225         3,483,723.77             0.08%                  0.10%                               10/10/05       12/11/05
    226         3,480,000.00             0.08%                  0.10%                               09/30/05       11/11/05
    227         3,468,018.83             0.08%                  0.10%                               11/28/05       01/11/06
    228         3,374,361.15             0.08%                  0.09%                               10/13/05       12/11/05
    229         3,367,474.46             0.08%                  0.09%                               12/02/05       02/11/06
    230         3,367,147.11             0.08%                  0.09%                               12/12/05       02/11/06
    231         3,360,000.00             0.08%                                      0.54%           11/09/05       12/11/05
    232         3,339,275.78             0.08%                  0.09%                               12/22/05       02/11/06
    233         3,267,503.59             0.08%                  0.09%                               12/21/05       02/11/06
    234         3,185,768.73             0.08%                  0.09%                               11/01/05       12/11/05
    235         3,100,000.00             0.07%                  0.09%                               02/10/06       04/01/06
    236         3,090,109.66             0.07%                  0.09%                               12/28/05       02/01/06
    237         3,065,000.00             0.07%                  0.08%                               12/20/05       02/11/06
    238         2,993,244.59             0.07%                  0.08%                               12/19/05       02/11/06
    239         2,989,848.80             0.07%                  0.08%                               11/21/05       01/11/06
   239.01
   239.02
    240         2,986,457.55             0.07%                  0.08%                               10/11/05       12/11/05
    241         2,950,568.29             0.07%                  0.08%                               11/29/05       01/11/06
    242         2,950,000.00             0.07%                  0.08%                               12/20/05       02/11/06
    243         2,928,423.35             0.07%                  0.08%                               12/22/05       02/11/06
    244         2,907,868.36             0.07%                  0.08%                               12/12/05       02/11/06
    245         2,887,222.95             0.07%                  0.08%                               09/29/05       12/11/05
    246         2,814,000.00             0.07%                  0.08%                               10/05/05       11/11/05
    247         2,800,000.00             0.07%                  0.08%                               12/16/05       02/11/06
    248         2,760,970.16             0.07%                  0.08%                               10/13/05       12/11/05
    249         2,735,000.00             0.06%                                      0.44%           11/09/05       12/11/05
    250         2,691,331.59             0.06%                  0.07%                               11/09/05       01/11/06
    251         2,640,949.06             0.06%                  0.07%                               11/21/05       01/11/06
    252         2,589,132.29             0.06%                  0.07%                               10/17/05       12/11/05
    253         2,580,000.00             0.06%                  0.07%                               09/30/05       11/11/05
    254         2,569,248.88             0.06%                                      0.41%           01/05/06       02/11/06
    255         2,538,765.00             0.06%                  0.07%                               09/29/05       12/11/05
    256         2,511,000.00             0.06%                  0.07%                               10/26/05       12/11/05
    257         2,496,495.96             0.06%                  0.07%                               01/17/06       03/11/06
    258         2,488,985.28             0.06%                  0.07%                               09/29/05       12/11/05
    259         2,482,125.65             0.06%                                      0.40%           12/06/05       01/11/06
    260         2,475,000.00             0.06%                  0.07%                               11/28/05       01/11/06
    261         2,450,000.00             0.06%                  0.07%                               02/03/06       03/11/06
    262         2,438,669.82             0.06%                  0.07%                               11/04/05       12/11/05
    263         2,396,686.00             0.06%                  0.07%                               01/12/06       03/05/06
    264         2,391,065.74             0.06%                  0.07%                               12/01/05       01/11/06
    265         2,369,938.56             0.06%                  0.07%                               10/13/05       12/11/05
    266         2,300,000.00             0.05%                  0.06%                               12/20/05       02/11/06
    267         2,294,812.37             0.05%                  0.06%                               12/19/05       02/11/06
    268         2,294,726.71             0.05%                  0.06%                               12/15/05       02/11/06
    269         2,277,469.62             0.05%                  0.06%                               09/20/05       11/11/05
   269.01
   269.02
    270         2,247,003.11             0.05%                  0.06%                               12/22/05       02/11/06
    271         2,229,602.52             0.05%                  0.06%                               10/21/05       12/11/05
    272         2,147,015.40             0.05%                  0.06%                               01/30/06       03/06/06
    273         2,113,321.05             0.05%                  0.06%                               11/07/05       01/11/06
    274         2,043,495.09             0.05%                  0.06%                               12/20/05       02/01/06
    275         2,000,000.00             0.05%                  0.06%                               01/23/06       03/11/06
    276         2,000,000.00             0.05%                                      0.32%           01/06/06       02/11/06
    277         1,993,518.17             0.05%                  0.06%                               12/01/05       01/11/06
    278         1,991,335.65             0.05%                  0.06%                               10/13/05       12/11/05
    279         1,991,048.50             0.05%                  0.06%                               11/14/05       01/11/06
    280         1,978,792.38             0.05%                  0.05%                               10/11/05       12/11/05
    281         1,947,460.18             0.05%                  0.05%                               01/16/06       03/11/06
    282         1,933,547.76             0.05%                  0.05%                               01/13/06       03/11/06
    283         1,900,000.00             0.04%                  0.05%                               10/03/05       12/11/05
    284         1,845,895.09             0.04%                  0.05%                               12/21/05       02/11/06
    285         1,844,345.94             0.04%                                      0.30%           12/05/05       01/11/06
    286         1,793,000.00             0.04%                  0.05%                               09/26/05       11/11/05
    287         1,750,000.00             0.04%                  0.05%                               12/12/05       02/11/06
    288         1,742,356.67             0.04%                  0.05%                               12/09/05       01/11/06
    289         1,721,166.18             0.04%                                      0.28%           12/23/05       02/11/06
    290         1,694,921.89             0.04%                  0.05%                               11/28/05       01/11/06
    291         1,655,889.49             0.04%                  0.05%                               09/20/05       11/11/05
    292         1,647,709.50             0.04%                                      0.26%           01/30/06       03/06/06
    293         1,582,994.62             0.04%                  0.04%                               10/26/05       12/11/05
    294         1,557,912.17             0.04%                  0.04%                               02/09/06       03/11/06
    295         1,523,592.69             0.04%                  0.04%                               10/12/05       12/11/05
    296         1,506,097.61             0.04%                  0.04%                               01/26/06       03/11/06
    297         1,450,000.00             0.03%                                      0.23%           12/29/05       02/11/06
    298         1,144,930.89             0.03%                  0.03%                               11/15/05       01/11/06
    299         1,094,156.50             0.03%                  0.03%                               09/30/05       11/11/05
    300         1,052,689.54             0.02%                  0.03%                               12/19/05       02/11/06
    301          998,611.82              0.02%                                      0.16%           01/30/06       03/06/06
    302          998,611.82              0.02%                                      0.16%           01/30/06       03/06/06
    303          996,685.20              0.02%                  0.03%                               11/09/05       01/11/06
    304          699,028.27              0.02%                                      0.11%           01/30/06       03/06/06
    305          577,463.66              0.01%                  0.02%                               10/28/05       12/11/05

                                                                                 INTEREST           ORIGINAL             REMAINING
  MORTGAGE     MATURITY                          LOAN           INTEREST          ACCRUAL            TERM TO              TERM TO
    LOAN        DATE OR       MORTGAGE      ADMINISTRATIVE       ACCRUAL          METHOD           MATURITY OR          MATURITY OR
   NUMBER         ARD           RATE           COST RATE         METHOD          DURING IO         ARD (MOS.)            ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

     1         01/11/16        5.5100%         0.02050%        Actual/360       Actual/360             120                  118
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
     2         01/11/16        5.6800%         0.02050%        Actual/360       Actual/360             120                  118
     3         02/11/16        5.8115%         0.02050%        Actual/360       Actual/360             120                  119
     4         11/11/15        5.4400%         0.02050%        Actual/360       Actual/360             120                  116
     5         02/11/16        5.7600%         0.02050%        Actual/360                              120                  119
     6         10/01/15        5.0800%         0.02050%        Actual/360       Actual/360             120                  115
     7         02/11/16        5.9200%         0.02050%        Actual/360       Actual/360             120                  119
     8         11/11/15        5.3200%         0.02050%        Actual/360       Actual/360             120                  116
     9         01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
     10        10/11/15        5.5100%         0.02050%        Actual/360       Actual/360             120                  115
     11        01/11/16        5.5800%         0.02050%        Actual/360                              120                  118
   11.01
   11.02
   11.03
     12        02/11/16        5.7700%         0.02050%        Actual/360       Actual/360             120                  119
     13        01/11/16        5.7700%         0.02050%        Actual/360       Actual/360             120                  118
     14        12/11/15        5.4800%         0.02050%        Actual/360       Actual/360             120                  117
   14.01
   14.02
     15        01/11/16        5.5600%         0.02050%        Actual/360       Actual/360             120                  118
     16        12/11/15        5.5700%         0.02050%        Actual/360       Actual/360             120                  117
     17        01/11/16        5.6900%         0.07050%        Actual/360       Actual/360             120                  118
     18        02/11/16        5.7100%         0.02050%        Actual/360       Actual/360             120                  119
     19        01/11/16        5.7200%         0.02050%        Actual/360                              120                  118
     20        12/11/15        5.3900%         0.02050%        Actual/360       Actual/360             120                  117
     21        01/11/16        6.1000%         0.02050%        Actual/360       Actual/360             120                  118
     22        01/11/16        5.6400%         0.02050%        Actual/360       Actual/360             120                  118
     23        01/11/16        5.6700%         0.02050%        Actual/360                              120                  118
     24        02/11/15        5.4600%         0.02050%        Actual/360       Actual/360             120                  107
     25        12/11/15        5.6800%         0.02956%        Actual/360                              120                  117
   25.01
   25.02
   25.03
   25.04
   25.05
   25.06
   25.07
   25.08
   25.09
   25.10
   25.11
   25.12
   25.13
   25.14
   25.15
   25.16
     26        01/11/16        5.6700%         0.02050%        Actual/360                              120                  118
     27        01/11/16        5.8000%         0.02050%        Actual/360       Actual/360             120                  118
     28        01/11/16        5.6900%         0.06050%        Actual/360       Actual/360             120                  118
     29        01/11/16        5.2300%         0.02050%        Actual/360       Actual/360             120                  118
     30        01/11/16        5.7100%         0.02050%        Actual/360                              120                  118
     31        01/11/16        5.7100%         0.02050%        Actual/360       Actual/360             120                  118
     32        01/11/16        5.6200%         0.02050%        Actual/360       Actual/360             120                  118
     33        01/11/16        5.6100%         0.02050%        Actual/360       Actual/360             120                  118
     34        02/11/16        5.2200%         0.02050%        Actual/360       Actual/360             120                  119
     35        01/11/16        5.8600%         0.02050%        Actual/360                              120                  118
     36        01/11/16        5.4860%         0.02050%        Actual/360       Actual/360             120                  118
     37        01/11/16        5.5400%         0.02050%        Actual/360       Actual/360             120                  118
     38        01/11/16        5.4100%         0.02050%        Actual/360       Actual/360             120                  118
     39        01/11/11        5.9400%         0.02050%        Actual/360       Actual/360             60                    58
     40        01/11/16        5.4700%         0.02050%        Actual/360       Actual/360             120                  118
     41        12/11/15        5.6500%         0.02050%        Actual/360       Actual/360             120                  117
     42        01/11/16        5.4100%         0.05050%        Actual/360       Actual/360             120                  118
     43        11/11/15        5.4900%         0.02050%        Actual/360       Actual/360             120                  116
     44        01/11/16        5.5800%         0.02050%        Actual/360       Actual/360             120                  118
     45        08/06/15        5.8100%         0.02050%        Actual/360       Actual/360             120                  113
     46        12/11/15        5.2300%         0.02050%        Actual/360                              120                  117
     47        10/11/15        5.5100%         0.02050%        Actual/360       Actual/360             120                  115
     48        10/11/15        5.0800%         0.02050%        Actual/360       Actual/360             120                  115
     49        12/11/15        5.2400%         0.02050%        Actual/360                              120                  117
     50        01/11/16        5.7200%         0.02050%        Actual/360                              120                  118
     51        01/11/16        5.6700%         0.02050%        Actual/360                              120                  118
     52        01/11/16        5.7800%         0.02050%        Actual/360       Actual/360             120                  118
     53        01/11/13        4.8600%         0.02050%          30/360           30/360               84                    82
     54        02/11/16        6.1800%         0.02050%        Actual/360       Actual/360             120                  119
     55        11/11/15        5.4900%         0.02050%        Actual/360       Actual/360             120                  116
     56        11/11/15        5.3500%         0.02050%        Actual/360       Actual/360             120                  116
     57        01/11/11        6.0900%         0.02050%        Actual/360       Actual/360             60                    58
     58        01/11/16        5.6100%         0.02050%        Actual/360       Actual/360             120                  118
     59        01/11/16        5.5300%         0.02050%        Actual/360       Actual/360             120                  118
     60        11/11/15        5.5400%         0.02050%        Actual/360                              120                  116
   60.01
   60.02
   60.03
     61        01/11/16        5.4500%         0.02050%        Actual/360       Actual/360             120                  118
     62        12/11/15        5.7100%         0.02050%        Actual/360       Actual/360             120                  117
     63        01/11/16        5.4500%         0.02050%        Actual/360       Actual/360             120                  118
     64        01/11/16        5.5600%         0.02050%        Actual/360                              120                  118
     65        01/11/16        5.6900%         0.02050%        Actual/360                              120                  118
     66        12/11/15        5.5900%         0.02050%        Actual/360                              120                  117
     67        10/11/10        5.3500%         0.02050%        Actual/360                              60                    55
     68        01/11/16        5.7500%         0.02050%        Actual/360                              120                  118
     69        02/11/16        5.4300%         0.06050%        Actual/360       Actual/360             120                  119
     70        12/11/15        5.2700%         0.02050%        Actual/360       Actual/360             120                  117
     71        01/11/16        5.7800%         0.02050%        Actual/360                              120                  118
     72        12/11/15        5.4800%         0.02050%        Actual/360       Actual/360             120                  117
     73        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
     74        12/11/10        5.1000%         0.02050%          30/360           30/360               60                    57
     75        01/11/16        5.7000%         0.02050%        Actual/360       Actual/360             120                  118
     76        12/11/15        5.8300%         0.02050%        Actual/360                              120                  117
     77        01/11/16        5.5800%         0.02050%        Actual/360       Actual/360             120                  118
     78        12/11/12        4.7400%         0.02050%          30/360           30/360               84                    81
     79        12/11/10        5.8700%         0.02050%        Actual/360       Actual/360             60                    57
     80        01/11/16        5.7500%         0.02050%        Actual/360       Actual/360             120                  118
     81        01/11/16        5.4400%         0.06050%          30/360           30/360               120                  118
     82        01/11/16        5.5800%         0.02050%        Actual/360       Actual/360             120                  118
     83        12/11/15        5.8400%         0.02050%        Actual/360       Actual/360             120                  117
     84        12/11/15        5.9300%         0.02050%        Actual/360                              120                  117
     85        11/11/15        5.0600%         0.02050%        Actual/360       Actual/360             120                  116
     86        01/11/16        5.6000%         0.02050%        Actual/360       Actual/360             120                  118
     87        09/11/15        5.2300%         0.02050%        Actual/360       Actual/360             120                  114
     88        01/11/16        5.4900%         0.02050%        Actual/360       Actual/360             120                  118
     89        02/11/16        5.4500%         0.02050%          30/360           30/360               120                  119
     90        01/11/16        5.6500%         0.02050%        Actual/360       Actual/360             120                  118
     91        01/11/16        5.7000%         0.02050%        Actual/360       Actual/360             120                  118
     92        01/11/16        5.1500%         0.02050%        Actual/360       Actual/360             120                  118
     93        01/11/16        5.8000%         0.08050%        Actual/360       Actual/360             120                  118
     94        02/11/11        5.1700%         0.02050%          30/360           30/360               60                    59
     95        12/11/15        5.6000%         0.02050%        Actual/360                              120                  117
     96        01/11/16        5.4700%         0.02050%        Actual/360                              120                  118
     97        11/11/15        5.5300%         0.06050%        Actual/360       Actual/360             120                  116
     98        01/06/16        5.3200%         0.02050%        Actual/360                              120                  118
     99        12/11/15        5.7000%         0.02050%        Actual/360       Actual/360             120                  117
    100        12/11/15        5.6000%         0.02050%        Actual/360                              120                  117
    101        12/11/15        5.9900%         0.02050%        Actual/360                              120                  117
    102        01/11/16        5.7200%         0.02050%        Actual/360                              120                  118
    103        01/11/16        5.5000%         0.02050%        Actual/360                              120                  118
    104        01/11/11        6.0300%         0.02050%        Actual/360                              60                    58
    105        12/11/15        5.3700%         0.02050%        Actual/360       Actual/360             120                  117
    106        01/11/16        5.6800%         0.02050%        Actual/360                              120                  118
    107        01/11/16        5.6100%         0.02050%        Actual/360       Actual/360             120                  118
    108        02/11/11        4.4400%         0.02050%          30/360           30/360               60                    59
    109        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    110        12/11/15        5.3900%         0.02050%        Actual/360       Actual/360             120                  117
    111        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    112        11/11/15        5.4900%         0.02050%        Actual/360       Actual/360             120                  116
    113        01/11/16        6.0200%         0.02050%        Actual/360                              120                  118
    114        01/11/16        5.7200%         0.02050%        Actual/360                              120                  118
    115        01/11/13        4.7900%         0.02050%          30/360           30/360               84                    82
    116        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    117        01/11/16        5.5100%         0.02050%        Actual/360                              120                  118
    118        11/11/15        5.4400%         0.02050%        Actual/360                              120                  116
    119        12/11/20        5.4700%         0.02050%        Actual/360                              180                  177
    120        01/11/13        6.0300%         0.02050%        Actual/360       Actual/360             84                    82
    121        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    122        02/11/16        5.5100%         0.02050%        Actual/360                              120                  119
    123        11/11/10        5.5600%         0.02050%        Actual/360                              60                    56
    124        01/11/13        6.0300%         0.02050%        Actual/360       Actual/360             84                    82
    125        02/11/16        5.5000%         0.06050%        Actual/360       Actual/360             120                  119
    126        12/11/15        5.8100%         0.02050%        Actual/360                              120                  117
    127        01/11/16        5.6800%         0.02050%        Actual/360                              120                  118
    128        10/11/15        5.5500%         0.02050%        Actual/360                              120                  115
    129        01/11/11        4.6900%         0.02050%          30/360           30/360               60                    58
    130        12/11/15        5.3300%         0.02050%        Actual/360       Actual/360             120                  117
    131        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    132        12/11/15        5.6100%         0.02050%        Actual/360                              120                  117
    133        01/11/16        5.7800%         0.02050%        Actual/360       Actual/360             120                  118
    134        11/11/12        4.8100%         0.02050%          30/360           30/360               84                    80
    135        01/11/16        5.5400%         0.02050%        Actual/360                              120                  118
    136        12/11/15        5.5400%         0.02050%        Actual/360       Actual/360             120                  117
    137        01/11/21        5.8500%         0.02050%        Actual/360                              180                  178
    138        11/11/15        5.4900%         0.02050%        Actual/360       Actual/360             120                  116
    139        12/11/15        5.7800%         0.02050%        Actual/360                              120                  117
    140        01/11/16        5.6000%         0.02050%        Actual/360                              120                  118
    141        12/11/15        5.3700%         0.02050%        Actual/360       Actual/360             120                  117
    142        01/11/16        5.5600%         0.02050%        Actual/360                              120                  118
    143        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    144        01/11/16        5.4800%         0.02050%        Actual/360       Actual/360             120                  118
    145        01/11/16        5.7200%         0.02050%        Actual/360                              120                  118
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146        12/11/15        5.9600%         0.02050%        Actual/360                              120                  117
    147        01/11/15        5.4700%         0.02050%        Actual/360                              120                  106
    148        10/11/15        5.5500%         0.02050%        Actual/360                              120                  115
    149        02/11/16        5.6200%         0.02050%        Actual/360       Actual/360             120                  119
    150        10/11/15        5.5600%         0.06050%        Actual/360       Actual/360             120                  115
    151        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    152        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    153        12/11/15        5.7500%         0.02050%        Actual/360       Actual/360             120                  117
    154        02/11/16        5.5600%         0.02050%        Actual/360                              120                  119
   154.01
   154.02
   154.03
    155        01/11/16        5.5800%         0.02050%        Actual/360       Actual/360             120                  118
    156        02/11/16        5.5800%         0.02050%        Actual/360       Actual/360             120                  119
    157        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    158        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    159        01/11/16        5.7000%         0.02050%        Actual/360       Actual/360             120                  118
    160        01/11/16        5.6800%         0.02050%        Actual/360       Actual/360             120                  118
    161        02/11/16        5.6900%         0.06050%        Actual/360       Actual/360             120                  119
    162        12/11/15        5.6800%         0.02050%        Actual/360                              120                  117
    163        12/11/20        5.4700%         0.02050%        Actual/360                              180                  177
    164        02/01/16        5.6500%         0.04050%        Actual/360                              120                  119
    165        12/11/15        5.8300%         0.11050%        Actual/360                              120                  117
    166        02/11/16        5.3800%         0.03050%        Actual/360       Actual/360             120                  119
    167        08/11/15        5.0500%         0.02050%        Actual/360       Actual/360             120                  113
    168        09/11/15        5.2300%         0.02050%        Actual/360       Actual/360             120                  114
    169        01/11/16        5.5400%         0.02050%        Actual/360       Actual/360             120                  118
    170        02/11/16        5.7900%         0.02050%        Actual/360                              120                  119
    171        12/11/15        5.7000%         0.02050%        Actual/360       Actual/360             120                  117
    172        01/11/16        5.7400%         0.02050%        Actual/360       Actual/360             120                  118
    173        01/06/16        5.3200%         0.02050%        Actual/360                              120                  118
    174        11/11/15        5.1000%         0.02050%        Actual/360                              120                  116
    175        01/11/16        5.4600%         0.02050%        Actual/360       Actual/360             120                  118
    176        12/11/15        5.8100%         0.02050%        Actual/360       Actual/360             120                  117
    177        12/11/15        5.6700%         0.02050%        Actual/360       Actual/360             120                  117
    178        01/11/13        5.7800%         0.02050%        Actual/360       Actual/360             84                    82
    179        12/11/15        5.8000%         0.02050%        Actual/360                              120                  117
    180        10/11/15        5.5600%         0.06050%        Actual/360       Actual/360             120                  115
    181        01/11/16        5.5400%         0.02050%        Actual/360                              120                  118
    182        12/11/15        5.6200%         0.02050%        Actual/360                              120                  117
    183        01/11/16        5.7600%         0.02050%        Actual/360       Actual/360             120                  118
    184        10/11/15        5.8100%         0.02050%        Actual/360       Actual/360             120                  115
    185        12/11/15        5.7300%         0.02050%        Actual/360                              120                  117
    186        02/11/16        5.6500%         0.02050%        Actual/360       Actual/360             120                  119
   186.01
   186.02
    187        02/11/11        4.7000%         0.02050%          30/360           30/360               60                    59
    188        12/11/15        5.0800%         0.08050%        Actual/360                              120                  117
    189        01/11/16        5.6200%         0.02050%        Actual/360       Actual/360             120                  118
    190        01/11/16        5.8400%         0.02050%        Actual/360                              120                  118
    191        01/11/16        5.5700%         0.02050%        Actual/360       Actual/360             120                  118
    192        02/11/16        5.8400%         0.02050%        Actual/360                              120                  119
    193        11/11/28        6.0800%         0.02050%        Actual/360                              276                  272
    194        01/11/16        5.7800%         0.02050%        Actual/360                              120                  118
    195        02/11/16        5.5800%         0.02050%        Actual/360                              120                  119
    196        11/11/15        5.6700%         0.02050%        Actual/360                              120                  116
    197        02/11/16        5.6900%         0.02050%        Actual/360                              120                  119
    198        02/11/16        5.6900%         0.06050%        Actual/360       Actual/360             120                  119
    199        11/11/15        5.4300%         0.02050%        Actual/360       Actual/360             120                  116
    200        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    201        12/11/10        5.0200%         0.02050%          30/360           30/360               60                    57
    202        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    203        11/11/10        5.4400%         0.02050%        Actual/360       Actual/360             60                    56
    204        12/11/15        5.6400%         0.02050%        Actual/360                              120                  117
    205        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    206        01/11/16        5.7800%         0.02050%        Actual/360                              120                  118
    207        02/11/16        5.3600%         0.02050%        Actual/360       Actual/360             120                  119
    208        01/11/16        5.7400%         0.04050%        Actual/360                              120                  118
    209        11/11/15        5.8100%         0.08050%        Actual/360                              120                  116
    210        10/11/15        5.4000%         0.10050%        Actual/360                              120                  115
    211        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    212        10/11/15        5.4400%         0.02050%        Actual/360                              120                  115
    213        10/11/15        5.5500%         0.02050%        Actual/360                              120                  115
    214        09/11/15        5.2300%         0.02050%        Actual/360       Actual/360             120                  114
    215        12/11/15        5.4400%         0.02050%        Actual/360                              120                  117
    216        01/11/16        5.7300%         0.02050%        Actual/360                              120                  118
    217        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    218        10/11/15        5.5500%         0.02050%        Actual/360                              120                  115
    219        01/11/16        5.8400%         0.02050%        Actual/360                              120                  118
    220        11/11/15        5.5400%         0.02050%        Actual/360                              120                  116
    221        01/11/12        5.3800%         0.09050%        Actual/360                              73                    70
    222        10/11/15        5.4300%         0.10050%        Actual/360       Actual/360             120                  115
    223        02/11/16        5.5500%         0.02050%        Actual/360                              120                  119
    224        01/11/16        5.5200%         0.08050%        Actual/360       Actual/360             120                  118
    225        11/11/15        5.2100%         0.02050%        Actual/360                              120                  116
    226        10/11/15        5.5100%         0.06050%        Actual/360       Actual/360             120                  115
    227        12/11/15        5.7300%         0.02050%        Actual/360                              120                  117
    228        11/11/15        5.8300%         0.09050%        Actual/360                              120                  116
    229        01/11/16        5.8100%         0.02050%        Actual/360                              120                  118
    230        01/11/16        5.5500%         0.02050%        Actual/360                              120                  118
    231        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    232        01/11/16        5.6000%         0.02050%        Actual/360                              120                  118
    233        01/11/16        5.6500%         0.02050%        Actual/360                              120                  118
    234        11/11/15        5.4500%         0.02050%        Actual/360                              120                  116
    235        03/01/16        5.6500%         0.04050%        Actual/360                              120                  120
    236        01/01/16        5.6900%         0.04050%        Actual/360                              120                  118
    237        01/11/16        5.5700%         0.08050%        Actual/360       Actual/360             120                  118
    238        01/11/16        5.7500%         0.02050%        Actual/360                              120                  118
    239        12/11/15        5.3600%         0.02050%        Actual/360                              120                  117
   239.01
   239.02
    240        11/11/15        5.3700%         0.02050%        Actual/360                              120                  116
    241        12/11/15        5.6800%         0.02050%        Actual/360                              120                  117
    242        01/11/16        5.5200%         0.09050%        Actual/360       Actual/360             120                  118
    243        01/11/16        5.7800%         0.02050%        Actual/360                              120                  118
    244        01/11/16        5.9700%         0.02050%        Actual/360                              120                  118
    245        11/11/15        5.5000%         0.02050%        Actual/360                              120                  116
    246        10/11/15        5.4400%         0.02050%        Actual/360       Actual/360             120                  115
    247        01/11/16        5.4700%         0.11050%        Actual/360       Actual/360             120                  118
    248        11/11/20        6.0900%         0.02050%        Actual/360                              180                  176
    249        11/11/15        5.2300%         0.06050%        Actual/360       Actual/360             120                  116
    250        12/11/15        5.6400%         0.02050%        Actual/360                              120                  117
    251        12/11/15        5.3100%         0.02050%        Actual/360                              120                  117
    252        11/11/15        5.7800%         0.02050%        Actual/360                              120                  116
    253        10/11/15        5.5100%         0.06050%        Actual/360       Actual/360             120                  115
    254        01/11/16        5.8000%         0.02050%        Actual/360                              120                  118
    255        11/11/15        5.5000%         0.02050%        Actual/360                              120                  116
    256        11/11/15        5.1400%         0.02050%        Actual/360       Actual/360             120                  116
    257        02/11/16        5.4900%         0.02050%        Actual/360                              120                  119
    258        11/11/15        5.5000%         0.02050%        Actual/360                              120                  116
    259        12/11/15        5.7200%         0.02050%        Actual/360                              120                  117
    260        12/11/15        5.7000%         0.02050%        Actual/360       Actual/360             120                  117
    261        02/11/16        5.6900%         0.02050%        Actual/360       Actual/360             120                  119
    262        11/11/15        5.2400%         0.02050%        Actual/360                              120                  116
    263        02/05/16        5.6300%         0.02050%        Actual/360                              120                  119
    264        12/11/15        6.0200%         0.06050%        Actual/360                              120                  117
    265        11/11/15        5.7200%         0.02050%        Actual/360                              120                  116
    266        01/11/16        5.5200%         0.09050%        Actual/360       Actual/360             120                  118
    267        01/11/13        5.7400%         0.02050%        Actual/360                              84                    82
    268        01/11/16        5.6400%         0.02050%        Actual/360                              120                  118
    269        10/11/15        5.4000%         0.10050%        Actual/360                              120                  115
   269.01
   269.02
    270        01/11/16        5.8400%         0.02050%        Actual/360                              120                  118
    271        11/11/15        5.2200%         0.02050%        Actual/360                              120                  116
    272        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    273        12/11/15        5.7400%         0.11050%        Actual/360                              120                  117
    274        01/01/16        5.7300%         0.04050%        Actual/360                              120                  118
    275        02/11/16        5.8300%         0.02050%        Actual/360       Actual/360             120                  119
    276        01/11/13        5.7500%         0.02050%        Actual/360       Actual/360             84                    82
    277        12/11/15        5.5900%         0.02050%        Actual/360                              120                  117
    278        11/11/15        5.5900%         0.02050%        Actual/360                              120                  116
    279        12/11/15        5.8100%         0.11050%        Actual/360                              120                  117
    280        11/11/15        5.5300%         0.02050%        Actual/360                              120                  116
    281        02/11/11        6.2000%         0.02050%        Actual/360                              60                    59
    282        02/11/16        5.7600%         0.02050%        Actual/360                              120                  119
    283        11/11/15        5.4300%         0.02050%        Actual/360       Actual/360             120                  116
    284        01/11/16        5.8400%         0.02050%        Actual/360                              120                  118
    285        12/11/15        5.9000%         0.02050%        Actual/360                              120                  117
    286        10/11/15        5.5700%         0.02050%        Actual/360       Actual/360             120                  115
    287        01/11/16        6.0200%         0.02050%        Actual/360       Actual/360             120                  118
    288        12/11/15        5.9700%         0.02050%        Actual/360                              120                  117
    289        01/11/16        5.8300%         0.02050%        Actual/360                              120                  118
    290        12/11/15        6.0200%         0.02050%        Actual/360                              120                  117
    291        10/11/15        5.4000%         0.10050%        Actual/360                              120                  115
    292        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    293        11/11/15        5.5000%         0.02050%        Actual/360                              120                  116
    294        02/11/16        5.9300%         0.02050%        Actual/360                              120                  119
    295        11/11/15        5.7700%         0.02050%        Actual/360                              120                  116
    296        02/11/16        6.5300%         0.02050%        Actual/360                              120                  119
    297        01/11/16        5.8400%         0.02050%        Actual/360       Actual/360             120                  118
    298        12/11/15        5.9100%         0.02050%        Actual/360                              120                  117
    299        10/11/15        5.5500%         0.02050%        Actual/360                              120                  115
    300        01/11/16        5.9200%         0.08050%        Actual/360                              120                  118
    301        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    302        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    303        12/11/15        5.4700%         0.02050%        Actual/360                              120                  117
    304        02/06/16        5.5800%         0.02050%        Actual/360                              120                  119
    305        11/11/15        5.5400%         0.02050%        Actual/360                              120                  116

                                     ORIGINAL
  MORTGAGE       REMAINING             AMORT            REMAINING                                   MATURITY DATE
    LOAN         IO PERIOD             TERM             AMORT TERM          MONTHLY P&I            OR ARD BALLOON           ARD
   NUMBER          (MOS.)             (MOS.)              (MOS.)           PAYMENTS ($)              BALANCE ($)            LOAN
------------------------------------------------------------------------------------------------------------------------------------

     1               22                 360                360             1,792,444.83            276,292,379.51            N
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
     2               46                 360                360             1,447,834.09            228,757,690.46            N
     3              119                 IO                  IO                  IO                 205,000,000.00            N
     4               56                 360                360              916,549.15             150,833,191.02            N
     5                                  360                359              774,075.96             111,531,978.95            N
     6              115                 IO                  IO                  IO                 115,000,000.00            N
     7               59                 300                300              469,973.72              66,367,030.15            N
     8               56                 360                360              333,928.38              55,596,001.62            N
     9                                  360                358              349,381.77              50,464,516.29            N
     10              79                 300                300              331,929.81              50,851,446.67            N
     11                                 360                358              309,321.97              45,210,920.87            N
   11.01
   11.02
   11.03
     12             119                 IO                  IO                  IO                  51,000,000.00            N
     13              58                 360                360              274,876.68              43,827,392.69            N
     14              45                 360                360              263,325.38              42,386,954.88            N
   14.01
   14.02
     15              82                 360                360              262,059.89              44,022,800.94            N
     16              33                 360                360              257,484.90              40,311,536.93            N
     17              34                 360                360              257,996.26              39,958,201.53            N
     18              23                 360                360              249,844.75              37,851,327.86            N
     19                                 360                358              232,667.39              33,632,834.72            N
     20              81                 360                360              221,558.16              37,873,513.24            N
     21             118                 IO                  IO                  IO                  37,600,000.00            N
     22              46                 360                360              201,811.33              32,004,329.93            N
     23                                 360                358              193,797.74              28,124,791.03            N
     24             107                 IO                  IO                  IO                  32,574,000.00            N
     25                               Varies              Varies               Steps                23,292,686.08            N
   25.01
   25.02
   25.03
   25.04
   25.05
   25.06
   25.07
   25.08
   25.09
   25.10
   25.11
   25.12
   25.13
   25.14
   25.15
   25.16
     26                                 360                358              182,227.72              26,445,699.04            N
     27              58                 360                360              182,773.57              29,059,238.84            N
     28              82                 360                360              157,116.82              26,047,354.09            N
     29              34                 360                360              147,107.81              23,748,351.36            N
     30                                 360                358              153,974.09              22,275,006.27            N
     31             118                 IO                  IO                  IO                  25,000,000.00            N
     32              58                 360                360              139,376.30              22,542,872.40            N
     33              46                 360                360              137,930.33              21,934,600.81            N
     34             119                 IO                  IO                  IO                  24,000,000.00            N
     35                                 300                298              150,677.65              18,261,337.18            N
     36              22                 360                360              130,956.43              20,227,965.29            N
     37              34                 360                360              125,466.26              19,694,654.18            N
     38              58                 360                360              123,674.14              20,411,541.61            N
     39              34                 360                360              125,096.68              20,498,385.08            N
     40              58                 360                360              118,840.72              19,500,473.47            N
     41              57                 360                360              121,219.52              19,550,739.23            N
     42              58                 360                360              115,241.81              19,019,845.59            N
     43              20                 360                360              115,462.79              17,828,854.24            N
     44              70                 360                360              116,242.05              19,191,082.04            N
     45              53                 360                360              118,946.48              18,894,531.72            N
     46                                 360                357              111,846.02              16,812,339.71            N
     47              79                 300                300              122,936.97              18,833,869.14            N
     48              43                 360                360              107,938.01              18,041,661.37            N
     49                                 240                237              134,320.49              12,693,178.57            N
     50                                 360                358              113,425.35              16,396,006.93            N
     51                                 360                358              112,807.64              16,371,147.01            N
     52              26                 360                360              112,704.91              17,095,155.52            N
     53              82                 IO                  IO                  IO                  17,889,015.00            N
     54              35                 360                360              108,360.75              16,072,244.67            N
     55              20                 360                360               99,979.27              15,438,011.72            N
     56              20                 300                300              105,298.18              14,211,677.55            N
     57              34                 360                360              102,909.33              16,606,406.99            N
     58              46                 360                360               97,700.65              15,537,008.91            N
     59              82                 360                360               96,844.35              16,318,524.17            Y
     60                                 360                356               96,209.81              14,107,171.45            N
   60.01
   60.02
   60.03
     61              34                 360                360               93,168.22              14,743,689.95            N
     62              21                 360                360               90,060.32              13,646,040.56            N
     63              34                 360                360               87,521.67              13,850,132.98            N
     64                                 360                358               88,591.68              12,969,230.99            N
     65                                 360                358               83,254.52              12,063,211.59            N
     66                                 360                357               82,289.87              12,019,238.91            N
     67                                 300                295               86,235.58              12,752,080.10            N
     68                                 360                358               81,700.20              11,782,169.13            N
     69              59                 360                360               78,087.92              12,862,497.99            N
     70              33                 360                360               74,714.82              12,018,393.99            N
     71                                 300                298               84,543.36              10,296,806.25            N
     72              57                 360                360               74,499.33              12,213,193.09            N
     73              56                 360                360               71,845.91              12,066,991.94            N
     74              57                 IO                  IO                  IO                  12,987,015.00            N
     75              58                 360                360               73,205.91              11,750,253.41            N
     76                                 360                357               73,583.11              10,546,212.56            N
     77             118                 IO                  IO                  IO                  12,285,000.00            Y
     78              81                 IO                  IO                  IO                  12,154,118.00            Y
     79              21                 360                360               70,354.97              11,456,605.53            N
     80              46                 360                360               68,861.60              10,810,119.13            Y
     81             118                 IO                  IO                  IO                  11,700,000.00            N
     82              22                 360                360               65,874.12              10,092,805.36            N
     83              57                 360                360               67,769.82              10,734,415.11            N
     84                                 300                297               73,603.36              8,883,195.91             N
     85             116                 IO                  IO                  IO                  11,440,000.00            Y
     86              58                 360                360               64,870.92              10,512,410.24            N
     87              42                 357                357               62,340.46              10,224,999.58            Y
     88              34                 360                360               62,954.95              9,926,664.78             N
     89             119                 IO                  IO                  IO                  11,000,000.00            N
     90             118                 IO                  IO                  IO                  11,000,000.00            N
     91              10                 324                324               66,592.65              9,080,417.60             N
     92              34                 360                360               58,970.83              9,589,718.03             N
     93              22                 360                360               63,075.92              9,483,349.36             N
     94              59                 IO                  IO                  IO                  10,690,800.00            N
     95                                 360                357               61,426.45              8,964,832.33             N
     96                                 360                358               59,759.90              8,811,254.74             N
     97              32                 360                360               59,815.63              9,397,936.78             N
     98                                 360                358               58,437.47              8,720,134.42             N
     99              57                 360                360               59,781.24              9,595,837.82             N
    100                                 360                357               59,130.14              8,629,698.20             N
    101                                 300                297               65,656.41              7,895,008.65             N
    102                                 360                358               58,166.85              8,408,208.69             N
    103                                 360                358               56,778.90              8,351,759.38             N
    104                                 300                298               64,613.65              9,045,061.50             N
    105              21                 360                360               55,406.30              8,645,443.94             N
    106                                 360                358               56,523.44              8,196,461.22             N
    107              46                 360                360               55,746.84              8,865,234.49             N
    108              59                 IO                  IO                  IO                  9,645,224.00             N
    109              56                 360                360               53,124.10              8,922,541.12             N
    110              9                  360                360               52,444.78              7,981,263.53             N
    111              56                 360                360               50,380.29              8,461,700.48             N
    112              20                 360                360               50,874.41              7,855,625.43             N
    113                                 360                358               52,993.82              7,482,627.19             N
    114                                 360                358               50,023.49              7,231,059.47             N
    115              82                 IO                  IO                  IO                  8,550,000.00             N
    116              56                 360                360               46,881.66              7,874,082.39             N
    117                                 360                358               47,746.99              7,017,649.95             N
    118                                 360                356               46,927.32              6,935,875.62             N
    119                                 360                357               46,687.43              5,861,178.19             N
    120              22                 300                300               52,983.19              7,418,555.41             N
    121              56                 360                360               45,085.51              7,572,407.59             N
    122                                 360                359               46,468.05              6,829,027.71             N
    123                                 360                356               46,582.07              7,577,662.66             N
    124              22                 300                300               52,013.99              7,282,850.13             N
    125              23                 360                360               45,423.12              7,007,234.22             N
    126                                 360                357               46,991.20              6,745,530.08             N
    127                                 360                358               45,867.38              6,651,226.73             N
    128                                 360                355               45,297.59              6,637,316.80             N
    129              58                 IO                  IO                  IO                  7,469,000.00             Y
    130              9                  360                360               41,230.51              6,306,179.60             N
    131              56                 360                360               40,661.26              6,829,325.19             N
    132                                 360                357               42,471.05              6,193,497.95             N
    133              10                 360                360               43,032.78              6,340,327.94             N
    134              80                 IO                  IO                  IO                  7,348,880.00             Y
    135                                 360                358               41,204.26              6,041,610.93             N
    136              21                 360                360               40,833.57              6,278,319.87             N
    137                                 360                358               41,295.87              5,068,528.38             N
    138              20                 360                360               38,929.98              6,011,261.20             N
    139                                 360                357               38,963.70              5,606,379.35             N
    140                                 360                358               38,032.73              5,550,115.46             N
    141              9                  360                360               36,937.53              5,630,703.81             N
    142                                 360                358               37,151.35              5,438,709.78             N
    143              56                 360                360               35,702.57              5,996,480.66             N
    144              58                 360                360               36,258.23              5,943,847.87             N
    145                                 360                358               36,645.11              5,297,171.46             N
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146                                 360                357               36,714.35              5,208,842.22             N
    147                                 300                286               37,962.43              4,713,066.58             N
    148                                 360                355               34,495.59              5,054,533.43             N
    149              59                 360                360               34,520.45              5,583,161.58             N
    150              31                 360                360               34,247.83              5,366,689.25             N
    151                                 360                358               34,891.59              5,039,723.03             Y
    152                                 360                358               34,874.12              5,037,199.81             Y
    153              9                  360                360               34,314.08              5,068,652.46             N
    154                                 360                359               33,321.90              4,877,633.03             N
   154.01
   154.02
   154.03
    155              70                 360                360               32,765.22              5,409,401.73             N
    156             119                 IO                  IO                  IO                  5,700,000.00             N
    157                                 360                358               33,232.03              4,800,016.57             Y
    158              56                 360                360               30,854.07              5,182,143.78             N
    159              58                 360                360               32,212.22              5,170,372.35             N
    160              10                 360                360               32,141.92              4,774,819.84             N
    161              59                 360                360               31,887.18              5,122,883.77             N
    162                                 360                357               31,852.35              4,619,368.51             N
    163                                 360                357               31,124.95              3,907,452.12             N
    164                                 300                299               34,113.50              4,187,808.02             N
    165                                 360                357               32,229.40              4,619,241.45             N
    166              59                 360                360               30,255.28              5,007,766.92             N
    167             113                 IO                  IO                  IO                  5,400,000.00             Y
    168              42                 355                355               29,869.50              4,879,999.84             Y
    169              34                 360                360               30,482.60              4,784,905.75             N
    170                                 360                359               31,210.70              4,486,367.17             Y
    171              3                  360                360               30,325.92              4,446,026.35             N
    172              34                 360                360               30,312.76              4,673,951.08             N
    173                                 360                358               28,940.46              4,318,542.76             N
    174                                 360                356               28,233.39              4,288,405.47             N
    175              64                 360                360               29,112.02              4,824,784.31             N
    176              57                 360                360               30,074.37              4,777,193.74             N
    177              33                 360                360               29,503.54              4,577,911.97             N
    178              16                 360                360               29,859.48              4,718,635.10             N
    179                                 300                297               32,238.70              3,922,097.21             N
    180              31                 360                360               28,852.31              4,521,202.83             N
    181                                 360                358               28,800.21              4,222,856.08             N
    182                                 360                357               28,939.64              4,216,893.04             Y
    183              22                 360                360               29,210.41              4,406,767.77             N
    184              19                 336                336               30,159.78              4,315,646.09             N
    185                                 360                357               29,115.15              4,205,802.24             N
    186              59                 360                360               28,400.00              4,580,108.21             N
   186.01
   186.02
    187              59                 IO                  IO                  IO                  4,864,861.00             Y
    188                                 360                357               26,110.98              3,972,701.30             N
    189              22                 360                360               27,616.36              4,216,639.98             N
    190                                 360                358               27,809.20              3,982,180.92             N
    191              34                 360                360               26,320.68              4,120,495.40             N
    192                                 300                299               29,189.60              3,541,539.73             N
    193                                 276                272               30,549.89                                       N
    194                                 360                358               25,878.22              3,723,162.43             N
    195                                 360                359               25,204.01              3,683,495.01             N
    196                                 360                356               25,454.03              3,694,090.67             N
    197                                 360                359               25,219.86              3,653,878.16             N
    198              59                 360                360               24,929.98              4,005,163.68             N
    199              8                  360                360               24,226.41              3,674,374.79             N
    200                                 360                358               24,986.62              3,609,053.99             Y
    201              57                 IO                  IO                  IO                  4,279,121.00             N
    202                                 360                358               24,712.94              3,569,523.45             Y
    203              56                 IO                  IO                  IO                  4,160,000.00             N
    204                                 360                357               23,929.06              3,481,275.20             N
    205                                 360                358               23,955.94              3,460,183.66             Y
    206                                 360                358               24,063.23              3,462,035.66             N
    207              5                  300                300               24,835.95              3,169,719.60             N
    208                                 300                298               25,768.59              3,146,194.43             N
    209                                 360                356               24,082.99              3,456,811.25             N
    210                                 360                355               22,713.92              3,368,166.11             N
    211                                 360                359               22,912.74              3,348,631.52             N
    212                                 360                355               22,561.21              3,334,864.16             Y
    213                                 360                355               22,563.16              3,306,109.91             N
    214              6                  360                360               20,870.58              3,218,902.01             N
    215                                 360                357               21,433.15              3,168,050.90             Y
    216                                 360                358               21,626.73              3,123,753.55             Y
    217                                 360                359               21,194.28              3,097,484.15             N
    218                                 360                355               20,393.62              2,988,214.72             N
    219                                 360                358               20,884.89              2,990,644.03             N
    220                                 360                356               20,245.69              2,968,610.47             N
    221                                 360                357               19,806.00              3,213,179.74             N
    222              19                 360                360               19,775.51              3,069,707.88             N
    223                                 360                359               19,982.55              2,927,352.53             N
    224              22                 360                360               19,831.20              3,054,192.65             N
    225                                 360                356               19,240.51              2,896,639.97             N
    226              31                 360                360               19,780.90              3,113,645.41             N
    227                                 360                357               20,258.32              2,926,397.50             Y
    228                                 264                260               22,884.22              2,400,216.69             N
    229                                 360                358               19,824.41              2,845,475.32             N
    230                                 360                358               19,268.89              2,823,075.95             N
    231              56                 360                360               18,512.44              3,109,286.27             N
    232                                 360                358               19,214.42              2,803,959.99             N
    233                                 360                358               18,904.47              2,747,838.73             N
    234                                 360                356               18,068.99              2,668,475.87             N
    235                                 300                300               19,315.40              2,372,742.05             N
    236                                 300                298               19,390.06              2,374,738.00             N
    237              22                 360                360               17,537.58              2,689,313.77             N
    238                                 360                358               17,507.19              2,524,749.83             N
    239                                 360                357               16,771.09              2,494,833.33             N
   239.01
   239.02
    240                                 360                356               16,789.79              2,495,444.99             N
    241                                 360                357               17,142.36              2,486,059.42             N
    242              22                 360                360               16,786.81              2,585,328.35             N
    243                                 360                358               17,183.84              2,472,280.94             N
    244                                 204                202               22,857.01              1,593,947.59             N
    245                                 360                356               16,465.88              2,422,065.31             N
    246             115                 IO                  IO                  IO                  2,814,000.00             Y
    247              34                 360                360               15,845.43              2,502,992.47             N
    248                                 180                176               23,896.45                                       N
    249              56                 360                360               15,068.91              2,530,922.01             N
    250                                 360                357               15,568.30              2,264,926.55             N
    251                                 360                357               14,732.03              2,200,297.04             N
    252                                 360                356               15,222.48              2,190,149.91             N
    253              31                 360                360               14,665.15              2,308,392.28             N
    254                                 360                358               15,108.89              2,170,340.85             N
    255                                 360                356               14,478.62              2,129,746.82             N
    256             116                 IO                  IO                  IO                  2,511,000.00             Y
    257                                 360                359               14,179.04              2,087,096.26             N
    258                                 360                356               14,194.73              2,087,986.33             N
    259                                 360                357               14,483.54              2,093,856.32             N
    260              3                  360                360               14,364.91              2,106,012.34             N
    261              59                 360                360               14,204.29              2,282,011.86             Y
    262                                 360                356               13,513.82              2,029,588.38             N
    263                                 360                359               13,823.33              2,012,255.71             N
    264                                 324                321               15,005.63              1,939,795.88             N
    265                                 360                356               13,843.71              2,001,202.13             N
    266              22                 360                360               13,088.02              2,015,679.87             N
    267                                 360                358               13,407.57              2,067,709.43             Y
    268                                 360                358               13,261.89              1,929,190.87             N
    269                                 360                355               12,859.06              1,906,822.58             N
   269.01
   269.02
    270                                 360                358               13,271.10              1,900,375.38             N
    271                                 360                356               12,327.77              1,854,442.11             Y
    272                                 360                359               12,315.60              1,799,889.44             N
    273                                 360                357               12,358.28              1,783,799.95             N
    274                                 300                298               12,871.92              1,572,556.50             N
    275              35                 360                360               11,773.30              1,800,775.77             N
    276              10                 360                360               11,671.46              1,832,564.58             N
    277                                 360                357               11,468.97              1,675,155.49             N
    278                                 360                356               11,468.97              1,675,031.85             N
    279                                 300                297               12,654.75              1,538,603.01             N
    280                                 360                356               11,322.24              1,661,491.55             N
    281                                 360                359               11,943.15              1,828,724.58             N
    282                                 360                359               11,311.35              1,629,785.24             N
    283              8                  360                360               10,704.69              1,623,561.41             N
    284                                 360                358               10,902.10              1,561,143.19             N
    285                                 360                357               10,973.03              1,564,103.51             N
    286             115                 IO                  IO                  IO                  1,793,000.00             Y
    287              34                 360                360               10,514.65              1,581,637.87             N
    288                                 300                297               11,243.20              1,353,621.58             N
    289                                 360                358               10,154.47              1,455,225.10             N
    290                                 360                357               10,214.23              1,442,389.10             N
    291                                 360                355               9,349.49               1,386,401.76             N
    292                                 360                359               9,451.50               1,381,310.50             N
    293                                 360                356               9,027.85               1,327,958.96             N
    294                                 360                359               9,282.90               1,319,809.68             N
    295                                 360                356               8,948.11               1,288,431.53             N
    296                                 360                359               9,561.36               1,297,939.79             N
    297              10                 360                360               8,544.89               1,252,802.29             N
    298                                 300                297               7,346.33                887,716.89              Y
    299                                 360                355               6,280.23                920,222.90              N
    300                                 360                358               6,271.10                892,395.89              N
    301                                 360                359               5,728.18                837,157.88              N
    302                                 360                359               5,728.18                837,157.88              N
    303                                 360                357               5,659.08                834,477.37              N
    304                                 360                359               4,009.73                586,010.52              N
    305                                 360                356               3,307.75                485,012.42              N

                                                                                                                       LTV
  MORTGAGE                                                                                             CUT-OFF       RATIO AT
    LOAN                                              APPRAISED         APPRAISAL                      DATE LTV      MATURITY
   NUMBER    PREPAYMENT PROVISIONS                    VALUE ($)            DATE         DSCR (X)        RATIO         OR ARD
--------------------------------------------------------------------------------------------------------------------------------

     1       L(26),D(91),O(3)                        788,350,000         01/01/06         1.21          80.00%        70.09%
    1.01                                             200,000,000         01/01/06
    1.02                                             148,000,000         01/01/06
    1.03                                             137,000,000         01/01/06
    1.04                                             91,600,000          01/01/06
    1.05                                             78,700,000          01/01/06
    1.06                                             40,000,000          01/01/06
    1.07                                             36,500,000          01/01/06
    1.08                                             21,500,000          01/01/06
    1.09                                             20,750,000          01/01/06
    1.10                                             14,300,000          01/01/06
     2       L(26),D(92),O(2)                        350,000,000         01/01/06         1.32          71.43%        65.36%
     3       GRTR1%orYM(116),O(4)                    280,000,000         01/01/06         1.16          73.21%        73.21%
     4       L(28),D(88),O(4)                        500,000,000         08/09/05         1.51          65.00%        60.33%
     5       L(25),D(89),O(6)                        183,000,000         01/04/06         1.32          72.31%        60.95%
     6       L(29),D(81),O(10)                       161,000,000         09/15/05         1.69          71.43%        71.43%
     7       L(25),D(92),O(3)                        100,000,000         01/01/07         1.30          73.50%        66.37%
     8       L(28),D(89),O(3)                        81,500,000          09/01/05         1.22          73.62%        68.22%
     9       L(26),D(91),O(3)                        82,700,000          12/02/05         1.47          72.39%        61.02%
     10      L(29),D(88),O(3)                        80,350,000          07/01/06         1.44          67.21%        63.29%
     11      L(26),D(90),O(4)                        67,500,000          Various          1.45          79.81%        66.98%
   11.01                                             25,500,000          11/26/05
   11.02                                             25,000,000          11/21/05
   11.03                                             17,000,000          11/21/05
     12      L(25),D(92),O(3)                        68,600,000          12/19/05         1.37          74.34%        74.34%
     13      L(26),D(90),O(4)                        67,000,000          11/16/05         1.21          70.15%        65.41%
     14      L(48),D(69),O(3)                        58,200,000          10/11/05         1.26          79.86%        72.83%
   14.01                                             34,000,000          10/11/05
   14.02                                             24,200,000          10/11/05
     15      L(26),D(91),O(3)                        60,000,000          11/02/05         1.21          76.42%        73.37%
     16      L(27),D(90),O(3)                        56,600,000          10/12/05         1.32          79.51%        71.22%
     17      L(26),D(90),O(4)                        67,400,000          11/18/05         1.31          66.02%        59.29%
     18      L(25),D(92),O(3)                        60,000,000          12/09/05         1.21          71.67%        63.09%
     19      L(26),D(91),O(3)                        61,000,000          11/03/05         1.52          65.43%        55.14%
     20      L(27),D(89),O(4)                        65,500,000          11/16/05         1.37          60.31%        57.82%
     21      L(26),D(91),O(3)                        48,900,000          11/08/05         1.27          76.89%        76.89%
     22      L(26),D(90),O(4)                        50,200,000          12/01/05         1.31          69.72%        63.75%
     23      L(26),D(91),O(3)                        47,300,000          11/08/05         1.44          70.66%        59.46%
     24      GRTR1%orYM(116),O(4)                    38,000,000          09/01/05         1.58          85.72%        85.72%
     25      L(36),D(81),O(3)                        44,975,000          Various          1.32          71.56%        51.79%
   25.01                                             12,600,000          06/16/05
   25.02                                              4,500,000          06/07/05
   25.03                                              3,000,000          05/27/05
   25.04                                              3,500,000          06/07/05
   25.05                                              3,000,000          05/25/05
   25.06                                              2,300,000          06/07/05
   25.07                                              2,200,000          06/25/05
   25.08                                              2,000,000          05/25/05
   25.09                                              2,000,000          06/25/05
   25.10                                              1,900,000          05/27/05
   25.11                                              1,700,000          06/07/05
   25.12                                              1,575,000          05/27/05
   25.13                                              1,400,000          06/07/05
   25.14                                              1,300,000          06/25/05
   25.15                                              1,000,000          06/25/05
   25.16                                              1,000,000          05/18/05
     26      L(26),D(91),O(3)                        51,000,000          11/02/05         1.46          61.62%        51.85%
     27      L(26),D(91),O(3)                        47,000,000          08/23/05         1.43          66.28%        61.83%
     28      L(26),D(91),O(3)                        40,200,000          08/28/05         1.21          67.41%        64.79%
     29      L(26),D(90),O(4)                        53,400,000          12/01/05         1.90          50.00%        44.47%
     30      L(26),D(91),O(3)                        37,800,000          11/05/05         1.67          69.95%        58.93%
     31      L(26),D(88),O(6)                        33,500,000          11/10/05         1.28          74.63%        74.63%
     32      L(26),D(90),O(4)                        32,900,000          11/22/05         1.26          73.63%        68.52%
     33      L(26),D(91),O(3)                        32,500,000          11/08/05         1.36          73.85%        67.49%
     34      L(25),D(92),O(3)                        64,300,000          11/29/05         3.21          37.33%        37.33%
     35      L(26),D(91),O(3)                        31,000,000          01/01/06         1.55          63.31%        46.00%
     36      L(26),D(91),O(3)                        29,010,000          11/15/05         1.27          79.63%        69.73%
     37      L(26),GRTR1%orYM(91),O(3)               31,250,000          12/06/05         1.22          70.40%        63.02%
     38      L(26),D(88),O(6)                        30,000,000          11/22/05         1.40          73.33%        68.04%
     39      L(26),D(31),O(3)                        26,500,000          11/10/05         1.21          79.25%        77.35%
     40      L(26),D(91),O(3)                        27,700,000          10/01/05         1.30          75.81%        70.40%
     41      L(27),D(90),O(3)                        28,670,000          10/27/05         1.20          73.25%        68.19%
     42      L(26),D(90),O(4)                        26,000,000          11/15/05         1.23          78.85%        73.15%
     43      L(28),D(89),O(3)                        26,370,000          10/17/05         1.35          77.20%        67.61%
     44      L(26),D(90),O(4)                        25,600,000          10/11/05         1.20          79.27%        74.97%
     45      L(31),D(85),O(4)                        25,400,000          06/09/05         1.22          79.72%        74.39%
     46      L(36),D(81),O(3)                        25,000,000          09/25/05         1.19          74.52%        60.85%
     47      L(29),D(88),O(3)                        30,950,000          07/01/07         1.44          64.62%        60.85%
     48      L(29),D(87),O(4)                        25,000,000          08/16/05         1.24          79.70%        72.17%
     49      L(27),D(90),O(3)                        29,700,000          10/18/05         1.36          66.69%        42.74%
     50      L(26),D(91),O(3)                        28,500,000          11/07/05         1.61          68.27%        57.53%
     51      L(26),D(91),O(3)                        28,200,000          11/05/05         1.49          68.99%        58.05%
     52      L(26),D(91),O(3)                        32,000,000          11/21/05         1.57          60.16%        53.42%
     53      L(38),GRTR1%orYM(42),O(4)               32,800,000          11/18/06         2.26          54.54%        54.54%
     54      L(25),D(92),O(3)                        23,400,000          11/25/05         1.13          75.77%        68.68%
     55      L(28),D(89),O(3)                        25,740,000          10/17/05         1.54          68.48%        59.98%
     56      L(28),D(89),O(3)                        34,000,000          09/26/05         1.52          51.18%        41.80%
     57      GRTR2%orYM(36),O(24)                    22,600,000          11/14/05         1.20          75.22%        73.48%
     58      L(26),D(90),O(4)                        24,000,000          11/30/05         1.27          70.83%        64.74%
     59      L(26),D(91),O(3)                        21,500,000          11/07/05         1.20          79.07%        75.90%
     60      L(28),D(89),O(3)                        21,400,000          Various          1.39          78.49%        65.92%
   60.01                                              8,600,000          09/01/05
   60.02                                              8,550,000          09/02/05
   60.03                                              4,250,000          09/01/05
     61      L(26),D(90),O(4)                        24,400,000          11/04/05         1.20          67.62%        60.42%
     62      L(27),D(90),O(3)                        21,300,000          10/12/05         1.41          72.77%        64.07%
     63      L(26),D(90),O(4)                        22,800,000          11/04/05         1.20          67.98%        60.75%
     64      L(26),D(91),O(3)                        21,660,000          11/10/05         1.27          71.39%        59.88%
     65      L(26),D(87),O(7)                        18,100,000          11/01/05         1.22          79.16%        66.65%
     66      L(27),D(89),O(4)                        18,500,000          10/15/05         1.22          77.32%        64.97%
     67      L(36),D(21),O(3)                        22,005,000          08/21/05         1.42          64.25%        57.95%
     68      L(26),D(91),O(3)                        17,750,000          10/04/05         1.26          78.70%        66.38%
     69      L(25),D(92),O(3)                        18,000,000          10/31/05         1.23          77.00%        71.46%
     70      L(48),D(69),O(3)                        18,300,000          09/13/05         1.31          73.77%        65.67%
     71      L(26),D(91),O(3)                        18,000,000          11/07/05         1.46          74.21%        57.20%
     72      L(27),D(90),O(3)                        16,500,000          11/08/06         1.23          79.70%        74.02%
     73      L(28),D(89),O(3)                        17,700,000          09/22/05         1.25          73.67%        68.18%
     74      L(39),GRTR1%orYM(17),O(4)               22,000,000          04/01/05         2.43          59.03%        59.03%
     75      L(26),D(91),O(3)                        16,800,000          12/07/05         1.21          75.08%        69.94%
     76      L(27),D(32),O(61)                       22,800,000          09/16/05         1.39          54.65%        46.26%
     77      L(26),GRTR1%orYM(91),O(3)               18,900,000          10/01/05         1.50          65.00%        65.00%
     78      L(39),GRTR1%orYM(41),O(4)               21,425,000          06/29/05         2.40          56.73%        56.73%
     79      L(27),D(30),O(3)                        19,000,000          04/01/06         1.34          62.63%        60.30%
     80      L(26),D(91),O(3)                        15,000,000          12/02/05         1.14          78.67%        72.07%
     81      L(26),D(90),O(4)                        17,800,000          12/02/05         1.72          65.73%        65.73%
     82      L(26),D(91),O(3)                        14,400,000          10/17/05         1.21          79.86%        70.09%
     83      L(27),D(90),O(3)                        14,400,000          10/13/05         1.19          79.86%        74.54%
     84      L(27),D(90),O(3)                        15,000,000          10/07/05         1.59          76.33%        59.22%
     85      L(48),D(68),O(4)                        16,900,000          09/06/05         1.80          67.69%        67.69%
     86      L(26),D(87),O(7)                        14,130,000          11/21/05         1.20          79.97%        74.40%
     87      L(30),D(87),O(3)                        14,100,000          06/24/05         1.28          80.00%        72.52%
     88      L(26),D(90),O(4)                        14,350,000          11/07/05         1.20          77.35%        69.18%
     89      L(37),GRTR1%orYM(81),O(2)               17,450,000          09/10/05         2.38          63.04%        63.04%
     90      L(26),GRTR1%orYM(90),O(4)               15,800,000          11/22/05         1.44          69.62%        69.62%
     91      L(26),D(91),O(3)                        15,720,000          11/11/05         1.41          69.97%        57.76%
     92      L(26),D(91),O(3)                        14,560,000          02/01/06         1.35          74.18%        65.86%
     93      L(26),D(91),O(3)                        14,700,000          11/18/05         1.23          73.13%        64.51%
     94      L(37),GRTR1%orYM(19),O(4)               18,200,000          11/23/05         1.97          58.74%        58.74%
     95      L(36),D(81),O(3)                        13,570,000          10/28/05         1.35          78.60%        66.06%
     96      L(26),D(91),O(3)                        13,250,000          11/03/05         1.34          79.51%        66.50%
     97      L(48),GRTR1%orYM(68),O(4)               15,500,000          08/09/05         1.39          67.74%        60.63%
     98      L(26),D(90),O(4)                        18,500,000          11/15/05         1.54          56.62%        47.14%
     99      L(27),D(90),O(3)                        13,800,000          11/01/05         1.19          74.64%        69.54%
    100      L(27),D(90),O(3)                        12,900,000          10/27/05         1.22          79.59%        66.90%
    101      L(27),D(90),O(3)                        15,000,000          10/01/05         1.46          67.70%        52.63%
    102      L(26),D(91),O(3)                        12,900,000          11/18/05         1.22          77.34%        65.18%
    103      L(26),D(91),O(3)                        13,350,000          10/25/05         1.25          74.73%        62.56%
    104      L(26),D(31),O(3)                        15,000,000          11/30/05         1.47          66.46%        60.30%
    105      L(27),D(90),O(3)                        12,375,000          10/12/05         1.31          80.00%        69.86%
    106      L(26),D(91),O(3)                        12,200,000          10/12/05         1.26          79.82%        67.18%
    107      L(26),D(90),O(4)                        13,000,000          12/06/05         1.24          74.62%        68.19%
    108      L(37),GRTR1%orYM(19),O(4)               17,235,000          07/24/05         2.59          55.96%        55.96%
    109      L(28),D(89),O(3)                        12,300,000          09/23/05         1.25          78.39%        72.54%
    110      L(36),D(81),O(3)                        11,800,000          10/11/05         1.25          79.24%        67.64%
    111      L(28),D(89),O(3)                        12,300,000          09/22/05         1.29          74.34%        68.79%
    112      L(28),D(89),O(3)                        11,390,000          10/17/05         1.37          78.75%        68.97%
    113      L(26),D(91),O(3)                        11,080,000          08/30/05         1.29          79.43%        67.53%
    114      L(26),D(91),O(3)                        11,650,000          11/16/05         1.20          73.65%        62.07%
    115      L(38),GRTR1%orYM(42),O(4)               15,400,000          12/07/05         2.34          55.52%        55.52%
    116      L(28),D(89),O(3)                        13,700,000          09/22/05         1.38          62.11%        57.48%
    117      L(26),D(91),O(3)                        10,500,000          11/17/05         1.24          79.81%        66.83%
    118      L(36),D(81),O(3)                        10,400,000          08/15/05         1.48          79.64%        66.69%
    119      L(27),D(150),O(3)                       14,400,000          10/05/05         1.79          57.10%        40.70%
    120      L(26),D(55),O(3)                        11,200,000          11/25/05         1.51          73.21%        66.24%
    121      L(28),D(89),O(3)                        10,400,000          09/22/05         1.24          78.68%        72.81%
    122      L(25),D(92),O(3)                        11,300,000          09/19/06         1.20          72.24%        60.43%
    123      L(40),GRTR1%orYM(17),O(3)               10,345,000          08/26/05         1.21          78.44%        73.25%
    124      L(26),D(55),O(3)                        12,200,000          11/25/05         1.42          65.98%        59.70%
    125      L(25),D(92),O(3)                        10,350,000          12/05/05         1.38          77.29%        67.70%
    126      L(36),D(81),O(3)                        11,800,000          10/05/05         1.31          67.59%        57.17%
    127      L(26),D(91),O(3)                         9,900,000          10/12/05         1.24          79.82%        67.18%
    128      L(29),D(88),O(3)                        10,440,000          08/02/05         1.35          75.59%        63.58%
    129      L(38),GRTR1%orYM(18),O(4)               13,580,000          06/16/05         2.45          55.00%        55.00%
    130      L(27),D(90),O(3)                        12,200,000          10/12/05         1.37          60.66%        51.69%
    131      L(28),D(89),O(3)                         9,300,000          09/22/05         1.26          79.35%        73.43%
    132      L(27),D(90),O(3)                         9,300,000          10/27/05         1.20          79.21%        66.60%
    133      L(26),D(91),O(3)                         9,850,000          11/07/05         1.25          74.62%        64.37%
    134      L(40),GRTR1%orYM(40),O(4)               14,300,000          08/08/05         2.42          51.39%        51.39%
    135      L(26),D(88),O(6)                        13,100,000          11/22/05         1.25          55.02%        46.12%
    136      L(27),D(90),O(3)                         8,950,000          09/12/05         1.20          80.00%        70.15%
    137      L(26),D(142),O(12)                      11,800,000          11/29/05         1.53          59.19%        42.95%
    138      L(28),D(89),O(3)                         9,470,000          10/17/05         1.45          72.48%        63.48%
    139      L(48),D(69),O(3)                         8,700,000          11/08/05         1.20          76.26%        64.44%
    140      L(26),D(91),O(3)                        10,450,000          11/13/05         1.36          63.25%        53.11%
    141      L(48),D(68),O(4)                        14,000,000          08/25/05         1.25          47.14%        40.22%
    142      L(26),D(87),O(7)                         8,750,000          08/30/05         1.29          74.11%        62.16%
    143      L(28),D(89),O(3)                         8,100,000          09/23/05         1.30          80.00%        74.03%
    144      L(26),D(89),O(5)                        12,100,000          11/29/05         1.52          52.89%        49.12%
    145      L(26),D(91),O(3)                         8,500,000          11/29/05         1.22          73.95%        62.32%
   145.01                                                 0              01/00/00
   145.02                                                 0              01/00/00
   145.03                                                 0              01/00/00
   145.04                                                 0              01/00/00
   145.05                                                 0              01/00/00
   145.06                                                 0              01/00/00
    146      L(36),D(81),O(3)                         9,300,000          09/23/05         1.31          65.93%        56.01%
    147      L(38),D(79),O(3)                         7,900,000          05/01/05         1.27          76.76%        59.66%
    148      L(29),D(88),O(3)                         7,900,000          08/03/05         1.32          76.07%        63.98%
    149      L(25),D(92),O(3)                        15,500,000          10/12/05         1.73          38.71%        36.02%
    150      L(29),GRTR1%orYM(87),O(4)                7,490,000          08/20/05         1.18          80.00%        71.65%
    151      L(26),D(90),O(4)                         7,940,000          01/01/06         1.20          75.30%        63.47%
    152      L(26),D(90),O(4)                         7,830,000          11/07/05         1.20          76.32%        64.33%
    153      L(27),D(90),O(3)                         7,600,000          09/16/05         1.33          77.37%        66.69%
    154      L(25),D(92),O(3)                         8,000,000          12/05/05         1.25          72.77%        60.97%
   154.01                                                 0              12/05/05
   154.02                                                 0              12/05/05
   154.03                                                 0              12/05/05
    155      L(26),D(90),O(4)                         7,150,000          10/11/05         1.23          80.00%        75.66%
    156      L(25),D(91),O(4)                         8,500,000          11/08/05         1.78          67.06%        67.06%
    157      L(26),D(90),O(4)                         7,460,000          11/07/05         1.20          76.33%        64.34%
    158      L(28),D(89),O(3)                         7,000,000          09/22/05         1.26          80.00%        74.03%
    159      L(26),D(91),O(3)                         7,150,000          12/07/05         1.20          77.62%        72.31%
    160      L(48),D(69),O(3)                         7,225,000          05/03/05         1.20          76.82%        66.09%
    161      L(25),D(88),O(7)                         6,900,000          11/29/05         1.20          79.71%        74.24%
    162      L(27),D(90),O(3)                        12,200,000          10/10/05         1.74          44.94%        37.86%
    163      L(27),D(150),O(3)                       10,500,000          10/05/05         1.84          52.21%        37.21%
    164      L(25),D(92),O(3)                         7,300,000          10/12/05         1.52          74.86%        57.37%
    165      L(27),D(90),O(3)                         7,300,000          01/01/06         1.31          74.77%        63.28%
    166      L(25),D(92),O(3)                         9,400,000          12/02/05         1.82          57.45%        53.27%
    167      L(48),D(68),O(4)                         8,300,000          06/29/05         1.92          65.06%        65.06%
    168      L(30),D(87),O(3)                         6,900,000          01/01/06         1.23          78.13%        70.72%
    169      L(26),D(91),O(3)                         6,810,000          11/02/05         1.21          78.49%        70.26%
    170      L(25),D(92),O(3)                         8,210,000          01/01/06         1.25          64.77%        54.65%
    171      L(27),D(90),O(3)                         7,100,000          10/17/05         1.20          73.59%        62.62%
    172      L(26),D(91),O(3)                         8,160,000          12/12/05         1.20          63.73%        57.28%
    173      L(26),D(90),O(4)                        10,500,000          11/15/05         1.71          49.40%        41.13%
    174      L(60),GRTR1%orYM(57),O(3)                6,900,000          09/08/05         1.42          75.00%        62.15%
    175      L(26),D(91),O(3)                        12,850,000          11/19/05         2.05          40.08%        37.55%
    176      L(27),D(90),O(3)                         6,400,000          12/05/05         1.29          80.00%        74.64%
    177      L(27),D(90),O(3)                         6,700,000          10/19/05         1.52          76.12%        68.33%
    178      L(26),D(55),O(3)                         6,400,000          11/21/05         1.29          79.69%        73.73%
    179      L(27),D(89),O(4)                         6,800,000          10/05/05         1.29          74.66%        57.68%
    180      L(29),GRTR1%orYM(87),O(4)                6,310,000          08/20/05         1.28          80.00%        71.65%
    181      L(26),D(88),O(6)                         7,900,000          11/21/05         1.25          63.78%        53.45%
    182      L(27),D(90),O(3)                         6,640,000          10/11/05         1.20          75.51%        63.51%
    183      L(26),D(91),O(3)                         6,500,000          10/11/05         1.40          76.92%        67.80%
    184      L(29),GRTR1%orYM(87),O(4)                7,000,000          09/01/05         1.31          71.43%        61.65%
    185      L(36),D(81),O(3)                         7,000,000          11/07/05         1.43          71.20%        60.08%
    186      L(48),D(69),O(3)                         6,150,000          11/23/05         1.27          80.00%        74.47%
   186.01                                             4,100,000          11/23/05
   186.02                                             2,050,000          11/23/05
    187      L(37),GRTR1%orYM(19),O(4)                8,790,000          09/29/05         2.56          55.35%        55.35%
    188      L(36),D(81),O(3)                         8,200,000          09/16/05         1.81          58.57%        48.45%
    189      L(26),D(91),O(3)                         6,100,000          11/29/05         1.34          78.69%        69.13%
    190      L(26),D(91),O(3)                         6,730,000          11/13/05         1.20          69.96%        59.17%
    191      L(26),D(90),O(4)                         5,800,000          10/31/05         1.20          79.31%        71.04%
    192      L(25),D(92),O(3)                         7,400,000          10/31/05         1.63          62.05%        47.86%
    193      L(28),D(245),O(3)                        6,900,000          09/12/05         1.47          64.76%
    194      L(48),D(69),O(3)                         6,800,000          01/01/06         1.35          64.85%        54.75%
    195      L(25),D(92),O(3)                         5,760,000          12/14/05         1.28          76.28%        63.95%
    196      L(28),D(89),O(3)                         5,500,000          09/07/05         1.33          79.66%        67.17%
    197      L(25),D(92),O(3)                         5,775,000          08/08/05         1.22          75.22%        63.27%
    198      L(25),D(88),O(7)                         5,400,000          11/29/05         1.22          79.63%        74.17%
    199      L(60),GRTR1%orYM(57),O(3)                5,550,000          08/09/05         1.29          77.48%        66.20%
    200      L(26),D(90),O(4)                         5,615,000          11/07/05         1.20          76.25%        64.28%
    201      L(39),GRTR1%orYM(18),O(3)                8,150,000          10/03/05         2.81          52.50%        52.50%
    202      L(26),D(90),O(4)                         5,550,000          11/07/05         1.20          76.30%        64.32%
    203      L(28),D(29),O(3)                         5,200,000          09/15/05         1.43          80.00%        80.00%
    204      L(27),D(90),O(3)                         5,350,000          11/01/05         1.20          77.32%        65.07%
    205      L(26),D(90),O(4)                         5,400,000          11/08/05         1.20          76.01%        64.08%
    206      L(48),D(69),O(3)                         6,320,000          09/09/05         1.36          64.89%        54.78%
    207      L(36),D(81),O(3)                         5,400,000          10/01/05         1.74          75.93%        58.70%
    208      L(26),GRTR1%orYM(91),O(3)                7,100,000          10/11/05         1.88          57.56%        44.31%
    209      L(36),GRTR1%orYM(81),O(3)                5,700,000          09/16/05         1.24          71.63%        60.65%
    210      L(29),D(87),O(4)                         6,700,000          08/09/05         1.66          60.04%        50.27%
    211      L(25),D(92),O(3)                         6,500,000          12/02/05         1.27          61.45%        51.52%
    212      L(29),D(88),O(3)                         5,450,000          09/16/05         1.20          73.00%        61.19%
    213      L(29),D(88),O(3)                         5,200,000          08/03/05         1.28          75.60%        63.58%
    214      L(30),D(87),O(3)                         5,000,000          07/30/05         1.59          75.76%        64.38%
    215      L(27),D(90),O(3)                         5,000,000          10/26/05         1.21          75.75%        63.36%
    216      L(26),D(90),O(4)                         5,000,000          11/15/05         1.20          74.11%        62.48%
    217      L(25),D(92),O(3)                         6,500,000          12/02/05         1.47          56.84%        47.65%
    218      L(29),D(88),O(3)                         4,700,000          08/02/05         1.40          75.60%        63.58%
    219      L(26),D(91),O(3)                         4,350,000          11/08/05         1.20          81.29%        68.75%
    220      L(28),D(89),O(3)                         5,500,000          09/01/05         1.28          64.26%        53.97%
    221      L(27),D(43),O(3)                         4,500,000          09/29/05         1.41          78.29%        71.40%
    222      L(29),D(85),O(6)                         5,000,000          08/22/05         1.63          70.20%        61.39%
    223      L(36),D(81),O(3)                         4,900,000          12/06/05         1.28          71.33%        59.74%
    224      L(48),D(69),O(3)                         4,650,000          09/13/05         1.27          74.95%        65.68%
    225      L(28),D(89),O(3)                         4,560,000          09/17/05         1.20          76.40%        63.52%
    226      L(29),GRTR1%orYM(87),O(4)                4,480,000          08/20/05         1.36          77.68%        69.50%
    227      L(27),D(89),O(4)                         4,500,000          11/10/05         1.20          77.07%        65.03%
    228      L(36),D(81),O(3)                         4,900,000          08/19/05         1.53          68.86%        48.98%
    229      L(26),D(91),O(3)                         4,300,000          10/19/05         1.28          78.31%        66.17%
    230      L(26),D(91),O(3)                         4,270,000          11/15/05         1.23          78.86%        66.11%
    231      L(28),D(89),O(3)                         4,200,000          09/22/05         1.23          80.00%        74.03%
    232      L(26),D(91),O(3)                         4,770,000          11/20/05         1.33          70.01%        58.78%
    233      L(26),D(91),O(3)                         4,340,000          11/20/05         1.21          75.29%        63.31%
    234      L(60),GRTR1%orYM(57),O(3)                4,920,000          08/31/05         1.48          64.75%        54.24%
    235      L(24),D(93),O(3)                         6,400,000          10/11/05         2.70          48.44%        37.07%
    236      L(26),D(91),O(3)                         7,800,000          10/11/05         2.97          39.62%        30.45%
    237      L(48),D(69),O(3)                         5,600,000          08/26/05         1.53          54.73%        48.02%
    238      L(36),D(81),O(3)                         4,120,000          11/08/05         1.30          72.65%        61.28%
    239      L(27),D(90),O(3)                         4,315,000          Various          1.27          69.29%        57.82%
   239.01                                             2,200,000          09/29/05
   239.02                                             2,115,000          09/23/05
    240      L(36),GRTR1%orYM(81),O(3)                5,200,000          04/22/06         1.33          57.43%        47.99%
    241      L(27),D(90),O(3)                         3,700,000          09/30/05         1.23          79.75%        67.19%
    242      L(48),D(69),O(3)                         5,100,000          08/26/05         1.42          57.84%        50.69%
    243      L(48),D(69),O(3)                         4,520,000          09/12/05         1.35          64.79%        54.70%
    244      L(60),GRTR1%orYM(57),O(3)                4,400,000          11/01/05         1.50          66.09%        36.23%
    245      L(28),D(89),O(3)                         4,300,000          08/25/05         1.40          67.14%        56.33%
    246      L(48),D(68),O(4)                         4,350,000          08/27/05         1.79          64.69%        64.69%
    247      L(36),D(81),O(3)                         3,550,000          09/12/05         1.21          78.87%        70.51%
    248      L(36),D(141),O(3)                        4,100,000          09/01/05         1.31          67.34%
    249      L(28),D(89),O(3)                         4,400,000          09/23/05         1.41          62.16%        57.52%
    250      L(27),D(90),O(3)                         3,900,000          10/11/05         1.39          69.01%        58.08%
    251      L(27),D(90),O(3)                         3,800,000          09/27/05         1.38          69.50%        57.90%
    252      L(36),GRTR1%orYM(81),O(3)                3,800,000          09/19/05         1.41          68.14%        57.64%
    253      L(29),GRTR1%orYM(87),O(4)                3,200,000          08/20/05         1.38          80.63%        72.14%
    254      L(36),D(81),O(3)                         3,300,000          11/20/05         1.23          77.86%        65.77%
    255      L(28),D(89),O(3)                         3,450,000          08/20/05         1.31          73.59%        61.73%
    256      L(48),D(68),O(4)                         3,900,000          09/13/05         1.94          64.38%        64.38%
    257      L(36),D(81),O(3)                         3,300,000          10/28/05         1.26          75.65%        63.25%
    258      L(28),D(89),O(3)                         3,400,000          08/28/05         1.32          73.21%        61.41%
    259      L(60),GRTR1%orYM(57),O(3)                3,600,000          10/19/05         1.20          68.95%        58.16%
    260      L(27),D(90),O(3)                         3,750,000          10/17/05         1.32          66.00%        56.16%
    261      L(25),D(89),O(6)                         3,270,000          01/01/06         1.20          74.92%        69.79%
    262      L(36),D(81),O(3)                         3,180,000          09/12/05         1.30          76.69%        63.82%
    263      L(25),D(89),O(6)                         3,100,000          11/24/05         1.35          77.31%        64.91%
    264      L(27),D(90),O(3)                         5,500,000          08/18/05         1.37          43.47%        35.27%
    265      L(60),GRTR1%orYM(57),O(3)                3,150,000          09/05/05         1.29          75.24%        63.53%
    266      L(48),D(69),O(3)                         3,700,000          08/26/05         1.39          62.16%        54.48%
    267      L(26),D(55),O(3)                         3,300,000          10/31/05         1.36          69.54%        62.66%
    268      L(26),D(91),O(3)                         3,750,000          11/13/05         1.38          61.19%        51.45%
    269      L(29),D(87),O(4)                         3,650,000          08/09/05         1.67          62.40%        52.24%
   269.01                                             2,325,000          08/09/05
   269.02                                             1,325,000          08/09/05
    270      L(26),D(91),O(3)                         3,190,000          11/14/05         1.20          70.44%        59.57%
    271      L(28),D(89),O(3)                         3,400,000          09/16/05         1.40          65.58%        54.54%
    272      L(25),D(92),O(3)                         3,250,000          12/02/05         1.24          66.06%        55.38%
    273      L(36),D(81),O(3)                         3,100,000          10/04/05         1.31          68.17%        57.54%
    274      L(26),D(91),O(3)                         3,600,000          10/13/05         1.88          56.76%        43.68%
    275      L(25),D(92),O(3)                         2,600,000          12/13/05         1.25          76.92%        69.26%
    276      L(26),D(55),O(3)                         2,500,000          11/22/05         1.28          80.00%        73.30%
    277      L(36),D(81),O(3)                         2,840,000          10/10/05         1.49          70.19%        58.98%
    278      L(60),GRTR1%orYM(57),O(3)                3,431,000          09/14/05         1.53          58.04%        48.82%
    279      L(36),D(81),O(3)                         4,300,000          08/09/05         2.10          46.30%        35.78%
    280      L(36),D(81),O(3)                         2,675,000          08/25/05         1.26          73.97%        62.11%
    281      L(36),D(21),O(3)                         3,010,000          11/09/05         1.33          64.70%        60.75%
    282      L(25),D(92),O(3)                         3,100,000          12/01/05         1.46          62.37%        52.57%
    283      L(60),GRTR1%orYM(57),O(3)                2,750,000          08/09/05         1.35          69.09%        59.04%
    284      L(26),D(91),O(3)                         2,550,000          10/18/05         1.39          72.39%        61.22%
    285      L(27),D(90),O(3)                         2,500,000          11/02/05         1.52          73.77%        62.56%
    286      L(48),D(68),O(4)                         3,260,000          08/19/05         2.02          55.00%        55.00%
    287      L(26),D(91),O(3)                         2,670,000          10/31/05         1.25          65.54%        59.24%
    288      L(27),D(90),O(3)                         2,500,000          10/04/05         1.20          69.69%        54.14%
    289      L(36),D(81),O(3)                         2,230,000          11/01/05         1.27          77.18%        65.26%
    290      L(36),D(81),O(3)                         2,600,000          11/01/05         1.40          65.19%        55.48%
    291      L(29),D(87),O(4)                         2,650,000          08/10/05         1.64          62.49%        52.32%
    292      L(25),D(92),O(3)                         2,575,000          12/02/05         1.26          63.99%        53.64%
    293      L(36),D(81),O(3)                         2,120,000          09/27/05         1.21          74.67%        62.64%
    294      L(25),D(92),O(3)                         1,950,000          12/01/05         1.28          79.89%        67.68%
    295      L(28),D(89),O(3)                         3,000,000          08/19/05         1.48          50.79%        42.95%
    296      L(25),D(92),O(3)                         2,400,000          10/11/05         1.48          62.75%        54.08%
    297      L(26),D(91),O(3)                         1,850,000          11/29/05         1.30          78.38%        67.72%
    298      L(36),D(81),O(3)                         1,730,000          09/28/05         1.25          66.18%        51.31%
    299      L(29),D(88),O(3)                         1,500,000          08/02/05         1.89          72.94%        61.35%
    300      L(26),D(91),O(3)                         1,650,000          11/11/05         1.31          63.80%        54.08%
    301      L(25),D(92),O(3)                         1,425,000          12/02/05         1.23          70.08%        58.75%
    302      L(25),D(92),O(3)                         1,600,000          12/02/05         1.33          62.41%        52.32%
    303      L(36),D(81),O(3)                         1,400,000          09/20/05         1.29          71.19%        59.61%
    304      L(25),D(92),O(3)                         1,100,000          12/02/05         1.25          63.55%        53.27%
    305      L(28),D(89),O(3)                          910,000           09/01/05         1.30          63.46%        53.30%

  MORTGAGE                                                               CUT-OFF DATE
    LOAN        YEAR          YEAR         NUMBER        UNIT OF          LOAN AMOUNT          OCCUPANCY           OCCUPANCY
   NUMBER       BUILT      RENOVATED      OF UNITS       MEASURE        PER (UNIT) ($)            RATE           "AS OF" DATE
----------------------------------------------------------------------------------------------------------------------------------

     1         Various      Various      3,492,882       Sq. Ft.            180.56               88.99%            11/28/05
    1.01        1990          2005        640,974        Sq. Ft.                                 92.26%            11/28/05
    1.02        1994                      532,290        Sq. Ft.                                 97.12%            11/28/05
    1.03        1991                      476,534        Sq. Ft.                                 98.34%            11/28/05
    1.04        1993                      409,923        Sq. Ft.                                 96.51%            11/28/05
    1.05        1989          2001        270,324        Sq. Ft.                                 97.28%            11/28/05
    1.06        1994                      279,387        Sq. Ft.                                 78.77%            11/28/05
    1.07        1995                      302,799        Sq. Ft.                                 79.42%            11/28/05
    1.08        1991                      145,962        Sq. Ft.                                 78.92%            11/28/05
    1.09        1998                      226,816        Sq. Ft.                                 77.66%            11/28/05
    1.10        1994                      207,873        Sq. Ft.                                 58.13%            11/28/05
     2          1904          2003        618,122        Sq. Ft.            404.45               97.89%            12/16/05
     3          1896          1996        669,513        Sq. Ft.            306.19               89.58%            08/28/05
     4          2005                     1,472,460       Sq. Ft.            220.72               78.93%            10/31/05
     5          2004                      813,357        Sq. Ft.            162.68               89.39%            01/09/06
     6          2004                      499,029        Sq. Ft.            230.45               86.00%            12/14/05
     7          1972                        366           Rooms           200,819.67             72.61%            12/31/05
     8          1997                      296,537        Sq. Ft.            202.34              100.00%            08/15/05
     9          1999                        364           Rooms           164,462.77             59.37%            09/30/05
     10         1990                        345           Rooms           156,521.74             76.41%            11/30/05
     11         1989                      673,547        Sq. Ft.             79.99               82.94%            11/15/05
   11.01        1989                      174,055        Sq. Ft.                                 82.44%            11/15/05
   11.02        1989                      270,567        Sq. Ft.                                 91.59%            11/15/05
   11.03        1989                      228,925        Sq. Ft.                                 73.10%            11/15/05
     12         1981                      252,510        Sq. Ft.            201.97              100.00%            01/01/06
     13         1985          2005        376,862        Sq. Ft.            124.71               95.01%            11/30/05
     14        Various                      918           Units            50,631.81             92.05%             Various
   14.01        1983                        548           Units                                  89.60%            11/17/05
   14.02        1987                        370           Units                                  95.68%            11/29/05
     15         2001                      278,505        Sq. Ft.            164.63              100.00%            10/20/05
     16         1987                      444,110        Sq. Ft.            101.33               89.71%            11/29/05
     17         2000                      286,775        Sq. Ft.            155.17               99.24%            11/30/05
     18         1974          1984          946           Pads             45,454.55             99.89%            01/05/06
     19         1991                        349           Rooms           114,353.82             78.16%            09/30/05
     20         1970          2001        165,390        Sq. Ft.            238.83               99.57%            11/30/05
     21         2004                        435           Units            86,436.78             93.33%            12/20/05
     22         1986                      272,728        Sq. Ft.            128.33              100.00%            12/19/05
     23         1966          1999          245           Rooms           136,422.73             67.07%            09/30/05
     24         1984          2005        239,903        Sq. Ft.            135.78              100.00%            09/30/05
     25        Various                    236,003        Sq. Ft.            136.37               99.48%            11/01/05
   25.01        2003                       50,816        Sq. Ft.                                100.00%            11/01/05
   25.02        2002                       23,495        Sq. Ft.                                100.00%            11/01/05
   25.03        2003                       15,960        Sq. Ft.                                100.00%            11/01/05
   25.04        2003                       21,250        Sq. Ft.                                100.00%            11/01/05
   25.05        2004                       16,544        Sq. Ft.                                100.00%            11/01/05
   25.06        2005                       12,545        Sq. Ft.                                100.00%            11/01/05
   25.07        2004                       13,775        Sq. Ft.                                 91.06%            11/01/05
   25.08        2002                       10,800        Sq. Ft.                                100.00%            11/01/05
   25.09        2003                       12,215        Sq. Ft.                                100.00%            11/01/05
   25.10        2003                       10,205        Sq. Ft.                                100.00%            11/01/05
   25.11        2003                       11,123        Sq. Ft.                                100.00%            11/01/05
   25.12        2004                       8,668         Sq. Ft.                                100.00%            11/01/05
   25.13        2002                       7,587         Sq. Ft.                                100.00%            11/01/05
   25.14        2002                       7,100         Sq. Ft.                                100.00%            11/01/05
   25.15        2001                       6,928         Sq. Ft.                                100.00%            11/01/05
   25.16        2001                       6,992         Sq. Ft.                                100.00%            11/01/05
     26         2001                        242           Rooms           129,868.32             68.99%            09/30/05
     27         2002                      191,818        Sq. Ft.            162.39               74.90%            10/05/05
     28         1997                      170,005        Sq. Ft.            159.41              100.00%            07/01/05
     29         1972                        744           Units            35,887.10             92.61%            11/15/05
     30         1990                        351           Rooms            75,327.45             61.64%            09/30/05
     31         1993                       80,716        Sq. Ft.            309.73               92.57%            12/31/05
     32         1984                      125,020        Sq. Ft.            193.77              100.00%            11/30/05
     33         1974          2005        171,695        Sq. Ft.            139.78               98.24%            12/31/05
     34         1897          1980        216,363        Sq. Ft.            110.92               97.80%            09/07/05
     35         2004                        147           Rooms           160,721.87             53.59%            10/31/05
     36         1992                      122,667        Sq. Ft.            188.31              100.00%            11/09/05
     37         1977                      187,951        Sq. Ft.            117.05               91.74%            10/31/05
     38         1926                       78,000        Sq. Ft.            282.05              100.00%            10/11/05
     39         1977          2002        101,284        Sq. Ft.            207.34               91.50%            10/31/05
     40         2005                      123,044        Sq. Ft.            170.67               97.67%            01/20/06
     41         1985                      166,372        Sq. Ft.            126.22               96.18%            12/31/05
     42         1995                        300           Units            68,333.33             96.33%            12/12/05
     43         1991                        134           Units           151,925.37             97.76%            09/26/05
     44         1997                        240           Units            84,554.17             93.33%            01/05/06
     45         2004                        240           Units            84,375.00             87.08%            12/01/05
     46         1975          2004        172,418        Sq. Ft.            117.33               85.60%            11/01/05
     47         1987                        224           Rooms            89,285.71             81.19%            11/30/05
     48         1974                      160,979        Sq. Ft.            123.77               89.44%            11/01/05
     49         2004                      107,575        Sq. Ft.            184.13               96.21%            10/31/05
     50         1987                        359           Rooms            54,194.63             50.13%            09/30/05
     51         1988          2005          199           Rooms            97,766.39             62.89%            09/30/05
     52         1998                      109,260        Sq. Ft.            176.19              100.00%            12/12/05
     53         2005                       76,172        Sq. Ft.            234.85              100.00%            12/14/05
     54         1971          2003          166           Units           106,807.23             94.58%            01/01/06
     55         1985                        204           Units            86,411.76             84.31%            09/26/05
     56         1985          2005          370           Rooms            47,027.03             62.69%            08/31/05
     57         1984                      104,606        Sq. Ft.            162.51               87.49%            12/20/05
     58         1998                        350           Units            48,571.43             96.86%            09/20/05
     59         1994                       50,000        Sq. Ft.            340.00              100.00%            10/01/05
     60        Various      Various       248,628        Sq. Ft.             67.56               81.66%             Various
   60.01        1978          2004        104,460        Sq. Ft.                                 89.80%            10/12/05
   60.02        1970          2005         98,410        Sq. Ft.                                 66.97%            12/21/05
   60.03        1965          1995         45,758        Sq. Ft.                                 94.66%            10/12/05
     61         1997                        264           Units            62,500.00             91.67%            01/24/06
     62         1975          2003        209,174        Sq. Ft.             74.10               91.33%            10/05/05
     63         1996                        300           Units            51,666.67             97.33%            10/27/05
     64         2004                        252           Units            61,365.06             93.25%            12/05/05
     65         2005                      117,504        Sq. Ft.            121.93               95.45%            01/25/06
     66         1991                       87,872        Sq. Ft.            162.78               84.94%            02/01/06
     67         2005                       93,314        Sq. Ft.            151.51               84.31%            12/12/05
     68         1988                       91,974        Sq. Ft.            151.87               98.96%            12/01/05
     69         1970          1997          150           Units            92,400.00             97.35%            11/17/05
     70         1970                      111,865        Sq. Ft.            120.68               89.04%            12/31/05
     71         2002                        144           Rooms            92,762.28             70.40%            10/31/05
     72         1999                        232           Units            56,681.03             94.40%            11/29/05
     73         1968          1996          319           Units            40,877.74             88.40%            10/19/05
     74         2005                      163,529        Sq. Ft.             79.42              100.00%            11/03/05
     75         1975                        264           Units            47,776.52             86.36%            12/22/05
     76         1970          2005        282,785        Sq. Ft.             44.07               93.58%            12/08/05
     77         2003                        224           Units            54,843.75             95.98%            09/19/05
     78         2000                      116,129        Sq. Ft.            104.66              100.00%            11/15/05
     79         1992                       45,634        Sq. Ft.            260.77              100.00%            10/20/05
     80         1985                       63,363        Sq. Ft.            186.23              100.00%            11/01/05
     81         1999                       95,933        Sq. Ft.            121.96               98.25%            12/15/05
     82         2003                        184           Units            62,500.00             97.83%            10/17/05
     83         1947          2005          190           Units            60,526.32             94.70%            11/16/05
     84         1917          2005           96           Rooms           119,265.25             93.91%            09/30/05
     85         2004                       88,248        Sq. Ft.            129.63              100.00%            05/09/03
     86         2002                        188           Units            60,106.38             99.45%            12/27/05
     87         2005                       35,616        Sq. Ft.            316.71              100.00%            01/05/06
     88         1998                        184           Units            60,326.09             91.30%            12/08/05
     89         2002                      140,739        Sq. Ft.             78.16              100.00%            08/30/05
     90         2003                       72,197        Sq. Ft.            152.36              100.00%            10/01/05
     91         2002                         95           Rooms           115,789.47             81.29%            10/31/05
     92         2005                       48,171        Sq. Ft.            224.20               92.31%            12/07/05
     93         1988                      180,291        Sq. Ft.             59.63               97.86%            10/18/05
     94         1979          2004        148,749        Sq. Ft.             71.87               98.00%            01/02/06
     95         2004                       88,778        Sq. Ft.            120.14               81.50%            11/03/05
     96         1920          1998        156,758        Sq. Ft.             67.21              100.00%            12/21/05
     97         1998                      180,243        Sq. Ft.             58.25               65.66%            09/30/05
     98         1987                        116           Units            90,298.54             95.69%            12/07/05
     99         1983                       71,318        Sq. Ft.            144.42               94.16%            11/01/05
    100         1942                        121           Units            84,848.61             85.95%            10/10/05
    101         2004                        127           Rooms            79,965.25             65.51%            08/31/05
    102         1972                        232           Units            43,005.91             96.55%            10/07/05
    103         1999                        150           Units            66,510.27             88.67%            12/17/05
    104         1987          2003          144           Rooms            69,232.90             68.50%            11/30/05
    105         1974                      156,657        Sq. Ft.             63.20               98.24%            09/30/05
    106         1971                        360           Pads             27,049.36             91.39%            11/01/05
    107         1985                        200           Units            48,500.00             92.00%            12/08/05
    108         2003                      106,521        Sq. Ft.             90.55              100.00%            12/02/05
    109         1966          1997          264           Units            36,522.73             85.23%            10/19/05
    110         2000          2004           68           Units           137,500.00            100.00%            11/01/05
    111         1966          1971          246           Units            37,170.73             86.59%            10/19/05
    112         1984          2004          150           Units            59,800.00             93.33%            09/26/05
    113         1966                      136,581        Sq. Ft.             64.44               91.24%            11/29/05
    114         2004                         73           Units           117,541.63             97.26%            11/01/05
    115         2004                       59,908        Sq. Ft.            142.72               81.63%            12/20/05
    116         1972          1999          584           Units            14,570.21             75.68%            10/19/05
    117         1950                        162           Units            51,730.41             94.44%            12/19/05
    118         1973          2001        178,398        Sq. Ft.             46.43               96.52%            10/01/05
    119         1986                      226,528        Sq. Ft.             36.30               97.22%            11/04/05
    120         1998                        114           Rooms            71,929.82             79.04%            10/31/05
    121         1969                        263           Units            31,114.07             94.30%            10/19/05
    122         2005                       55,709        Sq. Ft.            146.54               97.13%            01/01/06
    123         1981                        203           Units            39,972.87             97.50%            09/01/05
    124         2000                         93           Rooms            86,559.14             80.12%            10/31/05
    125         1985          1987          240           Units            33,333.33             90.00%            11/01/05
    126         1990                       73,900        Sq. Ft.            107.92               89.58%            10/31/05
    127         1977                        279           Pads             28,322.44             87.46%            11/15/05
    128         1977                      472,500        Sq. Ft.             16.70              100.00%            09/27/05
    129         1999                       48,835        Sq. Ft.            152.94              100.00%            09/16/05
    130         2003                       24,233        Sq. Ft.            305.37               90.23%            10/30/05
    131         1960                        150           Units            49,200.00             90.00%            10/19/05
    132         1927                        146           Units            50,453.01             88.36%            10/10/05
    133         2004                       51,326        Sq. Ft.            143.20               77.77%            10/31/05
    134         1996          2006         66,415        Sq. Ft.            110.65              100.00%            10/26/05
    135         1970          2005          302           Units            23,868.08             96.36%            12/02/05
    136         1998                       70,224        Sq. Ft.            101.96              100.00%            10/01/05
    137         2003                        160           Units            43,653.08             99.38%            12/01/05
    138         1986          2002          133           Units            51,609.02             94.74%            09/26/05
    139         1998                        156           Units            42,526.87             98.72%            11/21/05
    140         1985          2003        108,904        Sq. Ft.             60.69               92.32%            11/01/05
    141         1994                         92           Units            71,739.13             97.83%            09/01/05
    142         2005                       54,547        Sq. Ft.            118.89               89.46%            01/19/06
    143         1972          1997          163           Units            39,754.60             88.96%            10/19/05
    144         1970          1998          208           Units            30,769.23             96.15%            11/15/05
    145        Various        2003           74           Units            84,942.48            100.00%            12/08/05
   145.01       1925          2003           19           Units                                 100.00%            12/08/05
   145.02       1926          2003           12           Units                                 100.00%            12/08/05
   145.03       1926          2003           12           Units                                 100.00%            12/08/05
   145.04       1925          2003           12           Units                                 100.00%            12/08/05
   145.05       1925          2003           12           Units                                 100.00%            12/08/05
   145.06       1925          2003           7            Units                                 100.00%            12/08/05
    146         1980                      102,219        Sq. Ft.             59.98               77.30%            09/01/05
    147         2004                       12,933        Sq. Ft.            468.87              100.00%            01/01/05
    148         1981                      281,250        Sq. Ft.             21.37              100.00%            09/27/05
    149         1986                       36,657        Sq. Ft.            163.68               98.22%            11/01/05
    150         1981                       47,606        Sq. Ft.            125.87              100.00%            01/01/06
    151         2005                       14,820        Sq. Ft.            403.41              100.00%            12/14/05
    152         2001                       14,490        Sq. Ft.            412.39              100.00%            01/05/06
    153         1988                       62,085        Sq. Ft.             94.71              100.00%            11/14/05
    154        Various                     86,200        Sq. Ft.             67.54              100.00%            01/10/06
   154.01       2003                       35,200        Sq. Ft.                                100.00%            01/10/06
   154.02       2000                       36,000        Sq. Ft.                                100.00%            01/10/06
   154.03       2000                       15,000        Sq. Ft.                                100.00%            01/10/06
    155         1991                        108           Units            52,962.96             97.22%            01/05/06
    156         1999                       44,000        Sq. Ft.            129.55              100.00%            01/11/06
    157         2001                       14,490        Sq. Ft.            392.97              100.00%            01/05/06
    158         1963                        142           Units            39,436.62             94.37%            10/19/05
    159         1971                        108           Units            51,388.89             90.74%            12/22/05
    160         1995                        104           Units            53,365.38             99.04%            12/23/05
    161         1966          2004          115           Units            47,826.09             96.52%            12/13/05
    162         1988                        136           Units            40,312.32             98.53%            11/02/05
    163         1986                      166,769        Sq. Ft.             32.87               89.40%            11/04/05
    164         2002                        100           Rooms            54,649.46             61.70%            11/30/05
    165         1910          2005         43,592        Sq. Ft.            125.21              100.00%            11/16/05
    166         1988                       94,041        Sq. Ft.             57.42               92.39%            12/21/05
    167         2005                       13,570        Sq. Ft.            397.94              100.00%            04/08/05
    168         2005                       23,311        Sq. Ft.            231.25              100.00%            01/27/06
    169         1989                         98           Units            54,540.82             97.94%            11/21/05
    170         1940                       24,694        Sq. Ft.            215.35              100.00%            01/11/06
    171         2003                       63,560        Sq. Ft.             82.21               74.17%            10/26/05
    172         2005                         77           Units            67,532.47             97.40%            12/14/05
    173         1987                         62           Units            83,668.32             95.16%            12/07/05
    174         1912          1999        200,600        Sq. Ft.             25.80              100.00%            10/28/05
    175         1995                       48,168        Sq. Ft.            106.92              100.00%            12/13/05
    176         1999                        172           Units            29,767.44             91.00%            11/16/05
    177         1978          2005        104,365        Sq. Ft.             48.87               97.24%            10/06/05
    178         1973                        406           Pads             12,561.58             96.80%            12/31/05
    179         1977                       32,150        Sq. Ft.            157.92              100.00%            11/29/05
    180         1986          1998         44,000        Sq. Ft.            114.73               97.67%            01/01/06
    181         1966          2005          200           Units            25,191.15             97.00%            11/10/05
    182         2003                       12,975        Sq. Ft.            386.42              100.00%            11/15/05
    183         1961          1988          235           Pads             21,276.60             85.17%            11/18/05
    184         1998                         63           Beds             79,365.08             95.20%            09/01/05
    185         1985          2000         46,621        Sq. Ft.            106.91               92.86%            11/28/05
    186        Various                     25,450        Sq. Ft.            193.32               91.75%            01/26/06
   186.01       1999                       18,950        Sq. Ft.                                 88.92%            01/26/06
   186.02       1998                       6,500         Sq. Ft.                                100.00%            01/26/06
    187         2005                       50,760        Sq. Ft.             95.84              100.00%            11/22/05
    188         1979                       77,012        Sq. Ft.             62.36              100.00%            11/30/05
    189         1975          2005         58,829        Sq. Ft.             81.59              100.00%            12/21/05
    190         2003                       14,490        Sq. Ft.            324.95              100.00%            12/05/05
    191         1999                       33,620        Sq. Ft.            136.82              100.00%            12/07/05
    192         1999                         97           Rooms            47,337.16             55.41%            11/30/05
    193         1987          2005         65,137        Sq. Ft.             68.61               90.79%            10/31/05
    194         2005                       14,550        Sq. Ft.            303.10              100.00%            12/19/05
    195         1975                        117           Units            37,554.63             94.02%            01/09/06
    196         1936                        153           Units            28,635.44             96.08%            09/01/05
    197         2005                       14,490        Sq. Ft.            299.80              100.00%            01/27/06
    198         1954                        102           Units            42,156.86             98.04%            12/13/05
    199         2004                       18,940        Sq. Ft.            227.03               89.20%            10/01/05
    200         2001                       15,120        Sq. Ft.            283.16              100.00%            01/05/06
    201         2005                       51,091        Sq. Ft.             83.75              100.00%            10/13/05
    202         2001                       15,120        Sq. Ft.            280.05              100.00%            01/05/06
    203         1946                         96           Pads             43,333.33             98.96%            11/01/05
    204         2005                       14,550        Sq. Ft.            284.31              100.00%            11/08/05
    205         2001                       15,120        Sq. Ft.            271.48              100.00%            01/05/06
    206         2004                       14,820        Sq. Ft.            276.71              100.00%            12/07/05
    207         2005                       24,370        Sq. Ft.            168.24               64.60%            01/04/06
    208         1999                        103           Rooms            39,679.69             44.80%            11/30/05
    209        NA-Land                     18,829        Sq. Ft.            216.84              100.00%            10/25/05
    210         1993                       28,205        Sq. Ft.            142.63              100.00%            10/01/05
    211         1964          2000           24           Units           166,435.30             87.50%            11/15/05
    212         2005                       14,820        Sq. Ft.            268.44              100.00%            09/08/05
    213         1971                      148,455        Sq. Ft.             26.48              100.00%            09/27/05
    214         1987                      106,557        Sq. Ft.             35.55               75.10%            06/30/05
    215         2005                       14,820        Sq. Ft.            255.56              100.00%            09/30/05
    216         2005                       14,550        Sq. Ft.            254.68              100.00%            12/27/05
    217         1985          1996           43           Units            85,927.06            100.00%            11/15/05
    218         2002                      125,000        Sq. Ft.             28.42              100.00%            09/27/05
    219         2003                       14,560        Sq. Ft.            242.87              100.00%            12/13/05
    220         1964          1998         84,096        Sq. Ft.             42.03               96.37%            10/12/05
    221         2005                         60           Units            58,718.05             96.67%            11/07/05
    222         2004                       22,412        Sq. Ft.            156.61               70.27%            08/01/05
    223         1924          2005           28           Units           124,825.92            100.00%            01/06/06
    224         2000                       80,450        Sq. Ft.             43.32               96.17%            07/31/05
    225        NA-Land                     13,180        Sq. Ft.            264.32              100.00%            09/21/05
    226         1977          1999         33,947        Sq. Ft.            102.51              100.00%            01/01/06
    227         2004                       13,813        Sq. Ft.            251.07              100.00%            10/24/05
    228         1998                         68           Rooms            49,622.96             81.60%            05/31/05
    229         1980          2005         22,949        Sq. Ft.            146.74              100.00%            12/15/05
    230         2005                       13,013        Sq. Ft.            258.75              100.00%            02/23/05
    231         1966          1994           96           Units            35,000.00             92.71%            10/19/05
    232         2005                       13,738        Sq. Ft.            243.07              100.00%            12/01/05
    233         2005                       14,820        Sq. Ft.            220.48              100.00%            12/20/05
    234         2000                       36,013        Sq. Ft.             88.46               92.20%            09/12/05
    235         1998                         96           Rooms            32,291.67             65.50%            11/30/05
    236         2000                        116           Rooms            26,638.88             63.19%            11/30/05
    237         2001                       68,250        Sq. Ft.             44.91               99.96%            07/31/05
    238         2004                       18,851        Sq. Ft.            158.78               91.90%            12/07/05
    239        Various      Various        12,026        Sq. Ft.            248.62              100.00%            10/19/05
   239.01       2000                       5,242         Sq. Ft.                                100.00%            10/19/05
   239.02       1993          2001         6,784         Sq. Ft.                                100.00%            10/19/05
    240         2005                       20,263        Sq. Ft.            147.38               76.07%            09/02/05
    241         1988                       27,310        Sq. Ft.            108.04              100.00%            11/01/05
    242         2003                       66,255        Sq. Ft.             44.52               78.37%            07/31/05
    243         2005                       14,820        Sq. Ft.            197.60              100.00%            12/07/05
    244         1968                        172           Rooms            16,906.21             50.15%            10/31/05
    245         1998                       10,908        Sq. Ft.            264.69              100.00%            08/31/05
    246         2000                       15,120        Sq. Ft.            186.11              100.00%            10/03/05
    247         1998                       21,234        Sq. Ft.            131.86              100.00%            11/01/05
    248         2000                        103           Rooms            26,805.54             65.04%            08/31/05
    249         1965                        135           Units            20,259.26             84.44%            10/19/05
    250         1999                       11,350        Sq. Ft.            237.12              100.00%            10/12/05
    251         1975          2005         20,930        Sq. Ft.            126.18              100.00%            10/19/05
    252         1979                       92,646        Sq. Ft.             27.95               98.36%            11/07/05
    253         1983                       19,550        Sq. Ft.            131.97               88.08%            01/01/06
    254         2005                         42           Units            61,172.59             85.71%            01/01/06
    255         1998                       10,908        Sq. Ft.            232.74              100.00%            08/31/05
    256         2005                       14,820        Sq. Ft.            169.43              100.00%            10/12/05
    257         2005                       30,000        Sq. Ft.             83.22              100.00%            11/03/05
    258         1998                       10,908        Sq. Ft.            228.18              100.00%            08/31/05
    259         1963          2005           38           Units            65,319.10             97.37%            11/30/05
    260         2002                       43,550        Sq. Ft.             56.83               74.54%            10/26/05
    261         2001                       4,990         Sq. Ft.            490.98              100.00%            11/22/05
    262         2005                       10,407        Sq. Ft.            234.33              100.00%            09/07/05
    263         1978          2000          426           Units            5,626.02              79.11%            02/02/06
    264         1907          2003         53,417        Sq. Ft.             44.76               89.22%            08/01/05
    265         2003                       13,498        Sq. Ft.            175.58              100.00%            01/01/06
    266         2001                       43,475        Sq. Ft.             52.90               94.25%            07/31/05
    267         2005                       13,500        Sq. Ft.            169.99              100.00%            11/29/05
    268         1984          2003         39,488        Sq. Ft.             58.11               73.39%            11/01/05
    269        Various                     15,985        Sq. Ft.            142.48              100.00%            09/01/05
   269.01       1994                       10,085        Sq. Ft.                                100.00%            09/01/05
   269.02       1995                       5,900         Sq. Ft.                                100.00%            09/01/05
    270         2004                       14,560        Sq. Ft.            154.33              100.00%            12/13/05
    271         1997                       13,905        Sq. Ft.            160.35              100.00%            10/19/05
    272         1970          2000           18           Units           119,278.63             94.44%            11/15/05
    273         2004                       9,218         Sq. Ft.            229.26              100.00%            11/01/05
    274         1998                         78           Rooms            26,198.65             66.20%            11/30/05
    275         2000                       13,550        Sq. Ft.            147.60               86.71%            01/03/06
    276         1969                         83           Pads             24,096.39             92.77%            12/31/05
    277         2005                       20,026        Sq. Ft.             99.55               89.74%            11/25/05
    278         1991                       15,313        Sq. Ft.            130.04               97.71%            12/31/05
    279         1980          2000          112           Rooms            17,777.22             68.11%            08/31/05
    280         1984                       15,976        Sq. Ft.            123.86               93.73%            10/13/05
    281         2005                       22,700        Sq. Ft.             85.79              100.00%            11/21/05
    282         1999                       10,908        Sq. Ft.            177.26              100.00%            11/30/05
    283         2005                       7,232         Sq. Ft.            262.72               82.09%            10/01/05
    284         1962          1998          422           Units            4,374.16             100.00%            10/01/05
    285         1972          1984           74           Units            24,923.59             97.83%            10/26/05
    286         2005                       21,688        Sq. Ft.             82.67              100.00%            09/01/05
    287         2004                       8,030         Sq. Ft.            217.93              100.00%            01/09/06
    288         2005                       16,280        Sq. Ft.            107.02              100.00%            10/26/05
    289         1975          2005           48           Units            35,857.63             95.83%            12/21/05
    290         2005                       10,000        Sq. Ft.            169.49              100.00%            11/14/05
    291         1996                       11,624        Sq. Ft.            142.45              100.00%            09/01/05
    292         1973          1996           21           Units            78,462.36             95.24%            11/15/05
    293         2004                       4,882         Sq. Ft.            324.25              100.00%            10/11/05
    294         2005                       10,081        Sq. Ft.            154.54              100.00%            09/30/05
    295         1981                       38,580        Sq. Ft.             39.49              100.00%            10/11/05
    296         2005                       13,100        Sq. Ft.            114.97              100.00%            11/09/05
    297         1997                         56           Units            25,892.86             98.00%            10/31/05
    298         2003                       18,819        Sq. Ft.             60.84              100.00%            09/30/05
    299         1995                       54,080        Sq. Ft.             20.23              100.00%            09/27/05
    300         2003                       7,932         Sq. Ft.            132.71              100.00%            11/02/05
    301         1962          1997           14           Units            71,329.42             92.86%            11/15/05
    302         1958          1997           15           Units            66,574.12             93.33%            11/15/05
    303         2005                       3,500         Sq. Ft.            284.77              100.00%            11/01/05
    304         1984          1997           8            Units            87,378.53            100.00%            11/15/05
    305         1978                       26,243        Sq. Ft.             22.00              100.00%            10/12/05

  MORTGAGE                                                                                              MOST             MOST
    LOAN                                                 MOST RECENT            MOST RECENT            RECENT           RECENT
   NUMBER              MOST RECENT PERIOD                REVENUES ($)           EXPENSES ($)          NOI ($)          NCF ($)
------------------------------------------------------------------------------------------------------------------------------------

     1                   T-12 Thru 10/05                  75,100,078             24,291,394          50,808,684       50,244,858
    1.01                 T-12 Thru 10/05                  12,174,359             3,871,815           8,302,544        8,193,578
    1.02                 T-12 Thru 10/05                  15,825,956             4,820,150           11,005,806       10,941,931
    1.03                 T-12 Thru 10/05                  14,148,847             3,820,390           10,328,457       10,204,558
    1.04                 T-12 Thru 10/05                  10,020,218             2,590,042           7,430,176        7,401,481
    1.05                 T-12 Thru 10/05                  7,751,536              2,434,769           5,316,767        5,265,405
    1.06                 T-12 Thru 10/05                  3,591,240              1,662,351           1,928,889        1,867,424
    1.07                 T-12 Thru 10/05                  4,668,457              1,945,130           2,723,327        2,711,215
    1.08                 T-12 Thru 10/05                  1,963,845               681,343            1,282,502        1,231,415
    1.09                 T-12 Thru 10/05                  3,132,749              1,322,144           1,810,605        1,785,655
    1.10                 T-12 Thru 10/05                  1,822,871              1,143,260            679,611          642,194
     2                     2005 As-Is                     27,986,561             8,274,244           19,712,317       18,718,195
     3                        2004                        21,543,423             8,772,266           12,771,157       12,637,254
     4                      As-Is UW                      51,086,481             23,056,895          28,029,586       27,882,340
     5
     6
     7                    T-12 12/2005                    27,336,089             19,622,441          7,713,648        6,620,205
     8              2005 6 Months Annualized              6,794,876              1,442,468           5,352,408        5,299,031
     9                    TTM Sept '05                    16,356,134             9,835,293           6,520,841        6,520,841
     10                T-12 Ending 11/2005                21,378,415             16,202,229          5,176,186        4,321,050
     11                TTM Ending 7/31/05                 9,200,373              3,525,431           5,674,942        5,573,910
   11.01               TTM Ending 7/31/05                 3,043,414              1,137,239           1,906,175        1,880,067
   11.02               TTM Ending 7/31/05                 3,400,873              1,559,842           1,841,031        1,800,446
   11.03               TTM Ending 7/31/05                 2,756,086               828,350            1,927,736        1,893,397
     12                 11/05 Annualized                  5,537,840              1,059,553           4,478,287        4,427,785
     13                     2005 ann.                     5,322,324              3,672,773           1,649,551        1,593,022
     14                       T-12                        6,571,737              2,913,175           3,658,562        3,429,062
   14.01                      T-12                        3,839,558              1,650,126           2,189,432        2,052,432
   14.02                      T-12                        2,732,179              1,263,049           1,469,130        1,376,630
     15              2005-9 Mos. Annualized               4,673,576               590,313            4,083,263        4,055,412
     16            Annualized 2005 (1/1-9/30)             7,601,880              3,686,593           3,915,287        3,915,287
     17                 9 Month 2005 Ann.                 6,628,009              1,727,465           4,900,544        4,860,396
     18              T 12 Through 11/30/2005              4,877,185              2,121,520           2,755,665        2,755,665
     19                    TTM - Sept.                    13,624,814             9,180,933           4,443,881        4,443,881
     20                      FY 2005                      6,362,706              2,736,000           3,626,706        3,595,282
     21
     22                     2005 T-9                      5,985,713              2,157,227           3,828,487        3,784,850
     23                    TTM - Sept.                    10,759,555             7,137,508           3,622,047        3,622,047
     24
     25            Annualized 2005 (1/1-6/30)             5,484,598               973,524            4,511,074        4,511,074
   25.01           Annualized 2005 (1/1-6/30)             1,298,908               175,058            1,123,850        1,123,850
   25.02           Annualized 2005 (1/1-6/30)              503,967                129,063             374,904          374,904
   25.03           Annualized 2005 (1/1-6/30)              386,609                 88,991             297,618          297,618
   25.04           Annualized 2005 (1/1-6/30)              512,975                 72,641             440,334          440,334
   25.05           Annualized 2005 (1/1-6/30)              370,420                 64,770             305,650          305,650
   25.06           Annualized 2005 (1/1-6/30)              284,280                 40,314             243,966          243,966
   25.07           Annualized 2005 (1/1-6/30)              287,380                 44,887             242,493          242,493
   25.08           Annualized 2005 (1/1-6/30)              263,001                 55,978             207,023          207,023
   25.09           Annualized 2005 (1/1-6/30)              261,304                 55,474             205,830          205,830
   25.10           Annualized 2005 (1/1-6/30)              233,496                 29,046             204,450          204,450
   25.11           Annualized 2005 (1/1-6/30)              259,184                 45,728             213,456          213,456
   25.12           Annualized 2005 (1/1-6/30)              195,030                 32,304             162,726          162,726
   25.13           Annualized 2005 (1/1-6/30)              166,203                 38,671             127,532          127,532
   25.14           Annualized 2005 (1/1-6/30)              153,565                 32,418             121,147          121,147
   25.15           Annualized 2005 (1/1-6/30)              158,132                 30,337             127,795          127,795
   25.16           Annualized 2005 (1/1-6/30)              150,144                 37,844             112,300          112,300
     26                    TTM - Sept                     9,125,132              5,668,695           3,456,437        3,456,437
     27
     28                     05' ANN.                      2,832,769               584,353            2,248,416        2,231,416
     29               5/05-10/05 annualized               6,635,220              2,879,002           3,756,218        3,588,074
     30                    TTM- Sept.                     11,368,418             7,863,951           3,504,467        3,504,467
     31              T 12 Through 9/30/2005               2,329,924               494,539            1,835,385        1,835,385
     32                       2006                        3,468,342              1,291,683           2,176,659        2,176,659
     33                 YTD 10/05 Annual.                 4,085,521              1,585,633           2,499,888        2,482,719
     34                       2005                        7,017,059              2,867,771           4,149,288        4,119,282
     35            Annualized 2005 (1/1-10/31)            5,037,445              3,307,880           1,729,565        1,729,565
     36                Year End 12/31/2005                2,562,237               696,018            1,866,219        1,866,219
     37                       2006                        4,290,504              1,640,280           2,650,224        2,280,467
     38                       2004                        3,509,724              1,349,062           2,160,662        2,145,262
     39              T 10 Through 10/31/2005              3,482,386              1,380,988           2,101,398        2,101,398
     40
     41           Annualized 2005 (1/1 - 6/30)            2,495,395               942,825            1,552,570        1,509,364
     42                    T-3 10/2005                    2,746,504              1,089,344           1,657,160        1,593,560
     43               2005-8 Mo. Annualized               3,976,416              2,074,727           1,901,689        1,868,189
     44                        T12                        2,457,380               888,051            1,569,329        1,520,849
     45                T3 Annualized 10/05                2,899,488              1,133,796           1,765,692        1,717,692
     46           Annualized 2005 (1/1 - 6/30)            2,453,444               718,994            1,734,450        1,734,450
     47                T12 Ending 11/2005                 8,063,844              5,821,107           2,242,737        1,920,183
     48                       2004                        2,463,031               577,112            1,885,919        1,869,821
     49              T 12 Through 10/31/2005              2,491,879               711,357            1,780,522        1,780,522
     50                    TTM- Sept.                     8,371,807              6,145,974           2,225,833        2,225,833
     51                    TTM - Sept                     5,833,906              3,705,720           2,128,186        2,128,186
     52             2005 (8-month annualized)             2,413,000                38,837            2,374,163        2,363,237
     53
     54              T 12 Through 11/30/2005              2,039,158              1,234,808            804,350          804,350
     55               2005-8 Mo. Annualized               3,983,457              2,209,149           1,774,308        1,723,308
     56                     T-6 8/05                      12,600,640             9,457,973           3,142,667        2,638,641
     57               YTD 10/05 Annualized                2,621,250               906,523            1,714,727        1,691,714
     58                  T12-10/04-9/05                   2,567,933              1,043,995           1,523,938        1,436,438
     59                     2005 YTD                      1,598,622               229,074            1,369,548        1,364,548
     60                       2004                        2,214,573              1,092,946           1,121,627        1,090,816
   60.01                      2004                         632,299                437,399             194,900          184,454
   60.02                      2004                         986,184                408,693             577,491          567,650
   60.03                      2004                         596,090                246,854             349,236          338,712
     61                 T-12 (ending Nov)                 2,449,681              1,021,260           1,428,421        1,362,421
     62              T 12 Through 8/31/2005               2,758,268              1,330,886           1,427,381        1,427,381
     63                 T-12 (ending Nov)                 2,353,430               996,732            1,356,698        1,281,698
     64                    8/05-10/05                     2,637,281              1,491,338           1,145,943        1,095,543
     65
     66               T 9 Through 9/30/2005               1,583,241               278,630            1,304,611        1,304,611
     67
     68                Year End 12/31/2005                2,217,670               974,245            1,243,425        1,243,425
     69              T 12 Through 11/30/2005              1,793,722               607,316            1,186,406        1,186,406
     70                       2004                        1,794,167               516,909            1,277,258        1,250,410
     71                  T12 thru 10/05                   5,374,642              3,695,070           1,679,572        1,505,684
     72                    T-3 9/2005                     2,088,940               973,993            1,114,947        1,068,547
     73              T 12 Through 9/30/2005               2,066,236               919,115            1,147,121        1,147,121
     74
     75            T-12 (Sept. '04 - Aug. '05)            1,912,319              1,073,413            838,906          772,906
     76           Annualized 2005 (1/1 - 9/30)            1,864,535               807,750            1,056,785        1,056,785
     77                 T12 Ending 9/2005                 2,351,662              1,240,595           1,111,067        1,055,067
     78
     79              T 12 Through 10/31/2005               877,764                189,366             688,398          688,398
     80              T 12 Through 9/30/2005                435,296                224,315             210,981          210,981
     81                 Annualized 6/2005                 1,293,528               192,525            1,101,003        1,073,182
     82              T-12 (ending Sept 2005)              1,687,914               603,185            1,084,729        1,038,729
     83              T 3 Through 10/31/2005               1,722,356               779,768             942,588          942,588
     84                       T-12                        4,636,124              2,885,473           1,750,651        1,611,567
     85
     86                   T-12 11/2005                    1,781,890               970,325             811,565          769,265
     87
     88                 T-12 (ending Nov)                 1,659,919               696,062             963,857          917,857
     89               T 12 Through 7/1/2005               2,187,419               506,636            1,680,784        1,680,784
     90                    10/05 Ann.                     1,231,833               404,827             827,006          819,786
     91                   T-12 10/2005                    2,708,198              1,483,168           1,225,030        1,116,702
     92
     93              T 12 Through 10/31/2005              1,409,679               330,943            1,078,736        1,078,736
     94              T 11 Through 11/30/2005              1,386,958               290,939            1,096,019        1,096,019
     95          Annualized 2005 (4/01 - 10/31)           1,606,020               798,699             807,321          807,321
     96                       2005                        2,049,205               944,671            1,104,534        1,081,020
     97            Annualized 2005 (1/1-7/31)             1,448,198               480,628             967,570          796,539
     98              T 12 Through 10/31/2005              1,592,643               469,146            1,123,497        1,123,497
     99                Year End 12/31/2004                1,524,929               743,876             781,053          781,053
    100                8/05 YTD Annualized                1,386,290               532,135             854,155          823,905
    101            T-12 Income (ending 11/05)             3,182,958               757,639            2,425,319        2,425,319
    102                     2005 YTD                      1,567,128               676,437             890,691          833,387
    103                     05' ANN.                      1,481,541               611,164             870,377          832,877
    104                  UW-TTM-11/2005                   4,309,252              3,034,959           1,274,293        1,101,923
    105              T 12 Through 8/25/2005                976,489                278,574             697,915          697,915
    106                  T-12 thru 9/05                   1,465,443               595,752             869,691          858,891
    107                 Roll 3-7/05-9/05                  1,527,784               567,684             960,100          910,100
    108
    109              T 12 Through 9/30/2005               1,671,886               820,790             851,096          851,096
    110           Annualized 2005 (1/1 - 9/30)            1,304,680               638,248             666,432          666,432
    111              T 12 Through 9/30/2005               1,420,662               604,367             816,295          816,295
    112                       2005                        2,702,287              1,794,231            908,056          857,356
    113                       2004                        1,324,251               340,326             983,925          958,369
    114                 T-12 (ending Nov)                  981,559                507,483             474,076          455,826
    115
    116              T 12 Through 9/30/2005               2,646,963              1,575,219           1,071,744        1,071,744
    117                9/05 YTD Annualized                1,330,794               596,522             734,272          693,022
    118             Trailing 12 (7/04 - 6/05)             1,094,405               207,157             887,249          887,249
    119                   YTD 8/31/2005                   1,886,177               411,488            1,474,689        1,445,240
    120                T-12 Thru Oct. 2005                3,070,920              1,903,600           1,167,321        1,167,321
    121              T 12 Through 9/30/2005               1,341,954               647,171             694,783          694,783
    122
    123              T 12 Through 8/31/2005               1,224,071               771,754             452,317          452,317
    124                  TTM March 2005                   3,862,464              2,713,727           1,148,737        1,148,737
    125              T 12 Through 11/30/2005              1,552,949               759,185             793,764          793,764
    126            Trailing 12 (11/04 - 10/05)            1,025,320               211,778             813,542          798,007
    127                  T-12 thru 9/05                   1,279,827               552,124             727,703          719,333
    128                     2005 YTD                      2,770,561              1,283,509           1,487,052        1,430,352
    129
    130
    131              T 12 Through 9/30/2005               1,092,632               435,827             656,805          656,805
    132                8/05 YTD Annualized                1,215,008               615,058             599,950          563,450
    133
    134               T 6 Through 6/30/2005                934,248                 64,658             869,590          869,590
    135              T 2 Through 11/30/2005               2,030,334              1,289,398            740,936          740,936
    136           Annualized 2005 (ending 9/05)            788,953                 63,824             725,129          718,107
    137              T 10 Through 10/25/2005              1,610,945               869,059             741,885          741,885
    138               2005-8 Mo. Annualized               2,581,854              1,813,010            768,844          735,594
    139                 T-12 (ending Oct)                  981,517                356,367             625,150          586,150
    140            Trailing 12 (11/04 - 10/05)             618,233                189,509             428,724          428,724
    141                    8/04 - 7/05                    1,155,166               589,946             565,220          541,660
    142
    143              T 12 Through 9/30/2005               1,036,089               483,436             552,653          552,653
    144                    T-12 10/05                     1,641,074               728,554             912,520          860,520
    145                 T-12 (ending Nov)                  754,748                163,964             590,784          572,284
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146                  Statement 2004                    954,343                264,335             690,008          541,180
    147
    148                     2005 YTD                      1,291,571               615,327             676,244          634,057
    149              T 12 Through 6/30/2005                857,072                497,646             359,426          359,276
    150                Year End 12/31/2005                 823,593                182,215             641,378          624,972
    151
    152
    153           Annualized 2005 (5/01 - 8/31)            788,664                117,210             671,454          659,970
    154
   154.01
   154.02
   154.03
    155                        T12                         863,824                415,138             448,686          427,086
    156
    157
    158              T 12 Through 9/30/2005                926,911                456,492             470,419          470,419
    159            T-12 (Sept. '04 - Aug. '05)             842,078                488,611             353,467          326,467
    160                 T-12 (ending Nov)                  752,782                248,943             503,839          477,839
    161                    T-3 11/2005                     839,052                376,339             462,713          436,199
    162                    T12 6/30/05                    1,261,250               546,876             714,374          680,374
    163                     YTD 8/05                      1,376,248               289,777            1,086,471        1,068,126
    164              T 12 Through 11/30/2005              1,778,469              1,082,107            696,362          696,362
    165            Annualized 2005 (1/1-8/31)              465,344                162,377             302,967          258,342
    166                Year End 12/31/2005                 929,067                184,092             744,976          744,976
    167
    168
    169              T 12 Through 10/31/2005               881,305                426,499             454,806          454,806
    170              T 12 Through 10/31/2005               550,621                 31,003             519,618          519,618
    171              Trailing 12 (9/04-8/05)               491,538                302,471             189,067          189,067
    172
    173              T 12 Through 10/31/2005               944,097                320,028             624,069          624,069
    174            Annualized 2005 (1/1-8/31)             2,015,918              1,148,312            867,606          867,606
    175                       2004                         771,120                 34,945             736,175          731,358
    176              T 3 Through 11/22/2005                926,711                361,582             565,129          565,129
    177              T 12 Through 9/30/2005                866,794                319,764             547,029          547,029
    178              T 12 Through 9/30/2005                635,076                199,122             435,954          435,954
    179              8/31/05 YTD Annualized                754,033                160,643             593,390          587,925
    180                Year End 12/31/2005                 652,388                 85,666             566,721          544,303
    181
    182           Annualized 2005 (1/1 - 8/31)             445,552                 84,500             361,052          361,052
    183               T 9 Through 9/30/2005                847,651                209,237             638,413          638,413
    184               T-12 ending July 2005               1,790,987              1,306,996            483,991          468,241
    185           Annualized 2005 (1/1 - 8/31)             724,234                306,873             417,361          417,361
    186
   186.01
   186.02
    187
    188           Annualized 2005 (1/01 - 9/30)            855,360                257,926             597,434          597,434
    189            Trailing 12 (10/04 - 9/05)              556,574                137,944             418,630          409,020
    190
    191              Annualized YTD (10/05)                458,013                 98,986             359,027          355,665
    192              T 12 Through 11/30/2005              2,085,655              1,388,533            697,122          697,122
    193                  2005 Annualized                   991,016                165,776             825,240          825,240
    194
    195              T 3 Through 11/30/2005                819,982                515,327             304,655          304,655
    196               T 8 Through 8/31/2005                934,057                371,415             562,642          562,642
    197
    198                   T-12 11/2005                     621,957                247,289             374,669          338,765
    199
    200
    201
    202
    203               T 8 Through 8/31/2005                537,464                122,962             414,502          414,502
    204
    205
    206
    207
    208              T 12 Through 11/30/2005              1,690,001              1,053,855            636,146          636,146
    209
    210
    211              T 12 Through 10/31/2005               495,663                151,698             343,965          343,965
    212
    213
    214           Annualized 2005 (1/1 - 6/30)             664,182                241,950             422,232          398,704
    215
    216
    217              T 12 Through 10/31/2005               541,390                172,199             369,191          369,191
    218                     2005 YTD                       505,190                 53,792             451,398          438,898
    219
    220                  YTD Annualized                    621,008                218,930             402,078          355,491
    221
    222
    223          Annualized 2005 (8/01 - 11/30)            311,694                 54,939             256,755          256,755
    224              Trailing 12 (8/04-7/05)               602,851                319,118             283,733          283,733
    225
    226                Year End 12/31/2005                 478,018                 84,115             393,904          393,904
    227
    228              Trailing 12 (7/04-6/05)              1,531,068              1,035,740            495,328          495,328
    229
    230
    231              T 12 Through 9/30/2005                533,366                262,313             271,053          271,053
    232
    233
    234             Trailing 12 (8/04 - 7/05)              458,966                184,796             274,170          274,170
    235              T 12 Through 11/30/2005              1,811,377              1,132,565            678,812          678,812
    236              T 12 Through 11/30/2005              1,761,748              1,001,604            760,144          760,144
    237              Trailing 12 (8/04-7/05)               653,027                284,080             368,947          368,947
    238           Annualized 2005 (1/1 - 9/30)             197,908                 69,826             128,082          128,082
    239
   239.01
   239.02
    240
    241           Annualized 2005 (1/1 - 8/31)             501,081                181,645             319,436          319,436
    242             Trailing 12 (8/04 - 7/05)              406,308                230,032             176,276          176,276
    243
    244            Trailing 12 (11/04 - 10/05)            2,777,825              2,247,380            530,445          530,445
    245                  Statement 2004                    303,960                 20,484             283,477          283,477
    246
    247            Annualized 2005 (1/1-9/30)              298,936                102,484             196,452          196,452
    248             Trailing 12 (11/04-10/05)             1,457,218               990,478             466,740          466,740
    249              T 12 Through 9/30/2005                634,769                360,092             274,677          274,677
    250            Annualized 2005 (1/1-9/30)              275,930                 3,000              272,930          272,930
    251
    252           Annualized 2005 (1/1 - 8/31)             403,594                112,341             291,253          291,253
    253                Year End 12/31/2005                 353,410                 60,271             293,139          278,749
    254
    255                  Statement 2004                    221,462                 8,376              213,086          213,086
    256
    257
    258                  Statement 2004                    237,688                 6,612              231,076          221,222
    259           Annualized 2005 (2/18-10/15)             210,982                 71,432             139,550          139,550
    260              Trailing 12 (9/04-8/05)               400,213                228,441             171,772          171,772
    261              T 12 Through 10/31/2005               242,834                 56,167             186,667          186,667
    262
    263              T 12 Through 11/30/2005               356,057                141,694             214,362          214,362
    264              Trailing 12 (7/04-6/05)               579,599                432,614             146,985           76,191
    265           Annualized 2005 (1/1 - 8/31)             278,097                 75,815             202,282          202,282
    266             Trailing 12 (8/04 - 7/05)              459,371                218,470             240,901          240,901
    267
    268            Trailing 12 (11/04 - 10/05)             188,673                102,911              85,762           56,474
    269
   269.01
   269.02
    270
    271
    272              T 12 Through 10/31/2005               298,785                118,747             180,038          180,038
    273
    274              T 12 Through 11/30/2005              1,088,799               759,113             329,686          329,686
    275              T 12 Through 11/30/2005               226,460                 52,368             174,092          174,092
    276               T 9 Through 9/30/2005                372,312                125,827             246,485          246,485
    277
    278            Annualized 2005 (1/1-7/31)              361,071                111,395             249,676          226,898
    279              Trailing 12 (8/04-7/05)              2,445,000              1,943,000            502,000          502,000
    280                  Statement 2004                    237,271                 84,285             152,986          152,986
    281
    282
    283
    284               T 9 Through 9/30/2005                401,492                226,347             175,145          175,145
    285              T 12 Through 10/31/2005               357,570                176,911             180,659          180,659
    286
    287
    288
    289           Annualized 2005 (1/1 - 9/30)             340,620                155,794             184,826          143,550
    290
    291
    292              T 12 Through 10/31/2005               228,189                 90,522             137,667          137,667
    293           Annualized 2005 (1/1 - 9/14)             132,234                  338               131,896          107,027
    294
    295           Annualized 2005 (1/1 - 7/31)             261,112                 78,795             182,317          176,317
    296
    297              T 10 Through 10/31/2005               287,015                133,997             153,018          153,018
    298
    299                       2005                         232,212                 39,513             192,699          187,299
    300
    301              T 12 Through 10/31/2005               133,107                 54,199              78,907           78,907
    302              T 12 Through 10/31/2005               150,739                 61,119              89,620           89,620
    303
    304              T 12 Through 10/31/2005                98,996                 35,242              63,754           63,754
    305                  YTD Annualized                     93,228                 19,342              73,886           71,262

  MORTGAGE                                              UW NET
    LOAN            UW                 UW             OPERATING            UW NET CASH
   NUMBER      REVENUES ($)       EXPENSES ($)        INCOME ($)             FLOW ($)
----------------------------------------------------------------------------------------------

     1          81,307,368         24,982,151         56,325,217            51,881,207
    1.01        16,518,168         3,891,477          12,626,691            11,953,720
    1.02        16,455,845         4,851,101          11,604,744            10,835,441
    1.03        14,597,852         3,968,078          10,629,774            9,898,616
    1.04        10,738,450         2,808,930          7,929,519             7,415,225
    1.05         7,808,028         2,424,215          5,383,812             4,934,801
    1.06         3,817,106         1,858,116          1,958,990             1,636,063
    1.07         4,690,272         1,873,673          2,816,599             2,447,502
    1.08         1,874,093          695,374           1,178,719              975,879
    1.09         3,057,196         1,339,815          1,717,381             1,492,480
    1.10         1,750,361         1,271,372           478,988               291,480
     2          33,740,475         9,826,060          23,914,415            22,851,150
     3          23,792,501         9,219,646          14,572,855            13,769,074
     4          62,158,320         27,938,222         34,220,099            33,175,314
     5          21,314,090         8,484,152          12,829,939            12,298,856
     6          13,742,292         3,413,747          10,328,545            9,995,115
     7          27,906,163         19,463,585         8,442,578             7,326,331
     8           7,106,149         1,862,071          5,244,079             4,905,791
     9          16,857,966         10,003,210         6,854,756             6,180,437
     10         24,365,479         17,652,212         6,713,267             5,738,648
     11          9,531,295         3,768,423          5,762,872             5,388,398
   11.01         3,060,479         1,141,622          1,918,857             1,805,594
   11.02         3,689,912         1,575,692          2,114,220             1,965,718
   11.03         2,780,903         1,051,108          1,729,795             1,617,086
     12          5,610,728         1,426,739          4,183,989             4,020,708
     13          8,066,573         3,628,004          4,438,569             3,995,576
     14          7,228,118         3,018,184          4,209,933             3,980,433
   14.01         4,156,155         1,758,921          2,397,234             2,260,234
   14.02         3,071,963         1,259,263          1,812,699             1,720,199
     15          4,701,286          765,123           3,936,163             3,797,418
     16          7,749,253         3,612,622          4,136,631             4,067,824
     17          6,349,811         1,924,109          4,425,701             4,060,590
     18          5,693,076         2,017,568          3,675,508             3,628,208
     19         14,314,736         9,354,153          4,960,582             4,244,846
     20          6,903,946         2,986,763          3,917,182             3,638,678
     21          4,463,195         1,457,459          3,005,736             2,918,736
     22          5,555,356         2,293,822          3,261,535             3,172,370
     23         10,957,504         7,164,123          3,793,381             3,355,081
     24          3,911,162         1,059,153          2,852,009             2,804,028
     25          4,570,011         1,419,751          3,150,260             2,985,093
   25.01         1,254,215          286,066            968,148               932,577
   25.02          488,849           151,153            337,695               321,248
   25.03          292,500            93,208            199,292               188,120
   25.04          352,680           126,618            226,062               211,186
   25.05          281,316           104,746            176,569               164,988
   25.06          242,621            82,149            160,473               151,692
   25.07          209,623            67,659            141,964               132,322
   25.08          226,370            67,014            159,356               151,796
   25.09          212,474            67,827            144,646               136,095
   25.10          183,162            55,901            127,261               120,155
   25.11          193,302            81,972            111,330               103,543
   25.12          147,139            44,857            102,282                96,215
   25.13          142,593            47,354             95,239                89,928
   25.14          140,602            56,920             83,682                78,712
   25.15          105,721            46,064             59,658                54,808
   25.16          96,845             40,242             56,602                51,708
     26          9,291,475         5,720,944          3,570,531             3,198,872
     27          5,071,648         1,727,669          3,343,979             3,134,947
     28          2,950,133          569,511           2,380,621             2,277,808
     29          6,511,529         2,985,467          3,526,062             3,357,918
     30         11,481,451         7,928,157          3,553,294             3,094,036
     31          2,497,510          581,669           1,915,841             1,849,189
     32          3,474,782         1,270,918          2,203,863             2,110,683
     33          4,036,974         1,631,504          2,405,470             2,246,014
     34          7,217,866         2,944,334          4,273,532             4,019,077
     35          6,550,445         3,954,788          2,595,657             2,333,559
     36          2,781,285          678,553           2,102,732             1,988,423
     37          3,793,974         1,684,776          2,109,198             1,838,016
     38          3,470,085         1,298,775          2,171,310             2,076,438
     39          3,263,474         1,427,645          1,835,828             1,816,335
     40          2,946,375          966,533           1,979,842             1,859,449
     41          2,742,451          901,521           1,840,930             1,751,030
     42          2,753,104          990,025           1,763,079             1,699,479
     43          3,971,777         2,070,064          1,901,714             1,868,214
     44          2,612,818          883,767           1,729,051             1,680,571
     45          2,899,488         1,112,726          1,786,762             1,738,762
     46          2,339,692          736,947           1,602,745             1,476,670
     47          8,077,432         5,630,274          2,447,158             2,124,061
     48          2,221,097          512,455           1,708,642             1,600,468
     49          2,951,322          657,802           2,293,520             2,197,073
     50          8,884,349         6,333,324          2,551,024             2,195,651
     51          5,966,216         3,712,132          2,254,084             2,015,435
     52          2,292,350           25,761           2,266,590             2,124,224
     53          2,657,359          626,340           2,031,019             1,966,075
     54          2,514,066         1,002,141          1,511,925             1,470,425
     55          4,124,696         2,224,370          1,900,326             1,849,326
     56         11,317,828         8,943,389          2,374,438             1,921,725
     57          2,595,431         1,052,311          1,543,120             1,476,030
     58          2,646,904         1,064,902          1,582,002             1,494,502
     59          1,638,998          234,205           1,404,793             1,397,048
     60          2,845,294         1,012,172          1,833,124             1,599,527
   60.01         1,054,855          314,392            740,463               665,047
   60.02         1,043,520          440,869            602,652               515,993
   60.03          746,919           256,911            490,009               418,487
     61          2,403,575          995,200           1,408,375             1,342,375
     62          3,072,721         1,391,001          1,681,720             1,522,156
     63          2,351,955         1,011,712          1,340,243             1,265,243
     64          2,753,335         1,354,924          1,398,411             1,348,011
     65          1,602,692          334,839           1,267,853             1,223,003
     66          1,553,519          312,977           1,240,542             1,207,966
     67          2,008,876          534,982           1,473,894             1,387,749
     68          2,294,535         1,024,781          1,269,754             1,235,305
     69          1,793,249          607,582           1,185,667             1,147,917
     70          1,796,438          530,020           1,266,418             1,171,482
     71          5,374,830         3,715,058          1,659,772             1,485,897
     72          2,117,743          968,898           1,148,845             1,102,445
     73          2,066,236          897,606           1,168,630             1,078,353
     74          2,368,113          703,743           1,664,370             1,607,789
     75          2,022,512          897,221           1,125,291             1,059,291
     76          2,061,131          846,803           1,214,327             1,112,966
     77          2,293,774         1,209,738          1,084,036             1,028,036
     78          1,428,341           28,567           1,399,774             1,382,354
     79          1,387,677          252,983           1,134,694             1,127,849
     80          1,297,173          304,324            992,849               940,098
     81          1,332,932          186,093           1,146,839             1,092,792
     82          1,651,901          653,312            998,589               952,589
     83          1,728,416          710,766           1,017,650              970,150
     84          4,642,323         3,055,527          1,586,796             1,401,103
     85          1,060,896           10,609           1,050,287             1,041,462
     86          1,915,392          939,205            976,187               933,887
     87          1,290,013          297,063            992,950               955,419
     88          1,683,506          729,754            953,752               907,752
     89          2,029,121          512,107           1,517,014             1,425,496
     90          1,318,223          387,768            930,455               895,018
     91          2,706,785         1,468,585          1,238,199             1,129,928
     92          1,217,666          219,045            998,621               955,968
     93          1,463,205          453,923           1,009,282              929,175
     94          1,490,771          277,108           1,213,663             1,088,867
     95          2,109,106         1,106,592          1,002,514              938,597
     96          2,050,940          909,499           1,141,441              962,639
     97          1,863,274          813,732           1,049,542              884,873
     98          1,590,258          479,396           1,110,862             1,081,862
     99          1,575,459          669,317            906,142               855,593
    100          1,396,690          500,088            896,603               866,353
    101          3,183,263         1,903,211          1,280,052             1,152,722
    102          1,604,358          698,228            906,130               848,826
    103          1,509,760          618,709            891,051               853,551
    104          4,309,234         2,994,960          1,314,274             1,141,904
    105          1,302,838          349,501            953,337               869,733
    106          1,470,188          607,384            862,804               852,004
    107          1,455,961          576,221            879,740               829,740
    108          1,512,999          346,914           1,166,085             1,107,785
    109          1,671,886          799,861            872,025               794,177
    110          1,412,194          606,231            805,963               785,563
    111          1,420,662          578,015            842,647               779,671
    112          2,722,913         1,834,385           888,529               837,829
    113          1,202,648          297,531            905,116               820,447
    114          1,240,236          499,789            740,446               722,196
    115          1,393,797          391,888           1,001,909              957,691
    116          2,485,820         1,564,078           921,742               775,742
    117          1,319,680          567,590            752,090               710,840
    118          1,149,604          207,033            942,570               833,990
    119          1,591,377          397,090           1,194,287             1,004,303
    120          3,063,511         1,980,403          1,083,108              960,567
    121          1,365,886          628,635            737,251               670,186
    122           978,933           273,894            705,039               669,733
    123          1,376,321          651,532            724,789               674,039
    124          3,990,603         2,946,548          1,044,055              884,431
    125          1,566,733          747,414            819,319               750,199
    126          1,026,212          236,857            789,355               736,254
    127          1,260,756          570,223            690,533               682,163
    128           850,500            25,515            824,985               732,257
    129           876,056            17,521            858,534               858,534
    130           988,645           256,650            731,995               676,674
    131          1,092,632          439,504            653,128               615,028
    132          1,222,942          574,688            648,254               611,754
    133           976,516           292,564            683,952               646,293
    134           892,400            26,220            866,180               856,218
    135          2,043,784         1,352,330           691,454               615,954
    136           749,181           142,785            606,396               589,047
    137          1,610,945          811,560            799,385               759,385
    138          2,590,960         1,881,130           709,830               676,580
    139           973,395           373,309            600,086               561,086
    140           967,141           274,490            692,651               620,103
    141          1,167,261          590,250            577,011               553,451
    142           738,317           151,106            587,211               574,476
    143          1,049,295          444,448            604,847               555,458
    144          1,562,419          850,125            712,294               660,294
    145           725,865           172,237            553,628               535,128
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146           967,406           333,930            633,475               578,157
    147           596,341            17,890            578,450               577,157
    148           632,813            18,984            613,828               547,822
    149          1,272,211          517,951            754,260               716,415
    150           762,607           244,519            518,088               484,836
    151           509,000            5,090             503,910               502,428
    152           508,700            5,087             503,613               502,164
    153           792,374           201,433            590,941               548,987
    154           890,472           307,149            583,323               501,773
   154.01         260,728            10,429            250,298               213,811
   154.02         541,537           293,191            248,346               218,041
   154.03         88,208             3,528              84,679                69,921
    155           910,736           406,180            504,556               482,956
    156          1,034,000          434,520            599,480               565,111
    157           484,800            4,848             479,952               478,503
    158           936,945           427,908            509,037               466,863
    159           872,049           380,505            491,544               464,544
    160           749,861           260,546            489,314               463,314
    161           869,269           383,009            486,260               459,745
    162          1,261,252          562,569            698,683               664,683
    163          1,083,501          268,126            815,375               688,380
    164          1,778,469         1,085,593           692,876               621,737
    165           765,818           196,097            569,721               506,357
    166           956,881           243,028            713,853               661,779
    167           539,950            16,199            523,752               522,395
    168           695,702           234,475            461,228               441,595
    169           889,878           425,988            463,890               441,840
    170           547,798            62,786            485,012               467,936
    171           714,773           270,364            444,409               438,053
    172           796,762           346,075            450,688               435,288
    173           933,293           323,034            610,259               595,009
    174          1,801,701         1,103,751           697,950               481,406
    175           769,219            12,092            757,127               717,227
    176           926,711           418,277            508,434               465,434
    177           887,843           296,352            591,491               537,503
    178           724,208           240,968            483,240               462,940
    179           671,346           128,583            542,764               498,580
    180           649,449           176,634            472,816               443,791
    181          1,230,640          748,646            481,994               431,994
    182           507,561            89,038            418,523               416,577
    183           757,053           254,091            502,962               491,212
    184          1,872,219         1,381,171           491,048               475,298
    185           848,565           315,377            533,188               498,865
    186           657,257           206,444            450,813               433,798
   186.01
   186.02
    187           878,131           282,919            595,211               585,060
    188           932,418           300,532            631,886               567,308
    189           638,971           161,092            477,879               443,868
    190           406,000            4,060             401,940               400,491
    191           494,670            88,637            406,033               379,188
    192          2,085,655         1,431,160           654,495               571,069
    193           825,967           249,918            576,049               537,618
    194           424,000            4,240             419,760               418,305
    195           819,982           402,248            417,734               388,484
    196           877,548           431,615            445,933               407,683
    197           375,060            5,626             369,434               367,985
    198           648,655           248,986            399,669               363,765
    199           496,421            97,829            398,592               376,149
    200           365,000            3,650             361,350               359,838
    201           755,671           144,110            611,561               603,897
    202           361,000            3,610             357,390               355,878
    203           571,928           239,964            331,964               327,114
    204           349,928            3,499             346,428               344,973
    205           350,000            3,500             346,500               344,988
    206           398,847            3,988             394,859               393,377
    207           435,357           146,579            288,778               265,323
    208          1,690,001         1,041,972           648,030               580,430
    209           370,000            11,242            358,758               358,758
    210           732,130           242,630            489,500               452,451
    211           501,861           144,716            357,145               350,390
    212           336,600            10,098            326,502               324,279
    213           400,829            12,025            388,804               345,288
    214           723,254           238,491            484,763               397,143
    215           321,750            9,653             312,098               309,924
    216           316,000            3,160             312,840               311,385
    217           542,749           157,637            385,112               374,362
    218           378,000            11,340            366,660               341,465
    219           305,240            3,052             302,188               300,732
    220           676,025           275,678            400,347               311,177
    221           524,833           176,995            347,838               335,838
    222           544,212           138,203            406,009               387,317
    223           418,817           103,973            314,844               307,594
    224           665,520           352,095            313,426               301,388
    225           285,000            8,550             276,450               276,450
    226           498,181           147,508            350,674               323,646
    227           356,650            63,567            293,084               291,702
    228          1,488,195         1,009,932           478,263               420,174
    229           497,052           173,474            323,578               305,540
    230           358,801            72,557            286,244               284,943
    231           560,917           261,667            299,250               273,330
    232           323,942            16,859            307,083               305,709
    233           277,727            2,777             274,950               273,468
    234           525,236           197,837            327,399               319,881
    235          1,811,377         1,112,724           698,653               626,198
    236          1,761,748          999,277            762,471               692,001
    237           603,115           271,016            332,099               321,862
    238           386,459            98,039            288,420               272,397
    239           271,100            8,133             262,967               254,619
   239.01         138,365            4,151             134,214               130,351
   239.02         132,734            3,982             128,752               124,267
    240           465,351           178,219            287,132               268,284
    241           473,076           203,895            269,181               253,428
    242           493,066           264,614            228,452               218,514
    243           282,000            2,820             279,180               277,698
    244          2,987,000         2,469,987           517,013               397,533
    245           288,658            8,660             279,999               276,332
    246           287,855            5,909             281,946               273,280
    247           351,790            98,700            253,089               230,515
    248          1,461,618         1,029,634           431,984               374,444
    249           634,769           344,584            290,185               255,490
    250           270,411            9,612             260,799               258,869
    251           263,571            7,907             255,664               244,349
    252           413,950           102,621            311,329               257,751
    253           359,781           104,244            255,537               242,236
    254           348,165           144,443            203,722               193,527
    255           236,763            7,103             229,660               228,024
    256           255,000            2,550             252,450               250,968
    257           305,820            74,877            230,942               213,992
    258           232,844            6,985             225,859               224,223
    259           341,183           125,425            215,758               207,930
    260           447,191           216,044            231,147               226,792
    261           225,427            19,463            205,964               205,335
    262           324,449           106,757            217,692               210,635
    263           356,057           126,561            229,495               223,142
    264           639,429           364,213            275,216               247,523
    265           298,454            71,541            226,913               214,823
    266           457,533           232,269            225,265               218,721
    267           336,400           114,169            222,231               219,561
    268           334,126           104,198            229,928               208,964
    269           408,909           126,289            282,620               257,024
   269.01         250,895            74,969            175,926               159,993
   269.02         158,014            51,320            106,694                97,031
    270           194,500            1,945             192,555               191,099
    271           215,600            6,468             209,132               207,046
    272           289,162           101,828            187,333               182,833
    273           242,091            40,630            201,461               193,938
    274          1,088,799          754,962            333,836               290,284
    275           232,713            45,529            187,184               177,021
    276           330,460           147,402            183,058               178,908
    277           294,077            72,246            221,831               204,558
    278           360,679           125,928            234,750               210,439
    279          2,419,000         2,002,967           416,033               319,233
    280           298,353           108,953            189,400               170,844
    281           231,776            37,548            194,228               190,823
    282           200,598            2,006             198,592               197,501
    283           209,532            40,190            169,343               162,732
    284           409,329           220,904            188,425               181,549
    285           405,626           183,547            222,079               199,879
    286           216,740            4,448             212,291               202,226
    287           248,666            82,416            166,250               158,216
    288           256,074            78,485            177,590               162,112
    289           287,678           121,284            166,393               154,393
    290           245,718            65,648            180,070               171,345
    291           310,947           109,973            200,974               184,543
    292           224,953            76,247            148,706               143,456
    293           173,100            37,811            135,289               131,341
    294           205,872            55,803            150,069               142,037
    295           254,633            81,905            172,728               159,106
    296           232,445            51,859            180,586               170,287
    297           281,043           133,782            147,261               133,261
    298           123,191            6,160             117,032               110,405
    299           157,950            4,739             153,212               142,327
    300           151,651            44,639            107,012                98,667
    301           136,183            47,945             88,238                84,738
    302           150,175            54,843             95,332                91,582
    303           109,474            19,595             89,879                87,709
    304           98,637             36,452             62,185                60,185
    305           88,868             19,554             69,314                51,463

                                                                                                                     LARGEST
  MORTGAGE                                                                                               LARGEST     TENANT
    LOAN                                                                                                 TENANT       % OF
   NUMBER    LARGEST TENANT NAME                                                                         SQ. FT.       NRA
---------------------------------------------------------------------------------------------------------------------------------

     1       Various                                                                                     Various     Various
    1.01     Pottery Barn Outlet                                                                         63,332       9.88%
    1.02     Vanity Fair                                                                                 26,842       5.04%
    1.03     Vanity Fair                                                                                 23,272       4.88%
    1.04     Pottery Barn                                                                                27,890       6.80%
    1.05     Nike                                                                                        17,500       6.47%
    1.06     Casual Corner Annex                                                                         11,036       3.95%
    1.07     VF Outlet                                                                                   22,161       7.32%
    1.08     Liz Claiborne                                                                               12,000       8.22%
    1.09     Liz Claiborne                                                                               12,048       5.31%
    1.10     Bealls                                                                                      15,401       7.41%
     2       Newsweek                                                                                    203,000     32.84%
     3       The Gap                                                                                     244,278     36.49%
     4       Mayer, Brown, Rowe & Maw LLP                                                                392,534     26.66%
     5       The Integer Group                                                                           102,391     14.31%
     6       Dick's Sporting Goods                                                                       66,000      13.23%
     7
     8       ADP (ProBusiness Svc.)                                                                      205,832     69.41%
     9
     10
     11      Various                                                                                     Various     Various
   11.01     Mikasa                                                                                      10,949       6.29%
   11.02     VF Outlet                                                                                   27,402      10.13%
   11.03     Levis/Dockers                                                                               11,902       5.20%
     12      Toys 'R' Us                                                                                 42,815      16.96%
     13      Hanson Aggregates                                                                           56,405      14.97%
     14
   14.01
   14.02
     15      Best Buy                                                                                    46,349      16.64%
     16      Sears                                                                                       70,060      15.78%
     17      Kaiser Health Fund                                                                          76,520      26.68%
     18
     19
     20      Fenwick & West LLP                                                                          47,194      28.53%
     21
     22      Apollo Group                                                                                236,734     86.80%
     23
     24      GE Panametrics                                                                              239,903     100.00%
     25      Various                                                                                     Various     Various
   25.01     United States of America (Social Security)                                                  50,816      100.00%
   25.02     United States of America (Military Entrance Processing Station)                             23,495      100.00%
   25.03     United States of America (Social Security)                                                  15,960      100.00%
   25.04     United States of America (Social Security)                                                  21,250      100.00%
   25.05     United States of America (Social Security)                                                  16,544      100.00%
   25.06     United States of America (Social Security)                                                  12,545      100.00%
   25.07     United States of America (Social Security)                                                  12,544      91.06%
   25.08     United States of America (Social Security)                                                  10,800      100.00%
   25.09     United States of America (Social Security)                                                  12,215      100.00%
   25.10     United States of America (Social Security)                                                  10,205      100.00%
   25.11     United States of America (Social Security)                                                  11,123      100.00%
   25.12     United States of America (Social Security)                                                   8,668      100.00%
   25.13     United States of America (Social Security)                                                   7,587      100.00%
   25.14     United States of America (Social Security)                                                   7,100      100.00%
   25.15     United States of America (Social Security)                                                   6,928      100.00%
   25.16     United States of America (Social Security)                                                   6,992      100.00%
     26
     27      Allstate                                                                                    47,032      24.52%
     28      Sanborn Theaters                                                                            53,398      31.41%
     29
     30
     31      Sanborn Theaters                                                                            27,500      34.07%
     32      Best, Best & Krieger                                                                        70,281      56.22%
     33      Pennington Haben                                                                            25,200      14.68%
     34      Housing Works                                                                               15,961       7.38%
     35
     36      Dress Barn/Dress Barn Woman                                                                  8,937       7.29%
     37      Quest Diagnostics                                                                           77,283      41.12%
     38      Kobrand Corporation                                                                         11,350      14.55%
     39      Glen K. Lau M.D.                                                                            10,114       9.99%
     40      ABT Family Fitness                                                                          37,450      30.44%
     41      Safeway                                                                                     53,295      32.03%
     42
     43
     44
     45
     46      State of Washington (DSHS - Columbia River CSO)                                             34,788      20.18%
     47
     48      Kerasotes Theatre                                                                           35,517      22.06%
     49      Office Depot                                                                                13,619      12.66%
     50
     51
     52      American Multi-Cinema, Inc.                                                                 109,260     100.00%
     53      Rave Theater                                                                                75,000      98.46%
     54
     55
     56
     57      John Carollo Engineers                                                                      36,072      34.48%
     58
     59      Ralph's                                                                                     47,000      94.00%
     60      Various                                                                                     Various     Various
   60.01     Department of Childrens & Families                                                          23,261      22.27%
   60.02     Department of Revenue                                                                       19,921      20.24%
   60.03     Department of Childrens & Families                                                          26,487      57.88%
     61
     62      Arizona Department of Economic Security                                                     36,902      17.64%
     63
     64
     65      Publix                                                                                      54,340      46.25%
     66      Safeway Inc.                                                                                42,872      48.79%
     67      Times Square Entertainment                                                                  46,801      50.15%
     68      Mayo Foundation                                                                             71,111      77.32%
     69
     70      Circuit City                                                                                31,249      27.93%
     71
     72
     73
     74      Kohl's                                                                                      88,408      54.06%
     75
     76      Mobility Products                                                                           54,896      19.41%
     77
     78      Giant Eagle                                                                                 116,129     100.00%
     79      McAlan's Pub                                                                                 4,500       9.86%
     80      Fujitsu Transaction Solutions, Inc.                                                         37,886      59.79%
     81      Lowe's Foods                                                                                49,543      51.64%
     82
     83
     84
     85      Kohl's                                                                                      88,248      100.00%
     86
     87      US Drug Enforcement Administration / Bureau of Alcohol, Tobacco, Firearms and Explosives    35,616      100.00%
     88
     89      Sportmart                                                                                   33,156      23.56%
     90       Publix Super Markets, Inc.                                                                 44,271      61.32%
     91
     92      Hollywood Video                                                                              5,359      11.12%
     93      Kmart                                                                                       86,479      47.97%
     94      Home Accents                                                                                60,000      40.34%
     95      Lee Enterprises                                                                             33,657      37.91%
     96      Philadelphia Authority for Industrial Development                                           86,640      55.27%
     97      VISTAR                                                                                      48,677      27.01%
     98
     99      VA/USA                                                                                       7,598      10.65%
    100
    101
    102
    103
    104
    105      Hobby Lobby                                                                                 50,000      31.92%
    106
    107
    108      Ross Stores                                                                                 30,187      28.34%
    109
    110
    111
    112
    113      Family Fare Inc.                                                                            50,528      36.99%
    114
    115      CompUSA                                                                                     26,024      43.44%
    116
    117
    118      ECIM                                                                                        42,000      23.54%
    119      Olympic Imprted Parts Corp.                                                                 19,200       8.48%
    120
    121
    122      Staples                                                                                     20,388      36.60%
    123
    124
    125
    126      Food Lion/Bailey's                                                                          29,000      39.24%
    127
    128      WOW Logistics                                                                               472,500     100.00%
    129      Wild Oats                                                                                   48,835      100.00%
    130      First Horizon Home Loans                                                                     8,677      35.81%
    131
    132
    133      Sandman Inc (Better Sleep Store)                                                             6,510      12.68%
    134      Stop & Shop Supermarket                                                                     66,415      100.00%
    135
    136      Kroger                                                                                      61,209      87.16%
    137
    138
    139
    140      Hobby Lobby                                                                                 58,500      53.72%
    141
    142      Publix                                                                                      38,997      71.49%
    143
    144
    145
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146      Hastings                                                                                    29,200      28.57%
    147      CVS                                                                                         12,933      100.00%
    148      WOW Logistics                                                                               281,250     100.00%
    149      Jacks La Jolla Restaurant                                                                   15,065      41.10%
    150      Goodyear Chatfield Tire & Auto                                                               5,084      10.68%
    151      Walgreens                                                                                   14,820      100.00%
    152      Walgreens                                                                                   14,490      100.00%
    153      Brazilian Church                                                                             8,557      13.78%
    154      Various                                                                                     Various     Various
   154.01    Ultrapure Group Limited                                                                     14,400      40.91%
   154.02    Sarasota Herald Tribune                                                                     10,000      27.78%
   154.03    Atlantic Teleconnect                                                                        15,000      100.00%
    155
    156      GMH Communities LP                                                                          29,246      66.47%
    157      Walgreens                                                                                   14,490      100.00%
    158
    159
    160
    161
    162
    163      UCP of Central Maryland, Inc.                                                               13,960       8.37%
    164
    165      New Town Builders                                                                           18,541      42.53%
    166      Jewel/Osco                                                                                  54,550      58.01%
    167      Walgreens                                                                                   13,570      100.00%
    168      Social Security Administration                                                              23,311      100.00%
    169
    170      Copelands Sports                                                                            24,694      100.00%
    171
    172
    173
    174      Nelnet                                                                                      109,211     54.44%
    175      Best Buy Stores                                                                             48,168      100.00%
    176
    177      Marshalls                                                                                   35,000      33.54%
    178
    179      Virginia School of Nursing                                                                   3,960      12.32%
    180      Montessori School                                                                            6,679      15.18%
    181
    182      CVS                                                                                         12,975      100.00%
    183
    184
    185      Glick's Kosher Supermarket                                                                   5,500      11.80%
    186      Various                                                                                     Various     Various
   186.01    Cabinet Factory Outlet                                                                       3,000      15.83%
   186.02    Blockbuster                                                                                  3,900      60.00%
    187      Travelers Indemnity Co.                                                                     50,760      100.00%
    188      Food Lion                                                                                   36,076      46.84%
    189      PRSM Sports & Fitness                                                                       14,776      25.12%
    190      Walgreens                                                                                   14,490      100.00%
    191      Cato                                                                                         4,720      14.04%
    192
    193      Shop 'n Save                                                                                50,352      77.30%
    194      Walgreens                                                                                   14,550      100.00%
    195
    196
    197      Walgreens                                                                                   14,490      100.00%
    198
    199      Boppa Enterprises, Inc.                                                                      1,983      10.47%
    200      Walgreens                                                                                   15,120      100.00%
    201      Best Buy                                                                                    31,004      60.68%
    202      Walgreens                                                                                   15,120      100.00%
    203
    204      Walgreens                                                                                   14,550      100.00%
    205      Walgreens                                                                                   15,120      100.00%
    206      Walgreens                                                                                   14,820      100.00%
    207      BAB of 32nd (Moe's)                                                                          2,758      11.32%
    208
    209      Cracker Barrel (Pad Lease)                                                                  10,000      53.11%
    210      Nephrology, Inc.                                                                            28,205      100.00%
    211
    212      Walgreens                                                                                   14,820      100.00%
    213      WOW Logistics                                                                               148,455     100.00%
    214      BI-LO                                                                                       41,600      39.04%
    215      Walgreens                                                                                   14,820      100.00%
    216      Walgreens                                                                                   14,550      100.00%
    217
    218      Silicon Graphics                                                                            125,000     100.00%
    219      Walgreens                                                                                   14,560      100.00%
    220      Winn Dixie                                                                                  32,559      38.72%
    221
    222      Texas Bright Ideas                                                                           3,707      16.54%
    223
    224
    225      CVS (Pad Lease)                                                                             13,180      100.00%
    226      Gotta Dancel Gotta Sing!                                                                     6,500      19.15%
    227      CVS                                                                                         13,813      100.00%
    228
    229      Pizza Shoppe                                                                                 3,835      16.71%
    230      CVS Corporation                                                                             13,013      100.00%
    231
    232      CVS                                                                                         13,738      100.00%
    233      Walgreens                                                                                   14,820      100.00%
    234
    235
    236
    237
    238      MZD Fashions                                                                                 3,380      17.93%
    239      Perkins Restaurant                                                                          Various     Various
   239.01    Perkins Restaurant                                                                           5,242      100.00%
   239.02    Perkins Restaurant                                                                           6,784      100.00%
    240      McAlister's Deli                                                                             4,287      21.16%
    241      Falcon International Corp                                                                    1,250       4.58%
    242
    243      Walgreens                                                                                   14,820      100.00%
    244
    245      CVS                                                                                         10,908      100.00%
    246      Walgreens                                                                                   15,120      100.00%
    247      Teays Valley Health Services, Inc                                                           13,137      61.87%
    248
    249
    250      CVS                                                                                         11,350      100.00%
    251      Mutual of Omaha                                                                             20,930      100.00%
    252      Aaron Rents                                                                                 26,386      28.48%
    253      Northshore Restaurant                                                                        5,000      25.58%
    254
    255      CVS                                                                                         10,908      100.00%
    256      Walgreens                                                                                   14,820      100.00%
    257      Big Lots                                                                                    30,000      100.00%
    258      CVS                                                                                         10,908      100.00%
    259
    260
    261      Victoria's Secret                                                                            4,990      100.00%
    262      Movie Trading Co.                                                                            4,166      40.03%
    263
    264      South Alabama Regional Planning Comm.                                                       28,289      52.96%
    265      Dave Mansius J&L Hobbies, Inc                                                                2,766      20.49%
    266
    267      United States of America (Social Security)                                                  13,500      100.00%
    268      Dollar Tree                                                                                 10,896      27.59%
    269      Nephrology, Inc.                                                                            Various     Various
   269.01    Nephrology, Inc.                                                                            10,085      100.00%
   269.02    Nephrology, Inc.                                                                             5,900      100.00%
    270      Walgreens                                                                                   14,560      100.00%
    271      Walgreens                                                                                   13,905      100.00%
    272
    273      Jack In The Box (Pad Lease)                                                                  2,100      22.78%
    274
    275      Simply Fashion                                                                               2,700      19.93%
    276
    277      HuHot Mongolian Grill                                                                        6,215      31.03%
    278      Whitehorse Family Medicine                                                                   3,539      23.11%
    279
    280      Highline Medical Enterprises                                                                12,199      76.36%
    281      Tractor Supply                                                                              22,700      100.00%
    282      CVS                                                                                         10,908      100.00%
    283      Starbucks Coffee Company, Inc.                                                               1,705      23.58%
    284
    285
    286      Tractor Supply                                                                              21,688      100.00%
    287      Check Cashing                                                                                2,145      26.71%
    288      Fashion Bug                                                                                  7,000      43.00%
    289
    290      Avalar Realty of Central Florida, LLC                                                        3,750      37.50%
    291      Nephrology, Inc.                                                                            11,624      100.00%
    292
    293      Starbucks                                                                                    1,828      37.44%
    294      Blockbuster                                                                                  5,200      51.58%
    295      Giovanni & Sons Design, Inc.                                                                11,920      30.90%
    296      El Palacio Restaurant & Bar                                                                  6,000      45.80%
    297
    298      Hancock Fabrics, Inc.                                                                       18,819      100.00%
    299      Wow Logistics                                                                               54,080      100.00%
    300      Elegant Touch Florist                                                                        1,600      20.17%
    301
    302
    303      Southern & Central Wireless, LLC dba Verizon Wireless                                        3,500      100.00%
    304
    305      Packagepros, Inc.                                                                           26,243      100.00%

                                                                                                            2ND
                                                                                                   2ND    LARGEST
  MORTGAGE                                                                                       LARGEST  TENANT    2ND LARGEST
    LOAN        LARGEST TENANT                                                                    TENANT   % OF     TENANT EXP.
   NUMBER          EXP. DATE       2ND LARGEST TENANT NAME                                       SQ. FT.    NRA        DATE
----------------------------------------------------------------------------------------------------------------------------------

     1              Various        Various                                                       Various  Various     Various
    1.01           01/31/18        Neiman Marcus Last Call                                        28,048   4.38%     01/31/21
    1.02           11/30/09        Old Navy                                                       20,188   3.79%     10/31/10
    1.03           12/31/08        Off 5th Saks                                                   19,804   4.16%     12/31/11
    1.04           01/31/11        Nike                                                           13,840   3.38%     06/30/07
    1.05           05/31/07        Bass Company Store                                             9,200    3.40%     12/31/09
    1.06           08/31/06        Liz Claiborne                                                  10,955   3.92%     03/31/15
    1.07           03/31/10        Burke's                                                        13,848   4.57%     09/30/07
    1.08           12/31/09        Mikasa                                                         8,120    5.56%     09/30/07
    1.09           03/31/09        Gap                                                            9,050    3.99%     04/30/06
    1.10           11/30/07        Nike                                                           9,012    4.34%     06/30/10
     2             04/30/09        Comedy Partners                                               111,000  17.96%     06/30/08
     3          Multiple Spaces    Bed Bath & Beyond                                              98,980  14.78%     01/31/10
     4             06/30/20        Hyatt Corporation                                             292,227  19.85%  Multiple Spaces
     5             01/31/16        Dick's Sporting Goods (Galyan's)                               80,000  11.18%     01/31/20
     6             01/31/20        Circuit City                                                   34,548   6.92%     01/31/20
     7
     8             04/01/15        Robert Half International                                      56,505  19.05%     06/01/10
     9
     10
     11             Various        Various                                                       Various  Various     Various
   11.01           08/31/08        Liz Claiborne                                                  10,000   5.75%     12/31/07
   11.02           04/30/10        Old Navy                                                       14,400   5.32%     12/31/10
   11.03              MTM          Gap Outlet                                                     9,234    4.03%     03/31/11
     12            01/01/18        Marshalls                                                      37,966  15.04%     07/25/09
     13            11/30/07        Heritage Capital Corp                                          50,604  13.43%     06/30/15
     14
   14.01
   14.02
     15            01/31/22        Irene Schrefsler/Corporate Finance Store                       42,000  15.08%     01/31/12
     16            03/31/13        Belk                                                           65,282  14.70%     03/03/07
     17         Multiple Spaces    Wachovia                                                       67,487  23.53%     04/30/07
     18
     19
     20            08/31/17        Thoits Insurance Services, Inc                                 16,250   9.83%     10/14/09
     21
     22            12/31/11        Matson Navigation                                              34,197  12.54%     12/31/10
     23
     24            08/31/16
     25             Various
   25.01           07/14/13
   25.02           05/31/12
   25.03           03/25/13
   25.04           05/31/13
   25.05           04/30/14
   25.06           04/14/15
   25.07           08/14/14
   25.08           02/14/12
   25.09           01/06/13
   25.10           02/28/13
   25.11           01/16/13
   25.12           11/18/14
   25.13           06/30/12
   25.14           02/07/12
   25.15           01/22/12
   25.16           08/31/11
     26
     27            10/31/13        First Empire Securities                                        29,063  15.15%     03/31/15
     28            06/30/12        Albertson's                                                    50,245  29.56%     09/10/22
     29
     30
     31            03/31/09        Barnes & Noble                                                 17,474  21.65%     06/30/10
     32            12/31/16        Wells Fargo Bank                                               12,238   9.79%     07/31/07
     33            12/31/13        Carlton Fields Ward                                            14,588   8.50%     04/30/08
     34         Multiple Spaces    NY Friends for Life                                            11,470   5.30%     10/31/11
     35
     36            12/31/06        Rezults Fitness                                                8,303    6.77%     06/15/09
     37            04/30/11        USA (Department of Immigration)                                35,358  18.81%        MTM
     38            05/31/12        MIS                                                            10,000  12.82%     04/30/12
     39            05/31/07        Health South                                                   4,231    4.18%     05/31/07
     40            09/30/15        Health D'Lites dba Tunies                                      15,000  12.19%     07/31/15
     41            12/14/15        Terri's Consign & Design                                       25,000  15.03%     10/31/14
     42
     43
     44
     45
     46         Multiple Spaces    State of Washington (DSHS - Division of Child Support)         33,983  19.71%     07/31/11
     47
     48            08/31/15        Best Buy                                                       30,000  18.64%     01/31/13
     49            12/31/13        Ming Court                                                     6,442    5.99%     12/31/12
     50
     51
     52            03/31/18
     53            01/31/21        Cold Stone Creamery                                            1,172    1.54%     01/31/16
     54
     55
     56
     57            01/14/12        Affiliated Engineers                                           18,077  17.28%     10/31/12
     58
     59            08/31/19        Kid's Pointe DayCare                                           3,000    6.00%     08/20/10
     60             Various        Various                                                       Various  Various     Various
   60.01           06/30/10        Moran Foods Inc. / Save-A-Lot                                  15,384  14.73%     04/30/08
   60.02           04/30/10        Department of Childrens & Families                             17,745  18.03%     06/30/06
   60.03           04/14/07        Department of Corrections                                      16,826  36.77%  Multiple Spaces
     61
     62            02/28/07        Arizona College of Allied Health                               32,953  15.75%     05/24/10
     63
     64
     65            12/31/25        Stein Mart                                                     36,000  30.64%     08/31/15
     66            11/30/16        Blockbuster Video                                              6,000    6.83%     12/31/08
     67            04/30/15        Toni Angelo Fishermans Wharf                                   4,500    4.82%     02/28/10
     68            12/31/18        US Bank- Rochester                                             14,675  15.96%     01/31/09
     69
     70            03/31/18        Office Max                                                     27,159  24.28%     05/31/15
     71
     72
     73
     74            01/31/26        Marquee Cinema                                                 53,350  32.62%     06/29/24
     75
     76         Multiple Spaces    Publix Store                                                   37,866  13.39%     03/30/21
     77
     78            03/31/21
     79            09/30/10        Haven Beauty Supply                                            2,500    5.48%     12/31/07
     80            12/31/10        Lightpointe                                                    25,447  40.16%     11/30/10
     81            02/02/19        CVS                                                            10,125  10.55%     01/23/19
     82
     83
     84
     85            01/31/25
     86
     87            12/31/20
     88
     89            01/31/17        Bed, Bath & Beyond                                             30,338  21.56%     01/31/11
     90            12/04/22        Foxboro Sports Tavern                                          4,800    6.65%     09/30/13
     91
     92            09/13/15        Jack In The Box                                                4,500    9.34%     12/01/25
     93            08/31/14        Basha's Bargain Basket                                         53,597  29.73%     12/31/08
     94            08/31/09        Publix Super Market                                            44,271  29.76%     03/17/24
     95            04/30/19        RSM McGladrey                                                  30,866  34.77%     04/30/14
     96            06/30/13        Commonwealth of Pennsylvania                                   37,398  23.86%     06/30/09
     97            06/30/11        ViaWest                                                        23,596  13.09%     08/31/09
     98
     99            09/30/06        Hackensack Digestive (Feit, Felig, Tanchel HUMC Cancer Staff)  6,520    9.14%     11/30/11
    100
    101
    102
    103
    104
    105            08/31/12        Stein Mart                                                     36,000  22.98%     08/09/07
    106
    107
    108            01/31/15        TJ Maxx                                                        28,000  26.29%     10/31/13
    109
    110
    111
    112
    113            03/31/10        JoAnn Stores, Inc.                                             15,000  10.98%     01/31/10
    114
    115            07/31/19        Pier 1 Imports                                                 10,847  18.11%     08/31/14
    116
    117
    118            03/31/18        Big Lots                                                       26,485  14.85%     01/31/08
    119            03/31/08        Baltimore Co. Public Library                                   15,800   6.97%     08/31/07
    120
    121
    122            08/18/15        Petco                                                          15,250  27.37%     09/30/15
    123
    124
    125
    126            12/30/15        BW3 Restaurant                                                 7,150    9.68%     12/31/08
    127
    128            08/31/20
    129            09/30/24
    130            10/31/08        True Circuits, Inc.                                            4,790   19.77%     12/31/10
    131
    132
    133            07/31/12        Highlander Realty (ReMax Highlander)                           5,400   10.52%     05/31/09
    134            05/31/25
    135
    136            05/31/17        Salon West                                                     3,690    5.25%     12/31/09
    137
    138
    139
    140            01/31/13        Big Lots                                                       28,030  25.74%     01/31/09
    141
    142            08/31/25        The Money Store                                                1,400    2.57%     10/31/10
    143
    144
    145
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146            11/16/07        Harbor Freight                                                 17,600  17.22%     12/31/12
    147            03/31/25
    148            08/31/20
    149            12/31/09        Galaxy Enterprises                                             4,481   12.22%     07/31/08
    150            03/31/11        Forte Academy of Music                                         4,700    9.87%     05/31/07
    151            12/31/30
    152            11/30/21
    153            06/30/07        Peter Pukish Karate                                            6,747   10.87%     06/30/07
    154             Various        Various                                                       Various  Various     Various
   154.01          07/30/08        World Electric Supply                                          8,000   22.73%     09/30/07
   154.02          03/14/10        EarthBalance                                                   7,000   19.44%  Multiple Spaces
   154.03          01/31/10
    155
    156            11/01/16        GMH Capital Partners                                           7,682   17.46%     11/01/09
    157            11/30/21
    158
    159
    160
    161
    162
    163            06/30/07        Lifestar Response Corp                                         12,497   7.49%     04/30/11
    164
    165         Multiple Spaces    Gallun Snow                                                    4,233    9.71%     03/31/07
    166            11/01/12        Family Dollar                                                  6,400    6.81%     06/01/14
    167            04/30/30
    168            12/31/20
    169
    170            01/31/13
    171
    172
    173
    174         Multiple Spaces    Harding Shultz & Downs                                         15,764   7.86%     07/31/09
    175            05/21/16
    176
    177            10/20/27        Marty's Store for Men                                          15,400  14.76%     04/01/10
    178
    179            11/30/10        Delia Pizza                                                    3,516   10.94%     02/28/08
    180            08/31/09        Carquest Auto Parts                                            5,075   11.53%     12/31/08
    181
    182            12/03/23
    183
    184
    185            02/28/16        Sinai Memorial Chapels                                         4,500    9.65%     05/31/08
    186             Various        Various                                                       Various  Various     Various
   186.01          10/31/10        Trust One Bank                                                 2,500   13.19%     01/31/14
   186.02          05/31/10        Starbucks                                                      1,300   20.00%     05/31/10
    187            07/31/12
    188            09/19/16        Rite Aid                                                       10,308  13.38%     10/07/08
    189            10/31/15        City of Huntsville Police Precinct                             12,250  20.82%     12/31/09
    190            10/31/28
    191            01/31/09        Dollar Tree                                                    4,500   13.38%     03/31/09
    192
    193            03/31/12        Fashion Guys                                                   1,700    2.61%     09/30/07
    194            12/31/30
    195
    196
    197            12/31/30
    198
    199            11/30/15        Electronics Boutique of America                                1,550    8.18%     01/31/15
    200            01/31/21
    201            01/31/16        Petsmart                                                       20,087  39.32%     01/31/16
    202            01/31/21
    203
    204            12/31/30
    205            03/31/21
    206            09/30/30
    207            09/30/15        The Source                                                     2,591   10.63%     11/30/10
    208
    209            04/01/21        99 West, Inc. (Pad Lease)                                      5,680   30.17%     01/01/21
    210            09/30/20
    211
    212            09/30/80
    213            08/31/20
    214            02/28/11        Andrae's                                                       10,297   9.66%     12/31/06
    215            10/31/80
    216            12/31/30
    217
    218            04/30/08
    219            12/31/28
    220            04/30/09        US Postal Service                                              9,616   11.43%     08/31/12
    221
    222            12/31/10        Pedernales Electric Cooperative                                3,185   14.21%     08/31/07
    223
    224
    225            03/01/29
    226            01/31/09        M. William Meyer, D.D.S., P.C.                                 3,613   10.64%     07/31/06
    227            09/08/24
    228
    229            07/31/14        Puppy's Playpen                                                3,800   16.56%     10/31/09
    230            11/01/25
    231
    232            08/27/30
    233            07/31/30
    234
    235
    236
    237
    238            10/31/09        Polo Riko                                                      1,950   10.34%     07/31/10
    239            06/30/25
   239.01          06/30/25
   239.02          06/30/25
    240            05/31/10        Pete's Pizza                                                   3,314   16.35%     05/31/10
    241            06/30/06        Kapital Media, LLC                                             1,250    4.58%     10/31/06
    242
    243            10/31/30
    244
    245            12/01/18
    246            06/30/20
    247            04/30/10        Dr. Yasser Haffar, M.D.                                        2,887   13.60%     01/01/08
    248
    249
    250            12/19/19
    251            07/15/16
    252            02/28/10        Natchez Market                                                 25,600  27.63%     02/04/07
    253            09/30/10        Genevieve's Hair Salon                                         3,300   16.88%     11/30/10
    254
    255            01/26/19
    256            09/30/30
    257            01/31/16
    258            09/28/18
    259
    260
    261            01/31/16
    262            02/28/15        Pei Wei                                                        3,152   30.29%     01/31/15
    263
    264            11/01/09        Transit Management of Mobile                                   6,167   11.55%     10/01/08
    265            05/31/09        Taco Del Mar                                                   1,383   10.25%     10/31/08
    266
    267            09/14/20
    268            05/05/08        Aarons Sales & Lease                                           10,050  25.45%     12/31/09
    269            09/30/20
   269.01          09/30/20
   269.02          09/30/20
    270            03/31/29
    271            04/30/57
    272
    273            06/30/25        Subway                                                         1,352   14.67%     05/31/09
    274
    275            10/31/10        Game Stop                                                      2,400   17.71%     11/30/08
    276
    277            02/27/10        Party America                                                  6,022   30.07%     02/27/10
    278         Multiple Spaces    CVH - Pediatrics                                               3,136   20.48%     01/31/09
    279
    280            10/31/15        Highline Counseling                                            2,361   14.78%        MTM
    281            09/30/20
    282            09/14/19
    283            07/31/15        Robert and Becky Cowee                                         1,112   15.38%     09/30/12
    284
    285
    286            07/31/20
    287            03/31/10        Nextel                                                         1,800   22.42%     11/30/10
    288            02/28/10        Beef O'Brady's                                                 2,800   17.20%     09/30/10
    289
    290            12/31/10        Clinton Stahlman & Jason W. Erdmann                            2,500   25.00%     02/13/16
    291            09/30/20
    292
    293            09/30/14        Subway                                                         1,659   33.98%     11/14/14
    294            04/30/10        Pizza Oven                                                     1,856   18.41%     02/28/11
    295         Multiple Spaces    Decorating Whse.                                               8,790   22.78%     07/31/06
    296            07/30/10        Coin Laundry                                                   2,600   19.85%     07/30/10
    297
    298            11/30/20
    299            08/31/20
    300            03/30/08        Champions Tennis & Sports                                      1,538   19.39%     07/31/07
    301
    302
    303            10/31/15
    304
    305            01/01/07

                                                                                         3RD
                                                                               3RD     LARGEST
  MORTGAGE                                                                   LARGEST    TENANT      3RD LARGEST
    LOAN                                                                     TENANT      % OF       TENANT EXP.
   NUMBER    3RD LARGEST TENANT NAME                                         SQ. FT.     NRA            DATE          LOCKBOX
--------------------------------------------------------------------------------------------------------------------------------

     1       Various                                                         Various   Various        Various          Day 1
    1.01     Gap Outlet                                                      23,876     3.72%         03/31/09
    1.02     Nike                                                            13,475     2.53%         02/28/10
    1.03     Nike                                                            15,076     3.16%         11/30/08
    1.04     Brooks Brothers                                                 10,065     2.46%         12/31/08
    1.05     Polo Ralph Lauren                                                9,200     3.40%         10/31/08
    1.06     Reebok/Rockport                                                 10,469     3.75%         08/31/07
    1.07     Nike                                                            13,452     4.44%         11/30/07
    1.08     Bass                                                             7,504     5.14%           MTM
    1.09     Dress Barn                                                       8,951     3.95%         06/30/08
    1.10     Dress Barn                                                       9,008     4.33%         12/31/06
     2       CompUSA                                                         32,750     5.30%         06/14/11         Day 1
     3       News America / Yahoo-Hot Jobs                                   77,651     11.60%        10/01/11         Day 1
     4       Goldman Sachs                                                   134,049    9.10%         04/30/20         Day 1
     5       Century Theaters, Inc.                                          63,611     8.89%         05/20/19         Day 1
     6       DSW Shoe Warehouse                                              31,300     6.27%         01/31/15         Day 1
     7
     8       Individual Software                                             19,512     6.58%         12/01/08       Springing
     9                                                                                                                 Day 1
     10
     11      Various                                                         Various   Various        Various          Day 1
   11.01     Gap Outlet                                                       9,200     5.29%         08/31/06
   11.02     The Gap                                                         12,920     4.78%         07/14/11
   11.03     Reebok                                                           8,350     3.65%         05/31/07
     12      Bed Bath & Beyond                                               30,000     11.88%        01/31/18       Springing
     13      KPLX/KLIF Radio                                                 39,458     10.47%        06/30/11       Springing
     14
   14.01
   14.02
     15      Sports Chalet                                                   42,000     15.08%        01/31/12
     16      Steve & Barry's                                                 59,176     13.32%        01/31/11
     17      Earthlink (Sublease -Financial Freedom Senior Funding)          39,065     13.62%        07/30/08       Springing
     18
     19                                                                                                                Day 1
     20      Pittiglio Rabin Todd & McGrath                                  12,479     7.55%         01/31/14       Springing
     21                                                                                                              Springing
     22      Hohokam Towers Gym                                               1,106     0.41%           MTM          Springing
     23                                                                                                                Day 1
     24                                                                                                                Day 1
     25                                                                                                                Day 1
   25.01
   25.02
   25.03
   25.04
   25.05
   25.06
   25.07
   25.08
   25.09
   25.10
   25.11
   25.12
   25.13
   25.14
   25.15
   25.16
     26                                                                                                                Day 1
     27      Bank of Smithtown                                               25,045     13.06%        12/31/14
     28      Fashion Bug                                                      7,920     4.66%         10/31/06       Springing
     29
     30                                                                                                                Day 1
     31      Express LTD                                                      7,332     9.08%         01/31/06         Day 1
     32      Varner, Saleson & Dobler                                        12,076     9.66%         12/31/09       Springing
     33      Messer, Caparello & Self PA                                     14,434     8.41%         12/31/06
     34      Allessandro Lenardo                                             11,077     5.12%           MTM            Day 1
     35
     36      Tuesday Morning                                                  7,605     6.20%         05/31/08       Springing
     37      Altman Group, Inc.                                              19,879     10.58%        07/15/09         Day 1
     38      Proprietary Media                                                7,500     9.62%     Multiple Spaces
     39      Wiley Darby & Hargrave                                           4,013     3.96%         05/31/06         Day 1
     40      Jewish Community Center                                         11,000     8.94%         08/31/12
     41      Family Fitness Centers                                          18,500     11.12%        11/30/14
     42
     43
     44
     45                                                                                                                Day 1
     46      State of Washington (Clark College)                             26,095     15.13%        06/30/06
     47
     48      Petco Supplies & Fish                                           15,000     9.32%         03/31/16       Springing
     49      Aldino's                                                         6,066     5.64%         01/31/13
     50                                                                                                                Day 1
     51                                                                                                                Day 1
     52                                                                                                                Day 1
     53
     54                                                                                                                Day 1
     55
     56
     57      Cendant                                                          6,778     6.48%         12/31/08
     58                                                                                                              Springing
     59                                                                                                              Springing
     60      Various                                                         Various   Various        Various          Day 1
   60.01     Polk County Political Subdivison                                13,380     12.81%        06/30/10
   60.02     Partnership for Strong Families                                 11,728     11.92%        06/30/10
   60.03
     61
     62      National Leisure Group, Inc. (subleased to ER Solutions, Inc.)  25,806     12.34%        07/31/09
     63
     64
     65      Hibbets Sporting Goods                                           4,800     4.08%         01/31/11
     66      Taco Time                                                        3,184     3.62%         03/31/11
     67      Wells Fargo (1st Community Bank)                                 3,858     4.13%         02/28/10         Day 1
     68      Lair's Shoes                                                     2,402     2.61%         01/31/09         Day 1
     69
     70      Chuck E Cheese                                                   8,400     7.51%         06/30/07       Springing
     71
     72
     73                                                                                                                Day 1
     74      Pizzeria Uno Chicago Grill                                       6,220     3.80%         12/31/19
     75
     76      Artic Zone Ice Arena                                            35,546     12.57%        03/31/10
     77                                                                                                                Day 1
     78                                                                                                              Springing
     79      Benefical Calif.                                                 2,499     5.48%         08/31/08
     80                                                                                                                Day 1
     81      UNC Healthcare                                                   5,000     5.21%         12/31/06
     82
     83
     84                                                                                                                Day 1
     85                                                                                                              Springing
     86
     87                                                                                                                Day 1
     88
     89      Michaels Stores                                                 24,319     17.28%        02/28/11
     90      Nextel Retail Stores, LLC                                        2,519     3.49%         05/31/09
     91
     92      Century 21                                                       3,600     7.47%         10/20/10
     93      Walgreens (subleased to Beall's)                                14,928     8.28%         08/31/28         Day 1
     94      Office Depot, Inc.                                              16,408     11.03%        09/30/14
     95      Ryan Companies US                                                6,125     6.90%         07/31/10
     96      Philadelphia Workforce Development                              19,000     12.12%        08/25/08       Springing
     97      Centrix Financial                                               21,647     12.01%        06/30/06
     98
     99      Prospect Rehabilitation                                          4,720     6.62%         08/31/07         Day 1
    100
    101
    102
    103
    104
    105      Ross Stores                                                     30,187     19.27%        01/31/16         Day 1
    106
    107                                                                                                              Springing
    108      Borders                                                         20,000     18.78%        01/31/19
    109                                                                                                                Day 1
    110
    111                                                                                                                Day 1
    112
    113      Solden's Feed & Pet                                              8,550     6.26%         07/31/08       Springing
    114
    115      Piatto Restaurant                                                4,602     7.68%         01/01/15
    116                                                                                                                Day 1
    117
    118      Furniture Liquidators                                           25,500     14.29%        09/30/06
    119      Exide Technologies                                              14,032     6.19%         04/30/10
    120                                                                                                                Day 1
    121                                                                                                                Day 1
    122      Factory Card                                                    12,071     21.67%        02/28/16       Springing
    123
    124                                                                                                                Day 1
    125
    126      Blockbuster Video                                                6,600     8.93%         06/30/07       Springing
    127
    128
    129                                                                                                              Springing
    130      Century 21 - Fine Homes & Estates                                3,444     14.21%        12/31/10
    131                                                                                                                Day 1
    132
    133      Hurricane Realty (Apex Executive Offices)                        4,078     7.95%         05/31/09
    134                                                                                                              Springing
    135
    136      Mancino's Pizza                                                  3,225     4.59%         08/31/06
    137
    138
    139
    140      Fitness 19                                                       7,323     6.72%         09/30/15
    141
    142      China Wok                                                        1,400     2.57%         11/30/15
    143                                                                                                                Day 1
    144
    145
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06
    146      Godfather's Pizza                                                4,800     4.70%         05/21/06
    147
    148
    149      Lets Go                                                          3,948     10.77%        10/31/06         Day 1
    150      Asian Chefs                                                      4,116     8.65%         08/31/11
    151                                                                                                              Springing
    152                                                                                                              Springing
    153      Los Rancheros                                                    4,319     6.96%         05/31/06
    154      Various                                                         Various   Various        Various
   154.01    Total Air Solutions                                              4,800     13.64%        12/31/06
   154.02    ICI Paints                                                       4,000     11.11%        08/31/10
   154.03
    155
    156      GMH Military Housing LLC                                         7,072     16.07%        11/01/09
    157                                                                                                              Springing
    158                                                                                                                Day 1
    159
    160
    161
    162
    163      Morris Title Distr. of MD, Inc.                                 10,800     6.48%         12/31/07
    164
    165      Knowledge Factor                                                 3,674     8.43%         04/30/08
    166      Sylvan Learning Center                                           3,600     3.83%         05/01/10
    167                                                                                                              Springing
    168                                                                                                                Day 1
    169
    170                                                                                                                Day 1
    171
    172
    173
    174      Union Bank                                                      14,438     7.20%         06/30/08
    175                                                                                                                Day 1
    176
    177      Holliday's Fashions                                              8,105     7.77%         03/31/10         Day 1
    178
    179      Jerry's Paint                                                    2,473     7.69%         02/28/10
    180      Shiftmasters                                                     4,195     9.53%         08/31/08
    181
    182                                                                                                              Springing
    183
    184
    185      Odyssey Diner                                                    4,200     9.01%         11/30/08
    186      Various                                                         Various   Various        Various
   186.01    Johnny's Pizza                                                   2,100     11.08%        01/31/07
   186.02    Jersey Mike's                                                    1,300     20.00%        10/31/08
    187                                                                                                              Springing
    188      Fresh Pet                                                        5,080     6.60%         02/28/10
    189      Tuesday Morning, Inc.                                            9,642     16.39%        01/15/12
    190
    191      Mi Casa                                                          4,000     11.90%        07/31/08
    192                                                                                                                Day 1
    193      H&R Block Ferguson                                               1,555     2.39%         04/30/10
    194
    195
    196
    197
    198
    199      Cold Stone Creamery Leasing Co                                   1,483     7.83%         07/31/09
    200                                                                                                              Springing
    201
    202                                                                                                              Springing
    203
    204
    205                                                                                                              Springing
    206
    207      Little Caesars                                                   1,938     7.95%         01/31/11
    208
    209      Wendy's (Pad Lease)                                              3,149     16.72%        10/01/15       Springing
    210                                                                                                                Day 1
    211
    212                                                                                                              Springing
    213
    214      Grove Park Pharmacy                                              9,104     8.54%         01/31/07       Springing
    215                                                                                                              Springing
    216                                                                                                              Springing
    217
    218
    219
    220      Department of Corrections                                        7,759     9.23%         08/31/09         Day 1
    221
    222      Card$Mart                                                        2,600     11.60%        08/31/09
    223
    224
    225                                                                                                              Springing
    226      Littleton Tae-Kwon-Do USA                                        3,074     9.06%         05/31/06
    227                                                                                                              Springing
    228
    229      Sigman & Associates                                              2,519     10.98%        02/28/11       Springing
    230                                                                                                                Day 1
    231                                                                                                                Day 1
    232
    233
    234
    235
    236
    237
    238      H&R Block                                                        1,400     7.43%         04/30/11
    239
   239.01
   239.02
    240      FedEx                                                            2,125     10.49%        08/22/10
    241      Bellamar Medical Office                                          1,250     4.58%           MTM
    242
    243
    244                                                                                                              Springing
    245                                                                                                                Day 1
    246                                                                                                              Springing
    247      Dr. Claudia Duncan                                               2,042     9.62%         09/30/07
    248
    249                                                                                                                Day 1
    250                                                                                                              Springing
    251
    252      Consolidated Stores - Big Lots                                  23,520     25.39%        01/31/10
    253      Marina Pointe Liquors                                            3,180     16.27%        09/30/10
    254
    255                                                                                                                Day 1
    256                                                                                                              Springing
    257
    258                                                                                                                Day 1
    259
    260
    261                                                                                                                Day 1
    262      Costa Vida Fresh Mexican Grill                                   3,089     29.68%        09/30/12
    263
    264      United States of America ("USDA")                                5,095     9.54%         10/31/13
    265      Columbia Gem & Jewelry, LLC                                      1,383     10.25%        06/30/10
    266
    267                                                                                                              Springing
    268      Tuesday Morning                                                  8,034     20.35%        07/15/09
    269                                                                                                                Day 1
   269.01
   269.02
    270
    271                                                                                                              Springing
    272
    273      Nick & Willy Pizza                                               1,307     14.18%        07/31/09
    274
    275      Radio Shack                                                      2,400     17.71%        01/31/11
    276
    277      Cold Stone Creamery                                              2,144     10.71%        05/31/15
    278      CVH - Internal Medicine                                          2,016     13.17%        07/31/09
    279
    280      Aleksandra M Zietak, M.D. PLLC                                    414      2.59%         12/31/06
    281                                                                                                                Day 1
    282
    283      Go Wireless, Inc.                                                1,085     15.00%        10/31/10
    284
    285
    286                                                                                                              Springing
    287      Starbucks                                                        1,460     18.18%        12/31/14
    288      Rhino Games                                                      2,000     12.29%        03/31/10
    289
    290      Kevin F. Mowry and Scott A. Paul                                 1,250     12.50%        11/13/10
    291                                                                                                                Day 1
    292
    293      Vision Mart                                                      1,395     28.57%        03/22/15       Springing
    294      Quiznos                                                          1,486     14.74%        09/18/15         Day 1
    295      Omnigas                                                          4,700     12.18%        03/31/06
    296      Bui's Auto Repair                                                2,000     15.27%        07/30/10
    297
    298                                                                                                                Day 1
    299
    300      Central Park Deli                                                1,340     16.89%        08/31/09
    301
    302
    303                                                                                                                Day 1
    304
    305                                                                                                                Day 1

      MORTGAGE
        LOAN                         LARGEST AFFILIATED SPONSOR FLAG
       NUMBER                              (> THAN 4% OF POOL)
-------------------------------------------------------------------------------------

         1                                David W. Lichtenstein
        1.01
        1.02
        1.03
        1.04
        1.05
        1.06
        1.07
        1.08
        1.09
        1.10
         2                                   Joseph Moinian
         3                    Meyer Chetrit and Charles Dayan and Yair Levy
         4
         5
         6
         7
         8                                Triple Net Properties
         9                             Columbia Sussex Corporation
         10
         11                               David W. Lichtenstein
       11.01
       11.02
       11.03
         12
         13                               Triple Net Properties
         14
       14.01
       14.02
         15
         16
         17                               Triple Net Properties
         18
         19                            Columbia Sussex Corporation
         20
         21
         22
         23                            Columbia Sussex Corporation
         24
         25
       25.01
       25.02
       25.03
       25.04
       25.05
       25.06
       25.07
       25.08
       25.09
       25.10
       25.11
       25.12
       25.13
       25.14
       25.15
       25.16
         26                            Columbia Sussex Corporation
         27
         28
         29
         30                            Columbia Sussex Corporation
         31
         32                               Triple Net Properties
         33
         34
         35
         36
         37
         38
         39
         40
         41
         42
         43
         44
         45
         46
         47
         48
         49
         50                            Columbia Sussex Corporation
         51                            Columbia Sussex Corporation
         52
         53
         54
         55
         56
         57
         58                               Triple Net Properties
         59
         60
       60.01
       60.02
       60.03
         61
         62
         63
         64
         65
         66
         67
         68
         69
         70
         71
         72
         73
         74
         75
         76
         77
         78
         79
         80
         81
         82
         83
         84
         85
         86
         87
         88
         89
         90
         91
         92
         93
         94
         95
         96
         97
         98
         99
        100
        101
        102
        103
        104
        105
        106
        107                               Triple Net Properties
        108
        109
        110
        111
        112
        113
        114
        115
        116
        117
        118
        119
        120
        121
        122
        123
        124
        125
        126
        127
        128
        129
        130
        131
        132
        133
        134
        135
        136
        137
        138
        139
        140
        141
        142
        143
        144
        145
       145.01
       145.02
       145.03
       145.04
       145.05
       145.06
        146
        147
        148
        149
        150
        151
        152
        153
        154
       154.01
       154.02
       154.03
        155
        156
        157
        158
        159
        160
        161
        162
        163
        164
        165
        166
        167
        168
        169
        170
        171
        172
        173
        174
        175
        176
        177
        178
        179
        180
        181
        182
        183
        184
        185
        186
       186.01
       186.02
        187
        188
        189
        190
        191
        192
        193
        194
        195
        196
        197
        198
        199
        200
        201
        202
        203
        204
        205
        206
        207
        208
        209
        210
        211
        212
        213
        214
        215
        216
        217
        218
        219
        220
        221
        222
        223
        224
        225
        226
        227
        228
        229
        230
        231
        232
        233
        234
        235
        236
        237
        238
        239
       239.01
       239.02
        240
        241
        242
        243
        244
        245
        246
        247
        248
        249
        250
        251
        252
        253
        254
        255
        256
        257
        258
        259
        260
        261
        262
        263
        264
        265
        266
        267
        268
        269
       269.01
       269.02
        270
        271
        272
        273
        274
        275
        276
        277
        278
        279
        280
        281
        282
        283
        284
        285
        286
        287
        288
        289
        290
        291
        292
        293
        294
        295
        296
        297
        298
        299
        300
        301
        302
        303
        304
        305

(1) Two Mortgage Loans, representing 11.3% of the Cut-Off Date Pool Balance, are part of split loan structures and the related pari passu companion loans are not included in the trust fund with respect to each Mortgage Loan, unless otherwise specified.

(2) For purposes of determining the DSCR for 13 Mortgage Loans, representing
7.4% of the Cut-Off Date Pool Balance, such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(3) For purposes of determining the Tenant Percent of NRA, such percentages were calculated based upon the net rentable commercial area (715,601 SF).

(4) Proceeds equal to the loan amount per pad ($45,500) from subsequent shareholder sales will be escrowed in an interest bearing account with 50% of the escrowed proceeds applied to reduce principal with no penalty with the remaining funds held in escrow and used for capital improvements or impound subsidy. Said pay down of principal will be allowed once annually on February
11th, beginning February 11, 2007. Principal reduction of more than 10% of the loan or a full pay-off of the loan will be subject to yield maintenance.

(5) For purposes of determining the LTV ratio for 2 Mortgage Loans, representing
1.0% of the Cut-Off Date Pool Balance, such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.
In addition, with respect to certain Mortgage Loans, "as stabilized" appraised values (as defined in the appraisal) were used as opposed to "as is" appraised values. See RISK FACTORS - The Mortgage Loans - Inspections and Appraisals May
Not Accurately Reflect Value

(6) With respect to the Beekman Stop & Shop Mortgage Loan, the related borrower is required to pay down the principal in the amount of $1,320,000 and all the accrued interest to date, if and on the date which, the anchor tenant terminates its lease with respect to the unimproved portion of the mortgage property; and
any other sums due under the related mortgage loan documents, including any prepayment consideration.

(7) With respect to four Mortgage Loans, representing 0.4% of the Cut-Off Date
Pool Balance, entire amounts of respective Earnout Reserves have been released.

(8) With respect to the Mutual of Omaha Mortgage Loan, the borrower is a guarantor under the Perkins Restaurant & Bakery Pool Mortgage Loan. The Mutual
of Omaha Mortgage Loan and the Perkins Restaurant & Bakery Mortgage Loan are
cross-defaulted with each of the other mortgage loans, but they are not cross-collateralized; provided, however, the Mutual of Omaha Mortgage Loan
Property serves as additional collateral for the Perkins Restaurant & Bakery
Pool Mortgage Loan. The Perkins Restaurant & Bakery Pool Mortgage Loan Property
does not serve as additional collateral for the Mutual of Omaha Loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

    ANNEX A-2     CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
    ---------

MORTGAGE     LOAN
  LOAN      GROUP
 NUMBER     NUMBER   PROPERTY NAME                              PROPERTY ADDRESS                                      PROPERTY CITY
------------------------------------------------------------------------------------------------------------------------------------

   14         2      The Highland and Lodge Pool                Various                                               Overland Park
  14.01              The Lodge Apartments                       7575 West 106th Street                                Overland Park
  14.02              Highland Ridge Apartments                  11846 Perry Street                                    Overland Park
   21         2      Monteverde Apartments                      3601 East McDowell Road                               Phoenix
   29         2      Cavalier Country Club Apartments           25 Golfview Drive                                     Newark
   42         2      Summit Green Apartments                    230 Barton Creek Drive                                Charlotte
   43         1      Dublin Retirement Village                  6470 Post Road                                        Dublin
   44         1      Waterford Place Apartments                 101 Shore Lake Drive                                  Greensboro
   45         2      Green Mount Crossing                       1200 Greenfield Place                                 O' Fallon
   54         1      Villa Medici Apartments                    9550 Ash Street                                       Overland Park
   55         1      West Park Place                            3501 Executive Parkway                                Toledo
   58         2      Colonial Village at Caledon Wood           100 Caledon Court                                     Greenville
   61         2      Grande Club Apartments                     3740 Club Drive                                       Duluth
   63         2      Townpark Crossing                          3725 George Busbee Parkway NW                         Kennesaw
   64         2      Sierra at Fall Creek                       14951 Bellows Falls Lane                              Humble
   69         2      Balboa Court                               16901-15 Napa Street                                  Northridge
   72         2      Ravinia Apartments                         2400 Spring Rain Drive                                Houston
   73         2      Montana Valley Apartments                  2678 Montana Avenue                                   Cincinnati
   75         2      Arvada Village                             5839 Pierce Street                                    Arvada
   77         2      Alexan Town East Apartments                645 North Town East Boulevard                         Mesquite
   82         2      Adrian on Riverside                        5243 Riverside Drive                                  Macon
   83         2      Greens @ Forest Park                       4515 Fairview Avenue                                  Baltimore
   86         2      Dakota Ranch Apartments                    1818 Ranch Road 12                                    San Marcos
   88         2      Waterford Landing Apartments               5901 Old Hickory Boulevard                            Hermitage
   98         2      Franklin Regency Apts.                     7202 Franklin Avenue                                  Hollywood
   100        2      Carlton Park Apartments                    2800-2900 Midvale Avenue                              Philadelphia
   102        2      Black Stone Acres Apartments               1919 East Sussex Way                                  Fresno
   103        2      Legacy at Prescott Lakes Apartments        1998 Prescott Lakes Parkway                           Prescott
   107        2      The Landing                                18 Weather Hill Circle                                Durham
   109        2      Lake of the Woods Apartments               7235 Hamilton Avenue                                  Mount Healthy
   110        2      Bierman Place Apartments                   1401 6th Street SE                                    Minneapolis
   111        2      Blue Grass Manor                           3904 Lori Drive                                       Erlanger
   112        1      Woodland Terrace                           9524 East 71st Street                                 Tulsa
   114        1      Gables at Wolf Creek Apartments            5228 Forsyth Road                                     Macon
   116        2      Biltmore                                   6251 Melody Lane                                      Dallas
   117        2      Duval Manor Apartments                     6350 Greene Street and 6347-51 Greene Street          Philadelphia
   121        2      Lindsay Lane Apartments                    4300 Duck Creek Road                                  Cincinnati
   123        2      Canyon Springs Apts.                       14020 North Black Canyon Highway                      Phoenix
   125        2      Hunter's Run - Dallas                      4748 St. Francis Avenue                               Dallas
   131        2      Parklane Apartments                        4201 Victory Parkway                                  Cincinnati
   132        2      Greene Manor and King Phillip Apartments   239-259 West Johnson Street; 6439-6445 Greene Street  Philadelphia
   135        2      Spanish Creek Apartments                   3109 Chapel Creek                                     Dallas
   137        2      Lexington Club at Galleria                 1964 South Road                                       Poughkeepsie
   138        1      Burgandy Place                             8887 South Lewis Avenue                               Tulsa
   139        2      Sea Pines Apartments                       4191 Hearthside Drive                                 Wilmington
   141        2      Douglas Cove                               2660 Southwest 37th Avenue                            Miami
   143        2      Compton Lake Village                       7777 Compton Lake Drive                               Mount Healthy
   144        2      Buena Vista I Apartments                   12100 Park Boulevard                                  Seminole
   145        2      Tuffy Apartments Pool                      Various                                               Richmond
 145.01              110 North Boulevard                        110 North Boulevard                                   Richmond
 145.02              3224 Stuart Boulevard                      3224 Stuart Boulevard                                 Richmond
 145.03              3228 Stuart Boulevard                      3228 Stuart Boulevard                                 Richmond
 145.04              3408 Park Avenue                           3408 Park Avenue                                      Richmond
 145.05              705 North Boulevard                        705 North Boulevard                                   Richmond
 145.06              2903 Monument Avenue                       2903 Monument Avenue                                  Richmond
   155        2      Pepperstone Apartments                     2021 Pepperstone Place                                Greensboro
   158        2      Colonial Ridge Apartments                  2928 Colonial Ridge Court                             Cincinnati
   159        2      Arvada Green                               7569 West 72nd Street                                 Arvada
   160        2      Meridian Village Apartments                2620 Northcase Parkway SE                             Wilmington
   161        2      West Hills Apartments                      1000-12 Emery Road                                    Lawrence
   162        2      Piney Ridge Apartments                     946-A Marimich Court                                  Eldersburg
   169        2      Hidden Village Apartments                  4001 Robin Place                                      West Linn
   172        2      Weatherbee Townhomes                       699 West Weatherbee Road                              Fort Pierce
   173        2      Jessica Apts.                              1611 N. Formosa Avenue                                Hollywood
   176        2      Brushwood Apartments                       3424 New Hartford Road                                Owensboro
   181        2      Spanish Oaks Apartments                    3025 East Park Row                                    Arlington
   195        2      Clayton Apartments                         1407 NW 65th Terrace                                  Kansas City
   196        2      Woodcrest Apartments, IA                   1400 Blairs Ferry Road                                Hiawatha
   198        2      Berkeley Flats                             1101-27 Indiana Street & 1100-24 Mississippi          Lawrence
   211        1      Mammoth Park Towers Apts                   4365 Mammoth Avenue                                   Sherman Oaks
   217        2      Merridy Place Apts                         17830 Merridy Street                                  Northridge
   221        2      The Grand Reserve Phase III Apartments     1708 Fountain Court                                   Columbus
   223        2      Truman Building                            1435 N Street NW                                      Washington
   231        2      Romaine Court Apartments                   4210 Romaine Court                                    Cincinnati
   249        2      College Woods Apartments                   1165 Hillcrest Road                                   Cincinnati
   254        2      Old Orchard Apartments                     4425 31st Avenue South                                Fargo
   259        2      Briza Apartments                           14727 Bothell Way NE                                  Shoreline
   272        1      Natick Park South Apts                     4632 Natick Avenue                                    Sherman Oaks
   285        2      Oak Tree East                              1650 Lingleville Road                                 Stephenville
   289        2      Birchwood Apartments                       1475 & 1485 12th Avenue North                         St. Cloud
   292        2      Willis Park South Apts                     4553 Willis Avenue                                    Sherman Oaks
   297        2      Summit Terrace Apartments                  2002 Summit Parkway                                   Prattville
   301        2      Blackhawk Place Apartments                 16925 Blackhawk Street                                Granada Hills
   302        2      Hazeltine Court Apartments                 4565 Hazeltine Avenue                                 Sherman Oaks
   304        2      Coldwater Park                             4423 Coldwater Canyon Avenue                          Studio City

 MORTGAGE                                                         GENERAL            SPECIFIC
   LOAN       PROPERTY      PROPERTY                              PROPERTY           PROPERTY          ELEVATOR          UTILITIES
  NUMBER        STATE       ZIP CODE           COUNTY               TYPE               TYPE            BUILDINGS        TENANT PAYS
------------------------------------------------------------------------------------------------------------------------------------

    14           KS          Various           Johnson          Multifamily        Conventional            N             E,G,W,S,T
   14.01         KS           66212            Johnson          Multifamily        Conventional            N             E,G,W,S,T
   14.02         KS           66210            Johnson          Multifamily        Conventional            N             E,G,W,S,T
    21           AZ           85008           Maricopa          Multifamily        Conventional            Y                E,W
    29           DE           19702          New Castle         Multifamily        Conventional            N                 E
    42           NC           28262          Mecklenburg        Multifamily        Conventional            N               E,W,S
    43           OH           43016           Franklin          Multifamily     Independent Living         Y                None
    44           NC           27455           Guilford          Multifamily        Conventional            N              E,G,W,S
    45           IL           62269          Saint Clair        Multifamily        Conventional            N               E,W,S
    54           KS           66207            Johnson          Multifamily        Conventional            N
    55           OH           43606             Lucas           Multifamily     Independent Living         Y                None
    58           SC           29615          Greenville         Multifamily        Conventional            N              E,G,W,S
    61           GA           30096           Gwinnett          Multifamily        Conventional            N               E,W,S
    63           GA           30144             Cobb            Multifamily        Conventional            N               E,W,S
    64           TX           77396            Harris           Multifamily        Conventional            N                 W
    69           CA           91343          Los Angeles        Multifamily        Conventional            Y                 E
    72           TX           77379            Harris           Multifamily        Conventional            N               E,W,S
    73           OH           45238           Hamilton          Multifamily        Conventional            N               E,G,C
    75           CO           80003           Jefferson         Multifamily        Conventional            N                E,G
    77           TX           75150            Dallas           Multifamily        Conventional            N              E,W,S,T
    82           GA           31210             Bibb            Multifamily        Conventional            N               E,W,S
    83           MD           21216        Baltimore City       Multifamily        Conventional            N                E,H
    86           TX           78666             Hays            Multifamily        Conventional            N                E,W
    88           TN           37076           Davidson          Multifamily        Conventional            N                E,W
    98           CA           90046          Los Angeles        Multifamily        Conventional            Y             E,G,W,S,T
    100          PA           19129         Philadelphia        Multifamily        Conventional            N               E,G,W
    102          CA           93720            Fresno           Multifamily        Conventional            N                E,G
    103          AZ           86301            Yavapai          Multifamily        Conventional            N                E,G
    107          NC           27705            Durham           Multifamily        Conventional            N                 E
    109          OH           45231           Hamilton          Multifamily        Conventional            N              E,W,S,C
    110          MN           55414           Hennepin          Multifamily      Student Housing           Y                 E
    111          KY           41018            Kenton           Multifamily        Conventional            N              E,W,S,C
    112          OK           74133             Tulsa           Multifamily     Independent Living         Y                None
    114          GA           31210             Bibb            Multifamily        Conventional            N                 E
    116          TX           75231            Dallas           Multifamily        Conventional            N             E,W,G,S,T
    117          PA           19144         Philadelphia        Multifamily        Conventional            Y                 E
    121          OH           45227           Hamilton          Multifamily        Conventional            N                E,C
    123          AZ           85053           Maricopa          Multifamily        Conventional            N
    125          TX           75227            Dallas           Multifamily        Conventional            N              E,W,S,C
    131          OH           45229           Hamilton          Multifamily        Conventional            Y             E,G,W,S,T
    132          PA       19144; 19119      Philadelphia        Multifamily        Conventional            Y                 E
    135          TX           75220            Dallas           Multifamily        Conventional            N
    137          NY           12601           Dutchess          Multifamily        Conventional            N                G,E
    138          OK           74137             Tulsa           Multifamily     Independent Living         Y                None
    139          NC           28412          New Hanover        Multifamily        Conventional            N               E,W,S
    141          FL           33133         Miami - Dade        Multifamily        Conventional            Y              E,G,W,S
    143          OH           45231           Hamilton          Multifamily        Conventional            N              E,W,S,C
    144          FL           33772           Pinellas          Multifamily        Conventional            N                 E
    145          VA           23220         Richmond City       Multifamily        Conventional            N              E,W,S,T
  145.01         VA           23220         Richmond City       Multifamily        Conventional            N
  145.02         VA           23220         Richmond City       Multifamily        Conventional            N
  145.03         VA           23220         Richmond City       Multifamily        Conventional            N
  145.04         VA           23220         Richmond City       Multifamily        Conventional            N
  145.05         VA           23220         Richmond City       Multifamily        Conventional            N
  145.06         VA           23220         Richmond City       Multifamily        Conventional            N
    155          NC           27406           Guilford          Multifamily        Conventional            N               E,W,S
    158          OH           45212           Hamilton          Multifamily        Conventional            N                E,C
    159          CO           80003           Jefferson         Multifamily        Conventional            N                E,G
    160          NC           28405          New Hanover        Multifamily        Conventional            N               E,W,S
    161          KS           66044            Douglas          Multifamily      Student Housing           N             E,G,W,S,T
    162          MD           21784            Carroll          Multifamily        Conventional            N                 E
    169          OR           97068           Clackamas         Multifamily        Conventional            N              E,G,T,C
    172          FL           34982          Saint Lucie        Multifamily          Townhome              N                 E
    173          CA           90046          Los Angeles        Multifamily        Conventional            Y             E,G,W,S,T
    176          KY           42303            Daviess          Multifamily        Conventional            N               E,W,G
    181          TX           76010            Tarrant          Multifamily        Conventional            N
    195          MO           64118             Clay            Multifamily        Conventional            N                E,G
    196          IA           52233             Linn            Multifamily        Conventional            N               E,C,T
    198          KS           66044            Douglas          Multifamily      Student Housing           N              Various
    211          CA           91423          Los Angeles        Multifamily        Conventional            Y               E,G,S
    217          CA           91325          Los Angeles        Multifamily        Conventional            Y               E,G,S
    221          GA           31904           Muscogee          Multifamily        Conventional            N                 E
    223          DC           20005      District of Columbia   Multifamily        Conventional            N                E,G
    231          OH           45209           Hamilton          Multifamily        Conventional            N              E,W,S,C
    249          OH           45224           Hamilton          Multifamily        Conventional            N                E,C
    254          ND           58104             Cass            Multifamily        Conventional            Y                 E
    259          WA           98155             King            Multifamily        Conventional            N                 E
    272          CA           91403          Los Angeles        Multifamily        Conventional            Y               E,G,S
    285          TX           76401             Erath           Multifamily        Conventional            N             E,G,W,S,T
    289          MN           56303            Stearns          Multifamily        Conventional            N                 E
    292          CA           91403          Los Angeles        Multifamily        Conventional            Y               E,G,S
    297          AL           36066            Autauga          Multifamily        Conventional            N
    301          CA           91344          Los Angeles        Multifamily        Conventional            N               E,G,S
    302          CA           91423          Los Angeles        Multifamily        Conventional            N               E,G,S
    304          CA           91604          Los Angeles        Multifamily        Conventional            N               E,G,S

 MORTGAGE                                                                                AVERAGE RENT;
   LOAN      NUMBER OF      NUMBER OF       NUMBER OF       NUMBER OF      NUMBER OF     RENT RANGES -
  NUMBER    STUDIO UNITS    1 BR UNITS      2 BR UNITS      3 BR UNITS    4+ BR UNITS     STUDIO UNITS
----------------------------------------------------------------------------------------------------------

    14                       Various         Various         Various
   14.01                       200             296              52
   14.02                       302              68
    21          138            126              99              36             36         727;669-759
    29                         259             410              75
    42                          78             134              88
    43                          58              76
    44                          72             120              48
    45                          48             144              48
    54           4              25             126              11                        660;660-660
    55           6             179              19                                       1595;1595-1595
    58                         143             165              42
    61           30             98              98              38                        735;735-735
    63                         150             150
    64                         162              60              30
    69           6              83              59              2                         895;895-895
    72                         108             112              12
    73                          28             261              30
    75                          60             168              36
    77                          96              96              32
    82                          32             136              16
    83                          3              187
    86                         100              48              40
    88                          76              82              26
    98           76             36              4                                        1150;1050-1250
    100          2              6               95              18                        560;560-560
    102          40             64             127              1                         460;460-460
    103                         29              85              36
    107                        108              92
    109                        123             112              28
    110                         1               9               13             45
    111                        113             133
    112          12            118              20                                       1295;1295-1295
    114                         17              56
    116                        380             204
    117          35             74              53                                        510;500-520
    121                        223              40
    123                        131              72
    125                         70             108              62
    131                         44              84              20             2
    132                         45             101
    135                        128             164              10
    137                         98              62
    138          27             87              19                                       1390;1390-1390
    139                        104              52
    141                         56              36
    143                         83              80
    144                         32             128              48
    145                         31              34              9
  145.01
  145.02
  145.03
  145.04
  145.05
  145.06
    155                                        108
    158          4              80              50              8                         430;430-430
    159                         12              84              12
    160                                         72              32
    161                         59              56
    162                                        136
    169                         36              62
    172                                         77
    173          3              30              28                                       1073;1050-1095
    176                                        148              24
    181                        102              98
    195                         16              53              48
    196                         32             120              1
    198          4              82              15              1                         262;259-269
    211                         5               19
    217                         38              5
    221                         36              24
    223          24             3               1                                        1145;895-1395
    231                         38              58
    249                        135
    254                         13              17              12
    259                         14              24
    272                         1               17
    285          6              32              36                                        430;430-430
    289                         24              24
    292          1              19              1                                         461;461-461
    297          18             20              18                                        390;385-390
    301                         5               9
    302                         12              3
    304                         8

     MORTGAGE           AVERAGE RENT;                    AVERAGE RENT;                AVERAGE RENT;           AVERAGE RENT;
       LOAN             RENT RANGES -                    RENT RANGES -                RENT RANGES -           RENT RANGES -
      NUMBER             1 BR UNITS                       2 BR UNITS                    3 BR UNITS             4+ BR UNITS
--------------------------------------------------------------------------------------------------------------------------------

        14                 Various                          Various                      Various
      14.01              527;527-527                      667;650-680                  870;870-870
      14.02              623;575-665                      791;690-845
        21               787;729-889                      936;909-959                 1119;1119-1119          1219;1219-1219
        29               705;680-740                      982;982-982                 1255;1255-1255
        42               616;550-650                      732;650-785                  880;810-1000
        43             2526;2526-2526                   3027;2887-3554
        44               681;681-681                      840;840-840                 1035;1035-1035
        45               895;890-900                    1022;1000-1065                1305;1305-1305
        54              1140;710-1240                   1414;1300-1515                1952;1845-2145
        55             2021;1795-2195                   2632;2595-2695
        58               603;567-674                      689;682-702                  817;817-817
        61               815;775-840                     973;930-1000                 1195;1195-1195
        63               792;787-797                      968;957-977
        64               835;725-995                    1190;1110-1300                1303;1275-1380
        69              942;569-1200                     1263;646-1350                1595;1595-1595
        72               744;715-780                      937;880-980                 1330;1330-1330
        73               439;420-490                      589;535-625                  781;780-790
        75               650;650-650                      745;745-745                  850;850-850
        77               852;795-910                     1083;985-1165                1295;1265-1335
        82               663;645-685                      756;710-805                  895;895-895
        83               735;735-735                      786;785-810
        86               679;645-730                      950;950-950                 1250;1250-1250
        88               721;635-760                      875;875-875                 1110;1110-1110
        98             1313;1225-1400                   1725;1700-1750
       100               768;765-775                      887;830-935                 1332;1265-1340
       102               555;555-555                      640;640-640                  850;850-850
       103               795;793-815                      938;880-957                 1102;1102-1102
       107              889;790-1058                    1137;1137-1137
       109               522;510-525                      648;615-715                  770;740-790
       110               709;709-709                    1107;1018-1118                1527;1527-1527          1784;1784-1784
       111               480;445-520                      568;515-700
       112             1654;1570-1830                   1993;1900-2055
       114             1485;1485-1485                   1677;1575-1685
       116               391;168-555                      541;263-625
       117               617;595-620                      699;690-710
       121               483;435-625                      587;550-630
       123               517;459-600                      662;579-770
       125               457;400-701                      602;522-777                  776;700-1031
       131               542;510-640                      644;600-780                  732;700-825             823;800-845
       132               594;535-700                      772;645-910
       135               543;450-625                      642;515-750                  850;800-880
       137               693;111-746                      873;189-909
       138             1844;1790-2015                   2108;2090-2145
       139               524;524-524                      599;599-599
       141              967;860-1090                     1111;975-1220
       143               537;490-580                      634;610-795
       144               608;608-608                      712;712-712                  852;852-852
       145               616;590-790                      845;785-990                 1368;985-1560
      145.01
      145.02
      145.03
      145.04
      145.05
      145.06
       155                                                654;654-654
       158               483;470-510                      677;600-735                  738;715-755
       159               660;660-660                      800;800-800                  865;865-865
       160                                                590;590-590                  739;739-739
       161               559;559-559                      679;679-679
       162                                                841;841-841
       169               668;601-675                      809;750-875
       172                                                910;910-910
       173             1275;1225-1325                   1675;1550-1800
       176                                                482;435-975                  807;750-839
       181               518;480-550                      628;535-719
       195               495;436-535                      635;525-670                  703;525-750
       196               408;345-810                      477;237-712                  777;777-777
       198               515;443-549                      609;609-609                  759;759-759
       211             1520;1475-1550                   1925;1730-2195
       217              1021;950-1075                   1385;1350-1445
       221               735;735-735                      860;860-860
       223             1395;1395-1395                   2690;2690-2690
       231               495;475-510                      587;585-595
       249               439;420-455
       254               702;702-702                      822;822-822                  942;942-942
       259               675;675-675                      833;825-950
       272             1359;1359-1359                    1354;908-1648
       285               410;417-440                      544;425-560
       289               475;475-475                      550;550-550
       292              916;479-1275                    1495;1495-1495
       297               420;195-820                      489;475-490
       301               727;594-850                     868;657-1195
       302               783;512-978                     1059;915-1295
       304              1052;570-1390

             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-3                  RESERVE ACCOUNT INFORMATION
---------

 MORTGAGE         LOAN
   LOAN           GROUP                                                                    GENERAL                 SPECIFIC
  NUMBER         NUMBER    PROPERTY NAME                                                PROPERTY TYPE            PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

     1             1       Prime Outlets Pool                                              Retail                   Outlet
   1.01                    Prime Outlets at San Marcos                                     Retail                   Outlet
   1.02                    Prime Outlets at Grove City                                     Retail                   Outlet
   1.03                    Prime Outlets at Ellenton                                       Retail                   Outlet
   1.04                    Prime Outlets at Jeffersonville                                 Retail                   Outlet
   1.05                    Prime Outlets at Pleasant Prairie                               Retail                   Outlet
   1.06                    Prime Outlets at Huntley                                        Retail                   Outlet
   1.07                    Prime Outlets at Gulfport                                       Retail                   Outlet
   1.08                    Prime Outlets at Naples                                         Retail                   Outlet
   1.09                    Prime Outlets at Lebanon                                        Retail                   Outlet
   1.10                    Prime Outlets at Florida City                                   Retail                   Outlet
     2             1       1775 Broadway                                                   Office                     CBD
     3             1       620 Avenue of the Americas                                      Office                     CBD
     4             1       Hyatt Center                                                    Office                     CBD
     5             1       Belmar                                                         Mixed Use        Retail/Office/Multifamily
     6             1       Clay Terrace                                                    Retail                  Anchored
     7             1       The InterContinental Hotel - Kansas City, MO                  Hospitality             Full Service
     8             1       Britannia Business Center I                                     Office                  Suburban
     9             1       Marriott - Irving, TX(2)                                      Hospitality             Full Service
    10             1       Doubletree Hotel - Chicago, IL(3)                             Hospitality             Full Service
    11             1       Horizon Pool                                                    Retail                   Outlet
   11.01                   Prime Outlets at Burlington                                     Retail                   Outlet
   11.02                   Prime Outlets at Oshkosh                                        Retail                   Outlet
   11.03                   Prime Outlets at Fremont                                        Retail                   Outlet
    12             1       Huntington Oaks Shopping Center                                 Retail                  Anchored
    13             1       3500 Maple                                                      Office                     CBD
    14             2       The Highland and Lodge Pool(4)                                Multifamily             Conventional
   14.01                   The Lodge Apartments                                          Multifamily             Conventional
   14.02                   Highland Ridge Apartments                                     Multifamily             Conventional
    15             1       Sunmark Plaza                                                   Retail                  Anchored
    16             1       TownMall of Westminster                                         Retail                  Anchored
    17             1       Parkway Corporate Plaza                                         Office                  Suburban
    18             1       Ranchero Village                                           Mobile Home Park         Mobile Home Park
    19             1       Marriott Renaissance - Philadelphia, PA(2)                    Hospitality             Full Service
    20             1       Mountain Bay Plaza                                              Office                  Suburban
    21             2       Monteverde Apartments                                         Multifamily             Conventional
    22             1       Hohokam Towers                                                  Office                  Suburban
    23             1       Marriott - Saddle Brook, NJ(2)                                Hospitality             Full Service
    24             1       1100 Technology Park Drive                                      Office                  Suburban
    25             1       GSA Offices Pool                                                Office                   Various
   25.01                   GSA Offices - Mobile, AL                                        Office                     CBD
   25.02                   GSA Offices - Little Rock, AR                                   Office                  Suburban
   25.03                   GSA Offices - Raleigh, NC                                       Office                  Suburban
   25.04                   GSA Offices - Memphis Midtown, TN                               Office                  Suburban
   25.05                   GSA Offices - Trussville, AL                                    Office                  Suburban
   25.06                   GSA Offices - Memphis North, TN                                 Office                  Suburban
   25.07                   GSA Offices - Frankfort, KY                                     Office                  Suburban
   25.08                   GSA Offices - Columbus, MS                                      Office                  Suburban
   25.09                   GSA Offices - Elizabethtown, KY                                 Office                  Suburban
   25.10                   GSA Offices - Greenville, NC                                    Office                  Suburban
   25.11                   GSA Offices - Memphis East, TN                                  Office                  Suburban
   25.12                   GSA Offices - Henderson, NC                                     Office                  Suburban
   25.13                   GSA Offices - Fairhope, AL                                      Office                  Suburban
   25.14                   GSA Offices - Moss Point, MS                                    Office                  Suburban
   25.15                   GSA Offices - Richmond, KY                                      Office                  Suburban
   25.16                   GSA Offices - Lawrenceburg, TN                                  Office                  Suburban
    26             1       Marriott - Glen Allen, VA(2)                                  Hospitality             Full Service
    27             1       100 Motor Parkway                                               Office                  Suburban
    28             1       Cal Oaks Plaza Shopping Center                                  Retail                  Anchored
    29             2       Cavalier Country Club Apartments                              Multifamily             Conventional
    30             1       Crowne Plaza - Bridgeton, MO(2)                               Hospitality             Full Service
    31             1       Downtown Centre                                                 Retail                  Anchored
    32             1       Mission Square Office Building                                  Office                  Suburban
    33             1       215 South Monroe Building                                       Office                  Suburban
    34             1       594 Broadway                                                    Office                     CBD
    35             1       Homewood Suites - Plainview, NY                               Hospitality             Extended Stay
    36             1       Shoppes at Zion                                                 Retail               Shadow Anchored
    37             1       1200 Wall Street West                                           Office                  Suburban
    38             1       353 Lexington Avenue                                            Office                     CBD
    39             1       Broadway Medical Plaza                                          Office                   Medical
    40             1       The Shoppes at Heron Lakes                                      Retail                  Anchored
    41             1       Willow Creek Shopping Center                                    Retail                  Anchored
    42             2       Summit Green Apartments                                       Multifamily             Conventional
    43             1       Dublin Retirement Village                                     Multifamily          Independent Living
    44             1       Waterford Place Apartments                                    Multifamily             Conventional
    45             2       Green Mount Crossing                                          Multifamily             Conventional
    46             1       Town Plaza                                                     Mixed Use              Office/Retail
    47             1       Doubletree Hotel - Atlanta, GA(3)                             Hospitality             Full Service
    48             1       University Place(5)                                             Retail                  Anchored
    49             1       Vineyard Shopping Center                                        Retail               Shadow Anchored
    50             1       Crowne Plaza - Romulus, MI(2)                                 Hospitality             Full Service
    51             1       Marriott - Evansville, IN(2)                                  Hospitality             Full Service
    52             1       AMC - Highlands Ranch                                           Retail                  Anchored
    53             1       Rave Theater                                                    Retail                  Anchored
    54             1       Villa Medici Apartments                                       Multifamily             Conventional
    55             1       West Park Place                                               Multifamily          Independent Living
    56             1       Doubletree Hotel - Tulsa, OK                                  Hospitality             Full Service
    57             1       2700 Ygnacio Valley Road                                        Office                  Suburban
    58             2       Colonial Village at Caledon Wood                              Multifamily             Conventional
    59             1       Marina Pointe                                                   Retail                  Anchored
    60             1       Procacci Pool                                                   Various                  Various
   60.01                   Lake Wales Plaza                                                Retail                  Anchored
   60.02                   Lake City Professional Plaza                                    Retail                 Unanchored
   60.03                   Orlando Professional Plaza                                      Office                  Suburban
    61             2       Grande Club Apartments                                        Multifamily             Conventional
    62             1       Brookwood Commerce Centre                                       Office                  Suburban
    63             2       Townpark Crossing                                             Multifamily             Conventional
    64             2       Sierra at Fall Creek                                          Multifamily             Conventional
    65             1       The Shoppes at Cornerstone                                      Retail                  Anchored
    66             1       Mountain Valley Center                                          Retail                  Anchored
    67             1       Grand Parkway Times Square                                      Retail                 Unanchored
    68             1       U.S. Bank Building                                              Office                     CBD
    69             2       Balboa Court                                                  Multifamily             Conventional
    70             1       Lansing Towne Centre                                            Retail                  Anchored
    71             1       Courtyard Carolina Beach                                      Hospitality             Full Service
    72             2       Ravinia Apartments                                            Multifamily             Conventional
    73             2       Montana Valley Apartments                                     Multifamily             Conventional
    74             1       The Orchard                                                     Retail                  Anchored
    75             2       Arvada Village                                                Multifamily             Conventional
    76             1       Sunshine Park Mall                                              Retail                  Anchored
    77             2       Alexan Town East Apartments                                   Multifamily             Conventional
    78             1       Giant Eagle (Columbus, OH)                                      Retail                  Anchored
    79             1       Haven Village Center                                            Retail               Shadow Anchored
    80             1       Sorrento Tech                                                   Office                  Suburban
    81             1       Chatham Crossing                                                Retail                  Anchored
    82             2       Adrian on Riverside                                           Multifamily             Conventional
    83             2       Greens @ Forest Park                                          Multifamily             Conventional
    84             1       Comfort Inn - New York, NY                                    Hospitality            Limited Service
    85             1       Kohl's - Lakewood, CO                                           Retail                  Anchored
    86             2       Dakota Ranch Apartments                                       Multifamily             Conventional
    87             1       DEA/ATF Building                                                Office                     CBD
    88             2       Waterford Landing Apartments                                  Multifamily             Conventional
    89             1       Broadway Commons                                                Retail                  Anchored
    90             1       Shops at Hammock Cove                                           Retail                  Anchored
    91             1       TownePlace Suites Hotel                                       Hospitality            Limited Service
    92             1       Buckeye Marketplace                                             Retail               Shadow Anchored
    93             1       Bullhead Square                                                 Retail                  Anchored
    94             1       Northwood Crossings                                             Retail                  Anchored
    95             1       Mississippi Plaza Building                                      Office                     CBD
    96             1       990 Spring Garden Street                                        Office                     CBD
    97             1       Arapahoe & Revere Business Center                               Office                  Suburban
    98             2       Franklin Regency Apts.                                        Multifamily             Conventional
    99             1       Prospect Plaza                                                  Office                  Suburban
    100            2       Carlton Park Apartments                                       Multifamily             Conventional
    101            1       Holiday Inn - Lake City, FL                                   Hospitality            Limited Service
    102            2       Black Stone Acres Apartments                                  Multifamily             Conventional
    103            2       Legacy at Prescott Lakes Apartments                           Multifamily             Conventional
    104            1       Holiday Inn - Phoenix, AZ                                     Hospitality             Full Service
    105            1       Northwest Village                                               Retail                  Anchored
    106            1       Hereford Estates and Mountain Scene MHP                    Mobile Home Park         Mobile Home Park
    107            2       The Landing                                                   Multifamily             Conventional
    108            1       Mountain View Shopping Center                                   Retail                  Anchored
    109            2       Lake of the Woods Apartments                                  Multifamily             Conventional
    110            2       Bierman Place Apartments                                      Multifamily            Student Housing
    111            2       Blue Grass Manor                                              Multifamily             Conventional
    112            1       Woodland Terrace                                              Multifamily          Independent Living
    113            1       Northwest Plaza                                                 Retail                  Anchored
    114            1       Gables at Wolf Creek Apartments                               Multifamily             Conventional
    115            1       Royal Oaks Village II                                           Retail               Shadow Anchored
    116            2       Biltmore                                                      Multifamily             Conventional
    117            2       Duval Manor Apartments(6)                                     Multifamily             Conventional
    118            1       Berne Square Shopping Center                                    Retail                  Anchored
    119            1       Arbutus Business Center                                       Industrial                  Flex
    120            1       Holiday Inn Express - Phoenix, AZ(7)                          Hospitality            Limited Service
    121            2       Lindsay Lane Apartments                                       Multifamily             Conventional
    122            1       Shorewood Crossings Shopping Center, Phase II                   Retail               Shadow Anchored
    123            2       Canyon Springs Apts.                                          Multifamily             Conventional
    124            1       Hilton Garden Inn - Phoenix, AZ                               Hospitality             Full Service
    125            2       Hunter's Run - Dallas                                         Multifamily             Conventional
    126            1       Baymeadows Commons Shopping Center                              Retail                 Unanchored
    127            1       Mountain Village Estates MHP                               Mobile Home Park         Mobile Home Park
    128            1       WOW Logistics - 1941 Engel Road                               Industrial                Warehouse
    129            1       Wild Oats Market                                                Retail                  Anchored
    130            1       Camino Altos Office Building                                    Office                  Suburban
    131            2       Parklane Apartments                                           Multifamily             Conventional
    132            2       Greene Manor and King Phillip Apartments                      Multifamily             Conventional
    133            1       Peakway Market Square                                          Mixed Use              Retail/Office
    134            1       Beekman Stop & Shop                                             Retail                  Anchored
    135            2       Spanish Creek Apartments                                      Multifamily             Conventional
    136            1       Cedar Bluff Shopping Center                                     Retail                  Anchored
    137            2       Lexington Club at Galleria                                    Multifamily             Conventional
    138            1       Burgandy Place                                                Multifamily          Independent Living
    139            2       Sea Pines Apartments                                          Multifamily             Conventional
    140            1       Loveland Marketplace - North                                    Retail                  Anchored
    141            2       Douglas Cove                                                  Multifamily             Conventional
    142            1       Taylor Junction                                                 Retail                  Anchored
    143            2       Compton Lake Village                                          Multifamily             Conventional
    144            2       Buena Vista I Apartments                                      Multifamily             Conventional
    145            2       Tuffy Apartments Pool                                         Multifamily             Conventional
  145.01                   110 North Boulevard                                           Multifamily             Conventional
  145.02                   3224 Stuart Boulevard                                         Multifamily             Conventional
  145.03                   3228 Stuart Boulevard                                         Multifamily             Conventional
  145.04                   3408 Park Avenue                                              Multifamily             Conventional
  145.05                   705 North Boulevard                                           Multifamily             Conventional
  145.06                   2903 Monument Avenue                                          Multifamily             Conventional
    146            1       Sullivan Square Shopping Center                                 Retail                 Unanchored
    147            1       CVS - Washington, DC                                            Retail                  Anchored
    148            1       WOW Logistics - Concord Ave.                                  Industrial         Warehouse/Distribution
    149            1       Wall Street Plaza-La Jolla                                     Mixed Use              Retail/Office
    150            1       Marketplace at Ken Caryl                                        Retail                 Unanchored
    151            1       Walgreens - Feasterville, PA                                    Retail                  Anchored
    152            1       Walgreens - Southfield, MI                                      Retail                  Anchored
    153            1       Roswell Fiesta                                                  Retail                 Unanchored
    154            1       Arnold Pool                                                   Industrial                  Flex
  154.01                   Arnold Building II                                            Industrial                  Flex
  154.02                   Arnold Building I                                             Industrial                  Flex
  154.03                   Atlantic Teleconnect Building                                 Industrial                  Flex
    155            2       Pepperstone Apartments                                        Multifamily             Conventional
    156            1       10 Campus Boulevard                                             Office                  Suburban
    157            1       Walgreens - Taylor, MI                                          Retail                  Anchored
    158            2       Colonial Ridge Apartments                                     Multifamily             Conventional
    159            2       Arvada Green                                                  Multifamily             Conventional
    160            2       Meridian Village Apartments                                   Multifamily             Conventional
    161            2       West Hills Apartments                                         Multifamily            Student Housing
    162            2       Piney Ridge Apartments                                        Multifamily             Conventional
    163            1       Sulphur Spring Business Park                                  Industrial                  Flex
    164            1       Fairfield Inn & Suites - Boone                                Hospitality            Limited Service
    165            1       Zang Building                                                   Office                     CBD
    166            1       Kent Plaza                                                      Retail                  Anchored
    167            1       Walgreens - Metairie, LA                                        Retail                  Anchored
    168            1       SSA -Austin, TX                                                 Office                  Suburban
    169            2       Hidden Village Apartments                                     Multifamily             Conventional
    170            1       Copelands Sport                                                 Retail                  Anchored
    171            1       Anchor Self Storage - Mashpee, MA                            Self Storage             Self Storage
    172            2       Weatherbee Townhomes                                          Multifamily               Townhome
    173            2       Jessica Apts.                                                 Multifamily             Conventional
    174            1       Lincoln Square Office Building                                  Office                     CBD
    175            1       Best Buy - Oxnard, CA                                           Retail                  Anchored
    176            2       Brushwood Apartments                                          Multifamily             Conventional
    177            1       American Way Plaza                                              Retail                  Anchored
    178            2       Orchid Lake                                                Mobile Home Park         Mobile Home Park
    179            1       Springfield Gardens                                            Mixed Use              Retail/Office
    180            1       Meadows Shopping Center                                         Retail                 Unanchored
    181            2       Spanish Oaks Apartments                                       Multifamily             Conventional
    182            1       CVS - Somerville, MA                                            Retail                  Anchored
    183            1       Grand Oasis MHP                                            Mobile Home Park         Mobile Home Park
    184            1       Habersham House                                               Healthcare             Assisted Living
    185            1       Atlantic Plaza                                                  Retail                 Unanchored
    186            1       Cordova Dexter Pool                                             Retail                 Unanchored
  186.01                   The Shops of Cordova Station                                    Retail                 Unanchored
  186.02                   The Commons of Dexter Lakes                                     Retail                 Unanchored
    187            1       Travelers Office Bldg                                           Office                     CBD
    188            1       Marlton Plaza                                                   Retail                  Anchored
    189            1       Bailey Cove Shopping  Center                                    Retail                 Unanchored
    190            1       Walgreens - Claremore, OK                                       Retail                  Anchored
    191            1       White Horse Commons                                             Retail               Shadow Anchored
    192            1       Wingate Inn                                                   Hospitality            Limited Service
    193            1       Ferguson Square                                                 Retail                  Anchored
    194            1       Walgreens - York, PA                                            Retail                  Anchored
    195            2       Clayton Apartments                                            Multifamily             Conventional
    196            2       Woodcrest Apartments, IA                                      Multifamily             Conventional
    197            1       Walgreens - Charlotte, NC                                       Retail                  Anchored
    198            2       Berkeley Flats                                                Multifamily            Student Housing
    199            1       Supermall Strip Center 1 & 2                                    Retail               Shadow Anchored
    200            1       Walgreens - Saginaw, MI                                         Retail                  Anchored
    201            1       Stoney Creek                                                    Retail                  Anchored
    202            1       Walgreens - Flushing, MI                                        Retail                  Anchored
    203            2       Alondra & Peter Pan Mobile Home Parks                      Mobile Home Park         Mobile Home Park
    204            1       Walgreens - Pittsburgh, PA                                      Retail                  Anchored
    205            1       Walgreens - Stevensville, MI                                    Retail                  Anchored
    206            1       Walgreens - Reynoldsburg, OH                                    Retail                  Anchored
    207            1       South Creek Center                                              Retail                 Unanchored
    208            1       Quality Inn & Suites - Mt. Pleasant                           Hospitality            Limited Service
    209            1       Horizon Corporate Center II                                      Land                    Retail
    210            1       Nephrology, Inc. - Mishawaka, IN                                Office                   Medical
    211            1       Mammoth Park Towers Apts                                      Multifamily             Conventional
    212            1       Walgreens - Maineville, OH                                      Retail                  Anchored
    213            1       WOW Logistics - Marshfield                                    Industrial         Warehouse/Distribution
    214            1       Grove Park Shopping Center                                      Retail                  Anchored
    215            1       Walgreens - Greendale, IN                                       Retail                  Anchored
    216            1       Walgreens - Elk City, OK                                        Retail                  Anchored
    217            2       Merridy Place Apts                                            Multifamily             Conventional
    218            1       WOW Logistics - Chippewa Falls                                Industrial         Warehouse/Distribution
    219            1       Walgreens - Rainbow City, AL                                    Retail                  Anchored
    220            1       Deland Plaza                                                    Retail                  Anchored
    221            2       The Grand Reserve Phase III Apartments                        Multifamily             Conventional
    222            1       Cedar Breaks Village                                            Retail               Shadow Anchored
    223            2       Truman Building                                               Multifamily             Conventional
    224            1       Storaway - Nashville, TN                                     Self Storage             Self Storage
    225            1       CVS - Schaumburg, IL                                             Land                    Retail
    226            1       Columbine Plaza - Shopping Center                               Retail                 Unanchored
    227            1       CVS - Baton Rouge, LA                                           Retail                  Anchored
    228            1       Hampton Inn - Abingdon, VA                                    Hospitality            Limited Service
    229            1       Trailwood Shops                                                 Retail                 Unanchored
    230            1       CVS Pharmacy_Algonac, MI                                        Retail                  Anchored
    231            2       Romaine Court Apartments                                      Multifamily             Conventional
    232            1       CVS - New Iberia, LA                                            Retail                  Anchored
    233            1       Walgreens - Covington, LA                                       Retail                  Anchored
    234            1       Plateau Self Storage - Sammamish, WA                         Self Storage             Self Storage
    235            1       Comfort Suites - Boone                                        Hospitality            Limited Service
    236            1       Sleep Inn & Suites - Concord                                  Hospitality            Limited Service
    237            1       Storaway - Palm Bay, FL                                      Self Storage             Self Storage
    238            1       Plaza Airline Shopping Center                                   Retail                 Unanchored
    239            1       Perkins Restaurant & Bakery Pool                                Retail                   Various
  239.01                   Perkins Restaurant & Bakery -Tampa, FL                          Retail                 Unanchored
  239.02                   Perkins Restaurant & Bakery - Winter Haven, FL                  Retail               Shadow Anchored
    240            1       GW Bush Shopping Center                                         Retail               Shadow Anchored
    241            1       Alhambra Office / Warehouse                                   Industrial                  Flex
    242            1       Storaway - Deltona, FL II                                    Self Storage             Self Storage
    243            1       Walgreens - Dyersburg, TN                                       Retail                  Anchored
    244            1       Red Lion - Yakima, WA                                         Hospitality             Full Service
    245            1       CVS - Shreveport, LA                                            Retail                  Anchored
    246            1       Walgreens - Brainerd, MN                                        Retail                  Anchored
    247            1       1201 Hospital Drive                                             Office                   Medical
    248            1       Microtel Inn - Manistee, MI                                   Hospitality            Limited Service
    249            2       College Woods Apartments                                      Multifamily             Conventional
    250            1       CVS - Jacksonville Beach, FL                                    Retail                  Anchored
    251            1       Mutual of Omaha                                                 Office                  Suburban
    252            1       Morgantown Plaza                                                Retail                  Anchored
    253            1       Marina Pointe Shopping Center                                   Retail                 Unanchored
    254            2       Old Orchard Apartments                                        Multifamily             Conventional
    255            1       CVS - Lafayette, LA                                             Retail                  Anchored
    256            1       Walgreens- Natchitoches, LA                                     Retail                  Anchored
    257            1       Big Lots - Albuquerque, NM                                      Retail                  Anchored
    258            1       CVS - Channelview, TX                                           Retail                  Anchored
    259            2       Briza Apartments                                              Multifamily             Conventional
    260            1       Anchor Self Storage - Narragansett, RI                       Self Storage             Self Storage
    261            1       Victoria's Secret                                               Retail                  Anchored
    262            1       South Towne Retail                                              Retail               Shadow Anchored
    263            1       A-1 Self Storage                                             Self Storage             Self Storage
    264            1       GM&O Building                                                   Office                     CBD
    265            1       Center Towers Retail                                            Retail                 Unanchored
    266            1       Storaway - Deltona, FL I                                     Self Storage             Self Storage
    267            1       U.S. Social Security Administration                             Office                  Suburban
    268            1       Loveland Marketplace - South                                    Retail               Shadow Anchored
    269            1       Nephrology, Inc. Pool                                           Office                   Medical
  269.01                   Nephrology, Inc. - Elkhart, IN                                  Office                   Medical
  269.02                   Nephrology, Inc. - LaPorte, IN                                  Office                   Medical
    270            1       Walgreens - Houston, TX                                         Retail                  Anchored
    271            1       Walgreens - St. Petersburg, FL                                  Retail                  Anchored
    272            1       Natick Park South Apts                                        Multifamily             Conventional
    273            1       Willow Crossroads                                               Retail               Shadow Anchored
    274            1       Comfort Inn - Lenoir                                          Hospitality            Limited Service
    275            1       Hattiesburg Retail Center                                       Retail               Shadow Anchored
    276            2       Tan Tara MHP                                               Mobile Home Park         Mobile Home Park
    277            1       Arrowhead Ridge                                                 Retail                 Unanchored
    278            1       Whitehorse Medical Office Building                              Office                   Medical
    279            1       Holiday Inn - Morristown, TN                                  Hospitality             Full Service
    280            1       Riverton Medical Center                                         Office                   Medical
    281            1       Tractor Supply - El Campo, TX                                   Retail                 Unanchored
    282            1       CVS - Houston, TX                                               Retail                  Anchored
    283            1       Supermall Strip Center 3                                        Retail               Shadow Anchored
    284            1       U-Secure Self Storage Facility                               Self Storage             Self Storage
    285            2       Oak Tree East                                                 Multifamily             Conventional
    286            1       Tractor Supply - Parkersburg, WV                                Retail                  Anchored
    287            1       Brice Road Strip Center                                         Retail                 Unanchored
    288            1       North Towne Center                                              Retail               Shadow Anchored
    289            2       Birchwood Apartments                                          Multifamily             Conventional
    290            1       Vista Commerce Center                                           Retail               Shadow Anchored
    291            1       Nephrology, Inc. - South Bend, IN                               Office                   Medical
    292            2       Willis Park South Apts                                        Multifamily             Conventional
    293            1       2110 East Oklahoma Avenue                                       Retail                 Unanchored
    294            1       Block Buster Plaza                                              Retail                 Unanchored
    295            1       Doral Commercial Center                                       Industrial                  Flex
    296            1       Cruse Village                                                   Retail                 Unanchored
    297            2       Summit Terrace Apartments                                     Multifamily             Conventional
    298            1       Hancock Fabrics - Sugar Land, TX                                Retail                 Unanchored
    299            1       WOW Logistics - IP Building                                   Industrial                Warehouse
    300            1       Louetta Village                                                 Retail                 Unanchored
    301            2       Blackhawk Place Apartments                                    Multifamily             Conventional
    302            2       Hazeltine Court Apartments                                    Multifamily             Conventional
    303            1       The Verizon Wireless Building                                   Retail               Shadow Anchored
    304            2       Coldwater Park                                                Multifamily             Conventional
    305            1       Lake Wales No. 60                                             Industrial                Warehouse

                                                         ANNUAL                 INITIAL DEPOSIT
    MORTGAGE       MONTHLY     MONTHLY                 DEPOSIT TO                  TO CAPITAL         INITIAL       ONGOING
      LOAN           TAX      INSURANCE               REPLACEMENT                 IMPROVEMENTS         TI/LC         TI/LC
     NUMBER         ESCROW      ESCROW                  RESERVES                    RESERVE           ESCROW       FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------

        1          506,484      33,126                  563,826                      59,375          3,304,625        (1)
      1.01
      1.02
      1.03
      1.04
      1.05
      1.06
      1.07
      1.08
      1.09
      1.10
        2          196,874      32,862                   61,812                     400,994                           (1)
        3          298,902      26,368                  132,780
        4          252,902      41,457                   58,896                                     12,968,321
        5          256,773      14,119                                                               2,500,000
        6
        7           68,596      16,816                 1,116,246
        8           82,567      6,253                    67,463                                                       (1)
        9           75,700      4,669                   674,319
       10          128,556      13,901        2.0% of Yearly Gross Revenue
       11           64,106      6,043                    77,344                     193,810                           (1)
      11.01
      11.02
      11.03
       12           41,027      5,048                    50,502                     107,050           400,000
       13           84,462      6,042                    56,507                     218,750          1,000,000        (1)
       14           43,912      13,767                  221,730
      14.01
      14.02
       15           24,434      5,038
       16           51,067      10,885                                                               1,000,000
       17           66,989      7,593                    40,149                                       286,775         (1)
       18           48,481      8,824
       19           71,560      8,948                   572,592                     125,431
       20           42,204
       21           13,290      6,292
       22           65,981      5,450                    43,636                                    2,000,000 / 0      (1)
       23           36,750      3,653                   438,300                      39,000
       24
       25           30,258      4,892                    47,201                     280,000           250,000         (1)
      25.01
      25.02
      25.03
      25.04
      25.05
      25.06
      25.07
      25.08
      25.09
      25.10
      25.11
      25.12
      25.13
      25.14
      25.15
      25.16
       26           12,822      3,173                   371,659
       27           32,107                               38,294                                                       (1)
       28           9,952
       29                                                                            92,308
       30           36,700      2,852                   459,258                      9,138
       31           12,387      7,452                    8,072                                                        (1)
       32           17,892      6,748                    15,304                      17,500           400,000         (1)
       33           43,643      23,350                   17,169
       34           96,815
       35           24,539      5,638                   196,168
       36           11,296      3,640                    27,903                      3,375                            (1)
       37           40,550                               37,590                      3,906                            (1)
       38           53,929                               11,700                      18,000
       39           21,381                                                          217,690          1,500,000
       40           13,383      9,556                    3,691                       8,750                            (1)
       41           34,090      4,066                    30,950                      12,359                           (1)
       42           21,457                               63,600
       43           12,931
       44           17,473      2,802
       45           26,747      5,740                    60,000
       46           17,982      2,517                    34,484                                       100,000         (1)
       47           18,567      6,100          2.0% Yearly Gross Revenues
       48           23,464                               24,147                      17,850
       49
       50           37,500      3,077                   355,374                      11,075
       51           12,118      3,952                   238,649                      25,738
       52
       53
       54           13,866      5,329                    41,500                     123,025
       55           14,707
       56           14,258      9,744                   452,713                      72,188
       57           13,216      1,462                    23,013                                       500,000         (1)
       58           19,302      2,775                    87,500                      9,825
       59
       60           18,710      11,562                                              982,587
      60.01
      60.02
      60.03
       61           17,443
       62           32,401      2,867                    46,018                     356,250                           (1)
       63           18,576
       64           47,234      7,354
       65           7,707       3,360                    11,750
       66           9,723       1,690                    8,088
       67           15,462      2,439                    13,997                                                       (1)
       68           30,481      1,698                    18,395                      6,250                            (1)
       69           6,113       3,072                    37,750                     209,688
       70           20,607      1,907                    26,848                                                      (100)
       71           11,170                              214,993
       72           27,709                               46,400                     205,000
       73           18,389      2,134                    90,277                      27,500
       74
       75           10,208      4,074                    66,000
       76           17,428      13,030                   42,804                                       750,000         (1)
       77           35,443      5,223                    44,800
       78
       79           5,380       1,335                                                                 100,000         (1)
       80           7,276       2,186                    11,405                      68,744                           (1)
       81                                                                            24,200
       82           5,451       1,528                    24,656
       83           5,016       2,217                    47,500                      18,750
       84           20,094      5,051        2.5% of Y early Gross Revenue           30,344
       85
       86           21,873                               47,000
       87           7,708
       88           15,850                                                           10,938
       89
       90                                                7,220                       4,375
       91           12,206      4,370                   108,328
       92           9,098       1,827                                                                                 (1)
       93           17,059      2,805                    27,029                                       100,000         (1)
       94
       95           29,206      1,117                    17,756                                       150,000         (1)
       96           17,156      4,913                    23,514                                                       (1)
       97           34,117      2,564                    36,049                                                       (1)
       98                                                                            21,875
       99           16,177      2,714                    14,264                      16,688
       100          5,921                                30,250
       101          8,994       3,662                   127,313
       102          7,841       3,706                    57,304                     494,719
       103          5,570       2,667                    29,534
       104          17,647      2,482           4.0% of Yearly Revenues
       105          11,544      1,655                    23,496                                       60,000
       106          7,606        881                     7,200
       107          11,056      1,533                    50,000                      23,813
       108
       109          15,301      1,581                    77,848                      49,909
       110          13,184      2,693                    20,400
       111          8,545       1,438                    62,976                      44,410
       112          4,602
       113          10,101      2,401                    25,556                                                       (1)
       114          7,503       1,705                    18,250
       115
       116          24,490      3,235                   146,000                     155,211
       117          6,721                                41,250
       118          3,299       3,116                    32,112                                       150,000
       119          14,609      1,734                    29,449
       120          14,927      2,644        4.0% of Yearly Gross Revenues
       121          12,254      1,458                    67,065
       122          2,000       1,096                    5,571                                                        (1)
       123          5,732       3,110                    50,750                      81,875
       124          14,091      3,048          4.0% Yearly Gross Revenues
       125          10,351      3,885                    69,120                      76,250
       126          8,051        837                     14,041                                                       (1)
       127          7,248        633                     5,580
       128          14,509      2,789                                                25,094
       129
       130          6,155        310                     4,847                                                        (1)
       131          8,585       1,510                    38,100
       132          5,512                                36,500                      48,125
       133          4,361        881                     5,133                                                        (1)
       134
       135          10,447      4,782                    75,504
       136          4,857        604                     7,022                       15,625
       137          23,942      2,533                    32,000
       138          2,930
       139          6,053       4,942                    29,172                      15,519
       140          8,282       1,523                    16,336                                                       (1)
       141          16,610
       142          1,107       2,058                    5,460
       143          8,408       1,097                    49,389                      28,419
       144          14,782
       145          5,608       1,056                    18,500
     145.01
     145.02
     145.03
     145.04
     145.05
     145.06
       146                      1,321                    18,016                                       50,000          (1)
       147                                               1,293
       148          6,731       1,979                    42,188
       149          7,201       1,294
       150          7,623       2,600                    8,569                      160,625                           (1)
       151
       152
       153          4,715        984                     12,417                      9,375            100,000         (1)
       154          8,609       1,605                    8,620                                                        (1)
     154.01
     154.02
     154.03
       155          5,679       1,241                                                76,729
       156
       157
       158          7,127        900                     42,174                      11,750
       159          4,218       1,227                    27,000
       160          2,751       3,300                    26,000                      4,680
       161          4,345                                28,750                      2,156
       162          7,459       2,629                    34,072
       163          9,818       1,214                    18,345
       164          3,137       1,144                    60,648
       165          3,226        958                     6,969                                                        (1)
       166          12,218      1,318
       167
       168          7,333
       169          7,185                                22,050
       170          1,818       1,119                    3,766                                                        (1)
       171          1,507       1,658                    6,356
       172          1,715       7,160                    15,400
       173                                                                           9,375
       174          10,251      5,269                    54,400                                                       (1)
       175
       176          5,528       2,768                    43,000                      61,875
       177          15,249      1,801                    30,264                      9,750                            (1)
       178          3,204       1,892
       179          3,204        565                     5,466                                        30,000          (1)
       180          4,952       1,583                    6,600                       74,491                           (1)
       181          6,081       2,867                    50,004
       182
       183          1,296       1,988                                               625,000
       184          7,967                                                            4,188
       185          5,813       3,420                    9,324                                        100,000         (1)
       186          9,805        668                     2,545                       6,563                            (1)
     186.01
     186.02
       187
       188          6,241       1,621                    17,503
       189          2,589       1,343                    8,824                                                        (1)
       190
       191          4,135        128                     3,362                                                        (1)
       192          6,729       3,981                    77,400
       193          10,667      1,891                                               243,571                           (1)
       194
       195          3,932       3,338                    29,250                      89,000
       196          14,069      1,852                    38,250                      1,875
       197
       198          2,826                                35,904                      5,000
       199          2,375                                2,841                                                        (1)
       200
       201
       202
       203          6,739        896
       204
       205
       206
       207          2,066       1,309                    3,639                                        75,000          (1)
       208          4,593       1,640                    68,268
       209
       210                       585                     5,641                                       1,116,495
       211          2,744        652                     6,756                       3,125
       212
       213          6,109       1,444                    29,691
       214          9,523       1,679                    17,736                      75,000                           (1)
       215
       216
       217          1,863        849                     10,750                      12,500
       218          4,494        752                     12,500
       219
       220          5,482       4,263
       221          5,399        720                     12,000
       222          1,642        931                                                                                  (1)
       223          1,687       1,280                    7,250
       224          6,985       3,342                    12,038
       225
       226          6,072        825                     9,845                       12,500                           (1)
       227
       228          1,332       1,917                    59,528
       229          6,667        966                     3,442                       63,250                           (1)
       230          2,958        675
       231          5,843        574                     25,920                      5,625
       232
       233
       234          2,659        413                     7,518
       235          3,045        981                     66,324
       236          3,575       1,276                    64,188
       237          5,685        791                     10,238
       238          2,742        598                     2,828                                                        (1)
       239                                               2,510
     239.01
     239.02
       240          6,025        735                     3,051                                                        (1)
       241          3,581       1,312                    6,325                                        30,000          (1)
       242          4,546        711                     9,901
       243
       244          6,660       3,289                   110,940                      64,688
       245
       246
       247          2,255        471                     3,185                                                        (1)
       248          2,500       2,405                    57,400
       249          6,093        743                     34,695                      7,375
       250
       251                                               4,814
       252          3,092       2,186                    13,897                      10,000                           (1)
       253          2,992        644                     2,933                      111,928                           (1)
       254          2,468       1,020                    10,195
       255
       256
       257          3,537        407                                                                                  (1)
       258
       259          2,831        838                     7,825
       260          2,255       1,073                    4,355
       261           975         254                      749
       262          2,725        120                     1,561                                        50,000          (1)
       263          2,483        469                                                 93,750
       264                      11,593                   27,000                      18,750           300,000         (1)
       265          1,707        693                     2,025                                                        (1)
       266          4,627        555                     6,544
       267          3,498        195                     2,700
       268          3,182        473                     5,923                                                        (1)
       269                       529                     3,197                       31,250           632,766
     269.01
     269.02
       270
       271                       301
       272          2,127        477                     4,500                       3,125
       273          1,453        288                      953                                                         (1)
       274          2,395        704                     42,396
       275          1,600        622                     2,033                                                        (1)
       276          2,055        522
       277          1,723        310                     3,004                                                        (1)
       278          1,698        759
       279          3,785       4,309                    96,800
       280          2,086        616                     9,586                       48,125           20,000          (1)
       281                                               3,405                                        75,000
       282          3,106        864
       283          1,000                                1,085                                                        (1)
       284          3,367        514                     6,876                       5,000
       285          3,003       2,081                    22,200                      3,125
       286
       287           510         113                                                                  13,845          (1)
       288           747         550                     1,628                                                        (1)
       289          1,864        924                     12,000
       290          2,899        482                     1,500                                                        (1)
       291                       544                     2,325                                        460,136
       292          1,193        411                     5,250
       293          2,059        340                      741                                                         (1)
       294           210         187                     1,512                                                        (1)
       295          2,721       1,566                    5,787                                        65,000          (1)
       296          1,691        333                     1,965                                                        (1)
       297           940        1,144                    11,200
       298                       298                     2,823                                        50,000          (1)
       299          3,032        418                     5,400
       300          2,060        438                                                                                  (1)
       301           491         263                     3,500                       2,500
       302           901         271                     3,750                       11,875
       303           811         170                      525                                                         (1)
       304           690         165                     2,000                       1,875
       305          1,268        627

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) After the first loan year, Annual Deposit to Replacement Reserves is 4.0% of yearly revenues thereafter.

(3) After the first loan year, Annual Deposit to Replacement Reserves is 3.0% of yearly gross revenue for the second loan year and 4.0% thereafter.

(4) Annual Deposit to Replacement Reserves commences January 11, 2008.

(5) Annual Deposit to Replacement Reserves is $24,144 for the first four years.

(6) Annual Deposit to Replacement Reserves commences August 11, 2006.

(7) An additional $50,000 in February, March, April, and May of 2006 and $40,000
in January, February, March, April, and May of 2007 will be escrowed to replacement reserves in conjunction with the Property Improvement Plan.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

     ANNEX A-4                              COMMERCIAL TENANT SCHEDULE
     ---------

MORTGAGE   LOAN
  LOAN     GROUP                                                       GENERAL                SPECIFIC              CUT-OFF DATE
 NUMBER   NUMBER                    PROPERTY NAME                   PROPERTY TYPE          PROPERTY TYPE          LOAN BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1         1     Prime Outlets Pool                                   Retail                 Outlet              315,340,000.00
  1.01             Prime Outlets at San Marcos                          Retail                 Outlet
  1.02             Prime Outlets at Grove City                          Retail                 Outlet
  1.03             Prime Outlets at Ellenton                            Retail                 Outlet
  1.04             Prime Outlets at Jeffersonville                      Retail                 Outlet
  1.05             Prime Outlets at Pleasant Prairie                    Retail                 Outlet
  1.06             Prime Outlets at Huntley                             Retail                 Outlet
  1.07             Prime Outlets at Gulfport                            Retail                 Outlet
  1.08             Prime Outlets at Naples                              Retail                 Outlet
  1.09             Prime Outlets at Lebanon                             Retail                 Outlet
  1.10             Prime Outlets at Florida City                        Retail                 Outlet
   2         1     1775 Broadway                                        Office                  CBD                250,000,000.00
   3         1     620 Avenue of the Americas                           Office                  CBD                205,000,000.00
   4         1     Hyatt Center                                         Office                  CBD                162,500,000.00
   5         1     Belmar*                                            Mixed Use      Retail/Office/Multifamily     132,319,524.04
   6         1     Clay Terrace                                         Retail                Anchored             115,000,000.00
   8         1     Britannia Business Center I                          Office                Suburban             60,000,000.00
   11        1     Horizon Pool                                         Retail                 Outlet              53,874,969.71
 11.01             Prime Outlets at Burlington                          Retail                 Outlet
 11.02             Prime Outlets at Oshkosh                             Retail                 Outlet
 11.03             Prime Outlets at Fremont                             Retail                 Outlet
   12        1     Huntington Oaks Shopping Center                      Retail                Anchored             51,000,000.00
   13        1     3500 Maple                                           Office                  CBD                47,000,000.00
   15        1     Sunmark Plaza                                        Retail                Anchored             45,850,000.00
   16        1     TownMall of Westminster                              Retail                Anchored             45,000,000.00
   17        1     Parkway Corporate Plaza                              Office                Suburban             44,500,000.00
   20        1     Mountain Bay Plaza                                   Office                Suburban             39,500,000.00
   22        1     Hohokam Towers                                       Office                Suburban             35,000,000.00
   24        1     1100 Technology Park Drive                           Office                Suburban             32,574,000.00
   25        1     GSA Offices Pool                                     Office                Various              32,183,065.74
 25.01             GSA Offices - Mobile, AL                             Office                  CBD
 25.02             GSA Offices - Little Rock, AR                        Office                Suburban
 25.03             GSA Offices - Raleigh, NC                            Office                Suburban
 25.04             GSA Offices - Memphis Midtown, TN                    Office                Suburban
 25.05             GSA Offices - Trussville, AL                         Office                Suburban
 25.06             GSA Offices - Memphis North, TN                      Office                Suburban
 25.07             GSA Offices - Frankfort, KY                          Office                Suburban
 25.08             GSA Offices - Columbus, MS                           Office                Suburban
 25.09             GSA Offices - Elizabethtown, KY                      Office                Suburban
 25.10             GSA Offices - Greenville, NC                         Office                Suburban
 25.11             GSA Offices - Memphis East, TN                       Office                Suburban
 25.12             GSA Offices - Henderson, NC                          Office                Suburban
 25.13             GSA Offices - Fairhope, AL                           Office                Suburban
 25.14             GSA Offices - Moss Point, MS                         Office                Suburban
 25.15             GSA Offices - Richmond, KY                           Office                Suburban
 25.16             GSA Offices - Lawrenceburg, TN                       Office                Suburban
   27        1     100 Motor Parkway                                    Office                Suburban             31,150,000.00
   28        1     Cal Oaks Plaza Shopping Center                       Retail                Anchored             27,100,000.00
   31        1     Downtown Centre                                      Retail                Anchored             25,000,000.00
   32        1     Mission Square Office Building                       Office                Suburban             24,225,000.00
   33        1     215 South Monroe Building                            Office                Suburban             24,000,000.00
   34        1     594 Broadway                                         Office                  CBD                24,000,000.00
   36        1     Shoppes at Zion                                      Retail            Shadow Anchored          23,100,000.00
   37        1     1200 Wall Street West                                Office                Suburban             22,000,000.00
   38        1     353 Lexington Avenue                                 Office                  CBD                22,000,000.00
   39        1     Broadway Medical Plaza                               Office                Medical              21,000,000.00
   40        1     The Shoppes at Heron Lakes                           Retail                Anchored             21,000,000.00
   41        1     Willow Creek Shopping Center                         Retail                Anchored             21,000,000.00
   46        1     Town Plaza                                         Mixed Use            Office/Retail           20,229,625.94
   48        1     University Place                                     Retail                Anchored             19,925,000.00
   49        1     Vineyard Shopping Center                             Retail            Shadow Anchored          19,807,821.72
   52        1     AMC - Highlands Ranch                                Retail                Anchored             19,250,000.00
   53        1     Rave Theater                                         Retail                Anchored             17,889,015.00
   57        1     2700 Ygnacio Valley Road                             Office                Suburban             17,000,000.00
   59        1     Marina Pointe                                        Retail                Anchored             17,000,000.00
   60        1     Procacci Pool                                       Various                Various              16,796,227.49
 60.01             Lake Wales Plaza                                     Retail                Anchored
 60.02             Lake City Professional Plaza                         Retail               Unanchored
 60.03             Orlando Professional Plaza                           Office                Suburban
   62        1     Brookwood Commerce Centre                            Office                Suburban             15,500,000.00
   65        1     The Shoppes at Cornerstone                           Retail                Anchored             14,327,344.88
   66        1     Mountain Valley Center                               Retail                Anchored             14,303,492.85
   67        1     Grand Parkway Times Square                           Retail               Unanchored            14,137,654.88
   68        1     U.S. Bank Building                                   Office                  CBD                13,968,474.79
   70        1     Lansing Towne Centre                                 Retail                Anchored             13,500,000.00
   74        1     The Orchard                                          Retail                Anchored             12,987,015.00
   76        1     Sunshine Park Mall                                   Retail                Anchored             12,461,285.34
   78        1     Giant Eagle (Columbus, OH)                           Retail                Anchored             12,154,118.00
   79        1     Haven Village Center                                 Retail            Shadow Anchored          11,900,000.00
   80        1     Sorrento Tech                                        Office                Suburban             11,800,000.00
   81        1     Chatham Crossing                                     Retail                Anchored             11,700,000.00
   85        1     Kohl's - Lakewood, CO                                Retail                Anchored             11,440,000.00
   87        1     DEA/ATF Building                                     Office                  CBD                11,280,000.00
   89        1     Broadway Commons                                     Retail                Anchored             11,000,000.00
   90        1     Shops at Hammock Cove                                Retail                Anchored             11,000,000.00
   92        1     Buckeye Marketplace                                  Retail            Shadow Anchored          10,800,000.00
   93        1     Bullhead Square                                      Retail                Anchored             10,750,000.00
   94        1     Northwood Crossings                                  Retail                Anchored             10,690,800.00
   95        1     Mississippi Plaza Building                           Office                  CBD                10,665,387.43
   96        1     990 Spring Garden Street                             Office                  CBD                10,535,105.04
   97        1     Arapahoe & Revere Business Center                    Office                Suburban             10,500,000.00
   99        1     Prospect Plaza                                       Office                Suburban             10,300,000.00
  105        1     Northwest Village                                    Retail                Anchored              9,900,000.00
  108        1     Mountain View Shopping Center                        Retail                Anchored              9,645,224.00
  113        1     Northwest Plaza                                      Retail                Anchored              8,800,997.41
  115        1     Royal Oaks Village II                                Retail            Shadow Anchored           8,550,000.00
  118        1     Berne Square Shopping Center                         Retail                Anchored              8,282,929.51
  119        1     Arbutus Business Center                            Industrial                Flex                8,222,652.84
  122        1     Shorewood Crossings Shopping Center, Phase II        Retail            Shadow Anchored           8,163,566.36
  126        1     Baymeadows Commons Shopping Center                   Retail               Unanchored             7,975,128.42
  128        1     WOW Logistics - 1941 Engel Road                    Industrial             Warehouse              7,891,852.44
  129        1     Wild Oats Market                                     Retail                Anchored              7,469,000.00
  130        1     Camino Altos Office Building                         Office                Suburban              7,400,000.00
  133        1     Peakway Market Square                              Mixed Use            Retail/Office            7,350,000.00
  134        1     Beekman Stop & Shop                                  Retail                Anchored              7,348,880.00
  136        1     Cedar Bluff Shopping Center                          Retail                Anchored              7,160,000.00
  140        1     Loveland Marketplace - North                         Retail                Anchored              6,609,710.81
  142        1     Taylor Junction                                      Retail                Anchored              6,484,900.67
  146        1     Sullivan Square Shopping Center                      Retail               Unanchored             6,131,417.64
  147        1     CVS - Washington, DC                                 Retail                Anchored              6,063,949.96
  148        1     WOW Logistics - Concord Ave.                       Industrial       Warehouse/Distribution       6,009,903.26
  149        1     Wall Street Plaza-La Jolla                         Mixed Use            Retail/Office            6,000,000.00
  150        1     Marketplace at Ken Caryl                             Retail               Unanchored             5,992,000.00
  151        1     Walgreens - Feasterville, PA                         Retail                Anchored              5,978,462.95
  152        1     Walgreens - Southfield, MI                           Retail                Anchored              5,975,469.73
  153        1     Roswell Fiesta                                       Retail               Unanchored             5,880,000.00
  154        1     Arnold Pool                                        Industrial                Flex                5,821,889.61
 154.01            Arnold Building II                                 Industrial                Flex
 154.02            Arnold Building I                                  Industrial                Flex
 154.03            Atlantic Teleconnect Building                      Industrial                Flex
  156        1     10 Campus Boulevard                                  Office                Suburban              5,700,000.00
  157        1     Walgreens - Taylor, MI                               Retail                Anchored              5,694,106.82
  163        1     Sulphur Spring Business Park                       Industrial                Flex                5,481,768.56
  165        1     Zang Building                                        Office                  CBD                 5,458,042.99
  166        1     Kent Plaza                                           Retail                Anchored              5,400,000.00
  167        1     Walgreens - Metairie, LA                             Retail                Anchored              5,400,000.00
  168        1     SSA -Austin, TX                                      Office                Suburban              5,390,700.00
  170        1     Copelands Sport                                      Retail                Anchored              5,317,769.55
  174        1     Lincoln Square Office Building                       Office                  CBD                 5,175,321.30
  175        1     Best Buy - Oxnard, CA                                Retail                Anchored              5,150,000.00
  177        1     American Way Plaza                                   Retail                Anchored              5,100,000.00
  179        1     Springfield Gardens                                Mixed Use            Retail/Office            5,077,138.89
  180        1     Meadows Shopping Center                              Retail               Unanchored             5,048,000.00
  182        1     CVS - Somerville, MA                                 Retail                Anchored              5,013,790.05
  185        1     Atlantic Plaza                                       Retail               Unanchored             4,984,217.90
  186        1     Cordova Dexter Pool                                  Retail               Unanchored             4,920,000.00
 186.01            The Shops of Cordova Station                         Retail               Unanchored
 186.02            The Commons of Dexter Lakes                          Retail               Unanchored
  187        1     Travelers Office Bldg                                Office                  CBD                 4,864,861.00
  188        1     Marlton Plaza                                        Retail                Anchored              4,802,819.27
  189        1     Bailey Cove Shopping  Center                         Retail               Unanchored             4,800,000.00
  190        1     Walgreens - Claremore, OK                            Retail                Anchored              4,708,529.16
  191        1     White Horse Commons                                  Retail            Shadow Anchored           4,600,000.00
  193        1     Ferguson Square                                      Retail                Anchored              4,468,779.18
  194        1     Walgreens - York, PA                                 Retail                Anchored              4,410,095.80
  197        1     Walgreens - Charlotte, NC                            Retail                Anchored              4,344,031.31
  199        1     Supermall Strip Center 1 & 2                         Retail            Shadow Anchored           4,300,000.00
  200        1     Walgreens - Saginaw, MI                              Retail                Anchored              4,281,305.83
  201        1     Stoney Creek                                         Retail                Anchored              4,279,121.00
  202        1     Walgreens - Flushing, MI                             Retail                Anchored              4,234,412.01
  204        1     Walgreens - Pittsburgh, PA                           Retail                Anchored              4,136,676.31
  205        1     Walgreens - Stevensville, MI                         Retail                Anchored              4,104,705.70
  206        1     Walgreens - Reynoldsburg, OH                         Retail                Anchored              4,100,790.44
  207        1     South Creek Center                                   Retail               Unanchored             4,100,000.00
  209        1     Horizon Corporate Center II                           Land                  Retail               4,082,959.38
  210        1     Nephrology, Inc. - Mishawaka, IN                     Office                Medical               4,022,866.67
  212        1     Walgreens - Maineville, OH                           Retail                Anchored              3,978,284.42
  213        1     WOW Logistics - Marshfield                         Industrial       Warehouse/Distribution       3,931,005.90
  214        1     Grove Park Shopping Center                           Retail                Anchored              3,788,000.00
  215        1     Walgreens - Greendale, IN                            Retail                Anchored              3,787,332.72
  216        1     Walgreens - Elk City, OK                             Retail                Anchored              3,705,609.38
  218        1     WOW Logistics - Chippewa Falls                     Industrial       Warehouse/Distribution       3,553,024.57
  219        1     Walgreens - Rainbow City, AL                         Retail                Anchored              3,536,136.33
  220        1     Deland Plaza                                         Retail                Anchored              3,534,475.85
  222        1     Cedar Breaks Village                                 Retail            Shadow Anchored           3,510,000.00
  225        1     CVS - Schaumburg, IL                                  Land                  Retail               3,483,723.77
  226        1     Columbine Plaza - Shopping Center                    Retail               Unanchored             3,480,000.00
  227        1     CVS - Baton Rouge, LA                                Retail                Anchored              3,468,018.83
  229        1     Trailwood Shops                                      Retail               Unanchored             3,367,474.46
  230        1     CVS Pharmacy_Algonac, MI                             Retail                Anchored              3,367,147.11
  232        1     CVS - New Iberia, LA                                 Retail                Anchored              3,339,275.78
  233        1     Walgreens - Covington, LA                            Retail                Anchored              3,267,503.59
  238        1     Plaza Airline Shopping Center                        Retail               Unanchored             2,993,244.59
  239        1     Perkins Restaurant & Bakery Pool                     Retail                Various               2,989,848.80
 239.01            Perkins Restaurant & Bakery -Tampa, FL               Retail               Unanchored
 239.02            Perkins Restaurant & Bakery - Winter Haven, FL       Retail            Shadow Anchored
  240        1     GW Bush Shopping Center                              Retail            Shadow Anchored           2,986,457.55
  241        1     Alhambra Office / Warehouse                        Industrial                Flex                2,950,568.29
  243        1     Walgreens - Dyersburg, TN                            Retail                Anchored              2,928,423.35
  245        1     CVS - Shreveport, LA                                 Retail                Anchored              2,887,222.95
  246        1     Walgreens - Brainerd, MN                             Retail                Anchored              2,814,000.00
  247        1     1201 Hospital Drive                                  Office                Medical               2,800,000.00
  250        1     CVS - Jacksonville Beach, FL                         Retail                Anchored              2,691,331.59
  251        1     Mutual of Omaha                                      Office                Suburban              2,640,949.06
  252        1     Morgantown Plaza                                     Retail                Anchored              2,589,132.29
  253        1     Marina Pointe Shopping Center                        Retail               Unanchored             2,580,000.00
  255        1     CVS - Lafayette, LA                                  Retail                Anchored              2,538,765.00
  256        1     Walgreens- Natchitoches, LA                          Retail                Anchored              2,511,000.00
  257        1     Big Lots - Albuquerque, NM                           Retail                Anchored              2,496,495.96
  258        1     CVS - Channelview, TX                                Retail                Anchored              2,488,985.28
  261        1     Victoria's Secret                                    Retail                Anchored              2,450,000.00
  262        1     South Towne Retail                                   Retail            Shadow Anchored           2,438,669.82
  264        1     GM&O Building                                        Office                  CBD                 2,391,065.74
  265        1     Center Towers Retail                                 Retail               Unanchored             2,369,938.56
  267        1     U.S. Social Security Administration                  Office                Suburban              2,294,812.37
  268        1     Loveland Marketplace - South                         Retail            Shadow Anchored           2,294,726.71
  269        1     Nephrology, Inc. Pool                                Office                Medical               2,277,469.62
 269.01            Nephrology, Inc. - Elkhart, IN                       Office                Medical
 269.02            Nephrology, Inc. - LaPorte, IN                       Office                Medical
  270        1     Walgreens - Houston, TX                              Retail                Anchored              2,247,003.11
  271        1     Walgreens - St. Petersburg, FL                       Retail                Anchored              2,229,602.52
  273        1     Willow Crossroads                                    Retail            Shadow Anchored           2,113,321.05
  275        1     Hattiesburg Retail Center                            Retail            Shadow Anchored           2,000,000.00
  277        1     Arrowhead Ridge                                      Retail               Unanchored             1,993,518.17
  278        1     Whitehorse Medical Office Building                   Office                Medical               1,991,335.65
  280        1     Riverton Medical Center                              Office                Medical               1,978,792.38
  281        1     Tractor Supply - El Campo, TX                        Retail               Unanchored             1,947,460.18
  282        1     CVS - Houston, TX                                    Retail                Anchored              1,933,547.76
  283        1     Supermall Strip Center 3                             Retail            Shadow Anchored           1,900,000.00
  286        1     Tractor Supply - Parkersburg, WV                     Retail                Anchored              1,793,000.00
  287        1     Brice Road Strip Center                              Retail               Unanchored             1,750,000.00
  288        1     North Towne Center                                   Retail            Shadow Anchored           1,742,356.67
  290        1     Vista Commerce Center                                Retail            Shadow Anchored           1,694,921.89
  291        1     Nephrology, Inc. - South Bend, IN                    Office                Medical               1,655,889.49
  293        1     2110 East Oklahoma Avenue                            Retail               Unanchored             1,582,994.62
  294        1     Block Buster Plaza                                   Retail               Unanchored             1,557,912.17
  295        1     Doral Commercial Center                            Industrial                Flex                1,523,592.69
  296        1     Cruse Village                                        Retail               Unanchored             1,506,097.61
  298        1     Hancock Fabrics - Sugar Land, TX                     Retail               Unanchored             1,144,930.89
  299        1     WOW Logistics - IP Building                        Industrial             Warehouse              1,094,156.50
  300        1     Louetta Village                                      Retail               Unanchored             1,052,689.54
  303        1     The Verizon Wireless Building                        Retail            Shadow Anchored            996,685.20
  305        1     Lake Wales No. 60                                  Industrial             Warehouse               577,463.66

   MORTGAGE
     LOAN          NUMBER OF      UNIT OF
    NUMBER       UNITS (UNITS)    MEASURE  LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

      1            3,492,882      Sq. Ft.  Various
     1.01           640,974       Sq. Ft.  Pottery Barn Outlet
     1.02           532,290       Sq. Ft.  Vanity Fair
     1.03           476,534       Sq. Ft.  Vanity Fair
     1.04           409,923       Sq. Ft.  Pottery Barn
     1.05           270,324       Sq. Ft.  Nike
     1.06           279,387       Sq. Ft.  Casual Corner Annex
     1.07           302,799       Sq. Ft.  VF Outlet
     1.08           145,962       Sq. Ft.  Liz Claiborne
     1.09           226,816       Sq. Ft.  Liz Claiborne
     1.10           207,873       Sq. Ft.  Bealls
      2             618,122       Sq. Ft.  Newsweek
      3             669,513       Sq. Ft.  The Gap
      4            1,472,460      Sq. Ft.  Mayer, Brown, Rowe & Maw LLP
      5             813,357       Sq. Ft.  The Integer Group
      6             499,029       Sq. Ft.  Dick's Sporting Goods
      8             296,537       Sq. Ft.  ADP (ProBusiness Svc.)
      11            673,547       Sq. Ft.  Various
    11.01           174,055       Sq. Ft.  Mikasa
    11.02           270,567       Sq. Ft.  VF Outlet
    11.03           228,925       Sq. Ft.  Levis/Dockers
      12            252,510       Sq. Ft.  Toys 'R' Us
      13            376,862       Sq. Ft.  Hanson Aggregates
      15            278,505       Sq. Ft.  Best Buy
      16            444,110       Sq. Ft.  Sears
      17            286,775       Sq. Ft.  Kaiser Health Fund
      20            165,390       Sq. Ft.  Fenwick & West LLP
      22            272,728       Sq. Ft.  Apollo Group
      24            239,903       Sq. Ft.  GE Panametrics
      25            236,003       Sq. Ft.  Various
    25.01           50,816        Sq. Ft.  United States of America (Social Security)
    25.02           23,495        Sq. Ft.  United States of America (Military Entrance Processing Station)
    25.03           15,960        Sq. Ft.  United States of America (Social Security)
    25.04           21,250        Sq. Ft.  United States of America (Social Security)
    25.05           16,544        Sq. Ft.  United States of America (Social Security)
    25.06           12,545        Sq. Ft.  United States of America (Social Security)
    25.07           13,775        Sq. Ft.  United States of America (Social Security)
    25.08           10,800        Sq. Ft.  United States of America (Social Security)
    25.09           12,215        Sq. Ft.  United States of America (Social Security)
    25.10           10,205        Sq. Ft.  United States of America (Social Security)
    25.11           11,123        Sq. Ft.  United States of America (Social Security)
    25.12            8,668        Sq. Ft.  United States of America (Social Security)
    25.13            7,587        Sq. Ft.  United States of America (Social Security)
    25.14            7,100        Sq. Ft.  United States of America (Social Security)
    25.15            6,928        Sq. Ft.  United States of America (Social Security)
    25.16            6,992        Sq. Ft.  United States of America (Social Security)
      27            191,818       Sq. Ft.  Allstate
      28            170,005       Sq. Ft.  Sanborn Theaters
      31            80,716        Sq. Ft.  Sanborn Theaters
      32            125,020       Sq. Ft.  Best, Best & Krieger
      33            171,695       Sq. Ft.  Pennington Haben
      34            216,363       Sq. Ft.  Housing Works
      36            122,667       Sq. Ft.  Dress Barn/Dress Barn Woman
      37            187,951       Sq. Ft.  Quest Diagnostics
      38            78,000        Sq. Ft.  Kobrand Corporation
      39            101,284       Sq. Ft.  Glen K. Lau M.D.
      40            123,044       Sq. Ft.  ABT Family Fitness
      41            166,372       Sq. Ft.  Safeway
      46            172,418       Sq. Ft.  State of Washington (DSHS - Columbia River CSO)
      48            160,979       Sq. Ft.  Kerasotes Theatre
      49            107,575       Sq. Ft.  Office Depot
      52            109,260       Sq. Ft.  American Multi-Cinema, Inc.
      53            76,172        Sq. Ft.  Rave Theater
      57            104,606       Sq. Ft.  John Carollo Engineers
      59            50,000        Sq. Ft.  Ralph's
      60            248,628       Sq. Ft.  Various
    60.01           104,460       Sq. Ft.  Department of Childrens & Families
    60.02           98,410        Sq. Ft.  Department of Revenue
    60.03           45,758        Sq. Ft.  Department of Childrens & Families
      62            209,174       Sq. Ft.  Arizona Department of Economic Security
      65            117,504       Sq. Ft.  Publix
      66            87,872        Sq. Ft.  Safeway Inc.
      67            93,314        Sq. Ft.  Times Square Entertainment
      68            91,974        Sq. Ft.  Mayo Foundation
      70            111,865       Sq. Ft.  Circuit City
      74            163,529       Sq. Ft.  Kohl's
      76            282,785       Sq. Ft.  Mobility Products
      78            116,129       Sq. Ft.  Giant Eagle
      79            45,634        Sq. Ft.  McAlan's Pub
      80            63,363        Sq. Ft.  Fujitsu Transaction Solutions, Inc.
      81            95,933        Sq. Ft.  Lowe's Foods
      85            88,248        Sq. Ft.  Kohl's
      87            35,616        Sq. Ft.  US Drug Enforcement Administration / Bureau of Alcohol, Tobacco, Firearms and Explosives
      89            140,739       Sq. Ft.  Sportmart
      90            72,197        Sq. Ft.   Publix Super Markets, Inc.
      92            48,171        Sq. Ft.  Hollywood Video
      93            180,291       Sq. Ft.  Kmart
      94            148,749       Sq. Ft.  Home Accents
      95            88,778        Sq. Ft.  Lee Enterprises
      96            156,758       Sq. Ft.  Philadelphia Authority for Industrial Development
      97            180,243       Sq. Ft.  VISTAR
      99            71,318        Sq. Ft.  VA/USA
     105            156,657       Sq. Ft.  Hobby Lobby
     108            106,521       Sq. Ft.  Ross Stores
     113            136,581       Sq. Ft.  Family Fare Inc.
     115            59,908        Sq. Ft.  CompUSA
     118            178,398       Sq. Ft.  ECIM
     119            226,528       Sq. Ft.  Olympic Imprted Parts Corp.
     122            55,709        Sq. Ft.  Staples
     126            73,900        Sq. Ft.  Food Lion/Bailey's
     128            472,500       Sq. Ft.  WOW Logistics
     129            48,835        Sq. Ft.  Wild Oats
     130            24,233        Sq. Ft.  First Horizon Home Loans
     133            51,326        Sq. Ft.  Sandman Inc (Better Sleep Store)
     134            66,415        Sq. Ft.  Stop & Shop Supermarket
     136            70,224        Sq. Ft.  Kroger
     140            108,904       Sq. Ft.  Hobby Lobby
     142            54,547        Sq. Ft.  Publix
     146            102,219       Sq. Ft.  Hastings
     147            12,933        Sq. Ft.  CVS
     148            281,250       Sq. Ft.  WOW Logistics
     149            36,657        Sq. Ft.  Jacks La Jolla Restaurant
     150            47,606        Sq. Ft.  Goodyear Chatfield Tire & Auto
     151            14,820        Sq. Ft.  Walgreens
     152            14,490        Sq. Ft.  Walgreens
     153            62,085        Sq. Ft.  Brazilian Church
     154            86,200        Sq. Ft.  Various
    154.01          35,200        Sq. Ft.  Ultrapure Group Limited
    154.02          36,000        Sq. Ft.  Sarasota Herald Tribune
    154.03          15,000        Sq. Ft.  Atlantic Teleconnect
     156            44,000        Sq. Ft.  GMH Communities LP
     157            14,490        Sq. Ft.  Walgreens
     163            166,769       Sq. Ft.  UCP of Central Maryland, Inc.
     165            43,592        Sq. Ft.  New Town Builders
     166            94,041        Sq. Ft.  Jewel/Osco
     167            13,570        Sq. Ft.  Walgreens
     168            23,311        Sq. Ft.  Social Security Administration
     170            24,694        Sq. Ft.  Copelands Sports
     174            200,600       Sq. Ft.  Nelnet
     175            48,168        Sq. Ft.  Best Buy Stores
     177            104,365       Sq. Ft.  Marshalls
     179            32,150        Sq. Ft.  Virginia School of Nursing
     180            44,000        Sq. Ft.  Montessori School
     182            12,975        Sq. Ft.  CVS
     185            46,621        Sq. Ft.  Glick's Kosher Supermarket
     186            25,450        Sq. Ft.  Various
    186.01          18,950        Sq. Ft.  Cabinet Factory Outlet
    186.02           6,500        Sq. Ft.  Blockbuster
     187            50,760        Sq. Ft.  Travelers Indemnity Co.
     188            77,012        Sq. Ft.  Food Lion
     189            58,829        Sq. Ft.  PRSM Sports & Fitness
     190            14,490        Sq. Ft.  Walgreens
     191            33,620        Sq. Ft.  Cato
     193            65,137        Sq. Ft.  Shop 'n Save
     194            14,550        Sq. Ft.  Walgreens
     197            14,490        Sq. Ft.  Walgreens
     199            18,940        Sq. Ft.  Boppa Enterprises, Inc.
     200            15,120        Sq. Ft.  Walgreens
     201            51,091        Sq. Ft.  Best Buy
     202            15,120        Sq. Ft.  Walgreens
     204            14,550        Sq. Ft.  Walgreens
     205            15,120        Sq. Ft.  Walgreens
     206            14,820        Sq. Ft.  Walgreens
     207            24,370        Sq. Ft.  BAB of 32nd (Moe's)
     209            18,829        Sq. Ft.  Cracker Barrel (Pad Lease)
     210            28,205        Sq. Ft.  Nephrology, Inc.
     212            14,820        Sq. Ft.  Walgreens
     213            148,455       Sq. Ft.  WOW Logistics
     214            106,557       Sq. Ft.  BI-LO
     215            14,820        Sq. Ft.  Walgreens
     216            14,550        Sq. Ft.  Walgreens
     218            125,000       Sq. Ft.  Silicon Graphics
     219            14,560        Sq. Ft.  Walgreens
     220            84,096        Sq. Ft.  Winn Dixie
     222            22,412        Sq. Ft.  Texas Bright Ideas
     225            13,180        Sq. Ft.  CVS (Pad Lease)
     226            33,947        Sq. Ft.  Gotta Dancel Gotta Sing!
     227            13,813        Sq. Ft.  CVS
     229            22,949        Sq. Ft.  Pizza Shoppe
     230            13,013        Sq. Ft.  CVS Corporation
     232            13,738        Sq. Ft.  CVS
     233            14,820        Sq. Ft.  Walgreens
     238            18,851        Sq. Ft.  MZD Fashions
     239            12,026        Sq. Ft.  Perkins Restaurant
    239.01           5,242        Sq. Ft.  Perkins Restaurant
    239.02           6,784        Sq. Ft.  Perkins Restaurant
     240            20,263        Sq. Ft.  McAlister's Deli
     241            27,310        Sq. Ft.  Falcon International Corp
     243            14,820        Sq. Ft.  Walgreens
     245            10,908        Sq. Ft.  CVS
     246            15,120        Sq. Ft.  Walgreens
     247            21,234        Sq. Ft.  Teays Valley Health Services, Inc
     250            11,350        Sq. Ft.  CVS
     251            20,930        Sq. Ft.  Mutual of Omaha
     252            92,646        Sq. Ft.  Aaron Rents
     253            19,550        Sq. Ft.  Northshore Restaurant
     255            10,908        Sq. Ft.  CVS
     256            14,820        Sq. Ft.  Walgreens
     257            30,000        Sq. Ft.  Big Lots
     258            10,908        Sq. Ft.  CVS
     261             4,990        Sq. Ft.  Victoria's Secret
     262            10,407        Sq. Ft.  Movie Trading Co.
     264            53,417        Sq. Ft.  South Alabama Regional Planning Comm.
     265            13,498        Sq. Ft.  Dave Mansius J&L Hobbies, Inc
     267            13,500        Sq. Ft.  United States of America (Social Security)
     268            39,488        Sq. Ft.  Dollar Tree
     269            15,985        Sq. Ft.  Nephrology, Inc.
    269.01          10,085        Sq. Ft.  Nephrology, Inc.
    269.02           5,900        Sq. Ft.  Nephrology, Inc.
     270            14,560        Sq. Ft.  Walgreens
     271            13,905        Sq. Ft.  Walgreens
     273             9,218        Sq. Ft.  Jack In The Box (Pad Lease)
     275            13,550        Sq. Ft.  Simply Fashion
     277            20,026        Sq. Ft.  HuHot Mongolian Grill
     278            15,313        Sq. Ft.  Whitehorse Family Medicine
     280            15,976        Sq. Ft.  Highline Medical Enterprises
     281            22,700        Sq. Ft.  Tractor Supply
     282            10,908        Sq. Ft.  CVS
     283             7,232        Sq. Ft.  Starbucks Coffee Company, Inc.
     286            21,688        Sq. Ft.  Tractor Supply
     287             8,030        Sq. Ft.  Check Cashing
     288            16,280        Sq. Ft.  Fashion Bug
     290            10,000        Sq. Ft.  Avalar Realty of Central Florida, LLC
     291            11,624        Sq. Ft.  Nephrology, Inc.
     293             4,882        Sq. Ft.  Starbucks
     294            10,081        Sq. Ft.  Blockbuster
     295            38,580        Sq. Ft.  Giovanni & Sons Design, Inc.
     296            13,100        Sq. Ft.  El Palacio Restaurant & Bar
     298            18,819        Sq. Ft.  Hancock Fabrics, Inc.
     299            54,080        Sq. Ft.  Wow Logistics
     300             7,932        Sq. Ft.  Elegant Touch Florist
     303             3,500        Sq. Ft.  Southern & Central Wireless, LLC dba Verizon Wireless
     305            26,243        Sq. Ft.  Packagepros, Inc.

 MORTGAGE    LARGEST                                                                                  2ND LARGEST    2ND LARGEST
   LOAN      TENANT    LARGEST TENANT                                                                    TENANT        TENANT
  NUMBER    % OF NRA     EXP. DATE     2ND LARGEST TENANT NAME                                          % OF NRA      EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------

     1       Various      Various      Various                                                          Various        Various
   1.01       9.88%       01/31/18     Neiman Marcus Last Call                                           4.38%        01/31/21
   1.02       5.04%       11/30/09     Old Navy                                                          3.79%        10/31/10
   1.03       4.88%       12/31/08     Off 5th Saks                                                      4.16%        12/31/11
   1.04       6.80%       01/31/11     Nike                                                              3.38%        06/30/07
   1.05       6.47%       05/31/07     Bass Company Store                                                3.40%        12/31/09
   1.06       3.95%       08/31/06     Liz Claiborne                                                     3.92%        03/31/15
   1.07       7.32%       03/31/10     Burke's                                                           4.57%        09/30/07
   1.08       8.22%       12/31/09     Mikasa                                                            5.56%        09/30/07
   1.09       5.31%       03/31/09     Gap                                                               3.99%        04/30/06
   1.10       7.41%       11/30/07     Nike                                                              4.34%        06/30/10
     2       32.84%       04/30/09     Comedy Partners                                                   17.96%       06/30/08
     3       36.49%   Multiple Spaces  Bed Bath & Beyond                                                 14.78%       01/31/10
     4       26.66%       06/30/20     Hyatt Corporation                                                 19.85%    Multiple Spaces
     5       14.31%       01/31/16     Dick's Sporting Goods (Galyan's)                                  11.18%       01/31/20
     6       13.23%       01/31/20     Circuit City                                                      6.92%        01/31/20
     8       69.41%       04/01/15     Robert Half International                                         19.05%       06/01/10
    11       Various      Various      Various                                                          Various        Various
   11.01      6.29%       08/31/08     Liz Claiborne                                                     5.75%        12/31/07
   11.02     10.13%       04/30/10     Old Navy                                                          5.32%        12/31/10
   11.03      5.20%         MTM        Gap Outlet                                                        4.03%        03/31/11
    12       16.96%       01/01/18     Marshalls                                                         15.04%       07/25/09
    13       14.97%       11/30/07     Heritage Capital Corp                                             13.43%       06/30/15
    15       16.64%       01/31/22     Irene Schrefsler/Corporate Finance Store                          15.08%       01/31/12
    16       15.78%       03/31/13     Belk                                                              14.70%       03/03/07
    17       26.68%   Multiple Spaces  Wachovia                                                          23.53%       04/30/07
    20       28.53%       08/31/17     Thoits Insurance Services, Inc                                    9.83%        10/14/09
    22       86.80%       12/31/11     Matson Navigation                                                 12.54%       12/31/10
    24       100.00%      08/31/16
    25       Various      Various
   25.01     100.00%      07/14/13
   25.02     100.00%      05/31/12
   25.03     100.00%      03/25/13
   25.04     100.00%      05/31/13
   25.05     100.00%      04/30/14
   25.06     100.00%      04/14/15
   25.07     91.06%       08/14/14
   25.08     100.00%      02/14/12
   25.09     100.00%      01/06/13
   25.10     100.00%      02/28/13
   25.11     100.00%      01/16/13
   25.12     100.00%      11/18/14
   25.13     100.00%      06/30/12
   25.14     100.00%      02/07/12
   25.15     100.00%      01/22/12
   25.16     100.00%      08/31/11
    27       24.52%       10/31/13     First Empire Securities                                           15.15%       03/31/15
    28       31.41%       06/30/12     Albertson's                                                       29.56%       09/10/22
    31       34.07%       03/31/09     Barnes & Noble                                                    21.65%       06/30/10
    32       56.22%       12/31/16     Wells Fargo Bank                                                  9.79%        07/31/07
    33       14.68%       12/31/13     Carlton Fields Ward                                               8.50%        04/30/08
    34        7.38%   Multiple Spaces  NY Friends for Life                                               5.30%        10/31/11
    36        7.29%       12/31/06     Rezults Fitness                                                   6.77%        06/15/09
    37       41.12%       04/30/11     USA (Department of Immigration)                                   18.81%          MTM
    38       14.55%       05/31/12     MIS                                                               12.82%       04/30/12
    39        9.99%       05/31/07     Health South                                                      4.18%        05/31/07
    40       30.44%       09/30/15     Health D'Lites dba Tunies                                         12.19%       07/31/15
    41       32.03%       12/14/15     Terri's Consign & Design                                          15.03%       10/31/14
    46       20.18%   Multiple Spaces  State of Washington (DSHS - Division of Child Support)            19.71%       07/31/11
    48       22.06%       08/31/15     Best Buy                                                          18.64%       01/31/13
    49       12.66%       12/31/13     Ming Court                                                        5.99%        12/31/12
    52       100.00%      03/31/18
    53       98.46%       01/31/21     Cold Stone Creamery                                               1.54%        01/31/16
    57       34.48%       01/14/12     Affiliated Engineers                                              17.28%       10/31/12
    59       94.00%       08/31/19     Kid's Pointe DayCare                                              6.00%        08/20/10
    60       Various      Various      Various                                                          Various        Various
   60.01     22.27%       06/30/10     Moran Foods Inc. / Save-A-Lot                                     14.73%       04/30/08
   60.02     20.24%       04/30/10     Department of Childrens & Families                                18.03%       06/30/06
   60.03     57.88%       04/14/07     Department of Corrections                                         36.77%    Multiple Spaces
    62       17.64%       02/28/07     Arizona College of Allied Health                                  15.75%       05/24/10
    65       46.25%       12/31/25     Stein Mart                                                        30.64%       08/31/15
    66       48.79%       11/30/16     Blockbuster Video                                                 6.83%        12/31/08
    67       50.15%       04/30/15     Toni Angelo Fishermans Wharf                                      4.82%        02/28/10
    68       77.32%       12/31/18     US Bank- Rochester                                                15.96%       01/31/09
    70       27.93%       03/31/18     Office Max                                                        24.28%       05/31/15
    74       54.06%       01/31/26     Marquee Cinema                                                    32.62%       06/29/24
    76       19.41%   Multiple Spaces  Publix Store                                                      13.39%       03/30/21
    78       100.00%      03/31/21
    79        9.86%       09/30/10     Haven Beauty Supply                                               5.48%        12/31/07
    80       59.79%       12/31/10     Lightpointe                                                       40.16%       11/30/10
    81       51.64%       02/02/19     CVS                                                               10.55%       01/23/19
    85       100.00%      01/31/25
    87       100.00%      12/31/20
    89       23.56%       01/31/17     Bed, Bath & Beyond                                                21.56%       01/31/11
    90       61.32%       12/04/22     Foxboro Sports Tavern                                             6.65%        09/30/13
    92       11.12%       09/13/15     Jack In The Box                                                   9.34%        12/01/25
    93       47.97%       08/31/14     Basha's Bargain Basket                                            29.73%       12/31/08
    94       40.34%       08/31/09     Publix Super Market                                               29.76%       03/17/24
    95       37.91%       04/30/19     RSM McGladrey                                                     34.77%       04/30/14
    96       55.27%       06/30/13     Commonwealth of Pennsylvania                                      23.86%       06/30/09
    97       27.01%       06/30/11     ViaWest                                                           13.09%       08/31/09
    99       10.65%       09/30/06     Hackensack Digestive (Feit, Felig, Tanchel HUMC Cancer Staff)     9.14%        11/30/11
    105      31.92%       08/31/12     Stein Mart                                                        22.98%       08/09/07
    108      28.34%       01/31/15     TJ Maxx                                                           26.29%       10/31/13
    113      36.99%       03/31/10     JoAnn Stores, Inc.                                                10.98%       01/31/10
    115      43.44%       07/31/19     Pier 1 Imports                                                    18.11%       08/31/14
    118      23.54%       03/31/18     Big Lots                                                          14.85%       01/31/08
    119       8.48%       03/31/08     Baltimore Co. Public Library                                      6.97%        08/31/07
    122      36.60%       08/18/15     Petco                                                             27.37%       09/30/15
    126      39.24%       12/30/15     BW3 Restaurant                                                    9.68%        12/31/08
    128      100.00%      08/31/20
    129      100.00%      09/30/24
    130      35.81%       10/31/08     True Circuits, Inc.                                               19.77%       12/31/10
    133      12.68%       07/31/12     Highlander Realty (ReMax Highlander)                              10.52%       05/31/09
    134      100.00%      05/31/25
    136      87.16%       05/31/17     Salon West                                                        5.25%        12/31/09
    140      53.72%       01/31/13     Big Lots                                                          25.74%       01/31/09
    142      71.49%       08/31/25     The Money Store                                                   2.57%        10/31/10
    146      28.57%       11/16/07     Harbor Freight                                                    17.22%       12/31/12
    147      100.00%      03/31/25
    148      100.00%      08/31/20
    149      41.10%       12/31/09     Galaxy Enterprises                                                12.22%       07/31/08
    150      10.68%       03/31/11     Forte Academy of Music                                            9.87%        05/31/07
    151      100.00%      12/31/30
    152      100.00%      11/30/21
    153      13.78%       06/30/07     Peter Pukish Karate                                               10.87%       06/30/07
    154      Various      Various      Various                                                          Various        Various
  154.01     40.91%       07/30/08     World Electric Supply                                             22.73%       09/30/07
  154.02     27.78%       03/14/10     EarthBalance                                                      19.44%    Multiple Spaces
  154.03     100.00%      01/31/10
    156      66.47%       11/01/16     GMH Capital Partners                                              17.46%       11/01/09
    157      100.00%      11/30/21
    163       8.37%       06/30/07     Lifestar Response Corp                                            7.49%        04/30/11
    165      42.53%   Multiple Spaces  Gallun Snow                                                       9.71%        03/31/07
    166      58.01%       11/01/12     Family Dollar                                                     6.81%        06/01/14
    167      100.00%      04/30/30
    168      100.00%      12/31/20
    170      100.00%      01/31/13
    174      54.44%   Multiple Spaces  Harding Shultz & Downs                                            7.86%        07/31/09
    175      100.00%      05/21/16
    177      33.54%       10/20/27     Marty's Store for Men                                             14.76%       04/01/10
    179      12.32%       11/30/10     Delia Pizza                                                       10.94%       02/28/08
    180      15.18%       08/31/09     Carquest Auto Parts                                               11.53%       12/31/08
    182      100.00%      12/03/23
    185      11.80%       02/28/16     Sinai Memorial Chapels                                            9.65%        05/31/08
    186      Various      Various      Various                                                          Various        Various
  186.01     15.83%       10/31/10     Trust One Bank                                                    13.19%       01/31/14
  186.02     60.00%       05/31/10     Starbucks                                                         20.00%       05/31/10
    187      100.00%      07/31/12
    188      46.84%       09/19/16     Rite Aid                                                          13.38%       10/07/08
    189      25.12%       10/31/15     City of Huntsville Police Precinct                                20.82%       12/31/09
    190      100.00%      10/31/28
    191      14.04%       01/31/09     Dollar Tree                                                       13.38%       03/31/09
    193      77.30%       03/31/12     Fashion Guys                                                      2.61%        09/30/07
    194      100.00%      12/31/30
    197      100.00%      12/31/30
    199      10.47%       11/30/15     Electronics Boutique of America                                   8.18%        01/31/15
    200      100.00%      01/31/21
    201      60.68%       01/31/16     Petsmart                                                          39.32%       01/31/16
    202      100.00%      01/31/21
    204      100.00%      12/31/30
    205      100.00%      03/31/21
    206      100.00%      09/30/30
    207      11.32%       09/30/15     The Source                                                        10.63%       11/30/10
    209      53.11%       04/01/21     99 West, Inc. (Pad Lease)                                         30.17%       01/01/21
    210      100.00%      09/30/20
    212      100.00%      09/30/80
    213      100.00%      08/31/20
    214      39.04%       02/28/11     Andrae's                                                          9.66%        12/31/06
    215      100.00%      10/31/80
    216      100.00%      12/31/30
    218      100.00%      04/30/08
    219      100.00%      12/31/28
    220      38.72%       04/30/09     US Postal Service                                                 11.43%       08/31/12
    222      16.54%       12/31/10     Pedernales Electric Cooperative                                   14.21%       08/31/07
    225      100.00%      03/01/29
    226      19.15%       01/31/09     M. William Meyer, D.D.S., P.C.                                    10.64%       07/31/06
    227      100.00%      09/08/24
    229      16.71%       07/31/14     Puppy's Playpen                                                   16.56%       10/31/09
    230      100.00%      11/01/25
    232      100.00%      08/27/30
    233      100.00%      07/31/30
    238      17.93%       10/31/09     Polo Riko                                                         10.34%       07/31/10
    239      Various      06/30/25
  239.01     100.00%      06/30/25
  239.02     100.00%      06/30/25
    240      21.16%       05/31/10     Pete's Pizza                                                      16.35%       05/31/10
    241       4.58%       06/30/06     Kapital Media, LLC                                                4.58%        10/31/06
    243      100.00%      10/31/30
    245      100.00%      12/01/18
    246      100.00%      06/30/20
    247      61.87%       04/30/10     Dr. Yasser Haffar, M.D.                                           13.60%       01/01/08
    250      100.00%      12/19/19
    251      100.00%      07/15/16
    252      28.48%       02/28/10     Natchez Market                                                    27.63%       02/04/07
    253      25.58%       09/30/10     Genevieve's Hair Salon                                            16.88%       11/30/10
    255      100.00%      01/26/19
    256      100.00%      09/30/30
    257      100.00%      01/31/16
    258      100.00%      09/28/18
    261      100.00%      01/31/16
    262      40.03%       02/28/15     Pei Wei                                                           30.29%       01/31/15
    264      52.96%       11/01/09     Transit Management of Mobile                                      11.55%       10/01/08
    265      20.49%       05/31/09     Taco Del Mar                                                      10.25%       10/31/08
    267      100.00%      09/14/20
    268      27.59%       05/05/08     Aarons Sales & Lease                                              25.45%       12/31/09
    269      Various      09/30/20
  269.01     100.00%      09/30/20
  269.02     100.00%      09/30/20
    270      100.00%      03/31/29
    271      100.00%      04/30/57
    273      22.78%       06/30/25     Subway                                                            14.67%       05/31/09
    275      19.93%       10/31/10     Game Stop                                                         17.71%       11/30/08
    277      31.03%       02/27/10     Party America                                                     30.07%       02/27/10
    278      23.11%   Multiple Spaces  CVH - Pediatrics                                                  20.48%       01/31/09
    280      76.36%       10/31/15     Highline Counseling                                               14.78%          MTM
    281      100.00%      09/30/20
    282      100.00%      09/14/19
    283      23.58%       07/31/15     Robert and Becky Cowee                                            15.38%       09/30/12
    286      100.00%      07/31/20
    287      26.71%       03/31/10     Nextel                                                            22.42%       11/30/10
    288      43.00%       02/28/10     Beef O'Brady's                                                    17.20%       09/30/10
    290      37.50%       12/31/10     Clinton Stahlman & Jason W. Erdmann                               25.00%       02/13/16
    291      100.00%      09/30/20
    293      37.44%       09/30/14     Subway                                                            33.98%       11/14/14
    294      51.58%       04/30/10     Pizza Oven                                                        18.41%       02/28/11
    295      30.90%   Multiple Spaces  Decorating Whse.                                                  22.78%       07/31/06
    296      45.80%       07/30/10     Coin Laundry                                                      19.85%       07/30/10
    298      100.00%      11/30/20
    299      100.00%      08/31/20
    300      20.17%       03/30/08     Champions Tennis & Sports                                         19.39%       07/31/07
    303      100.00%      10/31/15
    305      100.00%      01/01/07

 MORTGAGE                                                                  3RD LARGEST     3RD LARGEST
   LOAN                                                                      TENANT           TENANT
  NUMBER    3RD LARGEST TENANT NAME                                         % OF NRA       EXP. DATE
-----------------------------------------------------------------------------------------------------------

     1      Various                                                          Various         Various
   1.01     Gap Outlet                                                        3.72%          03/31/09
   1.02     Nike                                                              2.53%          02/28/10
   1.03     Nike                                                              3.16%          11/30/08
   1.04     Brooks Brothers                                                   2.46%          12/31/08
   1.05     Polo Ralph Lauren                                                 3.40%          10/31/08
   1.06     Reebok/Rockport                                                   3.75%          08/31/07
   1.07     Nike                                                              4.44%          11/30/07
   1.08     Bass                                                              5.14%            MTM
   1.09     Dress Barn                                                        3.95%          06/30/08
   1.10     Dress Barn                                                        4.33%          12/31/06
     2      CompUSA                                                           5.30%          06/14/11
     3      News America / Yahoo-Hot Jobs                                    11.60%          10/01/11
     4      Goldman Sachs                                                     9.10%          04/30/20
     5      Century Theaters, Inc.                                            8.89%          05/20/19
     6      DSW Shoe Warehouse                                                6.27%          01/31/15
     8      Individual Software                                               6.58%          12/01/08
    11      Various                                                          Various         Various
   11.01    Gap Outlet                                                        5.29%          08/31/06
   11.02    The Gap                                                           4.78%          07/14/11
   11.03    Reebok                                                            3.65%          05/31/07
    12      Bed Bath & Beyond                                                11.88%          01/31/18
    13      KPLX/KLIF Radio                                                  10.47%          06/30/11
    15      Sports Chalet                                                    15.08%          01/31/12
    16      Steve & Barry's                                                  13.32%          01/31/11
    17      Earthlink (Sublease -Financial Freedom Senior Funding)           13.62%          07/30/08
    20      Pittiglio Rabin Todd & McGrath                                    7.55%          01/31/14
    22      Hohokam Towers Gym                                                0.41%            MTM
    24
    25
   25.01
   25.02
   25.03
   25.04
   25.05
   25.06
   25.07
   25.08
   25.09
   25.10
   25.11
   25.12
   25.13
   25.14
   25.15
   25.16
    27      Bank of Smithtown                                                13.06%          12/31/14
    28      Fashion Bug                                                       4.66%          10/31/06
    31      Express LTD                                                       9.08%          01/31/06
    32      Varner, Saleson & Dobler                                          9.66%          12/31/09
    33      Messer,  Caparello & Self PA                                      8.41%          12/31/06
    34      Allessandro Lenardo                                               5.12%            MTM
    36      Tuesday Morning                                                   6.20%          05/31/08
    37      Altman Group, Inc.                                               10.58%          07/15/09
    38      Proprietary Media                                                 9.62%      Multiple Spaces
    39      Wiley Darby & Hargrave                                            3.96%          05/31/06
    40      Jewish Community Center                                           8.94%          08/31/12
    41      Family Fitness Centers                                           11.12%          11/30/14
    46      State of Washington (Clark College)                              15.13%          06/30/06
    48      Petco Supplies & Fish                                             9.32%          03/31/16
    49      Aldino's                                                          5.64%          01/31/13
    52
    53
    57      Cendant                                                           6.48%          12/31/08
    59
    60      Various                                                          Various         Various
   60.01    Polk County Political Subdivison                                 12.81%          06/30/10
   60.02    Partnership for Strong Families                                  11.92%          06/30/10
   60.03
    62      National Leisure Group, Inc. (subleased to ER Solutions, Inc.)   12.34%          07/31/09
    65      Hibbets Sporting Goods                                            4.08%          01/31/11
    66      Taco Time                                                         3.62%          03/31/11
    67      Wells Fargo (1st Community Bank)                                  4.13%          02/28/10
    68      Lair's Shoes                                                      2.61%          01/31/09
    70      Chuck E Cheese                                                    7.51%          06/30/07
    74      Pizzeria Uno Chicago Grill                                        3.80%          12/31/19
    76      Artic Zone Ice Arena                                             12.57%          03/31/10
    78
    79      Benefical Calif.                                                  5.48%          08/31/08
    80
    81      UNC Healthcare                                                    5.21%          12/31/06
    85
    87
    89      Michaels Stores                                                  17.28%          02/28/11
    90      Nextel Retail Stores, LLC                                         3.49%          05/31/09
    92      Century 21                                                        7.47%          10/20/10
    93      Walgreens (subleased to Beall's)                                  8.28%          08/31/28
    94      Office Depot, Inc.                                               11.03%          09/30/14
    95      Ryan Companies US                                                 6.90%          07/31/10
    96      Philadelphia Workforce Development                               12.12%          08/25/08
    97      Centrix Financial                                                12.01%          06/30/06
    99      Prospect Rehabilitation                                           6.62%          08/31/07
    105     Ross Stores                                                      19.27%          01/31/16
    108     Borders                                                          18.78%          01/31/19
    113     Solden's Feed & Pet                                               6.26%          07/31/08
    115     Piatto Restaurant                                                 7.68%          01/01/15
    118     Furniture Liquidators                                            14.29%          09/30/06
    119     Exide Technologies                                                6.19%          04/30/10
    122     Factory Card                                                     21.67%          02/28/16
    126     Blockbuster Video                                                 8.93%          06/30/07
    128
    129
    130     Century 21 - Fine Homes & Estates                                14.21%          12/31/10
    133     Hurricane Realty (Apex Executive Offices)                         7.95%          05/31/09
    134
    136     Mancino's Pizza                                                   4.59%          08/31/06
    140     Fitness 19                                                        6.72%          09/30/15
    142     China Wok                                                         2.57%          11/30/15
    146     Godfather's Pizza                                                 4.70%          05/21/06
    147
    148
    149     Lets Go                                                          10.77%          10/31/06
    150     Asian Chefs                                                       8.65%          08/31/11
    151
    152
    153     Los Rancheros                                                     6.96%          05/31/06
    154     Various                                                          Various         Various
  154.01    Total Air Solutions                                              13.64%          12/31/06
  154.02    ICI Paints                                                       11.11%          08/31/10
  154.03
    156     GMH Military Housing LLC                                         16.07%          11/01/09
    157
    163     Morris Title Distr. of MD, Inc.                                   6.48%          12/31/07
    165     Knowledge Factor                                                  8.43%          04/30/08
    166     Sylvan Learning Center                                            3.83%          05/01/10
    167
    168
    170
    174     Union Bank                                                        7.20%          06/30/08
    175
    177     Holliday's Fashions                                               7.77%          03/31/10
    179     Jerry's Paint                                                     7.69%          02/28/10
    180     Shiftmasters                                                      9.53%          08/31/08
    182
    185     Odyssey Diner                                                     9.01%          11/30/08
    186     Various                                                          Various         Various
  186.01    Johnny's Pizza                                                   11.08%          01/31/07
  186.02    Jersey Mike's                                                    20.00%          10/31/08
    187
    188     Fresh Pet                                                         6.60%          02/28/10
    189     Tuesday Morning, Inc.                                            16.39%          01/15/12
    190
    191     Mi Casa                                                          11.90%          07/31/08
    193     H&R Block Ferguson                                                2.39%          04/30/10
    194
    197
    199     Cold Stone Creamery Leasing Co                                    7.83%          07/31/09
    200
    201
    202
    204
    205
    206
    207     Little Caesars                                                    7.95%          01/31/11
    209     Wendy's (Pad Lease)                                              16.72%          10/01/15
    210
    212
    213
    214     Grove Park Pharmacy                                               8.54%          01/31/07
    215
    216
    218
    219
    220     Department of Corrections                                         9.23%          08/31/09
    222     Card$Mart                                                        11.60%          08/31/09
    225
    226     Littleton Tae-Kwon-Do USA                                         9.06%          05/31/06
    227
    229     Sigman & Associates                                              10.98%          02/28/11
    230
    232
    233
    238     H&R Block                                                         7.43%          04/30/11
    239
  239.01
  239.02
    240     FedEx                                                            10.49%          08/22/10
    241     Bellamar Medical Office                                           4.58%            MTM
    243
    245
    246
    247     Dr. Claudia Duncan                                                9.62%          09/30/07
    250
    251
    252     Consolidated Stores - Big Lots                                   25.39%          01/31/10
    253     Marina Pointe Liquors                                            16.27%          09/30/10
    255
    256
    257
    258
    261
    262     Costa Vida Fresh Mexican Grill                                   29.68%          09/30/12
    264     United States of America ("USDA")                                 9.54%          10/31/13
    265     Columbia Gem & Jewelry, LLC                                      10.25%          06/30/10
    267
    268     Tuesday Morning                                                  20.35%          07/15/09
    269
  269.01
  269.02
    270
    271
    273     Nick & Willy Pizza                                               14.18%          07/31/09
    275     Radio Shack                                                      17.71%          01/31/11
    277     Cold Stone Creamery                                              10.71%          05/31/15
    278     CVH - Internal Medicine                                          13.17%          07/31/09
    280     Aleksandra M Zietak, M.D. PLLC                                    2.59%          12/31/06
    281
    282
    283     Go Wireless, Inc.                                                15.00%          10/31/10
    286
    287     Starbucks                                                        18.18%          12/31/14
    288     Rhino Games                                                      12.29%          03/31/10
    290     Kevin F. Mowry and Scott A. Paul                                 12.50%          11/13/10
    291
    293     Vision Mart                                                      28.57%          03/22/15
    294     Quiznos                                                          14.74%          09/18/15
    295     Omnigas                                                          12.18%          03/31/06
    296     Bui's Auto Repair                                                15.27%          07/30/10
    298
    299
    300     Central Park Deli                                                16.89%          08/31/09
    303
    305

* For purposes of determining the Tenant Percent of NRA, such percentages were calculated based upon the net rentable commercial area (715,601 SF).

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
(CROSSED & PORTFOLIOS)

     ANNEX A-5
     ---------

  MORTGAGE       LOAN
    LOAN         GROUP
   NUMBER       NUMBER                              PROPERTY NAME                                CITY       STATE
--------------------------------------------------------------------------------------------------------------------

      1            1      Prime Outlets Pool                                                   Various     Various
--------------------------------------------------------------------------------------------------------------------
    1.01                  Prime Outlets at San Marcos                                         San Marcos      TX
    1.02                  Prime Outlets at Grove City                                         Grove City      PA
    1.03                  Prime Outlets at Ellenton                                            Ellenton       FL
    1.04                  Prime Outlets at Jeffersonville                                   Jeffersonville    OH
    1.05                  Prime Outlets at Pleasant Prairie                                 Pleasant Prairie  WI
    1.06                  Prime Outlets at Huntley                                             Huntley        IL
    1.07                  Prime Outlets at Gulfport                                            Gulfport       MS
    1.08                  Prime Outlets at Naples                                               Naples        FL
    1.09                  Prime Outlets at Lebanon                                             Lebanon        TN
    1.10                  Prime Outlets at Florida City                                       Homestead       FL

     11            1      Horizon Pool                                                         Various     Various
--------------------------------------------------------------------------------------------------------------------
    11.01                 Prime Outlets at Burlington                                         Burlington      WA
    11.02                 Prime Outlets at Oshkosh                                             Oshkosh        WI
    11.03                 Prime Outlets at Fremont                                             Fremont        IN

     14            2      The Highland and Lodge Pool                                       Overland Park     KS
--------------------------------------------------------------------------------------------------------------------
    14.01                 The Lodge Apartments                                              Overland Park     KS
    14.02                 Highland Ridge Apartments                                         Overland Park     KS

   Various         2      Multifamily Portfolio A                                              Various     Various
--------------------------------------------------------------------------------------------------------------------
     73            2      Montana Valley Apartments                                           Cincinnati      OH
     111           2      Blue Grass Manor                                                     Erlanger       KY
     121           2      Lindsay Lane Apartments                                             Cincinnati      OH
     158           2      Colonial Ridge Apartments                                           Cincinnati      OH
     231           2      Romaine Court Apartments                                            Cincinnati      OH

   Various         2      Multifamily Portfolio B                                              Various     Various
--------------------------------------------------------------------------------------------------------------------
     109           2      Lake of the Woods Apartments                                      Mount Healthy     OH
     116           2      Biltmore                                                              Dallas        TX
     131           2      Parklane Apartments                                                 Cincinnati      OH
     143           2      Compton Lake Village                                              Mount Healthy     OH
     249           2      College Woods Apartments                                            Cincinnati      OH

     25            1      GSA Offices Pool                                                     Various     Various
--------------------------------------------------------------------------------------------------------------------
    25.01                 GSA Offices - Mobile, AL                                              Mobile        AL
    25.02                 GSA Offices - Little Rock, AR                                      Little Rock      AR
    25.03                 GSA Offices - Raleigh, NC                                            Raleigh        NC
    25.04                 GSA Offices - Memphis Midtown, TN                                    Memphis        TN
    25.05                 GSA Offices - Trussville, AL                                        Trussville      AL
    25.06                 GSA Offices - Memphis North, TN                                      Memphis        TN
    25.07                 GSA Offices - Frankfort, KY                                         Frankfort       KY
    25.08                 GSA Offices - Columbus, MS                                           Columbus       MS
    25.09                 GSA Offices - Elizabethtown, KY                                   Elizabethtown     KY
    25.10                 GSA Offices - Greenville, NC                                        Greenville      NC
    25.11                 GSA Offices - Memphis East, TN                                       Memphis        TN
    25.12                 GSA Offices - Henderson, NC                                         Henderson       NC
    25.13                 GSA Offices - Fairhope, AL                                           Fairhope       AL
    25.14                 GSA Offices - Moss Point, MS                                        Moss Point      MS
    25.15                 GSA Offices - Richmond, KY                                           Richmond       KY
    25.16                 GSA Offices - Lawrenceburg, TN                                     Lawrenceburg     TN

   Various         1      Retail Portfolio B                                                   Various     Various
--------------------------------------------------------------------------------------------------------------------
     53            1      Rave Theater                                                         Houston        TX
     108           1      Mountain View Shopping Center                                       Kalispell       MT

   Various         1      WOW Portfolio                                                        Various        WI
--------------------------------------------------------------------------------------------------------------------
     128           1      WOW Logistics - 1941 Engel Road                                   Wisconsin Rapids  WI
     148           1      WOW Logistics - Concord Ave.                                        Schofield       WI
     213           1      WOW Logistics - Marshfield                                          Marshfield      WI
     218           1      WOW Logistics - Chippewa Falls                                    Chippewa Falls    WI
     299           1      WOW Logistics - IP Building                                       Wisconsin Rapids  WI

   Various         1      Procacci Portfolio                                                   Various        FL
--------------------------------------------------------------------------------------------------------------------
     60            1      Procacci Pool                                                        Various        FL
    60.01                 Lake Wales Plaza                                                    Lake Wales      FL
    60.02                 Lake City Professional Plaza                                        Lake City       FL
    60.03                 Orlando Professional Plaza                                           Orlando        FL
     220           1      Deland Plaza                                                          Deland        FL
     305           1      Lake Wales No. 60                                                   Lake Wales      FL

   Various         2      Arvada Portfolio                                                      Arvada        CO
--------------------------------------------------------------------------------------------------------------------
     75            2      Arvada Village                                                        Arvada        CO
     159           2      Arvada Green                                                          Arvada        CO

   Various         1      Retail Portfolio A                                                  Littleton       CO
--------------------------------------------------------------------------------------------------------------------
     150           1      Marketplace at Ken Caryl                                            Littleton       CO
     180           1      Meadows Shopping Center                                             Littleton       CO
     226           1      Columbine Plaza - Shopping Center                                   Littleton       CO
     253           1      Marina Pointe Shopping Center                                       Littleton       CO

   Various         1      GSA Portfolio                                                        Various     Various
--------------------------------------------------------------------------------------------------------------------
     87            1      DEA/ATF Building                                                    Birmingham      AL
     168           1      SSA -Austin, TX                                                       Austin        TX

   Various         1      3 MI Portfolio                                                       Various        MI
--------------------------------------------------------------------------------------------------------------------
     152           1      Walgreens - Southfield, MI                                          Southfield      MI
     202           1      Walgreens - Flushing, MI                                             Flushing       MI
     205           1      Walgreens - Stevensville, MI                                       Stevensville     MI

   Various      Various   Multifamily Portfolio C                                              Various        CA
--------------------------------------------------------------------------------------------------------------------
     211           1      Mammoth Park Towers Apts                                           Sherman Oaks     CA
     217           2      Merridy Place Apts                                                  Northridge      CA
     272           1      Natick Park South Apts                                             Sherman Oaks     CA
     292           2      Willis Park South Apts                                             Sherman Oaks     CA
     301           2      Blackhawk Place Apartments                                        Granada Hills     CA
     302           2      Hazeltine Court Apartments                                         Sherman Oaks     CA
     304           2      Coldwater Park                                                     Studio City      CA

   Various         1      2 MI Portfolio                                                       Various        MI
--------------------------------------------------------------------------------------------------------------------
     157           1      Walgreens - Taylor, MI                                                Taylor        MI
     200           1      Walgreens - Saginaw, MI                                              Saginaw        MI

   Various         1      Mini Walgreens Portfolio                                             Various     Various
--------------------------------------------------------------------------------------------------------------------
     190           1      Walgreens - Claremore, OK                                           Claremore       OK
     219           1      Walgreens - Rainbow City, AL                                       Rainbow City     AL

   Various         1      Nephrology Portfolio                                                 Various        IN
--------------------------------------------------------------------------------------------------------------------
     210           1      Nephrology, Inc. - Mishawaka, IN                                    Mishawaka       IN
     269           1      Nephrology, Inc. Pool                                                Various        IN
   269.01                 Nephrology, Inc. - Elkhart, IN                                       Elkhart        IN
   269.02                 Nephrology, Inc. - LaPorte, IN                                       LaPorte        IN
     291           1      Nephrology, Inc. - South Bend, IN                                   South Bend      IN

   Various         1      Anchor Self Storage Portfolio                                        Various     Various
--------------------------------------------------------------------------------------------------------------------
     171           1      Anchor Self Storage - Mashpee, MA                                    Mashpee        MA
     260           1      Anchor Self Storage - Narragansett, RI                             Narragansett     RI

     145           2      Tuffy Apartments Pool                                                Richmond       VA
--------------------------------------------------------------------------------------------------------------------
   145.01                 110 North Boulevard                                                  Richmond       VA
   145.02                 3224 Stuart Boulevard                                                Richmond       VA
   145.03                 3228 Stuart Boulevard                                                Richmond       VA
   145.04                 3408 Park Avenue                                                     Richmond       VA
   145.05                 705 North Boulevard                                                  Richmond       VA
   145.06                 2903 Monument Avenue                                                 Richmond       VA

     154           1      Arnold Pool                                                         North Port      FL
--------------------------------------------------------------------------------------------------------------------
   154.01                 Arnold Building II                                                  North Port      FL
   154.02                 Arnold Building I                                                   North Port      FL
   154.03                 Atlantic Teleconnect Building                                       North Port      FL

   Various         1      Mutual of Omaha and Perkins Restaurants & Bakery Cross               Various     Various
--------------------------------------------------------------------------------------------------------------------
     239           1      Perkins Restaurant & Bakery Pool                                     Various        FL
   239.01                 Perkins Restaurant & Bakery -Tampa, FL                                Tampa         FL
   239.02                 Perkins Restaurant & Bakery - Winter Haven, FL                     Winter Haven     FL
     251           1      Mutual of Omaha                                                      Gastonia       NC

     186           1      Cordova Dexter Pool                                                  Memphis        TN
--------------------------------------------------------------------------------------------------------------------
   186.01                 The Shops of Cordova Station                                         Memphis        TN
   186.02                 The Commons of Dexter Lakes                                          Memphis        TN

                                                                                                              % OF
                                                                                                            AGGREGATE
  MORTGAGE                                                              ORIGINAL        CUT-OFF DATE         CUT-OFF
    LOAN                 CROSS COLLATERALIZED AND                         LOAN              LOAN              DATE
   NUMBER               CROSS DEFAULTED LOAN FLAG                      BALANCE ($)       BALANCE ($)         BALANCE
--------------------------------------------------------------------------------------------------------------------------

      1                                                              315,340,000.00    315,340,000.00         7.46%
--------------------------------------------------------------------------------------------------------------------------
    1.01                                                              76,750,000.00
    1.02                                                              60,620,000.00
    1.03                                                              56,050,000.00
    1.04                                                              37,550,000.00
    1.05                                                              32,250,000.00
    1.06                                                              16,000,000.00
    1.07                                                              13,500,000.00
    1.08                                                              8,600,000.00
    1.09                                                              8,300,000.00
    1.10                                                              5,720,000.00

     11                                                               54,000,000.00     53,874,969.71         1.27%
--------------------------------------------------------------------------------------------------------------------------
    11.01                                                             20,400,000.00
    11.02                                                             20,000,000.00
    11.03                                                             13,600,000.00

     14                                                               46,480,000.00     46,480,000.00         1.10%
--------------------------------------------------------------------------------------------------------------------------
    14.01
    14.02

   Various               Multifamily Portfolio A                      39,327,000.00     39,327,000.00         0.93%
--------------------------------------------------------------------------------------------------------------------------
     73                  Multifamily Portfolio A                      13,040,000.00     13,040,000.00         0.31%
     111                 Multifamily Portfolio A                      9,144,000.00      9,144,000.00          0.22%
     121                 Multifamily Portfolio A                      8,183,000.00      8,183,000.00          0.19%
     158                 Multifamily Portfolio A                      5,600,000.00      5,600,000.00          0.13%
     231                 Multifamily Portfolio A                      3,360,000.00      3,360,000.00          0.08%

   Various               Multifamily Portfolio B                      34,746,000.00     34,746,000.00         0.82%
--------------------------------------------------------------------------------------------------------------------------
     109                 Multifamily Portfolio B                      9,642,000.00      9,642,000.00          0.23%
     116                 Multifamily Portfolio B                      8,509,000.00      8,509,000.00          0.20%
     131                 Multifamily Portfolio B                      7,380,000.00      7,380,000.00          0.17%
     143                 Multifamily Portfolio B                      6,480,000.00      6,480,000.00          0.15%
     249                 Multifamily Portfolio B                      2,735,000.00      2,735,000.00          0.06%

     25                                                               32,487,500.00     32,183,065.74         0.76%
--------------------------------------------------------------------------------------------------------------------------
    25.01                                                             9,322,800.00
    25.02                                                             3,400,000.00
    25.03                                                             2,210,900.00
    25.04                                                             2,158,800.00
    25.05                                                             2,126,300.00
    25.06                                                             1,716,300.00
    25.07                                                             1,529,800.00
    25.08                                                             1,500,000.00
    25.09                                                             1,500,000.00
    25.10                                                             1,425,000.00
    25.11                                                             1,104,900.00
    25.12                                                             1,098,200.00
    25.13                                                             1,050,000.00
    25.14                                                              975,000.00
    25.15                                                              732,500.00
    25.16                                                              637,000.00

   Various                  Retail Portfolio B                        27,534,239.00     27,534,239.00         0.65%
--------------------------------------------------------------------------------------------------------------------------
     53                     Retail Portfolio B                        17,889,015.00     17,889,015.00         0.42%
     108                    Retail Portfolio B                        9,645,224.00      9,645,224.00          0.23%

   Various                    WOW Portfolio                           22,600,000.00     22,479,942.67         0.53%
--------------------------------------------------------------------------------------------------------------------------
     128                      WOW Portfolio                           7,934,000.00      7,891,852.44          0.19%
     148                      WOW Portfolio                           6,042,000.00      6,009,903.26          0.14%
     213                      WOW Portfolio                           3,952,000.00      3,931,005.90          0.09%
     218                      WOW Portfolio                           3,572,000.00      3,553,024.57          0.08%
     299                      WOW Portfolio                           1,100,000.00      1,094,156.50          0.03%

   Various                  Procacci Portfolio                        21,000,000.00     20,908,167.00         0.49%
--------------------------------------------------------------------------------------------------------------------------
     60                     Procacci Portfolio                        16,870,000.00     16,796,227.49         0.40%
    60.01                                                             6,880,000.00
    60.02                                                             6,690,000.00
    60.03                                                             3,300,000.00
     220                    Procacci Portfolio                        3,550,000.00      3,534,475.85          0.08%
     305                    Procacci Portfolio                         580,000.00        577,463.66           0.01%

   Various                   Arvada Portfolio                         18,163,000.00     18,163,000.00         0.43%
--------------------------------------------------------------------------------------------------------------------------
     75                      Arvada Portfolio                         12,613,000.00     12,613,000.00         0.30%
     159                     Arvada Portfolio                         5,550,000.00      5,550,000.00          0.13%

   Various                  Retail Portfolio A                        17,100,000.00     17,100,000.00         0.40%
--------------------------------------------------------------------------------------------------------------------------
     150                    Retail Portfolio A                        5,992,000.00      5,992,000.00          0.14%
     180                    Retail Portfolio A                        5,048,000.00      5,048,000.00          0.12%
     226                    Retail Portfolio A                        3,480,000.00      3,480,000.00          0.08%
     253                    Retail Portfolio A                        2,580,000.00      2,580,000.00          0.06%

   Various                    GSA Portfolio                           16,670,700.00     16,670,700.00         0.39%
--------------------------------------------------------------------------------------------------------------------------
     87                       GSA Portfolio                           11,280,000.00     11,280,000.00         0.27%
     168                      GSA Portfolio                           5,390,700.00      5,390,700.00          0.13%

   Various                    3 MI Portfolio                          14,347,000.00     14,314,587.44         0.34%
--------------------------------------------------------------------------------------------------------------------------
     152                      3 MI Portfolio                          5,989,000.00      5,975,469.73          0.14%
     202                      3 MI Portfolio                          4,244,000.00      4,234,412.01          0.10%
     205                      3 MI Portfolio                          4,114,000.00      4,104,705.70          0.10%

   Various               Multifamily Portfolio C                      14,200,000.00     14,180,287.78         0.34%
--------------------------------------------------------------------------------------------------------------------------
     211                 Multifamily Portfolio C                      4,000,000.00      3,994,447.26          0.09%
     217                 Multifamily Portfolio C                      3,700,000.00      3,694,863.72          0.09%
     272                 Multifamily Portfolio C                      2,150,000.00      2,147,015.40          0.05%
     292                 Multifamily Portfolio C                      1,650,000.00      1,647,709.50          0.04%
     301                 Multifamily Portfolio C                      1,000,000.00       998,611.82           0.02%
     302                 Multifamily Portfolio C                      1,000,000.00       998,611.82           0.02%
     304                 Multifamily Portfolio C                       700,000.00        699,028.27           0.02%

   Various                    2 MI Portfolio                          9,998,000.00      9,975,412.65          0.24%
--------------------------------------------------------------------------------------------------------------------------
     157                      2 MI Portfolio                          5,707,000.00      5,694,106.82          0.13%
     200                      2 MI Portfolio                          4,291,000.00      4,281,305.83          0.10%

   Various               Mini Walgreens Portfolio                     8,263,000.00      8,244,665.49          0.19%
--------------------------------------------------------------------------------------------------------------------------
     190                 Mini Walgreens Portfolio                     4,719,000.00      4,708,529.16          0.11%
     219                 Mini Walgreens Portfolio                     3,544,000.00      3,536,136.33          0.08%

   Various                 Nephrology Portfolio                       8,000,000.00      7,956,225.78          0.19%
--------------------------------------------------------------------------------------------------------------------------
     210                   Nephrology Portfolio                       4,045,000.00      4,022,866.67          0.10%
     269                   Nephrology Portfolio                       2,290,000.00      2,277,469.62          0.05%
   269.01
   269.02
     291                   Nephrology Portfolio                       1,665,000.00      1,655,889.49          0.04%

   Various            Anchor Self Storage Portfolio                   7,700,000.00      7,700,000.00          0.18%
--------------------------------------------------------------------------------------------------------------------------
     171              Anchor Self Storage Portfolio                   5,225,000.00      5,225,000.00          0.12%
     260              Anchor Self Storage Portfolio                   2,475,000.00      2,475,000.00          0.06%

     145                                                              6,300,000.00      6,285,743.80          0.15%
--------------------------------------------------------------------------------------------------------------------------
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06

     154                                                              5,830,000.00      5,821,889.61          0.14%
--------------------------------------------------------------------------------------------------------------------------
   154.01
   154.02
   154.03

   Various    Mutual of Omaha and Perkins Restaurants & Bakery Cross* 5,650,000.00      5,630,797.86          0.13%
--------------------------------------------------------------------------------------------------------------------------
     239      Mutual of Omaha and Perkins Restaurants & Bakery Cross  3,000,000.00      2,989,848.80          0.07%
   239.01
   239.02
     251      Mutual of Omaha and Perkins Restaurants & Bakery Cross  2,650,000.00      2,640,949.06          0.06%

     186                                                              4,920,000.00      4,920,000.00          0.12%
--------------------------------------------------------------------------------------------------------------------------
   186.01
   186.02

               ORIGINAL      REMAINING
                TERM TO       TERM TO                       ORIGINAL       REMAINING                          MATURITY
  MORTGAGE     MATURITY       MATURITY       REMAINING       AMORT           AMORT                           DATE OR ARD
    LOAN        OR ARD         OR ARD        IO PERIOD        TERM           TERM          MONTHLY P&I         BALLOON
   NUMBER       (MOS.)         (MOS.)         (MOS.)         (MOS.)         (MOS.)        PAYMENTS ($)       BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------

      1           120           118             22            360             360         1,792,444.83     276,292,379.51
----------------------------------------------------------------------------------------------------------------------------
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10

     11           120           118                           360             358          309,321.97       45,210,920.87
----------------------------------------------------------------------------------------------------------------------------
    11.01
    11.02
    11.03

     14           120           117             45            360             360          263,325.38       42,386,954.88
----------------------------------------------------------------------------------------------------------------------------
    14.01
    14.02

   Various        120           116             56            360             360          216,678.22       36,392,530.05
----------------------------------------------------------------------------------------------------------------------------
     73           120           116             56            360             360           71,845.91       12,066,991.94
     111          120           116             56            360             360           50,380.29       8,461,700.48
     121          120           116             56            360             360           45,085.51       7,572,407.59
     158          120           116             56            360             360           30,854.07       5,182,143.78
     231          120           116             56            360             360           18,512.44       3,109,286.27

   Various        120           116             56            360             360          191,438.50       32,153,351.37
----------------------------------------------------------------------------------------------------------------------------
     109          120           116             56            360             360           53,124.10       8,922,541.12
     116          120           116             56            360             360           46,881.66       7,874,082.39
     131          120           116             56            360             360           40,661.26       6,829,325.19
     143          120           116             56            360             360           35,702.57       5,996,480.66
     249          120           116             56            360             360           15,068.91       2,530,922.01

     25           120           117                          Varies         Varies            Steps         23,292,686.08
----------------------------------------------------------------------------------------------------------------------------
    25.01
    25.02
    25.03
    25.04
    25.05
    25.06
    25.07
    25.08
    25.09
    25.10
    25.11
    25.12
    25.13
    25.14
    25.15
    25.16

   Various      Various       Various         Various          IO             IO               IO           27,534,239.00
----------------------------------------------------------------------------------------------------------------------------
     53           84             82             82             IO             IO               IO           17,889,015.00
     108          60             59             59             IO             IO               IO           9,645,224.00

   Various        120           115                           360             355          129,030.19       18,906,397.76
----------------------------------------------------------------------------------------------------------------------------
     128          120           115                           360             355           45,297.59       6,637,316.80
     148          120           115                           360             355           34,495.59       5,054,533.43
     213          120           115                           360             355           22,563.16       3,306,109.91
     218          120           115                           360             355           20,393.62       2,988,214.72
     299          120           115                           360             355           6,280.23         920,222.90

   Various        120           116                           360             356          119,763.25       17,560,794.34
----------------------------------------------------------------------------------------------------------------------------
     60           120           116                           360             356           96,209.81       14,107,171.45
    60.01
    60.02
    60.03
     220          120           116                           360             356           20,245.69       2,968,610.47
     305          120           116                           360             356           3,307.75         485,012.42

   Various        120           118             58            360             360          105,418.13       16,920,625.76
----------------------------------------------------------------------------------------------------------------------------
     75           120           118             58            360             360           73,205.91       11,750,253.41
     159          120           118             58            360             360           32,212.22       5,170,372.35

   Various        120           115             31            360             360           97,546.19       15,309,929.77
----------------------------------------------------------------------------------------------------------------------------
     150          120           115             31            360             360           34,247.83       5,366,689.25
     180          120           115             31            360             360           28,852.31       4,521,202.83
     226          120           115             31            360             360           19,780.90       3,113,645.41
     253          120           115             31            360             360           14,665.15       2,308,392.28

   Various        120           114             42          Various         Various         92,209.96       15,104,999.42
----------------------------------------------------------------------------------------------------------------------------
     87           120           114             42            357             357           62,340.46       10,224,999.58
     168          120           114             42            355             355           29,869.50       4,879,999.84

   Various        120           118                           360             358           83,543.00       12,066,906.92
----------------------------------------------------------------------------------------------------------------------------
     152          120           118                           360             358           34,874.12       5,037,199.81
     202          120           118                           360             358           24,712.94       3,569,523.45
     205          120           118                           360             358           23,955.94       3,460,183.66

   Various        120           119                           360             359           81,340.21       11,887,641.88
----------------------------------------------------------------------------------------------------------------------------
     211          120           119                           360             359           22,912.74       3,348,631.52
     217          120           119                           360             359           21,194.28       3,097,484.15
     272          120           119                           360             359           12,315.60       1,799,889.44
     292          120           119                           360             359           9,451.50        1,381,310.50
     301          120           119                           360             359           5,728.18         837,157.88
     302          120           119                           360             359           5,728.18         837,157.88
     304          120           119                           360             359           4,009.73         586,010.52

   Various        120           118                           360             358           58,218.65       8,409,070.56
----------------------------------------------------------------------------------------------------------------------------
     157          120           118                           360             358           33,232.03       4,800,016.57
     200          120           118                           360             358           24,986.62       3,609,053.99

   Various        120           118                           360             358           48,694.09       6,972,824.95
----------------------------------------------------------------------------------------------------------------------------
     190          120           118                           360             358           27,809.20       3,982,180.92
     219          120           118                           360             358           20,884.89       2,990,644.03

   Various        120           115                           360             355           44,922.47       6,661,390.45
----------------------------------------------------------------------------------------------------------------------------
     210          120           115                           360             355           22,713.92       3,368,166.11
     269          120           115                           360             355           12,859.06       1,906,822.58
   269.01
   269.02
     291          120           115                           360             355           9,349.49        1,386,401.76

   Various        120           117              3            360             360           44,690.83       6,552,038.69
----------------------------------------------------------------------------------------------------------------------------
     171          120           117              3            360             360           30,325.92       4,446,026.35
     260          120           117              3            360             360           14,364.91       2,106,012.34

     145          120           118                           360             358           36,645.11       5,297,171.46
----------------------------------------------------------------------------------------------------------------------------
   145.01
   145.02
   145.03
   145.04
   145.05
   145.06

     154          120           119                           360             359           33,321.90       4,877,633.03
----------------------------------------------------------------------------------------------------------------------------
   154.01
   154.02
   154.03

   Various        120           117                           360             357           31,503.12       4,695,130.37
----------------------------------------------------------------------------------------------------------------------------
     239          120           117                           360             357           16,771.09       2,494,833.33
   239.01
   239.02
     251          120           117                           360             357           14,732.03       2,200,297.04

     186          120           119             59            360             360           28,400.00       4,580,108.21
----------------------------------------------------------------------------------------------------------------------------
   186.01
   186.02

                                            CUT-OFF
  MORTGAGE                                   DATE       LTV RATIO                                CUT-OFF DATE        UW NET
    LOAN         APPRAISED                    LTV      AT MATURITY     NUMBER OF     UNIT OF      LOAN AMOUNT         CASH
   NUMBER        VALUE ($)      DSCR (X)     RATIO       OR ARD      UNITS (UNITS)   MEASURE    PER (UNIT) ($)      FLOW ($)
---------------------------------------------------------------------------------------------------------------------------------

      1       788,350,000.00      1.21      80.00%       70.09%        3,492,882     Sq. Ft.        180.56        51,881,207.03
---------------------------------------------------------------------------------------------------------------------------------
    1.01      200,000,000.00                                            640,974      Sq. Ft.                      11,953,720.31
    1.02      148,000,000.00                                            532,290      Sq. Ft.                      10,835,441.04
    1.03      137,000,000.00                                            476,534      Sq. Ft.                      9,898,615.72
    1.04       91,600,000.00                                            409,923      Sq. Ft.                      7,415,225.42
    1.05       78,700,000.00                                            270,324      Sq. Ft.                      4,934,800.92
    1.06       40,000,000.00                                            279,387      Sq. Ft.                      1,636,062.89
    1.07       36,500,000.00                                            302,799      Sq. Ft.                      2,447,501.97
    1.08       21,500,000.00                                            145,962      Sq. Ft.                       975,879.02
    1.09       20,750,000.00                                            226,816      Sq. Ft.                      1,492,479.62
    1.10       14,300,000.00                                            207,873      Sq. Ft.                       291,480.12

     11        67,500,000.00      1.45      79.81%       66.98%         673,547      Sq. Ft.         79.99        5,388,397.93
---------------------------------------------------------------------------------------------------------------------------------
    11.01      25,500,000.00                                            174,055      Sq. Ft.                      1,805,593.50
    11.02      25,000,000.00                                            270,567      Sq. Ft.                      1,965,718.11
    11.03      17,000,000.00                                            228,925      Sq. Ft.                      1,617,086.32

     14        58,200,000.00      1.26      79.86%       72.83%           918         Units        50,631.81      3,980,433.24
---------------------------------------------------------------------------------------------------------------------------------
    14.01      34,000,000.00                                              548         Units                       2,260,233.91
    14.02      24,200,000.00                                              370         Units                       1,720,199.33

   Various     51,600,000.00      1.26      76.22%       70.53%          1,066        Units        36,892.12      3,268,402.78
---------------------------------------------------------------------------------------------------------------------------------
     73        17,700,000.00      1.25      73.67%       68.18%           319         Units        40,877.74      1,078,352.56
     111       12,300,000.00      1.29      74.34%       68.79%           246         Units        37,170.73       779,670.52
     121       10,400,000.00      1.24      78.68%       72.81%           263         Units        31,114.07       670,186.18
     158       7,000,000.00       1.26      80.00%       74.03%           142         Units        39,436.62       466,863.20
     231       4,200,000.00       1.23      80.00%       74.03%           96          Units        35,000.00       273,330.32

   Various     47,800,000.00      1.30      72.69%       67.27%          1,296        Units        26,810.19      2,995,894.19
---------------------------------------------------------------------------------------------------------------------------------
     109       12,300,000.00      1.25      78.39%       72.54%           264         Units        36,522.73       794,176.56
     116       13,700,000.00      1.38      62.11%       57.48%           584         Units        14,570.21       775,742.20
     131       9,300,000.00       1.26      79.35%       73.43%           150         Units        49,200.00       615,027.72
     143       8,100,000.00       1.30      80.00%       74.03%           163         Units        39,754.60       555,458.20
     249       4,400,000.00       1.41      62.16%       57.52%           135         Units        20,259.26       255,489.51

     25        44,975,000.00      1.32      71.56%       51.79%         236,003      Sq. Ft.        136.37        2,985,092.99
---------------------------------------------------------------------------------------------------------------------------------
    25.01      12,600,000.00                                            50,816       Sq. Ft.                       932,577.20
    25.02      4,500,000.00                                             23,495       Sq. Ft.                       321,247.99
    25.03      3,000,000.00                                             15,960       Sq. Ft.                       188,119.63
    25.04      3,500,000.00                                             21,250       Sq. Ft.                       211,186.34
    25.05      3,000,000.00                                             16,544       Sq. Ft.                       164,988.25
    25.06      2,300,000.00                                             12,545       Sq. Ft.                       151,691.61
    25.07      2,200,000.00                                             13,775       Sq. Ft.                       132,321.64
    25.08      2,000,000.00                                             10,800       Sq. Ft.                       151,795.77
    25.09      2,000,000.00                                             12,215       Sq. Ft.                       136,095.44
    25.10      1,900,000.00                                             10,205       Sq. Ft.                       120,154.92
    25.11      1,700,000.00                                             11,123       Sq. Ft.                       103,542.95
    25.12      1,575,000.00                                              8,668       Sq. Ft.                        96,214.52
    25.13      1,400,000.00                                              7,587       Sq. Ft.                        89,928.22
    25.14      1,300,000.00                                              7,100       Sq. Ft.                        78,712.40
    25.15      1,000,000.00                                              6,928       Sq. Ft.                        54,808.03
    25.16      1,000,000.00                                              6,992       Sq. Ft.                        51,708.06

   Various     50,035,000.00      2.38      55.03%       55.03%         182,693      Sq. Ft.        150.71        3,073,860.03
---------------------------------------------------------------------------------------------------------------------------------
     53        32,800,000.00      2.26      54.54%       54.54%         76,172       Sq. Ft.        234.85        1,966,075.00
     108       17,235,000.00      2.59      55.96%       55.96%         106,521      Sq. Ft.         90.55        1,107,785.03

   Various     29,740,000.00      1.36      75.59%       63.57%        1,081,285     Sq. Ft.         20.79        2,109,159.00
---------------------------------------------------------------------------------------------------------------------------------
     128       10,440,000.00      1.35      75.59%       63.58%         472,500      Sq. Ft.         16.70         732,257.00
     148       7,900,000.00       1.32      76.07%       63.98%         281,250      Sq. Ft.         21.37         547,822.00
     213       5,200,000.00       1.28      75.60%       63.58%         148,455      Sq. Ft.         26.48         345,288.00
     218       4,700,000.00       1.40      75.60%       63.58%         125,000      Sq. Ft.         28.42         341,465.00
     299       1,500,000.00       1.89      72.94%       61.35%         54,080       Sq. Ft.         20.23         142,327.00

   Various     27,810,000.00      1.37      75.18%       63.15%         358,967      Sq. Ft.         58.25        1,962,167.00
---------------------------------------------------------------------------------------------------------------------------------
     60        21,400,000.00      1.39      78.49%       65.92%         248,628      Sq. Ft.         67.56        1,599,527.00
    60.01      8,600,000.00                                             104,460      Sq. Ft.                       665,046.97
    60.02      8,550,000.00                                             98,410       Sq. Ft.                       515,992.61
    60.03      4,250,000.00                                             45,758       Sq. Ft.                       418,486.58
     220       5,500,000.00       1.28      64.26%       53.97%         84,096       Sq. Ft.         42.03         311,177.00
     305        910,000.00        1.30      63.46%       53.30%         26,243       Sq. Ft.         22.00          51,463.00

   Various     23,950,000.00      1.20      75.84%       70.65%           372         Units        48,825.27      1,523,834.56
---------------------------------------------------------------------------------------------------------------------------------
     75        16,800,000.00      1.21      75.08%       69.94%           264         Units        47,776.52      1,059,290.52
     159       7,150,000.00       1.20      77.62%       72.31%           108         Units        51,388.89       464,544.04

   Various     21,480,000.00      1.28      79.61%       71.28%         145,103      Sq. Ft.        117.85        1,494,509.50
---------------------------------------------------------------------------------------------------------------------------------
     150       7,490,000.00       1.18      80.00%       71.65%         47,606       Sq. Ft.        125.87         484,836.49
     180       6,310,000.00       1.28      80.00%       71.65%         44,000       Sq. Ft.        114.73         443,791.44
     226       4,480,000.00       1.36      77.68%       69.50%         33,947       Sq. Ft.        102.51         323,645.86
     253       3,200,000.00       1.38      80.63%       72.14%         19,550       Sq. Ft.        131.97         242,235.71

   Various     21,000,000.00      1.26      79.38%       71.93%         58,927       Sq. Ft.        282.90        1,397,014.00
---------------------------------------------------------------------------------------------------------------------------------
     87        14,100,000.00      1.28      80.00%       72.52%         35,616       Sq. Ft.        316.71         955,419.00
     168       6,900,000.00       1.23      78.13%       70.72%         23,311       Sq. Ft.        231.25         441,595.00

   Various     18,780,000.00      1.20      76.22%       64.25%         44,730       Sq. Ft.        320.02        1,203,030.00
---------------------------------------------------------------------------------------------------------------------------------
     152       7,830,000.00       1.20      76.32%       64.33%         14,490       Sq. Ft.        412.39         502,164.00
     202       5,550,000.00       1.20      76.30%       64.32%         15,120       Sq. Ft.        280.05         355,878.00
     205       5,400,000.00       1.20      76.01%       64.08%         15,120       Sq. Ft.        271.48         344,988.00

   Various     22,950,000.00      1.32      61.79%       51.80%           143         Units        99,162.85      1,287,544.91
---------------------------------------------------------------------------------------------------------------------------------
     211       6,500,000.00       1.27      61.45%       51.52%           24          Units       166,435.30       350,389.50
     217       6,500,000.00       1.47      56.84%       47.65%           43          Units        85,927.06       374,361.58
     272       3,250,000.00       1.24      66.06%       55.38%           18          Units       119,278.63       182,833.16
     292       2,575,000.00       1.26      63.99%       53.64%           21          Units        78,462.36       143,455.95
     301       1,425,000.00       1.23      70.08%       58.75%           14          Units        71,329.42        84,737.65
     302       1,600,000.00       1.33      62.41%       52.32%           15          Units        66,574.12        91,582.09
     304       1,100,000.00       1.25      63.55%       53.27%            8          Units        87,378.53        60,184.97

   Various     13,075,000.00      1.20      76.29%       64.31%         29,610       Sq. Ft.        336.89         838,341.00
---------------------------------------------------------------------------------------------------------------------------------
     157       7,460,000.00       1.20      76.33%       64.34%         14,490       Sq. Ft.        392.97         478,503.00
     200       5,615,000.00       1.20      76.25%       64.28%         15,120       Sq. Ft.        283.16         359,838.00

   Various     11,080,000.00      1.20      74.41%       62.93%         29,050       Sq. Ft.        283.81         701,222.60
---------------------------------------------------------------------------------------------------------------------------------
     190       6,730,000.00       1.20      69.96%       59.17%         14,490       Sq. Ft.        324.95         400,491.00
     219       4,350,000.00       1.20      81.29%       68.75%         14,560       Sq. Ft.        242.87         300,731.60

   Various     13,000,000.00      1.66      61.20%       51.24%         55,814       Sq. Ft.        142.55         894,018.51
---------------------------------------------------------------------------------------------------------------------------------
     210       6,700,000.00       1.66      60.04%       50.27%         28,205       Sq. Ft.        142.63         452,451.42
     269       3,650,000.00       1.67      62.40%       52.24%         15,985       Sq. Ft.        142.48         257,024.17
   269.01      2,325,000.00                                             10,085       Sq. Ft.                       159,993.15
   269.02      1,325,000.00                                              5,900       Sq. Ft.                        97,031.02
     291       2,650,000.00       1.64      62.49%       52.32%         11,624       Sq. Ft.        142.45         184,542.93

   Various     10,850,000.00      1.24      70.97%       60.39%         107,110      Sq. Ft.         71.89         664,845.06
---------------------------------------------------------------------------------------------------------------------------------
     171       7,100,000.00       1.20      73.59%       62.62%         63,560       Sq. Ft.         82.21         438,052.89
     260       3,750,000.00       1.32      66.00%       56.16%         43,550       Sq. Ft.         56.83         226,792.17

     145       8,500,000.00       1.22      73.95%       62.32%           74          Units        84,942.48       535,128.40
---------------------------------------------------------------------------------------------------------------------------------
   145.01                                                                 19          Units
   145.02                                                                 12          Units
   145.03                                                                 12          Units
   145.04                                                                 12          Units
   145.05                                                                 12          Units
   145.06                                                                  7          Units

     154       8,000,000.00       1.25      72.77%       60.97%         86,200       Sq. Ft.         67.54         501,772.97
---------------------------------------------------------------------------------------------------------------------------------
   154.01                                                               35,200       Sq. Ft.                       213,811.40
   154.02                                                               36,000       Sq. Ft.                       218,040.97
   154.03                                                               15,000       Sq. Ft.                        69,920.60

   Various     8,115,000.00       1.32      69.39%       57.86%         32,956       Sq. Ft.        170.86         498,968.01
---------------------------------------------------------------------------------------------------------------------------------
     239       4,315,000.00       1.27      69.29%       57.82%         12,026       Sq. Ft.        248.62         254,618.58
   239.01      2,200,000.00                                              5,242       Sq. Ft.                       130,351.16
   239.02      2,115,000.00                                              6,784       Sq. Ft.                       124,267.42
     251       3,800,000.00       1.38      69.50%       57.90%         20,930       Sq. Ft.        126.18         244,349.43

     186       6,150,000.00       1.27      80.00%       74.47%         25,450       Sq. Ft.        193.32         433,797.82
---------------------------------------------------------------------------------------------------------------------------------
   186.01      4,100,000.00                                             18,950       Sq. Ft.
   186.02      2,050,000.00                                              6,500       Sq. Ft.

* With respect to the Mutual of Omaha Mortgage Loan, the borrower is a guarantor under the Perkins Restaurant & Bakery Pool Mortgage Loan. The Mutual of Omaha
Mortgage Loan and the Perkins Restaurant & Bakery Mortgage Loan are
cross-defaulted with each of the other mortgage loans, but they are not cross-collateralized; provided, however, the Mutual of Omaha Mortgage Loan
Property serves as additional collateral for the Perkins Restaurant & Bakery
Pool Mortgage Loan. The Perkins Restaurant & Bakery Pool Mortgage Loan Property
does not serve as additional collateral for the Mutual of Omaha Loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C23

      ANNEX A-6                        DEBT SERVICE PAYMENT SCHEDULE FOR GSA OFFICES POOL
      ---------

           LOAN PAY PERIOD                DEBT SERVICE ($)                 LOAN PAY PERIOD                 DEBT SERVICE ($)
      ----------------------      ------------------------------        -----------------------       --------------------------

                1                       254,812.71                             61                     188,146.04
                2                       254,812.71                             62                     188,146.04
                3                       254,812.71                             63                     188,146.04
                4                       254,812.71                             64                     188,146.04
                5                       254,812.71                             65                     188,146.04
                6                       254,812.71                             66                     188,146.04
                7                       254,812.71                             67                     188,146.04
                8                       254,812.71                             68                     188,146.04
                9                       254,812.71                             69                     188,146.04
               10                       254,812.71                             70                     188,146.04
               11                       254,812.71                             71                     188,146.04
               12                       254,812.71                             72                     188,146.04
               13                       246,479.37                             73                     188,146.04
               14                       246,479.37                             74                     188,146.04
               15                       246,479.37                             75                     188,146.04
               16                       246,479.37                             76                     188,146.04
               17                       246,479.37                             77                     188,146.04
               18                       246,479.37                             78                     188,146.04
               19                       246,479.37                             79                     188,146.04
               20                       246,479.37                             80                     188,146.04
               21                       246,479.37                             81                     188,146.04
               22                       246,479.37                             82                     188,146.04
               23                       246,479.37                             83                     188,146.04
               24                       246,479.37                             84                     188,146.04
               25                       229,812.71                             85                     188,146.04
               26                       229,812.71                             86                     188,146.04
               27                       229,812.71                             87                     188,146.04
               28                       229,812.71                             88                     188,146.04
               29                       229,812.71                             89                     188,146.04
               30                       229,812.71                             90                     188,146.04
               31                       229,812.71                             91                     188,146.04
               32                       229,812.71                             92                     188,146.04
               33                       229,812.71                             93                     188,146.04
               34                       229,812.71                             94                     188,146.04
               35                       229,812.71                             95                     188,146.04
               36                       229,812.71                             96                     188,146.04
               37                       213,146.04                             97                     188,146.04
               38                       213,146.04                             98                     188,146.04
               39                       213,146.04                             99                     188,146.04
               40                       213,146.04                            100                     188,146.04
               41                       213,146.04                            101                     188,146.04
               42                       213,146.04                            102                     188,146.04
               43                       213,146.04                            103                     188,146.04
               44                       213,146.04                            104                     188,146.04
               45                       213,146.04                            105                     188,146.04
               46                       213,146.04                            106                     188,146.04
               47                       213,146.04                            107                     188,146.04
               48                       213,146.04                            108                     188,146.04
               49                       204,812.71                            109                     188,146.04
               50                       204,812.71                            110                     188,146.04
               51                       204,812.71                            111                     188,146.04
               52                       204,812.71                            112                     188,146.04
               53                       204,812.71                            113                     188,146.04
               54                       204,812.71                            114                     188,146.04
               55                       204,812.71                            115                     188,146.04
               56                       204,812.71                            116                     188,146.04
               57                       204,812.71                            117                     188,146.04
               58                       204,812.71                            118                     188,146.04
               59                       204,812.71                            119                     188,146.04
               60                       204,812.71                            120                  23,480,832.12

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                         % OF                                         WTD. AVG.
                                                                       CUT-OFF        AVERAGE           MAXIMUM        CUT-OFF
                                     NUMBER OF        AGGREGATE          DATE         CUT-OFF           CUT-OFF          DATE
                                     MORTGAGED         CUT-OFF           POOL           DATE              DATE           LTV
          PROPERTY TYPE             PROPERTIES       DATE BALANCE      BALANCE        BALANCE           BALANCE         RATIO
----------------------------------------------------------------------------------------------------------------------------------

Retail                                 137        $ 1,406,273,506       33.2%      $ 10,264,770      $ 115,000,000      73.4%
   Retail - Anchored                    79            823,214,736       19.5       $ 10,420,440      $ 115,000,000      70.9%
   Retail - Outlet                      13            369,214,970        8.7       $ 28,401,152      $  76,750,000      80.0%
   Retail - Shadow Anchored (4)         19            114,364,003        2.7       $  6,019,158      $  23,100,000      70.4%
   Retail - Unanchored                  26             99,479,797        2.4       $  3,826,146      $  14,137,655      72.9%
Office                                  58          1,247,508,708       29.5       $ 21,508,771      $ 250,000,000      70.4%
Multifamily                             83            717,550,947       17.0       $  8,645,192      $  37,600,000      73.1%
Hospitality                             29            524,096,939       12.4       $ 18,072,308      $  73,500,000      67.9%
Mixed Use                                5            170,976,289        4.0       $ 34,195,258      $ 132,319,524      71.6%
Mobile Home Park                         7             76,899,729        1.8       $ 10,985,676      $  43,000,000      75.1%
Industrial                              13             47,057,878        1.1       $  3,619,837      $   8,222,653      68.6%
Self Storage                             9             26,928,350        0.6       $  2,992,039      $   5,225,000      67.4%
Land                                     2              7,566,683        0.2       $  3,783,342      $   4,082,959      73.8%
Healthcare                               1              5,000,000        0.1       $  5,000,000      $   5,000,000      71.4%
---------------------------------      ---        ---------------      -----
                                       344        $ 4,229,859,030      100.0%      $ 12,296,102      $ 250,000,000      71.6%
                                       ===        ===============      =====

                                                      WTD. AVG.
                                                       STATED      WTD. AVG.     MINIMUM      MAXIMUM
                                       WTD. AVG.     REMAINING      CUT-OFF      CUT-OFF      CUT-OFF
                                          LTV         TERM TO         DATE         DATE         DATE       WTD. AVG.     WTD. AVG.
                                        RATIO AT      MATURITY        DSC          DSC          DSC        OCCUPANCY      MORTGAGE
          PROPERTY TYPE               MATURITY (2)   (MOS.) (2)      RATIO        RATIO        RATIO        RATE (3)        RATE
------------------------------------------------------------------------------------------------------------------------------------

Retail                                   66.0%          114          1.42x        1.18x        2.81x         93.9%         5.477%
   Retail - Anchored                     65.6%          113          1.50x        1.20x        2.81x         95.5%         5.444%
   Retail - Outlet                       69.6%          118          1.25x        1.21x        1.45x         91.3%         5.520%
   Retail - Shadow Anchored (4)          59.5%          109          1.39x        1.20x        2.34x         94.0%         5.419%
   Retail - Unanchored                   63.3%          107          1.35x        1.18x        1.74x         90.3%         5.653%
Office                                   65.4%          115          1.36x        1.14x        3.21x         93.0%         5.616%
Multifamily                              65.9%          117          1.30x        1.13x        1.90x         93.4%         5.561%
Hospitality                              57.6%          116          1.49x        1.30x        2.97x           NA          5.736%
Mixed Use                                60.1%          119          1.32x        1.19x        1.73x         89.1%         5.694%
Mobile Home Park                         66.2%          112          1.25x        1.21x        1.43x         96.1%         5.697%
Industrial                               55.6%          134          1.47x        1.23x        1.89x         98.3%         5.543%
Self Storage                             57.9%          118          1.36x        1.20x        1.53x         86.5%         5.601%
Land                                     62.0%          116          1.22x        1.20x        1.24x        100.0%         5.534%
Healthcare                               61.7%          115          1.31x        1.31x        1.31x         95.2%         5.810%
                                         64.4%          115          1.38X        1.13X        3.21X         93.4%         5.579%

---------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 29 Mortgage Loans secured by hospitality properties, representing 12.4% of the Cut-Off Date Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                         % OF                                         WTD. AVG.
                                                                       CUT-OFF       AVERAGE           MAXIMUM         CUT-OFF
                                     NUMBER OF       AGGREGATE           DATE        CUT-OFF           CUT-OFF           DATE
                                     MORTGAGED        CUT-OFF          GROUP 1         DATE              DATE            LTV
          PROPERTY TYPE             PROPERTIES      DATE BALANCE       BALANCE       BALANCE           BALANCE          RATIO
---------------------------------------------------------------------------------------------------------------------------------

Retail                                 137        $ 1,406,273,506       39.0%     $ 10,264,770      $ 115,000,000       73.4%
   Retail - Anchored                    79            823,214,736       22.8      $ 10,420,440      $ 115,000,000       70.9%
   Retail - Outlet                      13            369,214,970       10.2      $ 28,401,152      $  76,750,000       80.0%
   Retail - Shadow Anchored (4)         19            114,364,003        3.2      $  6,019,158      $  23,100,000       70.4%
   Retail - Unanchored                  26             99,479,797        2.8      $  3,826,146      $  14,137,655       72.9%
Office                                  58          1,247,508,708       34.6      $ 21,508,771      $ 250,000,000       70.4%
Hospitality                             29            524,096,939       14.5      $ 18,072,308      $  73,500,000       67.9%
Mixed Use                                5            170,976,289        4.7      $ 34,195,258      $ 132,319,524       71.6%
Multifamily                              9            106,565,002        3.0      $ 11,840,556      $  20,358,000       74.6%
Mobile Home Park                         4             65,639,729        1.8      $ 16,409,932      $  43,000,000       74.3%
Industrial                              13             47,057,878        1.3      $  3,619,837      $   8,222,653       68.6%
Self Storage                             9             26,928,350        0.7      $  2,992,039      $   5,225,000       67.4%
Land                                     2              7,566,683        0.2      $  3,783,342      $   4,082,959       73.8%
Healthcare                               1              5,000,000        0.1      $  5,000,000      $   5,000,000       71.4%
---------------------------------      ---        ---------------      -----
                                       267        $ 3,607,613,085      100.0%     $ 13,511,659      $ 250,000,000       71.4%
                                       ===        ===============      =====

                                                    WTD. AVG.
                                                     STATED      WTD. AVG.     MINIMUM      MAXIMUM
                                     WTD. AVG.     REMAINING      CUT-OFF      CUT-OFF      CUT-OFF
                                        LTV         TERM TO         DATE         DATE         DATE       WTD. AVG.     WTD. AVG.
                                      RATIO AT      MATURITY        DSC          DSC          DSC        OCCUPANCY      MORTGAGE
          PROPERTY TYPE             MATURITY (2)   (MOS.) (2)      RATIO        RATIO        RATIO        RATE (3)        RATE
-----------------------------------------------------------------------------------------------------------------------------------

Retail                                 66.0%          114          1.42x        1.18x        2.81x         93.9%         5.477%
   Retail - Anchored                   65.6%          113          1.50x        1.20x        2.81x         95.5%         5.444%
   Retail - Outlet                     69.6%          118          1.25x        1.21x        1.45x         91.3%         5.520%
   Retail - Shadow Anchored (4)        59.5%          109          1.39x        1.20x        2.34x         94.0%         5.419%
   Retail - Unanchored                 63.3%          107          1.35x        1.18x        1.74x         90.3%         5.653%
Office                                 65.4%          115          1.36x        1.14x        3.21x         93.0%         5.616%
Hospitality                            57.6%          116          1.49x        1.30x        2.97x           NA          5.736%
Mixed Use                              60.1%          119          1.32x        1.19x        1.73x         89.1%         5.694%
Multifamily                            66.5%          117          1.31x        1.13x        1.54x         93.1%         5.646%
Mobile Home Park                       64.5%          119          1.24x        1.21x        1.40x         96.0%         5.706%
Industrial                             55.6%          134          1.47x        1.23x        1.89x         98.3%         5.543%
Self Storage                           57.9%          118          1.36x        1.20x        1.53x         86.5%         5.601%
Land                                   62.0%          116          1.22x        1.20x        1.24x        100.0%         5.534%
Healthcare                             61.7%          115          1.31x        1.31x        1.31x         95.2%         5.810%
                                       64.1%          115          1.40X        1.13X        3.21X         93.3%         5.584%

---------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 29 Mortgage Loans secured by hospitality properties, representing 14.5% of the Cut-Off Date Group 1 Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                            % OF                                      WTD. AVG.
                                                           CUT-OFF      AVERAGE         MAXIMUM        CUT-OFF      WTD. AVG.
                          NUMBER OF        AGGREGATE        DATE        CUT-OFF         CUT-OFF          DATE          LTV
                          MORTGAGED         CUT-OFF        GROUP 2        DATE            DATE           LTV        RATIO AT
     PROPERTY TYPE        PROPERTIES     DATE BALANCE      BALANCE      BALANCE         BALANCE         RATIO     MATURITY (2)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily                   74        $ 610,985,945       98.2%    $ 8,256,567     $ 37,600,000       72.9%         65.8%
Mobile Home Park               3           11,260,000        1.8     $ 3,753,333     $  5,100,000       79.9%         76.0%
-----------------------       --        -------------      -----
                              77        $ 622,245,945      100.0%    $ 8,081,116     $ 37,600,000       73.0%         66.0%
                              ==        =============      =====

                            WTD. AVG.
                             STATED       WTD. AVG.     MINIMUM      MAXIMUM
                            REMAINING      CUT-OFF      CUT-OFF      CUT-OFF
                             TERM TO        DATE          DATE         DATE        WTD. AVG.     WTD. AVG.
                            MATURITY         DSC          DSC          DSC         OCCUPANCY      MORTGAGE
     PROPERTY TYPE         (MOS.) (2)       RATIO        RATIO        RATIO          RATE           RATE
-------------------------------------------------------------------------------------------------------------

Multifamily                    117          1.30x        1.19x        1.90x          93.5%         5.546%
Mobile Home Park                72          1.34x        1.28x        1.43x          96.9%         5.649%
                               116          1.30X        1.19X        1.90X          93.5%         5.548%

-------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                    % OF
                                                  AGGREGATE       CUT-OFF        AVERAGE           MAXIMUM
                                NUMBER OF          CUT-OFF          DATE         CUT-OFF           CUT-OFF
      RANGE OF CUT-OFF           MORTGAGE           DATE            POOL          DATE              DATE
      DATE BALANCES ($)           LOANS            BALANCE        BALANCE        BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

<=  2,000,000                          31      $   48,613,762        1.1%     $  1,568,186      $  2,000,000
2,000,001 - 3,000,000                  37          94,760,444        2.2      $  2,561,093      $  2,993,245
3,000,001 - 4,000,000                  27          94,464,772        2.2      $  3,498,695      $  3,994,447
4,000,001 - 5,000,000                  28         124,459,998        2.9      $  4,445,000      $  5,000,000
5,000,001 - 6,000,000                  34         185,137,548        4.4      $  5,445,222      $  6,000,000
6,000,001 - 7,000,000                  12          77,548,311        1.8      $  6,462,359      $  6,984,493
7,000,001 - 8,000,000                  12          90,451,122        2.1      $  7,537,594      $  8,000,000
8,000,001 - 9,000,000                  13         109,007,505        2.6      $  8,385,193      $  8,970,000
9,000,001 - 10,000,000                 10          97,042,443        2.3      $  9,704,244      $  9,977,371
10,000,001 - 15,000,000                37         439,252,809       10.4      $ 11,871,698      $ 14,327,345
15,000,001 - 20,000,000                18         319,301,443        7.5      $ 17,738,969      $ 20,000,000
20,000,001 - 25,000,000                16         352,581,741        8.3      $ 22,036,359      $ 25,000,000
25,000,001 - 30,000,000                 3          80,239,935        1.9      $ 26,746,645      $ 27,100,000
30,000,001 - 35,000,000                 6         195,758,769        4.6      $ 32,626,461      $ 35,000,000
35,000,001 - 40,000,000                 3         117,009,484        2.8      $ 39,003,161      $ 39,909,484
40,000,001 - 45,000,000                 3         132,500,000        3.1      $ 44,166,667      $ 45,000,000
45,000,001 - 50,000,000                 3         139,330,000        3.3      $ 46,443,333      $ 47,000,000
50,000,001 - 55,000,000                 3         158,874,970        3.8      $ 52,958,323      $ 54,000,000
55,000,001 - 60,000,000                 2         119,864,449        2.8      $ 59,932,224      $ 60,000,000
70,000,001 - 75,000,000                 1          73,500,000        1.7      $ 73,500,000      $ 73,500,000
80,000,001 - 315,340,000                6       1,180,159,524       27.9      $196,693,254      $315,340,000
----------------------------          ---      --------------      -----
                                      305      $4,229,859,030      100.0%     $ 13,868,390      $315,340,000
                                      ===      ==============      =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING     WTD. AVG.
                                   CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      RANGE OF CUT-OFF            DATE LTV      LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      DATE BALANCES ($)             RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

<=  2,000,000                       67.4%         57.7%          113          1.42x        5.765%
2,000,001 - 3,000,000               68.3%         56.4%          118          1.38x        5.592%
3,000,001 - 4,000,000               70.6%         59.7%          115          1.43x        5.547%
4,000,001 - 5,000,000               71.1%         59.5%          117          1.47x        5.602%
5,000,001 - 6,000,000               70.0%         61.5%          118          1.40x        5.585%
6,000,001 - 7,000,000               68.0%         57.5%          122          1.34x        5.589%
7,000,001 - 8,000,000               69.7%         61.3%          109          1.47x        5.427%
8,000,001 - 9,000,000               71.9%         63.0%          109          1.44x        5.540%
9,000,001 - 10,000,000              74.1%         65.8%          105          1.41x        5.425%
10,000,001 - 15,000,000             71.7%         64.5%          110          1.44x        5.523%
15,000,001 - 20,000,000             68.9%         60.6%          112          1.41x        5.541%
20,000,001 - 25,000,000             72.4%         66.1%          114          1.42x        5.566%
25,000,001 - 30,000,000             62.5%         56.1%          118          1.59x        5.544%
30,000,001 - 35,000,000             71.0%         62.5%          116          1.42x        5.652%
35,000,001 - 40,000,000             67.4%         63.0%          118          1.39x        5.731%
40,000,001 - 45,000,000             72.4%         64.6%          118          1.28x        5.656%
45,000,001 - 50,000,000             75.5%         70.5%          118          1.23x        5.604%
50,000,001 - 55,000,000             73.8%         68.1%          117          1.42x        5.617%
55,000,001 - 60,000,000             73.0%         64.6%          117          1.34x        5.525%
70,000,001 - 75,000,000             73.5%         66.4%          119          1.30x        5.920%
80,000,001 - 315,340,000            73.2%         67.4%          118          1.33x        5.575%
                                    71.6%         64.4%          115          1.38X        5.579%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                    % OF
                                                   AGGREGATE       CUT-OFF        AVERAGE           MAXIMUM
                                NUMBER OF           CUT-OFF          DATE         CUT-OFF           CUT-OFF
      RANGE OF CUT-OFF           MORTGAGE            DATE          GROUP 1         DATE              DATE
      DATE BALANCES ($)           LOANS             BALANCE        BALANCE        BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------------

<= 2,000,000                        23          $   37,254,289        1.0%     $  1,619,752      $  2,000,000
2,000,001 - 3,000,000               34              86,974,069        2.4      $  2,558,061      $  2,993,245
3,000,001 - 4,000,000               23              80,391,700        2.2      $  3,495,291      $  3,994,447
4,000,001 - 5,000,000               24             107,224,883        3.0      $  4,467,703      $  5,000,000
5,000,001 - 6,000,000               22             120,744,407        3.3      $  5,488,382      $  6,000,000
6,000,001 - 7,000,000                6              38,163,882        1.1      $  6,360,647      $  6,864,000
7,000,001 - 8,000,000                8              60,496,821        1.7      $  7,562,103      $  7,975,128
8,000,001 - 9,000,000                9              75,820,685        2.1      $  8,424,521      $  8,970,000
9,000,001 - 10,000,000               4              39,252,531        1.1      $  9,813,133      $  9,969,538
10,000,001 - 15,000,000             26             308,163,497        8.5      $ 11,852,442      $ 14,327,345
15,000,001 - 20,000,000             14             254,837,449        7.1      $ 18,202,675      $ 20,000,000
20,000,001 - 25,000,000             14             311,831,741        8.6      $ 22,273,696      $ 25,000,000
25,000,001 - 30,000,000              2              53,539,935        1.5      $ 26,769,968      $ 27,100,000
30,000,001 - 35,000,000              6             195,758,769        5.4      $ 32,626,461      $ 35,000,000
35,000,001 - 40,000,000              2              79,409,484        2.2      $ 39,704,742      $ 39,909,484
40,000,001 - 45,000,000              3             132,500,000        3.7      $ 44,166,667      $ 45,000,000
45,000,001 - 50,000,000              2              92,850,000        2.6      $ 46,425,000      $ 47,000,000
50,000,001 - 55,000,000              3             158,874,970        4.4      $ 52,958,323      $ 54,000,000
55,000,001 - 60,000,000              2             119,864,449        3.3      $ 59,932,224      $ 60,000,000
70,000,001 - 75,000,000              1              73,500,000        2.0      $ 73,500,000      $ 73,500,000
80,000,001 - 315,340,000             6           1,180,159,524       32.7      $196,693,254      $315,340,000
---------------------------        ---          --------------      -----
                                   234          $3,607,613,085      100.0%     $ 15,417,150      $315,340,000
                                   ===          ==============      =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING     WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      RANGE OF CUT-OFF           DATE LTV      LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      DATE BALANCES ($)            RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------------------

<= 2,000,000                       65.8%         56.2%          114          1.45x        5.774%
2,000,001 - 3,000,000              68.2%         56.1%          118          1.38x        5.594%
3,000,001 - 4,000,000              70.5%         59.1%          117          1.44x        5.566%
4,000,001 - 5,000,000              69.8%         57.6%          119          1.50x        5.603%
5,000,001 - 6,000,000              69.3%         60.0%          120          1.44x        5.574%
6,000,001 - 7,000,000              71.4%         59.7%          115          1.34x        5.603%
7,000,001 - 8,000,000              68.2%         60.1%          105          1.57x        5.405%
8,000,001 - 9,000,000              70.7%         61.0%          112          1.51x        5.609%
9,000,001 - 10,000,000             70.6%         63.4%           88          1.65x        5.386%
10,000,001 - 15,000,000            70.3%         62.8%          106          1.52x        5.521%
15,000,001 - 20,000,000            68.7%         60.4%          111          1.46x        5.547%
20,000,001 - 25,000,000            71.5%         65.1%          114          1.44x        5.561%
25,000,001 - 30,000,000            68.7%         61.9%          118          1.44x        5.700%
30,000,001 - 35,000,000            71.0%         62.5%          116          1.42x        5.652%
35,000,001 - 40,000,000            62.9%         56.5%          118          1.45x        5.556%
40,000,001 - 45,000,000            72.4%         64.6%          118          1.28x        5.656%
45,000,001 - 50,000,000            73.2%         69.3%          118          1.21x        5.666%
50,000,001 - 55,000,000            73.8%         68.1%          117          1.42x        5.617%
55,000,001 - 60,000,000            73.0%         64.6%          117          1.34x        5.525%
70,000,001 - 75,000,000            73.5%         66.4%          119          1.30x        5.920%
80,000,001 - 315,340,000           73.2%         67.4%          118          1.33x        5.575%
                                   71.4%         64.1%          115          1.40X        5.584%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                 % OF
                                                AGGREGATE       CUT-OFF       AVERAGE         MAXIMUM
                                NUMBER OF        CUT-OFF         DATE         CUT-OFF         CUT-OFF
      RANGE OF CUT-OFF          MORTGAGE          DATE          GROUP 2        DATE             DATE
      DATE BALANCES ($)           LOANS          BALANCE        BALANCE       BALANCE         BALANCE
------------------------------------------------------------------------------------------------------------

<= 2,000,000                        8         $  11,359,474       1.8%      $ 1,419,934      $ 2,000,000
2,000,001 - 3,000,000               3             7,786,375       1.3       $ 2,595,458      $ 2,735,000
3,000,001 - 4,000,000               4            14,073,073       2.3       $ 3,518,268      $ 3,694,864
4,000,001 - 5,000,000               4            17,235,115       2.8       $ 4,308,779      $ 4,393,892
5,000,001 - 6,000,000              12            64,393,141      10.3       $ 5,366,095      $ 5,720,000
6,000,001 - 7,000,000               6            39,384,429       6.3       $ 6,564,072      $ 6,984,493
7,000,001 - 8,000,000               4            29,954,301       4.8       $ 7,488,575      $ 8,000,000
8,000,001 - 9,000,000               4            33,186,820       5.3       $ 8,296,705      $ 8,509,000
9,000,001 - 10,000,000              6            57,789,912       9.3       $ 9,631,652      $ 9,977,371
10,000,001 - 15,000,000            11           131,089,312      21.1       $11,917,210      $13,860,000
15,000,001 - 20,000,000             4            64,463,994      10.4       $16,115,998      $17,000,000
20,000,001 - 25,000,000             2            40,750,000       6.5       $20,375,000      $20,500,000
25,000,001 - 30,000,000             1            26,700,000       4.3       $26,700,000      $26,700,000
35,000,001 - 40,000,000             1            37,600,000       6.0       $37,600,000      $37,600,000
45,000,001 - 46,480,000             1            46,480,000       7.5       $46,480,000      $46,480,000
-----------------------------      --         -------------     -----
                                   71         $ 622,245,945     100.0%      $ 8,764,027      $46,480,000
                                   ==         =============     =====

                                                               WTD. AVG.
                                                                STATED
                                   WTD. AVG.                   REMAINING    WTD. AVG.
                                    CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF     WTD. AVG.
      RANGE OF CUT-OFF              DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
      DATE BALANCES ($)              RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

<= 2,000,000                         72.6%         62.4%          112         1.32x        5.733%
2,000,001 - 3,000,000                69.5%         60.4%          117         1.28x        5.574%
3,000,001 - 4,000,000                71.3%         62.9%          106         1.35x        5.439%
4,000,001 - 5,000,000                78.9%         71.2%          103         1.31x        5.597%
5,000,001 - 6,000,000                71.3%         64.4%          115         1.31x        5.606%
6,000,001 - 7,000,000                64.8%         55.3%          128         1.34x        5.575%
7,000,001 - 8,000,000                72.9%         63.6%          118         1.27x        5.470%
8,000,001 - 9,000,000                74.7%         67.5%          102         1.27x        5.381%
9,000,001 - 10,000,000               76.4%         67.4%          117         1.25x        5.451%
10,000,001 - 15,000,000              75.0%         68.5%          118         1.27x        5.529%
15,000,001 - 20,000,000              69.5%         61.5%          118         1.24x        5.519%
20,000,001 - 25,000,000              79.3%         73.8%          116         1.23x        5.609%
25,000,001 - 30,000,000              50.0%         44.5%          118         1.90x        5.230%
35,000,001 - 40,000,000              76.9%         76.9%          118         1.27x        6.100%
45,000,001 - 46,480,000              79.9%         72.8%          117         1.26x        5.480%
                                     73.0%         66.0%          116         1.30X        5.548%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                        % OF
                                                    AGGREGATE         CUT-OFF         AVERAGE            MAXIMUM
                                  NUMBER OF          CUT-OFF            DATE          CUT-OFF            CUT-OFF
                                  MORTGAGED            DATE             POOL            DATE               DATE
             STATE                PROPERTIES         BALANCE          BALANCE         BALANCE            BALANCE
-----------------------------------------------------------------------------------------------------------------------

NY                                    10           $  594,545,967         14.1%      $59,454,597       $250,000,000
CA                                    30              445,182,495         10.5       $14,839,417       $ 60,000,000
  Southern (3)                        22              234,805,124          5.6       $10,672,960       $ 51,000,000
  Northern (3)                         8              210,377,371          5.0       $26,297,171       $ 60,000,000
TX                                    29              367,981,081          8.7       $12,689,003       $ 76,750,000
IL                                     9              297,191,290          7.0       $33,021,254       $162,500,000
FL                                    35              281,113,497          6.6       $ 8,031,814       $ 56,050,000
CO                                    15              246,531,691          5.8       $16,435,446       $132,319,524
PA                                    13              179,025,661          4.2       $13,771,205       $ 60,620,000
IN                                     9              164,046,701          3.9       $18,227,411       $115,000,000
AZ                                    12              158,368,706          3.7       $13,197,392       $ 37,600,000
OH                                    16              155,497,105          3.7       $ 9,718,569       $ 37,550,000
NC                                    19              134,461,159          3.2       $ 7,076,903       $ 20,500,000
MO                                     4              108,802,606          2.6       $27,200,652       $ 73,500,000
GA                                     9               87,989,720          2.1       $ 9,776,636       $ 20,000,000
WA                                    12               82,133,132          1.9       $ 6,844,428       $ 20,352,766
MD                                     6               80,489,716          1.9       $13,414,953       $ 45,000,000
KS                                     6               77,377,474          1.8       $12,896,246       $ 27,153,265
WI                                     8               76,266,630          1.8       $ 9,533,329       $ 32,250,000
MI                                    10               72,174,988          1.7       $ 7,217,499       $ 19,455,874
AL                                    11               67,342,221          1.6       $ 6,122,020       $ 14,327,345
NJ                                     3               65,723,570          1.6       $21,907,857       $ 33,423,570
TN                                    15               57,259,592          1.4       $ 3,817,306       $ 11,100,000
VA                                     9               46,165,377          1.1       $ 5,129,486       $ 31,428,133
NV                                     1               45,850,000          1.1       $45,850,000       $ 45,850,000
MA                                     3               42,812,790          1.0       $14,270,930       $ 32,574,000
OK                                     5               41,648,139          1.0       $ 8,329,628       $ 17,400,000
MN                                     5               38,853,641          0.9       $ 7,770,728       $ 13,968,475
UT                                     3               30,538,670          0.7       $10,179,557       $ 23,100,000
SC                                     4               29,475,008          0.7       $ 7,368,752       $ 17,000,000
DE                                     1               26,700,000          0.6       $26,700,000       $ 26,700,000
LA                                     7               23,411,786          0.6       $ 3,344,541       $  5,400,000
MS                                     5               20,540,940          0.5       $ 4,108,188       $ 13,500,000
KY                                     5               17,991,044          0.4       $ 3,598,209       $  9,144,000
IA                                     2               15,046,610          0.4       $ 7,523,305       $ 10,665,387
MT                                     1                9,645,224          0.2       $ 9,645,224       $  9,645,224
DC                                     2                9,559,076          0.2       $ 4,779,538       $  6,063,950
ND                                     2                6,669,249          0.2       $ 3,334,624       $  4,100,000
OR                                     1                5,345,000          0.1       $ 5,345,000       $  5,345,000
NE                                     1                5,175,321          0.1       $ 5,175,321       $  5,175,321
WV                                     2                4,593,000          0.1       $ 2,296,500       $  2,800,000
AR                                     1                3,368,139          0.1       $ 3,368,139       $  3,368,139
NM                                     1                2,496,496          0.1       $ 2,496,496       $  2,496,496
RI                                     1                2,475,000          0.1       $ 2,475,000       $  2,475,000
SD                                     1                1,993,518          0.0       $ 1,993,518       $  1,993,518
-----------------------              ---           --------------        -----
                                     344           $4,229,859,030        100.0%      $12,296,102       $250,000,000
                                     ===           ==============        =====

                                                                 WTD. AVG.
                                                                  STATED
                                  WTD. AVG.                      REMAINING      WTD. AVG.
                                   CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF       WTD. AVG.
                                   DATE LTV      LTV RATIO       MATURITY        DATE DSC       MORTGAGE
             STATE                  RATIO      AT MATURITY (2)  (MOS.) (2)        RATIO           RATE
------------------------------------------------------------------------------------------------------------

NY                                 69.6%          65.4%            117           1.40x          5.694%
CA                                 69.8%          65.4%            111           1.31x          5.613%
  Southern (3)                     69.8%          66.3%            114           1.33x          5.647%
  Northern (3)                     69.7%          64.4%            106           1.28x          5.575%
TX                                 71.3%          62.6%            112           1.39x          5.518%
IL                                 68.1%          62.9%            114           1.46x          5.437%
FL                                 71.9%          63.3%            117           1.30x          5.613%
CO                                 71.6%          62.5%            118           1.34x          5.685%
PA                                 75.4%          64.8%            118           1.31x          5.607%
IN                                 70.9%          67.8%            114           1.66x          5.214%
AZ                                 72.8%          67.1%            107           1.33x          5.788%
OH                                 74.7%          67.3%            114           1.38x          5.359%
NC                                 74.0%          65.1%            118           1.41x          5.591%
MO                                 72.4%          61.7%            125           1.40x          5.862%
GA                                 70.4%          62.8%            115           1.28x          5.563%
WA                                 74.5%          61.6%            117           1.31x          5.529%
MD                                 71.8%          62.6%            127           1.44x          5.570%
KS                                 78.8%          71.8%            118           1.22x          5.681%
WI                                 78.5%          67.2%            117           1.32x          5.540%
MI                                 73.8%          60.7%            120           1.35x          5.682%
AL                                 73.0%          62.4%            108           1.39x          5.534%
NJ                                 71.2%          62.2%            118           1.33x          5.631%
TN                                 73.7%          64.6%            113           1.41x          5.519%
VA                                 65.3%          53.7%            118           1.41x          5.703%
NV                                 76.4%          73.4%            118           1.21x          5.560%
MA                                 83.0%          80.3%            109           1.49x          5.508%
OK                                 64.8%          55.0%            116           1.41x          5.492%
MN                                 73.3%          65.6%            118           1.61x          5.560%
UT                                 79.0%          68.9%            118           1.29x          5.511%
SC                                 70.9%          62.8%            117           1.38x          5.573%
DE                                 50.0%          44.5%            118           1.90x          5.230%
LA                                 70.1%          62.4%            116           1.50x          5.427%
MS                                 77.2%          66.3%            118           1.25x          5.595%
KY                                 75.4%          66.9%            116           1.30x          5.488%
IA                                 78.9%          66.4%            117           1.34x          5.620%
MT                                 56.0%          56.0%             59           2.59x          4.440%
DC                                 74.8%          59.7%            111           1.27x          5.499%
ND                                 76.7%          61.4%            119           1.54x          5.530%
OR                                 78.5%          70.3%            118           1.21x          5.540%
NE                                 75.0%          62.2%            116           1.42x          5.100%
WV                                 69.6%          64.5%            117           1.53x          5.509%
AR                                 71.6%          51.8%            117           1.32x          5.680%
NM                                 75.7%          63.2%            119           1.26x          5.490%
RI                                 66.0%          56.2%            117           1.32x          5.700%
SD                                 70.2%          59.0%            117           1.49x          5.590%
                                   71.6%          64.4%            115           1.38X          5.579%

-------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                            % OF
                                                         AGGREGATE        CUT-OFF         AVERAGE           MAXIMUM
                                      NUMBER OF           CUT-OFF           DATE          CUT-OFF           CUT-OFF
                                      MORTGAGED            DATE           GROUP 1          DATE              DATE
              STATE                   PROPERTIES          BALANCE         BALANCE         BALANCE           BALANCE
-----------------------------------------------------------------------------------------------------------------------

NY                                         9             $  587,561,474       16.3%     $ 65,284,608     $ 250,000,000
CA                                        20                393,484,232       10.9      $ 19,674,212     $  60,000,000
  Northern (3)                             7                200,400,000        5.6      $ 28,628,571     $  60,000,000
  Southern (3)                            13                193,084,232        5.4      $ 14,852,633     $  51,000,000
TX                                        20                285,182,349        7.9      $ 14,259,117     $  76,750,000
IL                                         8                276,941,290        7.7      $ 34,617,661     $ 162,500,000
FL                                        30                255,813,497        7.1      $  8,527,117     $  56,050,000
CO                                        13                228,368,691        6.3      $ 17,566,822     $ 132,319,524
IN                                         9                164,046,701        4.5      $ 18,227,411     $ 115,000,000
PA                                        10                153,012,513        4.2      $ 15,301,251     $  60,620,000
MO                                         3                104,408,714        2.9      $ 34,802,905     $  73,500,000
AZ                                         9                102,677,672        2.8      $ 11,408,630     $  35,000,000
OH                                         8                 99,077,105        2.7      $ 12,384,638     $  37,550,000
NC                                        14                 86,356,967        2.4      $  6,168,355     $  20,293,000
WA                                        11                 79,651,006        2.2      $  7,241,001     $  20,352,766
WI                                         8                 76,266,630        2.1      $  9,533,329     $  32,250,000
MI                                        10                 72,174,988        2.0      $  7,217,499     $  19,455,874
AL                                        10                 65,892,221        1.8      $  6,589,222     $  14,327,345
NJ                                         3                 65,723,570        1.8      $ 21,907,857     $  33,423,570
MD                                         4                 63,507,241        1.8      $ 15,876,810     $  45,000,000
TN                                        14                 46,159,592        1.3      $  3,297,114     $   8,300,000
NV                                         1                 45,850,000        1.3      $ 45,850,000     $  45,850,000
MA                                         3                 42,812,790        1.2      $ 14,270,930     $  32,574,000
OK                                         5                 41,648,139        1.2      $  8,329,628     $  17,400,000
GA                                         5                 40,966,637        1.1      $  8,193,327     $  20,000,000
VA                                         3                 39,879,633        1.1      $ 13,293,211     $  31,428,133
UT                                         3                 30,538,670        0.8      $ 10,179,557     $  23,100,000
MN                                         3                 27,782,475        0.8      $  9,260,825     $  13,968,475
LA                                         7                 23,411,786        0.6      $  3,344,541     $   5,400,000
KS                                         2                 21,097,474        0.6      $ 10,548,737     $  17,730,000
MS                                         5                 20,540,940        0.6      $  4,108,188     $  13,500,000
SC                                         3                 12,475,008        0.3      $  4,158,336     $   4,600,000
IA                                         1                 10,665,387        0.3      $ 10,665,387     $  10,665,387
MT                                         1                  9,645,224        0.3      $  9,645,224     $   9,645,224
DC                                         1                  6,063,950        0.2      $  6,063,950     $   6,063,950
NE                                         1                  5,175,321        0.1      $  5,175,321     $   5,175,321
WV                                         2                  4,593,000        0.1      $  2,296,500     $   2,800,000
ND                                         1                  4,100,000        0.1      $  4,100,000     $   4,100,000
KY                                         3                  3,727,044        0.1      $  1,242,348     $   1,515,465
AR                                         1                  3,368,139        0.1      $  3,368,139     $   3,368,139
NM                                         1                  2,496,496        0.1      $  2,496,496     $   2,496,496
RI                                         1                  2,475,000        0.1      $  2,475,000     $   2,475,000
SD                                         1                  1,993,518        0.1      $  1,993,518     $   1,993,518
----------------------------             ---             --------------      -----
                                         267             $3,607,613,085      100.0%     $ 13,511,659     $ 250,000,000
                                         ===             ==============      =====

                                                               WTD. AVG.
                                                                 STATED
                                  WTD. AVG.                    REMAINING      WTD. AVG.
                                   CUT-OFF      WTD. AVG.       TERM TO        CUT-OFF       WTD. AVG.
                                   DATE LTV     LTV RATIO       MATURITY       DATE DSC       MORTGAGE
              STATE                 RATIO    AT MATURITY (2)   (MOS.) (2)       RATIO           RATE
----------------------------------------------------------------------------------------------------------

NY                                  69.7%         65.7%           117           1.40x          5.692%
CA                                  70.0%         66.2%           110           1.30x          5.631%
  Northern (3)                      69.4%         64.4%           106           1.28x          5.567%
  Southern (3)                      70.6%         68.0%           115           1.31x          5.697%
TX                                  71.5%         62.2%           111           1.41x          5.517%
IL                                  67.3%         62.1%           114           1.48x          5.410%
FL                                  73.0%         64.0%           118           1.30x          5.616%
CO                                  71.2%         61.9%           118           1.36x          5.684%
IN                                  70.9%         67.8%           114           1.66x          5.214%
PA                                  74.7%         64.4%           118           1.33x          5.612%
MO                                  72.2%         61.6%           125           1.40x          5.874%
AZ                                  70.6%         63.5%           106           1.36x          5.720%
OH                                  73.4%         64.9%           113           1.45x          5.432%
NC                                  72.0%         62.1%           118           1.51x          5.613%
WA                                  74.6%         61.7%           117           1.32x          5.523%
WI                                  78.5%         67.2%           117           1.32x          5.540%
MI                                  73.8%         60.7%           120           1.35x          5.682%
AL                                  72.8%         62.3%           108           1.39x          5.527%
NJ                                  71.2%         62.2%           118           1.33x          5.631%
MD                                  72.7%         62.6%           130           1.46x          5.511%
TN                                  72.9%         63.5%           111           1.46x          5.526%
NV                                  76.4%         73.4%           118           1.21x          5.560%
MA                                  83.0%         80.3%           109           1.49x          5.508%
OK                                  64.8%         55.0%           116           1.41x          5.492%
GA                                  69.1%         61.8%           116           1.36x          5.663%
VA                                  63.9%         52.4%           118           1.44x          5.700%
UT                                  79.0%         68.9%           118           1.29x          5.511%
MN                                  71.1%         64.9%           118           1.76x          5.600%
LA                                  70.1%         62.4%           116           1.50x          5.427%
KS                                  76.2%         68.3%           119           1.15x          6.121%
MS                                  77.2%         66.3%           118           1.25x          5.595%
SC                                  71.1%         60.3%           117           1.54x          5.522%
IA                                  78.6%         66.1%           117           1.35x          5.600%
MT                                  56.0%         56.0%            59           2.59x          4.440%
DC                                  76.8%         59.7%           106           1.27x          5.470%
NE                                  75.0%         62.2%           116           1.42x          5.100%
WV                                  69.6%         64.5%           117           1.53x          5.509%
ND                                  75.9%         58.7%           119           1.74x          5.360%
KY                                  71.6%         51.8%           117           1.32x          5.680%
AR                                  71.6%         51.8%           117           1.32x          5.680%
NM                                  75.7%         63.2%           119           1.26x          5.490%
RI                                  66.0%         56.2%           117           1.32x          5.700%
SD                                  70.2%         59.0%           117           1.49x          5.590%
                                    71.4%         64.1%           115           1.40X          5.584%

-------------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                            % OF
                                                         AGGREGATE         CUT-OFF        AVERAGE          MAXIMUM
                                      NUMBER OF           CUT-OFF           DATE          CUT-OFF          CUT-OFF
                                      MORTGAGED            DATE            GROUP 2         DATE              DATE
              STATE                   PROPERTIES          BALANCE          BALANCE        BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------------

TX                                        9           $  82,798,732          13.3%      $ 9,199,859     $ 15,463,994
OH                                        8              56,420,000           9.1       $ 7,052,500     $ 13,040,000
KS                                        4              56,280,000           9.0       $14,070,000     $ 27,153,265
AZ                                        3              55,691,034           9.0       $18,563,678     $ 37,600,000
CA                                       10              51,698,263           8.3       $ 5,169,826     $ 13,860,000
  Southern (3)                            9              41,720,892           6.7       $ 4,635,655     $ 13,860,000
  Northern (3)                            1               9,977,371           1.6       $ 9,977,371     $  9,977,371
NC                                        5              48,104,192           7.7       $ 9,620,838     $ 20,500,000
GA                                        4              47,023,083           7.6       $11,755,771     $ 16,500,000
DE                                        1              26,700,000           4.3       $26,700,000     $ 26,700,000
PA                                        3              26,013,148           4.2       $ 8,671,049     $ 10,266,681
FL                                        5              25,300,000           4.1       $ 5,060,000     $  6,600,000
IL                                        1              20,250,000           3.3       $20,250,000     $ 20,250,000
CO                                        2              18,163,000           2.9       $ 9,081,500     $ 12,613,000
SC                                        1              17,000,000           2.7       $17,000,000     $ 17,000,000
MD                                        2              16,982,475           2.7       $ 8,491,237     $ 11,500,000
KY                                        2              14,264,000           2.3       $ 7,132,000     $  9,144,000
TN                                        1              11,100,000           1.8       $11,100,000     $ 11,100,000
MN                                        2              11,071,166           1.8       $ 5,535,583     $  9,350,000
NY                                        1               6,984,493           1.1       $ 6,984,493     $  6,984,493
VA                                        6               6,285,744           1.0       $ 1,047,624     $  1,047,624
OR                                        1               5,345,000           0.9       $ 5,345,000     $  5,345,000
MO                                        1               4,393,892           0.7       $ 4,393,892     $  4,393,892
IA                                        1               4,381,223           0.7       $ 4,381,223     $  4,381,223
DC                                        1               3,495,126           0.6       $ 3,495,126     $  3,495,126
ND                                        1               2,569,249           0.4       $ 2,569,249     $  2,569,249
WA                                        1               2,482,126           0.4       $ 2,482,126     $  2,482,126
AL                                        1               1,450,000           0.2       $ 1,450,000     $  1,450,000
--------------------------               --           -------------         -----
                                         77           $ 622,245,945         100.0%      $ 8,081,116     $ 37,600,000
                                         ==           =============         =====

                                                                WTD. AVG.
                                                                  STATED
                                   WTD. AVG.                    REMAINING      WTD. AVG.
                                    CUT-OFF      WTD. AVG.       TERM TO        CUT-OFF     WTD. AVG.
                                    DATE LTV     LTV RATIO       MATURITY      DATE DSC      MORTGAGE
              STATE                  RATIO    AT MATURITY (2)   (MOS.) (2)       RATIO         RATE
--------------------------------------------------------------------------------------------------------

TX                                   70.7%         63.8%           118           1.31x        5.521%
OH                                   77.1%         71.4%           116           1.26x        5.230%
KS                                   79.8%         73.1%           117           1.25x        5.517%
AZ                                   76.7%         73.8%           109           1.26x        5.914%
CA                                   68.0%         59.8%           113           1.38x        5.477%
  Southern (3)                       65.7%         58.6%           112           1.41x        5.419%
  Northern (3)                       77.3%         65.2%           118           1.22x        5.720%
NC                                   77.5%         70.4%           118           1.22x        5.553%
GA                                   71.5%         63.7%           114           1.22x        5.477%
DE                                   50.0%         44.5%           118           1.90x        5.230%
PA                                   79.6%         66.8%           117           1.22x        5.574%
FL                                   61.2%         55.3%           108           1.32x        5.587%
IL                                   79.7%         74.4%           113           1.22x        5.810%
CO                                   75.9%         70.7%           118           1.21x        5.700%
SC                                   70.8%         64.7%           118           1.27x        5.610%
MD                                   68.6%         62.7%           117           1.37x        5.788%
KY                                   76.4%         70.9%           116           1.29x        5.438%
TN                                   77.4%         69.2%           118           1.20x        5.490%
MN                                   78.9%         67.3%           117           1.25x        5.458%
NY                                   59.2%         43.0%           178           1.53x        5.850%
VA                                   73.9%         62.3%           118           1.22x        5.720%
OR                                   78.5%         70.3%           118           1.21x        5.540%
MO                                   76.3%         63.9%           119           1.28x        5.580%
IA                                   79.7%         67.2%           116           1.33x        5.670%
DC                                   71.3%         59.7%           119           1.28x        5.550%
ND                                   77.9%         65.8%           118           1.23x        5.800%
WA                                   68.9%         58.2%           117           1.20x        5.720%
AL                                   78.4%         67.7%           118           1.30x        5.840%
                                     73.0%         66.0%           116           1.30X        5.548%

----------------

(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                            % OF
                                                         AGGREGATE        CUT-OFF        AVERAGE          MAXIMUM
                                      NUMBER OF           CUT-OFF           DATE         CUT-OFF          CUT-OFF
      RANGE OF UNDERWRITTEN           MORTGAGED            DATE             POOL          DATE             DATE
          DSC RATIOS (X)                LOANS             BALANCE         BALANCE        BALANCE          BALANCE
---------------------------------------------------------------------------------------------------------------------

 1.10 - 1.14                              2          $   29,530,000          0.7%      $14,765,000      $ 17,730,000
 1.15 - 1.19                              5             253,021,626          6.0       $50,604,325      $205,000,000
 1.20 - 1.24                             79           1,127,734,681         26.7       $14,275,123      $315,340,000
 1.25 - 1.29                             52             425,792,746         10.1       $ 8,188,322      $ 46,480,000
 1.30 - 1.34                             35             761,614,324         18.0       $21,760,409      $250,000,000
 1.35 - 1.39                             30             301,524,061          7.1       $10,050,802      $ 51,000,000
 1.40 - 1.44                             22             261,742,751          6.2       $11,897,398      $ 54,000,000
 1.45 - 1.49                             16             231,559,053          5.5       $14,472,441      $ 59,864,449
 1.50 - 1.54                             16             305,529,466          7.2       $19,095,592      $162,500,000
 1.55 - 1.59                              5              90,687,579          2.1       $18,137,516      $ 32,574,000
 1.60 - 1.64                              4              29,213,468          0.7       $ 7,303,367      $ 19,455,874
 1.65 - 1.69                              4             147,740,271          3.5       $36,935,068      $115,000,000
 1.70 - 1.74                              5              32,469,911          0.8       $ 6,493,982      $ 11,700,000
 1.75 - 1.79                              3              16,736,653          0.4       $ 5,578,884      $  8,222,653
 1.80 - 1.84                              4              27,124,588          0.6       $ 6,781,147      $ 11,440,000
 1.85 - 1.89                              3               7,224,659          0.2       $ 2,408,220      $  4,087,008
 1.90 - 1.94                              3              34,611,000          0.8       $11,537,000      $ 26,700,000
 1.95 - 1.99                              1              10,690,800          0.3       $10,690,800      $ 10,690,800
 2.00 - 2.04                              1               1,793,000          0.0       $ 1,793,000      $  1,793,000
 2.05 - 2.09                              1               5,150,000          0.1       $ 5,150,000      $  5,150,000
 2.10 - 2.14                              1               1,991,049          0.0       $ 1,991,049      $  1,991,049
 2.25 - 2.29                              1              17,889,015          0.4       $17,889,015      $ 17,889,015
 2.30 - 3.79                             12             108,488,329          2.6       $ 9,040,694      $ 24,000,000
--------------------------              ---          --------------        -----
                                        305          $4,229,859,030        100.0%      $13,868,390      $315,340,000
                                        ===          ==============        =====

                                                                 WTD. AVG.
                                                                  STATED
                                     WTD. AVG.                   REMAINING     WTD. AVG.
                                      CUT-OFF     WTD. AVG.       TERM TO       CUT-OFF     WTD. AVG.
      RANGE OF UNDERWRITTEN          DATE LTV     LTV RATIO      MATURITY       DATE DSC     MORTGAGE
          DSC RATIOS (X)               RATIO    AT MATURITY *    (MOS.) *        RATIO         RATE
--------------------------------------------------------------------------------------------------------

 1.10 - 1.14                           76.9%        70.0%           119          1.13x        6.008%
 1.15 - 1.19                           73.8%        72.1%           119          1.17x        5.756%
 1.20 - 1.24                           76.6%        68.6%           115          1.21x        5.576%
 1.25 - 1.29                           75.1%        67.5%           117          1.27x        5.597%
 1.30 - 1.34                           72.2%        63.6%           117          1.32x        5.693%
 1.35 - 1.39                           70.0%        62.2%           117          1.37x        5.542%
 1.40 - 1.44                           68.9%        62.4%           111          1.43x        5.589%
 1.45 - 1.49                           71.5%        58.8%           118          1.46x        5.697%
 1.50 - 1.54                           64.3%        57.4%           117          1.52x        5.524%
 1.55 - 1.59                           72.9%        64.3%           114          1.57x        5.682%
 1.60 - 1.64                           67.2%        56.2%           118          1.62x        5.686%
 1.65 - 1.69                           70.7%        68.3%           116          1.69x        5.206%
 1.70 - 1.74                           55.9%        50.7%           118          1.73x        5.485%
 1.75 - 1.79                           61.8%        53.7%           147          1.79x        5.502%
 1.80 - 1.84                           60.9%        55.3%           129          1.81x        5.210%
 1.85 - 1.89                           59.7%        46.7%           118          1.88x        5.708%
 1.90 - 1.94                           53.4%        49.1%           117          1.91x        5.195%
 1.95 - 1.99                           58.7%        58.7%           59           1.97x        5.170%
 2.00 - 2.04                           55.0%        55.0%           115          2.02x        5.570%
 2.05 - 2.09                           40.1%        37.5%           118          2.05x        5.460%
 2.10 - 2.14                           46.3%        35.8%           117          2.10x        5.810%
 2.25 - 2.29                           54.5%        54.5%           82           2.26x        4.860%
 2.30 - 3.79                           51.8%        51.2%           87           2.65x        5.002%
                                       71.6%        64.4%           115          1.38X        5.579%

------------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                    % OF
                                                  AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
                                 NUMBER OF         CUT-OFF          DATE        CUT-OFF          CUT-OFF
    RANGE OF UNDERWRITTEN        MORTGAGED          DATE          GROUP 1        DATE             DATE
        DSC RATIOS (X)             LOANS           BALANCE        BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

 1.10 - 1.14                         2          $   29,530,000        0.8%   $ 14,765,000      $ 17,730,000
 1.15 - 1.19                         4             241,521,626        6.7    $ 60,380,406      $205,000,000
 1.20 - 1.24                        49             859,978,747       23.8    $ 17,550,587      $315,340,000
 1.25 - 1.29                        30             202,092,897        5.6    $  6,736,430      $ 25,000,000
 1.30 - 1.34                        31             748,304,490       20.7    $ 24,138,855      $250,000,000
 1.35 - 1.39                        28             285,015,061        7.9    $ 10,179,109      $ 51,000,000
 1.40 - 1.44                        19             251,324,668        7.0    $ 13,227,614      $ 54,000,000
 1.45 - 1.49                        15             227,864,189        6.3    $ 15,190,946      $ 59,864,449
 1.50 - 1.54                        11             267,540,996        7.4    $ 24,321,909      $162,500,000
 1.55 - 1.59                         5              90,687,579        2.5    $ 18,137,516      $ 32,574,000
 1.60 - 1.64                         4              29,213,468        0.8    $  7,303,367      $ 19,455,874
 1.65 - 1.69                         4             147,740,271        4.1    $ 36,935,068      $115,000,000
 1.70 - 1.74                         3              21,800,000        0.6    $  7,266,667      $ 11,700,000
 1.75 - 1.79                         3              16,736,653        0.5    $  5,578,884      $  8,222,653
 1.80 - 1.84                         4              27,124,588        0.8    $  6,781,147      $ 11,440,000
 1.85 - 1.89                         3               7,224,659        0.2    $  2,408,220      $  4,087,008
 1.90 - 1.94                         2               7,911,000        0.2    $  3,955,500      $  5,400,000
 1.95 - 1.99                         1              10,690,800        0.3    $ 10,690,800      $ 10,690,800
 2.00 - 2.04                         1               1,793,000        0.0    $  1,793,000      $  1,793,000
 2.05 - 2.09                         1               5,150,000        0.1    $  5,150,000      $  5,150,000
 2.10 - 2.14                         1               1,991,049        0.1    $  1,991,049      $  1,991,049
 2.25 - 2.29                         1              17,889,015        0.5    $ 17,889,015      $ 17,889,015
 2.30 - 3.79                        12             108,488,329        3.0    $  9,040,694      $ 24,000,000
-------------------------          ---          --------------      -----
                                   234          $3,607,613,085      100.0%   $ 15,417,150      $315,340,000
                                   ===          ==============      =====

                                                             WTD. AVG.
                                                              STATED
                                WTD. AVG.                    REMAINING    WTD. AVG.
                                 CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
    RANGE OF UNDERWRITTEN        DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
        DSC RATIOS (X)            RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
---------------------------------------------------------------------------------------------------

 1.10 - 1.14                      76.9%         70.0%           119         1.13x        6.008%
 1.15 - 1.19                      73.6%         72.0%           119         1.16x        5.752%
 1.20 - 1.24                      76.6%         68.5%           115         1.21x        5.577%
 1.25 - 1.29                      75.7%         66.7%           117         1.27x        5.627%
 1.30 - 1.34                      72.1%         63.5%           117         1.32x        5.697%
 1.35 - 1.39                      70.0%         62.2%           117         1.37x        5.552%
 1.40 - 1.44                      68.7%         62.1%           112         1.43x        5.598%
 1.45 - 1.49                      71.7%         59.0%           118         1.46x        5.699%
 1.50 - 1.54                      65.0%         58.0%           115         1.52x        5.519%
 1.55 - 1.59                      72.9%         64.3%           114         1.57x        5.682%
 1.60 - 1.64                      67.2%         56.2%           118         1.62x        5.686%
 1.65 - 1.69                      70.7%         68.3%           116         1.69x        5.206%
 1.70 - 1.74                      60.2%         56.2%           118         1.73x        5.474%
 1.75 - 1.79                      61.8%         53.7%           147         1.79x        5.502%
 1.80 - 1.84                      60.9%         55.3%           129         1.81x        5.210%
 1.85 - 1.89                      59.7%         46.7%           118         1.88x        5.708%
 1.90 - 1.94                      64.8%         64.8%           114         1.93x        5.079%
 1.95 - 1.99                      58.7%         58.7%            59         1.97x        5.170%
 2.00 - 2.04                      55.0%         55.0%           115         2.02x        5.570%
 2.05 - 2.09                      40.1%         37.5%           118         2.05x        5.460%
 2.10 - 2.14                      46.3%         35.8%           117         2.10x        5.810%
 2.25 - 2.29                      54.5%         54.5%            82         2.26x        4.860%
 2.30 - 3.79                      51.8%         51.2%            87         2.65x        5.002%
                                  71.4%         64.1%           115         1.40X        5.584%

---------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % OF
                                                 AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                 NUMBER OF        CUT-OFF         DATE        CUT-OFF          CUT-OFF
    RANGE OF UNDERWRITTEN        MORTGAGED         DATE         GROUP 2         DATE            DATE
        DSC RATIOS (X)             LOANS          BALANCE       BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------

 1.15 - 1.19                         1          $ 11,500,000        1.8%    $ 11,500,000    $ 11,500,000
 1.20 - 1.24                        30           267,755,934       43.0     $  8,925,198    $ 20,500,000
 1.25 - 1.29                        22           223,699,848       36.0     $ 10,168,175    $ 46,480,000
 1.30 - 1.34                         4            13,309,835        2.1     $  3,327,459    $  6,480,000
 1.35 - 1.39                         2            16,509,000        2.7     $  8,254,500    $  8,509,000
 1.40 - 1.44                         3            10,418,083        1.7     $  3,472,694    $  4,160,000
 1.45 - 1.49                         1             3,694,864        0.6     $  3,694,864    $  3,694,864
 1.50 - 1.54                         5            37,988,470        6.1     $  7,597,694    $ 12,285,000
 1.70 - 1.74                         2            10,669,911        1.7     $  5,334,956    $  5,482,475
 1.90 - 1.94                         1            26,700,000        4.3     $ 26,700,000    $ 26,700,000
-------------------------           --          ------------      -----
                                    71          $622,245,945      100.0%    $  8,764,027    $ 46,480,000
                                    ==          ============      =====

                                                               WTD. AVG.
                                                                 STATED
                                   WTD. AVG.                   REMAINING     WTD. AVG.
                                    CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
    RANGE OF UNDERWRITTEN           DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
        DSC RATIOS (X)               RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
------------------------------------------------------------------------------------------------------

 1.15 - 1.19                         79.9%         74.5%          117          1.19x        5.840%
 1.20 - 1.24                         76.6%         69.0%          116          1.22x        5.571%
 1.25 - 1.29                         74.7%         68.1%          116          1.26x        5.570%
 1.30 - 1.34                         78.4%         69.5%          116          1.31x        5.468%
 1.35 - 1.39                         69.5%         62.4%          117          1.38x        5.361%
 1.40 - 1.44                         74.7%         71.2%           76          1.42x        5.365%
 1.45 - 1.49                         56.8%         47.7%          119          1.47x        5.580%
 1.50 - 1.54                         60.0%         53.2%          129          1.52x        5.557%
 1.70 - 1.74                         47.1%         39.5%          117          1.73x        5.505%
 1.90 - 1.94                         50.0%         44.5%          118          1.90x        5.230%
                                     73.0%         66.0%          116          1.30X        5.548%

---------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  % OF
                                                AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
                               NUMBER OF         CUT-OFF          DATE        CUT-OFF           CUT-OFF
   RANGE OF CUT-OFF DATE       MORTGAGED          DATE            POOL          DATE             DATE
       LTV RATIOS (%)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
-------------------------------------------------------------------------------------------------------------

 35.01 - 40.00                     3          $   33,090,110        0.8%    $ 11,030,037      $ 24,000,000
 40.01 - 50.00                     8              56,602,025        1.3     $  7,075,253      $ 26,700,000
 50.01 - 55.00                    11              85,110,663        2.0     $  7,737,333      $ 17,889,015
 55.01 - 60.00                    18             119,737,935        2.8     $  6,652,108      $ 12,987,015
 60.01 - 65.00                    40             445,889,660       10.5     $ 11,147,241      $162,500,000
 65.01 - 70.00                    45             524,992,597       12.4     $ 11,666,502      $ 54,000,000
 70.01 - 75.00                    66           1,554,062,097       36.7     $ 23,546,395      $250,000,000
 75.01 - 80.00                   111           1,371,683,807       32.4     $ 12,357,512      $315,340,000
 80.01 - 85.72                     3              38,690,136        0.9     $ 12,896,712      $ 32,574,000
-----------------------          ---          --------------      -----
                                 305          $4,229,859,030      100.0%    $ 13,868,390      $315,340,000
                                 ===          ==============      =====

                                                           WTD. AVG.
                                                            STATED
                               WTD. AVG.                   REMAINING    WTD. AVG.
                                CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF     WTD. AVG.
   RANGE OF CUT-OFF DATE        DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
       LTV RATIOS (%)            RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
-------------------------------------------------------------------------------------------------

 35.01 - 40.00                   37.8%         36.4%          119         2.92x        5.336%
 40.01 - 50.00                   47.7%         41.3%          118         1.83x        5.396%
 50.01 - 55.00                   53.2%         48.4%          102         1.91x        5.234%
 55.01 - 60.00                   57.2%         51.7%          100         1.97x        5.178%
 60.01 - 65.00                   63.5%         56.7%          115         1.49x        5.540%
 65.01 - 70.00                   67.5%         59.3%          116         1.43x        5.634%
 70.01 - 75.00                   72.5%         66.1%          118         1.32x        5.634%
 75.01 - 80.00                   78.7%         70.0%          115         1.26x        5.581%
 80.01 - 85.72                   85.0%         83.3%          109         1.53x        5.498%
                                 71.6%         64.4%          115         1.38X        5.579%

-----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  % OF
                                                AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
                               NUMBER OF         CUT-OFF          DATE        CUT-OFF           CUT-OFF
   RANGE OF CUT-OFF DATE       MORTGAGED          DATE          GROUP 1         DATE             DATE
       LTV RATIOS (%)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
-----------------------------------------------------------------------------------------------------------

 35.01 - 40.00                     3          $   33,090,110        0.9%    $ 11,030,037      $ 24,000,000
 40.01 - 50.00                     4              12,632,114        0.4     $  3,158,029      $  5,150,000
 50.01 - 55.00                    10              78,710,663        2.2     $  7,871,066      $ 17,889,015
 55.01 - 60.00                    14              91,375,786        2.5     $  6,526,842      $ 12,987,015
 60.01 - 65.00                    32             408,777,080       11.3     $ 12,774,284      $162,500,000
 65.01 - 70.00                    42             490,510,471       13.6     $ 11,678,821      $ 54,000,000
 70.01 - 75.00                    56           1,467,113,735       40.7     $ 26,198,460      $250,000,000
 75.01 - 80.00                    70             986,712,990       27.4     $ 14,095,900      $315,340,000
 80.01 - 85.72                     3              38,690,136        1.1     $ 12,896,712      $ 32,574,000
------------------------         ---          --------------      -----
                                 234          $3,607,613,085      100.0%    $ 15,417,150      $315,340,000
                                 ===          ==============      =====

                                                            WTD. AVG.
                                                             STATED
                                WTD. AVG.                   REMAINING    WTD. AVG.
                                 CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF     WTD. AVG.
   RANGE OF CUT-OFF DATE         DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
       LTV RATIOS (%)             RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------

 35.01 - 40.00                    37.8%         36.4%          119         2.92x        5.336%
 40.01 - 50.00                    43.8%         36.7%          118         2.09x        5.668%
 50.01 - 55.00                    53.2%         48.4%          101         1.94x        5.214%
 55.01 - 60.00                    57.3%         53.4%           90         2.14x        5.065%
 60.01 - 65.00                    63.5%         56.5%          114         1.50x        5.544%
 65.01 - 70.00                    67.5%         59.2%          116         1.44x        5.645%
 70.01 - 75.00                    72.5%         66.2%          118         1.32x        5.642%
 75.01 - 80.00                    78.7%         69.2%          115         1.26x        5.574%
 80.01 - 85.72                    85.0%         83.3%          109         1.53x        5.498%
                                  71.4%         64.1%          115         1.40X        5.584%

---------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                               AGGREGATE      CUT-OFF        AVERAGE          MAXIMUM
                               NUMBER OF        CUT-OFF         DATE         CUT-OFF          CUT-OFF
   RANGE OF CUT-OFF DATE       MORTGAGED         DATE         GROUP 2          DATE            DATE
       LTV RATIOS (%)            LOANS          BALANCE       BALANCE        BALANCE          BALANCE
---------------------------------------------------------------------------------------------------------

 40.01 - 50.00                     4         $ 43,969,911        7.1%      $ 10,992,478    $ 26,700,000
 50.01 - 55.00                     1            6,400,000        1.0       $  6,400,000    $  6,400,000
 55.01 - 60.00                     4           28,362,149        4.6       $  7,090,537    $ 10,474,631
 60.01 - 65.00                     8           37,112,580        6.0       $  4,639,073    $ 12,285,000
 65.01 - 70.00                     3           34,482,126        5.5       $ 11,494,042    $ 16,500,000
 70.01 - 75.00                    10           86,948,362       14.0       $  8,694,836    $ 17,000,000
 75.01 - 80.00                    41          384,970,817       61.9       $  9,389,532    $ 46,480,000
------------------------          --         ------------      -----
                                  71         $622,245,945      100.0%      $  8,764,027    $ 46,480,000
                                  ==         ============      =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                    REMAINING    WTD. AVG.
                                  CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
   RANGE OF CUT-OFF DATE          DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
       LTV RATIOS (%)              RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------------------

 40.01 - 50.00                      48.9%         42.6%           118         1.76x        5.318%
 50.01 - 55.00                      52.9%         49.1%           118         1.52x        5.480%
 55.01 - 60.00                      56.9%         45.9%           133         1.45x        5.540%
 60.01 - 65.00                      63.6%         59.0%           117         1.37x        5.491%
 65.01 - 70.00                      67.9%         60.4%           118         1.20x        5.469%
 70.01 - 75.00                      72.9%         64.5%           118         1.27x        5.503%
 75.01 - 80.00                      78.7%         72.0%           114         1.24x        5.599%
                                    73.0%         66.0%           116         1.30X        5.548%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                       % OF
                                                    AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
                                   NUMBER OF         CUT-OFF           DATE        CUT-OFF           CUT-OFF
     RANGE OF MATURITY DATE        MORTGAGED           DATE            POOL          DATE             DATE
     OR ARD LTV RATIOS (%)           LOANS           BALANCE         BALANCE       BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------------

  0.00 -  5.00                         2           $    7,229,749        0.2%     $ 3,614,875      $  4,468,779
 30.01 - 40.00                        10               59,594,336        1.4      $ 5,959,434      $ 24,000,000
 40.01 - 50.00                        22              183,233,234        4.3      $ 8,328,783      $ 26,700,000
 50.01 - 55.00                        36              212,748,504        5.0      $ 5,909,681      $ 32,183,066
 55.01 - 60.00                        48              470,059,472       11.1      $ 9,792,906      $ 44,500,000
 60.01 - 65.00                        73              975,021,202       23.1      $13,356,455      $162,500,000
 65.01 - 70.00                        64            1,028,202,256       24.3      $16,065,660      $250,000,000
 70.01 - 75.00                        44            1,175,716,277       27.8      $26,720,824      $315,340,000
 75.01 - 80.00                         5               85,480,000        2.0      $17,096,000      $ 37,600,000
 80.01 - 85.72                         1               32,574,000        0.8      $32,574,000      $ 32,574,000
------------------------             ---           --------------      -----
                                     305           $4,229,859,030      100.0%     $13,868,390      $315,340,000
                                     ===           ==============      =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING     WTD. AVG.
                                   CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     RANGE OF MATURITY DATE        DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
     OR ARD LTV RATIOS (%)          RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

  0.00 -  5.00                      65.7%          0.0%          235          1.41x        6.084%
 30.01 - 40.00                      42.4%         36.7%          124          2.47x        5.481%
 40.01 - 50.00                      56.7%         44.7%          122          1.57x        5.495%
 50.01 - 55.00                      62.3%         52.9%          110          1.59x        5.519%
 55.01 - 60.00                      66.5%         58.0%          109          1.55x        5.541%
 60.01 - 65.00                      70.1%         62.1%          116          1.37x        5.609%
 65.01 - 70.00                      74.5%         66.9%          117          1.32x        5.618%
 70.01 - 75.00                      77.1%         72.1%          116          1.27x        5.543%
 75.01 - 80.00                      78.3%         76.9%          100          1.25x        5.880%
 80.01 - 85.72                      85.7%         85.7%          107          1.58x        5.460%
                                    71.6%         64.4%          115          1.38X        5.579%

-----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                    % OF
                                                  AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
                                 NUMBER OF         CUT-OFF          DATE        CUT-OFF           CUT-OFF
    RANGE OF MATURITY DATE       MORTGAGED          DATE          GROUP 1         DATE             DATE
    OR ARD LTV RATIOS (%)          LOANS           BALANCE        BALANCE       BALANCE           BALANCE
--------------------------------------------------------------------------------------------------------------

  0.00 -  5.00                       2          $    7,229,749        0.2%    $  3,614,875      $  4,468,779
 30.01 - 40.00                       9              54,111,861        1.5     $  6,012,429      $ 24,000,000
 40.01 - 50.00                      14             109,983,649        3.0     $  7,855,975      $ 23,626,115
 50.01 - 55.00                      32             204,364,924        5.7     $  6,386,404      $ 32,183,066
 55.01 - 60.00                      41             431,175,614       12.0     $ 10,516,478      $ 44,500,000
 60.01 - 65.00                      64             884,601,488       24.5     $ 13,821,898      $162,500,000
 65.01 - 70.00                      48             903,593,099       25.0     $ 18,824,856      $250,000,000
 70.01 - 75.00                      21             941,978,700       26.1     $ 44,856,129      $315,340,000
 75.01 - 80.00                       2              38,000,000        1.1     $ 19,000,000      $ 21,000,000
 80.01 - 85.72                       1              32,574,000        0.9     $ 32,574,000      $ 32,574,000
------------------------           ---          --------------      -----
                                   234          $3,607,613,085      100.0%    $ 15,417,150      $315,340,000
                                   ===          ==============      =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING     WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
    RANGE OF MATURITY DATE        DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
    OR ARD LTV RATIOS (%)          RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------------------

  0.00 -  5.00                     65.7%         0.0%           235          1.41x        6.084%
 30.01 - 40.00                     42.2%         36.6%          125          2.54x        5.461%
 40.01 - 50.00                     59.5%         44.7%          122          1.54x        5.565%
 50.01 - 55.00                     62.2%         52.8%          110          1.61x        5.518%
 55.01 - 60.00                     66.5%         58.0%          108          1.57x        5.544%
 60.01 - 65.00                     70.1%         62.0%          116          1.38x        5.613%
 65.01 - 70.00                     74.2%         66.7%          117          1.33x        5.630%
 70.01 - 75.00                     76.6%         71.8%          117          1.28x        5.550%
 75.01 - 80.00                     79.2%         76.7%           85          1.21x        5.757%
 80.01 - 85.72                     85.7%         85.7%          107          1.58x        5.460%
                                   71.4%         64.1%          115          1.40X        5.584%

-----------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                                  % OF
                                                 AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                 NUMBER OF        CUT-OFF         DATE        CUT-OFF          CUT-OFF
    RANGE OF MATURITY DATE       MORTGAGED         DATE         GROUP 2         DATE            DATE
    OR ARD LTV RATIOS (%)          LOANS          BALANCE       BALANCE       BALANCE          BALANCE
---------------------------------------------------------------------------------------------------------

 30.01 - 40.00                       1          $  5,482,475        0.9%     $ 5,482,475    $  5,482,475
 40.01 - 50.00                       8            73,249,585       11.8      $ 9,156,198    $ 26,700,000
 50.01 - 55.00                       4             8,383,580        1.3      $ 2,095,895    $  5,038,230
 55.01 - 60.00                       7            38,883,857        6.2      $ 5,554,837    $ 15,463,994
 60.01 - 65.00                       9            90,419,714       14.5      $10,046,635    $ 17,000,000
 65.01 - 70.00                      16           124,609,157       20.0      $ 7,788,072    $ 13,040,000
 70.01 - 75.00                      23           233,737,577       37.6      $10,162,503    $ 46,480,000
 75.01 - 80.00                       3            47,480,000        7.6      $15,826,667    $ 37,600,000
-----------------------             --          ------------      -----
                                    71          $622,245,945      100.0%     $ 8,764,027    $ 46,480,000
                                    ==          ============      =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING     WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
    RANGE OF MATURITY DATE        DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
    OR ARD LTV RATIOS (%)          RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
----------------------------------------------------------------------------------------------------

 30.01 - 40.00                     44.9%         37.9%          117          1.74x        5.680%
 40.01 - 50.00                     52.6%         44.8%          124          1.62x        5.391%
 50.01 - 55.00                     63.6%         53.3%          118          1.26x        5.556%
 55.01 - 60.00                     67.5%         58.7%          117          1.29x        5.498%
 60.01 - 65.00                     70.3%         62.8%          118          1.27x        5.562%
 65.01 - 70.00                     77.0%         67.7%          117          1.24x        5.533%
 70.01 - 75.00                     79.3%         73.1%          113          1.24x        5.517%
 75.01 - 80.00                     77.5%         77.0%          113          1.28x        5.980%
                                   73.0%         66.0%          116          1.30X        5.548%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                % OF
                                             AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                            NUMBER OF         CUT-OFF           DATE        CUT-OFF          CUT-OFF
        RANGE OF            MORTGAGED           DATE            POOL         DATE             DATE
   MORTGAGE RATES (%)         LOANS           BALANCE         BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------

 4.440 - 5.249                 38           $  464,353,318       11.0%    $12,219,824     $ 115,000,000
 5.250 - 5.499                 56              781,895,259       18.5     $13,962,415     $ 162,500,000
 5.500 - 5.749                138            1,981,059,764       46.8     $14,355,506     $ 315,340,000
 5.750 - 5.999                 59              878,680,858       20.8     $14,892,896     $ 205,000,000
 6.000 - 6.249                 13              122,363,733        2.9     $ 9,412,595     $  37,600,000
 6.500 - 6.749                  1                1,506,098        0.0     $ 1,506,098     $   1,506,098
----------------------        ---           --------------      -----
                              305           $4,229,859,030      100.0%    $13,868,390     $ 315,340,000
                              ===           ==============      =====

                                                         WTD. AVG.
                                                          STATED
                            WTD. AVG.                    REMAINING    WTD. AVG.
                             CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
        RANGE OF             DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
   MORTGAGE RATES (%)         RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------

 4.440 - 5.249                66.2%         62.0%           106         1.78x        5.095%
 5.250 - 5.499                70.0%         63.6%           116         1.42x        5.424%
 5.500 - 5.749                73.4%         64.8%           117         1.32x        5.617%
 5.750 - 5.999                71.9%         65.3%           116         1.29x        5.815%
 6.000 - 6.249                73.0%         65.2%           106         1.30x        6.086%
 6.500 - 6.749                62.8%         54.1%           119         1.48x        6.530%
                              71.6%         64.4%           115         1.38X        5.579%

-----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                             AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                            NUMBER OF         CUT-OFF           DATE        CUT-OFF          CUT-OFF
        RANGE OF            MORTGAGED           DATE          GROUP 1        DATE             DATE
   MORTGAGE RATES (%)         LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-------------------------------------------------------------------------------------------------------

 4.440 - 5.249                 27           $  363,580,318       10.1%   $ 13,465,938     $ 115,000,000
 5.250 - 5.499                 42              599,110,109       16.6    $ 14,264,526     $ 162,500,000
 5.500 - 5.749                104            1,745,145,415       48.4    $ 16,780,244     $ 315,340,000
 5.750 - 5.999                 48              813,507,412       22.5    $ 16,948,071     $ 205,000,000
 6.000 - 6.249                 12               84,763,733        2.3    $  7,063,644     $  17,730,000
 6.500 - 6.749                  1                1,506,098        0.0    $  1,506,098     $  1,506,098
----------------------        ---           --------------      -----
                              234           $3,607,613,085      100.0%   $ 15,417,150     $ 315,340,000
                              ===           ==============      =====

                                                          WTD. AVG.
                                                           STATED
                             WTD. AVG.                    REMAINING    WTD. AVG.
                              CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
        RANGE OF              DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
   MORTGAGE RATES (%)          RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
------------------------------------------------------------------------------------------------

 4.440 - 5.249                 65.6%         61.8%           104         1.87x        5.058%
 5.250 - 5.499                 69.2%         62.8%           116         1.46x        5.420%
 5.500 - 5.749                 73.3%         64.8%           118         1.33x        5.618%
 5.750 - 5.999                 71.5%         65.0%           116         1.30x        5.815%
 6.000 - 6.249                 71.3%         60.0%           101         1.31x        6.080%
 6.500 - 6.749                 62.8%         54.1%           119         1.48x        6.530%
                               71.4%         64.1%           115         1.40X        5.584%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                            AGGREGATE       CUT-OFF       AVERAGE         MAXIMUM
                            NUMBER OF        CUT-OFF         DATE         CUT-OFF         CUT-OFF
        RANGE OF            MORTGAGED         DATE          GROUP 2        DATE             DATE
   MORTGAGE RATES (%)         LOANS          BALANCE        BALANCE       BALANCE         BALANCE
------------------------------------------------------------------------------------------------------

 5.230 - 5.249                 11         $ 100,773,000        16.2%    $ 9,161,182     $ 26,700,000
 5.250 - 5.499                 14           182,785,150        29.4     $13,056,082     $ 46,480,000
 5.500 - 5.749                 34           235,914,349        37.9     $ 6,938,657     $ 17,000,000
 5.750 - 5.999                 11            65,173,446        10.5     $ 5,924,859     $ 20,250,000
 6.000 - 6.249                  1            37,600,000         6.0     $37,600,000     $ 37,600,000
------------------------       --         -------------       -----
                               71         $ 622,245,945       100.0%    $ 8,764,027     $ 46,480,000
                               ==         =============       =====

                                                          WTD. AVG.
                                                           STATED
                              WTD. AVG.                   REMAINING    WTD. AVG.
                               CUT-OFF      WTD. AVG.      TERM TO      CUT-OFF      WTD. AVG.
        RANGE OF               DATE LTV     LTV RATIO     MATURITY      DATE DSC     MORTGAGE
   MORTGAGE RATES (%)           RATIO     AT MATURITY *   (MOS.) *       RATIO         RATE
-------------------------------------------------------------------------------------------------

 5.230 - 5.249                  68.4%         62.8%          117         1.44x        5.230%
 5.250 - 5.499                  72.9%         66.0%          115         1.28x        5.439%
 5.500 - 5.749                  73.4%         64.9%          116         1.27x        5.607%
 5.750 - 5.999                  76.9%         68.9%          119         1.27x        5.816%
 6.000 - 6.249                  76.9%         76.9%          118         1.27x        6.100%
                                73.0%         66.0%          116         1.30X        5.548%

----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             FOR ALL MORTGAGE LOANS

                                                                          % OF
                                                        AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
     RANGE OF ORIGINAL TERMS TO        NUMBER OF         CUT-OFF          DATE        CUT-OFF           CUT-OFF
      MATURITY OR ANTICIPATED          MORTGAGED          DATE            POOL          DATE             DATE
      REPAYMENT DATE (MONTHS)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
--------------------------------------------------------------------------------------------------------------------

  0 -  60                                 14          $  138,165,168        3.3%      $ 9,868,941      $ 21,000,000
 61 -  84                                 10              75,109,908        1.8       $ 7,510,991      $ 17,889,015
109 - 120                                276           3,988,665,289       94.3       $14,451,686      $315,340,000
169 - 180                                  4              23,449,885        0.6       $ 5,862,471      $  8,222,653
265 - 276                                  1               4,468,779        0.1       $ 4,468,779      $  4,468,779
-----------------------------            ---          --------------      -----
                                         305          $4,229,859,030      100.0%      $13,868,390      $315,340,000
                                         ===          ==============      =====

                                                                    WTD. AVG.
                                                                      STATED
                                        WTD. AVG.                   REMAINING     WTD. AVG.
     RANGE OF ORIGINAL TERMS TO          CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      MATURITY OR ANTICIPATED            DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      REPAYMENT DATE (MONTHS)             RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------------

  0 -  60                                  66.5%         64.4%           58          1.70x        5.482%
 61 -  84                                  61.9%         59.4%           81          1.98x        5.218%
109 - 120                                  72.1%         64.7%          117          1.36x        5.588%
169 - 180                                  57.8%         35.8%          177          1.67x        5.656%
265 - 276                                  64.8%          0.0%          272          1.47x        6.080%
                                           71.6%         64.4%          115          1.38X        5.579%

----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                          % OF
                                                        AGGREGATE       CUT-OFF       AVERAGE           MAXIMUM
     RANGE OF ORIGINAL TERMS TO        NUMBER OF         CUT-OFF          DATE        CUT-OFF           CUT-OFF
      MATURITY OR ANTICIPATED          MORTGAGED          DATE          GROUP 1         DATE             DATE
      REPAYMENT DATE (MONTHS)            LOANS           BALANCE        BALANCE       BALANCE           BALANCE
-------------------------------------------------------------------------------------------------------------------

  0 -  60                                 12          $  125,890,674        3.5%     $ 10,490,890      $ 21,000,000
 61 -  84                                  7              64,486,825        1.8      $  9,212,404      $ 17,889,015
109 - 120                                211           3,396,301,414       94.1      $ 16,096,215      $315,340,000
169 - 180                                  3              16,465,392        0.5      $  5,488,464      $  8,222,653
265 - 276                                  1               4,468,779        0.1      $  4,468,779      $  4,468,779
---------------------------              ---          --------------      -----
                                         234          $3,607,613,085      100.0%     $ 15,417,150      $315,340,000
                                         ===          ==============      =====

                                                                     WTD. AVG.
                                                                       STATED
                                         WTD. AVG.                   REMAINING     WTD. AVG.
     RANGE OF ORIGINAL TERMS TO           CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
      MATURITY OR ANTICIPATED             DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
      REPAYMENT DATE (MONTHS)              RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
------------------------------------------------------------------------------------------------------------

  0 -  60                                   65.3%         63.3%           58          1.74x        5.478%
 61 -  84                                   59.1%         57.1%           82          2.08x        5.149%
109 - 120                                   72.0%         64.5%          117          1.37x        5.596%
169 - 180                                   57.2%         32.7%          177          1.73x        5.574%
265 - 276                                   64.8%          0.0%          272          1.47x        6.080%
                                            71.4%         64.1%          115          1.40X        5.584%

----------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                       AGGREGATE      CUT-OFF       AVERAGE         MAXIMUM
     RANGE OF ORIGINAL TERMS TO        NUMBER OF        CUT-OFF         DATE        CUT-OFF         CUT-OFF
      MATURITY OR ANTICIPATED          MORTGAGED         DATE         GROUP 2        DATE            DATE
      REPAYMENT DATE (MONTHS)            LOANS          BALANCE       BALANCE       BALANCE         BALANCE
---------------------------------------------------------------------------------------------------------------

  0 -  60                                  2           $ 12,274,493        2.0%     $ 6,137,247     $ 8,114,493
 61 -  84                                  3             10,623,083        1.7      $ 3,541,028     $ 5,100,000
109 - 120                                 65            592,363,875       95.2      $ 9,113,290     $46,480,000
169 - 180                                  1              6,984,493        1.1      $ 6,984,493     $ 6,984,493
----------------------------              --           ------------      -----
                                          71           $622,245,945      100.0%     $ 8,764,027     $46,480,000
                                          ==           ============      =====

                                                                   WTD. AVG.
                                                                    STATED
                                      WTD. AVG.                    REMAINING     WTD. AVG.
     RANGE OF ORIGINAL TERMS TO        CUT-OFF      WTD. AVG.       TERM TO       CUT-OFF     WTD. AVG.
      MATURITY OR ANTICIPATED          DATE LTV     LTV RATIO      MATURITY      DATE DSC      MORTGAGE
      REPAYMENT DATE (MONTHS)           RATIO     AT MATURITY *    (MOS.) *        RATIO         RATE
----------------------------------------------------------------------------------------------------------

  0 -  60                               79.0%         75.5%            56          1.28x        5.519%
 61 -  84                               79.3%         72.9%            78          1.33x        5.642%
109 - 120                               72.9%         66.0%           117          1.30x        5.543%
169 - 180                               59.2%         43.0%           178          1.53x        5.850%
                                        73.0%         66.0%           116          1.30X        5.548%

------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR         NUMBER OF         CUT-OFF          DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT        MORTGAGED          DATE            POOL          DATE             DATE
         DATE (MONTHS)              LOANS           BALANCE         BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------

  0 -  60                            14          $  138,165,168         3.3%    $ 9,868,941      $ 21,000,000
 61 -  84                            10              75,109,908         1.8     $ 7,510,991      $ 17,889,015
 85 - 108                             2              38,637,950         0.9     $19,318,975      $ 32,574,000
109 - 120                           274           3,950,027,339        93.4     $14,416,158      $315,340,000
169 - 180                             4              23,449,885         0.6     $ 5,862,471      $  8,222,653
265 - 276                             1               4,468,779         0.1     $ 4,468,779      $  4,468,779
-----------------------             ---          --------------       -----
                                    305          $4,229,859,030       100.0%    $13,868,390      $315,340,000
                                    ===          ==============       =====

                                                                WTD. AVG.
                                                                  STATED
      RANGE OF REMAINING            WTD. AVG.                   REMAINING     WTD. AVG.
     TERMS TO MATURITY OR            CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     ANTICIPATED REPAYMENT          DATE LTV      LTV RATIO      MATURITY      DATE DSC     MORTGAGE
         DATE (MONTHS)                RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-------------------------------------------------------------------------------------------------------

  0 -  60                             66.5%         64.4%           58          1.70x        5.482%
 61 -  84                             61.9%         59.4%           81          1.98x        5.218%
 85 - 108                             84.3%         81.6%          107          1.53x        5.462%
109 - 120                             72.0%         64.5%          118          1.36x        5.590%
169 - 180                             57.8%         35.8%          177          1.67x        5.656%
265 - 276                             64.8%          0.0%          272          1.47x        6.080%
                                      71.6%         64.4%          115          1.38X        5.579%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR         NUMBER OF         CUT-OFF          DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT        MORTGAGED          DATE           GROUP 1        DATE             DATE
         DATE (MONTHS)              LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------------

  0 -  60                            12            $  125,890,674         3.5%     $10,490,890      $ 21,000,000
 61 -  84                             7                64,486,825         1.8      $ 9,212,404      $ 17,889,015
 85 - 108                             2                38,637,950         1.1      $19,318,975      $ 32,574,000
109 - 120                           209             3,357,663,464        93.1      $16,065,375      $315,340,000
169 - 180                             3                16,465,392         0.5      $ 5,488,464      $  8,222,653
265 - 276                             1                 4,468,779         0.1      $ 4,468,779      $  4,468,779
---------------------               ---            --------------       -----
                                    234            $3,607,613,085       100.0%     $15,417,150      $315,340,000
                                    ===            ==============       =====

                                                              WTD. AVG.
                                                                STATED
      RANGE OF REMAINING          WTD. AVG.                   REMAINING     WTD. AVG.
     TERMS TO MATURITY OR          CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     ANTICIPATED REPAYMENT        DATE LTV      LTV RATIO      MATURITY      DATE DSC     MORTGAGE
         DATE (MONTHS)              RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
-----------------------------------------------------------------------------------------------------

  0 -  60                            65.3%         63.3%           58          1.74x        5.478%
 61 -  84                            59.1%         57.1%           82          2.08x        5.149%
 85 - 108                            84.3%         81.6%          107          1.53x        5.462%
109 - 120                            71.8%         64.3%          118          1.37x        5.598%
169 - 180                            57.2%         32.7%          177          1.73x        5.574%
265 - 276                            64.8%          0.0%          272          1.47x        6.080%
                                     71.4%         64.1%          115          1.40X        5.584%

---------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                   % OF
      RANGE OF REMAINING                          AGGREGATE      CUT-OFF      AVERAGE         MAXIMUM
     TERMS TO MATURITY OR         NUMBER OF        CUT-OFF         DATE       CUT-OFF         CUT-OFF
     ANTICIPATED REPAYMENT        MORTGAGED         DATE         GROUP 2        DATE            DATE
         DATE (MONTHS)              LOANS          BALANCE       BALANCE      BALANCE         BALANCE
---------------------------------------------------------------------------------------------------------

  0 -  60                             2         $ 12,274,493        2.0%   $ 6,137,247      $ 8,114,493
 61 -  84                             3           10,623,083        1.7    $ 3,541,028      $ 5,100,000
109 - 120                            65          592,363,875       95.2    $ 9,113,290      $46,480,000
169 - 180                             1            6,984,493        1.1    $ 6,984,493      $ 6,984,493
-----------------------              --         ------------      -----
                                     71         $622,245,945      100.0%   $ 8,764,027      $46,480,000
                                     ==         ============      =====

                                                                 WTD. AVG.
                                                                  STATED
      RANGE OF REMAINING             WTD. AVG.                   REMAINING     WTD. AVG.
     TERMS TO MATURITY OR             CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     ANTICIPATED REPAYMENT            DATE LTV     LTV RATIO     MATURITY      DATE DSC      MORTGAGE
         DATE (MONTHS)                 RATIO     AT MATURITY *   (MOS.) *        RATIO         RATE
--------------------------------------------------------------------------------------------------------

  0 -  60                             79.0%         75.5%           56          1.28x        5.519%
 61 -  84                             79.3%         72.9%           78          1.33x        5.642%
109 - 120                             72.9%         66.0%          117          1.30x        5.543%
169 - 180                             59.2%         43.0%          178          1.53x        5.850%
                                      73.0%         66.0%          116          1.30X        5.548%

--------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

          RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % OF
                                               AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
    RANGE OF REMAINING        NUMBER OF         CUT-OFF           DATE        CUT-OFF           CUT-OFF
    AMORTIZATION TERMS        MORTGAGED           DATE            POOL          DATE              DATE
       (MONTHS) (1)             LOANS           BALANCE         BALANCE       BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

145 - 180                         1           $    2,760,970        0.1%     $ 2,760,970      $  2,760,970
193 - 228                         1                2,907,868        0.1      $ 2,907,868      $  2,907,868
229 - 264                         2               23,182,183        0.5      $11,591,091      $ 19,807,822
265 - 300                        25              310,811,594        7.3      $12,432,464      $ 73,500,000
301 - 348                         3               18,391,066        0.4      $ 6,130,355      $ 11,000,000
349 - 360                       244            3,173,767,248       75.0      $13,007,243      $315,340,000
Varies                            1               32,183,066        0.8      $32,183,066      $ 32,183,066
Non-amortizing                   28              665,855,034       15.7      $23,780,537      $205,000,000
----------------------          ---           --------------      -----
                                305           $4,229,859,030      100.0%     $13,868,390      $315,340,000
                                ===           ==============      =====

                                                              WTD. AVG.
                                                               STATED
                               WTD. AVG.                      REMAINING      WTD. AVG.
    RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF      WTD. AVG.
    AMORTIZATION TERMS         DATE LTV       LTV RATIO       MATURITY       DATE DSC       MORTGAGE
       (MONTHS) (1)              RATIO     AT MATURITY (2)   (MOS.) (2)        RATIO          RATE
--------------------------------------------------------------------------------------------------------

145 - 180                       67.3%          0.0%             176           1.31x         6.090%
193 - 228                       66.1%          36.2%            118           1.50x         5.970%
229 - 264                       67.0%          43.6%            117           1.38x         5.326%
265 - 300                       67.6%          57.5%            113           1.47x         5.735%
301 - 348                       66.9%          55.9%            117           1.38x         5.772%
349 - 360                       72.6%          64.4%            117           1.32x         5.586%
Varies                          71.6%          51.8%            117           1.32x         5.680%
Non-amortizing                  69.3%          69.3%            110           1.62x         5.469%
                                71.6%          64.4%            115           1.38X         5.579%

-----------------------

The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 353 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                  % OF
                                               AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
    RANGE OF REMAINING        NUMBER OF         CUT-OFF           DATE        CUT-OFF           CUT-OFF
    AMORTIZATION TERMS        MORTGAGED           DATE          GROUP 1         DATE              DATE
       (MONTHS) (1)             LOANS           BALANCE         BALANCE       BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

145 - 180                         1           $    2,760,970        0.1%     $ 2,760,970       $  2,760,970
193 - 228                         1                2,907,868        0.1      $ 2,907,868       $  2,907,868
229 - 264                         2               23,182,183        0.6      $11,591,091       $ 19,807,822
265 - 300                        25              310,811,594        8.6      $12,432,464       $ 73,500,000
301 - 348                         3               18,391,066        0.5      $ 6,130,355       $ 11,000,000
349 - 360                       176            2,605,566,303       72.2      $14,804,354       $315,340,000
Varies                            1               32,183,066        0.9      $32,183,066       $ 32,183,066
Non-amortizing                   25              611,810,034       17.0      $24,472,401       $205,000,000
----------------------          ---           --------------      -----
                                234           $3,607,613,085      100.0%     $15,417,150       $315,340,000
                                ===           ==============      =====

                                                             WTD. AVG.
                                                               STATED
                               WTD. AVG.                      REMAINING      WTD. AVG.
    RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF      WTD. AVG.
    AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY       DATE DSC       MORTGAGE
       (MONTHS) (1)              RATIO      AT MATURITY (2)  (MOS.) (2)        RATIO          RATE
--------------------------------------------------------------------------------------------------------

145 - 180                        67.3%           0.0%            176           1.31x         6.090%
193 - 228                        66.1%          36.2%            118           1.50x         5.970%
229 - 264                        67.0%          43.6%            117           1.38x         5.326%
265 - 300                        67.6%          57.5%            113           1.47x         5.735%
301 - 348                        66.9%          55.9%            117           1.38x         5.772%
349 - 360                        72.6%          64.2%            117           1.33x         5.602%
Varies                           71.6%          51.8%            117           1.32x         5.680%
Non-amortizing                   68.8%          68.8%            110           1.65x         5.428%
                                 71.4%          64.1%            115           1.40X         5.584%

-------------------

The weighted average remaining amortization term for Group 1 Mortgage Loans
(excluding non-amortizing loans) is 351 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                               % OF
                                              AGGREGATE       CUT-OFF        AVERAGE           MAXIMUM
    RANGE OF REMAINING        NUMBER OF        CUT-OFF         DATE          CUT-OFF           CUT-OFF
    AMORTIZATION TERMS        MORTGAGED         DATE          GROUP 2         DATE              DATE
       (MONTHS) (1)             LOANS          BALANCE        BALANCE        BALANCE           BALANCE
-------------------------------------------------------------------------------------------------------------

349 - 360                        68         $568,200,945        91.3%       $ 8,355,896      $ 46,480,000
Non-amortizing                    3           54,045,000         8.7        $18,015,000      $ 37,600,000
----------------------           --         ------------       -----
                                 71         $622,245,945       100.0%       $ 8,764,027      $ 46,480,000
                                 ==         ============       =====

                                                              WTD. AVG.
                                                                STATED
                               WTD. AVG.                      REMAINING       WTD. AVG.
    RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO         CUT-OFF      WTD. AVG.
    AMORTIZATION TERMS         DATE LTV       LTV RATIO        MATURITY       DATE DSC       MORTGAGE
       (MONTHS) (1)              RATIO      AT MATURITY (2)   (MOS.) (2)        RATIO          RATE
---------------------------------------------------------------------------------------------------------

349 - 360                        72.9%          65.2%            117            1.30x         5.512%
Non-amortizing                   74.4%          74.4%            113            1.33x         5.931%
                                 73.0%          66.0%            116            1.30X         5.548%

--------------------

The weighted average remaining amortization term for Group 2 Mortgage Loans
(excluding non-amortizing loans and those that vary) is 359 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                             % OF
                                                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                          NUMBER OF         CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                          MORTGAGED          DATE            POOL          DATE             DATE
          AMORTIZATION TYPES                LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)       116          $ 2,305,002,000      54.5%    $ 19,870,707     $ 315,340,000
Amortizing Balloon                          139            1,142,642,933      27.0     $  8,220,453     $ 132,319,524
Non-amortizing                               18              597,775,175      14.1     $ 33,209,732     $ 205,000,000
Interest-only, ARD                           10               68,079,859       1.6     $  6,807,986     $  12,285,000
Amortizing ARD                               15               61,208,614       1.4     $  4,080,574     $   5,978,463
Interest-only, Amortizing ARD (2)             5               47,920,700       1.1     $  9,584,140     $  17,000,000
Fully Amortizing                              2                7,229,749       0.2     $  3,614,875     $   4,468,779
----------------------------------------    ---          ---------------     -----
                                            305          $ 4,229,859,030     100.0%    $ 13,868,390     $ 315,340,000
                                            ===          ===============     =====

                                                                       WTD. AVG.
                                                                        STATED
                                          WTD. AVG.                    REMAINING    WTD. AVG.
                                           CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
                                           DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
          AMORTIZATION TYPES                RATIO     AT MATURITY (1) (MOS.) (1)      RATIO         RATE
-------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)       72.6%         65.9%           116         1.31x        5.570%
Amortizing Balloon                          70.7%         58.5%           117         1.40x        5.657%
Non-amortizing                              70.3%         70.3%           112         1.57x        5.519%
Interest-only, ARD                          60.4%         60.4%            95         2.07x        5.035%
Amortizing ARD                              73.9%         62.3%           116         1.22x        5.675%
Interest-only, Amortizing ARD (2)           78.9%         73.3%           117         1.21x        5.488%
Fully Amortizing                            65.7%          0.0%           235         1.41x        6.084%
                                            71.6%         64.4%           115         1.38X        5.579%

------------------

(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                             % OF
                                                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                          NUMBER OF         CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                          MORTGAGED          DATE           GROUP 1        DATE             DATE
          AMORTIZATION TYPES                LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)        76        $ 1,892,091,000        52.4%    $ 24,895,934      $315,340,000
Amortizing Balloon                          111            987,352,987        27.4     $  8,895,072      $132,319,524
Non-amortizing                               16            556,015,175        15.4     $ 34,750,948      $205,000,000
Amortizing ARD                               15             61,208,614         1.7     $  4,080,574      $  5,978,463
Interest-only, ARD                            9             55,794,859         1.5     $  6,199,429      $ 12,154,118
Interest-only, Amortizing ARD (2)             5             47,920,700         1.3     $  9,584,140      $ 17,000,000
Fully Amortizing                              2              7,229,749         0.2     $  3,614,875      $  4,468,779
--------------------------------------      ---        ---------------       -----
                                            234        $ 3,607,613,085       100.0%    $ 15,417,150      $315,340,000
                                            ===        ===============       =====

                                                                       WTD. AVG.
                                                                        STATED
                                          WTD. AVG.                    REMAINING    WTD. AVG.
                                           CUT-OFF      WTD. AVG.       TERM TO      CUT-OFF     WTD. AVG.
                                           DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
          AMORTIZATION TYPES                RATIO     AT MATURITY (1) (MOS.) (1)      RATIO         RATE
-------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)      72.3%         65.6%           116         1.32x        5.589%
Amortizing Balloon                         70.8%         58.4%           117         1.41x        5.667%
Non-amortizing                             69.8%         69.8%           112         1.59x        5.480%
Amortizing ARD                             73.9%         62.3%           116         1.22x        5.675%
Interest-only, ARD                         59.4%         59.4%            91         2.19x        4.915%
Interest-only, Amortizing ARD (2)          78.9%         73.3%           117         1.21x        5.488%
Fully Amortizing                           65.7%          0.0%           235         1.41x        6.084%
                                           71.4%         64.1%           115         1.40X        5.584%

-----------------------

(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                           % OF
                                                          AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                                          NUMBER OF        CUT-OFF         DATE        CUT-OFF          CUT-OFF
                                          MORTGAGED         DATE         GROUP 2         DATE             DATE
          AMORTIZATION TYPES                LOANS          BALANCE       BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)        40          $ 412,911,000       66.4%     $ 10,322,775     $ 46,480,000
Amortizing Balloon                           28            155,289,945       25.0      $  5,546,069     $ 15,463,994
Interest-only                                 2             41,760,000        6.7      $ 20,880,000     $ 37,600,000
Interest-only ARD                             1             12,285,000        2.0      $ 12,285,000     $ 12,285,000
---------------------------------------      --          -------------      -----
                                             71          $ 622,245,945      100.0%     $  8,764,027     $ 46,480,000
                                             ==          =============      =====

                                                                       WTD. AVG.
                                                                        STATED
                                          WTD. AVG.                   REMAINING     WTD. AVG.
                                           CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
                                           DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
          AMORTIZATION TYPES                RATIO     AT MATURITY (1) (MOS.) (1)      RATIO         RATE
-------------------------------------------------------------------------------------------------------------

Interest-only, Amortizing Balloon (2)       74.0%         67.6%          117          1.29x        5.482%
Amortizing Balloon                          70.0%         59.0%          116          1.32x        5.590%
Interest-only                               77.2%         77.2%          112          1.29x        6.034%
Interest-only ARD                           65.0%         65.0%          118          1.50x        5.580%
                                            73.0%         66.0%          116          1.30X        5.548%

-----------------------

(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 72 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

                 RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                   % OF
                                                AGGREGATE        CUT-OFF       AVERAGE           MAXIMUM
                               NUMBER OF         CUT-OFF           DATE        CUT-OFF           CUT-OFF
     RANGE OF OCCUPANCY        MORTGAGED           DATE            POOL          DATE              DATE
       RATES (%) (1)             LOANS           BALANCE         BALANCE       BALANCE           BALANCE
---------------------------------------------------------------------------------------------------------------

 60.00 -  64.99                    1         $    4,100,000         0.1%    $  4,100,000       $  4,100,000
 65.00 -  69.99                    1             10,500,000         0.2     $ 10,500,000       $ 10,500,000
 70.00 -  74.99                    5             44,654,727         1.1     $  8,930,945       $ 31,150,000
 75.00 -  79.99                    8            196,611,561         4.6     $ 24,576,445       $162,500,000
 80.00 -  84.99                    9            140,590,732         3.3     $ 15,621,192       $ 53,874,970
 85.00 -  89.99                   30          1,034,764,550        24.5     $ 34,492,152       $315,340,000
 90.00 -  94.99                   45            484,003,017        11.4     $ 10,755,623       $ 46,480,000
 95.00 -  99.99                   64            964,719,275        22.8     $ 15,073,739       $250,000,000
100.00 - 100.00                  113            825,818,228        19.5     $  7,308,126       $ 60,000,000
-------------------------        ---         --------------        ----
                                 276         $3,705,762,090        87.6%    $ 13,426,674       $315,340,000
                                 ===         ==============        ====

                                                             WTD. AVG.
                                                               STATED
                              WTD. AVG.                      REMAINING       WTD. AVG.
                               CUT-OFF       WTD. AVG.        TERM TO         CUT-OFF      WTD. AVG.
     RANGE OF OCCUPANCY        DATE LTV      LTV RATIO        MATURITY        DATE DSC      MORTGAGE
       RATES (%) (1)            RATIO     AT MATURITY (2)    (MOS.) (2)        RATIO          RATE
-------------------------------------------------------------------------------------------------------

 60.00 -  64.99                 75.9%          58.7%            119            1.74x         5.360%
 65.00 -  69.99                 67.7%          60.6%            116            1.39x         5.530%
 70.00 -  74.99                 67.2%          61.0%            118            1.41x         5.745%
 75.00 -  79.99                 65.4%          60.0%            116            1.48x         5.458%
 80.00 -  84.99                 74.4%          63.8%            109            1.47x         5.486%
 85.00 -  89.99                 75.7%          69.0%            117            1.28x         5.556%
 90.00 -  94.99                 73.5%          66.5%            116            1.31x         5.627%
 95.00 -  99.99                 69.7%          62.2%            117            1.37x         5.598%
100.00 - 100.00                 71.5%          65.4%            111            1.45x         5.496%
                                72.2%          65.3%            115            1.37X         5.557%

--------------------------

(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but exludes 29 Mortgage Loans secured by hospitality properties representing
     12.4% of the Cut-Off Date Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                  % OF
                                                AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                               NUMBER OF         CUT-OFF          DATE         CUT-OFF          CUT-OFF
     RANGE OF OCCUPANCY        MORTGAGED          DATE           GROUP 1        DATE             DATE
       RATES (%) (1)             LOANS           BALANCE         BALANCE       BALANCE          BALANCE
-------------------------------------------------------------------------------------------------------------

 60.00 -  64.99                    1         $    4,100,000        0.1%      $  4,100,000     $   4,100,000
 65.00 -  69.99                    1             10,500,000        0.3       $ 10,500,000     $  10,500,000
 70.00 -  74.99                    5             44,654,727        1.2       $  8,930,945     $  31,150,000
 75.00 -  79.99                    7            188,102,561        5.2       $ 26,871,794     $ 162,500,000
 80.00 -  84.99                    8            137,855,732        3.8       $ 17,231,967     $  53,874,970
 85.00 -  89.99                   20            933,416,939       25.9       $ 46,670,847     $ 315,340,000
 90.00 -  94.99                   24            235,844,581        6.5       $  9,826,858     $  25,000,000
 95.00 -  99.99                   31            726,748,139       20.1       $ 23,443,488     $ 250,000,000
100.00 - 100.00                   108           802,293,467       22.2       $  7,428,643     $  60,000,000
-----------------------           ---        --------------       ----
                                  205        $3,083,516,145       85.5%      $ 15,041,542     $ 315,340,000
                                  ===        ==============       ====

                                                            WTD. AVG.
                                                             STATED
                              WTD. AVG.                     REMAINING      WTD. AVG.
                               CUT-OFF      WTD. AVG.        TERM TO        CUT-OFF       WTD. AVG.
     RANGE OF OCCUPANCY        DATE LTV     LTV RATIO       MATURITY        DATE DSC       MORTGAGE
       RATES (%) (1)            RATIO     AT MATURITY (2)  (MOS.) (2)        RATIO           RATE
-------------------------------------------------------------------------------------------------------

 60.00 -  64.99                 75.9%         58.7%            119           1.74x          5.360%
 65.00 -  69.99                 67.7%         60.6%            116           1.39x          5.530%
 70.00 -  74.99                 67.2%         61.0%            118           1.41x          5.745%
 75.00 -  79.99                 65.5%         60.1%            116           1.49x          5.469%
 80.00 -  84.99                 74.6%         63.9%            109           1.47x          5.492%
 85.00 -  89.99                 75.5%         68.9%            117           1.29x          5.561%
 90.00 -  94.99                 72.8%         65.0%            115           1.30x          5.691%
 95.00 -  99.99                 69.4%         61.9%            118           1.39x          5.610%
100.00 - 100.00                 71.4%         65.6%            111           1.45x          5.495%
                                72.0%         65.2%            115           1.38X          5.559%

--------------------

(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but exludes 29 Mortgage Loans secured by hospitality properties representing
     14.5% of the Cut-Off Date Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE      CUT-OFF       AVERAGE          MAXIMUM
                               NUMBER OF        CUT-OFF         DATE        CUT-OFF          CUT-OFF
     RANGE OF OCCUPANCY        MORTGAGED         DATE         GROUP 2         DATE            DATE
         RATES (%)               LOANS          BALANCE       BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------

 75.00 -  79.99                    1         $   8,509,000        1.4%    $  8,509,000     $ 8,509,000
 80.00 -  84.99                    1             2,735,000        0.4     $  2,735,000     $ 2,735,000
 85.00 -  89.99                   10           101,347,611       16.3     $ 10,134,761     $20,250,000
 90.00 -  94.99                   21           248,158,436       39.9     $ 11,817,068     $46,480,000
 95.00 -  99.99                   33           237,971,137       38.2     $  7,211,247     $20,500,000
100.00 - 100.00                    5            23,524,762        3.8     $  4,704,952     $ 9,350,000
-------------------------         --         -------------      -----
                                  71         $ 622,245,945      100.0%    $  8,764,027     $46,480,000
                                  ==         =============      =====

                                                           WTD. AVG.
                                                             STATED
                               WTD. AVG.                   REMAINING     WTD. AVG.
                                CUT-OFF      WTD. AVG.      TERM TO       CUT-OFF     WTD. AVG.
     RANGE OF OCCUPANCY         DATE LTV     LTV RATIO      MATURITY      DATE DSC     MORTGAGE
         RATES (%)               RATIO     AT MATURITY *    (MOS.) *       RATIO         RATE
--------------------------------------------------------------------------------------------------

 75.00 -  79.99                  62.1%         57.5%          116          1.38x        5.230%
 80.00 -  84.99                  62.2%         57.5%          116          1.41x        5.230%
 85.00 -  89.99                  77.2%         69.6%          116          1.24x        5.511%
 90.00 -  94.99                  74.2%         68.0%          117          1.32x        5.566%
 95.00 -  99.99                  70.6%         63.3%          115          1.30x        5.562%
100.00 - 100.00                  72.7%         61.5%          118          1.28x        5.537%
                                 73.0%         66.0%          116          1.30X        5.548%

-------------------

* Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

          PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2)

     PREPAYMENT RESTRICTION                   MAR-06          MAR-07         MAR-08         MAR-09         MAR-10          MAR-11
--------------------------------           ------------   ------------   ------------   ------------    ------------   ------------

Locked Out                                      93.98%         93.67%         10.62%          3.92%           0.55%          0.00%
Defeasance                                       0.00%          0.00%         81.31%         85.00%          88.05%         89.15%
Yield Maintenance                                6.02%          6.23%          7.96%         10.57%          10.89%         10.45%
Prepayment Premium                               0.00%          0.00%          0.00%          0.00%           0.00%          0.00%
Open                                             0.00%          0.10%          0.10%          0.51%           0.51%          0.40%
                                                 ----           ----           ----           ----            ----           ----
Total                                          100.00%        100.00%        100.00%        100.00%         100.00%        100.00%
                                               ------         ------         ------         ------          ------         ------
Mortgage Pool Balance
Outstanding (in millions)                   $4,229.86      $4,212.38      $4,191.99      $4,163.42       $4,129.07      $3,952.84
                                            ---------      ---------      ---------      ---------       ---------      ---------
% of Initial Pool Balance                      100.00%         99.59%         99.10%         98.43%          97.62%         93.45%

     PREPAYMENT RESTRICTION                   MAR-12          MAR-13         MAR-14        MAR-15        MAR-16
--------------------------------           ------------    ------------   ------------  ------------  ------------

Locked Out                                       0.00%          0.00%          0.00%         0.00%         0.00%
Defeasance                                      89.05%         89.96%         89.86%        87.37%       100.00%
Yield Maintenance                               10.55%          9.63%          9.74%         9.05%         0.00%
Prepayment Premium                               0.00%          0.00%          0.00%         0.00%         0.00%
Open                                             0.40%          0.40%          0.40%         3.58%         0.00%
                                                 ----           ----           ----          ----          ----
Total                                          100.00%        100.00%        100.00%       100.00%       100.00%
                                               ------         ------         ------        ------        ------
Mortgage Pool Balance
Outstanding (in millions)                   $3,899.54      $3,775.75      $3,716.39     $3,616.33        $21.66
                                            ---------      ---------      ---------     ---------        ------
% of Initial Pool Balance                       92.19%         89.26%         87.86%        85.50%         0.51%

------------------------

(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 0.51% of the Cut-Off Date
     Pool Balance.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

          PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2)

   PREPAYMENT RESTRICTION            MAR-06        MAR-07         MAR-08          MAR-09        MAR-10         MAR-11
--------------------------------  ------------  ------------   ------------    ------------  ------------   ------------

Locked Out                            92.94%        92.57%           9.88%          2.71%         0.58%           0.00%
Defeasance                             0.00%         0.00%          81.00%         84.85%        86.62%          87.67%
Yield Maintenance                      7.06%         7.31%           8.99%         11.84%        12.21%          11.86%
Prepayment Premium                     0.00%         0.00%           0.00%          0.00%         0.00%           0.00%
Open                                   0.00%         0.12%           0.12%          0.60%         0.60%           0.47%
                                       ----          ----            ----           ----          ----            ----
Total                                100.00%       100.00%         100.00%        100.00%       100.00%         100.00%
                                     ------        ------          ------         ------        ------          ------
Group 1 Balance
Outstanding (in millions)         $3,607.61     $3,592.17       $3,574.23      $3,548.69     $3,518.61       $3,360.05
                                  ---------     ---------       ---------      ---------     ---------       ---------
% of Initial Group 1
  Balance                            100.00%        99.57%          99.07%         98.37%        97.53%          93.14%

   PREPAYMENT RESTRICTION              MAR-12         MAR-13         MAR-14         MAR-15          MAR-16
--------------------------------    ------------   ------------   ------------   ------------    ------------

Locked Out                               0.00%          0.00%          0.00%           0.00%           0.00%
Defeasance                              87.57%         88.64%         88.53%          85.58%         100.00%
Yield Maintenance                       11.96%         10.88%         11.00%          10.20%           0.00%
Prepayment Premium                       0.00%          0.00%          0.00%           0.00%           0.00%
Open                                     0.47%          0.47%          0.47%           4.22%           0.00%
                                         ----           ----           ----            ----            ----
Total                                  100.00%        100.00%        100.00%         100.00%         100.00%
                                       ------         ------         ------          ------          ------
Group 1 Balance
Outstanding (in millions)           $3,317.92      $3,209.15      $3,158.67       $3,067.98          $15.78
                                    ---------      ---------      ---------       ---------          ------
% of Initial Group 1
  Balance                               91.97%         88.96%         87.56%          85.04%           0.44%

-----------------------

(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 0.44% of the Cut-Off Date
     Group 1 Balance.

WACHOVIA BANK COMMERICAL MORTGAGE TRUST SERIES 2006-C23

ANNEX A-7
---------

          PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2)

     PREPAYMENT RESTRICTION                 MAR-06         MAR-07         MAR-08         MAR-09         MAR-10         MAR-11
--------------------------------         ------------   ------------   ------------   ------------   ------------   ------------

Locked Out                                   100.00%        100.00%        14.90%         10.91%         0.38%          0.00%
Defeasance                                     0.00%          0.00%        83.12%         85.83%        96.35%         97.54%
Yield Maintenance                              0.00%          0.00%         1.99%          3.26%         3.27%          2.46%
Prepayment Premium                             0.00%          0.00%         0.00%          0.00%         0.00%          0.00%
Open                                           0.00%          0.00%         0.00%          0.00%         0.00%          0.00%
                                               ----           ----          ----           ----          ----           ----
Total                                        100.00%        100.00%       100.00%        100.00%       100.00%        100.00%
                                             ------         ------        ------         ------        ------         ------
Group 2 Balance
Outstanding (in millions)                   $622.25        $620.21       $617.77        $614.73       $610.46        $592.79
                                            -------        -------       -------        -------       -------        -------
% of Initial Group 2
  Balance                                    100.00%         99.67%        99.28%         98.79%        98.11%         95.27%

     PREPAYMENT RESTRICTION                MAR-12         MAR-13         MAR-14          MAR-15         MAR-16
--------------------------------        ------------   ------------   ------------    ------------   ------------

Locked Out                                  0.00%          0.00%           0.00%           0.00%           0.00%
Defeasance                                 97.50%         97.44%          97.41%          97.37%         100.00%
Yield Maintenance                           2.50%          2.56%           2.59%           2.63%           0.00%
Prepayment Premium                          0.00%          0.00%           0.00%           0.00%           0.00%
Open                                        0.00%          0.00%           0.00%           0.00%           0.00%
                                            ----           ----            ----            ----            ----
Total                                     100.00%        100.00%         100.00%         100.00%         100.00%
                                          ------         ------          ------          ------          ------
Group 2 Balance
Outstanding (in millions)                $581.62        $566.59         $557.73         $548.35           $5.88
                                         -------        -------         -------         -------           -----
% of Initial Group 2
  Balance                                  93.47%         91.06%          89.63%          88.12%           0.95%

--------------------

(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 0.95% of the Cut-Off Date
     Group 2 Balance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-8

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                    [9 PHOTOS OF PRIME OUTLETS POOL OMITTED]

                                      A-8-1

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                      [MAP FOR PRIME OUTLETS POOL OMITTED]

                                      A-8-2

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $315,340,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     7.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       David Lichtenstein
TYPE OF SECURITY                                               Fee and Leasehold
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                            Yes
   ENGINEERING                          $59,375
   TI/LC                             $3,304,625
   GROUND RENT(2)                      $127,768
   RELETTING RESERVE                 $1,500,000
   RECONFIGURATION RESERVE(3)        $5,000,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                            Yes
   REPLACEMENT                          $46,986
   TI/LC                               $363,842
   GROUND RENT                           $9,440

ADDITIONAL FINANCING(4)         Pari Passu Debt                     $315,340,000

                                                             PARI PASSU NOTES(5)
                                                             -------------------
CUT-OFF DATE BALANCE                                                $630,680,000
CUT-OFF DATE BALANCE/SF                                                     $181
CUT-OFF DATE LTV                                                           80.0%
MATURITY DATE LTV                                                          70.1%
UW DSCR ON NCF                                                             1.21x

(1)  Loan allows for partial defeasance with property specific premiums based on individual allocated loan amounts and other fees described in the Mortgage
     Loan documents.

(2)  Initial Ground Rent deposit pertains to the Gulfport Mortgaged Property
     (the only Mortgaged Property secured in leasehold estate).

(3)  Escrow will be held until such time as the reconfiguration at the Pleasant
     Prairie Mortgaged Property is complete, the allocated DSCR equals at least
     1.20x and the LTV equals no more than 80% with respect to the Pleasant
     Prairie Mortgaged Property and the DSCR with respect to the Prime Outlets
     Pool Loan is 1.30x or greater.

(4)  Future mezzanine debt is permitted upon meeting certain LTV and DSCR criteria subject to a maximum combined LTV of 90.0% and a minimum combined
     DSCR of 1.10x as described in the related Mortgage Loan documents.

(5)  LTV ratios, DSCR and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Prime Outlets Pool Loan and the Prime Outlets
     Pool Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                10
LOCATION                                                                 Various
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                              3,492,882
OCCUPANCY AS OF NOVEMBER 28, 2005                                          89.0%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $788,350,000
PROPERTY MANAGEMENT                                           Prime Retail, L.P.
UW ECONOMIC OCCUPANCY                                                      89.1%
UW REVENUES                                                          $81,307,368
UW TOTAL EXPENSES                                                    $24,982,151
UW NET OPERATING INCOME (NOI)                                        $56,325,217
UW NET CASH FLOW (NCF)                                               $51,881,207

                                      A-8-3

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PRIME OUTLETS POOL SUMMARY
--------------------------------------------------------------------------------

                                   ALLOCATED                             PARTIAL
                                    CUT-OFF                            DEFEASANCE
                                     DATE                                RELEASE    YEAR BUILT /     SQUARE
PROPERTY NAME                       BALANCE           LOCATION          PRICE(1)      RENOVATED     FOOTAGE
------------------------------   ------------   --------------------   ----------   ------------   ---------

Prime Outlets at San Marcos ..   $ 76,750,000   San Marcos, TX            None       1990 / 2005     640,974
Prime Outlets at Grove City ..     60,620,000   Grove City, PA            None        1994 / NA      532,290
Prime Outlets at Ellenton          56,050,000   Ellenton, FL              None        1991 / NA      476,534
Prime Outlets at
   Jeffersonville ............     37,550,000   Jeffersonville, OH        None        1993 / NA      409,923
Prime Outlets at
   Pleasant Prairie ..........     32,250,000   Pleasant Prairie, WI      125%       1989 / 2001     270,324
Prime Outlets at Huntley .....     16,000,000   Huntley, IL               110%        1994 / NA      279,387
Prime Outlets at Gulfport ....     13,500,000   Gulfport, MS              125%        1995 / NA      302,799
Prime Outlets at Naples ......      8,600,000   Naples, FL                110%        1991 / NA      145,962
Prime Outlets at Lebanon .....      8,300,000   Lebanon, TN               125%        1998 / NA      226,816
Prime Outlets at Florida
   City ......................      5,720,000   Homestead, FL             125%        1994 / NA      207,873
                                 ------------                                                      ---------
                                 $315,340,000                                                      3,492,882
                                 ============                                                      =========

                                   CUT-OFF
                                    DATE
                                   BALANCE                               UNDERWRITTEN                  APPRAISED
                                 PER SQUARE                      UW           NET         APPRAISED      VALUE
PROPERTY NAME                      FOOT(2)    OCCUPANCY(3)   OCCUPANCY     CASH FLOW        VALUE        PER SF
------------------------------   ----------   ------------   ---------   ------------   ------------   ---------

Prime Outlets at San Marcos ..      $239          92.3%        91.2%      $11,953,720   $200,000,000      $312
Prime Outlets at Grove City ..      $228          97.1%        97.1%       10,835,441    148,000,000      $278
Prime Outlets at Ellenton           $235          98.3%        98.3%        9,898,616    137,000,000      $287
Prime Outlets at
  Jeffersonville .............      $183          96.5%        96.3%        7,415,225     91,600,000      $223
Prime Outlets at
  Pleasant Prairie ...........      $239          97.3%        96.5%        4,934,801     78,700,000      $291
Prime Outlets at Huntley            $115          78.8%        72.5%        1,636,063     40,000,000      $143
Prime Outlets at Gulfport           $ 89          79.4%        70.8%        2,447,502     36,500,000      $121
Prime Outlets at Naples ......      $118          78.9%        76.2%          975,879     21,500,000      $147
Prime Outlets at Lebanon .....      $ 73          77.7%        73.1%        1,492,480     20,750,000      $ 91
Prime Outlets at Florida
  City .......................      $ 55          58.1%        48.5%          291,480     14,300,000      $ 69
                                                                          -----------   ------------
                                    $181          89.0%        89.1%      $51,881,207   $788,350,000      $226
                                                                          ===========   ============

(1)  Subject to additional fees and conditions as specified in the Mortgage Loan documents.

(2)  The Prime Outlets Pool loan is part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. The calculation of loan balance per square foot is based on the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Companion
     Loan.

(3)  Occupancy date as of November 28, 2005 for all properties.

                                      A-8-4

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NUMBER                    % OF NET
                                      RATINGS*          OF POOL    NET RENTABLE   RENTABLE   ACTUAL RENT                    % OF
TENANT                           MOODY'S/S&P/FITCH    PROPERTIES     AREA (SF)      AREA         PSF       ACTUAL RENT   ACTUAL RENT
------------------------------   ------------------   ----------   ------------   --------   -----------   -----------   -----------

MAJOR TENANTS
   Nike ......................        A2/A+/NR             7           100,395        2.9%      $14.74     $ 1,479,676        2.9%
   Gap .......................     Baa3/BBB-/BBB-          9            95,902        2.7       $11.22       1,076,424        2.1
   Pottery Barn ..............        NR/NR/NR             2            91,222        2.6       $ 2.43         221,967        0.4
   Bass Company Store ........       B1/BB/BB+            10            78,795        2.3       $11.32         892,309        1.7
   Liz Claiborne .............      Baa2/BBB/NR            7            69,082        2.0       $11.70         808,246        1.6
   Dress Barn ................        NR/NR/NR             8            66,427        1.9       $10.78         715,828        1.4
   Polo Ralph Lauren .........      Baa2/BBB/NR            7            65,042        1.9       $ 8.97         583,705        1.1
   Mikasa ....................        NR/NR/NR             7            57,665        1.7       $ 9.16         528,069        1.0
   Brooks Brothers ...........        NR/NR/NR             6            50,923        1.5       $15.93         811,395        1.6
   Ann Taylor ................       Ba2/NR/NR             7            50,310        1.4       $17.72         891,427        1.7
                                                                     ---------      -----                  -----------      -----
   TOTAL MAJOR TENANTS .......                                         725,763       20.8%      $11.04     $ 8,009,046       15.5%
NON-MAJOR TENANTS ............                                       2,382,456       68.2       $18.36      43,741,519       84.5
                                                                     ---------      -----                  -----------      -----
OCCUPIED TOTAL ...............                                       3,108,219       89.0%      $16.65     $51,750,565      100.0%
VACANT SPACE .................                                         384,663       11.0
                                                                     ---------      -----
TOTAL ........................                                       3,492,882      100.0%
                                                                     =========      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                     CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL    OF ACTUAL RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*      ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   --------------

   2006          212        $13.01     712,922        20.4%         20.4%           17.9%           17.9%
   2007          103        $16.93     428,574        12.3%         32.7%           14.0%           31.9%
   2008          110        $17.87     433,560        12.4%         45.1%           15.0%           46.9%
   2009          103        $18.18     455,630        13.0%         58.1%           16.0%           62.9%
   2010           78        $17.75     361,416        10.3%         68.5%           12.4%           75.3%
   2011           23        $12.64     155,922         4.5%         72.9%            3.8%           79.1%
   2012           26        $20.91     108,274         3.1%         76.0%            4.4%           83.5%
   2013           18        $22.48      57,667         1.7%         77.7%            2.5%           86.0%
   2014           19        $18.23      63,154         1.8%         79.5%            2.2%           88.2%
   2015           47        $23.33     186,282         5.3%         84.8%            8.4%           96.6%
   2016           12        $25.79      47,217         1.4%         86.2%            2.4%           99.0%
Thereafter         3        $ 5.40      97,601         2.8%         89.0%            1.0%          100.0%
  Vacant           0          NA       384,663        11.0%        100.0%            0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-5

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT SAN MARCOS
---------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   Pottery Barn Outlet .......        NR/NR/NR          63,332         9.9%    $ 0.96   $    60,642        0.5%      January 2018
   Neiman Marcus Last Call ...       B2/B+/CCC+         28,048         4.4     $ 9.98       280,000        2.5       January 2021
   Gap Outlet ................     Baa3/BBB-/BBB-       23,876         3.7     $13.00       310,382        2.8         March 2009
   Off 5th Saks ..............        B2/B+/B           22,176         3.5     $ 9.50       210,672        1.9      December 2010
   Nike ......................        A2/A+/NR          18,040         2.8     $16.00       288,640        2.6         April 2008
                                                        ------       -----              -----------      -----
   TOTAL MAJOR TENANTS .......                         155,472        24.3%    $ 7.40   $ 1,150,336       10.3%
NON-MAJOR TENANTS ............                         435,886        68.0     $23.07    10,056,905       89.7
                                                       -------       -----              -----------      -----
OCCUPIED TOTAL ...............                         591,358        92.3%    $18.95   $11,207,241      100.0%
VACANT SPACE .................                          49,616         7.7
                                                       -------       -----
TOTAL ........................                         640,974       100.0%
                                                       =======       =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL    OF ACTUAL RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*      ROLLING*
------------ ------------  ---------  ---------  -------------  -------------  --------------  --------------

    2006          17         $23.09     37,651        5.9%           5.9%           7.8%              7.8%
    2007           8         $17.64     27,406        4.3%          10.1%           4.3%             12.1%
    2008          14         $19.90     57,922        9.0%          19.2%          10.3%             22.4%
    2009          15         $19.51     76,555       11.9%          31.1%          13.3%             35.7%
    2010          14         $20.60     64,030       10.0%          41.1%          11.8%             47.4%
    2011           3         $11.93     22,191        3.5%          44.6%           2.4%             49.8%
    2012           9         $20.20     42,058        6.6%          51.1%           7.6%             57.4%
    2013           5         $21.53     20,472        3.2%          54.3%           3.9%             61.3%
    2014           6         $16.22     28,120        4.4%          58.7%           4.1%             65.4%
    2015          26         $28.23    101,792       15.9%          74.6%          25.6%             91.0%
    2016           5         $30.73     15,560        2.4%          77.0%           4.3%             95.3%
Thereafter         3         $ 5.40     97,601       15.2%          92.3%           4.7%            100.0%
   Vacant          0           NA       49,616        7.7%         100.0%           0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-6

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT GROVE CITY
---------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NET      % OF NET   ACTUAL                  % OF
                                      RATINGS*        RENTABLE   RENTABLE    RENT                  ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   ------   -----------   ------   -------------

MAJOR TENANTS
   Vanity Fair................        A3/A-/NR         26,842       5.0%    $10.75   $   288,552     2.8%   November 2009
   Old Navy...................     Baa3/BBB-/BBB-      20,188       3.8     $14.00       282,632     2.7     October 2010
   Nike.......................        A2/A+/NR         13,475       2.5     $15.58       209,955     2.0    February 2010
   Reebok/Rockport............       Baa2/NR/NR        11,356       2.1     $19.00       215,764     2.1         May 2010
   Brooks Brothers............        NR/NR/NR          9,584       1.8     $18.65       178,741     1.7      August 2009
                                                      -------     -----              -----------   -----
   TOTAL MAJOR TENANTS........                         81,445      15.3%    $14.43   $ 1,175,644    11.3%
NON-MAJOR TENANTS.............                        435,526      81.8     $21.19     9,230,945    88.7
                                                      -------     -----              -----------   -----
OCCUPIED TOTAL................                        516,971      97.1%    $20.13   $10,406,589   100.0%
VACANT SPACE..................                         15,319       2.9
                                                      -------     -----
TOTAL.........................                        532,290     100.0%
                                                      =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL    OF ACTUAL RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*      ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   --------------

   2006           27        $19.87      82,645       15.5%          15.5%          15.8%            15.8%
   2007           24        $20.41      93,482       17.6%          33.1%          18.3%            34.1%
   2008           13        $21.56      41,229        7.7%          40.8%           8.5%            42.7%
   2009           27        $18.20     135,167       25.4%          66.2%          23.6%            66.3%
   2010           20        $19.98     100,137       18.8%          85.0%          19.2%            85.5%
   2011            5        $25.68      13,767        2.6%          87.6%           3.4%            88.9%
   2012            4        $27.49      12,055        2.3%          89.9%           3.2%            92.1%
   2013            5        $22.75      16,960        3.2%          93.1%           3.7%            95.8%
   2014            3        $17.78       5,718        1.1%          94.2%           1.0%            96.8%
   2015            6        $21.16      15,811        3.0%          97.1%           3.2%           100.0%
   2016            0        $ 0.00           0        0.0%          97.1%           0.0%           100.0%
Thereafter         0        $ 0.00           0        0.0%          97.1%           0.0%           100.0%
  Vacant           0          NA        15,319        2.9%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-7

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT ELLENTON
-------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NET      % OF NET   ACTUAL                  % OF
                                      RATINGS*        RENTABLE   RENTABLE    RENT                  ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   ------   -----------   ------   -------------

MAJOR TENANTS
   Vanity Fair................        A3/A-/NR         23,272       4.9%    $ 5.12    $  119,153     1.3%   December 2008
   Off 5th Saks...............        B2/B+/B          19,804       4.2     $10.50       207,942     2.2    December 2011
   Nike.......................        A2/A+/NR         15,076       3.2     $14.50       218,602     2.3    November 2008
   Gap........................      Baa3/BBB-/BBB-     10,111       2.1     $11.00       111,221     1.2       April 2008
   Liz Claiborne..............       Baa2/BBB/NR       10,100       2.1     $ 4.83        48,780     0.5     October 2006
                                                      -------     -----               ----------   -----
   TOTAL MAJOR TENANTS........                         78,363      16.4%    $ 9.01    $  705,698     7.5%
NON-MAJOR TENANTS.............                        390,246      81.9     $22.32     8,710,386    92.5
                                                      -------     -----               ----------   -----
OCCUPIED TOTAL................                        468,609      98.3%    $20.09    $9,416,084   100.0%
VACANT SPACE..................                          7,925       1.7
                                                      -------     -----
TOTAL.........................                        476,534     100.0%
                                                      =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL    OF ACTUAL RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*      ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   --------------

   2006           27        $18.81      87,757       18.4%          18.4%          17.5%            17.5%
   2007           20        $22.55      68,856       14.4%          32.9%          16.5%            34.0%
   2008           31        $18.26     141,564       29.7%          62.6%          27.4%            61.5%
   2009           15        $21.09      47,836       10.0%          72.6%          10.7%            72.2%
   2010           10        $26.91      32,561        6.8%          79.4%           9.3%            81.5%
   2011            5        $15.97      35,554        7.5%          86.9%           6.0%            87.5%
   2012            4        $17.93      17,462        3.7%          90.6%           3.3%            90.8%
   2013            1        $23.00       1,198        0.3%          90.8%           0.3%            91.1%
   2014            2        $23.16       3,543        0.7%          91.6%           0.9%            92.0%
   2015            6        $21.76      23,761        5.0%          96.5%           5.5%            97.5%
   2016            2        $27.69       8,517        1.8%          98.3%           2.5%           100.0%
Thereafter         0        $ 0.00           0        0.0%          98.3%           0.0%           100.0%
  Vacant           0          NA         7,925        1.7%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-8

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT JEFFERSONVILLE
-------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET    ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE     RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF     ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   -------   -----------   -----------   -------------

MAJOR TENANTS
   Pottery Barn ..............        NR/NR/NR           27,890        6.8%     $ 5.78    $  161,325        2.3%      January 2011
   Nike ......................        A2/A+/NR           13,840        3.4      $14.60       202,064        2.8          June 2007
   Brooks Brothers ...........        NR/NR/NR           10,065        2.5      $20.77       209,050        2.9      December 2008
   Casual Corner Annex .......        NR/NR/NR            9,520        2.3      $20.77       197,730        2.8      December 2010
   Banana Republic ...........     Baa3/BBB-/BBB-         9,149        2.2      $18.92       173,071        2.4       October 2009
                                                        -------      -----                ----------      -----
   TOTAL MAJOR TENANTS .......                           70,464       17.2%     $13.39    $  943,240       13.2%
NON-MAJOR TENANTS ............                          325,157       79.3      $19.04     6,192,264       86.8
                                                        -------      -----                ----------      -----
OCCUPIED TOTAL ...............                          395,621       96.5%     $18.04    $7,135,504      100.0%
VACANT SPACE .................                           14,302        3.5
                                                        -------      -----
TOTAL ........................                          409,923      100.0%
                                                        =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   -------------

   2006           24        $14.99     84,763        20.7%          20.7%          17.8%           17.8%
   2007           12        $17.84     51,138        12.5%          33.2%          12.8%           30.6%
   2008           16        $19.96     53,345        13.0%          46.2%          14.9%           45.5%
   2009           15        $17.25     68,813        16.8%          63.0%          16.6%           62.1%
   2010            7        $22.14     25,446         6.2%          69.2%           7.9%           70.0%
   2011            4        $12.80     41,119        10.0%          79.2%           7.4%           77.4%
   2012            4        $22.41     19,669         4.8%          84.0%           6.2%           83.6%
   2013            5        $30.35     10,401         2.5%          86.5%           4.4%           88.0%
   2014            3        $22.31     11,398         2.8%          89.3%           3.6%           91.6%
   2015            4        $21.11     19,236         4.7%          94.0%           5.7%           97.3%
   2016            2        $18.94     10,293         2.5%          96.5%           2.7%          100.0%
Thereafter         0        $ 0.00          0         0.0%          96.5%           0.0%          100.0%
  Vacant           0            NA     14,302         3.5%         100.0%           0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      A-8-9

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT PLEASANT PRAIRIE
---------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT    EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   Nike ......................        A2/A+/NR           17,500        6.5%    $16.00    $  280,000        5.6%          May 2007
   Polo Ralph Lauren .........      Baa2/BBB/NR           9,200        3.4     $10.47        96,329        1.9       October 2008
   Bass Company Store ........       B1/BB/BB+            9,200        3.4     $18.14       166,888        3.3      December 2009
   Liz Claiborne .............      Baa2/BBB/NR           9,000        3.3     $12.00       108,000        2.1           May 2011
   Gap Outlet ................     Baa3/BBB-/BBB-         9,000        3.3     $14.50       130,500        2.6           May 2009
                                                        -------      -----               ----------      -----
   TOTAL MAJOR TENANTS .......                           53,900       19.9%    $14.50    $  781,717       15.5%
NON-MAJOR TENANTS ............                          209,058       77.3     $20.36     4,256,416       84.5
                                                        -------      -----               ----------      -----
OCCUPIED TOTAL ...............                          262,958       97.3%    $19.16    $5,038,133      100.0%
VACANT SPACE .................                            7,366        2.7
                                                        -------      -----
TOTAL ........................                          270,324      100.0%
                                                        =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   -------------

   2006           10        $15.67     33,149        12.3%          12.3%          10.3%            10.3%
   2007           14        $19.35     57,799        21.4%          33.6%          22.2%            32.5%
   2008            9        $19.99     38,583        14.3%          47.9%          15.3%            47.8%
   2009           15        $19.57     58,921        21.8%          69.7%          22.9%            70.7%
   2010            7        $19.93     32,354        12.0%          81.7%          12.8%            83.5%
   2011            1        $12.00      9,000         3.3%          85.0%           2.1%            85.6%
   2012            2        $24.06      5,100         1.9%          86.9%           2.4%            88.1%
   2013            1        $17.00      4,400         1.6%          88.5%           1.5%            89.6%
   2014            2        $21.95      8,700         3.2%          91.7%           3.8%            93.4%
   2015            2        $13.64      9,602         3.6%          95.3%           2.6%            96.0%
   2016            2        $38.11      5,350         2.0%          97.3%           4.0%           100.0%
Thereafter         0        $ 0.00          0         0.0%          97.3%           0.0%           100.0%
  Vacant           0          NA        7,366         2.7%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-10

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT HUNTLEY
------------------------

--------------------------------------------------------------------------------
                              TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NET      % OF NET   ACTUAL                  % OF
                                      RATINGS*        RENTABLE   RENTABLE    RENT                  ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   ------   -----------   ------   -------------

MAJOR TENANTS
   Casual Corner Annex .......         NR/NR/NR        11,036       4.0%    $10.00    $  110,360     5.3%     August 2006
   Liz Claiborne .............       Baa2/BBB/NR       10,955       3.9     $ 4.38        47,983     2.3       March 2015
   Reebok/Rockport ...........        Baa2/NR/NR       10,469       3.7     $ 6.42        67,211     3.2      August 2007
   Dress Barn Woman ..........         NR/NR/NR         8,996       3.2     $ 8.38        75,387     3.6    December 2010
   Bass Company Store ........        B1/BB/BB+         8,791       3.1     $ 2.56        22,548     1.1              MTM
                                                      -------     -----               ----------   -----
   TOTAL MAJOR TENANTS .......                         50,247      18.0%    $ 6.44    $  323,489    15.6%
NON-MAJOR TENANTS ............                        169,819      60.8     $10.31     1,750,322    84.4
                                                      -------     -----               ----------   -----
OCCUPIED TOTAL ...............                        220,066      78.8%    $ 9.42    $2,073,811   100.0%
VACANT SPACE .................                         59,321      21.2
                                                      -------     -----
TOTAL ........................                        279,387     100.0%
                                                      =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   -------------

   2006           20        $ 8.11     78,783        28.2%          28.2%          30.8%            30.8%
   2007            5        $12.02     27,053         9.7%          37.9%          15.7%            46.5%
   2008            4        $13.98     18,210         6.5%          44.4%          12.3%            58.8%
   2009            4        $ 9.81     11,724         4.2%          48.6%           5.5%            64.3%
   2010           10        $10.38     49,134        17.6%          66.2%          24.6%            88.9%
   2011            2        $ 7.14     14,043         5.0%          71.2%           4.8%            93.7%
   2012            0        $ 0.00          0         0.0%          71.2%           0.0%            93.7%
   2013            0        $ 0.00          0         0.0%          71.2%           0.0%            93.7%
   2014            2        $ 9.34      5,039         1.8%          73.0%           2.3%            96.0%
   2015            3        $ 5.14     16,080         5.8%          78.8%           4.0%           100.0%
   2016            0        $ 0.00          0         0.0%          78.8%           0.0%           100.0%
Thereafter         0        $ 0.00          0         0.0%          78.8%           0.0%           100.0%
  Vacant           0          NA       59,321        21.2%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-11

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT GULFPORT
-------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NET      % OF NET   ACTUAL                  % OF
                                      RATINGS*        RENTABLE   RENTABLE    RENT                  ACTUAL    DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ---------   --------   ------   -----------   ------   --------------

MAJOR TENANTS
   VF Outlet .................        A3/A-/NR         22,161       7.3%    $ 1.82    $   40,333     1.5%       March 2010
   Burke's ...................        A3/A-/A-         13,848       4.6     $ 2.04        28,250     1.0    September 2007
   Nike ......................        A2/A+/NR         13,452       4.4     $11.60       156,043     5.7     November 2007
   Reebok/Rockport ...........       Baa2/NR/NR        10,001       3.3     $15.50       155,016     5.7         June 2006
   Gap .......................     Baa3/BBB-/BBB-       9,977       3.3     $ 7.00        69,839     2.6       August 2006
                                                      -------     -----               ----------   -----
   TOTAL MAJOR TENANTS .......                         69,439      22.9%    $ 6.47    $  449,481    16.5%
NON-MAJOR TENANTS ............                        171,031      56.5     $13.28     2,271,911    83.5
                                                      -------     -----               ----------   -----
OCCUPIED TOTAL ...............                        240,470      79.4%    $11.32    $2,721,392   100.0%
VACANT SPACE .................                         62,329      20.6
                                                      -------     -----
TOTAL ........................                        302,799     100.0%
                                                      =======     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                           LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   -------------

   2006           27        $12.88     96,410        31.8%          31.8%          45.6%            45.6%
   2007           12        $ 9.89     55,147        18.2%          50.1%          20.0%            65.7%
   2008            4        $18.54      6,829         2.3%          52.3%           4.7%            70.3%
   2009            4        $17.47     19,958         6.6%          58.9%          12.8%            83.1%
   2010            6        $ 6.13     42,216        13.9%          72.8%           9.5%            92.6%
   2011            1        $ 0.93      7,786         2.6%          75.4%           0.3%            92.9%
   2012            2        $17.95      7,888         2.6%          78.0%           5.2%            98.1%
   2013            1        $12.18      4,236         1.4%          79.4%           1.9%           100.0%
   2014            0        $ 0.00          0         0.0%          79.4%           0.0%           100.0%
   2015            0        $ 0.00          0         0.0%          79.4%           0.0%           100.0%
   2016            0        $ 0.00          0         0.0%          79.4%           0.0%           100.0%
Thereafter         0        $ 0.00          0         0.0%          79.4%           0.0%           100.0%
  Vacant           0          NA       62,329        20.6%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-12

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT NAPLES
-----------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET                                % OF
                                      RATINGS*       NET RENTABLE   RENTABLE   ACTUAL RENT                 ACTUAL    DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA         PSF       ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ------------   --------   -----------   -----------   ------   --------------

MAJOR TENANTS
  Liz Claiborne ..............      Baa2/BBB/NR          12,000        8.2%       $10.50      $  126,000    10.6%    December 2009
  Mikasa .....................        NR/NR/NR            8,120        5.6        $13.35         108,402     9.1    September 2007
  Bass Company Store .........       B1/BB/BB+            7,504        5.1        $ 4.38          32,868     2.8               MTM
  Swim Mart ..................        NR/NR/NR            6,176        4.2        $20.00         123,520    10.4      January 2007
  Factory Brand Shoes ........       B1/BB/BB+            6,172        4.2        $ 9.38          57,893     4.9        April 2006
                                                        -------      -----                    ----------   -----
  TOTAL MAJOR TENANTS ........                           39,972       27.4%       $11.22      $  448,683    37.6%
NON-MAJOR TENANTS ............                           75,216       51.5        $ 9.90         744,510    62.4
                                                        -------      -----                    ----------   -----
OCCUPIED TOTAL ...............                          115,188       78.9%       $10.36      $1,193,193   100.0%
VACANT SPACE .................                           30,774       21.1
                                                        -------      -----
TOTAL ........................                          145,962      100.0%
                                                        =======      =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                    CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
    YEAR       EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   -------------

    2006         21          $ 7.76     67,282       46.1%          46.1%          43.8%            43.8%
    2007          2          $16.22     14,296        9.8%          55.9%          19.4%            63.2%
    2008          3          $11.91     10,931        7.5%          63.4%          10.9%            74.1%
    2009          3          $13.37     17,240       11.8%          75.2%          19.3%            93.4%
    2010          2          $14.39      5,439        3.7%          78.9%           6.6%           100.0%
    2011          0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
    2012          0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
    2013          0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
    2014          0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
    2015          0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
    2016          0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
Thereafter        0          $ 0.00          0        0.0%          78.9%           0.0%           100.0%
   Vacant         0            NA       30,774       21.1%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-13

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT LEBANON
------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET                                % OF
                                      RATINGS*       NET RENTABLE   RENTABLE   ACTUAL RENT                 ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA         PSF       ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ------------   --------   -----------   -----------   ------   -------------

MAJOR TENANTS
   Liz Claiborne .............       Baa2/BBB/NR         12,048        5.3%      $ 9.71      $  117,000      6.9%     March 2009
   Gap .......................     Baa3/BBB-/BBB-         9,050        4.0       $ 7.07          64,014      3.8      April 2006
   Dress Barn ................        NR/NR/NR            8,951        3.9       $ 5.83          52,184      3.1       June 2008
   Bass Company Store ........       B1/BB/BB+            8,834        3.9       $ 3.54          31,239      1.9      April 2006
   Polo Ralph Lauren .........      Baa2/BBB/NR           8,426        3.7       $10.52          88,676      5.3      April 2008
                                                        -------      -----                   ----------    -----
   TOTAL MAJOR TENANTS .......                           47,309       20.9%      $ 7.46      $  353,113     20.9%
NON-MAJOR TENANTS ............                          128,838       56.8       $10.35       1,333,099     79.1
                                                        -------      -----                   ----------    -----
OCCUPIED TOTAL ...............                          176,147       77.7%      $ 9.57      $1,686,212    100.0%
VACANT SPACE .................                           50,669       22.3
                                                        -------      -----
TOTAL ........................                          226,816      100.0%
                                                        =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                               WA BASE                             CUMULATIVE %                   CUMULATIVE %
                # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
     YEAR         EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
-------------   -----------   --------   --------   ------------   ------------   -------------   -------------

     2006            22        $ 6.91     72,769        32.1%          32.1%          29.8%            29.8%
     2007             4        $ 7.53     13,506         6.0%          38.0%           6.0%            35.8%
     2008            15        $11.85     60,162        26.5%          64.6%          42.3%            78.1%
     2009             2        $13.21     14,557         6.4%          71.0%          11.4%            89.5%
     2010             0        $ 0.00          0         0.0%          71.0%           0.0%            89.5%
     2011             1        $ 1.99      3,614         1.6%          72.6%           0.4%            89.9%
     2012             1        $16.00      4,042         1.8%          74.4%           3.8%            93.8%
     2013             0        $ 0.00          0         0.0%          74.4%           0.0%            93.8%
     2014             0        $ 0.00          0         0.0%          74.4%           0.0%            93.8%
     2015             0        $ 0.00          0         0.0%          74.4%           0.0%            93.8%
     2016             1        $14.00      7,497         3.3%          77.7%           6.2%           100.0%
 Thereafter           0        $ 0.00          0         0.0%          77.7%           0.0%           100.0%
    Vacant            0          NA       50,669        22.3%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-14

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT FLORIDA CITY
-----------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                      % OF       DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   --------------

MAJOR TENANTS
   Bealls ....................        NR/NR/NR            15,401        7.4%   $ 0.00     $      0         0.0%     November 2007
   Nike ......................        A2/A+/NR             9,012        4.3    $13.80      124,372        14.3          June 2010
   Dress Barn ................        NR/NR/NR             9,008        4.3    $ 0.00            0         0.0      December 2006
   Levi's/Dockers ............       Caa2/B-/B             8,871        4.3    $19.24      170,651        19.6                MTM
   Gap Outlet ................     Baa3/BBB-/BBB-          8,848        4.3    $ 4.00       35,392         4.1         March 2011
                                                         -------      -----               --------       -----
   TOTAL MAJOR TENANTS .......                            51,140       24.6%   $ 6.46     $330,415        37.9%
NON-MAJOR TENANTS ............                            69,691       33.5    $ 7.78      541,991        62.1
                                                         -------      -----               --------       -----
OCCUPIED TOTAL ...............                           120,831       58.1%   $ 7.22     $872,406       100.0%
VACANT SPACE .................                            87,042       41.9
                                                         -------      -----
TOTAL ........................                           207,873      100.0%
                                                         =======      =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                             CUMULATIVE %                   CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        OF SF       % OF ACTUAL      OF ACTUAL
    YEAR       EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   ------------   ------------   -------------   -------------

   2006          17         $ 5.81      71,713       34.5%          34.5%          47.8%            47.8%
   2007           2         $ 3.95      19,891        9.6%          44.1%           9.0%            56.8%
   2008           1         $13.00       4,785        2.3%          46.4%           7.1%            63.9%
   2009           3         $19.52       4,859        2.3%          48.7%          10.9%            74.8%
   2010           2         $16.41      10,099        4.9%          53.6%          19.0%            93.8%
   2011           1         $ 4.00       8,848        4.3%          57.8%           4.1%            97.8%
   2012           0         $ 0.00           0        0.0%          57.8%           0.0%            97.8%
   2013           0         $ 0.00           0        0.0%          57.8%           0.0%            97.8%
   2014           1         $30.00         636        0.3%          58.1%           2.2%           100.0%
   2015           0         $ 0.00           0        0.0%          58.1%           0.0%           100.0%
   2016           0         $ 0.00           0        0.0%          58.1%           0.0%           100.0%
Thereafter        0         $ 0.00           0        0.0%          58.1%           0.0%           100.0%
  Vacant          0           NA        87,042       41.9%         100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-15

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Prime Outlets Pool Loan") is secured by first mortgages or deeds of trust encumbering ten retail outlet centers located in various locations throughout the United States. The Prime
     Outlets Pool Loan represents approximately 7.5% of the Cut-Off Date Pool
     Balance. The Prime Outlets Pool Loan was originated on January 9, 2006 and has an aggregate principal balance as of the Cut-Off Date of $315,340,000.
     The Prime Outlets Pool Loan, which is evidenced by a pari passu note dated
     January 9, 2006, is a portion of a whole loan with an original principal balance of $630,680,000. The other loan related to the Prime Outlets Pool
     Loan is evidenced by a separate note, dated January 9, 2006 (the "Prime
     Outlets Pool Pari Passu Loan"), with an original principal balance of
     $315,340,000. The Prime Outlets Pool Pari Passu Loan will not be an asset of the Trust Fund. The Prime Outlets Pool Pari Passu Loan and the Prime
     Outlets Pool Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF
     THE MORTGAGE POOL--Co-Lender Loans". The Prime Outlets Pool Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Prime Outlets Pool Loan has a remaining term of 118 months and matures on January 11, 2016. The Prime Outlets Pool Loan may be prepaid on or after
     November 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers consist of 11 special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Outlets Pool Loan. The sponsor of the borrowers is David Lichtenstein. Mr. Lichtenstein has built a portfolio of 20,000 apartment units and 27 million square feet of commercial and retail space in 28 states over the past 17 years as
     President and Founder of The Lightstone Group.

o    THE PROPERTIES. The Mortgaged Properties consist of 10 Prime Retail Outlet
     Centers located throughout the United States. As of November 28, 2005 the occupancy rate for the Mortgaged Properties securing the Prime Outlets Pool
     Loan was approximately 89.0%.

o    RELEASE. The borrower may obtain the release of a certain portion of the
     Pleasant Prairie Mortgaged Property in connection with such portion being reconfigured in conjunction with the planned construction of a food court.
     In connection with such free release, the borrower is required to deposit
     $5,000,000 into a reconfiguration reserve to be held by the mortgagee until such time as the allocated DSCR equals at least 1.20x and the LTV equals no more than 80% with respect to the Pleasant Prairie Mortgaged Property and the DSCR with respect to the Prime Outlets Pool Loan is 1.30x or greater.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Prime Retail, L.P., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Prime Outlets
     Pool Loan.

                                     A-8-16

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

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                                     A-8-17

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                                  1775 BROADWAY
--------------------------------------------------------------------------------

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                                     A-8-18

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                                  1775 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $250,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                           Joseph Moinian
TYPE OF SECURITY(1)                                                         Both
MORTGAGE RATE                                                             5.680%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   ENGINEERING                  $400,994
   FREE RENT                    $812,500

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT                    $5,151
   TI/LC(2)                      $38,633

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $250,000,000
CUT-OFF DATE BALANCE/SF                                                     $404
CUT-OFF DATE LTV                                                           71.4%
MATURITY DATE LTV                                                          65.4%
UW DSCR ON NCF(3)                                                          1.32x

(1)  The Mortgaged Property is subject to a condominium arrangement, and the New
     York City Industrial Development Agency (the "IDA") has been granted a fee estate in the condominium unit (the "Newsweek Space") occupied by Newsweek,
     Inc. and certain of its affiliates. Midtown Realty Company, predecessor in interest to the borrower, entered into an overlease with the IDA with respect to the Newsweek Space, and subsequently entered into a sublease
     (the "Newsweek Lease") with Newsweek, Inc. with respect to the Newsweek
     Space.

(2)  Capped at $2,000,000. If a new tenant leases the Newsweek Space or Newsweek renews on its space, subject to certain provisions described in the
     Mortgage Loan documents, the cap will be reduced to $1,250,000.

(3)  The underwritten net cash flow assumes Newsweek is paying $40/sf, as
     Newsweek has a renewal option, beginning in 2009, at a rate equal to 90% of the then market rent. The current in-place base rent payable under the
     Newsweek lease is $17/sf.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                                618,122
OCCUPANCY AS OF DECEMBER 16, 2005                                          97.9%
YEAR BUILT / YEAR RENOVATED                                          1904 / 2003
APPRAISED VALUE                                                     $350,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES(3)                                                       $33,740,475
UW TOTAL EXPENSES                                                     $9,826,060
UW NET OPERATING INCOME (NOI)                                        $23,914,415
UW NET CASH FLOW (NCF)                                               $22,851,150

NOTES:

                                     A-8-19

--------------------------------------------------------------------------------
                                  1775 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET                               % OF
                                     RATINGS(1)      NET RENTABLE   RENTABLE   ACTUAL RENT                 ACTUAL   DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA         PSF       ACTUAL RENT    RENT      EXPIRATION
------------------------------   -----------------   ------------   --------   -----------   -----------   ------   -------------

MAJOR TENANTS
   Newsweek, Inc.(2) .........        A1/A+/NR          203,000       32.8%       $17.00     $ 3,450,080    15.4%      April 2009
   Comedy Partners (3) .......      Baa3/BBB/BBB        111,000       18.0        $30.62       3,398,850    15.2        June 2008
   CompUSA ...................        NR/NR/NR           32,750        5.3        $46.72       1,530,141     6.8        June 2011
   Telemundo Network (3) .....       Aaa/AAA/NR          27,790        4.5        $25.27         702,279     3.1        July 2008
   Gilder, Gagnon ............        NR/NR/NR           27,106        4.4        $34.92         946,414     4.2     January 2010
                                                        -------      -----                   -----------   -----
   TOTAL MAJOR TENANTS .......                          401,646       65.0%       $24.97     $10,027,764    44.8%
NON-MAJOR TENANTS ............                          203,421       32.9        $60.85      12,377,662    55.2
                                                        -------      -----                   -----------   -----
OCCUPIED TOTAL ...............                          605,067       97.9%       $37.03     $22,405,426   100.0%
VACANT SPACE .................                           13,055        2.1
                                                        -------      -----
TOTAL ........................                          618,122      100.0%
                                                        =======      =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The underwritten net cash flow assumes Newsweek is paying $40/sf, which equals 90% of current market rent, as Newsweek has a renewal option beginning in 2009, at a rate equal to 90% of the then market rent.

(3)  The underwritten net cashflow assumes a market rent of $45 per square foot in anticipation of the rent bumping to market upon the expiration of the current leases in 2008.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                                                 CUMULATIVE
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF ACTUAL RENT   % OF ACTUAL
   YEAR        EXPIRING        EXPIRING      EXPIRING      EXPIRING*         ROLLING*             ROLLING*      RENT ROLLING*
----------   -----------   ---------------   --------   -------------   ------------------   ----------------   -------------

   2006           9            $ 38.26         28,213        4.6%               4.6%                4.8%              4.8%
   2007           9            $ 34.08         20,773        3.4%               7.9%                3.2%              8.0%
   2008          13            $ 31.97        182,442       29.5%              37.4%               26.1%             34.0%
   2009          11            $ 21.86        250,853       40.6%              78.0%               24.5%             58.5%
   2010           7            $ 35.67         37,501        6.1%              84.1%                6.0%             64.5%
   2011           2            $ 45.42         37,550        6.1%              90.2%                7.6%             72.1%
   2012           4            $ 92.70         14,647        2.4%              92.5%                6.1%             78.2%
   2013           0            $  0.00              0        0.0%              92.5%                0.0%             78.2%
   2014           0            $  0.00              0        0.0%              92.5%                0.0%             78.2%
   2015           0            $  0.00              0        0.0%              92.5%                0.0%             78.2%
   2016           0            $  0.00              0        0.0%              92.5%                0.0%             78.2%
Thereafter        2            $147.62         33,088        5.4%              97.9%               21.8%            100.0%
  Vacant          0              NA            13,055        2.1%             100.0%                0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-20

--------------------------------------------------------------------------------
                                 1775 BROADWAY
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "1775 Broadway Loan") is secured by a first mortgage encumbering an office building located in New York, New
     York. The 1775 Broadway Loan represents approximately 5.9% of the Cut-Off
     Date Pool Balance. The 1775 Broadway Loan was originated on January 9,
     2006, and has a principal balance as of the Cut-Off Date of $250,000,000.
     The 1775 Broadway Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 1775 Broadway Loan has a remaining term of 118 months and matures on
     January 11, 2016. The 1775 Broadway Loan may be prepaid on or after
     December 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Devash LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1775 Broadway Loan. The sponsor is Joseph
     Moinian, who heads The Moinian Group. Mr. Moinian has been actively involved in greater New York commercial real estate for over 15 years, and currently owns and controls a portfolio of properties that exceeds 20 million square feet of commercial, industrial, residential, retail and hotel properties throughout the United States.

o    THE PROPERTY. The Mortgaged Property is an approximately 618,122 square foot office building situated on approximately 0.7 acres. The Mortgaged
     Property was constructed in 1904 and renovated in 2003. The Mortgaged
     Property is located in New York, New York. As of December 16, 2005, the occupancy rate for the Mortgaged Property securing the 1775 Broadway Loan was approximately 97.9%.

     The largest tenant is Newsweek, Inc. ("Newsweek") occupying approximately
     203,000 square feet, or approximately 32.8% of the net rentable area.
     Newsweek is a publication of the magazine publishing segment of the
     Washington Post Company ("Washington Post"). Newsweek offers comprehensive coverage of world events with a global network of correspondents, reporters and editors covering national and international affairs, business, science and technology, society, arts and entertainment, and has a worldwide circulation of more than four million and a total readership of more than
     21 million. The Newsweek lease expires in April 2009. As of February 2,
     2006, Washington Post was rated "A+" (S&P) and "A1" (Moody's). The second largest tenant is Comedy Partners ("Comedy Partners") occupying approximately 111,000 square feet, or approximately 18.0% of the net rentable area. Comedy Partners owns cable network Comedy Central, a subsidiary of MTV Networks, which is a subsidiary of Viacom, Inc.
     ("Viacom"). Comedy Central reaches about 87 million subscriber households.
     Comedy Partners' lease expires in June 2008. As of February 17, 2006,
     Viacom was rated "BBB" (S&P), "Baa3" (Moody's) and "BBB" (Fitch). The third largest tenant is CompUSA, Inc. ("CompUSA"), occupying approximately 32,750 square feet, or approximately 5.3% of the net rentable area. CompUSA is a leading retailer and reseller of technology products and services. The
     CompUSA lease expires in June 2011.

     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 1775 Broadway Loan. Founded in 1929, Newmark provides property & asset management, leasing advisory, commercial real estate, corporate advisory services, investment sales &
     services, retail, industrial, valuation, underwriting and construction services. Newmark currently manages over 37 million square feet of real estate.

                                     A-8-21

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                          620 AVENUE OF THE AMERICAS
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                                     A-8-22

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                          620 AVENUE OF THE AMERICAS
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                                     A-8-23

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                           620 AVENUE OF THE AMERICAS
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $205,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                              Meyer Chetrit, Charles Dayan and Yair Levy
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                         5.8114894%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                           Yes
   OUTSTANDING TI/LC(1)             $2,105,610
   FREE RENT(2)                       $694,057
   DEBT SERVICE(3)                 $16,500,000

   ADDITIONAL RECOURSE(4)           $8,867,925
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                           Yes
   REPLACEMENT                         $11,065

ADDITIONAL FINANCING                    B-Note                       $30,000,000
                                Mezzanine Debt                       $30,000,000

                                            TRUST ASSET      WHOLE MORTGAGE LOAN
                                           ------------      -------------------
CUT-OFF DATE BALANCE                       $205,000,000         $235,000,000
CUT-OFF DATE BALANCE/SF                    $        306         $        351
CUT-OFF DATE LTV                                   73.2%                83.9%
MATURITY DATE LTV                                  73.2%                83.9%
UW DSCR ON NCF                                     1.16x                1.01x

(1)  The Outstanding TI/LC Reserve is for current outstanding landlord obligations to certain tenants at closing.

(2)  The Free Rent Reserve was established to pre-fund the 6-month free rent period from September 2007 to February 2008 for the Cole Haan and Converse
     leases.

(3)  The debt service reserve of $16,500,000 was established at closing to support any shortfalls in debt service. Of the $16,500,000 reserve, up to
     $2,000,000 can be used for tenant improvement and leasing commission expenses associated with leasing the 7th floor space, otherwise the full
     $16,500,000 is used for debt service shortfall. The principals will be responsible for any leasing costs or capital items if cash flow is insufficient to cover such items after the payment of operating expenses and debt service.

(4)  The borrowers have posted an additional guarantee of $10 million which is allocated pro rata to the mortgage loan and mezzanine loan components, This amount may have been posted in both cash and letter of credit form.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                                669,513
OCCUPANCY AS OF AUGUST 28, 2005                                            89.6%
YEAR BUILT / YEAR RENOVATED                                          1896 / 1996
APPRAISED VALUE                                                     $280,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      88.3%
UW REVENUES                                                          $23,792,501
UW TOTAL EXPENSES                                                     $9,219,646
UW NET OPERATING INCOME (NOI)                                        $14,572,855
UW NET CASH FLOW (NCF)                                               $13,769,074

NOTES:

                                     A-8-24

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                     % OF       DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   The Gap ...................     Baa3/BBB-/BBB-       244,278        36.5%   $20.68   $ 5,052,769       38.6%     November 2010
   Bed Bath & Beyond .........       NR/BBB/NR           98,980        14.8    $20.49     2,027,796       15.5       January 2010
   News America / Yahoo-Hot
      Jobs ...................       NR/BBB-/NR          77,651        11.6    $20.24     1,571,626       12.0       October 2011
   TJ Maxx ...................        A3/A/NR            60,393         9.0    $25.80     1,558,139       11.9         March 2010
   Filene's Basement .........     Baa1/BBB/BBB+         42,136         6.3    $19.97       841,456        6.4         March 2010
                                                        -------       -----             -----------      -----
   TOTAL MAJOR TENANTS .......                          523,438        78.2%   $21.11   $11,051,786       84.4%
NON-MAJOR TENANTS ............                           76,299        11.4    $26.76     2,041,662       15.6
                                                        -------       -----             -----------      -----
OCCUPIED TOTAL ...............                          599,737        89.6%   $21.83   $13,093,448      100.0%
VACANT SPACE .................                           69,776        10.4
                                                        -------       -----
TOTAL ........................                          669,513       100.0%
                                                        =======       =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                                                 CUMULATIVE %
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF ACTUAL RENT     OF ACTUAL
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          ROLLING*            ROLLING*       RENT ROLLING*
----------   -----------   ---------------   --------   -------------   ------------------   ----------------   -------------

   2006            0            $ 0.00              0         0.0%               0.0%               0.0%              0.0%
   2007            0            $ 0.00              0         0.0%               0.0%               0.0%              0.0%
   2008            0            $ 0.00              0         0.0%               0.0%               0.0%              0.0%
   2009            0            $ 0.00              0         0.0%               0.0%               0.0%              0.0%
   2010           12            $21.44        450,727        67.3%              67.3%              73.8%             73.8%
   2011            3            $20.24         77,651        11.6%              78.9%              12.0%             85.8%
   2012            0            $ 0.00              0         0.0%              78.9%               0.0%             85.8%
   2013            0            $ 0.00              0         0.0%              78.9%               0.0%             85.8%
   2014            0            $ 0.00              0         0.0%              78.9%               0.0%             85.8%
   2015            3            $26.03         71,359        10.7%              89.6%              14.2%            100.0%
   2016            0            $ 0.00              0         0.0%              89.6%               0.0%            100.0%
Thereafter         0            $ 0.00              0         0.0%              89.6%               0.0%            100.0%
  Vacant           0              NA           69,776        10.4%             100.0%               0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-25

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "620 Avenue of the Americas Loan") is
     secured by a first mortgage encumbering an office building located in New
     York, New York. The 620 Avenue of the Americas Loan represents approximately 4.8% of the Cut-Off Date Pool Balance. The 620 Avenue of the
     Americas Loan was originated on January 13, 2006, and has a principal balance as of the Cut-Off Date of $205,000,000. The 620 Avenue of the
     Americas Loan is a portion of a mortgage loan with an original principal balance of $235,000,000. The companion loan related to the 620 Avenue of the Americas loan is evidenced by a separate subordinate note, dated
     January 13, 2006 (the "620 Avenue of the Americas Companion Loan") and has
     an original principal balance of $30,000,000. The 620 Avenue of the
     Americas Companion Loan will not be an asset of the Trust Fund. The 620
     Avenue of the Americas Loan and the 620 Avenue of the Americas Companion
     Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
     POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the
     Pooling and Servicing Agreement. The 620 Avenue of the Americas Loan
     provides for interest-only payments for the entire term.

     The 620 Avenue of the Americas Loan has a remaining term of 119 months and matures on February 11, 2016. The 620 Avenue of the Americas Loan may be
     prepaid on or after November 11, 2015 and may be prepaid with the payment of a yield maintenance charge prior to November 11, 2015.

     THE BORROWER. The borrowers are Bonjour 620 I LLC, Bonjour 620 II LLC, CF
     620 Owner One LLC, CF 620 Owner Two LLC, CF 620 Owner Three LLC and YL 620
     Sixth LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 620 Avenue of the Americas Loan. The sponsors are Meyer Chetrit,
     Charles Dayan and Yair Levy. Chetrit, often working with partners, has amassed a large portfolio of office space, primarily in Manhattan. His holdings include the Sears Tower in Chicago, as well as the International
     Toy Center and 530 Fifth Avenue in Manhattan. Levy is a redevelopment specialist whose holdings include a stake in the 50-story Sheffield, on
     West 57th Street. Charles Dayan, a principal of Bonjour, a manufacturer of blue jeans, also invests in real estate.

o    THE PROPERTY. The Mortgaged Property is an approximately 669,513 square foot office building situated on approximately 2.0 acres. The Mortgaged
     Property was constructed in 1896 and renovated in 1996. The Mortgaged
     Property is located in New York, New York. As of August 28, 2005, the occupancy rate for the Mortgaged Property securing the 620 Avenue of the
     Americas Loan was approximately 89.6%.

     The largest tenant is The Gap, Inc. ("The Gap"), occupying approximately
     244,278 square feet, or approximately 36.5% of the net rentable area. The
     Gap operates as a specialty retailing company. It offers casual apparel, accessories, and personal care products under the Gap, Banana Republic and
     Old Navy brands. As of February 2, 2006, The Gap was rated "BBB-" (S&P),
     "Baa3" (Moody's) and "BBB-" (Fitch). The Gap lease expires in November
     2010. The second largest tenant is Bed Bath & Beyond, occupying approximately 98,980 square feet, or approximately 14.8% of the net rentable area. Bed Bath & Beyond stores offer domestic merchandise and home furnishings, giftware, household items and health and beauty care items. As of February 7, 2006, Bed Bath & Beyond was rated "BBB" (S&P). The Bed Bath
     & Beyond lease expires in January 2010. The third largest tenant is News
     America/Yahoo-Hot Jobs ("Yahoo!"), occupying approximately 77,651 square feet, or approximately 11.6% of the net rentable area. Yahoo! provides internet services to users and businesses through the Yahoo! Network and a range of tools and marketing solutions for businesses in the Unites States and internationally. As of February 2, 2006, Yahoo! was rated "BBB-" (S&P).
     The Yahoo! lease expires in October 2011.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MEZZANINE DEBT. SLG 620 Sixth Funding LLC is the holder of a mezzanine loan in the original principal amount of $30,000,000 secured by a pledge of all of the equity interests in the borrowers pursuant to a Loan and Security
     Agreement (the "620 Avenue of the Americas Mezzanine Loan"), dated as of
     January 13, 2006 between CF 620 Mezz One LLC, CF 620 Mezz Two LLC, CF 620
     Mezz Three LLC, Bonjour 620 Mezz I LLC, Bonjour 620 Mezz II LLC, and YL 620
     Mezz LLC (collectively, the "620 Avenue of the Americas Mezzanine
     Borrower") and SLG 620 Sixth Funding LLC. The mezzanine loan matures on
     February 11, 2016, and is not an asset of the Trust Fund.

                                     A-8-26

--------------------------------------------------------------------------------
                           620 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

o    PARTIAL RELEASE. Subject to the satisfaction of certain tests, the 620
     Avenue of the Americas Loan contains a release provision relating to the currently vacant 7th floor (approximately 69,513 square feet) and the
     Mortgaged Property's unused air rights (approximately 200,000 square feet)
     subsequent to January 11, 2009. For a principal reduction of the greater of
     $21 million or the purchase price, in the case of a third party sale, the borrower may release the 7th floor and the air rights from the lien of the
     Mortgage. If the 7th floor and air rights are released, the release amount will be applied pro-rata between the 620 Avenue of the Americas Loan and the 620 Avenue of the Americas Companion Loan. Sums payable to the 620
     Avenue of the Americas Loan will be held as additional collateral or in the case of a default under the mortgage loan, used to pay down principal pursuant to the Pooling and Servicing Agreement.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 620 Avenue of the Americas
     Loan. Founded in 1929, Newmark provides property & asset management, leasing advisory, commercial real estate, corporate advisory services, investment sales & services, retail, industrial, valuation, underwriting and construction services. Newmark currently manages over 37 million square feet of real estate.

                                     A-8-27

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

                       [5 PHOTOS OF HYATT CENTER OMITTED]

                                     A-8-28

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

                         [MAP FOR HYATT CENTER OMITTED]

                                     A-8-29

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $162,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                          Pritzker Family
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.440%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                              Yes
   TI/LC(1)                           $22,973,959

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                              Yes
   REPLACEMENT                             $4,908

ADDITIONAL FINANCING              Pari Passu Debt                   $162,500,000
                                Mezzanine Debt(2)                        $10,000

                                                             PARI PASSU NOTES(3)
                                                             -------------------
CUT-OFF DATE BALANCE                                                $325,000,000
CUT-OFF DATE BALANCE/SF                                                     $221
CUT-OFF DATE LTV                                                           65.0%
MATURITY DATE LTV                                                          60.3%
UW DSCR ON NCF                                                             1.51x

(1)  Reserve funded at closing to be used for outstanding TI/LC costs and lease assumption obligations.

(2)  Revolving mezzanine line of credit up to $75,000,000.

(3)  LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Hyatt Center Loan and the Hyatt Center
     Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                              1,472,460
OCCUPANCY AS OF OCTOBER 31, 2005                                           78.9%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                     $500,000,000
PROPERTY MANAGEMENT                                  Jones Lang LaSalle Americas
                                                                (Illinois), L.P.
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $62,158,320
UW TOTAL EXPENSES                                                    $27,938,222
UW NET OPERATING INCOME (NOI)                                        $34,220,099
UW NET CASH FLOW (NCF)                                               $33,175,314

NOTES:

                                     A-8-30

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NET      % OF NET   ACTUAL                  % OF
                                     RATINGS(1)       RENTABLE   RENTABLE    RENT                  ACTUAL      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT         EXPIRATION
------------------------------   -----------------   ---------   --------   ------   -----------   ------   ------------------

MAJOR TENANTS
   Mayer, Brown, Rowe & Maw
   LLP .......................        NR/NR/NR         392,534     26.7%    $28.20   $11,069,459    34.3%            June 2020
   Hyatt Corporation .........        NR/NR/NR         292,227     19.8     $29.28     8,557,120    26.5    Multiple Spaces(2)
   Goldman Sachs .............       Aa3/A+/AA-        134,049      9.1     $26.12     3,500,815    10.8            April 2020
   IBM .......................       A1/A+/AA-         126,607      8.6     $27.84     3,524,739    10.9           August 2016
   Towers, Perrin, Forester
   & Crosby ..................        NR/NR/NR          61,034      4.1     $25.00     1,525,850     4.7        September 2016
                                                     ---------    -----              -----------   -----
   TOTAL MAJOR TENANTS .......                       1,006,451     68.4%    $28.00   $28,177,983    87.3%
NON-MAJOR TENANTS ............                         155,780     10.6
                                                     ---------    -----     $26.29     4,096,109    12.7
OCCUPIED TOTAL ...............                       1,162,231     78.9%             -----------   -----
VACANT SPACE .................                         310,229     21.1     $27.77   $32,274,092   100.0%
                                                     ---------    -----
TOTAL ........................                       1,472,460    100.0%
                                                     =========    =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 219,654 square feet expire in January
     2020, and 72,573 square feet expire in June 2020.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF     WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES    RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING    ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   --------   --------   -----------   ----------   -----------   --------------

   2006          0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
   2007          0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
   2008          0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
   2009          0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
   2010          0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
   2011          3      $25.85       5,546       0.4%          0.4%         0.4%            0.4%
   2012          3      $19.12      14,494       1.0%          1.4%         0.9%            1.3%
   2013          1      $25.00       2,343       0.2%          1.5%         0.2%            1.5%
   2014          0      $ 0.00           0       0.0%          1.5%         0.0%            1.5%
   2015          4      $26.31      65,193       4.4%          5.9%         5.3%            6.8%
   2016          8      $27.07     220,333      15.0%         20.9%        18.5%           25.3%
Thereafter      28      $28.23     854,322      58.0%         78.9%        74.7%          100.0%
  Vacant         0        NA       310,229      21.1%        100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     A-8-31

--------------------------------------------------------------------------------
                                  HYATT CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Hyatt Center Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The
     Hyatt Center Loan represents approximately 3.8% of the Cut-Off Date Pool
     Balance. The Hyatt Center Loan was originated on November 4, 2005, and has a principal balance as of the Cut-Off Date of $162,500,000. The Hyatt
     Center Loan, which is evidenced by a pari passu note dated November 4,
     2005, is a portion of a whole loan with an original principal balance of
     $325,000,000. The other loan related to the Hyatt Center Loan is evidenced by a separate note, dated November 4, 2005 (the "Hyatt Center Pari Passu
     Loan"), with an original principal balance of $162,500,000. The Hyatt
     Center Pari Passu Loan will not be an asset of the Trust Fund. The Hyatt
     Center Pari Passu Loan and the Hyatt Center Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
     Commercial Mortgage Pass-Through Certificates, Series 2005-C22, as
     described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
     POOL--Co-Lender Loans". The Hyatt Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Hyatt Center Loan has a remaining term of 116 months and matures on
     November 11, 2015. The Hyatt Center Loan may be prepaid on or after August
     11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is FrankMon LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Center Loan. The sponsor is the Pritzker
     Family. The Pritzker Family controls over $15 billion in real estate assets, including the Hyatt Hotel chain. The Hyatt Hotel chain consists of
     211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 hotels in the United States.

o    THE PROPERTY. The Mortgaged Property is an approximately 1,472,460 square foot office building situated on approximately 1.4 acres. The Mortgaged
     Property was constructed in 2005. The Mortgaged Property is located in
     Chicago, Illinois. As of October 31, 2005, the occupancy rate for the
     Mortgaged Property securing the Hyatt Center Loan was approximately 78.9%.

     The largest tenant is Mayer, Brown, Rowe & Maw LLP ("Mayer Brown"), occupying approximately 392,534 square feet, or approximately 26.7% of the net rentable area. Mayer Brown is one of the 10 largest law firms in the world with over 1,300 attorneys located in 7 markets in the United States and 6 European cities. The Mayer Brown lease expires in June 2020. The second largest tenant is Hyatt Corporation, occupying approximately 292,227 square feet, or approximately 19.8% of the net rentable area. The Hyatt
     Corporation operates the Hyatt Hotel chain which consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 hotels in the United States. The Hyatt Corporation has multiple leases, with approximately 219,654 square feet expiring in January 2020 and 72,573 square feet expiring in June 2020. The third largest tenant is Goldman,
     Sachs & Co., occupying approximately 134,049 square feet, or approximately
     9.1% of the net rentable area. Goldman, Sachs & Co. is a global investment banking, securities and investment management firm that provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As of
     February 6, 2006, Goldman, Sachs & Co. was rated "Aa3" (Moody's), "A+"
     (S&P) and "AA-" (Fitch). The Goldman, Sachs & Co. lease expires in April
     2020.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o    MEZZANINE DEBT. A revolving mezzanine loan with a maximum credit limit up to $75,000,000 ($10,000 currently outstanding) was provided by Wachovia
     Bank, N.A. on November 4, 2005. The mezzanine loan is not an asset of the
     Trust Fund and is secured by a pledge of the equity interests in the borrower.

o    MANAGEMENT. Jones Lang LaSalle Americas (Illinois), L.P. ("Jones Lang
     LaSalle") is the property manager for the Mortgaged Property securing the
     Hyatt Center Loan. Jones Lang LaSalle is a leading global provider of integrated real estate and money management services with offices in more than 100 markets on five continents.

                                     A-8-32

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

                          [5 PHOTOS OF BELMAR OMITTED]

                                     A-8-33

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

                            [MAP FOR BELMAR OMITTED]

                                     A-8-34

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $132,319,524
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                          Mark G. Falcone, Peter A. Fair
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.760%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 359
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                       Yes
   ENVIRONMENTAL                  $496,343
   REPLACEMENT                    $500,000
   TI/LC(1)                     $2,500,000
   HOLDBACK RESERVE(2)          $7,500,000
   RENT RESERVE                   $378,884
   TI ALLOWANCE RESERVE         $1,229,441

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes
   REPLACEMENT(3)                Springing
   TI/LC(4)                      Springing

ADDITIONAL FINANCING(5)                                                     None

CUT-OFF DATE BALANCE                                                $132,319,524
CUT-OFF DATE BALANCE/SF                                                     $163
CUT-OFF DATE LTV                                                           72.3%
MATURITY DATE LTV                                                          60.9%
UW DSCR ON NCF(6)                                                          1.32x

(1)  Funds will be released to Borrower for reimbursement of tenant improvement and leasing commission expenses incurred with initial property lease-up as well as tenant turnover or lease renewals.

(2)  Borrower shall have one opportunity per quarter to apply for release of the
     Holdback Reserve in whole or in part until March 31, 2008 based upon the property's performance. Upon qualification, the first $2,500,000 shall be released into the TI/LC reserve.

(3)  Monthly deposit of $10,167 into the Replacement Reserve shall not be required so long as the Reserve balance remains above $100,000.

(4)  Monthly deposits of $44,725 into the TI/LC Reserve shall not be required so long as the Reserve balance remains above $1,000,000.

(5)  Following the release of the Holdback Reserve, subordinate mezzanine financing is permitted subject to a 1.20x DSCR, 80% LTV and receipt of an intercreditor and standstill agreement.

(6)  The debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage
     Property on a "stablized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows, pursuant to the related loan documents.

(7)  As of January 2006, the weighted average occupancy rate for the Mortgaged
     Property securing the Belmar Loan was approximately 89.4%, with an occupancy rate of approximately 89.5% for the commercial space and 89.0%
     for the multifamily space.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Lakewood, CO
PROPERTY TYPE                                                       Mixed Use --
                                                       Retail/Office/Multifamily
SIZE (SF)                                                                813,357
OCCUPANCY AS OF JANUARY 2006(7)                                            89.4%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                     $183,000,000
PROPERTY MANAGEMENT                                      Continuum Partners, LLC
UW ECONOMIC OCCUPANCY                                                      93.5%
UW REVENUES                                                         $21,314,090
UW TOTAL EXPENSES                                                    $8,484,152
UW NET OPERATING INCOME (NOI)                                       $12,829,939
UW NET CASH FLOW (NCF)                                              $12,298,856

NOTES:

                                     A-8-35

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                     PERCENT                          PERCENT
                                                     NET RENTABLE    OF NET    ACTUAL                    OF
                                      RATINGS(1)      COMMERCIAL    RENTABLE    RENT                   ACTUAL      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA      PSF     ACTUAL RENT     RENT        EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -------   ------------------

MAJOR TENANTS
   The Integer Group .........       Baa1/A-/A-         102,391       14.3%    $17.66   $ 1,807,953     15.5%         January 2016
   Dick's Sporting Goods                                                       $ 8.00       640,000      5.5       January 2020(2)
      (Galyan's) .............        NR/NR/NR           80,000       11.2     $ 7.39       470,000      4.0              May 2019
   Century Theaters, Inc. ....        NR/NR/NR           63,611        8.9     $19.00       551,494      4.7          January 2015
   Linens N Things ...........        NR/NR/NR           29,026        4.1     $14.77       427,609      3.7    Multiple Spaces(3)
   Bally Total Fitness of                                                               -----------    -----
      Colorado ...............      Caa1/CCC/NR          28,946        4.0     $12.82   $ 3,897,056     33.5%
                                                        -------      -----     $23.05     7,747,084     66.5
   TOTAL MAJOR TENANTS .......                          303,974       42.5%             -----------    -----
NON-MAJOR TENANTS ............                          336,147       47.0     $18.19   $11,644,140    100.0%
                                                        -------      -----
OCCUPIED TOTAL ...............                          640,121       89.5%
VACANT SPACE .................                           75,480       10.5
                                                        -------      -----
TOTAL ........................                          715,601      100.0%
                                                        =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Tenant has the right to terminate after the seventh lease year.

(3)  Under the terms of multiple leases, approximately 25,000 square feet expire in January 2015 and 3,946 square feet expire in October 2010.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                      CUMULATIVE
                                                             %             %           % OF        CUMULATIVE
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   OF TOTAL SF      OF SF     ACTUAL RENT    % OF ACTUAL
   YEAR        EXPIRING        EXPIRING      EXPIRING    EXPIRING*     ROLLING*      ROLLING*    RENT ROLLING*
----------   -----------   ---------------   --------   -----------   ----------   -----------   -------------

    2006           4            $10.77          5,503       0.8%          0.8%         0.5%            0.5%
    2007           1            $33.29          2,762       0.4%          1.2%         0.7%            1.2%
    2008           3            $14.91          4,181       0.6%          1.7%         0.5%            1.7%
    2009           9            $40.88         19,056       2.7%          4.4%         6.2%            7.9%
    2010           5            $21.59         18,689       2.6%          7.0%         3.2%           11.1%
    2011           6            $24.51         30,414       4.3%         11.3%         5.9%           17.1%
    2012           1            $22.50          1,888       0.3%         11.5%         0.3%           17.4%
    2013           3            $19.10          7,281       1.0%         12.5%         1.1%           18.5%
    2014          24            $24.13        113,359      15.8%         28.4%        21.8%           40.3%
    2015          17            $22.67        132,615      18.5%         46.9%        24.0%           64.3%
    2016           8            $19.13        129,187      18.1%         65.0%        19.7%           84.0%
Thereafter         6            $11.42        175,186      24.5%         89.5%        16.0%          100.0%
  Vacant           0              NA           75,480      10.5%        100.0%         0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-36

--------------------------------------------------------------------------------
                                     BELMAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                    APPROXIMATE
           NO. OF    UNIT SIZE    APPROXIMATE                   ACTUAL
UNIT MIX    UNITS       (SF)        NRA (SF)    % OF NRA         RENT
--------   ------   -----------   -----------   --------   ---------------
1 BR          50         716         35,779       36.6%             $1,019
2 BR          44         980         43,103       44.1              $1,367
3 BR          15       1,257         18,854       19.3              $1,719
             ---                     ------      -----
TOTAL        109         897         97,756      100.0%    $1,256/$1.40/SF

o    THE LOAN. The Mortgage Loan (the "Belmar Loan") is secured by a first mortgage encumbering a mixed use center located in Lakewood, Colorado. The
     Belmar Loan represents approximately 3.1% of the Cut-Off Date Pool Balance.
     The Belmar Loan was originated on February 10, 2006 and has a principal balance as of the Cut-Off Date of $132,319,524.

     The Belmar Loan has a remaining term of 119 months and matures on February
     11, 2016. The Belmar Loan may be prepaid on or after September 11, 2015 and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrowers are Theater Apt. Holdings I, LLC and Belmar
     Mainstreet Holdings I, Inc., each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Belmar Loan. The sponsors of the borrowers are Mark
     G. Falcone and Peter A. Fair. Mark Falcone is the Managing Director and
     Head of Continuum Partners. Peter Fair is a principal and is responsible for all retail development activity at Continuum. The primary focus of
     Continuum is the development of commercial properties, as well as large, complex land development opportunities. The members of the Continuum team have developed in excess of 15 million square feet of commercial and mixed-use properties over the last two decades.

o    THE PROPERTY. The Mortgaged Property is approximately 715,601 square feet of commercial space and 109 multifamily units. The commercial space includes approximately 535,111 square feet of retail space, or approximately 74.8% of the commercial net rentable area, and 180,490 square feet of office space, or approximately 25.2% of the commercial net rentable area. The Mortgaged Property is situated on approximately 23.4 acres. The
     Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Lakewood, Colorado within the Denver, Colorado metropolitan statistical area. As of January 9, 2006, the occupancy rate for the
     Mortgaged Property securing the Belmar Loan was approximately 89.5% for the commercial space and, as of January 23, 2006, was approximately 89.0% for the multifamily space.

     The largest tenant is The Integer Group ("Integer") occupying approximately
     102,391 square feet, or approximately 14.3% of the net rentable commercial area. Integer is a promotion and marketing agency. As of February 11, 2006,
     Integer was rated "A-" (S&P), "Baa1" (Moody's) and "A-" (Fitch). Integer's
     parent company is Omnicom Group (NYSE: OMC). As of February 11, 2006,
     Omnicom Group Inc. was rated "A-" (S&P), "Baa1" (Moody's) and "A-" (Fitch).
     The Integer lease expires in January 2016. The second largest tenant is
     Dick's Sporting Goods (Galyan's), occupying approximately 80,000 square foot, or approximately 11.2% of the net rentable commercial area. Dick's
     Sporting Goods (Galyan's) is a full-line sporting goods store. The Dick's
     Sporting Goods (Galyan's) lease expires in January 2020. The third largest tenant is Century Theaters, Inc. ("Century Theaters"), occupying approximately 63,611 square feet, or approximately 8.9% of the net rentable commercial area. Century Theaters is a motion picture film exhibitor operating over 1,000 theaters in the United States. The Century Theaters'
     lease expires in May 2019.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o    MANAGEMENT. Continuum Partners, LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Belmar Loan.

                                     A-8-37

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

                       [5 PHOTOS OF CLAY TERRACE OMITTED]

                                     A-8-38

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

                         [MAP FOR CLAY TERRACE OMITTED]

                                     A-8-39

--------------------------------------------------------------------------------
                                 CLAY TERRACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $115,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                      Simon Property Group & Clay Terrace
                                                                     Association
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE                                                              Yes
MORTGAGE RATE                                                             5.080%
MATURITY DATE                                                    October 1, 2015
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           115 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                    None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)             Springing

ADDITIONAL FINANCING(2)                                                     None

CUT-OFF DATE BALANCE                                                $115,000,000
CUT-OFF DATE BALANCE/SF                                                     $230
CUT-OFF DATE LTV                                                           71.4%
MATURITY DATE LTV                                                          71.4%
UW DSCR ON NCF                                                             1.69x

(1)  In the event of default or if net operating income is less than $8,100,000 on a trailing 12 month basis for 2 consecutive calendar quarters after 2nd quarter of 2006.

(2)  Future unsecured debt is permitted in the form of trade payables less than or equal to 5% of the original principal balance.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Carmel, IN
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                499,029
OCCUPANCY AS OF DECEMBER 14, 2005                                          86.0%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                     $161,000,000
PROPERTY MANAGEMENT                             Simon Management Associates, LLC
UW ECONOMIC OCCUPANCY                                                      88.5%
UW REVENUES                                                          $13,742,292
UW TOTAL EXPENSES                                                     $3,413,747
UW NET OPERATING INCOME (NOI)                                        $10,328,545
UW NET CASH FLOW (NCF)                                                $9,995,115

NOTES:

                                     A-8-40

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                  RATINGS*       NET      % OF NET   ACTUAL                  % OF
                                  MOODY'S/     RENTABLE   RENTABLE    RENT                  ACTUAL    DATE OF LEASE
TENANT                            S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   ----------   ---------   --------   ------   -----------   ------   --------------

MAJOR TENANTS
   Dick's Sporting Goods .....    NR/NR/NR      66,000      13.2%    $12.75    $  841,500     8.9%     January 2020
   Circuit City ..............    NR/NR/NR      34,548       6.9     $14.85       513,038     5.4      January 2020
   DSW Shoe Warehouse ........    NR/NR/NR      31,300       6.3     $17.42       545,399     5.8      January 2015
   Wild Oats .................   NR/CCC+/NR     30,127       6.0     $13.95       420,272     4.4      January 2020
   Pier 1 Imports ............    Ba3/B/NR      15,374       3.1     $19.00       292,106     3.1    September 2014
                                               -------     -----               ----------   -----
   TOTAL MAJOR TENANTS .......                 177,349      35.5%    $14.73    $2,612,314    27.6%
NON-MAJOR TENANTS ............                 251,617      50.4     $27.19     6,841,257    72.4
                                               -------     -----               ----------   -----
OCCUPIED TOTAL ...............                 428,966      86.0%    $22.04    $9,453,572   100.0%
VACANT SPACE .................                  70,063      14.0
                                               -------     -----
TOTAL ........................                 499,029     100.0%
                                               =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                              CUMULATIVE %                       CUMULATIVE %
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF       OF SF      % OF ACTUAL RENT     OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*       ROLLING*         ROLLING*       RENT ROLLING*
----------   -----------   --------   --------   -------------   ------------   ----------------   -------------

   2006            0        $ 0.00           0        0.0%            0.0%             0.0%              0.0%
   2007            0        $ 0.00           0        0.0%            0.0%             0.0%              0.0%
   2008            0        $ 0.00           0        0.0%            0.0%             0.0%              0.0%
   2009            2        $41.81       2,042        0.4%            0.4%             0.9%              0.9%
   2010            6        $27.93      14,431        2.9%            3.3%             4.3%              5.2%
   2011            1        $34.00       5,301        1.1%            4.4%             1.9%              7.1%
   2012            4        $29.84      13,025        2.6%            7.0%             4.1%             11.2%
   2013            0        $ 0.00           0        0.0%            7.0%             0.0%             11.2%
   2014           14        $27.28      65,664       13.2%           20.1%            18.9%             30.1%
   2015           34        $24.43     175,948       35.3%           55.4%            45.5%             75.6%
   2016            2        $31.27       8,062        1.6%           57.0%             2.7%             78.3%
Thereafter         4        $14.22     144,493       29.0%           86.0%            21.7%            100.0%
  Vacant           0            NA      70,063       14.0%          100.0%             0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-41

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Clay Terrace Loan") is secured by a first mortgage encumbering an anchored retail center located in Carmel, Indiana.
     The Clay Terrace Loan represents approximately 2.7% of the Cut-Off Date
     Pool Balance. The Clay Terrace Loan was originated on October 3, 2005 and has a principal balance as of the Cut-Off Date of $115,000,000. The Clay
     Terrace Loan provides for interest-only payments for its entire term.

     The Clay Terrace Loan has a remaining term of 115 months and matures on
     October 1, 2015. The Clay Terrace Loan may be prepaid on or after January
     1, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Clay Terrace Partners, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Clay Terrace Loan. The sponsors of the borrower are Simon Property Group, L.P. and Clay Terrace Associates,
     LLC (an affiliate of Lauth Property Group). Simon Property Group, Inc.,
     headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate, primarily regional malls, premium outlet centers and community/lifestyle centers. Through its subsidiary partnership, it currently owns or has an interest in 296 properties in the United States containing an aggregate of
     202 million square feet of gross leasable area in 40 states plus Puerto
     Rico. Lauth Property Group is engaged in the development, construction, acquisition, management and ownership of commercial real estate throughout the United States. Lauth Property Group has completed projects totaling nearly $2 billion.

o    THE PROPERTY. The Mortgaged Property is an approximately 499,029 square foot anchored retail center situated on approximately 51.3 acres. The
     Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Carmel, Indiana, within the Indianapolis, Indiana metropolitan statistical area. As of December 14, 2005, the occupancy rate for the
     Mortgaged Property securing the Clay Terrace Loan was approximately 86.0%.

     The largest tenant is Dick's Sporting Goods ("Dick's") occupying approximately 66,000 square feet, or approximately 13.2% of the net rentable area. Dick's operates full-line sporting goods stores in 27 states in the East and Midwest. The Dick's lease expires in January 2020. The second largest tenant is Circuit City ("Circuit City"), occupying approximately 34,548 square feet, or approximately 6.9% of the net rentable area. Circuit City Stores, Inc. engages in retailing brand name consumer electronics, personal computers and entertainment software. Circuit City operates 607 retail stores throughout the United States. The Circuit City lease expires in January 2020. The third largest tenant is DSW Shoe
     Warehouse ("DSW"), occupying approximately 31,300 square feet, or approximately 6.3% of the net rentable area. DSW operates nearly 150 self-service shoe stores around the US. It also supplies footwear for the shoe departments of Filene's Basement, Value City and Stein Mart. The DSW
     lease expires in January 2015.

o    PARTIAL RELEASE. Borrower may release of air-rights above the mortgaged property subject to lender's approval, adequate security being posted and satisfactory review of other required agreements (condo docs, easements, etc).

     Additionally, provided no Event of Default occurs, the Borrower may without the consent of the Lender: i) make transfers of immaterial or non-income producing portions of the property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Property for dedication or public use ii) make transfers of non-income producing portions of the property (by sale, ground lease, sublease or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the property iii) dedicate portions of the property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it shall be a condition to any of the transfers in (ii) and (iii) above that no transfer, conveyance or other encumbrance shall materially impair the utility or operation of the property and no transfer, conveyance or other encumbrance shall materially adversely affect the vale of the property, taken as a whole.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

                                     A-8-42

--------------------------------------------------------------------------------
                                  CLAY TERRACE
--------------------------------------------------------------------------------

o    MANAGEMENT. Simon Management Associates, LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Clay
     Terrace Loan. Simon Management Associates, LLC is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income producing, retail properties, primarily regional malls, premium outlet centers and community shopping centers. They currently own or have an interest in 296 properties containing an aggregate of 202 million square feet of gross leaseable area in 40 states plus Puerto Rico.

                                     A-8-43

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

       [5 PHOTOS OF THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO OMITTED]

                                     A-8-44

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

         [MAP FOR THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO OMITTED]

                                     A-8-45

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $73,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  The Procaccianti Group/
                                                                   CMS Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.920%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60

ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          119 / 300
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX/INSURANCE                       Yes
   PIP(1)                       $4,750,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes
   FF&E                            $93,021

ADDITIONAL FINANCING(2)                                                     None

CUT-OFF DATE BALANCE                                                 $73,500,000
CUT-OFF DATE BALANCE/ROOM                                               $200,820
CUT-OFF DATE LTV                                                           73.5%
MATURITY DATE LTV                                                          66.4%
UW DSCR ON NCF                                                             1.30x

(1)  An escrow of $4,750,000 was funded at closing, with the funds representing a portion of the borrower's allocated share of a $9,600,000 planned
     Property Improvement Plan ("PIP"), $2,500,000 of the PIP is to be funded by the InterContinental Franchise while $7,100,000 is the borrower's responsibility. Per the terms of the new franchise agreement to operate the hotel as an InterContinental, the borrower is required to complete these renovations no later than January 30, 2007.

(2)  Future unsecured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Kansas City, MO
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 366
OCCUPANCY AS OF DECEMBER 31, 2005*                                         72.6%
YEAR BUILT / YEAR RENOVATED                                            1972 / NA
APPRAISED VALUE                                                     $100,000,000
PROPERTY MANAGEMENT                                        TPG Hospitality, Inc.
UW ECONOMIC OCCUPANCY                                                      72.0%
UW REVENUES                                                          $27,906,163
UW TOTAL EXPENSES                                                    $19,463,585
UW NET OPERATING INCOME (NOI)                                         $8,442,578
UW NET CASH FLOW (NCF)                                                $7,326,331

*    Based on the trailing 12-month period ending December 31, 2005.

NOTES:

                                     A-8-46

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

GUESTROOM MIX                    NO. OF ROOMS
------------------------------   ------------
King / Double ................        346
Suites .......................         20
                                      ---
TOTAL ........................        366
                                      ===

BALLROOM/MEETING SPACES          SEATING
------------------------------   -------
Main Ballroom ................      800
Pavilion .....................      120
Plaza Room ...................       36
Rooftop Ballroom .............      220
Rooftop Bar ..................       70
Guest Room Conference
   Suites ....................       20
                                  -----
TOTAL ........................    1,266
                                  =====

FOOD AND BEVERAGE                SEATING
------------------------------   -------
The Oak Room Restaurant ......      85
The Oak Bar ..................      55
                                   ---
TOTAL ........................     140
                                   ===

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------

YEAR .........................                  2005
LATEST PERIOD ................   T-12 Ending 12/2005
OCCUPANCY ....................                  72.6%
ADR ..........................               $163.79
REVPAR .......................               $118.92
UW OCCUPANCY .................                  72.0%
UW ADR .......................               $165.00
UW REVPAR ....................               $118.80

                                     A-8-47

--------------------------------------------------------------------------------
                  THE INTERCONTINENTAL HOTEL -- KANSAS CITY, MO
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan ("The InterContinental Hotel -- Kansas City, MO
     Loan") is secured by a first mortgage encumbering a full-service luxury hotel, The InterContinental Hotel, located in Kansas City, Missouri. The
     InterContinental Hotel -- Kansas City, MO Loan represents approximately
     1.7% of the Cut-Off Date Pool Balance. The InterContinental Hotel -- Kansas
     City, MO Loan was originated on January 12, 2006, and has a principal balance as of the Cut-Off Date of $73,500,000. The InterContinental Hotel
     -- Kansas City, MO Loan provides for interest-only payments for the first
     60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The InterContinental Hotel -- Kansas City, MO Loan has a remaining term of
     119 months and matures on February 11, 2016. The InterContinental Hotel --
     Kansas City, MO Loan may be prepaid on or after December 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is PMO II, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The InterContinental Hotel -- Kansas City, MO Loan.
     The sponsors of the borrower are The Procaccianti Group ("TPG") and CMS
     Companies ("CMS"). TPG is a privately held real estate investment company that focuses on a value-added investment style with respect to real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 6,400 rooms in over 40 markets. TPG's equity partner is CMS, an investment manager in non-traditional asset classes, including real estate, which invests on behalf of successful entrepreneurs with expertise in the asset classes in which CMS invests. CMS sponsored partnerships have been investing in real estate since 1981.

o    THE PROPERTY. The Mortgaged Property is a full-service luxury hotel containing 366 rooms and up to 13 function rooms providing over 29,000 square feet of meeting and open function space. The Mortgaged Property contains an 800-seat main ballroom, a 220-seat rooftop ballroom, a full-service restaurant and bar, a fitness center including three spa treatment rooms and a 600-space parking garage. As of December 31, 2005, the trailing 12-month occupancy rate for the Mortgaged Property securing
     The InterContinental Hotel -- Kansas City, MO Loan was 72.6%.

     The Mortgaged Property was re-flagged as an InterContinental Hotel upon acquisition, and is currently undergoing a $9.6 million Property
     Improvement Plan ("PIP") to the InterContinental franchise standards. The
     PIP is to be completed by January 30, 2007 and improvements include: full signage replacement throughout the Mortgaged Property; exterior parking repairs including surface restorations and power washing; technology upgrades; meeting room upgrades; business center upgrades; replacement of all case goods in guestrooms; guest room baths renovations; and cosmetic upgrades to lobby, restaurant, bar and common areas.

o    LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

o    MANAGEMENT. TPG Hospitality, Inc. an affiliate of the sponsor, is the property manager for the Mortgaged Property securing The InterContinental
     Hotel -- Kansas City, MO Loan.

                                     A-8-48

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

                [4 PHOTOS OF BRITANNIA BUSINESS CENTER I OMITTED]

                                     A-8-49

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

                  [MAP FOR BRITANNIA BUSINESS CENTER I OMITTED]

                                     A-8-50

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.320%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                   Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                  $5,622
   TI/LC(2)                     $8,333

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $60,000,000
CUT-OFF DATE BALANCE/SF                                                     $202
CUT-OFF DATE LTV                                                           73.6%
MATURITY DATE LTV                                                          68.2%
UW DSCR ON NCF                                                             1.22x

(1)  Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio is less than 1.15x.

(2)  The borrower will escrow $8,333 monthly in 2006, $18,750 monthly from
     2007-2010, and $16,667 monthly in 2011, with the aggregate TI/LC reserve capped at $1,200,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Pleasanton, CA
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                296,537
OCCUPANCY AS OF AUGUST 15, 2005                                           100.0%
YEAR BUILT / YEAR RENOVATED                                            1997 / NA
APPRAISED VALUE                                                      $81,500,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $7,106,149
UW TOTAL EXPENSES                                                     $1,862,071
UW NET OPERATING INCOME (NOI)                                         $5,244,079
UW NET CASH FLOW (NCF)                                                $4,905,791

                                     A-8-51

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                     RATINGS(1)      NET RENTABLE   RENTABLE    RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   ADP (ProBusiness Svc.)
      (2) ....................       Aaa/AAA/NR         205,832        69.4%   $19.69    $4,052,778       71.9%        April 2015
   Robert Half International                                                   $18.96     1,071,335       19.0          June 2010
      (3) ....................        NR/NR/NR           56,505        19.1    $15.00       292,680        5.2      December 2008
   Individual Software(4) ....        NR/NR/NR           19,512         6.6    $15.00       220,320        3.9      December 2014
   North American Title ......     Baa2/BBB+/BBB         14,688         5.0              ----------      -----
                                                        -------       -----    $19.01    $5,637,113      100.0%
   TOTAL MAJOR TENANTS .......                          296,537       100.0%   $ 0.00             0        0.0
NON-MAJOR TENANTS ............                                0         0.0              ----------      -----
                                                        -------       -----    $19.01    $5,637,113      100.0%
OCCUPIED COLLATERAL TOTAL ....                          296,537       100.0%
VACANT SPACE .................                                0         0.0
                                                        -------       -----
PROPERTY TOTAL ...............                          296,537       100.0%
                                                        =======       =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  ADP is not in occupancy of approximately 76,510 square feet (all of the
     4155 Hopyard Road building). While actively marketing this space for sublease, ADP remains in occupancy and fully utilizing the balance of their leased premises. ADP pays rent and common area maintenance associated with the unoccupied building space.

(3)  Robert Half International has a right of first refusal to lease property that is not part of the Mortgaged Property. If Robert Half International relocates to such space, it can terminate its current lease at the
     Mortgaged Property without penalty with at least 6 months prior written notice.

(4)  Individual Software Inc. has an early termination right in connection with its lease that provides it the right to terminate the lease effective
     December 31, 2006, which right must be exercised by March 31, 2006 and must be accompanied by a payment to the mortgagee of $140,000 plus 40% of the original balance of amortized tenant improvement costs.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                         CUMULATIVE
                            WA BASE              % OF TOTAL   CUMULATIVE   % OF ACTUAL   % OF ACTUAL
             # OF LEASES    RENT/SF   TOTAL SF       SF         % OF SF        RENT          RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING*    ROLLING*      ROLLING*      ROLLING*
----------   -----------   --------   --------   ----------   ----------   -----------   -----------

   2006           0         $ 0.00           0       0.0%         0.0%         0.0%          0.0%
   2007           0         $ 0.00           0       0.0%         0.0%         0.0%          0.0%
   2008           1         $15.00      19,512       6.6%         6.6%         5.2%          5.2%
   2009           0         $ 0.00           0       0.0%         6.6%         0.0%          5.2%
   2010           1         $18.96      56,505      19.1%        25.6%        19.0%         24.2%
   2011           0         $ 0.00           0       0.0%        25.6%         0.0%         24.2%
   2012           0         $ 0.00           0       0.0%        25.6%         0.0%         24.2%
   2013           0         $ 0.00           0       0.0%        25.6%         0.0%         24.2%
   2014           1         $15.00      14,688       5.0%        30.6%         3.9%         28.1%
   2015           2         $19.69     205,832      69.4%       100.0%        71.9%        100.0%
   2016           0         $ 0.00           0       0.0%       100.0%         0.0%        100.0%
Thereafter        0         $ 0.00           0       0.0%       100.0%         0.0%        100.0%
  Vacant          0           NA             0       0.0%       100.0%         0.0%        100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-52

--------------------------------------------------------------------------------
                           BRITANNIA BUSINESS CENTER I
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Britannia Business Center I Loan") is
     secured by a first mortgage encumbering an office building located in
     Pleasanton, California. The Britannia Business Center I Loan represents approximately 1.4% of the Cut-Off Date Pool Balance. The Britannia Business
     Center I Loan was originated on October 14, 2005, and has a principal balance as of the Cut-Off Date of $60,000,000. The Britannia Business
     Center I Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Britannia Business Center I Loan has a remaining term of 116 months and matures on November 11, 2015. The Britannia Business Center I Loan may be
     prepaid on or after September 11, 2015, and permits defeasance with United
     States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrowers consist of eight tenant-in-common special purpose entities. Legal counsel to each borrower delivered a non-consolidation opinion in connection with the origination of the
     Britannia Business Center I Loan. The sponsor of the borrowers is Triple
     Net Properties, LLC ("Triple Net"). Triple Net is a nationally active syndicator of tenant-in-common real estate investment structures. Triple
     Net currently has approximately 21,845 investors who own 119 properties with a market value in excess of $2.9 billion in 21 states. Triple Net is currently under investigation by the Securities and Exchange Commission regarding disclosure in securities offerings and exemptions from registration requirements. See "RISK FACTORS--The Mortgage
     Loans--Litigation May Have Adverse Effects on Borrowers" in the Prospectus
     Supplement.

o    THE PROPERTY. The Mortgaged Property is an approximately 296,537 square foot office building situated on approximately 19.3 acres. The Mortgaged
     Property was constructed in 1997. The Mortgaged Property is located in
     Pleasanton, California, within the San Francisco-Oakland-Fremont,
     California metropolitan statistical area. As of August 15, 2005, the occupancy rate for the Mortgaged Property securing the Britannia Business
     Center I Loan was approximately 100.0%.

     The largest tenant is Automatic Data Processing Inc. (ProBusiness Svc.)
     ("ADP") leasing approximately 205,832 square feet, or approximately 69.4%
     of the net rentable area. ADP provides computerized transaction processing, data communication, and information services worldwide. As of February 17,
     2006, ADP was rated "AAA" (S&P) and "Aaa" by Moody's. The ADP lease expires in April 2015. The second largest tenant is Robert Half International
     ("RHI") occupying approximately 56,505 square feet, or approximately 19.1%
     of the net rentable area. RHI provides specialized staffing and risk consulting services through its divisions of Accountemps, Robert Half
     Finance and Accounting, Robert Half Legal, OfficeTeam (general administrative), Robert Half Technology (information technology), Robert
     Half Management Resources (senior level professionals) and The Creative
     Group (advertising, marketing, and Web design). The RHI lease expires in
     June 2010. The third largest tenant is Individual Software ("Individual
     Software"), occupying approximately 19,512 square feet, or approximately
     6.6% of the net rentable area. Individual Software is a publisher and developer of education, business and personal productivity software for consumers, schools, corporations and government agencies. The Individual
     Software lease expires in December 2008.

o    LOCKBOX ACCOUNT. At any time during the term of the Britannia Business
     Center I Loan, (i) upon the occurrence of an event of default under the
     Britannia Business Center I documents or (ii) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. Triple Net Properties Realty, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the
     Britannia Business Center I Loan.

                                     A-8-53

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

                      [5 PHOTOS OF MARRIOTT -- IRVING, TX]

                                     A-8-54

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

                    [MAP FOR MARRIOTT -- IRVING, TX OMITTED]

                                     A-8-55

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $59,864,449
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.730%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                    Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                    Yes
   REPLACEMENT*                 $56,193
   SEASONALITY RESERVE           $5,497

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $59,864,449
CUT-OFF DATE BALANCE/ROOM                                               $164,463
CUT-OFF DATE LTV                                                           72.4%
MATURITY DATE LTV                                                          61.0%
UW DSCR ON NCF                                                             1.47x

*    During the first year, $56,193 will be escrowed monthly. For each year thereafter, 4% of monthly revenue is required to be escrowed.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Irving, TX
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 364
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        59.4%
YEAR BUILT / YEAR RENOVATED                                            1999 / NA
APPRAISED VALUE                                                      $82,700,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      58.5%
UW REVENUES                                                          $16,857,966
UW TOTAL EXPENSES                                                    $10,003,210
UW NET OPERATING INCOME (NOI)                                         $6,854,756
UW NET CASH FLOW (NCF)                                                $6,180,437

*    Based on the trailing 9-month period ending September 30, 2005.

NOTES:

                                     A-8-56

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

GUESTROOM MIX                    NO. OF ROOMS
------------------------------   ------------
KING / DOUBLE ................        361
SUITES .......................          3
                                      ---
   TOTAL .....................        364
                                      ===

CASINO/BALLROOM/SPA SPACES       SQUARE FEET
------------------------------   -----------
MEETING ROOMS (12) ...........      24,000
BALLROOM (1) .................      19,000
RETAIL (1) ...................         150
                                    ------
   TOTAL .....................      43,150
                                    ======

FOOD AND BEVERAGE                SEATING
------------------------------   -------
RESTAURANT ...................    5,000
                                  -----
   TOTAL .....................    5,000
                                  =====
OTHER AMENITIES
-----------------------
INDOOR POOL AND JACUZZI
LAUNDRY ROOM
BUSINESS CENTER
FITNESS CENTER
LOUNGE BAR

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------

YEAR .........................         2004 - 2005
LATEST PERIOD ................   T12 Ending 9/2005
OCCUPANCY ....................               59.4%
ADR ..........................             $139.42
REVPAR .......................              $80.14
UW OCCUPANCY .................               58.5%
UW ADR .......................             $142.14
UW REVPAR ....................              $83.15

                                     A-8-57

--------------------------------------------------------------------------------
                             MARRIOTT -- IRVING, TX
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Marriott -- Irving, TX Loan") is secured by a first mortgage encumbering a full-service hotel, The Dallas Marriott
     Las Colinas, located in Irving, Texas. The Marriott -- Irving, TX Loan represents approximately 1.4% of the Cut-Off Date Pool Balance. The
     Marriott -- Irving, TX Loan was originated on December 27, 2005, and has a principal balance as of the Cut-Off Date of $59,864,449.

     The Marriott -- Irving, TX Loan has a remaining term of 118 months and matures on January 11, 2016. The Marriott -- Irving, TX Loan may be prepaid on or after November 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Columbia Properties Dallas, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott -- Irving, TX
     Loan. The sponsor of the borrower is Columbia Sussex Corporation ("Columbia
     Sussex"). Columbia Sussex and its affiliates own and operate 90 hotels
     (26,000 rooms), resorts and casinos in 30 states and overseas.

o    THE PROPERTY. The Mortgaged Property is a full-service hotel, containing
     364 rooms, 12 meeting rooms containing approximately 24,000 square feet of meeting and open function space, as well as a restaurant, business center, indoor pool and fitness center. As of the trailing nine month period ending
     September 30, 2005, the occupancy rate for the Mortgaged Property securing the Marriott -- Irving, TX Loan was 59.4%.

o    LOCKBOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

o    MANAGEMENT. Columbia Sussex, the sponsor, is the property manager for the
     Mortgaged Property securing the Marriott -- Irving, TX Loan.

                                     A-8-58

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

              [7 PHOTOS OF DOUBLETREE HOTEL -- CHICAGO, IL OMITTED]

                                     A-8-59

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

                [MAP FOR DOUBLETREE HOTEL -- CHICAGO, IL OMITTED]

                                     A-8-60

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $54,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  The Procaccianti Group/
                                                                   CMS Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          115 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                           Yes
   PIP(1)                           $9,585,406

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                           Yes
   FF&E (2)                                Yes

ADDITIONAL FINANCING(3)(4)      Mezzanine Debt                       $11,748,954

CUT-OFF DATE BALANCE                                                 $54,000,000
CUT-OFF DATE BALANCE/ROOM                                               $156,522
CUT-OFF DATE LTV                                                           67.2%
MATURITY DATE LTV                                                          63.3%
UW DSCR ON NCF                                                             1.44x

(1)  A property improvement plan ("PIP"), with a budgeted amount of $12,585,406, is currently being undertaken at the Mortgage Property in order to re-flag the hotel as a Hilton Suites. The PIP includes upgrades to the exterior, guestrooms, common areas, building systems, the food and beverage and recreational facilities, as well as the meeting and banquet areas. These improvements are intended to reflect the standards of the Hilton Suites and affirm the Mortgaged Property's position in the market. The first
     $3,000,000 of the PIP will be provided by Hilton, with the remaining
     $9,585,406 to be funded by the borrower. Upon the repayment of the
     Mezzanine Loan, with a maturity date of April 1, 2006, the portion of the
     PIP being funded by the borrower, in the amount of $9,585,406, will be escrowed and held by the Servicer.

(2)  Wachovia is escrowing 2% of monthly revenue for the FF&E reserve for the first year, 3% of monthly revenue for the second year, and 4% of monthly revenue thereafter are required to be escrowed.

(3)  The mezzanine loan is secured by an interest in an affiliate of the borrower of the Doubletree Hotel -- Chicago, IL Loan, as well as four other borrowing entities, and totals $97,000,000 with $54,822,490 currently outstanding. The mezzanine loan was provided by Wachovia Bank, N.A., carries an interest rate of 30-day LIBOR + 6.05% and matures on April 1,
     2006. The allocated mezzanine loan for the Doubletree Hotel -- Chicago, IL
     Loan totals approximately $21,334,360, with $11,748,954 currently outstanding, and $9,585,406 (equal to the borrower's portion of the PIP)
     remaining to be funded.

(4)  Future unsecured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 345
OCCUPANCY AS OF NOVEMBER 30, 2005*                                         76.4%
YEAR BUILT / YEAR RENOVATED                                            1990 / NA
APPRAISED VALUE                                                      $80,350,000
PROPERTY MANAGEMENT                                           Lenox Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                      80.0%
UW REVENUES                                                          $24,365,479
UW TOTAL EXPENSES                                                    $17,652,212
UW NET OPERATING INCOME (NOI)                                         $6,713,267
UW NET CASH FLOW (NCF)                                                $5,738,648

*    Based on trailing 12-month period ending November 30, 2005.

                                     A-8-61

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                                 NO. OF
GUESTROOM MIX                     ROOMS
------------------------------   ------
KING .........................     141
DOUBLE .......................     200
SUITES .......................       4
                                   ---
   TOTAL .....................     345
                                   ===

                                 SQUARE
BALLROOM/SPA SPACES               FEET
------------------------------   ------
LAKESHORE BALLROOM ...........    2,910
WHEATON ......................    1,640
LINCOLN PARK .................    1,640
LAKESHORE A ..................      931
LAKESHORE BALLROOM ...........      972
LAKESHORE C ..................      931
STREETERVILLE ................      640
RIVER NORTH ..................      495
OLD TOWNE ....................      344
NEW TOWN .....................      393
                                 ------
   TOTAL .....................   10,896
                                 ======

FOOD AND BEVERAGE                SEATING
------------------------------   -------
MRS. PARKS RESTAURANT ........     120
FULL SERVICE RESTAURANT USED
   FOR BANQUETS ..............     150
COFFEE SHOP ..................      16
BAR ..........................      16
                                   ---
   TOTAL .....................     302
                                   ===

OTHER AMENITIES
---------------
INDOOR POOL
HEALTH CLUB/SPA
BUSINESS CENTER

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------

YEAR .........................                                       2004 - 2005
LATEST PERIOD ................                               T-12 Ending 11/2005
OCCUPANCY ....................                                             76.5%
ADR ..........................                                           $157.30
REVPAR .......................                                           $120.34
UW OCCUPANCY .................                                             80.0%
UW ADR .......................                                           $173.62
UW REVPAR ....................                                           $138.90

                                     A-8-62

--------------------------------------------------------------------------------
                         DOUBLETREE HOTEL -- CHICAGO, IL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Doubletree Hotel -- Chicago, IL Loan") is
     secured by a first mortgage encumbering a full service hotel located in
     Chicago, Illinois. The Doubletree Hotel -- Chicago, IL Loan represents approximately 1.3% of the Cut-Off Date Pool Balance. The Doubletree Hotel
     -- Chicago, IL Loan was originated on October 5, 2005 and has a principal balance as of the Cut-Off Date of $54,000,000. The Doubletree Hotel --
     Chicago, IL Loan provides for interest-only payments for the first 84 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Doubletree Hotel -- Chicago, IL Loan has a remaining term of 115 months and matures on October 11, 2015. The Doubletree Hotel -- Chicago, IL Loan
     may be prepaid on or after August 11, 2015, and permits defeasance with
     United States government obligations beginning two years after the Closing
     Date.

o    THE BORROWER. The borrower is PIL II, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidated opinion in connection with the origination of the Doubletree Hotel -- Chicago, IL Loan. The sponsors of the borrower are The Procaccianti Group ("TPG") and CMS
     Companies ("CMS"). TPG is a privately held real estate investment company that focuses on a value-added investment style that creates value with real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 6,400 rooms in over 40 markets. TPG's equity partner is CMS, an investment manager in non-traditional asset classes, which invests on behalf of entrepreneurs, with expertise in the asset classes in which CMS invests. CMS sponsored partnerships have been investing in real estate since 1981.

o    THE PROPERTY. The Mortgaged Property is a full-service hotel containing 345 rooms. The Mortgaged Property amenities include an indoor swimming pool, spa, exercise facility, two restaurants, bakery/cafe, common dining facility room, business center, conference area and a lounge. Guestroom amenities at the Mortgaged Property include high speed internet access, two line telephones with voice mail and data port, wet bar, refreshment center, sleeper sofa and two color televisions. Based on the trailing 12-month period through November 30, 2005, the occupancy rate for the Mortgaged
     Property securing the Doubletree Hotel -- Chicago, IL Loan was approximately 76.4%.

     The Mortgaged Property is currently operated as a Doubletree Suites;
     however, upon completion of a Property Improvement Plan ("PIP"), with a budget of approximately $12,585,406, the borrower will enter into a new 20 year franchise agreement with Hilton to operate the property as a Hilton
     Suites. The proposed PIP budget includes upgrades to the building exterior, guestrooms, systems, food and beverage, recreational facilities, meeting and banquet areas and common areas. The improvements are intended to reflect the standards of the Hilton Suites and affirm the Mortgaged
     Property's position in the market.

o    LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o    MEZZANINE DEBT. Upon the closing of the Doubletree Hotel -- Chicago,IL
     Loan, Wachovia Bank, N.A. provided a mezzanine loan to an affiliate of the borrower of the Doubletree Hotel -- Chicago, IL Loan, as well as four other borrowing entities. The mezzanine loan provided for a total of $97,000,000 of debt with $54,822,490 currently outstanding and $42,177,510 remaining to be funded. The mezzanine loan is held by Wachovia Bank, N.A. and matures on
     April 1, 2006. Interest accrues on the mezzanine loan at a rate of 30-day
     LIBOR plus 6.05%. The portion of the allocated mezzanine loan for the
     Doubletree Hotel -- Chicago, IL Loan totals approximately $21,334,360, with
     $11,748,954 currently outstanding and $9,585,406 remaining to be funded.

o    MANAGEMENT. Lenox Hotels, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Doubletree Hotel
     -- Chicago, IL Loan.

                                     A-8-63

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $53,874,970
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    David W. Lichtenstein
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.580%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                       Yes
   ENGINEERING                    $193,810
   OUTSTANDING TI/LC(2)           $462,000
   CAPEX RESERVE(3)             $1,895,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes
   REPLACEMENT                      $6,445
   TI/LC                           $42,097

ADDITIONAL FINANCING(4)                                                     None

CUT-OFF DATE BALANCE                                                 $53,874,970
CUT-OFF DATE BALANCE/SF                                                      $80
CUT-OFF DATE LTV                                                           79.8%
MATURITY DATE LTV                                                          67.0%
UW DSCR ON NCF                                                             1.45x

(1)  The Mortgage Loan allows for partial defeasance in an amount equal to 125%
     of the allocated loan amount ($13,600,000) in the case that the Fremont property is released. The DSCR on the remaining properties must be equal to the greater of the DSCR at closing and the DSCR immediately prior to release and subect to a maximum LTV for the remaining properties that must be equal to the lesser of 80.0% and the LTV immediately prior to release.

(2)  Landlord TI allowance at the Oshkosh Mortgaged Property for Old Navy --
     $432,000 (14,400 SF @ $30/SF) and Pendleton -- $30,000 (6,000 SF @ $5/SF).

(3)  Reserve specifically for Old Navy tenant space at the Oshkosh Mortgaged
     Property.

(4)  Future mezzanine debt is permitted, subject to a maximum LTV of 88.0% and a minimum DSCR of 1.15X, with mortgagee consent required.

                        [1 PHOTO OF HORIZON POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                                 Various
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                                673,547
OCCUPANCY AS OF NOVEMBER 15, 2005                                          82.9%
YEAR BUILT / YEAR RENOVATED                                            1989 / NA
APPRAISED VALUE                                                      $67,500,000
PROPERTY MANAGEMENT                                           Prime Retail, L.P.
UW ECONOMIC OCCUPANCY                                                      82.6%
UW REVENUES                                                           $9,531,295
UW TOTAL EXPENSES                                                     $3,768,423
UW NET OPERATING INCOME (NOI)                                         $5,762,872
UW NET CASH FLOW (NCF)                                                $5,388,398

NOTES:

                                     A-8-64

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              HORIZON POOL SUMMARY
--------------------------------------------------------------------------------

                                                                   PARTIAL
                                   ALLOCATED                     DEFEASANCE
                                 CUT-OFF DATE                      RELEASE    YEAR BUILT /    SQUARE
PROPERTY NAME                       BALANCE        LOCATION       PRICE(1)      RENOVATED    FOOTAGE
------------------------------   ------------   --------------   ----------   ------------   -------

Prime Outlets at Burlington ..   $20,352,766    Burlington, WA      None         1989/NA     174,055
Prime Outlets at Oshkosh .....    19,953,692    Oshkosh, WI         None         1989/NA     270,567
Prime Outlets at Fremont .....    13,568,511    Fremont, IN         125%         1989/NA     228,925
                                 -----------                                                 -------
                                 $53,874,970                                                 673,547
                                 ===========                                                 =======

                                 CUT-OFF DATE                              UNDERWRITTEN                  APPRAISED
                                  BALANCE PER                      UW           NET         APPRAISED      VALUE
PROPERTY NAME                     SQUARE FOOT   OCCUPANCY(2)   OCCUPANCY     CASH FLOW        VALUE       PER SF
------------------------------   ------------   ------------   ---------   ------------   ------------   ---------

Prime Outlets at Burlington ..       $117           82.4%         80.5%     $1,805,594     $25,500,000     $147
Prime Outlets at Oshkosh .....       $ 74           91.6%         85.4%      1,965,718      25,000,000     $ 92
Prime Outlets at Fremont .....       $ 59           73.1%         81.4%      1,617,086      17,000,000     $ 74
                                                                            ----------    ------------
                                     $ 80           82.9%         82.6%     $5,388,398     $67,500,000     $100
                                                                            ==========    ============

(1)  Subject to certain conditions as specified in the Mortgage Loan documents.

(2)  Occupancy date as of November 15, 2005 for all Mortgaged Properties.

                                     A-8-65

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET
                                      RATINGS*       NET RENTABLE   RENTABLE   ACTUAL RENT                     % OF
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA         PSF       ACTUAL RENT   ACTUAL RENT
------------------------------   -----------------   ------------   --------   -----------   -----------   -----------

MAJOR TENANTS
   Gap Outlet ................     Baa3/BBB-/BBB-        31,354         4.7%      $11.79      $  369,810        6.1%
   VF Outlet .................        A3/A-/NR           27,402         4.1       $ 2.09          57,179        0.9
   Dress Barn ................        NR/NR/NR           23,040         3.4       $10.58         243,791        4.0
   Bass Company Store ........       B1/BB/BB+           22,355         3.3       $ 8.15         182,156        3.0
   Liz Claiborne .............      Baa2/BBB/NR          19,940         3.0       $10.00         199,460        3.3
   Tommy Hilfiger ............       Ba2/BB-/NR          17,000         2.5       $22.12         376,000        6.2
   Casual Corner .............        NR/NR/NR           15,950         2.4       $ 9.34         149,003        2.5
   Polo Ralph Lauren .........      Baa2/BBB/NR          15,942         2.4       $ 9.20         146,653        2.4
   Eddie Bauer ...............        NR/B+/NR           15,000         2.2       $15.80         237,000        3.9
   Old Navy ..................     Baa3/BBB-/BBB-        14,400         2.1       $ 5.15          74,214        1.2
                                                        -------       -----                   ----------      -----
   TOTAL MAJOR TENANTS .......                          202,383        30.0%      $10.06      $2,035,266       33.7%
NON-MAJOR TENANTS ............                          356,279        52.9       $11.22       3,999,210       66.3
                                                        -------       -----                   ----------      -----
OCCUPIED TOTAL ...............                          558,662        82.9%      $10.80      $6,034,476      100.0%
VACANT SPACE .................                          114,885        17.1
                                                        -------       -----
TOTAL ........................                          673,547       100.0%
                                                        =======       =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                           CUMULATIVE
                            WA BASE                             CUMULATIVE   % OF ACTUAL   % OF ACTUAL
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL      % OF SF        RENT         RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*    ROLLING*      ROLLING*     ROLLING*
----------   -----------   --------   --------   ------------   ----------   -----------   -----------

    2006          42        $11.54    158,861        23.6%         23.6%        30.4%          30.4%
    2007          26        $10.55    118,770        17.6%         41.2%        20.8%          51.1%
    2008          12        $10.60     62,377         9.3%         50.5%        11.0%          62.1%
    2009           9        $13.34     30,973         4.6%         55.1%         6.8%          68.9%
    2010          14        $ 9.35    107,757        16.0%         71.1%        16.7%          85.6%
    2011           8        $11.03     60,470         9.0%         80.1%        11.0%          96.7%
    2012           2        $16.12      7,934         1.2%         81.2%         2.1%          98.8%
    2013           0        $ 0.00          0         0.0%         81.2%         0.0%          98.8%
    2014           2        $ 5.04      7,520         1.1%         82.3%         0.6%          99.4%
    2015           1        $ 8.47      4,000         0.6%         82.9%         0.6%         100.0%
    2016           0        $ 0.00          0         0.0%         82.9%         0.0%         100.0%
Thereafter         0        $ 0.00          0         0.0%         82.9%         0.0%         100.0%
  Vacant           0          NA      114,885        17.1%        100.0%         0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-66

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT BURLINGTON
---------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET
                                      RATINGS*       NET RENTABLE    RENTABLE    ACTUAL                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)       AREA     RENT PSF   ACTUAL RENT   ACTUAL RENT    EXPIRATION
------------------------------   -----------------   ------------   ---------   --------   -----------   -----------   -------------

MAJOR TENANTS
   Mikasa ....................        NR/NR/NR           10,949         6.3%     $ 6.61     $   72,405        3.9%       August 2008
   Liz Claiborne .............      Baa2/BBB/NR          10,000         5.7      $11.00        110,000        5.9      December 2007
   Gap Outlet ................     Baa3/BBB-/BBB-         9,200         5.3      $13.85        127,406        6.8        August 2006
   Shoe Pavilion .............        NR/NR/NR            8,200         4.7      $14.00        114,800        6.1      December 2010
   Dress Barn - Woman ........        NR/NR/NR            7,700         4.4      $12.57         96,815        5.2          June 2006
                                                        -------       -----                 ----------      -----
   TOTAL MAJOR TENANTS .......                           46,049        26.5%     $11.32     $  521,426       27.8%
NON-MAJOR TENANTS ............                           97,450        56.0      $13.92      1,356,964       72.2
                                                        -------       -----                 ----------      -----
OCCUPIED TOTAL ...............                          143,499        82.4%     $13.09     $1,878,390      100.0%
VACANT SPACE .................                           30,556        17.6
                                                        -------       -----
TOTAL ........................                          174,055       100.0%
                                                        =======       =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF                                                 CUMULATIVE                    CUMULATIVE
              LEASES    WA BASE RENT/SF   TOTAL SF    % OF TOTAL      % OF SF     % OF ACTUAL     % OF ACTUAL
   YEAR      EXPIRING       EXPIRING      EXPIRING   SF EXPIRING*    ROLLING*    RENT ROLLING*   RENT ROLLING*
----------   --------   ---------------   --------   ------------   ----------   -------------   -------------

   2006         15           $14.10        57,450        33.0%         33.0%         43.1%            43.1%
   2007          7           $11.44        31,300        18.0%         51.0%         19.1%            62.2%
   2008          5           $11.31        27,749        15.9%         66.9%         16.7%            78.9%
   2009          4           $14.03        12,800         7.4%         74.3%          9.6%            88.5%
   2010          2           $15.27        14,200         8.2%         82.4%         11.5%           100.0%
   2011          0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
   2012          0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
   2013          0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
   2014          0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
   2015          0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
   2016          0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
Thereafter       0           $ 0.00             0         0.0%         82.4%          0.0%           100.0%
  Vacant         0             NA          30,556        17.6%        100.0%          0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-67

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT OSHKOSH
------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT    EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   VF Outlet .................        A3/A-/NR           27,402       10.1%    $ 2.09    $   57,179       2.4%         April 2010
   Old Navy ..................     Baa3/BBB-/BBB-        14,400        5.3     $ 5.15        74,214       3.2       December 2010
   The Gap ...................     Baa3/BBB-/BBB-        12,920        4.8     $12.04       155,520       6.7           July 2011
   Lands' End ................       NR/BB+/BB           10,000        3.7     $15.00       150,000       6.4           July 2006
   Casual Corner .............        NR/NR/NR           10,000        3.7     $ 9.18        91,839       3.9       December 2007
                                                        -------      -----               ----------     -----
   TOTAL MAJOR TENANTS .......                           74,722       27.6%    $ 7.08    $  528,752      22.6%
NON-MAJOR TENANTS ............                          173,103       64.0     $10.45     1,809,476      77.4
                                                        -------      -----               ----------     -----
OCCUPIED TOTAL ...............                          247,825       91.6%    $ 9.43    $2,338,228     100.0%
VACANT SPACE .................                           22,742        8.4
                                                        -------      -----
TOTAL ........................                          270,567      100.0%
                                                        =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                                                 CUMULATIVE
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF ACTUAL RENT    % OF ACTUAL
    YEAR       EXPIRING        EXPIRING      EXPIRING     EXPIRING*          ROLLING*            ROLLING*       RENT ROLLING*
----------   -----------   ---------------   --------   -------------   ------------------   ----------------   -------------

    2006         17            $ 8.76         68,379         25.3%              25.3%               25.6%            25.6%
    2007          6            $10.33         35,300         13.0%              38.3%               15.6%            41.2%
    2008          2            $ 9.00         13,990          5.2%              43.5%                5.4%            46.6%
    2009          3            $ 8.64         15,650          5.8%              49.3%                5.8%            52.4%
    2010          7            $ 6.97         66,002         24.4%              73.7%               19.7%            72.0%
    2011          4            $13.04         35,410         13.1%              86.8%               19.7%            91.8%
    2012          2            $16.12          7,934          2.9%              89.7%                5.5%            97.3%
    2013          0            $ 0.00              0          0.0%              89.7%                0.0%            97.3%
    2014          1            $26.15          1,160          0.4%              90.1%                1.3%            98.6%
    2015          1            $ 8.47          4,000          1.5%              91.6%                1.4%           100.0%
    2016          0            $ 0.00              0          0.0%              91.6%                0.0%           100.0%
Thereafter        0            $ 0.00              0          0.0%              91.6%                0.0%           100.0%
   Vacant         0              NA           22,742          8.4%             100.0%                0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-68

--------------------------------------------------------------------------------
                                  HORIZON POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT FREMONT
------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   Levis/Dockers .............       Caa2/B-/B           11,902        5.2%    $15.23    $  181,222       10.0%               MTM
   Gap Outlet ................     Baa3/BBB-/BBB-         9,234        4.0     $ 9.41        86,884        4.8         March 2011
   Reebok ....................       Baa2/NR/NR           8,350        3.6     $ 5.33        44,499        2.4           May 2007
   Polo Ralph Lauren .........      Baa2/BBB/NR           7,988        3.5     $11.50        91,862        5.1      December 2008
   Bass Company Store ........       B1/BB/BB+            6,855        3.0     $ 8.04        55,110        3.0          June 2010
                                                        -------      -----               ----------      -----
   TOTAL MAJOR TENANTS .......                           44,329       19.4%    $10.37    $  459,577       25.3%
NON-MAJOR TENANTS ............                          123,009       53.7     $11.04     1,358,281       74.7
                                                        -------      -----               ----------      -----
OCCUPIED TOTAL ...............                          167,338       73.1%    $10.86    $1,817,858      100.0%
VACANT SPACE .................                           61,587       26.9
                                                        -------      -----
TOTAL ........................                          228,925      100.0%
                                                        =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF                                                 CUMULATIVE                    CUMULATIVE
              LEASES    WA BASE RENT/SF   TOTAL SF    % OF TOTAL      % OF SF     % OF ACTUAL     % OF ACTUAL
    YEAR     EXPIRING       EXPIRING      EXPIRING   SF EXPIRING*    ROLLING*    RENT ROLLING*   RENT ROLLING*
----------   --------   ---------------   --------   ------------   ----------   -------------   -------------

   2006         10           $12.83        33,032         14.4%         14.4%         23.3%           23.3%
   2007         13           $10.17        52,170         22.8%         37.2%         29.2%           52.5%
   2008          5           $10.74        20,638          9.0%         46.2%         12.2%           64.7%
   2009          2           $39.00         2,523          1.1%         47.3%          5.4%           70.1%
   2010          5           $12.01        27,555         12.0%         59.4%         18.2%           88.3%
   2011          4           $ 8.19        25,060         10.9%         70.3%         11.3%           99.6%
   2012          0           $ 0.00             0          0.0%         70.3%          0.0%           99.6%
   2013          0           $ 0.00             0          0.0%         70.3%          0.0%           99.6%
   2014          1           $ 1.19         6,360          2.8%         73.1%          0.4%          100.0%
   2015          0           $ 0.00             0          0.0%         73.1%          0.0%          100.0%
   2016          0           $ 0.00             0          0.0%         73.1%          0.0%          100.0%
Thereafter       0           $ 0.00             0          0.0%         73.1%          0.0%          100.0%
   Vacant        0            NA           61,587         26.9%        100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-69

--------------------------------------------------------------------------------
                         HUNTINGTON OAKS SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $51,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       Stanley W. Gribble
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.770%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   INSURANCE                          Yes
   ENGINEERING                   $107,050
   TI/LC                         $400,000
   HOLDBACK                      $636,460

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                      Yes
   REPLACEMENT                     $4,209
   TI/LC(2)                     Springing

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                 $51,000,000
CUT-OFF DATE BALANCE/SF                                                     $202
CUT-OFF DATE LTV                                                           74.3%
MATURITY DATE LTV                                                          74.3%
UW DSCR ON NCF                                                             1.37x

(1)  Lockbox is required upon the occurrence of an event of default under the
     Mortgage Loan or a default on the ground lease.

(2)  If the TI/LC balance decreases below $400,000, a monthly escrow of $8,333 will be required until such time as the escrow equals $400,000.

(3)  Upon the expiration of the parking lot ground lease in 2013, future mezzanine debt permitted subject to a maximum combined 80% LTV and a minimum combined 1.20x DSCR.

              [1 PHOTO OF HUNTINGTON OAKS SHOPPING CENTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Monrovia, CA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                252,510
OCCUPANCY AS OF JANUARY 1, 2006                                           100.0%
YEAR BUILT / YEAR RENOVATED                                            1981 / NA
APPRAISED VALUE                                                      $68,600,000
PROPERTY MANAGEMENT                              Festival Management Corporation
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                           $5,610,728
UW TOTAL EXPENSES                                                     $1,426,739
UW NET OPERATING INCOME (NOI)                                         $4,183,989
UW NET CASH FLOW (NCF)                                                $4,020,707

NOTES:

                                     A-8-70

--------------------------------------------------------------------------------
                         HUNTINGTON OAKS SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                    RATINGS*        NET      % OF NET   ACTUAL                  % OF
                                    MOODY'S/      RENTABLE   RENTABLE    RENT                  ACTUAL    DATE OF LEASE
TENANT                             S&P/FITCH     AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   -------------   ---------   --------   ------   -----------   ------   --------------

ANCHOR TENANTS
   Toys "R" Us ...............    Caa2/ B-/CCC     42,815      17.0%    $ 8.55    $  366,068     8.4%     January 2018
   Marshalls .................      A3/A/NR        37,966      15.0     $12.58       477,612    11.0         July 2009
   Bed Bath & Beyond .........     NR/BBB/NR       30,000      11.9     $14.23       426,900     9.8      January 2018
                                                  -------     -----               ----------   -----
   TOTAL ANCHOR TENANTS ......                    110,781      43.9%    $11.47    $1,270,580    29.3%
MAJOR TENANTS
   Chuck E. Cheese's .........      NR/NR/NR       13,437       5.3%    $14.04    $  188,655     4.3%         May 2011
   Party City ................      NR/NR/NR       11,012       4.4     $16.80       185,002     4.3      January 2013
   Black Angus ...............      NR/NR/NR       10,800       4.3     $13.45       145,250     3.3         June 2007
   Acapulco Restaurant .......      NR/NR/NR       10,000       4.0     $24.60       246,000     5.7    September 2008
   Trader Joe's ..............      NR/NR/NR        9,030       3.6     $16.22       146,466     3.4         June 2010
   Lenscrafters ..............      NR/NR/NR        7,415       2.9     $15.63       115,896     2.7        March 2011
   The Wherehouse ............      NR/NR/NR        6,353       2.5     $17.86       113,464     2.6     December 2009
   Mimi's Cafe ...............      NR/NR/NR        6,200       2.5     $32.55       201,810     4.7        April 2010
   Chili's ...................   Baa2/BBB/BBB+      5,972       2.4     $39.48       235,763     5.4        March 2014
   Kirkland's ................      NR/NR/NR        5,683       2.3     $19.50       110,819     2.6       August 2015
                                                  -------     -----               ----------   -----
   TOTAL MAJOR TENANTS .......                     85,902      34.0%    $19.66    $1,689,125    38.9%
NON-MAJOR TENANTS ............                     55,827      22.1     $24.67     1,377,200    31.8
                                                  -------     -----               ----------   -----
OCCUPIED TOTAL ...............                    252,510     100.0%    $17.18    $4,336,905   100.0%
VACANT SPACE .................                          0       0.0
                                                  -------     -----
TOTAL ........................                    252,510     100.0%
                                                  =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                                CUMULATIVE
                            WA BASE                               CUMULATIVE                       % OF
             # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL        % OF       % OF ACTUAL    ACTUAL RENT
   YEAR        EXPIRING    EXPIRING    EXPIRING   SF EXPIRING*   SF ROLLING*   RENT ROLLING*     ROLLING*
----------   -----------   ---------   --------   ------------   -----------   -------------   -----------

   2006           2          $20.98      5,200         2.1%           2.1%          2.5%            2.5%
   2007           4          $21.92     19,206         7.6%           9.7%          9.7%           12.2%
   2008           8          $23.23     25,710        10.2%          19.8%         13.8%           26.0%
   2009           5          $14.86     50,102        19.8%          39.7%         17.2%           43.2%
   2010           4          $23.42     17,880         7.1%          46.8%          9.7%           52.8%
   2011           5          $16.22     29,092        11.5%          58.3%         10.9%           63.7%
   2012           2          $26.88      2,800         1.1%          59.4%          1.7%           65.4%
   2013           1          $16.80     11,012         4.4%          63.8%          4.3%           69.7%
   2014           3          $36.25      8,022         3.2%          66.9%          6.7%           76.4%
   2015           1          $19.50      5,683         2.3%          69.2%          2.6%           79.0%
   2016           1          $23.95      4,988         2.0%          71.2%          2.8%           81.7%
Thereafter        2          $10.89     72,815        28.8%         100.0%         18.3%          100.0%
  Vacant          0            NA            0         0.0%         100.0%          0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-71

--------------------------------------------------------------------------------
                                   3500 MAPLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $47,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                      Triple Net Properties, LLC and Anthony W. Thompson
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.770%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                        Yes
   ENGINEERING                     $218,750
   TI/LC                         $1,000,000
   OTHER ESCROW(2)               $1,326,676

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                        Yes
   REPLACEMENT                       $4,709
   TI/LC(3)                         $31,393

ADDITIONAL FINANCING(4)(5)      Secured Debt                         $11,320,000

CUT-OFF DATE BALANCE                                                 $47,000,000
CUT-OFF DATE BALANCE/SF                                                     $125
CUT-OFF DATE LTV                                                           70.1%
MATURITY DATE LTV                                                          65.4%
UW DSCR ON NCF                                                             1.21x

(1)  Lockbox is required upon the occurrence of an event of default, or if the debt service coverage ratio falls below 1.15x, or if the subordinate loan is not fully repaid prior to April 26, 2006.

(2)  An escrow was taken to cover all outstanding free rent and tenant allowances due with respect to tenants currently in place.

(3)  Monthly TI/LC payments commence on the 31st payment date and continue until the TI/LC escrow equals $1,900,000.

(4)  At origination, Wachovia Bank, N.A. provided $11,320,000 of subordinate debt, which was used to bridge the remaining equity needs, until such time as the additional equity has been raised. An intercreditor agreement exists and it is anticipated that the subordinate debt will be retired within 120 days of loan origination via the addition of tenants-in-common members.

(5)  The borrower has the right beginning on January 1, 2011 to place either a second mortgage or mezzanine debt, but not both on the Mortgaged Property with the restrictions that future aggregate debt cannot exceed 70.0% LTV or reduce the total DSCR below 1.20x. Mortgagee's approval and an executed subordination and standstill agreement are required for the future debt.

                         [1 PHOTO OF 3500 MAPLE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Dallas, TX
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                376,862
OCCUPANCY AS OF NOVEMBER 30, 2005                                          95.0%
YEAR BUILT / YEAR RENOVATED                                          1985 / 2005
APPRAISED VALUE                                                      $67,000,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      92.5%
UW REVENUES                                                           $8,066,573
UW TOTAL EXPENSES                                                     $3,628,004
UW NET OPERATING INCOME (NOI)                                         $4,438,569
UW NET CASH FLOW (NCF)                                                $3,995,576

NOTES:

                                     A-8-72

--------------------------------------------------------------------------------
                                   3500 MAPLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET   ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE    RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF    ACTUAL RENT   ACTUAL RENT    EXPIRATION
------------------------------   -----------------   ------------   --------   ------   -----------   -----------   -------------

MAJOR TENANTS
   Hanson Aggregates .........         NR/NR/NR          56,405        15.0%   $19.20    $1,083,239       15.1%     November 2007
   Heritage Capital Corp .....         NR/NR/NR          50,604        13.4    $22.24     1,125,566       15.7          June 2015
   KPLX/KLIF Radio ...........         NR/NR/NR          39,458        10.5    $20.10       792,928       11.1          June 2011
   Katz Communications .......      Baa3/NR/BBB-         30,848         8.2    $19.00       586,112        8.2         March 2015
   Heritage Galleries ........         NR/NR/NR          24,794         6.6    $18.12       449,194        6.3          June 2015
                                                        -------       -----              ----------      -----
   TOTAL MAJOR TENANTS .......                          202,109        53.6%   $19.97    $4,037,038       56.4%
NON-MAJOR TENANTS ............                          155,951        41.4    $19.99     3,118,168       43.6
                                                        -------       -----              ----------      -----
OCCUPIED TOTAL ...............                          358,060        95.0%   $19.98    $7,155,206      100.0%
VACANT SPACE .................                           18,802         5.0
                                                        -------       -----
TOTAL ........................                          376,862       100.0%
                                                        =======       =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF    CUMULATIVE %     % OF ACTUAL      CUMULATIVE % OF
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*     OF SF ROLLING*   RENT ROLLING*   ACTUAL RENT ROLLING*
----------   -----------   ---------------   --------   -------------   --------------   -------------   --------------------

   2006           10           $14.24          21,713         5.8%             5.8%            4.3%               4.3%
   2007            7           $18.92          59,310        15.7%            21.5%           15.7%              20.0%
   2008            0           $ 0.00               0         0.0%            21.5%            0.0%              20.0%
   2009            6           $21.37          32,247         8.6%            30.1%            9.6%              29.6%
   2010            3           $22.05          26,812         7.1%            37.2%            8.3%              37.9%
   2011            6           $20.10          63,718        16.9%            54.1%           17.9%              55.8%
   2012            2           $20.76          11,814         3.1%            57.2%            3.4%              59.2%
   2013            1           $19.50          12,500         3.3%            60.5%            3.4%              62.6%
   2014            0           $ 0.00               0         0.0%            60.5%            0.0%              62.6%
   2015           12           $20.55         127,604        33.9%            94.4%           36.6%              99.3%
   2016            1           $21.82           2,342         0.6%            95.0%            0.7%             100.0%
Thereafter         0           $ 0.00               0         0.0%            95.0%            0.0%             100.0%
  Vacant           0             NA            18,802         5.0%           100.0%            0.0%             100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-73

--------------------------------------------------------------------------------
                           THE HIGHLAND AND LODGE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $46,480,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                      Resource Real Estate Holdings, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.480%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT                  $443,460

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT*                  $18,478

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $46,480,000
CUT-OFF DATE BALANCE/UNIT                                                $50,632
CUT-OFF DATE LTV                                                           79.9%
MATURITY DATE LTV                                                          72.8%
UW DSCR ON NCF                                                             1.26x

*    Monthly escrow commences on January 11, 2008.

                [1 PHOTO OF THE HIGHLAND AND LODGE POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                       Overland Park, KS
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 918
OCCUPANCY AS OF NOVEMBER 17 AND NOVEMBER 29, 2005                          92.1%
YEAR BUILT / YEAR RENOVATED                                   1983 and 1987 / NA
APPRAISED VALUE                                                      $58,200,000
PROPERTY MANAGEMENT                         Resource Real Estate Management, LLC
UW ECONOMIC OCCUPANCY                                                      87.7%
UW REVENUES                                                           $7,228,118
UW TOTAL EXPENSES                                                     $3,018,184
UW NET OPERATING INCOME (NOI)                                         $4,209,933
UW NET CASH FLOW (NCF)                                                $3,980,433

NOTES:

                                     A-8-74

--------------------------------------------------------------------------------
                           THE HIGHLAND AND LODGE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              THE LODGE APARTMENTS
--------------------------------------------------------------------------------

                                 NO. OF     APPROXIMATE    APPROXIMATE                   QUOTED
           UNIT MIX               UNITS   UNIT SIZE (SF)     NRA (SF)    % OF NRA         RENT
------------------------------   ------   --------------   -----------   ---------   -------------

1 BR/1 BA ....................     200           720         144,000        29.6%         $527
2 BR/1 BA ....................     128           840         107,520        22.1          $650
2 BR/2 BA ....................     168         1,017         170,856        35.2          $680
3 BR/2 BA ....................      52         1,225          63,700        13.1          $870
                                   ---                       -------       -----
TOTAL ........................     548           887         486,076       100.0%    $635/$0.72/SF

--------------------------------------------------------------------------------
                            HIGHLAND RIDGE APARTMENTS
--------------------------------------------------------------------------------

                                 NO. OF     APPROXIMATE    APPROXIMATE                   QUOTED
           UNIT MIX               UNITS   UNIT SIZE (SF)     NRA (SF)    % OF NRA         RENT
------------------------------   ------   --------------   -----------   ---------   -------------

1 BR/1 BA- "A" ...............      48           578          27,744         9.9%         $575
1 BR/1 BA- "A2" ..............      24           595          14,280         5.1          $605
1 BR/1 BA- TH ................      60           637          38,220        13.6          $595
1 BR/1 BA- "CFB" .............      34           630          21,420         7.6          $605
1 BR/1 BA- Study .............      16           786          12,576         4.5          $615
1 BR/1 BA- TH ................     120           780          93,600        33.3          $665
2 BR/1 BA ....................      16           819          13,104         4.7          $690
2 BR/2 BA ....................       8           946           7,568         2.7          $765
2 BR/2 BA- FPWIN .............       8         1,017           8,136         2.9          $780
2 BR/2 BA- TH ................      36         1,232          44,352        15.8          $845
                                   ---                       -------       -----
TOTAL ........................     370           759         281,000       100.0%    $654/$0.86/SF

                                     A-8-75

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $45,850,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                         Milton Bilak and Sara V. Dumont
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.560%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $45,850,000
CUT-OFF DATE BALANCE/SF                                                     $165
CUT-OFF DATE LTV                                                           76.4%
MATURITY DATE LTV                                                          73.4%
UW DSCR ON NCF                                                             1.21x

                       [1 PHOTO OF SUNMARK PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Henderson, NV
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                278,505
OCCUPANCY AS OF OCTOBER 20, 2005                                          100.0%
YEAR BUILT / YEAR RENOVATED                                            2001 / NA
APPRAISED VALUE                                                      $60,000,000
PROPERTY MANAGEMENT                                                 Dolmar, Inc.
UW ECONOMIC OCCUPANCY                                                      96.5%
UW REVENUES                                                           $4,701,286
UW TOTAL EXPENSES                                                       $765,123
UW NET OPERATING INCOME (NOI)                                         $3,936,163
UW NET CASH FLOW (NCF)                                                $3,797,418

NOTES:

                                     A-8-76

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF NET    ACTUAL
                                      RATINGS*       NET RENTABLE   RENTABLE     RENT                      % OF      DATE OF LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)      AREA       PSF     ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ------------   --------   -------   -----------   -----------   -------------

ANCHOR TENANTS
   Best Buy ..................       NR/BBB/BBB          46,349        16.6%   $  6.82    $  316,100        7.6%      January 2022
   Irene Schrefsler/Corporate
      Finance Store ..........        NR/NR/NR           42,000        15.1    $ 12.25       514,500       12.4       January 2012
   Sports Chalet .............        NR/NR/NR           42,000        15.1    $ 13.75       577,500       13.9       January 2012
   Ashley Furniture ..........        NR/NR/NR           35,000        12.6    $ 18.00       630,000       15.1      December 2011
   DSW Shoes .................        NR/NR/NR           30,569        11.0    $ 13.50       412,682        9.9       January 2013
   Bed Bath & Beyond .........       NR/BBB/NR           30,000        10.8    $ 12.25       367,500        8.8       January 2012
                                                        -------       -----               ----------      -----
   TOTAL ANCHOR TENANTS ......                          225,918        81.1%   $ 12.47    $2,818,282       67.7%
MAJOR TENANTS
   Petco .....................        NR/BB/NR           12,609         4.5%   $ 16.63    $  209,688        5.0%        April 2012
   David's Bridal ............     Baa1/BBB/BBB+         12,250         4.4    $ 15.00       183,750        4.4      November 2011
   Nevada Furniture ..........        NR/NR/NR            3,800         1.4    $ 28.61       108,718        2.6           May 2012
   Designer Tile .............        NR/NR/NR            3,444         1.2    $ 19.60        67,502        1.6        August 2007
   Massage Envy ..............        NR/NR/NR            3,444         1.2    $ 26.40        90,922        2.2      November 2009
                                                        -------       -----               ----------      -----
   TOTAL MAJOR TENANTS .......                           35,547        12.8%   $ 18.58    $  660,580       15.9%
NON-MAJOR TENANTS ............                           17,040         6.1    $ 40.17       684,538       16.4
                                                        -------       -----               ----------      -----
OCCUPIED TOTAL ...............                          278,505       100.0%   $ 14.95    $4,163,399      100.0%
VACANT SPACE .................                                0         0.0
                                                        -------       -----
TOTAL ........................                          278,505       100.0%
                                                        =======       =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                            WA BASE                              CUMULATIVE                    CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF     % OF ACTUAL     % OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*      ROLLING*    RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   -------------   ----------   -------------   -------------

   2006           0         $ 0.00           0         0.0%          0.0%          0.0%             0.0%
   2007           5         $25.75      10,244         3.7%          3.7%          6.3%             6.3%
   2008           2         $29.93       3,500         1.3%          4.9%          2.5%             8.9%
   2009           2         $26.68       6,444         2.3%          7.2%          4.1%            13.0%
   2010           0         $ 0.00           0         0.0%          7.2%          0.0%            13.0%
   2011           2         $17.22      47,250        17.0%         24.2%         19.5%            32.5%
   2012           6         $13.88     132,649        47.6%         71.8%         44.2%            76.7%
   2013           2         $14.25      32,069        11.5%         83.4%         11.0%            87.7%
   2014           0         $ 0.00           0         0.0%         83.4%          0.0%            87.7%
   2015           0         $ 0.00           0         0.0%         83.4%          0.0%            87.7%
   2016           0         $ 0.00           0         0.0%         83.4%          0.0%            87.7%
Thereafter        2         $11.03      46,349        16.6%        100.0%         12.3%           100.0%
  Vacant          0           NA             0         0.0%        100.0%          0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-77

--------------------------------------------------------------------------------
                             TOWNMALL OF WESTMINSTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                     Artesia
CUT-OFF DATE BALANCE                                                 $45,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                     Daniel P. Friedman, David Schonberger & Anne Zahner
TYPE OF SECURITY                                                             Fee
RELEASE(1)                                                                   Yes
MORTGAGE RATE                                                             5.570%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                       Yes
   MULTI-PURPOSE(2)             $4,000,000
   TI/LC(3)                     $1,000,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes
   REPLACEMENT(4)                Springing
   TI/LC(5)                      Springing
   OTHER(6)                      Springing

ADDITIONAL FINANCING(7)                                                     None

CUT-OFF DATE BALANCE                                                 $45,000,000
CUT-OFF DATE BALANCE/SF                                                     $101
CUT-OFF DATE LTV                                                           79.5%
MATURITY DATE LTV                                                          71.2%
UW DSCR ON NCF                                                             1.32x

                      [1 PHOTO OF TOWNMALL OF WESTMINSTER]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Westminster, MD
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                444,110
OCCUPANCY AS OF NOVEMBER 29, 2005                                          89.7%
YEAR BUILT / YEAR RENOVATED                                            1987 / NA
APPRAISED VALUE                                                      $56,600,000
PROPERTY MANAGEMENT                            Jones Lang LaSalle Americas, Inc.
UW ECONOMIC OCCUPANCY                                                      90.5%
UW REVENUES                                                           $7,749,253
UW TOTAL EXPENSES                                                     $3,612,622
UW NET OPERATING INCOME (NOI)                                         $4,136,631
UW NET CASH FLOW (NCF)                                                $4,067,824

(1)  Release allowed of an unimproved parcel equal to approximately 2.9 acres of excess land (not used in underwriting) without the payment of a release price, subject to standard REMIC requirements and the payment of all lender cost and expenses incurred in connection with such release.

(2)  Multi-Purpose Reserve funds shall be used to pay reasonable costs and expenses in performing on-going replacements, tenant improvements and leasing commissions.

(3)  Funds may not be released until the amount remaining in the Multi-Purpose
     Reserve equals or is less than $100,000 ("Trigger Event").

(4)  Upon the occurrence of the Trigger Event, monthly payments of $5,551.38 shall commence and continue until capped at $133,233. If the balance is drawn down from the $133,233 cap, monthly payments will commence until the balance once again reaches the cap. The cap amount shall not apply in the event that lender's annual inspection report shows significant deferred maintenance and lender determines that such cap amount is no longer appropriate.

(5)  In the event that funds in the initial TI/LC Reserve are equal to or less than $350,000, monthly deposits of $18,504.58 shall commence and continue until capped at $650,000. In addition, if Belk does not exercise its option to extend its lease for a term of at least five (5) years on or before
     March 3, 2006, then an additional one time deposit of $228,487 shall be made into the TI/LC Reserve to be used to fund certain landlord obligations for tenant improvements and leasing commission costs.

(6)  In the event that Sears exercises its option to construct a one (1) level addition upon the Sears premises pursuant to its lease, borrower must deliver to lender an amount equal to the expansion allowance ($1,000,000, subject to CPI increase) under the Sears lease: (i) in immediately available funds; (ii) provided sufficient funds are available in the
     Multi-Purpose Reserve, transfer such amount into the Sears Reserve; or
     (iii) a monthly sweep of excess cash flow shall be instituted until the total amount collected shall equal the expansion allowance. 50% of funds from the Sears Reserve shall be disbursed upon satisfactory evidence that the expansion space is "under roof" and the remaining portion shall be disbursed upon, among other things, the delivery of a clean estoppel certificate from Sears stating that they are in occupancy and open for business in the expansion space.

(7)  Future mezzainine debt permitted up to $2,250,000, subject to a maximum combined LTV of 85.0% and minimum combined DSCR of 1.20x.

NOTES:

                                     A-8-78

--------------------------------------------------------------------------------
                             TOWNMALL OF WESTMINSTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                    % OF TOTAL    BASE
                                      RATINGS*       NET RENTABLE   COLLATERAL    RENT    ANNUAL BASE      % OF          LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA (SF)        SF         PSF        RENT      TOTAL RENT     EXPIRATION
------------------------------   -----------------   ------------   ----------   ------   -----------   ----------   -------------
                                                                                 ANCHOR OWNED - NOT PART OF COLLATERAL
                                                                    --------------------------------------------------------------

ANCHOR TENANTS -- ANCHOR OWNED
   Boscovs ...................        NR/NR/NR          183,684
                                                        -------
   TOTAL ANCHOR OWNED ........                          183,684
ANCHOR TENANTS -- COLLATERAL
   Sears .....................       Ba1/BB+/BB          70,060        15.8%     $ 2.78    $  195,000       4.5%        March 2013
   Belk ......................        NR/NR/NR           65,282        14.7      $ 3.50       228,487       5.3         March 2007
   Steve & Barry's ...........        NR/NR/NR           59,176        13.3      $ 6.25       369,850       8.6       January 2011
                                                        -------       -----                ----------     -----
   TOTAL ANCHOR TENANTS ......                          194,518        43.8%     $ 4.08    $  793,337      18.4%
MAJOR TENANTS
   Hoyt's Theaters ...........        NR/NR/NR           25,605         5.8%     $10.83    $  277,270       6.4%      January 2008
   Gold's Gym ................        NR/NR/NR           19,814         4.5      $10.00       198,140       4.6      December 2012
   FYE .......................        NR/NR/NR            8,500         1.9      $15.71       133,535       3.1       January 2008
   Timeout Sports Grille .....        NR/NR/NR            8,101         1.8      $12.00        97,212       2.3       January 2015
   Deb Shop ..................        NR/NR/NR            8,033         1.8      $14.00       112,462       2.6       January 2014
                                                        -------       -----                ----------     -----
   TOTAL MAJOR TENANTS .......                           70,053        15.8%     $11.69    $  818,619      19.0%
NON-MAJOR TENANTS ............                          133,822        30.1      $20.14     2,695,825      62.6
                                                        -------       -----                ----------     -----
OCCUPIED COLLATERAL TOTAL ....                          398,393        89.7%     $10.81    $4,307,781     100.0%
VACANT SPACE .................                           45,717        10.3
                                                        -------       -----
COLLATERAL TOTAL .............                          444,110       100.0%
                                                        -------       =====
PROPERTY TOTAL ...............                          627,794
                                                        =======

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF
              LEASES    WA BASE RENT/   TOTAL SF    % OF TOTAL     CUMULATIVE %     % OF ACTUAL          CUMULATIVE %
   YEAR      EXPIRING    SF EXPIRING    EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   OF ACTUAL RENT ROLLING*
----------   --------   -------------   --------   ------------   --------------   -------------   -----------------------

   2006         11          $20.19       27,043         6.1%            6.1%           12.7%                 12.7%
   2007          5          $ 5.18       71,360        16.1%           22.2%            8.6%                 21.3%
   2008          9          $15.32       51,326        11.6%           33.7%           18.2%                 39.5%
   2009          6          $26.20       11,095         2.5%           36.2%            6.7%                 46.2%
   2010          1          $14.89        2,160         0.5%           36.7%            0.7%                 47.0%
   2011          3          $ 7.43       65,179        14.7%           51.4%           11.2%                 58.2%
   2012          8          $13.03       46,363        10.4%           61.8%           14.0%                 72.3%
   2013          3          $ 3.85       73,616        16.6%           78.4%            6.6%                 78.8%
   2014         10          $21.13       23,963         5.4%           83.8%           11.8%                 90.6%
   2015          6          $16.37       19,835         4.5%           88.3%            7.5%                 98.1%
   2016          1          $ 8.86        4,153         0.9%           89.2%            0.9%                 99.0%
Thereafter       1          $19.17        2,300         0.5%           89.7%            1.0%                100.0%
  Vacant         0            NA         45,717        10.3%          100.0%            0.0%                100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     A-8-79

--------------------------------------------------------------------------------
                             PARKWAY CORPORATE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $44,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.690%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   TI/LC                        $286,775

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT                    $3,346
   TI/LC(2)                      $23,898

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $44,500,000
CUT-OFF DATE BALANCE/SF                                                     $155
CUT-OFF DATE LTV                                                           66.0%
MATURITY DATE LTV                                                          59.3%
UW DSCR ON NCF                                                             1.31x

(1)  Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio is less than 1.15x.

(2)  Capped at $1,400,000.

                  [1 PHOTO OF PARKWAY CORPORATE PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Roseville, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                286,775
OCCUPANCY AS OF NOVEMBER 30, 2005                                          99.2%
YEAR BUILT / YEAR RENOVATED                                            2000 / NA
APPRAISED VALUE                                                      $67,400,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      89.0%
UW REVENUES                                                           $6,349,811
UW TOTAL EXPENSES                                                     $1,924,109
UW NET OPERATING INCOME (NOI)                                         $4,425,701
UW NET CASH FLOW (NCF)                                                $4,060,590

NOTES:

                                     A-8-80

--------------------------------------------------------------------------------
                             PARKWAY CORPORATE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                  RATINGS(1)       NET     % OF NET   ACTUAL                  % OF
                                   MOODY'S/     RENTABLE   RENTABLE    RENT                  ACTUAL      DATE OF LEASE
TENANT                            S&P/FITCH     AREA (SF)    AREA       PSF    ACTUAL RENT    RENT        EXPIRATION
------------------------------   -----------   ---------   --------   ------   -----------   ------   ------------------

MAJOR TENANTS
   Kaiser Health Fund ........     NR/NR/A       76,520      26.7%    $20.45    $1,565,119    25.6%   Multiple Spaces(2)
   Wachovia ..................    Aa3/A+/AA-     67,487      23.5     $23.10     1,558,950    25.5            April 2007
   Earthlink .................     NR/NR/NR      39,065      13.6     $16.92       660,980    10.8             July 2008
   CA Dept of Social
      Services                     NR/NR/NR      26,000       9.1     $24.89       647,140    10.6         February 2011
   Radiological Association ..     NR/NR/NR      22,400       7.8     $18.24       408,576     6.7        September 2012
                                                -------     -----               ----------   -----
   TOTAL MAJOR TENANTS .......                  231,472      80.7%    $20.91    $4,840,764    79.2%
NON-MAJOR TENANTS ............                   53,122      18.5     $23.98     1,273,831    20.8
                                                -------     -----               ----------   -----
OCCUPIED TOTAL ...............                  284,594      99.2%    $21.49    $6,114,595   100.0%
VACANT SPACE .................                    2,181       0.8
                                                -------     -----
TOTAL ........................                  286,775     100.0%
                                                =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 42,405 square feet expire in June 2008 and approximately 34,115 square feet expire in July 2011.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF                                                                                 CUMULATIVE %
              LEASES    WA BASE RENT/   TOTAL SF     % OF TOTAL    CUMULATIVE %     % OF ACTUAL      OF ACTUAL
   YEAR      EXPIRING    SF EXPIRING    EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   RENT ROLLING*
----------   --------   -------------   --------   ------------   --------------   -------------   -------------

   2006          1          $23.40        14,879         5.2%           5.2%            5.7%             5.7%
   2007          3          $23.93        74,487        26.0%          31.2%           29.2%            34.8%
   2008          6          $20.61       100,182        34.9%          66.1%           33.8%            68.6%
   2009          1          $25.20         5,045         1.8%          67.9%            2.1%            70.7%
   2010          0          $ 0.00             0         0.0%          67.9%            0.0%            70.7%
   2011          2          $20.70        60,115        21.0%          88.8%           20.3%            91.0%
   2012          2          $18.33        29,886        10.4%          99.2%            9.0%           100.0%
   2013          0          $ 0.00             0         0.0%          99.2%            0.0%           100.0%
   2014          0          $ 0.00             0         0.0%          99.2%            0.0%           100.0%
   2015          0          $ 0.00             0         0.0%          99.2%            0.0%           100.0%
   2016          0          $ 0.00             0         0.0%          99.2%            0.0%           100.0%
Thereafter       0          $ 0.00             0         0.0%          99.2%            0.0%           100.0%
  Vacant         0            NA           2,181         0.8%         100.0%            0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-81

--------------------------------------------------------------------------------
                                RANCHERO VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                 $43,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                             Ranchero Village Co-Op, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.710%
MATURITY DATE                                                  February 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION(1)                                        120 / 360
REMAINING TERM / AMORTIZATION(1)                                       119 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                       Yes
   RENT SUBSIDY(2)              $1,500,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $43,000,000
CUT-OFF DATE BALANCE/PAD                                                 $45,455
CUT-OFF DATE LTV                                                           71.7%
MATURITY DATE LTV                                                          63.1%
UW DSCR ON NCF                                                             1.21x

(1)  Proceeds equal to the loan amount per pad ($45,500) from subsequent shareholder sales will be escrowed in an interest bearing account with 50%
     of the escrowed proceeds applied to reduce principal with no penalty with the remaining funds held in escrow and used for capital improvements or impound subsidy. Said pay down of principal will be allowed once annually on February 11th, beginning February 11, 2007. Principal reduction of more than 10% of the loan or a full pay-off of the loan will be subject to yield maintenance.

(2)  A rent subsidy escrow was established at origination from sales proceeds which will be used to pay $60 per month for any existing tenants for a period of three years after closing.

                      [1 PHOTO OF RANCHERO VILLAGE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Largo, FL
PROPERTY TYPE                                                   Mobile Home Park
SIZE (PADS)                                                                  946
AVERAGE RENT/PAD                                                            $502
OCCUPANCY AS OF JANUARY 5, 2006                                            99.9%
YEAR BUILT / YEAR RENOVATED                                          1974 / 1984
APPRAISED VALUE                                                      $60,000,000
PROPERTY MANAGEMENT                                             Newby Management
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,693,076
UW TOTAL EXPENSES                                                     $2,017,568
UW NET OPERATING INCOME (NOI)                                         $3,675,508
UW NET CASH FLOW (NCF)                                                $3,628,208

NOTES:

                                     A-8-82

--------------------------------------------------------------------------------
                    MARRIOTT RENAISSANCE -- PHILADELPHIA, PA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $39,909,484
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     0.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.720%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   ENGINEERING                  $125,431

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT*                  $47,716
   SEASONALITY RESERVE            $3,291

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $39,909,484
CUT-OFF DATE BALANCE/ROOM                                               $114,354
CUT-OFF DATE LTV                                                           65.4%
MATURITY DATE LTV                                                          55.1%
UW DSCR ON NCF                                                             1.52x

*    $47,716 to be escrowed monthly until the end of the first loan year, with
     4% of monthly revenues escrowed thereafter.

          [1 PHOTO OF MARRIOTT RENAISSANCE -- PHILADELPHIA, PA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Philadelphia, PA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 349
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        78.2%
YEAR BUILT / YEAR RENOVATED                                            1991 / NA
APPRAISED VALUE                                                      $61,000,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      78.0%
UW REVENUES                                                          $14,314,736
UW TOTAL EXPENSES                                                     $9,354,153
UW NET OPERATING INCOME (NOI)                                         $4,960,582
UW NET CASH FLOW (NCF)                                                $4,244,846

*    Based on the trailing 9-month period ending September 30, 2005.

NOTES:

                                     A-8-83

--------------------------------------------------------------------------------
                    MARRIOTT RENAISSANCE -- PHILADELPHIA, PA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

GUESTROOM MIX                    NO. OF ROOMS
------------------------------   ------------
King .........................            210
Double .......................             72
Suites .......................             67
                                          ---
   TOTAL .....................            349
                                          ===

MEETING/BALLROOM SPACE           SQUARE FEET
------------------------------   -----------
Meeting Space ................         5,400
Ballroom .....................         6,600
                                      ------
   TOTAL .....................        12,000
                                      ======

FOOD AND BEVERAGE                SQUARE FEET
------------------------------   -----------
Restaurant ...................         3,600
                                       -----
   TOTAL .....................         3,600
                                       =====

OTHER AMENITIES
------------------------------
Business Center
Indoor Swimming Pool
Health Club

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------

Year .........................         2004 - 2005
Latest Period ................   T12 Ending 9/2005
Occupancy ....................               77.0%
ADR ..........................              $93.95
REVPAR .......................              $72.34
UW Occupancy .................               78.0%
UW ADR .......................              $99.13
UW REVPAR ....................              $77.32

                                     A-8-84

--------------------------------------------------------------------------------
                               MOUNTAIN BAY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $39,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     0.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                           SWIG Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.390%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          117 / 360
LOCKBOX*                                                               Springing

UP-FRONT RESERVES                    None

ONGOING MONTHLY RESERVES
   TAX                                Yes
   INSURANCE                    Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $39,500,000
CUT-OFF DATE BALANCE/SF                                                     $239
CUT-OFF DATE LTV                                                           60.3%
MATURITY DATE LTV                                                          57.8%
UW DSCR ON NCF                                                             1.37x

*    Lockbox is required upon the occurrence of an event of default.

                    [1 PHOTO OF MOUNTAIN BAY PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                       Mountain View, CA
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                165,390
OCCUPANCY AS OF NOVEMBER 30, 2005                                          99.6%
YEAR BUILT / YEAR RENOVATED                                          1970 / 2001
APPRAISED VALUE                                                      $65,500,000
PROPERTY MANAGEMENT                                       CB Richard Ellis, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $6,903,946
UW TOTAL EXPENSES                                                     $2,986,763
UW NET OPERATING INCOME (NOI)                                         $3,917,182
UW NET CASH FLOW (NCF)                                                $3,638,678

                                     A-8-85

--------------------------------------------------------------------------------
                               MOUNTAIN BAY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                  RATINGS*      NET      % OF NET   ACTUAL                  % OF
                                  MOODY'S/    RENTABLE   RENTABLE    RENT                  ACTUAL    DATE OF LEASE
TENANT                           S&P/FITCH   AREA (SF)     AREA       PSF    ACTUAL RENT    RENT      EXPIRATION
------------------------------   ---------   ---------   --------   ------   -----------   ------   --------------

MAJOR TENANTS
   Fenwick & West LLP ........    NR/NR/NR     47,194      28.5%    $39.21    $1,850,477    30.2%      August 2017
   Thoits Insurance
      Services, Inc. .........    NR/NR/NR     16,250       9.8     $52.19       848,076    13.8      October 2009
   Pittiglio Rabin Todd &
      McGrath ................    NR/NR/NR     12,479       7.5     $33.53       418,400     6.8      January 2014
   Hawley Peterson & Snyder ..    NR/NR/NR     10,122       6.1     $35.23       356,598     5.8       August 2016
   RedHat ....................    NR/B/NR      10,120       6.1     $39.34       398,102     6.5    September 2009
                                              -------     -----               ----------   -----
    TOTAL MAJOR TENANTS ......                 96,165      58.1%    $40.26    $3,871,653    63.1%
NON-MAJOR TENANTS ............                 68,508      41.4     $33.06     2,265,113    36.9
                                              -------     -----               ----------   -----
OCCUPIED TOTAL ...............                164,673      99.6%    $37.27    $6,136,766   100.0%
VACANT SPACE .................                    717       0.4
                                              -------     -----
TOTAL ........................                165,390     100.0%
                                              =======     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                           WA BASE                               CUMULATIVE %                    CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF   % OF TOTAL SF      OF SF        % OF ACTUAL        OF ACTUAL
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING*       ROLLING*     RENT ROLLING*   RENT ROLLING*
----------   -----------   --------   --------   -------------   ------------   -------------   -------------

   2006            8        $32.28      7,604         4.6%            4.6%           4.0%             4.0%
   2007           14        $35.30     30,026        18.2%           22.8%          17.3%            21.3%
   2008            3        $34.28      8,571         5.2%           27.9%           4.8%            26.1%
   2009            5        $44.76     31,172        18.8%           46.8%          22.7%            48.8%
   2010            9        $29.40     17,505        10.6%           57.4%           8.4%            57.2%
   2011            0        $ 0.00          0         0.0%           57.4%           0.0%            57.2%
   2012            0        $ 0.00          0         0.0%           57.4%           0.0%            57.2%
   2013            0        $ 0.00          0         0.0%           57.4%           0.0%            57.2%
   2014            2        $33.53     12,479         7.5%           64.9%           6.8%            64.0%
   2015            0        $ 0.00          0         0.0%           64.9%           0.0%            64.0%
   2016            1        $35.23     10,122         6.1%           71.0%           5.8%            69.8%
Thereafter         2        $46.82     47,194        28.5%           99.6%          30.2%           100.0%
  Vacant           0         N/A          717         0.4%          100.0%           0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                     A-8-86

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    GENERAL. For a detailed presentation of certain characteristics of the
     Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
     to the Prospectus Supplement for certain information regarding multifamily
     Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
     certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
     Supplement for certain information relating to the commercial tenants of the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
     certain information relating to cross-collateralized and cross-defaulted
     Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the GSA Offices Pool Loan.

--------------------------------------------------------------------------------
                        SIGNIFICANT SPONSOR CONCENTRATION
--------------------------------------------------------------------------------

                                                                                      % OF      WEIGHTED                 WEIGHTED
                                 # OF LOANS/                           AGGREGATE     CUT-OFF     AVERAGE     WEIGHTED     AVERAGE
                                  MORTGAGED                             CUT-OFF     DATE POOL    CUT-OFF   AVERAGE UW    MORTGAGE
SPONSOR                           PROPERTIES       LOAN NUMBERS      DATE BALANCE    BALANCE    DATE LTV   DSCR ON NCF     RATE
------------------------------   -----------   -------------------   ------------   ---------   --------   -----------   --------

David W. Lichenstein .........       2/13              1,11          $369,214,970      8.7%       80.0%       1.25x       5.520%
Joseph Moinian ...............        1/1               2            $250,000,000      5.9%       71.4%       1.32x       5.680%
Columbia Sussex Corporation ..        7/7      9,19,23,26,30,50,51   $229,976,956      5.4%       68.5%       1.51x       5.703%
Meyer Chetrit, Charles Dayan
   and Yair Levy .............        1/1               3            $205,000,000      4.8%       73.2%       1.16x       5.811%
Triple Net Properties ........        6/6       8,13,17,32,58,107    $202,425,000      4.8%       71.0%       1.25x       5.580%

o    CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Fifteen (15)
     groups of Mortgage Loans, representing approximately 6.3% of the Cut-Off
     Date Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described below) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool.
     The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and/or
     cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage
     Loans are subject to cross-collateralization or cross-default provisions.

                                     A-8-87

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
o    SUBORDINATE FINANCING.

--------------------------------------------------------------------------------
                         EXISTING SUBORDINATE FINANCING
--------------------------------------------------------------------------------

                                                                    % OF CUT-OFF
                                  # OF                                  DATE
EXISTING SUBORDINATE FINANCING   LOANS         LOAN NUMBERS         POOL BALANCE
------------------------------   -----   ------------------------   ------------
Secured by Mortgaged
   Property ..................     1                13                   1.1%
Unsecured Debt ...............     4        114, 257, 264, 279           0.4%
Mezzanine Debt Secured by
   Ownership Interests in
   Borrower ..................     7     3, 4, 10, 21, 47, 57, 84       12.0%
Existing Mezzanine and
   Existing Unsecured ........     1                37                   0.5%

--------------------------------------------------------------------------------
                          FUTURE SUBORDINATE FINANCING
--------------------------------------------------------------------------------

                                  # OF                                           % OF CUT-OFF DATE
FUTURE SUBORDINATE FINANCING     LOANS                LOAN NUMBERS                  POOL BALANCE
------------------------------   -----   -------------------------------------   -----------------

Secured by Mortgaged                                  75, 133, 159                      0.6%
   Property ..................      3                 86, 161, 198                      0.5%
Unsecured and Secured by
   Ownership Interests in                               65, 142                         0.5%
   Borrower ..................      3    1, 5, 11, 12, 16, 21, 22, 25, 35, 40,
Secured by Mortgaged Property             42, 43, 55, 57, 72, 83, 84, 90, 95,
   and Secured by Ownership                112, 120, 124, 135, 138, 144, 165,
   Interests in Borrower .....      2         181, 188, 199, 259, 267, 283             22.5%
Mezzanine Debt Secured by
   Ownership Interests in                                  13                           1.1%
   Borrower ..................     32     6, 7, 10, 27, 47, 56, 71, 104, 222,
Secured by Mortgaged Property                             300                           8.0%
   or Secured by Ownership
   Interests in Borrower .....      1
Unsecured ....................     10

     See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates
Additional Risks" in the Prospectus Supplement.

--------------------------------------------------------------------------------
                                PARI PASSU LOANS
--------------------------------------------------------------------------------

                                               CUT-OFF DATE   % OF CUT-OFF
                                                PRINCIPAL       DATE POOL     % OF PARI     CONTROLLING
                                 LOAN NUMBER     BALANCE         BALANCE     PASSU DEBT     TRANSACTION
                                 -----------   ------------   ------------   ----------   --------------

Prime Outlets Pool ...........        1        $315,340,000       7.5%           50%      WBCMT 2006-C23
Hyatt Center .................        4        $162,500,000       3.8%           50%      WBCMT 2005-C22

--------------------------------------------------------------------------------
                              SUBORDINATE COMPANION
--------------------------------------------------------------------------------

                                               CUT-OFF DATE   % OF CUT-OFF   CUT-OFF SUBORDINATE
                                                 PRINCIPAL      DATE POOL          COMPANION
LOANS                            LOAN NUMBER      BALANCE        BALANCE         LOAN BALANCE       PRIMARY SERVICER
------------------------------   -----------   ------------   ------------   -------------------    -----------------

620 Avenue of the Americas ...         3       $205,000,000       4.8%            $30,000,000         Wachovia Bank
Hohokam Towers ...............        22       $ 35,000,000       0.8%            $ 5,000,000         Wachovia Bank
DEA/ATF Building .............        87       $ 11,280,000       0.3%            $ 1,300,302         Wachovia Bank
SSA -- Austin, TX ............       168       $  5,390,700       0.1%            $   767,645         Wachovia Bank

                                     A-8-88

                                                                         Annex B

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     DISTRIBUTION DATE STATEMENT

                            =========================================================================
                            STATEMENT SECTIONS                                                PAGE(S)
                            ------------------                                                -------
                            Certificate Distribution Detail                                      2
                            Certificate Factor Detail                                            3
                            Reconciliation Detail                                                4
                            Other Required Information                                           5
                            Cash Reconciliation Detail                                           6
                            Ratings Detail                                                       7
                            Current Mortgage Loan and Property Stratification Tables          8 - 16
                            Mortgage Loan Detail                                                17
                            Principal Prepayment Detail                                         18
                            Historical Detail                                                   19
                            Delinquency Loan Detail                                             20
                            Specially Serviced Loan Detail                                   21 - 22
                            Modified Loan Detail                                                23
                            Liquidated Loan Detail                                              24
                            Bond / Collateral Realized Loss Reconciliation                      25
                            Supplemental Reporting                                              26
                            =========================================================================

             DEPOSITOR                                    MASTER SERVICER                                 SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage                      Wachovia Bank, National Association        LNR Partners, Inc.
Securities, Inc.                                  8739 Research Drive                        1601 Washington Avenue
301 South College Street                          URP 4,  NC1075                             Suite 800
Charlotte, NC 28288-1016                          Charlotte, NC 28262                        Miami Beach, FL 33139

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Vickie Taylor
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (305) 229-6614
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.

Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 1 of 26

                                      B-1

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

==================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                                                                                      Additional                        Current
 Class  CUSIP Pass-Through Original  Beginning   Principal     Interest    Prepayment Trust Fund    Total      Ending Subordination
                  Rate     Balance    Balance   Distribution  Distribution  Premium    Expenses  Distribution Balance   Level (1)
======= =====  ========== ========  ==========  ============  ============ ========== ========== ============ =======  ============
  A-1          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-2          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-3          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 A-PB          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-4          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 A-1A          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-M          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  A-J          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   B           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   C           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   D           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   E           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   F           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   G           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   H           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   J           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   K           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   L           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   M           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   N           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   O           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   P           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   Q           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   S           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
   Z           0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
  R-I          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
 R-II          0.000000%     0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
======= =====  ========== ========  ========    ============  ============ ========== ========== ============ =======  ============
Totals                       0.00      0.00         0.00           0.00       0.00        0.00       0.00       0.00      0.00
===================================================================================================================================

================================================================================================
 Class  CUSIP  Pass-Through  Original   Beginning   Interest   Prepayment    Total      Ending
                   Rate      Notional   Notional  Distribution  Premium   Distribution  Notional
                             Amount      Amount                                          Amount
======= =====  ===========  =========  ========== ============ ========== ============= ========
  X-C            0.000000     0.00        0.00        0.00        0.00         0.00      0.00
  X-P            0.000000     0.00        0.00        0.00        0.00         0.00      0.00
================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 2 of 26

                                      B-2

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CERTIFICATE FACTOR DETAIL

===============================================================================================
                                                                   Realized Loss/
 Class  CUSIP  Beginning     Principal      Interest    Prepayment Additional Trust   Ending
                Balance     Distribution  Distribution    Premium     Fund Expenses   Balance
===============================================================================================
  A-1          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-2          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-3          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 A-PB          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-4          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 A-1A          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-M          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  A-J          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   B           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   C           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   D           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   E           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   F           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   G           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   H           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   J           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   K           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   L           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   M           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   N           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   O           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   P           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   Q           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   S           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
   Z           0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
  R-I          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
 R-II          0.00000000    0.00000000    0.00000000   0.00000000    0.00000000     0.00000000
===============================================================================================

==================================================================
               Beginning                                Ending
 Class  CUSIP  Notional      Interest    Prepayment     Notional
                Amount     Distribution    Premium      Amount
==================================================================
  X-C          0.00000000   0.00000000   0.00000000   0.00000000
  X-P          0.00000000   0.00000000   0.00000000   0.00000000
==================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 3 of 26

                                      B-3

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST       Reports Available on the World Wide Web
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                                (301) 815-6600
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL

           ADVANCE SUMMARY                                                       SERVICING FEE SUMMARY

P & I Advances Outstanding                       0.00                Current Period Accrued Servicing Fees                     0.00
Servicing Advances Outstanding                   0.00                Less Servicing Fees on Delinquent Payments                0.00
Reimbursements for Interest on P & I             0.00                Less Reductions to Servicing Fees                         0.00
Advances paid from general collections                               Plus Servicing Fees on Delinquent Payments Received       0.00
Reimbursements for Interest on Servicing         0.00                Plus Adjustments for Prior Servicing Calculation          0.00
Advances paid from general collections                               Total Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

===================================================================================================================================
                       Accrued     Net Aggregate    Distributable Distributable WAC CAP   Additional  Interest     Remaining Unpaid
             Accrual Certificate    Prepayment       Certificate   Certificate  Shortfall Trust Fund Distribution    Distributable
   Class      Days    Interest        Interest         Interest      Interest             Expenses                   Certificate
                                     Shortfall                      Adjustment                                        Interest
===================================================================================================================================
    A-1        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-2        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-3        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   A-PB        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-4        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   A-1A        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-M        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    A-J        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    X-C        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    X-P        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     B         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     C         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     D         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     E         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     F         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     G         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     H         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     J         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     K         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     L         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     M         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     N         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     O         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     P         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     Q         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     S         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
     Z         0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
    R-I        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
   R-II        0        0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
===================================================================================================================================
  Totals                0.00           0.00             0.00           0.00       0.00       0.00        0.00           0.00
===================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 4 of 26

                                      B-4

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Available Distribution Amount                   0.00                 Additional Trust Fund Expenses/(Gains)    0.00
                                                                           Fees Paid to Special Servicer       0.00
                                                                           Interest on Advances                0.00
                                                                           Other Expenses of Trust             0.00
Aggregate Number of Outstanding Loans              0
Aggregate Unpaid Principal Balance of Loans     0.00                 Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans     0.00                 ====================================================
                                                                               Appraisal     Cumulative     Most Recent
                                                                      Loan     Reduction        ASER         App. Red.
                                                                     Number     Effected       Amount           Date
                                                                     ====================================================
Aggregate Amount of Servicing Fee               0.00
Aggregate Amount of Special Servicing Fee       0.00
Aggregate Amount of Trustee Fee                 0.00
Aggregate Stand-by Fee                          0.00
Aggregate Paying Agent Fee                      0.00
Aggregate Trust Fund Expenses                   0.00
                                                                     ====================================================
                                                                       Total
                                                                     ====================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 5 of 26

                                      B-5

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 6 of 26

                                      B-6

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL
                           ========================================================================
                                                    Original Ratings            Current Ratings (1)
                                                   -----------------            -------------------
                           Class       CUSIP       Moody's       S&P            Moody's         S&P
                           ========================================================================
                           A-1
                           A-2
                           A-3
                          A-PB
                           A-4
                          A-1A
                           A-M
                           A-J
                           X-C
                           X-P
                            B
                            C
                            D
                            E
                            F
                            G
                            H
                            J
                            K
                            L
                            M
                            N
                            O
                            P
                            Q
                            S
                            Z
                           R-I
                          R-II
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Moody's Investors Service                      Standard & Poor's Rating Services
99 Church Street                               55 Water Street
New York, New York 10007                       New York, New York 10041
(212) 553-0300                                 (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 7 of 26

                                      B-7

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 8 of 26

                                      B-8

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 9 of 26

                                      B-9

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 10 of 26

                                      B-10

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 11 of 26

                                      B-11

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 12 of 26

                                      B-12

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 13 of 26

                                      B-13

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 14 of 26

                                      B-14

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 15 of 26

                                      B-15

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 16 of 26

                                      B-16

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

MF - Multi-Family      OF - Office        1 - Modification  6 - DPO                10 - Deed in Lieu Of     1 - Maturity Date
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                     Foreclosure             Extension
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved           11 - Full Payoff         2 - Authorization Change
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return     12 - Reps and Warranties 3 - Principal Write-Off
WH - Warehouse         OT - Other         5 - Note Sale         to Master Servicer 13 - Other or TBD        4 - Combination
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 17 of 26

                                      B-17

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 18 of 26

                                      B-18

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 19 of 26

                                      B-19

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 20 of 26

                                      B-20

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of         MF - Multi-Family             OF - Office
2 - Foreclosure    7 - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy     8 - Resolved            11 - Full Payoff             HC - Health Care              LO - Lodging
4 - Extension      9 - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD            MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 21 of 26

                                      B-21

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure    7 - REO                      Foreclosure
3 - Bankruptcy     8 - Resolved            11 - Full Payoff
4 - Extension      9 - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 22 of 26

                                      B-22

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                      MODIFIED LOAN DETAIL

====================================================================================================================================
           Offering
 Loan      Document       Pre-Modification   Post-Modification   Pre-Modification  Post-Modification  Modification    Modification
Number  Cross-Reference       Balance            Balance           Interest Rate     Interest Rate        Date         Description
====================================================================================================================================

====================================================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 23 of 26

                                      B-23

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 24 of 26

                                      B-24

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized      Overcollateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 25 of 26

                                      B-25

                                                                                          For Additional Information please contact
   [WELLS FARGO                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                CTSLink Customer Service
   LOGO OMITTED]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 (301) 815-6600
WELLS FARGO BANK, N.A.                                   SERIES 2006-C23                   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                           @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE:  04/17/2006
COLUMBIA, MD 21045-1951  DETERMINATION  DATE:  04/11/2006                                 RECORD DATE:   03/31/2006

------------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

====================================================================================================================================

====================================================================================================================================

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright, Wells Fargo Bank, N.A.                                                                           Page 26 of 26

                                      B-26

ANNEX C

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate
1	4/15/2006	5.73642%
2	5/15/2006	5.55506%
3	6/15/2006	5.73636%
4	7/15/2006	5.55501%
5	8/15/2006	5.73631%
6	9/15/2006	5.73628%
7	10/15/2006	5.55493%
8	11/15/2006	5.73622%
9	12/15/2006	5.55488%
10	1/15/2007	5.55485%
11	2/15/2007	5.55483%
12	3/15/2007	5.55499%
13	4/15/2007	5.73593%
14	5/15/2007	5.55461%
15	6/15/2007	5.73587%
16	7/15/2007	5.55455%
17	8/15/2007	5.73581%
18	9/15/2007	5.73578%
19	10/15/2007	5.55447%
20	11/15/2007	5.73572%
21	12/15/2007	5.55442%
22	1/15/2008	5.73566%
23	2/15/2008	5.55436%
24	3/15/2008	5.55443%
25	4/15/2008	5.73558%
26	5/15/2008	5.55429%
27	6/15/2008	5.73552%
28	7/15/2008	5.55424%
29	8/15/2008	5.73546%
30	9/15/2008	5.73543%
31	10/15/2008	5.55416%
32	11/15/2008	5.73537%
33	12/15/2008	5.55411%
34	1/15/2009	5.55408%
35	2/15/2009	5.55405%
36	3/15/2009	5.55391%
37	4/15/2009	5.73301%
38	5/15/2009	5.55186%
39	6/15/2009	5.73295%
40	7/15/2009	5.55180%
41	8/15/2009	5.73289%
42	9/15/2009	5.73286%
43	10/15/2009	5.55172%
44	11/15/2009	5.73279%
45	12/15/2009	5.55167%
46	1/15/2010	5.55164%
47	2/15/2010	5.55162%
48	3/15/2010	5.55198%
49	4/15/2010	5.73263%
50	5/15/2010	5.55152%
51	6/15/2010	5.73255%
52	7/15/2010	5.55145%
53	8/15/2010	5.73248%
54	9/15/2010	5.73315%
55	10/15/2010	5.55359%
56	11/15/2010	5.73541%
57	12/15/2010	5.55439%
58	1/15/2011	5.55564%
59	2/15/2011	5.55224%
60	3/15/2011	5.55648%
61	4/15/2011	5.73903%
62	5/15/2011	5.55592%
63	6/15/2011	5.73898%
64	7/15/2011	5.55588%
65	8/15/2011	5.73893%
66	9/15/2011	5.73891%
67	10/15/2011	5.55581%
68	11/15/2011	5.73885%
69	12/15/2011	5.55599%
70	1/15/2012	5.73902%
71	2/15/2012	5.55594%
72	3/15/2012	5.55611%
73	4/15/2012	5.73894%
74	5/15/2012	5.55587%
75	6/15/2012	5.73888%
76	7/15/2012	5.55582%
77	8/15/2012	5.73882%
78	9/15/2012	5.73972%
79	10/15/2012	5.55663%
80	11/15/2012	5.73966%
81	12/15/2012	5.55804%
82	1/15/2013	5.56067%
83	2/15/2013	5.56282%
84	3/15/2013	5.56347%

C-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

CLASS A-PB
PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	03/07/06	252,071,000.00
1	04/15/06	252,071,000.00
2	05/15/06	252,071,000.00
3	06/15/06	252,071,000.00
4	07/15/06	252,071,000.00
5	08/15/06	252,071,000.00
6	09/15/06	252,071,000.00
7	10/15/06	252,071,000.00
8	11/15/06	252,071,000.00
9	12/15/06	252,071,000.00
10	01/15/07	252,071,000.00
11	02/15/07	252,071,000.00
12	03/15/07	252,071,000.00
13	04/15/07	252,071,000.00
14	05/15/07	252,071,000.00
15	06/15/07	252,071,000.00
16	07/15/07	252,071,000.00
17	08/15/07	252,071,000.00
18	09/15/07	252,071,000.00
19	10/15/07	252,071,000.00
20	11/15/07	252,071,000.00
21	12/15/07	252,071,000.00
22	01/15/08	252,071,000.00
23	02/15/08	252,071,000.00
24	03/15/08	252,071,000.00
25	04/15/08	252,071,000.00
26	05/15/08	252,071,000.00
27	06/15/08	252,071,000.00
28	07/15/08	252,071,000.00
29	08/15/08	252,071,000.00
30	09/15/08	252,071,000.00
31	10/15/08	252,071,000.00
32	11/15/08	252,071,000.00
33	12/15/08	252,071,000.00
34	01/15/09	252,071,000.00
35	02/15/09	252,071,000.00
36	03/15/09	252,071,000.00
37	04/15/09	252,071,000.00
38	05/15/09	252,071,000.00
39	06/15/09	252,071,000.00
40	07/15/09	252,071,000.00
41	08/15/09	252,071,000.00
42	09/15/09	252,071,000.00
43	10/15/09	252,071,000.00
44	11/15/09	252,071,000.00
45	12/15/09	252,071,000.00
46	01/15/10	252,071,000.00
47	02/15/10	252,071,000.00
48	03/15/10	252,071,000.00
49	04/15/10	252,071,000.00
50	05/15/10	252,071,000.00
51	06/15/10	252,071,000.00
52	07/15/10	252,071,000.00
53	08/15/10	252,071,000.00
54	09/15/10	252,071,000.00
55	10/15/10	252,071,000.00
56	11/15/10	252,071,000.00
57	12/15/10	252,071,000.00
58	01/15/11	252,071,000.00
59	02/15/11	252,070,953.39
60	03/15/11	247,674,262.97
61	04/15/11	244,460,764.98
62	05/15/11	240,831,411.92
63	06/15/11	237,584,795.98
64	07/15/11	233,923,238.02
65	08/15/11	230,638,289.19
66	09/15/11	227,337,442.50
67	10/15/11	223,622,210.46
68	11/15/11	220,287,408.01
69	12/15/11	216,539,156.35
70	01/15/12	213,170,073.64
71	02/15/12	209,765,951.23
72	03/15/12	205,547,729.07
73	04/15/12	202,106,716.99
74	05/15/12	198,251,434.80
75	06/15/12	194,775,110.91
76	07/15/12	190,885,490.41
77	08/15/12	187,373,517.22
78	09/15/12	183,844,546.95
79	10/15/12	179,903,731.48
80	11/15/12	176,228,714.49
81	12/15/12	172,137,144.18
82	01/15/13	168,387,550.61
83	02/15/13	164,573,884.19
84	03/15/13	159,481,235.06
85	04/15/13	155,624,533.01
86	05/15/13	151,330,405.01
87	06/15/13	147,434,317.40
88	07/15/13	143,101,889.95
89	08/15/13	139,166,040.98
90	09/15/13	135,211,173.23
91	10/15/13	130,821,586.62
92	11/15/13	126,826,396.68
93	12/15/13	122,397,599.84
94	01/15/14	118,361,702.98
95	02/15/14	114,306,303.37
96	03/15/14	108,994,258.40
97	04/15/14	104,893,592.55
98	05/15/14	100,362,228.48
99	06/15/14	96,219,849.31
100	07/15/14	91,647,922.24
101	08/15/14	87,463,431.76
102	09/15/14	83,258,719.70
103	10/15/14	78,626,178.67
104	11/15/14	74,378,760.53
105	12/15/14	69,704,691.10
106	01/15/15	60,701,093.26
107	02/15/15	23,831,589.56
108	03/15/15	18,305,299.23
109	04/15/15	13,962,327.02
110	05/15/15	9,196,561.19
111	06/15/15	4,809,565.38
112	07/15/15	989.94
113	08/15/15	0.00

D-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption "RISK FACTORS" on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

February     , 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
General	50
Mortgage Loans—Leases	50
CMBS	54
Certificate Accounts	54
Credit Support	55
Cash Flow Agreements	55
Pre-Funding	55
YIELD CONSIDERATIONS	56
General	56
Pass-Through Rate	56
Payment Delays	56
Shortfalls in Collections of Interest Resulting from Prepayments	56
Prepayment Considerations	56
Weighted Average Life and Maturity	58
Controlled Amortization Classes and Companion Classes	59
Other Factors Affecting Yield, Weighted Average Life and Maturity	59
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
General	62
Distributions	62
Distributions of Interest on the Certificates	63
Distributions of Principal of the Certificates	64
Components	64
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	64
Allocation of Losses and Shortfalls	65
Advances in Respect of Delinquencies	65
Reports to Certificateholders	66
Voting Rights	67
Termination	67
Book-Entry Registration and Definitive Certificates	68
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
General	70
Assignment of Mortgage Assets; Repurchases	70
Representations and Warranties; Repurchases	71
Certificate Account	72
Collection and Other Servicing Procedures	75
Realization upon Defaulted Mortgage Loans	76
Hazard Insurance Policies	77
Due-on-Sale and Due-on-Encumbrance Provisions	78

Servicing Compensation and Payment of Expenses	78
Evidence as to Compliance	79
Certain Matters Regarding the Master Servicer and the Depositor	79
Events of Default	80
Rights upon Event of Default	81
Amendment	81
List of Certificateholders	82
The Trustee	82
Duties of the Trustee	82
Certain Matters Regarding the Trustee	82
Resignation and Removal of the Trustee	83
DESCRIPTION OF CREDIT SUPPORT	84
General	84
Subordinate Certificates	84
Cross-Support Provisions	84
Insurance or Guarantees with Respect to Mortgage Loans	85
Letter of Credit	85
Certificate Insurance and Surety Bonds	85
Reserve Funds	85
Credit Support with Respect to CMBS	86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
General	86
Types of Mortgage Instruments	87
Leases and Rents	87
Personalty	87
Cooperative Loans	87
Junior Mortgages; Rights of Senior Lenders	88
Foreclosure	89
Bankruptcy Laws	93
Environmental Considerations	96
Due-on-Sale and Due-on-Encumbrance	97
Subordinate Financing	97
Default Interest and Limitations on Prepayments	98
Certain Laws and Regulations; Types of Mortgaged Properties	98
Applicability of Usury Laws	98
Servicemembers Civil Relief Act	98
Americans with Disabilities Act	99
Forfeiture in Drug, RICO and Money Laundering Violations	99
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
Federal Income Tax Consequences for REMIC Certificates	101
General	101
REMICs	101
Taxation of Owners of REMIC Regular Certificates	103
Taxation of Owners of REMIC Residual Certificates	109
Prohibited Transactions Tax and Other Taxes	116
Termination	117
Reporting and Other Administrative Matters	117
Backup Withholding with Respect to REMIC Certificates	118
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	118

General	118
Characterization of Investments in Grantor Trust Certificates	119
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
General	127
Prohibited Transaction Exemptions	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels and motels;

•	office buildings;

•	nursing homes;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	warehouse, mini-warehouse or self-storage facilities;

•	mobile home parks and manufactured housing communities;

•	mixed use properties; and

•	other types of commercial properties.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of junior certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	guarantees;

•	reserve funds; and/or

•	other types of credit support described in the accompanying prospectus supplement and a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements;

•	yield supplement agreements; or

•	other types of similar agreements described in the accompanying prospectus supplement.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	"regular interests" or "residual interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under "RISK FACTORS", summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations

•	adverse local or national economic conditions; and

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building's tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility's age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower's equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "—Mortgage Loans—Leases", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents" in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "—Leases" above.

While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under "DESCRIPTION OF CREDIT SUPPORT" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements" above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See "RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment" in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses" in this prospectus.

Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" and "—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates" in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments", exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See "RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "YIELD CONSIDERATIONS" in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "—General" above. To that extent, the descriptions set forth under "—Distributions of Interest on the Certificates" and "—Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of EquityParticipations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates" in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default", "—Rights upon Event of Default" and "—Resignation and Removal of the Trustee" in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the depositor any of the underwriters takes any responsibility for the accuracy or completeness thereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

(v)    any advances made as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "—Assignment of Mortgage Assets; Repurchases" and "—Representations and Warranties; Repurchases" above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "—Realization upon Defaulted Mortgage Loans" below; and all liquidation proceeds resulting from any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES—Termination" in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "—Servicing Compensation and Payment of Expenses" below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "—Hazard Insurance Policies" below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "—Realization Upon Defaulted Mortgage Loans" below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Master Servicer and the Depositor" below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Trustee" below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Prohibited Transactions Tax and Other Taxes" in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "—Certificate Account" above and "—Servicing Compensation and Payment of Expenses" below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations" in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments" in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c) the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d) a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the accompanying prospectus supplement, or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" in this prospectus.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases" in this prospectus. For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "—Environmental Considerations" below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "—Bankruptcy Laws" below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "—Foreclosure—Cooperative Loans" below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "—Leases and Rents" above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property)

related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans" in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "STATE AND OTHER TAX CONSEQUENCES" in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See " —Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "—Market Discount" above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under "—Market Discount" and "—Premium" above.

REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "—Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "—Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under "—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount" above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "—Sales of REMIC Residual Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "—General" above.

Excess Inclusions.    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "—Foreign Investors in REMIC Residual Certificates" below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)   the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual's adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "—Basis Rules, Net Losses and Distributions" above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a "disqualified organization" generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	"obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

•	"real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions" above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "—Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "—If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "—Sales of Grantor Trust Certificates" below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "—If Stripped Bond Rules Do Not Apply" and "—Market Discount."

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "—Grantor Trust Reporting" below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium" above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—If Stripped Bond Rules Do Not Apply" above. Further, under the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in "—If Stripped Bond Rules Apply" above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "—Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "—If Stripped Bond Rules Apply" above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in "widely held fixed investment trusts" and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificatcholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates" above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA

CONSIDERATIONS", the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "METHOD OF DISTRIBUTION" in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. § 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets,

LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be.

A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

"Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

"Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates" in this prospectus.

"Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

"Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

"Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

"DTC" means The Depository Trust Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

"Loan-to-Value Ratio" means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

"Net Operating Income" means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

"REMIC" means a "real estate mortgage investment conduit" under the Code.

"REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

"REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

"Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

"Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

The file ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’ file.

To open the file, insert the diskette into your floppy drive. Copy the file ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Copy the file ‘‘WBCMT 2006-C23 Free Writing Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or ‘‘A-6 Debt Service Payment Schedule for the GSA Offices Pool Loan’’, respectively.

*    Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement
Summary of Prospectus Supplement	S-6
Overview of the Certificates	S-7
The Parties	S-9
Important Dates and Periods	S-13
The Certificates	S-14
The Mortgage Loans	S-34
Risk Factors	S-49
Description of the Mortgage Pool	S-95
Servicing of the Mortgage Loans	S-149
Description of the Certificates	S-175
Yield and Maturity Considerations	S-211
Material Federal Income Tax Consequences	S-221
ERISA Considerations	S-222
Legal Investment	S-225
Certain Relationships Among Parties	S-225
Legal Matters	S-226
Ratings	S-226
Index of Defined Terms	S-228
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSORS	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$3,859,746,000
(Approximate)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2006-C23

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

NOMURA

Banc of America Securities

Deutsche Bank Securities

Goldman, Sachs & Co.

JPMorgan

February   , 2006